AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28,2005 REGISTRATION NO. 333-130244
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                               AMENDMENT NO. 2 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ---------------------------
                                 SPACEDEV, INC.
             (Exact name of registrant as specified in its charter)

             COLORADO                                       84-1374613
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          ---------------------------
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ---------------------------
                                 JAMES W. BENSON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 SPACEDEV, INC.
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2020
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------
                                   Copies to:

John D. Tishler, Esq.
Andreas F. Pour, Esq.. . . . . . . . . .  Scott Tibbitts
Robert L. Wernli, Jr., Esq.. . . . . . .  Chairman and Chief Executive Officer  Michael L. Weiner, Esq.
Sheppard, Mullin, Richter & Hampton, LLP  Starsys Research Corporation          Holland & Hart, LLP
12544 High Bluff Drive, Suite 300. . . .  4909 Nautilus Court North             555 17th Street, Suite 3200
San Diego, CA 92130. . . . . . . . . . .  Boulder, CO  80301                    Denver, CO 80202

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions set forth in the Agreement and Plan of Merger and Reorganization dated as of October 24, 2005 described in the enclosed joint proxy statement/prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                     PAGE


                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                     PAGE


                                 SPACEDEV, INC.
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064

                          ---------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 30 , 2006


To the Shareholders of SpaceDev, Inc.:


     Notice is hereby given that a special meeting of the shareholders of SpaceDev, Inc. ("SpaceDev") will be held at SpaceDev's offices at 13855 Stowe
Drive,  Poway,  CA  92064,  on   Monday, January 30, 2006 , at 9:00  A.M.
Pacific Standard  Time,  for  the  following  purposes:

     PROPOSAL NO. 1 - To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the
     merger  agreement)   dated  as  of  October 24, 2005,  as amended, among
     Starsys Research Corporation ("Starsys"), SpaceDev, Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and Certain other parties, and to approve the merger contemplated thereby and the issuance and reservation for issuance of shares of SpaceDev common stock to Starsys shareholders pursuant to the merger agreement.

     PROPOSAL NO. 2 - To approve amendments to the SpaceDev 2004 Equity Incentive Plan: (1) to increase by 3,000,000 shares of common stock the number of authorized shares under the plan; (2) to add per person annual share award limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options.

     PROPOSAL NO. 3 - To approve an amendment to SpaceDev's Articles of Incorporation to increase the number of authorized shares of common stock by 50,000,000 shares, to a total of 100,000,000 shares.

     PROPOSAL NO. 4 - To give to SpaceDev's board of directors discretionary authority to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in one or more private financings.

     THE BOARD OF DIRECTORS OF SPACEDEV UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE. These proposals are more fully described in the accompanying joint proxy statement/prospectus, which we urge you to read very carefully. Only SpaceDev shareholders of record at the close of business on December 9, 2005, the record date, are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A list of shareholders eligible to vote at the meeting will be available for your review during SpaceDev's regular business hours at its headquarters in Poway, California for at least ten days prior to the special meeting for any purpose related to the special meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE SPECIAL MEETING AND TO VOTE YOUR SHARES IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING.

                                     By  Order  of  the  Board  of  Directors,

                                     /s/  Richard  B.  Slansky
                                     -------------------------------------
                                     Richard  B.  Slansky
                                     Corporate  Secretary


                                     PAGE


                          STARSYS RESEARCH CORPORATION
                            4909 NAUTILUS COURT NORTH
                             BOULDER, COLORADO 80301

                          ---------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD  JANUARY 30 , 2006


                          ---------------------------

To  the  Shareholders  of  Starsys  Research  Corporation  :

     Notice is hereby given that a special meeting of the shareholders of Starsys Research Corporation ("Starsys") will be held at Starsys' offices at 4909 Nautilus Court North, Boulder, Colorado 80301 on Monday, January 30,
2006, at  10:00  A.M.  Mountain  Standard  Time,  for  the  following  purposes:

     PROPOSAL NO. 1 - To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005, as amended, among Starsys, SpaceDev, Inc. ("SpaceDev"), Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby.

     PROPOSAL NO. 2 - To approve the appointment and authorization of Scott Tibbitts, the Chairman and Chief Executive Officer of Starsys, as the shareholder agent under the merger agreement and related escrow agreement.

     THE BOARD OF DIRECTORS OF STARSYS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS DESCRIBED ABOVE. The proposals are more fully described in the accompanying joint proxy statement/prospectus, which we urge you to read very carefully. Only Starsys shareholders of record at the close of business on December 1, 2005, the record date, and participants in the separate plan holding Starsys common stock under the Starsys 401(k) and Stock Bonus Plan dated August 4, 1997, are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A list of shareholders eligible to vote at the meeting will be available for your review during Starsys' regular business hours at its headquarters in Boulder, Colorado for at least ten days prior to the special meeting for any purpose related to the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE SPECIAL MEETING AND TO VOTE YOUR SHARES IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING.

                                      By  Order  of  the  Board  of  Directors,

                                      /s/  Scott  Tibbitts
                                      --------------------------------
                                      Scott  Tibbitts
                                      Chairman  and  Chief  Executive  Officer


                                     PAGE


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SPACEDEV, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 29 , 2005

Dear Shareholders of SpaceDev, Inc. and Starsys Research Corporation:

     We are pleased to report that the boards of directors of SpaceDev, Inc. ("SpaceDev") and Starsys Research Corporation ("Starsys") have each approved the Agreement and Plan of Merger and Reorganization, as amended, (referred to in this joint proxy statement/prospectus as the merger agreement) providing for a reorganization involving our two companies. Pursuant to the merger, SpaceDev will acquire Starsys. Before we c an complete the reorganization, we are seeking the approval of each of our company's shareholders to the
 merger  and   some   related   matters.   We   are   sending   you  this
joint proxy statement/prospectus to ask you to vote in favor of the merger agreement and these other matters.

     Starsys shareholders will be entitled to receive the following consideration at the effective time of the merger, subject to reduction as provided in the merger agreement: (1) cash in the aggregate amount of up to $1,500,000; and (2) an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the 20 trading days preceding the merger, but not less than $1.40 or more than $1.90. The cash and shares to be paid at the closing of the merger are subject to reduction for transaction expenses and a working capital adjustment. Starsys management anticipates that,
after these reductions, only approx.  $547,000  in  cash and   $6,152,000
in shares of SpaceDev common stock, calculated as described above, will be paid to Starsys shareholders at the closing of the merger. Approximately one half of the shares issued pursuant to the merger at the closing or for the first performance period will be placed in escrow to satisfy indemnification obligations of Starsys shareholders under the merger agreement and to pay certain expenses of the shareholder agent. Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the Starsys business of certain performance criteria after the closing, additional performance consideration consisting of up to an aggregate of $1,050,000 in cash and shares of SpaceDev common stock valued at up to $18,000,000, subject to reduction for some merger related expenses and to the aforesaid escrow arrangements. For more information, see "The Merger - Merger Consideration" beginning on page 57.

     SpaceDev has scheduled a special meeting of shareholders at which SpaceDev will be submitting the merger-related proposals as well as several additional proposals for the consideration and approval of its shareholders. Starsys has also scheduled a special meeting for its shareholders to vote on the merger and a related proposal. The dates and times of these meetings are set forth in this joint proxy statement/prospectus.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card to SpaceDev or Starsys, as applicable. WE ENCOURAGE YOU TO READ THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND WE ESPECIALLY ENCOURAGE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15. This document provides you with detailed information about the merger and the other proposals of SpaceDev and the merger and related proposal of Starsys. As described in the next few pages, you can also find more information about SpaceDev from publicly available documents on file with the Securities and Exchange Commission. SpaceDev's common stock trades on the OTC Bulletin Board under the symbol "SPDV.OB," and the last reported sale price of shares of SpaceDev's common stock on December 16, 2005 was $1.48.

     We enthusiastically support this reorganization, and we join with the members of our boards of directors in recommending that you vote FOR the merger agreement, the merger and the other proposals.

         JAMES W. BENSON                                 SCOTT TIBBITTS
Chairman and Chief Executive Officer        Chairman and Chief Executive Officer
          SpaceDev, Inc.                         Starsys Research Corporation

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SPACEDEV COMMON STOCK ISSUED PURSUANT TO THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                     PAGE


     This joint proxy statement/prospectus is dated December 29, 2005 and is first being mailed to shareholders on or about December 29, 2005.

IF YOU ARE A STARSYS SHAREHOLDER, PLEASE COMPLETE, SIGN AND RETURN THE FOLLOWING
--------------------------------------------------------------------------------
DOCUMENTS  TO  THE EXCHANGE AGENT, CONTINENTAL STOCK TRANSFER & TRUST CO., ATTN:
--------------------------------------------------------------------------------
REORGANIZATION  DEPARTMENT,  17  BATTERY  PLACE,  NEW  YORK,  NY  10004:
------------------------------------------------------------------------

     -     The proxy card;
     -     The letter of transmittal and Form W-9; and
     -     Your original Starsys stock certificate(s) endorsed for  transfer
           (or affidavit in lieu of a lost, mutilated or destroyed certificate).


Please use the enclosed envelope to send your original signed documents to the exchange agent, and also please fax a copy of such documents to the attention of Hillary Hebert of Holland & Hart, LLP at (303) 295-8261. The exchange agent must receive your original signed documents by close of business on January 26, 2005. If you do not send your original signed documents to the exchange agent by the due date, you may bring them to the Starsys shareholder meeting. Payment for your shares will only be made upon receipt of a completed and signed letter of transmittal and your original stock certificates (or affidavit in lieu of a lost, mutilated or destroyed certificate). If the merger is not consummated, your original stock certificate will be returned to you.



                             ADDITIONAL INFORMATION

     This  joint  proxy  statement/prospectus:

- Incorporates important business and financial information about SpaceDev from documents filed with the Securities and Exchange Commission that is not included in or delivered with this document but is available online at http://www.sec.gov, as well as from other sources; and

- Does not include some information included in the registration statement on Form S-4 filed with the Securities and Exchange Commission by SpaceDev, of which this joint proxy statement/prospectus is a part, or information included in the exhibits to the registration statement.

     The information described above is available to you without charge upon your written or oral request. You can obtain any of the information described above by requesting it in writing or by telephone from SpaceDev at the following address and telephone number:

                                 SpaceDev, Inc.
                                13855 Stowe Drive
                                 Poway, CA 92064
                          Attention: Investor Relations
                                 (858) 375-2026


     IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETINGS, SPACEDEV SHOULD RECEIVE YOUR REQUEST NO LATER THAN JANUARY
23, 2006, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE OF SPACEDEV'S SPECIAL MEETING.

     Please  also  see  "Where  You Can Find More Information" beginning on page
157.

     If you have any questions about the merger, the non merger-related proposals of SpaceDev or the meetings of SpaceDev and Starsys, including the procedures for voting your shares, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, please contact:


                           FOR SPACEDEV SHAREHOLDERS:

                                 SpaceDev, Inc.
                                13855 Stowe Drive
                                 Poway, CA 92064
                          Attention: Investor Relations
                                 (858) 375-2026

                            FOR STARSYS SHAREHOLDERS:

                          Starsys Research Corporation
                            4909 Nautilus Court North
                             Boulder, Colorado 80301
                       Attention:  Chief Executive Officer
                                 (303) 583-1400


                                      PAGE


     The "SpaceDev" family of related marks, images and symbols are the properties, trademarks and service marks of SpaceDev. The "Starsys" family of related marks, images and symbols are the properties, trademarks and service marks of Starsys. Additional company and product names may be trademarks of their respective owners.

                                     PAGE


                                TABLE OF CONTENTS
                                -----------------
                                                                                  Page

SUMMARY                                                                              1
QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION, THE SPACEDEV SPECIAL
     MEETING, THE STARSYS SPECIAL MEETING, THE COMPANIES AND THE MERGER              1
     The Companies                                                                   4
     The Merger                                                                      5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                                   14
COMPARATIVE PER SHARE MARKET VALUE                                                  14
RISK FACTORS                                                                        15
     Risks Related to the Merger                                                    15
     Risks Related to the Combined Company Following the Merger                     18
SPECIAL MEETING OF SPACEDEV SHAREHOLDERS                                            30
SPECIAL MEETING OF STARSYS SHAREHOLDERS                                             35
SPACEDEV PROPOSAL NO. 1 AND STARSYS PROPOSAL NO. 1 -  THE MERGER                    38
     Background of the Merger                                                       38
     SpaceDev's Reasons for the Merger                                              40
     Interests of Certain SpaceDev Persons in the Merger                            42
     Starsys' Reasons for the Merger                                                42
     Interests of Certain Starsys Persons in the Merger                             44
     Material United States Federal Income Tax Considerations                       46
     Anticipated Accounting Treatment                                               50
     Appraisal and Dissenters' Rights                                               50
     Governmental and Regulatory Matters                                            53
     Listing of SpaceDev Common Stock to be Issued in the Merger                    54
     Restriction on Resales of SpaceDev Common Stock                                54
     Standstills and Lockups                                                        54
THE MERGER AGREEMENT                                                                56
     The Merger                                                                     56
     Completion and Effectiveness of the Merger                                     56
     Merger Consideration                                                           57
     Starsys Options and Warrants                                                   61
     Exchange of Stock Certificates                                                 62
     Share Adjustments                                                              62
     Representations and Warranties                                                 62
     Indemnification                                                                65
     Shareholder Agent                                                              66
     Conduct of Business Before Completion of the Transaction                       67
     No Solicitation of Other Proposals                                             69
     Shareholder Meetings and Recommendation of Boards of Directors                 69
     SpaceDev Private Placement                                                     70
     Conditions to Completion of the Merger                                         70
     SpaceDev Post-Closing Covenants                                                73
     Termination of the Merger Agreement                                            74
     Fees and Expenses                                                              76
     Amendment, Extension and Waiver of the Merger Agreement                        76
SPACEDEV PROPOSAL NO. 2 -  AMENDMENT OF THE 2004 EQUITY INCENTIVE
     PLAN                                                                           77
     Summary of the 2004 Equity Incentive Plan                                      77
SPACEDEV PROPOSAL NO. 4 - AUTHORIZATION TO SELL MORE THAN 20% OF SPACEDEV'S
     COMMON STOCK IN PRIVATE OFFERINGS                                              84
STARSYS PROPOSAL NO. 2 -  APPOINTMENT AND AUTHORIZATION OF SCOTT TIBBITTS  AS
     SHAREHOLDER AGENT UNDER THE MERGER AGREEMENT                                   87
UNAUDITED PRO FORMA  COMBINED CONSOLIDATED FINANCIAL STATEMENTS                     89


                                      -i-


COMPARISON OF RIGHTS OF SHAREHOLDERS OF SPACEDEV AND SHAREHOLDERS OF
     STARSYS                                                                        96
INFORMATION REGARDING BUSINESS OF SPACEDEV                                         104
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS OF SPACEDEV                                                        116
OWNERSHIP OF SPACEDEV COMMON STOCK                                                 129
DESCRIPTION OF SPACEDEV CAPITAL STOCK                                              131
MANAGEMENT OF SPACEDEV AFTER THE MERGER                                            132
INFORMATION REGARDING BUSINESS OF STARSYS                                          143
OWNERSHIP OF STARSYS COMMON STOCK                                                  148
DESCRIPTION OF STARSYS CAPITAL STOCK                                               149
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS OF STARSYS                                                         150
WHERE YOU CAN FIND MORE INFORMATION                                                157

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                         F-1
Consolidated Financial Statements of SpaceDev, Inc., for the Nine Month Period
Ended September 30, 2005
     Consolidated Balance Sheets (Unaudited)                                       F-2
     Consolidated Statements of Operations (Unaudited)                             F-4
     Consolidated Statements of Cash Flows (Unaudited)                             F-5
     Notes to Consolidated Financial Statements                                    F-7

Consolidated Financial Statements of SpaceDev, Inc., for the Fiscal Year Ended
December 31, 2004
     Report of Independent Registered Public Accounting Firm                      F-16
     Consolidated Balance Sheets                                                  F-17
     Consolidated Statements of Operations                                        F-19
     Consolidated Statements of Stockholders' Equity (Deficit)                    F-20
     Consolidated Statements of Cash Flows                                        F-23
     Notes to Consolidated Financial Statements                                   F-25

STARSYS RESEARCH CORPORATION
----------------------------
                                                                                  PAGE
                                                                                  ----
Financial Statements for the Nine Month Period Ended September 30, 2005
     Balance Sheet (Unaudited)                                                    F-40
     Statement of Operations (Unaudited)                                          F-41
     Statement of Cash Flows (Unaudited)                                          F-42
     Notes to Condensed Consolidated Financial Statements                         F-43

Financial Statements for the Fiscal Year Ended December 31, 2004
     Independent Auditor's Report                                                 F-53
     Balance Sheets                                                               F-54
     Statements of Liabilities and Stockholders' Equity (Deficit)                 F-55
     Statements of Operations                                                     F-56
     Statements of Stockholders' Equity (Deficit)                                 F-57
     Statements of Cash Flows                                                     F-58
     Summary of Significant Accounting Policies                                   F-60
     Notes to Financial Statements                                                F-63

ANNEX A: Agreement and Plan of Merger and Reorganization dated October 24, 2005
ANNEX B: Article 113 of the Colorado Business Corporation Act
ANNEX C: Chapter 13 of the California General Corporation Law
ANNEX D: Amendment No. 2 to the SpaceDev, Inc. 2004 Equity Incentive Plan
ANNEX E: Articles of Amendment of Articles of Incorporation of SpaceDev, Inc.
ANNEX F: Letter of Transmittal



                                      -ii-


                                     SUMMARY
                                     -------

                              QUESTIONS AND ANSWERS
ABOUT THIS PROXY SOLICITATION, THE SPACEDEV SPECIAL MEETING, THE STARSYS SPECIAL
                      MEETING, THE COMPANIES AND THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding this proxy solicitation, the SpaceDev special meeting, the Starsys special meeting, the companies and the merger. These questions and answers may not address all of the information that may be important to you. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus and in the documents referred to or incorporated by reference in this joint proxy statement/prospectus.

Q:     WHY  AM  I  RECEIVING  THIS  JOINT  PROXY  STATEMENT/PROSPECTUS?

A: You are receiving this joint proxy statement/prospectus because you have been identified as a shareholder of either SpaceDev or Starsys, and thus you may be entitled to vote at the upcoming special meeting of shareholders of either SpaceDev or Starsys, as applicable. This document serves as both a joint proxy statement of SpaceDev and Starsys, used to solicit proxies for the meetings, and as a prospectus of SpaceDev, used to offer shares of SpaceDev common stock to the Starsys shareholders pursuant to the terms of the merger agreement. This document contains important information about the merger, the shareholder proposals of SpaceDev and Starsys and the meetings of SpaceDev and Starsys, and you should read it carefully.

Q:     HOW  MANY  VOTES  DO  SPACEDEV  SHAREHOLDERS  HAVE?

A:     Each  holder  of record of SpaceDev common stock on December 9, 2005 will be entitled to one vote for each share of common stock held of record on that date.

Q:     HOW  MANY  VOTES  DO  STARSYS  SHAREHOLDERS  HAVE?

A: Each holder of record of Starsys common stock as of December 1, 2005 and participants in the separate plan holding Starsys common stock under the Starsys 401(k) and Stock Bonus Plan dated August 4, 1997, will be entitled to one vote for each share of common stock held on that date.

Q:     WHAT  DO  I  NEED  TO  DO  NOW?

A: We urge you to read this joint proxy statement/prospectus carefully and then vote your proxy for the relevant proposals. If you are a SpaceDev shareholder, you may vote in person at the SpaceDev special meeting or vote by proxy using the enclosed SpaceDev proxy card.

- To vote in person, attend the special meeting, and you will be given a ballot when you arrive.

- To vote by proxy, simply complete, sign and date the applicable enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the meeting, your shares will be voted as you direct.

- If your shares are held in "street name" by your broker, you should follow the instructions provided by your broker regarding how to instruct your broker to vote your shares.

     If you are a Starsys shareholder, you may vote in person at the Starsys special meeting or vote by proxy using the enclosed Starsys proxy card.

- To vote in person, attend the special meeting, and you will be given a ballot when you arrive.

- To vote by proxy, simply complete, sign and date the applicable enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the meeting, your shares will be voted as you direct.

     Please also see the instructions included with the applicable enclosed proxy card. Regardless of whether you return your proxy, you may attend the applicable meeting and vote your shares in person. Please note, however, that if your SpaceDev shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name or you must bring an account statement or other acceptable evidence of ownership of SpaceDev common stock as of the close of business on December 9, 2005, the record date for voting.

Q:     WHAT  HAPPENS  IF  I  DO  NOT  VOTE?

A: The failure of a SpaceDev shareholder to vote in person or by proxy may have the effect of voting AGAINST SpaceDev Proposal No. 1 and will have the effect of voting AGAINST Proposal No. 3. The failure of a SpaceDev shareholder to vote in person or by proxy will not directly affect the outcome of any of the other SpaceDev proposals but will reduce the number of votes required to approve these proposals and could also contribute to a failure to meet a quorum for the meeting.

     The failure of a Starsys shareholder to vote in person or by proxy will have the effect of voting AGAINST Starsys Proposal No. 1 and Proposal No. 2. In addition, the merger agreement contains a closing condition requiring the affirmative vote of 98% of the shares of outstanding Starsys common stock for Proposal No. 1, which condition SpaceDev may waive.

Q:     WHAT  VOTES  ARE  REQUIRED  TO  APPROVE  THE  SPACEDEV  PROPOSALS?


A: PROPOSAL NO. 1 - If the shares of SpaceDev common stock are not listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, adoption and approval of the merger agreement and approval of the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger will require the affirmative vote of a majority of the outstanding shares of SpaceDev common stock. In addition, the merger agreement contains a closing condition in favor of SpaceDev and Starsys that not more than 1.5% of outstanding SpaceDev shares will have exercised, or retained the right to exercise, dissenters' rights, which condition SpaceDev and Starsys may waive. If the shares of SpaceDev common stock are listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, adoption and approval of the merger agreement and approval of the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger will not be required under applicable law or the articles of incorporation or bylaws of SpaceDev. Nevertheless, in that case, the board of directors of SpaceDev would still seek shareholder approval of Proposal No. 1 as a matter of good corporate governance; and, if the number of votes present in person or represented by proxy cast in favor of Proposal No. 1 does not exceed the number of votes cast in opposition to Proposal No. 1, the board of directors would reconsider its decision to approve the merger agreement, the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger.

     If the shares of SpaceDev common stock are not listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, abstentions and broker non-votes will have the same effect as voting AGAINST Proposal No. 1. If the shares of SpaceDev common stock are listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, abstentions will be counted towards the tabulation of votes cast on this proposal, and broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     PROPOSAL NO. 2 - Approval of the amendments to the 2004 Equity Incentive Plan requires the number of votes present in person or represented by proxy cast in favor of the amendments to exceed the number of votes cast in opposition to the amendments. Abstentions will be counted towards the tabulation of votes cast on this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     PROPOSAL NO. 3 - Approval of the amendment to SpaceDev's articles of incorporation to increase the number of authorized shares of common stock by 50,000,000 shares to a total of 100,000,000 shares requires the affirmative vote of a majority of the outstanding shares of SpaceDev common stock. Abstentions and broker non-votes will have the same effect as voting AGAINST Proposal No. 3.

     PROPOSAL NO. 4 - Approval of the proposal to authorize SpaceDev's board of directors to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in private offerings requires the number of votes present in person or represented by proxy cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions will be counted towards the tabulation of votes cast on this proposal, and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     In addition, for any of the proposals to pass, a quorum of no less than a majority of outstanding shares of SpaceDev common stock must be present in person or represented by proxy at the special meeting.

Q:     WHAT  VOTES  ARE  REQUIRED  TO  PASS  THE  STARSYS  PROPOSALS?

A:     PROPOSAL  NO.  1  -  Adoption  and  approval  of the merger agreement and approval of the merger requires the affirmative vote of a majority of the outstanding shares of Starsys common stock.

     PROPOSAL NO. 2 - Approval of the appointment and authorization of Scott Tibbitts, the Chairman and Chief Executive Officer of Starsys, as the shareholder agent under the merger agreement and related escrow agreement requires the affirmative vote of a majority of the outstanding shares of Starsys common stock.

     In addition, the merger agreement contains a closing condition requiring the affirmative vote in favor of the merger of 98% of the outstanding shares of Starsys common stock, which condition may be waived by SpaceDev.

Q:     MAY  I  CHANGE  MY  VOTE  AFTER  I  HAVE  SUBMITTED  MY  PROXY?

A:     Yes.  You may revoke your proxy at any time before your proxy is voted at the  applicable  meeting.  You  can  do  this  in  any  of  three  ways:

-    delivering  to  the  Corporate  Secretary  of  SpaceDev   or  Starsys,   as
     applicable, a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

-    submitting  to  the  Corporate  Secretary  of  SpaceDev  or   Starsys,   as
     applicable, a new, signed proxy card with a later date than the proxy you wish to revoke; or

- attending the special meeting of shareholders of SpaceDev or Starsys, as applicable, and voting in person (attendance in itself will not revoke your proxy).

     If your SpaceDev shares are held in "street name," please see the next question and answer.

Q:     IF  MY  SHARES  OF  SPACEDEV COMMON STOCK ARE HELD IN "STREET NAME" BY MY
BROKER,  WILL  MY  BROKER  VOTE  MY  SHARES  FOR  ME?

A: If your SpaceDev shares are held in "street name" (that is, through a bank, broker or other nominee), your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares on these proposals without specific instructions from you. If you hold shares in street name and would like to attend the special meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of SpaceDev common stock as of the close of business on December 9, 2005, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered, obtain a proxy from that person and bring it to the special meeting.

Q:     WHO  IS  PAYING  FOR  THIS  PROXY  SOLICITATION?

A: SpaceDev and Starsys are conducting this proxy solicitation and will bear the cost of soliciting proxies, including the assembly, printing and mailing of this joint proxy statement/prospectus, the proxy cards and any additional information furnished to shareholders.

Q:     WHO  CAN  HELP  ANSWER  MY  QUESTIONS?

A: If you have any questions about the merger, the proposals of SpaceDev or Starsys or the meetings of SpaceDev or Starsys, including the procedures for voting your shares, or if you need additional copies of the joint proxy statement/prospectus or an enclosed proxy, please contact:

If  you  are  a  SpaceDev  shareholder:     If  you  are  a Starsys shareholder:

 SpaceDev,  Inc.                              Starsys  Research  Corporation
 13855  Stowe  Drive                          4909  Nautilus  Court  North
 Poway,  California  92064                    Boulder,  CO  80301
 Attention: Investor Relations                Attention: Chief Executive Officer
 (858)  375-2026                              (303)  583-1400


     You may also obtain additional information about SpaceDev from the documents it files with the Securities and Exchange Commission or by following the instructions in the section entitled "Where You Can Find More Information" on page 157.


THE  COMPANIES
--------------

Q:     WHAT  IS  THE  GENERAL  BUSINESS  OF  SPACEDEV?

A: SpaceDev is engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. SpaceDev is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services, which are provided primarily to government agencies, and specifically the Department of Defense. SpaceDev's products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although SpaceDev believes there will be a commercial market for its microsatellite and nanosatellite products and services in the future, virtually all of its current work is for branches of the United States military. SpaceDev is also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

     SpaceDev's website can be accessed at http://www.spacedev.com. The information on SpaceDev's website is not a part of this joint proxy statement/prospectus. SpaceDev's principal executive office is located at 13855 Stowe Drive, Poway, California 92064.

Q:     WHAT  IS  THE  MARKET  FOR  SPACEDEV'S  COMMON  STOCK?


A:       The  common  stock  of  SpaceDev  is  traded  on the OTC Bulletin Board
("OTCBB") under the symbol "SPDV.OB." On October 25, 2005, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of SpaceDev's common stock on the OTCBB was $1.49 per share. On December 16, 2005, the last reported sale price of SpaceDev's common stock on the OTCBB was $1.48 per share.

Q:     DOES SPACEDEV ANTICIPATE ANY MANAGEMENT CHANGES BEFORE THE CLOSING OF THE
MERGER?

A: Yes. Effective December 30, 2005, Mark N. Sirangelo will succeed James W. Benson as chief executive officer and will also become vice chairman and a director of SpaceDev. Mr. Benson will remain chairman of the board and will assume the role of chief technology officer.

     For information about Mr. Sirangelo's background and employment arrangement with SpaceDev, see "Management of SpaceDev After the Merger" beginning on page
132. For information about Mr. Sirangelo's interests in the merger, see "Interests of Certain SpaceDev Persons in the Merger" beginning on page 42.

Q:     WHAT  IS  THE  GENERAL  BUSINESS  OF  STARSYS?

A:     Starsys  Research  Corporation  is  engaged  in  the  development  and manufacturing of engineered electro-mechanical systems and components for the aerospace industry. Starsys provides mechanical systems, structures and mechanisms that open, close, release and move components on spacecraft. Starsys' products include motion-control actuators, cover systems, deployment systems and separation systems.

     Starsys is a privately-held company and there is currently no established market for its securities. Its website can be accessed at http://www.starsys.com. The information on Starsys' website is not a part of this joint proxy statement/prospectus. Starsys' principal executive office is located at 4909 Nautilus Court North, Boulder, Colorado 80301.

THE  MERGER
-----------

Q:     WHAT  IS  THE  MERGER?

A: SpaceDev, Monoceros Acquisition Corp. ("Monoceros"), a Colorado corporation and wholly-owned subsidiary of SpaceDev, Starsys, Scott Tibbitts, as shareholder agent for the Starsys shareholders, and Scott Tibbitts, as a key shareholder, have entered into an Agreement and Plan of Merger and Reorganization dated October 24, 2005 (referred to in this joint proxy statement/prospectus as the merger agreement, as the same may be amended from time to time), which contains the terms and conditions of the proposed business combination of SpaceDev and Starsys. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. Under the merger agreement, Starsys will merge with and into Monoceros (referred to in this joint proxy statement/prospectus as the merger) and Monoceros will survive the merger as a wholly-owned subsidiary of SpaceDev. For more information, see "The Merger - The Merger Agreement" beginning on page 56.

Q:     WHAT  ARE  THE  REASONS  FOR  THE  MERGER?

A:     SpaceDev  believes  a  business  combination  with  Starsys  will benefit
SpaceDev  in  various  ways:

- SpaceDev's design expertise and manufacturing capability in the nano- and micro-satellite markets will complement Starsys' expertise in design and manufacturing of components and other products primarily in the mainframe satellite market;

- The increased size and capabilities of a combined company will enable SpaceDev to participate in more diverse projects with greater revenue generation potential and potentially lead to a more diversified and predictable revenue stream;

- The increased market capitalization of a combined company will place SpaceDev in a better position to have its shares listed on a national securities exchange and to attract institutional investors and analyst coverage;

- A second location in a favorable aerospace labor market will enable more rapid growth to meet future business needs; and,

- SpaceDev's reputation for high customer satisfaction places it in a unique position to take advantage of the increased capabilities that will result from the merger.

In addition to the potential benefits described above that would be applicable to Starsys shareholders, Starsys' board of directors believes that the merger has the following benefits and potential benefits for Starsys shareholders:

-    The  opportunity  for  Starsys  shareholders  to  participate   in   the
     microsatellite  and  hybrid  rocket  propulsion markets served by SpaceDev.

- The opportunity for Starsys shareholders to participate in the potential growth of SpaceDev after the merger.

- The value of the consideration provided for in the merger agreement based on the market price of SpaceDev common stock at the time of board approval and over the past year.

- The ability to complete the merger as a reorganization for United States federal income tax purposes.

- The potential receipt of performance consideration, as described under the caption "The Merger - Merger Consideration" beginning on page 57.

- Access to SpaceDev's greater depth of technologies, marketing resources and financial and operating resources which Starsys' board believes should enhance Starsys' ability to win larger contracts with favorable terms.

- The public market for SpaceDev common stock will offer Starsys shareholders liquidity, albeit subject to limitations described under "The Merger - Restriction on Resales of SpaceDev Common Stock" beginning on page 54.

For more information, see "The Merger - SpaceDev's Reasons for the Merger" beginning on page 40 and "The Merger - Starsys' Reasons for the Merger" beginning on page 42.

Q:     WHAT  WERE  THE  FACTORS CONSIDERED BY THE SPACEDEV BOARD OF DIRECTORS IN
DECIDING  TO  MERGE?

A:     SpaceDev's  board of directors reviewed a number of factors in evaluating the  merger,  including  but  not  limited  to  the  following:

- the judgment, advice and analysis of SpaceDev's management and its financial advisors with respect to the potential strategic, financial and operational benefits of the transaction, including management's favorable recommendation of the transaction, based in part on the business, technical, financial, accounting and legal due diligence investigations performed with respect to Starsys;

-    the  importance  of  the  merger  for  pursuing  SpaceDev's strategic plan;

- the potential benefits to SpaceDev shareholders of growth opportunities following the merger;

- the possibility, as an alternative to the merger, of opening facilities in new, strategically desirable locations and expanding SpaceDev's manufacturing capability through internal growth or other potential acquisitions;

- the competitive and market environments in which SpaceDev and Starsys operate;

-    the  results of operations and financial condition of SpaceDev and Starsys;

- the interests that certain executive officers and directors of SpaceDev may have with respect to the merger in addition to their general interests as shareholders of SpaceDev, as described in more detail under "Interests of Certain SpaceDev Persons in the Merger" beginning on page 42;

- the terms of the merger agreement and the agreements related to the merger, including the consideration to be paid by SpaceDev and the structure of the merger which were deemed by both the board of directors and management of SpaceDev to provide a fair and equitable basis for the transaction; and,

-    the  likelihood  that the transaction will be completed in a timely manner.

For more information see, "The Merger - SpaceDev's Reasons for the Merger" beginning on page 40

Q:     WHAT  WERE  OTHER FACTORS CONSIDERED BY THE STARSYS BOARD OF DIRECTORS IN
DECIDING  TO  MERGE?

A:     Starsys'  board  of  directors reviewed a number of factors in evaluating the  merger,  including  but  not  limited  to  the  following:

- the repayment by SpaceDev of Starsys' long term debt, which is subject to a forbearance agreement that requires Starsys to pursue a financing or sale of the company to repay the debt;

- the interests that certain executive officers and directors of Starsys may have with respect to the merger in addition to their general interests as shareholders of Starsys, as described in more detail under "The Merger - Interests of Certain Starsys Persons in the Merger" beginning on page 44

- information concerning the financial performance and condition, results of operations, competitive position, management and business of SpaceDev and Starsys before and after giving effect to the merger;

-    current  financial  market  conditions  and   historical   market   prices,
     volatility  and  trading information with respect to SpaceDev common stock;

-    the  current  financial  condition  of  Starsys;

- the opportunity for Starsys to receive additional working capital investment, as described under the caption "The Merger - SpaceDev Post-Closing Covenants" beginning on page 73;

- the ability of Starsys to obtain additional financing as a stand-alone entity; and,

- results of (1) the review of SpaceDev's filings with the Securities and Exchange Commission regarding SpaceDev's business and financial condition, and (2) the due diligence investigation conducted by Starsys' management regarding the stability of SpaceDev's long term contracts and work backlog.

For more information see, "The Merger - Starsys' Reasons for the Merger" beginning on page 42.

Q:     WHAT  WILL  STARSYS  SHAREHOLDERS  RECEIVE  IN  THE  MERGER?

A:     Starsys  shareholders  will  be  entitled  to   receive   the   following
consideration at the effective time of the merger, subject to adjustment as provided in the merger agreement:

- cash in the aggregate amount of up to $1,500,000, which is expected by Starsys' management to be reduced by approximately $770,000 in transaction costs and to be further reduced by approximately $183,000 working capital adjustments, or approximately $547,000 after reductions; and,

- an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) $7,500,000, which is expected by Starsys' management to be reduced by approximately $431,000 in transaction costs and to be further reduced by approximately $917,000 in working capital adjustments, or approximately $6,152,000 after reductions, divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the merger, but not less than $1.40 or more than $1.90.

     The amounts presented as transaction costs and working capital adjustments are only estimates and may increase prior to closing. Based on the formula and estimates described above, at the closing of the merger, Starsys shareholders are expected to receive merger consideration of approximately $12.83 per share of Starsys common stock, consisting of approximately $1.05 per share in cash and approximately $11.78 per share in shares of SpaceDev common stock (based on 522,437.47 shares of Starsys common stock outstanding as of December 1, 2005, the record date for the special meeting of Starsys shareholders, which may increase if any outstanding Starsys stock options are exercised prior to the merger).

     Fifty percent (50%) of the number of shares of SpaceDev common stock issued at closing (without taking into account any shares of SpaceDev common stock deliverable to the shareholder agent at the closing for the satisfaction of certain transaction expenses incurred by Starsys related to the sale of the company) will be deposited in escrow as security for the payment of indemnification claims under the merger agreement and to pay certain expenses of the shareholder agent, which escrow will continue until ten (10) days following the date of audited financial statements prepared for the surviving corporation for the fiscal year ending 2006 (i.e., approximately April 2007), subject to extension in the event claims are outstanding on that date.

     Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the Starsys business of certain performance criteria for each of the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, additional performance-based consideration consisting of up to:

- For the fiscal year ended December 31, 2005, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $3,000,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005, but not less than $2.00;

- For the fiscal year ended December 31, 2006, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006, but not less than $2.50; and

- For the fiscal year ended December 31, 2007, $350,000 in cash and an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007, but not less than $3.00.

     Starsys believes it is unlikely that it will achieve one of the performance criteria for the fiscal year ending December 31, 2005. This performance criteria is subject to adjustment following the year end pursuant to its audit of its financial records. If Starsys does not meet this performance criteria, the Starsys shareholders will not receive any performance consideration for 2005.

     If any shares of SpaceDev common stock are payable as performance consideration for the fiscal year ending December 31, 2005, fifty percent (50%) of those shares will be deposited in the escrow described above. In addition, 1% of any shares of SpaceDev common stock payable as performance consideration will be paid as transaction expenses to Robert Vacek, the president of Starsys.

     In addition, Starsys shareholders will be entitled to receive the maximum amount of performance consideration for a particular fiscal year if SpaceDev materially breaches specific covenants of the merger agreement and is unable to cure the breach within the cure period set forth in the merger agreement.

     For more information, see "The Merger - The Merger Agreement - Merger Consideration" beginning on page 56

Q:     WHAT  IS  REQUIRED  TO  COMPLETE  THE  MERGER?

A. To complete the merger, a majority of the shares of SpaceDev common stock outstanding on the record date for the SpaceDev special meeting of shareholders must approve the merger proposal (unless the shares of SpaceDev common stock are listed at the time of the closing of the merger on the American Stock Exchange or another applicable national securities exchange, in which case approval by the SpaceDev shareholders of the merger will not be required under applicable law but may still be required by the SpaceDev board of directors) and the proposal to amend SpaceDev's articles of incorporation to increase the authorized number of shares of common stock. In addition, a majority of the outstanding shares of Starsys common stock on the record date of the Starsys special meeting of shareholders must also approve and adopt the merger agreement and approve the merger proposal. SpaceDev and Starsys must also satisfy or waive all other closing conditions set forth in the merger agreement, including the following:

- The volume weighted average price of SpaceDev common stock as of the trading day immediately preceding the closing will not be less than $1.00 per share.

- Vectra Bank Colorado will not have foreclosed or collected on any collateral securing any loan made to Starsys.

- The aggregate debt and associated liabilities of Starsys at the closing under loans from Vectra Bank Colorado, SpaceDev and Starsys shareholders will not exceed $6,800,000.

- Shareholders of Starsys holding not less than 98% of the shares of each class of capital stock of Starsys will have approved the merger agreement and the merger.

- Not more than 1.5% of outstanding shares of SpaceDev common stock will have exercised, or will retain the unexpired right to exercise, dissenters' rights (or similar rights of dissent), if any, in respect of the merger.

- SpaceDev will have consummated a private financing of debt or equity securities of at least $4.5 million in gross proceeds.

     For more information, see "The Merger - The Merger Agreement - Conditions to Completion of Merger" beginning on page 70.

Q:     ARE THERE ANY SPACEDEV OR STARSYS OFFICERS, DIRECTORS OR SHAREHOLDERS
ALREADY COMMITTED TO VOTING IN FAVOR OF THE MERGER?

A: Yes. James W. Benson, SpaceDev's chairman of the board and chief executive officer, Richard B. Slansky, SpaceDev's president, chief financial officer, corporate secretary, and a SpaceDev director, and Susan C. Benson, a SpaceDev director, are parties to voting agreements under which each is obligated to vote his or her shares in favor of the merger, the merger agreement and related proposals. As of November 1, 2005, Mr. Benson, Ms. Benson and Mr. Slansky collectively held approximately 42% of the outstanding shares of SpaceDev common stock. 'Mr. Benson's shift in officer duties from chief executive officer to chief technology officer to occur on December 30, 2005 will not affect Mr. Benson's obligations under the voting agreement. For more information on SpaceDev's pending management changes, see the answer to the question, "Does SpaceDev anticipate any management changes before the closing of the merger?"

     Scott Tibbitts, Starsys' chairman and chief executive officer, is also party to a similar voting agreement under which he is obligated to vote his shares of Starsys common stock in favor of the merger, the merger agreement and the related proposal. As of November 1, 2005, Mr. Tibbitts held approximately
48%  of  the  outstanding  shares  of  Starsys  common  stock.

Q:     WHAT ARE THE INTERESTS OF SPACEDEV OFFICERS AND DIRECTORS IN THE MERGER?

A: Certain of the directors and officers of SpaceDev have interests in the merger that are different from, or in addition to, the general interests of the other shareholders of SpaceDev. The SpaceDev board of directors was aware of these interests to the extent they existed at the time and considered them, among other matters, in approving the merger, the merger agreement and the transactions contemplated by the merger agreement. These other interests include the following:

- Mark N. Sirangelo, who will become chief executive officer, vice chairman and a director of SpaceDev effective December 30, 2005, is a member of QS Advisors, LLC and also a member of The QuanStar Group, business advisors to SpaceDev. Upon the closing of the merger, QS Advisors will receive $200,000 cash and 250,000 shares of SpaceDev common stock.

- Upon the completion of the merger, Mr. Sirangelo will also receive (1) an increase in base salary from $22,500 per month to $25,000 per month, and
     (2) a bonus of $25,000, in each case pursuant to the terms of his executive employment agreement with SpaceDev.

- Upon the completion of the merger, Richard B. Slansky, the president, chief financial officer, a director and secretary of SpaceDev, will receive (1) an increase in base salary from $14,500 per month to $16,500 per month, and
     (2) a bonus of $25,000, in each case pursuant to the terms of his amended and restated executive employment agreement with SpaceDev.

- Upon the completion of the merger, James W. Benson, the chairman and current chief executive officer of SpaceDev, will receive (1) an increase in base salary from $14,000 per month to $15,500 per month, and (2) a bonus of $22,500, in each case pursuant to the terms of his executive employment agreement with SpaceDev.

Q:     WHAT  ARE  THE INTERESTS OF STARSYS OFFICERS AND DIRECTORS IN THE MERGER?

A: Certain of the directors and officers of Starsys have interests in the merger that are different from, or in addition to, the general interests of the other shareholders of Starsys. The Starsys board of directors was aware of these interests to the extent they existed at the time and considered them, among other matters, in approving the merger, the merger agreement and the transactions contemplated by the merger agreement. These other interests include the following, among others:

- Scott Tibbitts, the chairman and chief executive officer of Starsys, is the guarantor of amounts owed to Vectra Bank Colorado under a credit facility with Starsys. This credit facility will be paid in full at closing, and Mr. Tibbitts will be removed as guarantor. As of November 30, 2005, the amount owed to Vectra Bank Colorado under the credit facility was approximately $3.9 million.

- Each of Jack Tibbitts, Steve Tibbitts, and Ted Tibbitts, relatives of Scott Tibbitts, loaned $100,000 to Starsys, which loans will be paid at closing.

- Pursuant to his employment agreement with Starsys, Robert Vacek, the president and general manager of Starsys, will receive a merger bonus of 1% of the total consideration for the merger, or approximately $140,000, consisting of both cash and stock.

- SpaceDev has agreed to enter into executive employment agreements with Scott Tibbitts and Robert Vacek contingent and effective upon the closing of the merger. The agreement for Mr. Tibbitts will have a three year term.

- SpaceDev has agreed to enter into a three-year non-compete agreement with Scott Tibbitts under which Mr. Tibbitts will receive $100,000 annually for each year he abides by the terms of the agreement.

- Scott Tibbitts beneficially owns approximately 48% of the outstanding shares of Starsys common stock.

- Scott Tibbitts is expected to act as the shareholder agent under the merger agreement and related agreements.

For more information, see "The Merger - Interests of Certain Starsys Persons in the Merger" beginning on page 44 and "The Merger - Shareholder Agent" beginning on page 66.

Q:     ARE  THERE  RISKS  INVOLVED  IN  UNDERTAKING  THE  MERGER?

A: Yes. The merger (including the possibility that the merger may not be consummated) poses a number of substantial and material risks. In addition, both SpaceDev and Starsys are subject to various risks associated with their respective businesses and industries, certain of which may be heightened by the merger. These risks are discussed in greater detail under the caption "Risk Factors" beginning on page 15. We encourage you to read and consider all of these risks carefully.

Q:     WHAT  ARE  THE  MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO
ME?

A: The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming the merger qualifies as a reorganization, Starsys shareholders will not recognize gain or loss for United States federal income tax purposes upon the exchange of shares of Starsys common stock for shares of SpaceDev common stock, except with respect to any cash consideration received. The treatment of the transaction as a tax-free reorganization is based on certain factual assumptions. If any of these assumptions is inaccurate, the transaction may not qualify as a reorganization. In that case, holders of Starsys common stock would recognize gain or loss in an amount equal to the difference between the fair market value of the consideration they receive in the merger and their tax bases in their Starsys common stock.

     Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend significantly upon certain factual issues, including the nature of the consideration of the shareholders in the merger and such shareholder's particular circumstances. We accordingly urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For more information, see the section entitled "The Merger - Material United States Federal Income Tax Considerations" on page 46.

Q. WHY WAS THE MINIMUM SPACEDEV STOCK PRICE CLOSING CONDITION CHANGED IN AMENDMENT NO. 1 TO THE MERGER AGREEMENT FROM $0.77 PER SHARE TO $1.00 PER SHARE?

A. The merger agreement included a closing condition applicable to both SpaceDev and Starsys which required that the price of SpaceDev common stock at the closing be at least $0.77 per share. This closing condition was included because both Starsys and SpaceDev desire that the merger be treated as a tax-free reorganization for federal income tax purposes. The minimum SpaceDev stock price in the original merger agreement was the value calculated at the time, based on a number of assumptions, to be the minimum price necessary so that the merger would be treated as a tax-free reorganization. For more information on these assumptions, see "The Merger - Material United States Federal Income Tax Considerations" beginning on page 46.

     At the time of the amendment to the merger agreement, the assumptions underlying the necessary minimum per-share price had changed. Based on the updated assumptions, including updated information on the anticipated closing working capital adjustments and transaction expense payments, a new minimum per-share price of $1.00 was calculated as being necessary to ensure the merger would be treated as a tax-free reorganization for federal income tax purposes. Neither value represents our estimate or projection of the future value of SpaceDev common stock.

Q:     WHAT  IS  THE  LETTER  OF  TRANSMITTAL?

A: If you are a Starsys shareholder, you will need to return a completed letter of transmittal, attached as Annex F to this joint proxy/prospectus, to claim your merger consideration. You will need to provide, among other items of information, your taxpayer identification number (in the case of individuals, your social security number) in the letter and to complete the attached Form W-9. You will also need to send your certificate(s) for your Starsys common stock along with the letter; if you have lost your certificate(s), or they have been stolen or destroyed, the letter contains an affidavit to this effect and you need not deliver your certificate(s) along with the letter. The letter also includes a general release of all claims you may have against Starsys as a shareholder, including any dissenters' rights.

Q:     SHOULD  I  SEND  IN  A  LETTER  OF  TRANSMITTAL  AND  MY  STARSYS  STOCK
CERTIFICATES  NOW?

A: If you are not attending the Starsys shareholders meeting, Starsys encourages you to send in your completed letter of transmittal (including the attached Form W-9) and all of your Starsys share certificates together with your proxy card. The letter of transmittal includes a certification that, if any of your share certificates are not attached, that those certificates have been lost, stolen or are otherwise missing. If the merger does not close, Starsys will return these share certificates to you. If you are attending the meeting, Starsys encourages you to bring the completed letter of transmittal and all of your Starsys share certificates to the meeting. In either case, if the merger is approved, Starsys will deliver the completed letter of transmittal, Form W-9 and share certificates to the exchange agent for the merger on your behalf. One of the conditions to the closing of the merger is that SpaceDev receive share certificates from Starsys shareholders evidencing not less than 98% of all outstanding Starsys shares, which condition SpaceDev may waive.

Q:     WHEN  DO  YOU  EXPECT  THE  MERGER  TO  BE  COMPLETED?

A: SpaceDev and Starsys are working toward consummating the merger as quickly as possible. We hope to consummate the merger by January 31, 2006 promptly following the approval of the merger by the shareholders of SpaceDev and Starsys. However, the merger is subject to numerous conditions that could affect the timing of its consummation.

Q:     ARE  THERE  ANY  REGULATORY  CONSENTS  OR  APPROVALS THAT ARE REQUIRED TO
COMPLETE  THE  MERGER?

A: Neither SpaceDev or Starsys is aware of the need to obtain any regulatory approvals in order to complete the merger other than the declaration by the Securities and Exchange Commission of the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, and registration by coordination of the Form S-4 with the Colorado Secretary of State pursuant to Colorado Revised Statutes Section 11-51-303.

Q:     AM  I  ENTITLED  TO  APPRAISAL  OR DISSENTERS' RIGHTS WITH RESPECT TO THE
MERGER?

A: If you are a holder or beneficial owner of Starsys common stock, you are or may be entitled to dissenters' rights under Article 113 the Colorado Business Corporation Act in connection with the merger. If a holder or beneficial owner of Starsys common stock elects to exercise dissenters' rights, the holder or beneficial owner, as applicable, must comply precisely with all the procedures set forth in Article 113 of the Colorado Business Corporation Act, which is reprinted in its entirety and attached to this joint proxy statement/prospectus as Annex B. If you properly exercise dissenters' rights and the merger is completed, you will be entitled to a judicial appraisal of the fair value of your shares and you will not receive the consideration described in this joint proxy statement/prospectus.

     If you are a SpaceDev shareholder and a class of equity securities of SpaceDev is not listed on the American Stock Exchange (or another applicable national securities exchange) at the time of the merger, under California law you may have the right to dissent from the merger by exercising dissenters' rights. If a SpaceDev shareholder elects to exercise dissenters' rights, the shareholder must precisely comply with all of the procedures set forth in Chapter 13 of the California General Corporation Law. Chapter 13 of the California General Corporation Law is reprinted in its entirety and attached to this joint proxy statement/prospectus as Annex C.

     SpaceDev shareholders are not entitled to dissenters' rights under Colorado law.

     For more information, see the section entitled "The Merger - Appraisal and Dissenters' Rights" beginning on page 50.

Q:     WHY  DO  CALIFORNIA  CORPORATE  LAWS  APPLY  TO  SPACEDEV,  A CORPORATION
ORGANIZED  UNDER  THE  LAWS  OF  COLORADO?

A: SpaceDev is currently subject to Section 2115 of the California General Corporation Law, which mandates that certain of California's corporate laws apply to non-California corporations, because (1) a majority of the holders of record of SpaceDev's common stock were residents of California on the record date for the latest meeting of shareholders held during its latest full income year and (2) SpaceDev met certain tests regarding property, payroll and sales in California during its latest full income year. However, Section 2115 will not apply to SpaceDev once SpaceDev has equity securities qualified for trading on the American Stock Exchange or another applicable national securities exchange (although SpaceDev could again become subject to Section 2115 if it no longer has equity securities trading on the American Stock Exchange or another qualified market).

Q:     DOES  SPACEDEV  EXPECT TO HAVE A CLASS OF EQUITY SECURITIES LISTED ON THE
AMERICAN  STOCK  EXCHANGE?

A: Initial listing on the American Stock Exchange requires the satisfaction by SpaceDev of certain quantitative listing standards relating to shareholders' equity, market capitalization, number of public shareholders, market value public float and other criteria. SpaceDev does not currently qualify for listing under these criteria. After the filing of the Form S-4 registration statement of which this joint proxy statement/prospectus is a part, SpaceDev will work diligently to be listed on the American Stock Exchange immediately prior to the consummation of the merger but can give no assurance that such listing will occur during that time frame, or at all.

Q:     WILL  ANY CONTINGENT FEES BE PAID TO BROKERS OR CONSULTANTS IN CONNECTION
WITH  THE  MERGER?

A: Yes. Upon the consummation of the merger, QS Advisors, LLC, business advisor to SpaceDev, will receive $200,000 cash and 250,000 shares of SpaceDev common stock, St. Charles Capital, LLC, financial advisor to Starsys, will receive $250,000 cash and shares of SpaceDev common stock valued at approximately $386,000. Mark N. Sirangelo, who will succeed James W. Benson as chief executive officer and who will also become vice chairman and a director of SpaceDev effective December 30, 2005, is a member of QS Advisors, LLC and also a member of The QuanStar Group LLC business advisors to SpaceDev.

Q:     HOW  WILL  THE  MERGER  AFFECT  MY  STOCK OPTIONS AND WARRANTS TO ACQUIRE
STARSYS  COMMON  STOCK?

A: The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. Any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire in accordance with their terms as of the closing of the merger. Neither SpaceDev nor the surviving corporation will assume any options, warrants or other rights to purchase Starsys common stock after the consummation of the merger.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information relating to SpaceDev, Starsys and the combined company contained or incorporated by reference into this joint proxy statement/prospectus is forward-looking in nature. All statements included or incorporated by reference into this joint proxy statement/prospectus or made by management of SpaceDev or Starsys, other than statements of historical fact regarding SpaceDev or Starsys, are forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this joint proxy statement/prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements of technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.

     Although forward-looking statements in this joint proxy statement/prospectus reflect the good faith judgment of the management of SpaceDev and Starsys, such statements can only be based on facts and factors currently known by management. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation those discussed in the section entitled "Risk Factors," as well as those discussed elsewhere in this joint proxy statement/prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. SpaceDev undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this joint proxy statement/prospectus. Readers are urged to review and consider carefully the various disclosures made in this joint proxy statement/prospectus that attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

                       COMPARATIVE PER SHARE MARKET VALUE

     The common stock of SpaceDev is traded on the OTC Bulletin Board, or OTCBB, under the symbol "SPDV.OB". On October 25, 2005, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of SpaceDev's common stock on the OTCBB was $1.49 per share. Starsys is a privately-held company and there is currently no established market for its securities.

     At the closing of the merger, Starsys shareholders are expected to receive merger consideration of approximately $12.83 per share of Starsys common stock, consisting of approximately $1.05 per share in cash and approximately $11.78 per share in shares of SpaceDev common stock. The estimated merger consideration per share is based on 522,437.47 shares of Starsys common stock outstanding as of December 1, 2005, the record date for the special meeting of Starsys shareholders, and assumes that an aggregate of approximately $547,000 in cash, after estimated adjustments, and an aggregate of approximately $6,152,000 in shares of SpaceDev common stock, after estimated adjustments, will be paid to the Starsys shareholders at the closing of the merger. Starsys shareholders may also be entitled to receive additional performance-based consideration following the closing of the merger payable in cash and shares of SpaceDev common stock. For more information on the merger consideration to be received by the Starsys shareholders pursuant to the merger agreement, see "The Merger - Merger
Agreement  -  Merger  Consideration"  beginning  on  page  57.

                                  RISK FACTORS

     The merger involves a high degree of risk. By voting in favor of the merger, Starsys shareholders will be choosing to invest in SpaceDev common stock. In addition to the risks described in SpaceDev's reports filed with the Securities and Exchange Commission, you should carefully consider the risks described below relating to the merger and the risks to the combined company's business after the merger. You should also consider the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus. If any of these risks actually occur, the business, financial condition or results of operations of SpaceDev and for Starsys may be seriously harmed. In such case, the market price of SpaceDev common stock may decline, and you may lose all or part of your investment.

RISKS  RELATED  TO  THE  MERGER

IF SPACEDEV AND STARSYS FAIL TO INTEGRATE THEIR OPERATIONS EFFECTIVELY, THE COMBINED COMPANY WILL NOT REALIZE ALL THE POTENTIAL BENEFITS OF THE MERGER.

     The integration of SpaceDev and Starsys may be time consuming and expensive and may disrupt the combined company's operations if it is not completed in a timely and efficient manner. If this integration effort is not successful, the combined company's results of operations could be harmed, employee morale could decline, key employees could leave, customers could cancel existing orders or choose not to place new ones and the combined company could have difficulty entering into new contracts with customers and complying with regulatory requirements. In addition, the combined company may not achieve anticipated synergies or other benefits of the merger. The combined company may encounter difficulties, costs and delays involved in integrating their operations, including the following:

- failure to successfully manage relationships with customers and other important relationships;

- failure of customers to accept new services or to continue using the products and services of the combined company;

- difficulties in successfully integrating the management teams and employees of the two companies;

- challenges encountered in managing larger, more geographically dispersed operations;

-    the  loss  of  key  employees;

- diversion of the attention of management from other ongoing business concerns;

-    potential  incompatibilities  of  technologies  and  systems;

- potential difficulties integrating and harmonizing financial reporting systems; and

-    potential  incompatibility  of  business  cultures.

     If the combined company's operations after the merger do not meet the expectations of existing customers of either company, these customers may reduce the amount of business or cease doing business with the combined company altogether, which would harm the results of operations and financial condition of the combined company.

     If the anticipated benefits of the merger are not realized or do not meet the expectations of financial or industry analysts, the market price of SpaceDev common stock may decline after the merger. The market price of SpaceDev common stock may decline as a result of the merger if, among other reasons:

-    the  integration  of  the  two  companies  is  unsuccessful;

- the combined company does not achieve the expected benefits of the merger as quickly as anticipated or the costs of or operational difficulties arising from the merger are greater than anticipated;

- the combined company's financial results after the merger are not consistent with the expectations of management or financial or industry analysts;

- the anticipated operating and product synergies of the merger are not realized; or,

- the combined company experiences the loss of significant customers or employees as a result of the merger.

FAILURE TO COMPLETE THE MERGER COULD ADVERSELY AFFECT THE FUTURE BUSINESS AND OPERATIONS OF SPACEDEV AND STARSYS AS WELL AS THE MARKET PRICE OF SPACEDEV COMMON STOCK.

     The merger is subject to the satisfaction of closing conditions, including the approval by both SpaceDev and Starsys shareholders, and may not be successfully completed. In the event that the merger is not completed, SpaceDev may be subject to a number of risks, including:

-    The  price  of  SpaceDev's  common stock may decline to the extent that the
     current  market  price  of  SpaceDev's  common  stock  reflects   a  market
     assumption  that  the  merger  will  be  completed.

- SpaceDev could suffer the loss of customers, revenues and employees due to uncertainties resulting from an uncompleted merger.

- SpaceDev's costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed, and these costs would reduce reported earnings or increase reported loss, for the period when it was determined that the merger would not be consummated.

If the merger is not completed, Starsys may be subject to a number of risks including:

- Vectra Bank Colorado may foreclose on Starsys' credit facility, which could force Starsys into bankruptcy and could result in Vectra owning all of the assets of Starsys.

- Starsys could suffer the loss of customers, revenues and employees due to uncertainties resulting from the uncompleted merger.

- Starsys could have difficulty attracting new customers or maintaining current customers because of its difficult financial situation.

- Starsysy's costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

COMPLETION OF THE MERGER MAY RESULT IN DILUTION OR REDUCTION OF SPACEDEV'S FUTURE EARNINGS PER SHARE.

     The completion of the merger may not result in improved earnings per share or a financial condition superior to that which would have been achieved on a stand-alone basis. The combined company will have substantially more shares outstanding than SpaceDev alone, and earnings need to increase proportionately in order to maintain the present earnings per share. The merger could therefore result in a reduction of SpaceDev's earnings per share as compared to the earnings per share that would have been achieved if the merger had not occurred.

THE COSTS ASSOCIATED WITH THE MERGER ARE DIFFICULT TO ESTIMATE, MAY BE HIGHER THAN EXPECTED AND MAY HARM THE FINANCIAL RESULTS OF THE COMBINED COMPANY.

     SpaceDev and Starsys estimate that they will incur aggregate direct transaction costs of approximately $2,000,000 associated with the merger, and additional costs associated with consolidation and integration of operations, which cannot be estimated accurately at this time. If the total costs of the merger exceed estimates or the benefits of the merger do not exceed the total costs of the merger, the financial results of the combined company could be adversely affected.

SPACEDEV'S AND STARSYS' BUSINESS COULD SUFFER DUE TO THE ANNOUNCEMENT AND CLOSING OF THE MERGER.

     Further disclosures concerning the merger, and closing of the merger, may have a negative impact on SpaceDev's and Starsys' respective ability to sell products and services, attract and retain key management, technical, sales or other personnel, maintain and attract new customers and maintain strategic relationships with third parties. For example, SpaceDev and Starsys may experience deferrals, cancellations or declines in the size or rate of orders for their respective products or services or a deterioration in their respective customer or business partner relationships. Any such events could harm the operating results and financial condition of the combined company following the merger.

SPACEDEV'S OPERATING RESULTS MAY SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS RELATED TO THE MERGER.

     In accordance with U.S. generally accepted accounting principles that apply to SpaceDev, the merger will be accounted for using the purchase method of accounting, which will result in incremental expenses that could have an adverse impact on the market value of SpaceDev common stock following completion of the merger. Under the purchase method of accounting, the total estimated purchase price will be allocated to Starsys' net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the merger. The excess of the purchase price over those fair values will be recorded as goodwill. Goodwill is not amortized but is tested for impairment at least annually. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets become impaired, the combined company may be required to record material charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations. Changes in earnings per share, including changes that result from this amortization expense, could adversely affect the trading price of SpaceDev common stock.

STARSYS AND SPACEDEV EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THOSE OF STARSYS SHAREHOLDERS GENERALLY.

     Certain executive officers and directors of Starsys and SpaceDev have interests in the merger that are different from, or are in addition to, those of Starsys or SpaceDev shareholders generally, as applicable. The receipt of compensation or other benefits in the merger, including employment agreements, and/or the provision of and continuation of indemnification and insurance arrangements for these individuals following completion of the merger, may influence these individuals in making their recommendation that you vote in favor of the adoption of the merger agreement. You should be aware of these interests when you consider the recommendation of the boards of Starsys and SpaceDev that you vote in favor of the merger agreement, the merger and the related proposal. See the sections entitled "The Merger --Interests of Certain SpaceDev Persons in the Merger" beginning on page 42 and "The Merger-Interests of Certain Starsys Persons in the Merger" beginning on page 44.

STARSYS CURRENTLY FACES A LIQUIDITY CHALLENGE AND ITS PRIMARY BANK LENDER HAS PLACED STARSYS INTO FORBEARANCE. STARSYS WILL REQUIRE A FURTHER FORBEARANCE AGREEMENT IN ORDER TO AVOID THE LENDER HAVING A RIGHT TO FORECLOSE AFTER JANUARY 31, 2006. ANY DELAY OF THE CONSUMMATION OF THE MERGER COULD HAVE SIGNIFICANT ADVERSE CONSEQUENCES TO STARSYS.

     In April 2005, Starsys was notified by Vectra Bank Colorado, its primary bank lender, that Starsys' access to capital was severely diminished, and that the lender had elected to place Starsys into forbearance, an option available to the lender as a part of Starsys' secured credit facility. The forbearance agreement expires on January 31, 2006, at which time Vectra may foreclose on its collateral for the loans to Starsys. While the merger agreement provides that at closing, SpaceDev will pay off the remaining amounts due from Starsys to Vectra and the Starsys shareholders (up to $4.6 million in the aggregate), subject to the limitations described elsewhere in this joint proxy statement/prospectus, the merger may not close prior to January 31, 2006, and a further forbearance agreement from Vectra may be necessary to avoid foreclosure. Vectra may not grant a further forbearance agreement on terms acceptable to Starsys, or at all. The terms of any forebearance agreement could result in the violation of one or more covenants by Starsys in the merger agreement, or the failure of a closing condition in the merger agreement, either of which could give SpaceDev the right to terminate the merger agreement. Any failure to obtain a further forebearance agreement, or delay in the consummation of the merger, could have a severe negative effect on Starsys' ability to continue as a going concern.

THE  MERGER  MAY  NOT  QUALIFY  AS  A TAX-FREE REORGANIZATION, IN WHICH CASE THE
TRANSACTION  WILL  BE  FULLY  TAXABLE  TO  THE  STARSYS  SHAREHOLDERS.

The treatment of the transaction as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, is based on certain factual assumptions. If any of these assumptions is inaccurate, the merger may not qualify as a reorganization. In that case, holders of Starsys common stock would recognize gain or loss in an amount equal to the difference between the fair market value of the consideration they receive in the merger and their tax bases in their Starsys common stock. See "The Merger - Material United States Federal Income Tax Considerations" on page 46.

STARSYS MAY NOT ACHIEVE THE PERFORMANCE CRITERIA IN THE MERGER AGREEMENT FOR THE YEARS ENDING DECEMBER 31, 2005, 2006 AND 2007, WHICH WOULD RESULT IN STARSYS SHAREHOLDERS NOT RECEIVING SOME OR ALL OF THE PERFORMANCE CONSIDERATION DESCRIBED IN THE MERGER AGREEMENT.

     The payment of the performance consideration to Starsys shareholders by SpaceDev is subject to the achievement by Starsys of the performance criteria listed in the merger agreement. This performance criteria consists of Net Revenues Targets and EBITDA Targets for the fiscal years ending December 31, 2005, 2006, and 2007. If Starsys does not achieve 80% of either Target during a particular year, the Starsys shareholders will not receive the performance consideration for that year.

THE EXCHANGE RATIO AND NUMBER OF SHARES OF SPACEDEV COMMON STOCK THAT YOU WILL BE ENTITLED TO RECEIVE IS BASED ON AN AVERAGE CLOSING PRICE OF SPACEDEV COMMON STOCK OVER A PERIOD OF TIME, WITH A FLOOR PRICE, BOTH OF WHICH COULD BE LOWER THAN THE MARKET VALUE OF THE SHARES.

     The use of an exchange ratio that is tied to an average closing price over an extended period of time is intended to provide Starsys stockholders with a negotiated level of appropriate "value" of SpaceDev common stock for each share of Starsys common stock exchanged for SpaceDev common stock, without permitting one-day trading spikes, arbitrage or other unusual market activity to artificially raise or lower the exchange rate. In addition, the average price of SpaceDev common stock at the closing and upon payment of the performance consideration, if any, may be below the applicable floor prices in the merger agreement. If so, Starsys shareholders would receive SpaceDev common stock based on the floor price, even though the average price is less than the floor price. However, you may not be able to sell your shares at the average closing price or the floor price, as applicable. If the SpaceDev average closing price over the measurement period or the floor price, as applicable, is higher than the market price of the SpaceDev common stock at the effective time of the merger or the payment of performance consideration, the SpaceDev common stock issued pursuant to the merger or the payment of performance consideration, together with any cash consideration issued, would be worth less than the nominal amount of initial merger consideration or performance consideration per share of Starsys common stock, as applicable.

THE  SHAREHOLDERS'  AGENT  MAY  NOT  ACT  IN  THE  MANNER  YOU  DESIRE.

     Scott Tibbitts, Chairman and Chief Executive Officer of Starsys, is being appointed as the shareholders' agent to act as the shareholders' representative in certain matters involving the indemnification by the shareholders of SpaceDev and the performance consideration that Starsys may be entitled to receive upon achievement of certain performance criteria by Starsys. As shareholders' agent, Scott Tibbitts will have the right, among other things, to compromise and to settle claims for damages made by SpaceDev against the escrow account. The shareholders' agent may not act in the manner you desire and decisions made by the agent could have the effect of reducing the aggregate consideration you ultimately receive pursuant to the merger.

RISKS  RELATED  TO  THE  COMBINED  COMPANY  FOLLOWING  THE  MERGER

     To facilitate a reading of the risks that we believe will apply to SpaceDev and Starsys as a combined company following the completion of the merger, in referring to "we," "us" and other first person declarations in these risk factors, we are referred to the combined company as it would exist following the merger.

EACH OF SPACEDEV AND STARSYS HAVE EXPERIENCED LOSSES FROM OPERATIONS IN PRIOR PERIODS AND HAVE BEEN REQUIRED TO SEEK ADDITIONAL FINANCING TO SUPPORT THEIR BUSINESSES.

     In prior years, both SpaceDev and Starsys have experienced operating losses and, in some periods, revenues from operations have not been sufficient to fund their respective operations. On a pro forma basis, the combined company would have had a net loss from operations of $4,962,858 for the year ended December 31, 2004 and $955,631 for the nine months ended September 30, 2005, assuming the merger had occurred on January 1, 2004. See "Unaudited Pro Forma Consolidated Financial Statements" beginning on page 89. The success of the combined company's business depends upon our ability to generate revenue from existing contracts, to execute programs cost-effectively, to attract and complete successfully additional government and commercial contracts, and additional financing. In the past, both SpaceDev and Starsys have relied upon cash from financing activities to fund part of the cash requirements of their respective businesses. If we are in need of further financing, we may be unable to obtain such financing or contracts as needed or on terms favorable to us. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with developing businesses, those historically encountered by us, and the competitive environment in which we operate.

IF WE ARE UNABLE TO RAISE CAPITAL, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS.

     SpaceDev will need additional financing to fulfill its obligations under the merger agreement and fund its projected operations for the next twelve months. Additional financing may not be available to us on acceptable terms, or at all. Any inability to obtain needed financing would hinder our ability to close the merger while funding our projected operating needs and may result in a default under the merger agreement, which in turn could have a material adverse effect on our business. Any financing may cause additional dilution to existing shareholders. Any debt financing or other issuance of securities senior to common stock likely will include financial and other covenants that will restrict our operating flexibility and our ability to pay dividends to shareholders. SpaceDev has not paid dividends on its common stock in the past and does not anticipate paying dividends on its common stock in the foreseeable future.

SOME OF OUR GOVERNMENT CONTRACTS ARE STAGED AND WE CANNOT GUARANTEE THAT ALL STAGES OF THE CONTRACTS WILL BE AWARDED TO US OR AT ALL.

     Some of our government contracts are phased contracts in which the customer may determine to terminate the contract between phases for any reason. Accordingly, the entire contract amount may not be realized by us. For example,recently, SpaceDev was informed by the Missile Defense Agency that it would not be exercising its option for a second cluster of three microsats under the March 31, 2004 Missile Defense Agency contract. SpaceDev estimates that the second cluster represented approximately $10 million of the $43 million of total potential payments under the contract. In the event that subsequent phases of some of our government contracts, including but not limited to the Missile Defense Agency contract, are not awarded to us, it could have a material adverse effect on our financial position and results of operations.

SPACEDEV RELIES ON A SMALL NUMBER OF CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR REVENUES AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS WOULD SERIOUSLY HARM OUR BUSINESS.

     For the 2004 fiscal year and the nine months ended September 2005, two customers accounted for approximately 77% and 79% of SpaceDev's net sales. We expect that our dependence on a small number of government agency customers will continue into the foreseeable future. Many of our contracts are staged, or contain termination rights in favor of the customer. In the event we experience terminations or are not awarded future stages of our contracts, our results of operations could be materially adversely affected.

A SUBSTANTIAL PORTION OF OUR NET SALES ARE GENERATED FROM GOVERNMENT CONTRACTS, WHICH MAKES US SUSCEPTIBLE TO THE UNCERTAINTIES INHERENT IN THE GOVERNMENT BUDGETING PROCESS. IN ADDITION, MANY OF OUR CONTRACTS CAN BE TERMINATED BY THE CUSTOMER.

     Our concentration of government work makes us susceptible to government budget cuts and policy changes, which may impact the award of new contracts or future phases of existing contracts. Government budgets are subject to the prevailing political climate, which is subject to change at any time. Additionally, awarded contracts could be altered or terminated prior to the time we recognize our projected revenue. Many contracts are awarded in phases where future phases are not guaranteed to us. In addition, obtaining contracts and subcontracts from government agencies is challenging, and contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

- include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

- be subject to purchasing decisions of agencies that are subject to political influence;

-    contain  onerous  procurement  procedures;  and,

-    be  subject  to  cancellation  if  government  funding becomes unavailable.

     Securing government contracts can be a protracted process involving competitive bidding. In many cases, unsuccessful bidders may challenge contract awards, which can lead to increased costs, delays and possible loss of the contract for the winning bidder.

SPACEDEV'S LIMITED OPERATING HISTORY AND LACK OF EXPERIENCE IN OUR NEW OR PROPOSED LINES OF BUSINESS MAKES IT DIFFICULT TO PREDICT OUR FUTURE PROSPECTS.

     SpaceDev has limited operating history and, as a result, its historical financial information is of limited value in projecting SpaceDev's future success in these markets. SpaceDev launched its first microsatellite, CHIPSat, in January 2003 and, in June, September and October, 2004, SpaceDev's hybrid rocket technology was first utilized in connection with SpaceShipOne. SpaceDev plans to sell an increasing percentage of its products and services in commercial markets, but virtually all of its historical work has been from government contracts and government-related work. SpaceDev recently announced its intention to enter the launch services market by providing a microsat bus, integration services, and a launch vehicle as a package. SpaceDev will be dependent on the performance of Space Exploration Technologies, a small company with limited operating history which has not yet had a successful launch, for its first launch vehicle. SpaceDev's microsatellites, nanosatellites and launch services may not achieve market acceptance, and our future prospects are therefore difficult to evaluate.

WE  MAY  NOT  SUCCESSFULLY  OR  TIMELY  DEVELOP  PRODUCTS.

     Many of our products and technologies (including our hybrid rocket technology) are currently under various stages of development. Further development and testing of our products and technologies will be required to prove additional performance capability beyond current levels and to confirm commercial viability. Additionally, the final cost of development cannot be determined until development is complete. Our ongoing and future product development will depend, in part, on the ability to timely complete our projects within estimated cost parameters and ultimately deploy the product in a cost-effective manner. In addition, Starsys has contracted to execute development programs under fixed price contracts. Under these contracts, even if our costs begin to exceed the amount to be paid by the customer under the contract, we are required to complete the contract without receiving any additional payments from the customer. It is difficult to predict accurately the total cost of executing these programs. If the costs to complete these programs significantly exceeds the payments from the customers under the contracts, our results of operations will be harmed.

WE PROVIDE OUR PRODUCTS AND SERVICES PRIMARILY THROUGH FIXED-PRICE AND COST PLUS FIXED FEE CONTRACTS. STARSYS HAS EXPERIENCED SIGNIFICANT LOSSES ON FIXED-PRICE CONTRACTS. COST OVERRUNS MAY RESULT IN FURTHER LOSSES AND, IF SIGNIFICANT, COULD IMPAIR OUR LIQUIDITY POSITION.

     Under fixed-price contracts, our customers pay us for work performed and products shipped without adjustment for the costs we incur in the process. Therefore, we generally bear all or a significant portion of the risk of losses as a result of increased costs on these contracts. Starsys has experienced significant cost overruns on development projects under its fixed-price contracts, resulting in estimated losses on uncompleted contracts of $2 million for Starsys' fiscal 2004, and an additional $4.3 million for the nine months ended September 30, 2005. As of September 30, 2005, based on a formal evaluation process, Starsys has reserved $1.6 million for potential risks on these remaining development projects. Fixed-price contracts may provide for sharing of unexpected costs incurred or savings realized within specified limits and may provide for adjustments in price depending on actual contract performance other than costs. We bear the entire risk of cost overruns in excess of the negotiated maximum amount of unexpected costs to be shared. Any significant overruns in the future could materially impair our liquidity and operations.

     Under cost plus fixed fee contracts, we are reimbursed for allowable incurred costs plus a fee, which may be fixed or variable. There is no guarantee as to the amount of fee we will be awarded under a cost plus fixed fee contract with a variable fee. The price on a cost plus fixed fee reimbursable contract is based on allowable costs incurred, but generally is subject to contract funding limitations. Therefore, we could bear the amount of costs in excess of the funding limitation specified in the contract, and we may not be able to recover those cost overruns.

THE  MARKETPLACE  FOR  OUR  TECHNOLOGY  AND  PRODUCTS  IS  UNCERTAIN.

     The demand for our technology, products and services is uncertain and we may not obtain a sufficient market share to sustain our business or to increase profitability. Our business plan assumes that near-term revenues will be generated largely from government contracts for microsatellites and electromechanical systems for spacecraft with a long-term commercial market developing for private manned and unmanned space exploration. Microsatellites and commercial space exploration are still relatively new concepts, and it is difficult to predict accurately the ultimate size of the market. In addition, we are developing new product areas such as large deployable structures, solar array drives, slip rings and precision scanning assemblies for spacecraft. Many of our products and services are new and unproven, and the true level of customer demand is uncertain. Lack of significant market acceptance of our products and services, delays in such acceptance, or failure of our markets to develop or grow could negatively affect our business, financial condition, and results of operations.

WE EXPECT OUR OPERATING RESULTS TO FLUCTUATE ON A QUARTERLY AND ANNUAL BASIS, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE OR DECLINE.

     We believe that our operating results may fluctuate substantially from quarter-to-quarter and year-to-year for a variety of reasons, many of which are beyond our control. Factors that could affect our quarterly and annual operating results include those listed below as well as others listed in this "Risk Factors" section:

-    we  may  not  be  awarded  all  stages  of  existing  or  future contracts;

- the timing of new technological advances and product announcements or introductions by us and our competitors;

-    changes  in  the  terms  of  our  arrangements with customers or suppliers;

- our current reliance on a few customers for a significant portion of our net sales;

-    the  failure  of  our  key  suppliers  to  perform  as  expected;

- general political conditions that could affect spending for the products that we offer;

- delays or failures to satisfy our obligations under our contracts on a timely basis;

-    the  failure  of  our  products  to  successfully  launch  or  operate;

-    the  uncertain  market  for  our  technology  and  products;

-    the availability and cost of raw materials and components for our products;
     and,

-    the  potential  loss  of  key  personnel.

     As a result of these factors, period-to-period comparisons of our operating results may not be meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results may fall below the expectations of public market analysts or investors. In this event, our stock price could decline significantly.

WE FACE SIGNIFICANT COMPETITION AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

     We face significant competition for our government and commercial contracts. Many of our competitors have greater resources than we do and may be able to devote greater resources than us to research and development, and marketing. Given the sophistication inherent in our operations, larger competitors may have a significant advantage and may be able to more efficiently adapt and implement technological advances. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space industry and many with greater financial resources than we possess, could seek to produce products or services that compete with our products or services, including new mechanisms and electromechanical subsystems using new technology which could render our products less viable. Some of our foreign competitors currently benefit from, and others may benefit in the future from, subsidies from or other protective measures implemented by their home countries.

OUR PRODUCTS AND SERVICES ARE TECHNOLOGICALLY ADVANCED AND MAY NOT FUNCTION UNDER CERTAIN CONDITIONS.

     Most of our products are technologically advanced and sometimes novel systems that must function under demanding operating conditions. Our products may not be successfully launched or operated, or perform as intended. Like most organizations that have launched satellite programs, we have and in the future will likely experience some product and service failures, cost overruns, schedule delays, and other problems in connection with our products. Our products and services are and will continue to be subject to significant technological change and innovation. Our success will generally depend on our ability to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that we will incur significant expenses in the design and initial manufacture and marketing of new products and services.

LAUNCH  FAILURES  COULD  HAVE  SERIOUS  ADVERSE  EFFECTS  ON  OUR  BUSINESS.

     A launch failure of one of our microsatellites could have serious adverse effects on our business. Microsatellite launches are subject to significant risks, the realization of which can cause disabling damage to or total loss of a microsatellite. Delays in the launch could also adversely affect our net sales. Delays could be caused by a number of factors, including:

- designing, constructing, integrating, or testing the microsatellite, microsatellite components, or related ground systems;

- delays in receiving the license necessary to operate the microsatellite systems;

-    delays  in  obtaining  the  customer's  payload;

-    delays  related  to  the  launch  vehicle;

-    weather;  and,

-    other  events  beyond  our  control.

     Delays and the perception of potential delay could negatively affect our marketing efforts and limit our ability to obtain new contracts and projects.

OUR EXPANSION INTO OTHER NEW LINES OF BUSINESS MAY DIVERT MANAGEMENT'S ATTENTION FROM OUR EXISTING OPERATIONS AND PROVE TO BE TOO COSTLY.

     Our current business plan contemplates the migration of SpaceDev's technology from projects into products for microsatellites and hybrid rocket motors over the next several years. In the meantime, we are investigating other applications of our technology and other markets for our technologies and prospective products. Our expansion into new lines of business may be difficult for us to manage because they may involve different disciplines and require different expertise than our core business. Consequently, this expansion may divert management's time and attention away from our core business, and we may need to incur significant expenses in order to develop the expertise, and reputation we desire. Any revenues generated by new lines of business may not be significant enough to offset the expenditures required to enter such business, or provide the anticipated return on investment.

OUR U.S. GOVERNMENT CONTRACTS ARE SUBJECT TO AUDITS THAT COULD RESULT IN A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS IF A MATERIAL ADJUSTMENT IS REQUIRED.

     The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency, by other agencies of the U.S. government or prime contractors. These entities have the right to audit our cost estimates and/or allowable cost allocations with respect to certain contracts. From time to time we may in the future be required to make adjustments and reimbursements as a result of these audits. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management attention. Also, an adverse finding in any such audit, inquiry or investigation could involve contract termination, suspension, fines, injunctions or other sanctions.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN OUR KEY PERSONNEL.

     Our success will be dependent upon the efforts of key members of our management and engineering team, including our current chief executive officer, James W. Benson, who will continue to be a key member of our management team after December 30, 2005, in his capacity as chairman and chief technology officer, our new chief executive officer effective December 30, 2005, Mark N. Sirangelo, our president and chief financial officer, Richard B. Slansky, our vice president of engineering, Frank Macklin, our vice president of programs and new business development, Randall K. Simpson, the chief executive officer of Starsys, Scott Tibbitts, the president of Starsys, Robert Vacek, and certain other SpaceDev and Starsys personnel. The loss of any of these persons, or other key employees, including personnel with security clearances required for classified work and highly skilled technicians and engineers, could have a material adverse effect on us. Our future success is likely to depend substantially on our continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on us. At this time we do not maintain key man life insurance on any of our key personnel.

OUR  GROWTH  MAY  NOT  BE  MANAGEABLE AND OUR BUSINESS COULD SUFFER AS A RESULT.

     Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our operations. We may experience extended periods of very rapid growth, which could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems, improve project management systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

WE MAY NOT ADDRESS SUCCESSFULLY THE PROBLEMS ENCOUNTERED IN CONNECTION WITH ANY POTENTIAL FUTURE ACQUISITIONS.

     We expect to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our current products or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

- problems assimilating the purchased technologies, products or business operations;

-    problems  maintaining uniform standards, procedures, controls and policies;

-    unanticipated  costs  associated  with  the  acquisition;

-    diversion  of  management's  attention  from  our  core  business;

- adverse effects on existing business relationships with suppliers and customers;

- risks associated with entering new markets in which we have no or limited prior experience;

-    potential  loss  of  key  employees  of  acquired  businesses;  and,

- increased legal and accounting costs as a result of the newly adopted rules and regulations related to the Sarbanes-Oxley Act of 2002.

IF OUR KEY SUPPLIERS FAIL TO PERFORM AS EXPECTED, OUR REPUTATION MAY BE DAMAGED. WE MAY EXPERIENCE DELAYS, LOSE CUSTOMERS AND EXPERIENCE DECLINES IN REVENUES, PROFITABILITY, AND CASH FLOW.

     We purchase a significant percentage of our product components and subassemblies from third parties, many of which are sole source suppliers in the industry. If our subcontractors fail to perform as expected or encounter financial difficulties, we may have difficulty replacing them or identifying qualified replacements in a timely or cost effective manner. As a result, we may experience performance delays that could result in additional program costs, contract termination for default or damage to our customer relationships which may cause our revenues, profitability and cash flow to decline. In addition, negative publicity from any failure of one of our products or sub-systems as a result of a supplier failure could damage our reputation and prevent us from winning new contracts.

OUR  LIMITED  INSURANCE  MAY  NOT  COVER  ALL  RISKS INHERENT IN OUR OPERATIONS.

     We may find it difficult to insure certain risks involved in our operations, including our launch vehicle and satellite operations, accidental damage to high value customer hardware during the manufacturing process and damages to customer spacecraft caused by our products not working to specification. Insurance market conditions or factors outside of our control at the time insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has published regulations which could significantly affect the ability of brokers and underwriters to place insurance for certain launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. Furthermore, proceeds from insurance may not be sufficient to cover losses.

SEVERAL YEARS OF LOW DEMAND AND OVERCAPACITY IN THE COMMERCIAL SATELLITE MARKET HAVE RESULTED IN SLOW GROWTH IN DEMAND FOR SPACE PRODUCTS.

     The commercial satellite market has experienced pricing pressures due to excess capacity in the telecommunications industry and weakened demand over the past several years. Satellite demand, and thus subsystem and component orders, have also been impacted by the business difficulties encountered by the commercial satellite services industry. This has resulted in a reduction in the total market size in the near term. While the market appears to be making a recovery, growth in the demand for our products may be limited.

OUR COMPETITIVE POSITION WILL BE SERIOUSLY DAMAGED IF WE CANNOT PROTECT INTELLECTUAL PROPERTY RIGHTS IN OUR TECHNOLOGY.

     Our success, in part, depends on our ability to obtain and enforce intellectual property protection for our technology. We rely on a combination of patents, trade secrets and contracts to establish and protect our proprietary rights in our technology. However, we may not be able to prevent misappropriation of our intellectual property, and the agreements we enter into may not be enforceable. In addition, effective trademark and trade secret protection may be unavailable or limited in some foreign countries.

     There is no guarantee any patent will issue on any patent application that we have filed or may file. Further, any patent that we may obtain will expire, and it is possible that it may be challenged, invalidated or circumvented. If we do not secure and maintain patent protection for our technology and products, our competitive position will be significantly harmed because it will be much easier for competitors to sell products similar to ours. Alternatively, a competitor may independently develop or patent technologies that are substantially equivalent to or superior to our technology. If this happens, any patent that we may obtain may not provide protection and our competitive position could be significantly harmed.

     As we expand our product line or develop new uses for our products, these products or uses may be outside the protection provided by our current patent applications and other intellectual property rights. In addition, if we develop new products or enhancements to existing products, there is no guarantee that we will be able to obtain patents to protect them. Even if we do receive patents for our existing or new products, these patents may not provide meaningful protection. In some countries outside of the United States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for violations of patents. As a result, protecting intellectual property in these countries is difficult and our competitors may successfully sell products in those countries that have functions and features that infringe on our intellectual property.

     We may initiate claims or litigation against third parties in the future for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors. These claims could result in costly litigation and divert the efforts of our technical and management personnel. As a result, our operating results could suffer and our financial condition could be harmed.

CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR THAT PATENTS ON WHICH WE RELY ARE INVALID COULD ADVERSELY AFFECT OUR BUSINESS.

     From time to time, companies may assert patent, copyright and other intellectual proprietary rights against our products or products using our technologies or other technologies used in our industry. These claims may result in our involvement in litigation. We may not prevail in such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If any of our products were found to infringe on another company's intellectual property rights, we could be required to redesign our products or license such rights and/or pay damages or other compensation to such other company. If we were unable to redesign our products or license such intellectual property rights used in our products, we could be prohibited from making and selling such products.

     Other companies or entities also may commence actions seeking to establish the invalidity of our patents. In the event that one or more of our patents are challenged, a court may invalidate the patent or determine that the patent is not enforceable, which could harm our competitive position. If any of our key patents are invalidated, or if the scope of the claims in any of these patents is limited by court decision, we could be prevented from licensing the invalidated or limited portion of such patents. Even if such a patent challenge is not successful, it could be expensive and time consuming to address, divert management attention from our business and harm our reputation.

WE ARE SUBJECT TO SUBSTANTIAL REGULATION. ANY FAILURE TO COMPLY WITH EXISTING REGULATIONS, OR INCREASED LEVELS OF REGULATION, COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Our  business  activities  are subject to substantial regulation by various agencies and departments of the United States government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms

Regulations or, "ITAR." Exports of our products, services and technical information require either Technical Assistance Agreements, manufacturing license agreements or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S.-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government has indicated that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. Failure to comply with any of the above mentioned regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations.

     In addition, the space industry has specific regulations with which we must comply. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union, which we refer to as the ITU. In the United States, the Federal Communications Commission, which we refer to as the FCC, and the National Telecommunications Information Agency, which we refer to as NTIA, regulate command and telemetry frequency assignments. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we would perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we would perform would be subject to these regulations.

     We are also subject to laws and regulations regulating the formation, administration and performance of, and accounting for, U.S. government contracts. With respect to such contracts, any failure to comply with applicable laws could result in contract termination, price or fee reductions, penalties, suspension or debarment from contracting with the U.S. government.

     We are also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign laws and regulations relating to the environment. Our failure to comply with applicable law or government regulations, including any of the above-mentioned regulations, could have serious adverse effects on our business.

SPACEDEV'S STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF SPACEDEV COMMON STOCK.

     The market prices of securities of technology-based companies like ours are often highly volatile. The market price of SpaceDev common stock has fluctuated significantly in the past. During the 52-week period ended November 1, 2005, the high and low closing price of a share of SpaceDev common stock was $2.31 and $1.43, respectively. Our market price may continue to exhibit significant fluctuations in response to a variety of factors, many of which are beyond our control, including:

-    deviations  in  our  results  of  operations  from  estimates;

-    changes  in  estimates  of  our  financial  performance;

- changes in our markets, including decreased government spending or the entry of new competitors;

- our inability to obtain financing necessary to operate our business and consummate the merger;

-    changes  in  technology;

-    potential  loss  of  key  personnel;

-    changes  in  market valuations of similar companies and stock market price;

-    the  merger;  and,

-    volume  fluctuations  generally.

OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY INCREASE OUR TAXES AND DECREASE NET INCOME AND CASH FLOWS.

     At December 31, 2004 and September 30, 2005, we had federal tax net operating loss carryforwards of approximately $4,826,000 and $4,325,000, state tax net operating loss carryforwards of approximately $2,146,000 and $1,629,000 respectively. The federal tax loss carryforwards will expire in 2023 and the state tax carryforwards will expire in 2013, respectively, unless previously utilized. The State of California suspended the utilization of net operating loss for 2002 and 2003 and limited them for 2004. If our net operating loss carryforwards are subject to an annual limitation on their utilization, our taxes may increase and our cash flows and net income may decrease.

     Our use of Starsys' net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period. At December 31, 2004 and September 30, 2005, Starsys had federal tax net operating loss carryforwards of approximately $1,500,000 and $3,546,000, state tax net operating loss carryforwards of approximately $3,270,000 and $5,315,000. The federal and state tax loss carryforwards will expire in 2024 unless previously utilized.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

     As of November 1, 2005, SpaceDev executive officers and directors together beneficially owned approximately 45% of the issued and outstanding shares of SpaceDev common stock, and Starsys executive officers and directors together beneficially owned approximately 59% of the issued and outstanding shares of Starsys common stock. As a result, following the merger these persons could have the ability to exert significant influence over matters concerning us, including the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving us. In addition, through control of the board of directors and voting power, our officers and directors may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

SPACEDEV HAS NOT PAID DIVIDENDS ON ITS COMMON STOCK IN THE PAST AND DOES NOT ANTICIPATE PAYING DIVIDENDS ON ITS COMMON STOCK IN THE FORESEEABLE FUTURE.

     SpaceDev has not paid common stock dividends since its inception and does not anticipate paying dividends in the foreseeable future. Our current business plan provides for the reinvestment of earnings in an effort to complete development of our technologies and products, with the goal of increasing sales and long-term profitability and value. In addition, the revolving credit facility with Laurus Master Fund Ltd. and the terms of our preferred stock currently restrict, and any other credit or borrowing arrangements that we may enter into may in the future restrict or limit, our ability to pay common stock dividends to our shareholders.

SPACEDEV COMMON SHAREHOLDERS WILL EXPERIENCE DILUTION IF OUR PREFERRED STOCK IS CONVERTED OR OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED.

     As of December 20, 2005, SpaceDev is obligated to issue 3,369,127 shares of SpaceDev common stock if all of SpaceDev's outstanding warrants are exercised and shares of preferred stock converted. In addition, as of December 20, 2005, SpaceDev has outstanding stock options to purchase an aggregate of 9,572,266 shares of SpaceDev common stock. The total number of shares, issuable upon the exercise of currently vested warrants, options and preferred stock (12.941,393 shares) represents approximately 52% of SpaceDev's issued and outstanding shares of common stock as of December 20, 2005. In addition, SpaceDev has agreed in the merger agreement to issue up to 5,357,143 shares at the closing of the merger, up to 7,000,000 shares as performance consideration and up to 1,843,571 shares as options under SpaceDev's equity incentive plan to executives, managers, employees and consultants of Starsys. In addition, to complete the financing necessary to repay the Starsys bank and shareholder loans and to pay other costs and expenses associated with the merger, SpaceDev currently anticipates it needs to issue another approximately 4,500,000 shares in connection with the merger. The total number of shares which SpaceDev may thus issue in connection with the merger (18,700,714 shares) represents approximately 75% of SpaceDev's outstanding shares of common stock as of December 20, 2005.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS THE PRICE OF THE COMMON STOCK.

     Sales by SpaceDev's current and future stockholders of a substantial number of shares, including sales by the Starsys shareholders following the merger, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. As described in the immediately preceding risk factor, SpaceDev has a significant number of shares that are issuable upon exercise of options and warrants or upon conversion of shares of preferred stock. All of these shares are either registered with the SEC and may be sold without restriction (except for volume limitations applicable to our officers, directors and significant shareholders with respect to their option shares, and contractual lockup restrictions obtained from some of the Starsys shareholders) or have registration rights requiring us to register these shares with the SEC. In the future, we may issue additional shares of common stock, convertible securities, options and warrants.

CHANGES IN STOCK OPTION ACCOUNTING RULES MAY ADVERSELY AFFECT OUR REPORTED OPERATING RESULTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OUR STOCK PRICE AND OUR EFFORTS IN RECRUITING ADDITIONAL EMPLOYEES.

     Technology companies in general, and our company in particular, depend upon and use broad based employee stock option programs to hire, incentivize and retain employees in a competitive marketplace. Currently, we do not recognize compensation expense for stock options issued to employees or directors, except in limited cases involving modifications of stock options, and we instead disclose in the notes to our financial statements information about what such charges would be if they were expensed. An accounting standard setting body has recently adopted a new accounting standard that will require us to record equity-based compensation expense for stock options and employee stock purchase plan rights granted to employees based on the fair value of the equity instrument at the time of grant. We will be required to record these expenses beginning with the first quarter of the year ending December 31, 2006. The change in accounting rules will lead to a decrease in reported earnings, if we have earnings, or an increased loss, if we do not have earnings. This may negatively impact our future stock price. In addition, this change in accounting rules could impact our ability to utilize broad based employee stock plans to reward employees and could result in a competitive disadvantage to us in the employee marketplace.

WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROL REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

     We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC, the Public Company Accounting Oversight Board and the American Stock Exchange (if our common stock is approved for listing on the American Stock Exchange). These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, we will be required to include management and independent registered public accounting firm reports on internal controls as part of our annual report for the year ending December 31, 2007 pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of evaluating our control structure to help ensure that we will be able to comply with Section 404 of the Sarbanes-Oxley Act. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

THE TERMS OF SPACEDEV'S OUTSTANDING SHARES OF PREFERRED STOCK, AND ANY SHARES OF PREFERRED STOCK ISSUED IN THE FUTURE, MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

     SpaceDev is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. SpaceDev currently has outstanding 250,000 shares of its Series C Convertible Preferred Stock. Our board of directors may determine the terms of future preferred stock offerings without further action by our shareholders. If we issue additional preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. SpaceDev's Series C Preferred Stock ranks senior to the common stock with respect to dividends and liquidation.

BECAUSE SPACEDEV COMMON STOCK IS SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN SPACEDEV SECURITIES MAY BE ADVERSELY AFFECTED.

     Transactions in SpaceDev common stock are currently subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend SpaceDev securities to persons other than institutional accredited investors must:

-    make  a  special  written  suitability  determination  for  the  purchaser;

-    receive  the  purchaser's written agreement to a transaction prior to sale;

- provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and,

- obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in SpaceDev securities may be adversely affected. As a result, the market price of SpaceDev securities may be depressed, and you may find it more difficult to sell our securities.

THE REVOLVING CREDIT FACILITY WITH LAURUS MASTER FUND, LTD. IS COLLATERALIZED BY A GENERAL SECURITY INTEREST IN OUR ASSETS. IF WE WERE TO BORROW AND THEN DEFAULT UNDER THE TERMS OF THE REVOLVING CREDIT FACILITY, THEN LAURUS WOULD HAVE THE RIGHT TO FORECLOSE ON OUR ASSETS.

     In June 2003, SpaceDev entered into a revolving credit facility with Laurus Master Fund, Ltd., which currently permits borrowings up to a maximum principal amount of $1.5 million. Borrowings under the revolving credit facility are collateralized by a general security interest in SpaceDev's assets. As of September 30, 2005, there was no balance outstanding under the revolving credit facility, however, subject to the amount of our eligible accounts receivable, we may be able to borrow funds in the future under the revolving credit facility. Although, we have no intention of borrowing under the revolving credit facility, if we were to borrow and then default under the terms and conditions of the revolving credit facility, Laurus would have the right to accelerate any indebtedness outstanding and foreclose on our assets in order to satisfy our indebtedness. Such a foreclosure could have a material adverse effect on our business, liquidity, results of operations and financial position.

                    SPECIAL MEETING OF SPACEDEV SHAREHOLDERS

     SpaceDev is furnishing this joint proxy statement/prospectus to you in order to provide you with important information regarding the matters to be considered at the special meeting of SpaceDev shareholders and at any adjournment or postponement of the special meeting. SpaceDev first mailed this joint proxy statement/prospectus and the accompanying form of proxy to its shareholders on or about December 29, 2005.

DATE,  TIME  AND  PLACE  OF  THE  SPECIAL  MEETING

     SpaceDev will hold its special meeting of shareholders at SpaceDev's offices at 13855 Stowe Drive, Poway, California 92064, on Monday, January 30, 2006, at 9:00 a.m. Pacific Standard Time.

MATTERS  TO  BE  CONSIDERED  AT  THE  SPECIAL  MEETING

     At the special meeting, shareholders of SpaceDev will be asked to consider and vote upon the following proposals:

     PROPOSAL NO. 1 - To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005 among Starsys Research Corporation ("Starsys"), SpaceDev, Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby and the issuance and reservation for issuance of shares of SpaceDev common stock to Starsys shareholders pursuant to the merger agreement.

     PROPOSAL NO. 2 - To approve amendments to the SpaceDev 2004 Equity Incentive Plan: (1) to increase by 3,000,000 shares the number of authorized shares under the plan; (2) to add per person annual share award limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options.

     PROPOSAL NO. 3 - To approve an amendment to SpaceDev's Articles of Incorporation to increase the number of authorized shares of common stock by 50,000,000 shares to a total of 100,000,000 shares. PROPOSAL NO. 4 - To give to SpaceDev's board of directors discretionary authority to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in one or more private financings.

RECORD  DATE;  SHAREHOLDERS  ENTITLED  TO  VOTE

     The record date for determining the SpaceDev shareholders entitled to vote at the special meeting is December 9, 2005. Only holders of record of SpaceDev common stock at the close of business on that date are entitled to vote at the special meeting. On the record date, there were issued and outstanding 24,410,176 shares of SpaceDev common stock. Shares of SpaceDev preferred stock are not entitled to vote on any of the proposals.

     As of the record date, the directors and executive officers of SpaceDev and their affiliates held shares of common stock representing approximately 45% of the outstanding shares of SpaceDev common stock.

     A list of shareholders eligible to vote at the meeting will be available for your review during SpaceDev's regular business hours at its headquarters in Poway, California for at least ten days prior to the special meeting for any purpose related to the special meeting.

VOTING  AGREEMENTS

     James W. Benson, the chairman and current chief executive officer of SpaceDev, Susan C. Benson, a director of SpaceDev, and Richard B. Slansky, the president, chief financial officer, corporate secretary, and a director of SpaceDev, who in the aggregate hold approximately 42% of the voting power of SpaceDev as of the record date, have entered into voting agreements pursuant to which each has agreed to vote in favor of the merger agreement, the merger and the other proposals described in this joint proxy statement/prospectus.

VOTING  AND  REVOCATION  OF  PROXIES

     The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the board of directors of SpaceDev for use at the special meeting.

     General. Shares represented by a properly signed and dated proxy will be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but that do not contain voting instructions will be voted FOR each of the proposals described in this joint proxy statement/prospectus.

     Abstentions. SpaceDev will count a properly executed proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the special meeting with respect to such proposal. Because approval of Proposal No. 1 may, and Proposal No. 3 will, require the affirmative vote of a majority of the voting power of the SpaceDev shares outstanding, abstentions on these proposals may have the same effect as a vote AGAINST Proposal No. 1 and will have the same effect as a vote AGAINST Proposal No. 3. However, abstentions will have no direct effect on the outcome of any other proposal, assuming that a quorum is present at the special meeting, but will reduce the number of votes required to approve those proposals.

     Broker Non-Votes. If your shares are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. "Broker non-votes" are shares held by a broker or other nominee that are represented at the special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of the shares to vote on the particular proposal and the broker does not have discretionary voting power on the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Failure to instruct your broker on how to vote your shares on Proposal No. 1 may, and on Proposal No. 3 will, have the effect of voting AGAINST Proposal No. 1 or Proposal No. 3, as the case may be.

     Voting Shares in Person that are Held Through Brokers. If your SpaceDev shares are held in "street name" (that is, through a bank, broker or other nominee) and you would like to attend the special meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of SpaceDev common stock as of the close of business on December 9, 2005, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered, obtain a properly executed legal proxy from that person, identifying you as a SpaceDev shareholder, authorizing you to act on behalf of the nominee at the SpaceDev special meeting and identifying the number of shares with respect to which the authorization is granted, and bring that proxy to the special meeting.

     Revocation of Proxies. If you submit a proxy, you may revoke it at any time before it is voted by:

- delivering to the corporate secretary of SpaceDev a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

- submitting to the corporate secretary of SpaceDev a new, signed proxy card with a later date than the proxy you wish to revoke; or,

- attending the special meeting and voting in person (attendance by itself will not revoke your proxy).

     Notices to the corporate secretary of SpaceDev should be sent to 13855 Stowe Drive, Poway, California 92064.

     If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

REQUIRED  SHAREHOLDER  VOTE

     In order to conduct business at the SpaceDev special meeting, a quorum must be present. The holders of a majority of the votes entitled to be cast by holders of common stock at the special meeting, present in person or represented by proxy, constitute a quorum under SpaceDev's articles of incorporation. SpaceDev will treat shares of SpaceDev common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the SpaceDev special meeting for the purposes of determining the existence of a quorum. If a quorum is not present, it is expected that the shareholder meeting will be adjourned to solicit additional proxies.

     With respect to any matter submitted to a vote of the SpaceDev shareholders, each holder of SpaceDev common stock will be entitled to one vote, in person or by proxy, for each share of SpaceDev common stock held in his, her or its name on the books of SpaceDev on the record date.

     PROPOSAL NO. 1 - If the shares of SpaceDev common stock are not listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, adoption and approval of the merger agreement and approval of the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger requires the affirmative vote of a majority of the outstanding shares of SpaceDev common stock. If the shares of SpaceDev common stock are listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, adoption and approval of the merger agreement and approval of the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger will not be required under applicable law or the articles of incorporation or bylaws of SpaceDev. Nevertheless, in that case, the board of directors of SpaceDev would still seek shareholder approval of Proposal No. 1 as a matter of good corporate governance; and, if the number of votes present in person or represented by proxy cast in favor of Proposal No. 1 does not exceed the number of votes cast in opposition to Proposal No. 1, the board of directors would reconsider its decision to approve the merger agreement, the merger and the proposal to issue and reserve for issuance shares of SpaceDev common stock in connection with the merger.

     If the shares of SpaceDev common stock are not listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, abstentions and broker non-votes will have the same effect as voting AGAINST Proposal No. 1. In addition, the merger agreement contains a closing condition in favor of SpaceDev and Starsys that not more than 1.5% of outstanding SpaceDev shares will have exercised, or retained the right to exercise, dissenters' rights, which condition SpaceDev and Starsys may waive. If the shares of SpaceDev common stock are listed on the American Stock Exchange or another applicable national securities exchange prior to the closing of the merger, abstentions will be counted towards the tabulation of votes cast on this proposal; and broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     PROPOSAL NO. 2 - Approval of the amendments to the 2004 Equity Incentive Plan requires the number of votes present in person or represented by proxy cast in favor of the amendments to exceed the number of votes cast in opposition to the amendments. Abstentions will be counted towards the tabulation of votes cast on this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     PROPOSAL NO. 3 - Approval of the amendment to SpaceDev's articles of incorporation to increase the number of authorized shares of common stock by 50,000,000 shares to a total of 100,000,000 shares requires the affirmative vote of a majority of the outstanding shares of SpaceDev common stock. Abstentions and broker non-votes will have the same effect as voting AGAINST Proposal No. 3.

     PROPOSAL NO. 4 - Approval of the proposal to authorize SpaceDev's board of directors to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in private offerings requires the number of votes present in person or represented by proxy cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions will be counted towards the tabulation of votes cast on this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The inspector of elections for the SpaceDev special meeting will tabulate the votes.

RECOMMENDATION  BY  THE  BOARD  OF  DIRECTORS

     After careful consideration, the board of directors of SpaceDev has determined that each proposal is advisable and in the best interests of SpaceDev and its shareholders and recommends that SpaceDev shareholders vote FOR each of the proposals.

SOLICITATION  OF  PROXIES

     SpaceDev and Starsys are conducting this proxy solicitation and will bear the cost of soliciting proxies, including the assembly, printing and mailing of this joint proxy statement/prospectus, the respective proxy cards and any additional information furnished to shareholders. SpaceDev will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the SpaceDev special meeting, officers and regular employees of SpaceDev may solicit the return of proxies from SpaceDev shareholders by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation. The total estimated cost of the solicitation of SpaceDev proxies is approximately $35,000.

SECURITY  OWNERSHIP  OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     For information regarding the security ownership of SpaceDev common stock by principal shareholders, directors and executive officers of SpaceDev, see the disclosure below under the caption "Ownership of SpaceDev Common Stock" beginning on page 129.

APPRAISAL  AND  DISSENTERS'  RIGHTS

     Holders of SpaceDev common stock may have dissenters' rights under California law with respect to the merger transaction. For information regarding such dissenters' rights, see "The Merger - Appraisal and Dissenters' Rights" beginning on page 50.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     With respect to Proposal No. 1 and two other merger related proposals, certain officers and directors of SpaceDev have interests in the merger that are different from, or are in addition to, those of SpaceDev shareholders generally. For information regarding the interests of SpaceDev's officers and directors in the merger, see "The Merger - Interests of Certain SpaceDev Persons in the Merger" beginning on page 42.

     In addition, the officers and directors of SpaceDev have an interest in the passing of Proposal No. 2 to the extent they may in the future receive awards under the 2004 Equity Incentive Plan, the total authorized shares of which are proposed to be increased by 3,000,000 shares.

     Other than as provided above, the officers and directors of SpaceDev do not have interests in the proposals that are materially different from those of SpaceDev shareholders generally.

SHAREHOLDER  PROPOSALS  AND  NOMINATIONS

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder nominations to the board of directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice of the proposal or nomination in writing to the company's Corporate Secretary pursuant to

Rule 14a-4 under the Securities Exchange Act of 1934. To be timely for the 2006 annual meeting, a shareholder's notice must be delivered to or mailed and received by SpaceDev's Corporate Secretary at SpaceDev's principal executive offices not later than June 3, 2006. A shareholder's notice to the Corporate Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by SpaceDev's bylaws.

     Requirements for Shareholder Proposals to be Considered for Inclusion in SpaceDev's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at SpaceDev's 2006 annual meeting must be received by SpaceDev not later than March 20, 2006 to be considered for inclusion in SpaceDev's proxy materials for that meeting.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF SPACEDEV. YOU ARE ACCORDINGLY URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO SUBMIT YOUR PROXY BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                     SPECIAL MEETING OF STARSYS SHAREHOLDERS

     Starsys is furnishing this joint proxy statement/prospectus to you in order to provide you with important information regarding the matters to be considered at the special meeting of the Starsys shareholders and at any adjournment or postponement of the special meeting. Starsys first mailed this joint proxy statement/prospectus and the accompanying form of proxy to its shareholders on or about December 29, 2005.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     Starsys will hold its special meeting of shareholders at Starsys' offices at 4909 Nautilus Court North, Boulder, Colorado 80301 on Monday, January 30, 2006, at 10:00 a.m. Mountain Standard Time.

MATTERS  TO  BE  CONSIDERED  AT  THE  SPECIAL  MEETING

     At the special meeting, shareholders of Starsys will be asked to consider and vote upon the following proposals:

PROPOSAL NO. 1 - To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005, among Starsys, SpaceDev, Inc. ("SpaceDev"), Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby.

PROPOSAL NO. 2 - To approve the appointment and authorization of Scott Tibbitts, the Chairman and Chief Executive Officer of Starsys, as the shareholder agent under the merger agreement and related escrow agreement.

RECORD  DATE;  SHAREHOLDERS  ENTITLED  TO  VOTE

     The record date for determining the Starsys shareholders entitled to vote at the special meeting is December 1, 2005. Only holders of record of Starsys common stock at the close of business and participants in the separate plan holding Starsys common stock under the Starsys 401(k) and Stock Bonus Plan dated August 4, 1997, on that date are entitled to vote at the special meeting. On the record date, there were issued and outstanding 522,437.47 shares of Starsys common stock (including the shares held in the separate plan holding Starsys common stock under the Starsys 401(k) and Stock Bonus Plan dated August 4,
1997).

As of the record date, the directors and executive officers of Starsys and their affiliates held 300,102.17 shares of Starsys common stock, representing approximately 57% of the outstanding shares of Starsys common stock. A list of shareholders eligible to vote at the meeting will be available for your review during Starsys' regular business hours at its headquarters in Boulder, Colorado for at least ten days prior to the special meeting for any purpose related to the special meeting.

VOTING  AGREEMENTS

     Scott Tibbitts, the chairman and chief executive officer of Starsys, who holds approximately 48% of the voting power of Starsys as of the record date, has entered into a voting agreement pursuant to which he is obligated to vote in favor of both proposals.

VOTING  AND  REVOCATION  OF  PROXIES

     The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the board of directors of Starsys for use at the special meeting.

General. Shares represented by a properly signed and dated proxy will be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but that do not contain voting instructions will be voted FOR each of the proposals described above.

Abstentions. Starsys will count a properly executed proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the special meeting with respect to such proposal. Because approval of Proposal No. 1 and Proposal No. 2 each requires the affirmative vote of a majority of the voting power of shares of Starsys' common stock outstanding, abstentions on either proposal will have the same effect as a vote AGAINST the proposal.

     Revocation of Proxies. If you submit a proxy, you may revoke it at any time before it is voted by:

- delivering to the secretary of Starsys a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;
- submitting to the secretary of Starsys a new, signed proxy card with a later date than the proxy you wish to revoke; or
- attending the special meeting and voting in person for attendance by itself will not revoke your proxy.
     Notices to the secretary of Starsys should be sent to 4909 Nautilus Court North, Boulder, Colorado 80301.

REQUIRED  SHAREHOLDER  VOTE

     In order to conduct business at the Starsys special meeting, a quorum must be present. The holders of a majority of the votes entitled to be cast by holders of common stock at the special meeting, present in person or represented by proxy, constitutes a quorum under Starsys' bylaws. Starsys will treat shares of common stock represented by a properly signed and returned proxy, including abstentions, as present at the Starsys special meeting for the purposes of determining the existence of a quorum. If a quorum is not present, it is expected that the special meeting will be adjourned to solicit additional proxies.

With respect to any matter submitted to a vote of the Starsys shareholders, each holder of Starsys common stock will be entitled to one vote, in person or by proxy, for each share of Starsys common stock held in his, her or its name on the books of Starsys on the record date.

PROPOSAL NO. 1 - Adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of a majority of the voting power of Starsys' common stock outstanding.

PROPOSAL  NO.  2  -  Approval  of  the  appointment  and  authorization of Scott
Tibbitts, the chairman and chief executive officer of Starsys, as the shareholder agent under the merger agreement and related escrow agreement, requires the affirmative vote of a majority of the voting power of Starsys' common stock outstanding.

In addition, the merger agreement contains a closing condition requiring the affirmative vote in favor of the merger of holders of 98% of the voting power of Starsys' common stock outstanding. This closing condition may be waived by SpaceDev.

The inspector of elections for the Starsys special meeting will tabulate the votes.

UNANIMOUS  RECOMMENDATION  BY  THE  BOARD  OF  DIRECTORS

     After careful consideration, the board of directors of Starsys has determined that the merger and the merger agreement, and the the appointment and authorization of Scott Tibbitts as shareholder agent, is advisable and in the best interests of Starsys and its shareholders and unanimously recommends that Starsys shareholders vote FOR each of the proposals described above.

SOLICITATION  OF  PROXIES

     SpaceDev and Starsys are conducting this proxy solicitation and will bear the cost of soliciting proxies, including the assembly, printing and mailing of this joint proxy statement/prospectus, the respective proxy cards and any additional information furnished to shareholders. To the extent necessary in order to assure sufficient representation at the Starsys special meeting, officers and regular employees of Starsys may solicit the return of proxies from Starsys shareholders by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation. The total estimated cost of the solicitation of Starsys proxies is approximately $15,000.

SECURITY  OWNERSHIP  OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     For information regarding the security ownership of Starsys common stock by principal shareholders, directors and executive officers of Starsys, see "Ownership of Starsys Common Stock" beginning on page 148.

APPRAISAL  AND  DISSENTERS'  RIGHTS

     Holders of Starsys common stock may be entitled to dissenters' rights under Colorado law with respect to the merger transaction. For more information regarding dissenters' rights, see the disclosure under "The Merger - Appraisal and Dissenters' Rights" beginning on page 50. In addition, the merger agreement includes a closing condition that at least 98% of the outstanding shares of Starsys common stock vote to approve the merger and the merger agreement, which closing condition SpaceDev may waive.

INTEREST  OF  CERTAIN  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON

     Certain officers and directors of Starsys have interests in the merger that are different from, or are in addition to, those of Starsys shareholders generally. For information regarding the interests of Starsys' officers and directors in the merger, see "The Merger - Interests of Certain Starsys Persons in the Merger" beginning on page 44.

LETTER  OF  TRANSMITTAL  AND  STARSYS  SHARE  CERTIFICATES

     If you are attending the Starsys shareholders meeting, Starsys encourages you to bring the completed letter of transmittal, attached to this joint proxy statement/prospectus as Annex F, including the attached Form W-9, and all of your Starsys share certificates to the meeting. If the merger does not close, Starsys will return these share certificates to you.

If you are not attending the meeting, Starsys encourages you to send in your completed letter of transmittal (including the attached Form W-9) and all of your Starsys share certificates together with your proxy card to the
exchange agent.  If you   deliver the completed letter of transmittal,  Form
W-9 and  share  certificates  to  Starsys, Starsys  will deliver them to the exchange agent for the merger on your behalf. A closing condition to the merger requires Starsys shareholders holding 98% of the outstanding shares of Starsys common stock to deliver their share certificates prior to the closing, which condition may be waived by SpaceDev.

The letter of transmittal includes a certification that, if any of your share certificates are not attached, that those certificates have been lost, stolen or are otherwise missing. The letter also includes a general release of all claims you may have against Starsys as a shareholder, including any dissenters' rights.

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF STARSYS. YOU ARE ACCORDINGLY URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO PROPERLY COMPLETE AND SUBMIT YOUR PROXY.

              SPACEDEV PROPOSAL NO. 1 AND STARSYS PROPOSAL NO. 1 -
                                   THE MERGER

     This section of this joint proxy statement/prospectus describes the principal aspects of SpaceDev Proposal No. 1 and Starsys Proposal No. 1, including the merger and the merger agreement. While SpaceDev and Starsys believe that this description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to SpaceDev and Starsys shareholders. You can obtain a more complete understanding of the merger by reading the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read the merger agreement and the other annexes to this joint proxy statement/prospectus carefully and in their entirety.

BACKGROUND  OF  THE  MERGER

     The management and boards of directors of both SpaceDev and Starsys continually review their companies' respective market positions in light of the changing competitive environment of the aerospace industry with the objective of determining which strategic alternatives are available to enhance shareholder value. From time to time, the management of each of SpaceDev and Starsys have had conversations with other companies to explore opportunities to improve their companies' respective market positions, including through potential acquisitions or dispositions of assets, joint ventures and other strategic transactions.

The provisions of the merger agreement are the result of arms-length negotiations conducted among representatives of SpaceDev and Starsys and their respective legal and financial advisors. The following is a summary of the meetings, negotiations, and discussions between the parties that preceded the execution of the merger agreement.

Beginning in 2001, Starsys entered into some fixed-price development programs which resulted in cost overruns and financial challenges to meet program needs. These overruns have been funded through Starsys credit facilities, term loans, and other loans. As these cost overruns continued to increase, Starsys faced additional financial duress and required additional capital resources.

In May 2005, Starsys was notified by its primary bank lender, Vectra Bank Colorado, which we refer to as Vectra, that Starsys was out of compliance with various loan covenants, and that Vectra had elected to place Starsys into forbearance, an option available to Vectra under the credit facility. On May 24, 2005, Starsys signed a forbearance agreement with Vectra, which included an incremental schedule for Starsys to obtain additional investments to repay Vectra and to provide additional working capital to Starsys.

In June 2005, Starsys promoted Robert Vacek to the position of president and general manager, with the founder of Starsys, Scott Tibbitts retaining the role of chief executive officer. In his role as president, Mr. Vacek was responsible for stabilizing Starsys' finances, completing the programs with cost overruns and establishing processes and systems to support the growing company. It was anticipated that Mr. Vacek's efforts could lead to a sale of Starsys.

On June 22, 2005, Starsys engaged St. Charles Capital, LLC, which we refer to as St. Charles, to provide investment banking services in connection with Starsys' review of its strategic alternatives, including the possible sale of Starsys or the raising of private equity financing. St. Charles, as part of its investment banking business, regularly values businesses and their securities in connection with capital market transactions, merger and acquisitions, private placements and valuations for estate, corporate and other purposes.

In July and August 2005, St. Charles produced marketing documents and financial models for use in the solicitation of interested parties. During these months, St. Charles contacted approximately 21 potential interested parties, and distributed offering memorandums to 10 parties. Also during this time, St. Charles and Starsys met with interested parties to describe more fully the opportunity of acquiring Starsys, including a meeting with Mark N. Sirangelo of QS Advisors, LLC and The QuanStar Group LLC, which we refer to as QS Advisors or QuanStar, business advisors to SpaceDev, on July 20, 2005. Mr. Sirangelo will succeed James W. Benson as chief executive officer of SpaceDev and will also become vice chairman and a director of SpaceDev effective December 30, 2005.

On July 28, 2005, Starsys met with management of SpaceDev at the Starsys facility. SpaceDev management toured the facility and began to conduct due diligence.

By August 2, 2005, three parties, including SpaceDev, had submitted proposals to Starsys to enter into a strategic transaction. All three proposals provided for the repayment of the Starsys bank debt. Two of the proposals were for acquisition of Starsys, and one was for strategic investment. Each proposal placed a different enterprise value on Starsys.

On August 8, 9 and 10, 2005, Starsys provided counterproposals to two of the parties, including SpaceDev. Starsys and St. Charles believed that those parties were motivated and capable of meeting Starsys' time schedule.

On August 10 and 11, 2005, representatives of the management of Starsys and SpaceDev met in San Diego, California, together with St. Charles, to discuss the valuation of Starsys and the potential terms of a merger transaction. The parties also conducted due diligence. Starsys management toured the SpaceDev facility.

On August 21, 2005, Starsys and St. Charles updated SpaceDev and QS Advisors on Starsys' working capital needs and operational results. The parties also discussed potential transaction terms.

On August 22, 2005, Starsys terminated negotiations with the second party after the second party could not meet Starsys' time and enterprise valuation requirements. Starsys further discussed potential transaction terms with SpaceDev.

On August 23, 2005, Starsys and SpaceDev entered into a letter of intent. Under the letter of intent, SpaceDev and Starsys agreed to negotiate a definitive agreement for SpaceDev to acquire all of the outstanding capital stock of Starsys and repay Starsys' indebtedness to Vectra. This letter of intent included binding provisions regarding exclusivity and non-binding provisions regarding a bridge loan for $1.2 million, cash and equity at closing and in future periods, employment agreements and option reserves and a target closing date.

On September 7, 2005, SpaceDev management met with various Starsys representatives to conduct further due diligence. Starsys financial and personnel records were collected, and Starsys engineering, operational, and support capabilities were assessed.

On September 8, 2005, Starsys and SpaceDev entered into a bridge loan agreement under which SpaceDev agreed to loan to Starsys $1.2 million for the purpose of paying down Starsys' credit facility with Vectra. The loan accrues interest at 8% per annum and matures on December 31, 2005 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra. This intercreditor agreement precludes SpaceDev from foreclosing on its loan, absent Vectra's
consent, until   May  31, 2006. Starsys  was required to use the proceeds
of the loan to make a progress payment to Vectra on the outstanding principal balance of loans under the credit facility, which payment was due under the forbearance agreement.

On September 22, 2005, on behalf of SpaceDev, Sheppard, Mullin, Richter & Hampton, LLP, which we refer to as Sheppard Mullin, legal representative of SpaceDev, delivered an initial draft of the merger agreement to Starsys and its advisors. From this point until the signing of the merger agreement, Starsys and SpaceDev performed legal, financial and technical due diligence on each other.

From September 22 through October 19, 2005, Starsys and SpaceDev and their respective legal and other advisors exchanged drafts of the merger agreement and agreements ancillary to the merger agreement and negotiated various provisions and deal terms.

On October 19, 2005, at a meeting of the Starsys board of directors, the Starsys board of directors reviewed and discussed the proposed acquisition. The Starsys board of directors reviewed the status of the negotiations and key deal terms, the status and findings of due diligence on SpaceDev, the strategic rationale for the proposed acquisition, the potential risks and potential benefits of the proposed acquisition, regulatory and shareholder approval requirements in connection with the proposed transaction, and the key business and financial terms of the proposed transaction.

Representatives of St. Charles and Holland & Hart LLP, legal advisor to Starsys, reviewed the deal terms and relevant issues for the Starsys board of directors, and St. Charles reviewed its updated financial analysis of the proposed merger with the board members. Following this review and discussion, the Starsys board of directors unanimously approved the merger agreement and the merger.

On October 20, the board of directors of SpaceDev approved the merger and the merger agreement (with such changes as management deemed appropriate) and the transactions contemplated thereby, and recommended that the merger and the merger agreement be presented to the shareholders of SpaceDev for their approval.

On October 20, and through October 24, 2005, management of Starsys and SpaceDev, as well as their respective legal advisors, participated in various meetings and discussions regarding the merger agreement and exchanged additional drafts of the merger agreement and ancillary agreements.

On October 24, 2005, the parties executed and delivered the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A.

On December 7, 2005, the parties amended the merger agreement, which amendment is included as part of Annex A attached to this joint proxy statemtent/prospectus.

On December 20, 2005, Starsys and SpaceDev agreed to extend to January 31, 2006 the maturity date of the $1.2 million loan from SpaceDev to Starsys, which loan was originally extended to Starsys in September 2005 pursuant to the terms of a bridge loan agreement described above.

SPACEDEV'S  REASONS  FOR  THE  MERGER

     SpaceDev believes a business combination with Starsys will benefit SpaceDev in several ways:

- SpaceDev's design expertise and manufacturing capability in the nano- and micro-satellite markets will complement Starsys' expertise in design and manufacturing of components and other products primarily in the mainframe satellite market;

- the increased size and capabilities of a combined company will enable SpaceDev to participate in more diverse projects with greater revenue generation potential and potentially lead to more predictable revenue streams;


- the increased market capitalization of a combined company will place SpaceDev in a better position to have its shares listed on a national securities exchange and to attract institutional investors and analyst coverage;

- a second location in a favorable aerospace labor market will enable more rapid growth to meet future business needs; and,

- SpaceDev's reputation for high customer satisfaction places it in a unique position to take advantage of the increased capabilities that will result from the merger.

     SpaceDev's board of directors has determined that the merger is in the best interests of SpaceDev and its shareholders and has approved the merger agreement, the merger, the issuance of shares of SpaceDev common stock pursuant to the merger agreement and the other transactions contemplated by the merger agreement. In reaching its determination, SpaceDev's board of directors considered a number of factors, including the factors discussed above and listed below. The conclusions reached by SpaceDev's board of directors with respect to the following factors supported its determination that the merger and the issuance of shares of SpaceDev common stock pursuant to the merger are fair to, and in the best interests of, SpaceDev and its shareholders:

- the judgment, advice and analysis of SpaceDev's management and its financial advisors with respect to the potential strategic, financial and operational benefits of the transaction, including management's favorable recommendation of the transaction, based in part on the business, technical, financial, accounting and legal due diligence investigations performed with respect to Starsys;

-     the  importance  of  the  merger  for  pursuing SpaceDev's strategic plan;

- the potential benefits to SpaceDev shareholders of growth opportunities following the merger;

- the possibility, as an alternative to the merger, of opening facilities in new, strategically desirable locations and expanding SpaceDev's manufacturing capability through internal growth or other potential acquisitions;

- the competitive and market environments in which SpaceDev and Starsys operate;

- the expected qualification of the transactions contemplated by the merger agreement as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

- the likelihood that SpaceDev will be able to retain key management and other personnel of Starsys who may be critical to the ongoing success of each company's business and to the successful integration of the businesses;

- the interests that certain executive officers and directors of SpaceDev may have with respect to the merger in addition to their general interests as shareholders of SpaceDev, as described in more detail under "The Merger - Interests of Certain SpaceDev Persons in the Merger" beginning on page 42;

-     the results of operations and financial condition of SpaceDev and Starsys;

- the terms of the merger agreement and the agreements related to the merger, including the consideration to be paid by SpaceDev and the structure of the merger which were deemed by both the board of directors and management of SpaceDev to provide a fair and equitable basis for the transaction; and,

-     the  likelihood that the transaction will be completed in a timely manner.

     SpaceDev's board of directors also considered a number of risks and potentially negative factors in its deliberation concerning the merger, including in particular:

- the risk that the benefits sought to be achieved by the transaction, including those outlined above, will not be achieved;

- the general challenges and costs of combining the operations of two companies and the substantial expenses to be incurred in connection with the merger;

- the effect of public announcement of the transaction on SpaceDev's common stock;

- the risks of unexpected expenses or liabilities associated with the merger, including the potential for cost overruns of the type that motivated Starsys to consider entering into a transaction such as the merger;

- the need to raise additional financing to meet SpaceDev's obligations under the merger agreement;

- the other risks and uncertainties discussed above in the section entitled "Risk Factors", beginning on page 15; and,

- the diversion of management resources from other strategic opportunities and operational matters.

     The above discussion of information and factors considered by SpaceDev's board of directors is not intended to be exhaustive but is believed to include the material factors considered by SpaceDev's board of directors. In view of the wide variety of factors considered by SpaceDev's board of directors, the board did not find it practical to quantify or otherwise assign relative weight to the specific factors considered. In addition, SpaceDev's board of directors did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors.

Individual members of SpaceDev's board of directors may have given different weight to different factors. However, after taking into account all of the factors described above, SpaceDev's board of directors determined that the merger, the merger agreement, the issuance of shares of SpaceDev's common stock pursuant to the merger agreement and the other agreements related to the merger were fair to, and in the best interests of, SpaceDev and SpaceDev's shareholders, and that SpaceDev should proceed with the merger.

INTERESTS OF CERTAIN SPACEDEV PERSONS IN THE MERGER

You should be aware that, as described below, certain of the directors and officers of SpaceDev have interests in the merger that are different from, or in addition to, the general interests of the other shareholders of SpaceDev. The SpaceDev board of directors was aware of these interests to the extent they existed at the time and considered them, among other matters, in approving the merger, the merger agreement and the transactions contemplated by the merger agreement. These other interests include the following:

Contingent  Fee  Payable  to  QS  Advisors,  LLC

Mark N. Sirangelo, who will become chief executive officer, vice chairman and a director of SpaceDev effective December 30, 2005, is a member of QS Advisors, LLC, and also a member of The QuanStar Group LLC which served as business advisors to SpaceDev in connection with the merger. Upon the closing of the merger, QS Advisors will receive $200,000 cash and 250,000 shares of SpaceDev common stock.

Employment  Agreements

Upon the completion of the merger, Mr. Sirangelo will receive (1) an increase in base salary from $22,500 per month to $25,000 per month, and (2) a bonus of $25,000, in each case pursuant to the terms of his executive employment agreement with SpaceDev.

Upon the completion of the merger, Richard B. Slansky, the president, chief financial officer, a director and secretary of SpaceDev, will receive (1) an increase in base salary from $14,500 per month to $16,500 per month, and (2) a bonus of $25,000, in each case pursuant to the terms of his amended and restated executive employment agreement with SpaceDev.

Upon the completion of the merger, James W. Benson, the chairman and current chief executive officer of SpaceDev, will receive (1) an increase in base salary from $14,000 per month to $15,500 per month, and (2) a bonus of $22,500, in each case pursuant to the terms of his executive employment agreement with SpaceDev.

THE INTERESTS DESCRIBED ABOVE MAY INFLUENCE SPACEDEV'S DIRECTORS AND EXECUTIVE OFFICERS IN MAKING THEIR RECOMMENDATION THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. YOU SHOULD BE AWARE OF THESE INTERESTS WHEN YOU CONSIDER THE SPACEDEV'S BOARD'S RECOMMENDATION THAT YOU VOTE IN FAVOR OF THE SPACEDEV PROPOSALS.

STARSYS'  REASONS  FOR  THE  MERGER

     Starsys' board of directors has determined that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Starsys and its shareholders, and determined to recommend that the shareholders of Starsys adopt the merger agreement. In its evaluation of the merger and the merger agreement, Starsys' board of directors consulted with Starsys' senior management, as well as its legal and financial advisors. The decision of Starsys' board of directors to approve the merger and the merger agreement was based upon, among other things, several potential benefits of the merger to Starsys and its shareholders compared to Starsys continuing to operate as an independent business.

Prior to approving the merger and the merger agreement, Starsys' board of directors considered a number of alternatives for enhancing Starsys' business, including raising new capital to facilitate remaining an independent entity. Based on such information, Starsys' board of directors concluded that remaining an independent entity was not in its shareholders' best interests. In addition, the board of directors was concerned about Starsys' liquidity position and believed that Starsys would not be able to continue as a going concern. Starsys' board of directors believed Starsys' prospects for raising new capital were not sufficient to permit Starsys to remain a viable independent company in light of its weakened liquidity position.

In addition to the potential benefits described under "SpaceDev's Reasons for the Merger" that would be applicable to Starsys shareholders, Starsys' board of directors believes that the merger could be beneficial to Starsys and its shareholders for the following reasons:

-     The  opportunity  for  Starsys  shareholders  to   participate   in    the
microsatellite  and  hybrid  rocket  propulsion  markets  served  by  SpaceDev.

- The opportunity for Starsys shareholders to participate in the potential growth of SpaceDev after the merger.

- The value of the consideration provided for in the merger agreement based on the market price of SpaceDev common stock at the time of board approval and over the past year.

- The ability to complete the merger as a reorganization for United States federal income tax purposes.

- The potential receipt of performance consideration, as described in the merger agreement.

- Access to SpaceDev's greater depth of technologies, marketing resources and financial and operating resources which Starsys' board believes will should enhance Starsys' ability to win larger contracts with favorable terms.

- The public market for SpaceDev common stock will offer Starsys shareholders liquidity, albeit subject to limitations described under "The Merger - Restriction on Resales of SpaceDev Common Stock" beginning on page 54.

     Starsys' board of directors reviewed a number of factors in evaluating the merger, including but not limited to the following:

- The repayment by SpaceDev of Starsys long term debt, which is subject to a forbearance agreement that requires Starsys to pursue a financing or sale of the company to repay the debt.

- Information concerning the financial performance and condition, results of operations, competitive position, management and business of SpaceDev and Starsys before and after giving effect to the merger.

-     Current  financial  market  conditions  and  historical   market   prices,
volatility  and  trading  information  with  respect  to  SpaceDev common stock.

- The interests that certain executive officers and directors of Starsys may have with respect to the merger in addition to their general interests as shareholders of Starsys, as described in more detail under "The Merger -
Interests  of  certain  Starsys'  Persons  in  the Merger" beginning on page 44.

-     The  current  financial  condition  of  Starsys.

-     The  opportunity  for  Starsys  to  receive  additional  working   capital
investment, as described under the caption "The Merger - SpaceDev Post-Closing Covenants" beginning on page 73.

- The ability of Starsys to obtain additional financing as a stand-alone entity.

- Results of (i) the review of SpaceDev's Securities and Exchange Commission filings regarding SpaceDev's business and financial condition, and (ii) the due diligence investigation conducted by Starsys' management regarding the stability of SpaceDev's long term contracts and work backlog.

     Starsys' board of directors also considered the terms of the merger agreement regarding Starsys' rights and limits on its ability to consider and negotiate other acquisition proposals, as well as the possible effects of the provisions regarding termination and termination fees.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Starsys board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Starsys board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Starsys board of directors, but rather the Starsys board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of Starsys' management and legal, accounting and other advisors.

In considering the recommendation of Starsys' board of directors with respect to the merger agreement, Starsys shareholders should be aware that certain directors and officers of Starsys have interests in the merger that are different from, or are in addition to, the interests of other Starsys shareholders. Please see "The Merger--Interests of Starsys' Officers and Directors in the Merger" below.

INTERESTS  OF  CERTAIN  STARSYS  PERSONS  IN  THE  MERGER

     You should be aware that, as described below, the directors and officers of Starsys may have interests in the merger that may be different from, or in addition to, the general interests of the other shareholders of Starsys. The Starsys board of directors was aware of these interests to the extent they existed at the time and considered them, among other matters, in approving the merger, the merger agreement and the transactions contemplated by the merger agreement. These other interests, to the extent material, include the following:

Bank  Guarantee

     Scott Tibbitts is guarantor of Starsys' obligations under the forbearance agreement between Starsys and Vectra dated June 24, 2005. The merger agreement provides that Vectra will be paid at closing and Mr. Tibbitts will be removed as guarantor. As of November 30, 2005, the amount due under the credit facility to Vectra was approximately $3.9 million.

Shareholder  Loans

     Jack Tibbitts, Steve Tibbitts, and Ted Tibbitts, relatives of Scott Tibbitts, each loaned $100,000 to Starsys pursuant to subordinated notes. Each of these loans has a loan premium of $10,000 and bears interest at 15% per annum. These loans will be repaid at closing.

Stock  Ownership  of  Executive  Officers  and  Directors

     As of November 1, 2005, Scott Tibbitts beneficially owned approximately 48% of the outstanding shares of Starsys capital stock and the Starsys executive officers and directors in total beneficially owned approximately 59% of the outstanding shares of Starsys' capital stock.

SpaceDev  Employment  Agreements

     SpaceDev has agreed to enter into a three year executive employment agreement with Scott Tibbitts, contingent and effective upon the closing of the merger, pursuant to which Mr. Tibbitts will be employed as managing director of SpaceDev. Under the agreement, Mr. Tibbitts will earn an annual base salary of $150,000 and will be eligible for quarterly performance bonuses, as determined by SpaceDev's board of directors or compensation committee, up to an annual aggregate amount of 50% of his base salary. Bonus milestones will be mutually agreed upon in good faith by Mr. Tibbitts and by SpaceDev's board of directors or compensation committee. SpaceDev will pay severance to Mr. Tibbitts if his employment is terminated by SpaceDev without cause or by Mr. Tibbitts for good reason. The severance payment is equal to: (1) if Mr. Tibbitts' employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the number of months remaining in the term of the agreement (prorated with respect to any partial month); and, (2) if Mr. Tibbitts' employment is terminated by Mr. Tibbitts for good reason, his then-current base salary per month multiplied by the lesser of twelve months and the number of months remaining in the term of the agreement. Under the agreement, SpaceDev will indemnify Mr. Tibbitts to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, and pursuant to SpaceDev's standard indemnification agreement with its officers and directors, provided that SpaceDev will have no obligation to indemnify or defend Mr. Tibbitts for any action, suit or other proceeding to the extent based on acts, omissions, events or circumstances occurring prior to the merger. We anticipate that the employment agreement with Mr. Tibbitts will be modified to provide him with the more comprehensive indemnification terms included in the SpaceDev employment agreements with Messrs. Sirangelo, Slansky and Benson.

     SpaceDev has also agreed to enter into an employment agreement with Mr. Vacek, contingent and effective upon the closing of the merger, pursuant to which Mr. Vacek will be employed as president of the surviving corporation. The other terms of this agreement remain to be negotiated, though the parties anticipate the severence and indemnity terms and conditions will be similar to the terms included in the SpaceDev employment agreements with Messrs. Sirangelo, Slansky and Benson.

Starsys Employment Agreements

     Starsys entered into an employment agreement dated June 10, 2005 with Robert Vacek for the position of president and general manager, which agreement provides for a bonus to be paid to Mr. Vacek in connection with a merger, acquisition, or equity event and for third and fourth quarter performance. Pursuant to the employment agreement, Mr. Vacek will receive a merger bonus of 1% of the total consideration for the merger divided between cash and stock. Mr. Vacek will receive approximately $140,000 in cash and stock for the initial closing consideration plus 1% of performance consideration, if any.

     Starsys entered into a verbal agreement with Bob Harr in November 2004, pursuant to which Starsys agreed to provide to Mr. Harr a monthly automobile allowance in the amount of approximately $825. Starsys has not paid to Mr. Harr any amounts in connection with this agreement. Starsys anticipates paying the accrued amounts owed to Mr. Harr at the closing.

     Dave Edwards, Starsys' director of business management, is to receive a $10,000 bonus to be paid upon the closing of the merger.

Non-Competition Agreement

     SpaceDev has agreed to enter into a non-competition agreement with Scott Tibbitts, contingent and effective upon the closing of the merger, pursuant to which Mr. Tibbitts will agree not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any past or present customer of SpaceDev, not solicit or encourage any SpaceDev employee to leave or reduce his or her employment, not to encourage a consultant under contract with SpaceDev to cease or diminish his or her work with SpaceDev, not to use SpaceDev's intellectual property other than for the benefit of SpaceDev and not to make any negative or disparaging statements regarding SpaceDev to any third party. Mr. Tibbitts will receive $100,000 annually each year he abides by the covenant not to compete.

THE INTERESTS DESCRIBED ABOVE MAY INFLUENCE STARSYS' DIRECTORS AND EXECUTIVE OFFICERS IN MAKING THEIR RECOMMENDATION THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND FOR THE APPOINTMENT AN AUTHORIZATION OF MR. TIBBITTS AS SHAREHOLDER AGENT. YOU SHOULD BE AWARE OF THESE INTERESTS WHEN YOU CONSIDER THE STARSYS BOARD'S RECOMMENDATION THAT YOU VOTE IN FAVOR OF THE TWO STARSYS PROPOSALS.

MATERIAL  UNITED  STATES  FEDERAL  INCOME  TAX  CONSIDERATIONS

     The following discussion summarizes the material United States federal income tax consequences of the merger that are generally applicable to U.S. holders of Starsys common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, United States Treasury Regulations, administrative rulings and court decisions in effect as of the date of this joint proxy statement/prospectus, all of which may change at any time, possibly with retroactive effect.

For  purposes  of  this  discussion,  we  use  the  term  "U.S. holder" to mean:

-     an  individual  who  is  a  citizen  or  resident  of  the  United States;

- a corporation created or organized under the laws of the United States or any of its political subdivisions;

- a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

- an estate that is subject to United States federal income tax on its income regardless of its source.

     This discussion assumes that holders of Starsys common stock hold their stock as capital assets within the meaning of Section 1221 of the Code and do not hold any shares or rights to acquire shares of SpaceDev common stock either actually or constructively under Section 318 of the Code. This discussion does not address all aspects of United States federal income taxation that may be important to a Starsys shareholder in light of his or her particular circumstances or particular tax status, including the following:

-     shareholders  who  are  not  U.S.  holders;

- shareholders who are subject to the alternative minimum tax provisions of the Code;

-     banks  and  other  financial  institutions;

-     tax-exempt  organizations  and  governmental  entities;

-     insurance  companies;

- S corporations, entities taxable as partnerships, and other pass-through entities;

-     shareholders  who  have  a functional currency other than the U.S. dollar;

-     brokers  or  dealers  in  securities  or  foreign  currency;

- traders in securities who elect the mark-to-market method of accounting for their securities holdings;

- shareholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions; and,

-     persons  holding  shares  as  part  of  a  hedge,   straddle,   conversion
transaction  or  risk  reduction  transaction.

     In addition, the following discussion does not address the tax consequences of other transactions effectuated prior to, concurrently with, or after the merger (including exercise of options or warrants to purchase Starsys common stock), whether or not such transactions are in connection with the merger. Furthermore, no foreign, state or local tax considerations are addressed. THEREFORE, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER AND RELATED REPORTING OBLIGATIONS.

Federal  Income  Tax  Consequences  of  the  Merger

     Subject to the assumptions set forth herein, the material United States federal income tax consequences of the merger should be as follows:

- No gain or loss should be recognized by Starsys, Monoceros or SpaceDev solely as a result of the merger.

- No gain or loss should be recognized by holders of Starsys common stock solely upon their receipt of SpaceDev common stock in the merger; provided, however, that a portion of the shares deposited and held in escrow and a portion of any performance consideration (both stock and cash) may be treated as imputed interest and taxable to the Starsys shareholders as ordinary income when such stock or cash is transferred to the Starsys shareholders. Any SpaceDev common stock so treated as imputed interest (a) will have a basis equal to its fair market value and a holding period beginning the day after its receipt by a Starsys shareholder; and, (b) is excluded from the discussion of gain, basis and holding period below.

- Holders of Starsys common stock receiving only SpaceDev common stock and cash will recognize gain, but not loss, to the extent of the cash received in the merger. Provided that a Starsys shareholder does not choose to accelerate any gain caused by the receipt of contingent cash, gain caused by the receipt of cash should be recognizable by the Starsys shareholders on an "installment" basis as contingent cash is paid. The amount of gain realized by a Starsys shareholder will be equal to the difference, if any, between: (i) the fair market value of the SpaceDev common stock and cash received; and, (ii) the Starsys shareholder's adjusted tax basis in the Starsys common stock surrendered in the merger. If the exchange has the "effect of a distribution of a dividend," some or all of the gain recognized will be treated as a dividend and installment sale treatment will not be available. If the exchange does not have the "effect of a distribution of a dividend," all of the gain recognized will be capital gain. The determination of whether the exchange of stock for cash pursuant to the merger has the "effect of a distribution of a dividend" will be made, on a shareholder-by-shareholder basis, by applying the rules of Section 302 of the Code, under which exchange treatment generally applies to a shareholder: (i) whose post-merger percentage interest in SpaceDev is less than 50% and also less than 80% of the what the shareholder's interest in SpaceDev would have been if all of such Starsys shareholder's shares of Starsys common stock had been exchanged for shares of SpaceDev common stock (such percentage ownership being determined pursuant to the ownership attribution rules of
Section 318 of the Code); or, (ii) whose receipt of the cash is "not essentially equivalent to a dividend." Whether the exchange will be "not essentially equivalent to a dividend" with respect to a Starsys shareholder depends upon the particular circumstances applicable to such shareholder - there being no precise mathematical formula or clearly applicable rules developed by the Internal Revenue Service or the courts whereby it is possible to assure that this test has been met. It is anticipated, however, that under such rules the Starsys shareholders will not be subject to dividend-type treatment but will qualify for capital gain treatment on any cash received. Holders of Starsys common stock who have held their stock for one year or less at the closing of the merger will be taxed on cash received at ordinary income tax rates, rather than the lower income tax rates applicable to long-term capital gain or qualified dividends.

- The aggregate tax basis of the SpaceDev common stock received in the merger by a holder of Starsys common stock should be the same as the aggregate tax basis of the Starsys common stock surrendered in exchange therefor, decreased by the amount of cash received by such shareholder, and increased by the amount of capital gain recognized by such shareholder and the amount, if any, treated as a dividend to such shareholder.

- If: (i) a Starsys shareholder elects to accelerate any gain caused by the receipt of contingent cash; (ii) the receipt of cash by a Starsys shareholder in the merger is treated as a dividend under the rules referred to above; or, (iii) shares of SpaceDev common stock held in escrow are forfeited, there could be adjustments to the gain recognized and the basis of stock received in the merger.

- The holding period of SpaceDev common stock received in the merger by a holder of Starsys common stock should include the holding period of the Starsys common stock surrendered in exchange therefor.

     The federal income tax consequences described above are subject to certain assumptions. One significant assumption is that the fair market value of the SpaceDev common stock issued in the merger, as such value is determined on the closing of the merger, is at least 40% of the fair market value of all of the consideration transferred to the Starsys shareholders in the merger (including SpaceDev common stock and cash). If the fair market value of the SpaceDev common stock issued in the merger is less than 40% of the fair market value of all of the consideration transferred to the Starsys shareholders in the merger, then the merger may not qualify as a reorganization under Section 368(a) of the Code.

If the merger does not qualify as a reorganization, the transaction will be taxable to Starsys and the holders of Starsys common stock as if Starsys sold all of its assets in a fully taxable transaction and then liquidated. In that case, (i) Starsys will recognize gain or loss in an amount equal to the difference between the fair market value of the consideration it is deemed to receive and the tax basis in its assets and (ii) holders of Starsys common stock will recognize gain or loss in an amount equal to the difference between the fair market value of the consideration they receive and the tax bases in their Starsys common stock exchanged.

     In  this  regard, we rely on the following additional, related assumptions:

- The value of the SpaceDev stock upon consummation of the merger will not be lower than $1.00 per share. If the value of the SpaceDev stock is lower than $1.00 per share at the closing of the merger, and if one of the other assumptions set forth below is inaccurate, then the fair market value of the SpaceDev common stock issued in the merger, as such value is determined on the closing of the merger, may be less than 40% of the fair market value of all the consideration transferred to the Starsys shareholders in the merger.

- No shares of SpaceDev stock received by Starsys shareholders (which do not include the shares deposited in the escrow account) will be redeemed or otherwise acquired by SpaceDev or any person related (as defined in Treasury Regulations Sec. 1.368-1(e)) to SpaceDev or Starsys in connection with the merger. Shares that are so redeemed or otherwise acquired will not be treated as SpaceDev common stock issued in the merger, thereby reducing the percentage of SpaceDev common stock treated as issued at the closing of the merger.

- All loans made to Starsys that will be outstanding on the closing of the merger (including those loans made by Starsys shareholders and Vectra Bank Colorado, but excluding the secured loan of $1.2 million made by SpaceDev) will be respected as indebtedness for federal income tax purposes (see the discussion under the caption "The Merger Agreement - Merger Consideration - Loan Repayments" below). If these loans are characterized as equity of Starsys for tax purposes instead of indebtedness, then the cash paid to retire these loans at closing of the merger could be treated as additional cash consideration paid to Starsys shareholders in the merger, thereby reducing the percentage of SpaceDev common stock issued at the closing of the merger.

- The amount of the working capital deficit of Starsys on the date two business days prior to the closing of the merger, after payment of the Starsys transaction expenses and repayment of the Starsys loans, will not exceed $2.43 million so as to (alone or in combination with other factors) reduce the stock portion of the merger consideration to less than 40% (see the discussion under the caption "The Merger Agreement - Merger Consideration - Working Capital Adjustment" below). To the extent the working capital deficit of Starsys exceeds $1.68 million, 1/6 of the excess will reduce the amount of cash paid to the Starsys shareholders at closing of the merger and 5/6 of such excess will reduce the amount of SpaceDev common stock issued at the closing of the merger. Starsys anticipates that the working capital deficit will exceed $1.68 million by approximately $750,000, which (together with any further increase in the working capital deficit) will reduce the percentage of SpaceDev common stock issued at the closing of the merger.

     These assumptions are purely factual in nature. We believe that the assumptions set forth above are reasonable, and that the merger should qualify as a reorganization under Section 368(a) of the Code. However, neither SpaceDev nor Starsys will request a ruling from the Internal Revenue Service regarding the tax consequences of the merger to SpaceDev, Starsys or the Starsys shareholders.

Federal  Income  Tax  Consequences  to  Dissenting  Starsys  Stockholders

     If all of the shares of Starsys common stock actually or constructively owned by a Starsys shareholder are exchanged solely for cash as a result of the exercise of dissenter rights, the transaction will be treated as a sale by the Starsys shareholder of his or her shares of Starsys common stock exchanged, and such shareholder will recognize capital gain or loss measured by the difference between such shareholder's tax basis in the shares of Starsys common stock actually owned by him or her and the amount of cash received by him or her in exchange for such shares.

If a Starsys shareholder exchanges all the shares of Starsys common stock actually owned by him or her solely for cash as a results of the exercise of dissenter rights, but shares of Starsys common stock treated as constructively owned by him or her are exchanged in whole or in part for SpaceDev common stock, then the tax consequences to such shareholder will be determined under the "effect of a distribution of a dividend" rules discussed above, which will determine whether the cash received is taxed as dividend income or capital gain. However, in certain limited circumstances, and pursuant to certain procedures set forth in the Code, the application of the constructive ownership rules as they apply to family members of the Starsys shareholder can be waived, in which case the transaction will be treated as a sale and the shareholder will recognize capital gain or loss on the exchange as described in the preceding paragraph.

Backup  Withholding

     If you are a non-corporate holder of Starsys common stock, you may be subject to information reporting and backup withholding on any cash payments received in respect of SpaceDev common stock. A non-corporate holder will not be subject to backup withholding, however, if such holder:

- furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to it following the completion of the merger; or,

-     is  otherwise  exempt  from  backup  withholding.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Reporting

     Starsys shareholders will be required to attach a statement to their United States federal income tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the shareholder's tax basis in shares of Starsys common stock and a description of the SpaceDev common stock received.

THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THE FOREGOING DISCUSSION NEITHER BINDS THE IRS NOR PRECLUDES IT FROM ADOPTING A CONTRARY POSITION. STARSYS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY CHANGES IN TAX LAWS.

ANTICIPATED  ACCOUNTING  TREATMENT

     SpaceDev intends to account for the merger as a purchase transaction for financial reporting and accounting purposes under accounting principles generally accepted in the United States. After the merger, the results of operations of Starsys will be included in the consolidated financial statements of SpaceDev. The purchase price, which is equal to the aggregate merger consideration, will be allocated based on the fair values of the Starsys assets acquired and the Starsys liabilities assumed. These allocations will be based upon valuations and other studies that have not yet been finalized.

APPRAISAL  AND  DISSENTERS'  RIGHTS

     In connection with the merger, holders of Starsys common stock may be entitled to dissenters' rights under Colorado law, and holders of SpaceDev common stock may be entitled to dissenters' rights under California law if (i) SpaceDev's common stock is not listed on the American Stock Exchange (or another applicable national securities exchange) at the effective time of the merger, and (ii) SpaceDev is subject to Section 2115 of the California General Corporation Law, which is discussed below, at the effective time of the merger. Holders of SpaceDev common stock are not entitled to dissenters' rights under Colorado law with respect to the merger.

Although SpaceDev is incorporated in Colorado, SpaceDev may be subject to certain provisions of California law pursuant to Section 2115 of the California General Corporation Law. Therefore, despite what SpaceDev's articles of incorporation and bylaws may provide, SpaceDev may be subject to California law with respect to Chapter 13 (Dissenters' Rights) of the California General Corporation Law, as referenced below.

If SpaceDev is listed on the American Stock Exchange (or another applicable national securities exchange) at the effective time of the merger, Section 2115 will not be applicable to SpaceDev, holders of SpaceDev common stock will not be entitled to dissenters' rights under California law, and SpaceDev will not honor any demands by SpaceDev shareholders under Chapter 13 of the California General Corporation Law.

Under both California and Colorado law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights pursuant to which such shareholder may receive cash in the amount of the fair value of such shareholder's shares in lieu of the consideration such shareholder would otherwise receive in the transaction.

California  General  Corporation  Law

     If the merger is completed, and SpaceDev is subject to Section 2115 of the California General Corporation Law when the merger becomes effective, holders of SpaceDev common stock who do not vote in favor of the merger and merger agreement and who comply with the procedures prescribed in Chapter 13 of the California General Corporation Law (including making written appraisal demand to SpaceDev prior to the occurrence of the special meeting) may be entitled to a judicial appraisal of the fair market value of their shares which, for purposes of the exercise of appraisal rights under the California General Corporation Law, is determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger, and to require SpaceDev to purchase the shareholder's shares for cash at such fair market value. To the extent required by California law, a further notice of dissenters' rights will be sent to any shareholder eligible to exercise or exercising such rights within ten days after the special meeting. The following is a brief summary of the statutory procedures that must be followed by a shareholder of SpaceDev in order to dissent from the merger and perfect appraisal rights under the California General Corporation Law. This summary is not intended to be a complete statement of the law of dissenters' rights and is qualified in its entirety by reference to Chapter 13 of the California General Corporation Law, the full text of which is attached to this proxy statement as Annex C and is incorporated herein by reference. We advise any shareholders of SpaceDev considering exercising appraisal rights to consult legal counsel.

Under Sections 181 and 1201 of the California General Corporation Law, the merger constitutes a "reorganization" of Space Dev. Chapter 13 of the California General Corporation Law provides appraisal rights for shareholders dissenting from reorganization under certain circumstances.

Even though a shareholder who wishes to exercise dissenters' rights may be required to take certain actions before the special meeting, if the merger agreement is later terminated and the merger is abandoned, no shareholder of the company will have the right to any payment from us by reason of having taken that action. The following discussion is subject to these qualifications.

For a holder of common stock to exercise dissenters' rights as to any shares of the common stock in connection with the merger, the shareholder must not vote in favor of the merger and merger agreement and must make a written demand to have the company purchase the shares at their fair market value.

The  written  demand  must:

-     be  received  not  later  than  the  date  of  the  special  meeting;

- specify the shareholder's name and mailing address and the number and class of the company's shares held of record which the shareholder demands the company purchase;

- state that the shareholder is demanding purchase of the shares and payment of their fair market value; and,

- state the price which the shareholder claims to be the relevant (see below) fair market value of the shares, which statement will constitute an offer by the shareholder to sell the shares to the company at that price.

     Written  demands  should  be  addressed  to:

SpaceDev,  Inc.
13855  Stowe  Drive
Poway,  CA  92064
Attention:  Corporate  Secretary
Fax  No.:  858-375-1000

     Simply failing to vote for, or voting against, the merger and merger agreement will not be sufficient to constitute the demand described above.

In addition, within thirty (30) days after notice of the approval of the merger is mailed to shareholders, the shareholder must also submit to the company or a transfer agent of the company, for endorsement as dissenting shares, the stock certificates representing SpaceDev's shares as to which the shareholder is exercising dissenters' rights.

Shares of SpaceDev's stock held by shareholders who have perfected their dissenters' rights in accordance with Chapter 13 of the California General Corporation Law and have not withdrawn their demands or otherwise lost their rights are referred to in this summary as "dissenting shares." Under the California General Corporation Law, a dissenting shareholder may not withdraw his, her or its demand for payment of the fair market value of the shareholder's dissenting shares in cash unless we consent.

Within  ten  (10)  days  after  the  approval  of  the  merger   by   SpaceDev's
shareholders, SpaceDev must mail a notice of the approval to each holder of common stock who did not vote in favor of the merger. This notice must state the price determined by SpaceDev to represent the relevant fair market value of the dissenting shares, which statement will constitute an offer by the company to purchase the dissenting shares at the stated amount if the merger closes. Chapter 13 of the California General Corporation Law states that the fair market value, for this purpose, is determined "as of the day before the first announcement" of the terms of the proposed merger, excluding appreciation or depreciation as a consequence of the proposed merger. The company's notice must also include a brief description of the procedures to be followed by those holders if the holders desire to exercise their dissenters' rights and a copy of
Section  1300  through  1304 of Chapter 13 of the California General Corporation
Law.

Irrespective of the percentage of SpaceDev's common stock with respect to which demands for appraisal have been properly filed, we must mail the notice referred to above to any shareholder who has filed a demand with respect to our shares and that are subject to transfer restrictions imposed by us or by any law or regulation. We are not aware of any transfer restrictions on our shares of common stock, except for those restrictions which apply to our common stock held by shareholders who are deemed to be affiliated of the company as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act. Any shareholder who believes there is another type of restriction on its shares should consult with its advisor as to the nature of the restriction and its relationship to the availability of dissenters' rights in connection with the merger. If the shareholder and SpaceDev agree that the shares of SpaceDev's common stock as to which the shareholder is seeking dissenters' rights are dissenting shares, and also agree upon the price to be paid to purchase the shares, then the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments under California General Corporation Law from the date of the merger agreement. Any agreements fixing the fair market value of any dissenting shares as between SpaceDev and any dissenting shareholder must be filed with the Secretary of SpaceDev.

However, if SpaceDev denies that the shareholder's shares qualify as dissenting shares eligible for purchase under Chapter 13 of the California General Corporation Law, or if SpaceDev and the shareholder fail to agree upon the fair market value of the shares, then the shareholder may, within six months after the date on which SpaceDev mailed to the shareholder the notice of approval of the merger by the shareholders of SpaceDev, but not thereafter, file a complaint in the California Superior Court of the proper county requesting the court to determine whether the shareholder's shares qualify as dissenting shares that are eligible to be repurchased pursuant to the exercise of dissenters' rights, the fair market value of such shares, or both, or may intervene in any action pending on such a complaint. If the court is requested to determine the fair market value of the shares, it shall appoint one or more impartial appraisers to determine the fair market value of the shares. Within ten (10) days of their appointment, the appraisers, or a majority of them, will make and file a report with the court. If the court finds the report reasonable, the court may confirm it.

However,  if  the  appraisers  cannot determine the fair market value within ten
(10) days of their appointment, or within a longer time determined by the court or the report is not confirmed by the court, then the court will determine the fair market value. If the court determines that the shareholder's shares qualify as dissenting shares, then, following determination of their fair market value, SpaceDev will be obligated to pay the dissenting shareholder the fair market value of the shares, as so determined, together with interest thereon at the legal rate from the date on which judgment is entered. Payment on this judgment will be due upon the endorsement and delivery to SpaceDev of the certificates for the shares as to which the appraisal rights are being exercised. The costs of the appraisal action, including reasonable compensation to the appraisers appointed by the court, will be allocated among SpaceDev and dissenting shareholders as the court deems equitable. However, if the appraisal of the fair market value of the shares exceeds the price offered by SpaceDev, then SpaceDev shall pay an additional amount equal to the difference. If the fair market value of the shares awarded by the court exceeds 125% of the price offered by SpaceDev for the shares in the notice of approval of the merger by the shareholders of SpaceDev, then the court may in its discretion include attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments in the amounts payable by SpaceDev.

Shareholders of SpaceDev considering whether to seek appraisal should bear in mind that the fair value of their SpaceDev common stock determined under Chapter 13 of the California General Corporation Law could be more than, the same as or less than the value of consideration to be paid in the merger as set forth in the merger agreement. Also, SpaceDev reserves the right to assert in any appraisal proceeding that, for purposes thereof, the "fair value" of the capital stock of SpaceDev is less than the value of the consideration to be issued and paid in the merger as set forth in the merger agreement. The process of dissenting requires strict compliance with technical prerequisites. Shareholders wishing to dissent should consult with their own legal counsel in connection with compliance with Chapter 13 of the California General Corporation Law. Any shareholder who fails to comply with the requirements of Chapter 13 of the California General Corporation Law, attached as Annex C to this joint proxy statement/prospectus, will forfeit such shareholder's rights to dissent from the merger and exercise appraisal rights and will receive the consideration to be issued and paid in the merger as set forth in the merger agreement.

Colorado  Business  Corporation  Act

     In connection with the proposed merger, holders of Starsys common stock are or may be entitled to exercise dissenters' rights as provided in Article 113 of the Colorado Business Corporation Act, which we refer to as the CBCA. If a Starsys shareholder meets all the requirements of this law, and follows all of its required procedures, a shareholder may receive cash in an amount equal to the fair value of its Starsys common stock in lieu of the merger consideration described in this joint proxy statement/prospectus.

The following is a brief summary of the statutory procedures that must be followed by a shareholder of Starsys in order to dissent from the merger and perfect appraisal rights under the CBCA. This summary is not intended to be complete and is qualified in its entirety by reference to Article 113 of the
CBCA, the full text of which is attached to this joint proxy\ statement/prospectus as Annex B.

Under Colorado law, a holder of common stock may have the right to dissent from the merger and obtain payment of the fair market value in cash of its shares of common stock. The shareholder will have the right to seek appraisal of the value of its common shares and be paid the appraisal value if the shareholder:
(1) notifies Starsys in writing, before the vote is taken, of the shareholder's intention to demand payment for the shares if the proposed merger is effectuated; (2) does not vote the shares in favor of the merger; and, (3) otherwise complies with the provisions governing dissenters' rights under Colorado law. The written notice must be received by Starsys, before the vote is taken, and the certificates must be deposited as set forth by Starsys in its dissenters' notice. If the holder possesses uncertificated shares of Starsys, the holder's ability to freely transfer the uncertificated shares will be restricted after the holder's payment demand is received. The shareholder may not withdraw such demand unless as provided by Section 7-113-207 or 7-113-209(1)(b) of the CBCA.

If a holder of common stock dissents from the merger and the conditions outlined above are met, the shareholder's only right will be to receive the fair value of its shares in cash. The appraised value may be more or less than the consideration the shareholder would receive under the terms of the merger agreement. The shareholder should be aware that submission of a signed proxy card without indicating a vote with respect to the merger will be deemed a vote for the merger and a waiver of your dissenters' rights. Additionally, voting in favor of such merger, or failure to send the required dissenters' notice or to follow such other procedures will result in a waiver of your dissenters' rights. A vote against the merger does not dispense with the other requirements to request an appraisal under Colorado law.

Any demands, notices, certificates or other documents delivered to Starsys prior to the merger may be sent to Starsys Research Corporation, 4909 Nautilus Court North, Boulder, CO 80301, Attention: Corporate Secretary. Thereafter, they may be sent to SpaceDev, Inc., 13855 Stowe Drive, Poway, CA 92064, Attention:
Corporate  Secretary.

If you hold dissenting shares, Starsys will pay you the amount Starsys estimates to be the fair value of your dissenting shares, plus accrued interest, immediately before the effective date of the merger. The payment will be sent to the address stated in your payment demand, or if no such address was stated, at the address shown on SpaceDev's current record of shareholders, accompanied by: (a) a copy of the Starsys' corporate balance sheet as of the end of its most recent fiscal year; (b) a statement of Starsys' estimate of the fair value of the shares; (c) an explanation of how interest was calculate; (d) a statement of the procedure to follow if you are dissatisfied with the payment you are given under Section 7-113-209 of CBCA; and, (e) a copy of Article 113 of CBCA.

If the shareholder fails to accept the fair value of the Starsys common stock offered by Starsys, Starsys may commence proceedings in the district court of the proper county in Colorado requesting that the court determine such issue. The court may appoint one of more persons as appraisers to receive evidence and recommend a decision on the question of fair value. If Starsys fails to commence proceedings within sixty days of receiving the payment demand, Starsys shall pay to each dissenter whose demand remains unresolved the amount demanded by each such dissenter.

Failure to take any necessary step will result in a termination or waiver of the shareholder's rights under Article 113 of CBCA. A person having beneficial interest in the common stock that is held of record in the name of another person, such as trustee or nominee, must act promptly to cause the record holder to follow the requirements of Article 113 of CBCA in a timely manner if such person elects to demand payment of the fair value of such shares.

GOVERNMENTAL  AND  REGULATORY  MATTERS

     Neither SpaceDev or Starsys is aware of the need to obtain any regulatory approvals in order to complete the merger other than the declaration by the SEC of the effectiveness of the Form S-4 registration statement of which this joint proxy statement / prospectus is a part, and registration by coordination of the Form S-4 with the Colorado Secretary of State pursuant to Colorado Revised Statutes Section 11-51-303.

LISTING  OF  SPACEDEV  COMMON  STOCK  TO  BE  ISSUED  IN  THE  MERGER

     If SpaceDev's common stock is traded on the American Stock Exchange at the time of the merger, the shares of SpaceDev common stock to be issued pursuant to the merger agreement will be required to be approved for listing on the American Stock Exchange.

RESTRICTION  ON  RESALES  OF  SPACEDEV  COMMON  STOCK

     The SpaceDev common stock to be issued in the merger will be registered under the Securities Act, thereby allowing such shares to be freely transferable without restriction by all former holders of Starsys common stock who are not deemed under the Securities Act to be "affiliates" of Starsys at the time of the Starsys special meeting and who do not become "affiliates" of SpaceDev after the merger. Persons who may be deemed to be "affiliates" of SpaceDev or Starsys generally include individuals or entities that control, are controlled by or are under common control with SpaceDev or Starsys, and may include some of their respective executive officers and directors, as well as their respective significant shareholders.

Shares of SpaceDev common stock received by those shareholders of Starsys who are deemed to be "affiliates" of Starsys or SpaceDev under the Securities Act may not be sold except pursuant to an effective registration statement under the Securities Act covering the resale of those shares, or pursuant to Rule 145 under the Securities Act or any other applicable exemption under the Securities Act. Starsys has agreed to provide a list of those shareholders considered to be "affiliates" to SpaceDev prior to the closing of the merger.

This joint proxy statement/prospectus does not cover the resale of any SpaceDev common stock received by any person who may be deemed to be an "affiliate" of SpaceDev or Starsys.

STANDSTILLS  AND  LOCKUPS

     After the effectiveness of the merger agreement and pursuant to its terms, SpaceDev requested that the exectuvie officers, directors and significant shareholders of Starsys enter into a standstill and lock-up agreement with SpaceDev. In addition, upon the effectiveness of this joint proxy statement/prospectus and pursuant to the terms of the merger agreement, SpaceDev will request other shareholders of Starsys, as well as recipients of Starsys transaction expenses, who will or may receive more than 50,000 shares of SpaceDev common stock at the closing of the merger and for the first performance period to enter into such a standstill and lock-up agreement. The completion and delivery of these agreements is a condition to the closing of the merger, which condition SpaceDev may waive.

The agreements provide for a lock-up period of 270 days beginning upon the consummation of the merger. During that period, the signatory may not directly or indirectly sell, offer, pledge, transfer the economic risk of ownership, enter into any commitment or contract for, or make any short sale, pledge or otherwise transfer: (1) any shares of SpaceDev common stock, whenever acquired; or, (2) any commitments or securities convertible into or exchangeable or exercisable for any other rights to purchase or acquire shares of SpaceDev common stock. The only exceptions are for specified involuntary transfers by operation of law and with the prior written consent of SpaceDev.

The agreement also provides for a standstill period of three (3) years from the consummation of the merger. During this period, the signatory may not directly or indirectly:

- other than pursuant to the merger agreement, acquire any shares of SpaceDev common stock, or any other class of SpaceDev voting securities, or transfer any shares of SpaceDev common stock or such other class of voting securities, if after the acquisition or transfer the signatory or transferee (or any group to which the transferee may belong) would beneficially own or have the right to acquire more than 5% of the outstanding shares of SpaceDev common stock or other class of SpaceDev voting securities;

- make or participate in any solicitation of proxies to vote any shares of SpaceDev common stock or other class of SpaceDev voting securities, or seek to influence the vote of any other holder of such stock or securities, or initiate, propose or solicit any such holder for the approval of any shareholder proposal, or initiate or propose any shareholder proposal;

- make any statement or proposal to any director or officer of SpaceDev or otherwise announce an intent or make any proposal to enter into any merger, business combination or similar transaction, or material transfer of assets, liquidation or other extraordinary corporate transaction, with or involving SpaceDev or any of its affiliates;

- form, join or in any way participate in a group, or otherwise act in concert with any person, with respect to any securities of SpaceDev for the purpose of either circumventing the standstill restrictions, or holding, acquiring, voting or transferring any shares of SpaceDev common stock or other class of SpaceDev voting securities;

- enter into any arrangement or contract for the voting of shares of SpaceDev common stock or other class of SpaceDev voting securities, except as contemplated in the merger agreement and related agreements;

- otherwise act, alone or in concert with others (including by providing financing, advice or other assistance to another person), to seek or offer to exercise any control or influence, in any manner, over the management, board of directors or policies of SpaceDev or its affiliates, other than by voting shares of SpaceDev common stock consistent with the standstill provisions;

- make a public request to SpaceDev to amend or waive any provisions of the agreement;

- participate in any action by written consent of the shareholders of SpaceDev; or,

- take any action, or request SpaceDev to take any action, which might require SpaceDev or any of its affiliates to make a public announcement concerning the acquisition of shares of SpaceDev common stock or other class of voting securities, or certain reorganizations or asset transfers involving SpaceDev or its affiliates and the signatory or its affiliates.

                              THE MERGER AGREEMENT

     The following summary describes the material provisions of the merger agreement. This summary may not contain all of the information about the merger agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this joint proxy statement/prospectus and in the other public filings SpaceDev makes with the Securities and Exchange Commission, which we refer to as the SEC, which are available without charge at www.sec.gov.

The merger agreement contains a number of representations and warranties which SpaceDev and Starsys have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that SpaceDev and Starsys have exchanged in connection with signing the merger agreement. These disclosure schedules contain information that has been included in the general prior public disclosures of SpaceDev, as well as additional non-public information. While we do not believe that this non-public information is required to be publicly disclosed by SpaceDev or Starsys under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. In addition, these representations and warranties were made as of the date of the merger agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the public disclosures of SpaceDev. Moreover, representations and warranties are frequently utilized in merger agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, YOU SHOULD NOT RELY ON THE REPRESENTATIONS AND WARRANTIES AS CURRENT CHARACTERIZATIONS OF FACTUAL INFORMATION ABOUT SPACEDEV AND STARSYS.

THE  MERGER

     The merger agreement provides that, upon the closing, Starsys will merge with and into Monoceros Acquisition Corp., a wholly-owned subsidiary of SpaceDev which we refer to as Monoceros. Monoceros will survive the merger as a wholly-owned subsidiary of SpaceDev. We refer to this transaction as the merger, we refer to Monoceros as the surviving corporation following the effectiveness of the merger and we refer to the business of Starsys prior to the merger as the Starsys business.

COMPLETION  AND  EFFECTIVENESS  OF  THE  MERGER

     The parties will close the merger when all of the conditions to completion of the merger contained in the merger agreement are satisfied or waived, including adoption of the merger and the merger agreement by the shareholders of Starsys and SpaceDev. As soon as practicable after the satisfaction or waiver of the closing conditions, the parties will cause the merger to be effected by filing a statement of merger with the Colorado Secretary of State, which we refer to as the effective time.

Pursuant to the merger agreement, at the effective time, Monoceros will succeed to all of the properties, rights, privileges and powers, and all liabilities, obligations and debts, of Starsys. In particular, the merger agreement provides that outstanding warrants, options or other commitments or rights to purchase shares of Starsys capital stock, including under the Starsys stock option plan, will not be assumed by the surviving corporation and no consideration will be delivered at closing for any holder of any such warrants, options, commitments or rights.

SpaceDev and Starsys plan to complete the merger soon after the special meetings occur and anticipate that they will be in a position to complete the merger on or prior to January 31, 2006.

The articles of incorporation, bylaws, directors and officers of Monoceros prior to the effective time will remain the officers and directors of Monoceros thereafter, except that the name of Monoceros will be changed to "Starsys Research Corporation" or a similar name, immediately after the effective time.

MERGER  CONSIDERATION

Shareholder  Consideration

     Upon the effectiveness of the merger, each outstanding share of common stock of Starsys will be cancelled and retired, and the holders of Starsys shares will be entitled to receive the following shareholder closing and performance consideration.

Closing Consideration. SpaceDev will pay and issue up to the following total maximum consideration to the Starsys shareholders at the effective time of the merger on a pro rata basis:

-     cash  in  the  aggregate  amount  of  $1,500,000;  and,

- a number of shares of SpaceDev common stock equal to $7,500,000 divided by the volume-weighted average price of SpaceDev common stock for the preceding 20 trading days, subject to a minimum price of $1.40 per share and a maximum price of $1.90 per share.

     These amounts are subject to reduction for the payment of some Starsys transaction expenses and for any excess working capital deficit about the time of the merger, as described under the subcaptions "- Starsys Transaction Expenses" and "- Working Capital Adjustment" below. Starsys management anticipates that, after the payment of these expenses and the application of these adjustments, $547,000 in cash and up to $6,152,000 in shares of SpaceDev common stock will be available for distribution to Starsys shareholders. In addition, 50% of the shares issued at the time of the merger will be placed in an escrow account and in an expense fund, as described under the caption "Escrow" below.

Performance Consideration. Following the merger, Starsys shareholders may also be entitled to receive additional performance-based consideration, based on the achievement by the Starsys business of certain performance criteria for the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007. The performance consideration will be based on the achievement by the Starsys business of net revenue and earnings targets, up to the following maximum amounts:

- For the fiscal year ending December 31, 2005, $350,000 in cash and a number of shares of SpaceDev common stock equal to $3,000,000 divided by the volume-weighted average price of SpaceDev common stock for the 20 trading days preceding the date of the Starsys audit opinion for the fiscal year ended
December  31,  2005,  subject  to  a  minimum  price  of  $2.00  per  share.

- For the fiscal year ending December 31, 2006, $350,000 in cash and a number of shares of SpaceDev common stock equal to $7,500,000 divided by the volume-weighted average price of SpaceDev common stock for the 20 trading days preceding the date of the Starsys audit opinion for the fiscal year ended
December  31,  2006,  subject  to  a  minimum  price  of  $2.50  per  share.

- For the fiscal year ending December 31, 2007, $350,000 in cash and a number of shares of SpaceDev common stock equal to $7,500,000 divided by the volume-weighted average price of SpaceDev common stock for the 20 trading days preceding the date of the Starsys audit opinion for the fiscal year ended
December  31,  2007,  subject  to  a  minimum  price  of  $3.00  per  share.

     The actual performance consideration earned for each of the three fiscal years will depend on the ability of the Starsys business to meet the specified net revenues and EBITDA targets. Net revenues is calculated based on gross sales less certain sales adjustments, and EBITDA is net income before interest, taxes, depreciation and amortization. Both non-GAAP financial measures are subject to certain protective restrictions and limitations set forth in the merger agreement.

No performance consideration will be paid in any of the fiscal years unless at least 80% of both performance targets are met for that year; the full amount will be paid for a fiscal year only if both targets are met or exceeded for that year. Between the 80% and 100% thresholds, the performance consideration will be paid on a straight-line basis (e.g., if 85% of the target is met, 25% of the performance consideration will be paid, or if 90% of the target is met, 50% of the performance consideration will be paid), with 60% of the weight placed on the EBITDA target and 40% on the net revenues target.

For example, if for the fiscal year 2006 the Starsys business achieves 120% of the EBITDA target and 90% of the net revenues target, the performance consideration would be 80% of the maximum amount. This is calculated as follows: 60% due to meeting 100% or more of the EBITDA target (which carries 60% of the weight), and 20% due to reaching 90%, or 50% on the straight-line scale between 80% and 100%, of the net revenues target (which carries 40% of the weight).

The targets for the three fiscal years are:

FISCAL YEAR    NET REVENUES TARGET      EBITDA  TARGET
    2005              $ 21,500,000         $   250,000
    2006              $ 22,500,000         $ 2,000,000
    2007              $ 24,000,000         $ 2,500,000

     Starsys believes that it will achieve Net Revenues equal to at least 80% of the Net Revenues Target of $21,500,000. However, Starsys believes that it is unlikely that it will achieve at least 80% of the EBITDA Target for the fiscal year ending December 31, 2005. Starsys' EBITDA is not final on December 31, 2005, and is subject to adjustment following the year end pursuant to its audit of its financial records during the first quarter of 2006. If Starsys does not achieve 80% of both the Net Revenues Target and the EBITDA Target, Starsys shareholders will not receive any performance consideration for 2005.

     In addition, Starsys shareholders will be entitled to receive the full amount of performance consideration for a particular fiscal year if SpaceDev materially breaches the following covenants contained in the merger agreement and, after notice, is unable to cure any breach within the cure periods set forth in the merger agreement:

- SpaceDev does not maintain separate books and records for the Starsys business;

- SpaceDev sells all or substantially all of the surviving corporation or the Starsys business before the expiration of the final performance period;
- SpaceDev does not make a minimum number of stock options available to Starsys executives, managers, employees and consultants; or

- SpaceDev does not make the minimum capital investments in Starsys required under the merger agreement for the fiscal years ended December 31, 2005 and 2006.

     These covenants are described in more detail under the caption "SpaceDev Post-Closing Covenants" below. Under the merger agreement, the selection of this remedy would be exclusive of any other remedy, including the indemnity provisions discussed under the caption "Indemnification" below.

The amount of performance consideration distributed to Starsys shareholders is subject to reduction for the payment of some Starsys transaction expenses, as described under the captions "Merger Consideration - Starsys Transaction
Expenses" below. In addition, 50% of the shares, if any, which are issued as performance consideration for fiscal year 2005 will be placed in an escrow account, as described under the caption "Escrow Account" below.

The shareholder agent will have the exclusive right to object to the calculation of the performance consideration by SpaceDev. In the event the shareholder agent decides to dispute SpaceDev's calculations, the merger agreement sets forth specific non-judicial dispute resolution procedures. The outcome of these procedures will be binding on all interested parties, including all non-dissenting Starsys shareholders.

Withholding Rights. The surviving corporation, SpaceDev and the exchange agent each is entitled to deduct and withhold from the consideration otherwise payable to Starsys shareholders in connection with the merger any amounts required to be deducted or withheld under federal, state or other tax laws.

Dissenting Shareholders. The shares of dissenting Starsys shareholders will not be exchanged for the foregoing shareholder consideration. SpaceDev will retain the consideration payable to any dissenting shareholders of Starsys. The dissenting Starsys shareholders will receive the consideration outlined in "SpaceDev Proposal No. 1 and Starsys Proposal No. 1 - The Merger - Appraisal and Dissenters' Rights" beginning on page 50.

Working  Capital  Adjustment

     The amount of cash and shares of SpaceDev common stock to be delivered by SpaceDev at the closing of the merger may be adjusted based on the Starsys adjusted working capital deficit on the date two business days prior to the closing of the merger. The adjustment is based on the amount by which the Starsys business working capital deficit, after payment of the Starsys transaction expenses and repayment of the Starsys loans (as described under the subcaptions "- Loan Repayments" and "- Starsys Transaction Expenses" below), exceeds $1.68 million. If this amount is a positive value, the cash to be paid by SpaceDev at the closing will be reduced by one-sixth of that amount, and the $7.5 million amount used to calculate the number of shares of SpaceDev common stock to be delivered at the closing will be reduced by five-sixths of that amount.

Loan  Repayments

     At the closing of the merger, SpaceDev will: (i) subject to a $4.6 million limit on loan repayments, repay the remaining principal and interest of all loans to Starsys from Vectra Bank Colorado, which we refer to as Vectra, together with any other costs, expenses and liabilities incurred in connection with those loans, which we refer to as the Vectra loans; (ii) cancel and terminate the secured loan of $1.2 million and all accrued interest and fees, from SpaceDev to Starsys, which we refer to as the SpaceDev loan; and, (iii) repay subordinated loans in the aggregate principal amount of approximately $800,000 owed by Starsys to certain Starsys shareholders plus interest. SpaceDev will not be obligated to pay off more than $4,600,000 in the aggregate (excluding the amount of the SpaceDev loan) for all of these loans and related costs.

Starsys  Transaction  Expenses

     Prior to the closing of the merger, Starsys will deliver to SpaceDev an itemized schedule of the expenses it has occurred in connection with the sale of Starsys, including any costs associated with the merger agreement, the preparation and filing of this joint proxy statement/prospectus and the holding of the Starsys shareholder meeting, which we refer to as the payment schedule. The payment schedule may involve payments of up to $2 million to be made at closing and payments of up to $250,000 to be made at the end of some or all of the performance periods. These payments will be made out of the cash and shares of SpaceDev which SpaceDev will deliver at the closing of the merger and, if applicable, the cash and shares, if any, which SpaceDev may deliver as performance consideration for any performance period.

Starsys currently anticipates these payments will total approximately $1,201,000 at the closing and 1% of any performance based payments, consisting of the following payments:

----------------------------------------------------------------------------------------------------------
                                        CASH                                      STOCK
                        ---------------------------------------  -----------------------------------------
EXPENSE                  CLOSING PAYMENTS   PERFORMANCE PAYMENTS   CLOSING PAYMENTS   PERFORMANCE PAYMENTS
----------------------  -----------------  ---------------------  -----------------  ---------------------
Financial Advisor Fees  $         250,000                     -   $         365,000                     -
Legal Fees . . . . . .  $         380,000                     -                   -                     -
Accounting Fees. . . .  $          45,000                     -                   -                     -
Merger Bonuses . . . .  $          80,000                     1%  $          66,000                     1%
Misc.. . . . . . . . .  $          15,000                     -                   -                     -
----------------------  -----------------  ---------------------  -----------------  ---------------------
TOTAL. . . . . . . . .  $         770,000                     1%  $         431,000                     1%
----------------------------------------------------------------------------------------------------------

Transfer  of  Contingent  Rights.

     No person may transfer any interest in, or any right to obtain proceeds from, performance consideration, the escrow account or the expense fund, except for involuntary transfers required by law or transfers to the key shareholder.

Estimated  Merger  Consideration  Per  Share  at  Closing

     At the closing of the merger, Starsys shareholders are expected to receive merger consideration of approximately $12.83 per share of Starsys common stock, consisting of approximately $1.05 per share in cash and approximately $11.78 per share in shares of SpaceDev common stock. The estimated merger consideration per share is based on 522,437.47 shares of Starsys common stock outstanding as of December 1, 2005, the record date for the special meeting of Starsys shareholders, and assumes that no outstanding Starsys options will be exercised prior to the closing of the merger, and that an aggregate of approximately $547,000 in cash, after estimated adjustments, and an aggregate of approximately $6,152,000 in shares of SpaceDev common stock, after estimated adjustments, will be paid to the Starsys shareholders at the closing of the merger.

ESCROW

Escrow  Account

     At the closing of the merger, SpaceDev will, on behalf of the Starsys shareholders, and for the benefit of SpaceDev and related indemnified parties under the merger agreement, deposit into an escrow account, which we will refer to as the escrow account, 50% of the SpaceDev common stock to be distributed to the Starsys shareholders at the closing of the merger (without taking into account any shares of SpaceDev common stock deliverable to the shareholder agent at the closing for the satisfaction of certain transaction expenses incurred by Starsys related to the sale of the company, as described under the caption "Merger Consideration - Starsys Transaction Expenses" above). Moreover, if any performance consideration is to be distributed to the Starsys shareholders for fiscal year 2005, SpaceDev will on behalf of the Starsys shareholders, and for the benefit of SpaceDev and related indemnified parties under the merger agreement, deposit into the same escrow account 50% of the SpaceDev common stock issuable as the performance consideration (without taking into account any shares of SpaceDev common stock deliverable to the shareholder agent, contemporaneously with the payment of the performance consideration, for the satisfaction of the above-referenced Starsys transaction expenses).

The escrow account will serve as security for the payment of indemnification claims made by SpaceDev and certain related parties under the merger agreement. If an eligible person has a claim for indemnification against the escrow account, the shares of SpaceDev common stock will be valued, for purposes of satisfying the claim, at the per-share value used in calculating the number of shares to be issued by SpaceDev at the closing or for the first performance period, as applicable, with recourse first being had against the closing shares.

The escrow account will be opened at the closing and is scheduled to be closed ten (10) days following the date of audited financial statements prepared for the Starsys business for the fiscal year 2006 (i.e., approximately April 2007), which period we refer to as the escrow period. All shares of SpaceDev common stock, if any, which are in the escrow account at the end of the escrow period will be distributed by the escrow agent to the Starsys shareholders, except that if any party entitled to indemnification under the merger agreement will have made a claim against the Starsys shareholders during the escrow period, the escrow period will be extended and a sufficient number of shares and other assets will remain in the escrow account as security for that claim and will not be released to the Starsys shareholders until that claim (and any other pending claims) have been resolved and satisfied.

In addition, if at the time any shares or cash in the escrow account would be distributed to the key shareholder, those shares or cash will be used to satisfy any claims against the key shareholder by an eligible indemnified person under the merger agreement. The escrow account will be administered pursuant to the terms of an escrow agreement among SpaceDev, the escrow agent and the shareholder agent.

Expense  Fund

     At the closing of the merger, on behalf of the Starsys shareholders, SpaceDev will transfer shares of SpaceDev common stock having a value of $100,000 from the escrow account to a separate escrow account, which escrow account we refer to as the expense fund. The escrow agent will maintain the expense fund solely for the purpose of paying the out-of-pocket fees and expenses, including independent accounting firm fees and attorneys' fees, reasonably incurred by the shareholder agent in connection with performing and exercising his duties under the merger agreement and escrow agreement. See the discussion under the "Shareholder Agent" caption below for more information concerning the shareholder agent.

The shares held in the expense fund may not be sold, pledged or otherwise transferred for a period of 270 days after the closing of the merger. Accordingly, the expense fund will not be available to pay the above-referenced fees and expenses for 270 days after the closing and the shareholder agent will need to find alternate means to fund out-of-pocket fees and expenses in the interim.

The expense fund will be terminated after the escrow period has lapsed and the final determination of the performance consideration (if any) for the final performance period. Upon termination any remaining assets will be transferred to the escrow account for release and distribution in accordance with its terms.

Shareholder  Agent

     The shareholder agent under the merger agreement will serve as the shareholder agent under the escrow agreement. See the discussion under the caption "- Shareholder Agent" below. The shareholder agent will serve as the exclusive representative and agent for the pre-merger Starsys shareholders in relation to the merger agreement, the escrow agreement and the transactions contemplated thereby, including the merger.
Escrow  Agent

     The escrow agent will be responsible for establishing, maintaining and administrating the escrow account and expense fund. SpaceDev and the shareholder agent have agreed to appoint Zions First National Bank, which is affiliated with Vectra Bank Colorado, as the initial escrow agent under the escrow agreement.

SpaceDev will pay the escrow agent customary fees for its services and will reimburse the escrow agent's out-of-pocket expenses. In performing any duties under the escrow agreement, the escrow agent will not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the escrow agent. The escrow agent will not incur any liability for any action taken or omitted in reliance upon an instrument, including any written statement or affidavit, that the escrow agent in good faith believes to be genuine. SpaceDev and, to the extent of the assets on deposit in the escrow account, the pre-merger Starsys shareholders are obligated jointly and severally to indemnify and hold the escrow agent harmless against any and all losses, including reasonable costs of investigation, attorneys fees and disbursements, that may be imposed on or incurred by the escrow agent in connection with the performance of its duties under the escrow agreement.

The escrow agent may resign at any time by written notice to SpaceDev and the shareholder agent, and the escrow agent may be removed at any time by SpaceDev. SpaceDev will be responsible for appointing a successor escrow agent.

STARSYS  OPTIONS  AND  WARRANTS

     The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. The merger agreement provides that any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire in accordance with their terms as of the closing of the merger. Starsys has agreed to terminate the separate plan holding Starsys stock under the Starsys 401(k) and stock bonus plan dated August 4, 1997 and to distribute the shares to the participants prior to the merger.

EXCHANGE  OF  STOCK  CERTIFICATES

     Exchange Procedures. A letter of transmittal to be used for exchanging shares of Starsys common stock for the merger consideration to be paid to the shareholders of Starsys is attached to this joint proxy statement/prospectus as Annex F. Upon surrender of a Starsys certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the exchange agent, the exchange agent will: (1) deliver to the holder of such certificate a certificate representing the number of shares of SpaceDev common stock that such holder has the right to receive at the closing pursuant to the merger agreement; and, (2) deliver to the escrow agent under the escrow agreement on behalf of such holder a certificate in the name of the escrow agent with respect to the portion of the escrow shares that such holder has placed in escrow pursuant to the merger agreement. See the discussion under the caption "Escrow Account" for more information about the escrow. Starsys shareholders may, and are encouraged to, deliver the letter of transmittal together with the shareholder's certificates evidencing shares of Starsys common stock to SpaceDev at any time prior to the closing.

Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to SpaceDev common stock with a record date after the closing of the merger but prior to the surrender of a certificate (or the delivery of an affidavit and any required bond in lieu of a lost, stolen or mutilated certificate) for Starsys common stock will be paid to the holder of that certificate on account of the shares of SpaceDev common stock for which that stock certificate may be exchanged.

Transfers of Ownership. If any certificate for shares of SpaceDev common stock is to be issued in a name other than that of the registered holder of the certificates surrendered, it will be a condition of its issuance that the certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting the exchange will have paid to SpaceDev (or any agent designated by it) any transfer or other taxes required by reason of the issuance of a certificate for shares of SpaceDev common stock in any name other than that of the registered holder of the certificates surrendered, or established to the satisfaction of SpaceDev (or any agent designated by it) that the tax has been paid or is not payable.

Lost Stock Certificates. If any certificate evidencing shares of Starsys common stock was lost, stolen or destroyed, SpaceDev will deliver the shareholder consideration exchangeable for those shares only upon: (i) the making of an affidavit of that fact by the applicable holder of record claiming the certificate to be lost, stolen, or destroyed (which affidavit may be in the form included in the letter of transmittal); and, (ii) if SpaceDev reasonably requires, the posting by the holder of a bond in a reasonable amount directed by SpaceDev, to serve as indemnity against any claim that may be made against it with respect to such certificate. A form of affidavit is included in the letter of transmittal attached to this joint proxy statement/prospectus as Annex F.

SHARE  ADJUSTMENTS

     Fractional Shares. SpaceDev will not issue any fractional shares of SpaceDev common stock in connection with the merger or any transactions contemplated by the merger agreement. Instead, any fractional share will be rounded up to the nearest whole share of SpaceDev common stock.

Capitalization Adjustments. The number of shares of SpaceDev common stock which are payable are subject to appropriate adjustment to reflect fully the effect of any capitalization adjustment of SpaceDev common stock, such as a stock split, reverse stock split, stock dividend, combination, reclassification or similar event.

REPRESENTATIONS  AND  WARRANTIES

     The merger agreement contains customary representations and warranties of SpaceDev, Monoceros, Scott Tibbitts, a key shareholder of Starsys identified as a "Key Shareholder" in the merger agreement, whom we refer to as the key shareholder, and Starsys that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection with the merger agreement. YOU
SHOULD  NOT  RELY  ON  THE  REPRESENTATIONS  AND  WARRANTIES  AS  CURRENT
CHARACTERIZATIONS  OF  FACTUAL  INFORMATION  ABOUT  SPACEDEV  AND  STARSYS.

Representations  and  Warranties  of  Starsys

     The representations and warranties of Starsys and, with respect to those items marked with an asterisk (*), the key shareholder, relate to, among other things:

-     corporate  organization  and  qualification;

-     absence  of  subsidiaries;

-     Starsys  capital  structure  (*);

- the absence of a need to obtain governmental consents, authorizations or filings in order to complete the merger;

- authority to enter into and carry out the obligations under the merger agreement and the enforceability of the merger agreement (*);

- the absence of any conflict with or violation of corporate charter documents, applicable law or contracts as a result of entering into and carrying out the obligations under the merger agreement;

- consents required of any governmental body or other third party in connection with the merger;

-     corporate  books  and  records;

-     the  accuracy  of  financial  statements;

-     the  absence  of  undisclosed  liabilities;

-     the  absence  of  off-balance  sheet  arrangements;

- the absence of a material adverse effect and certain other payments, actions, transactions or changes since December 31, 2004;

-     compliance  with  tax  laws  and  other  tax  matters;

-     the  absence  of  restrictions  on  business  activities;

- title of properties, absence of liens and encumbrances and condition of equipment;

-     ownership,  use  and  protection  of  intellectual  property;

- material agreements, contracts and commitments, including government contracts;

-     related  party  transactions;

-     the  receipt  of  all  necessary  governmental authorizations and permits;

-     the  absence  of  litigation;

-     accounts  receivable,  customers  and  inventory;

-     compliance  with  environmental  laws;

-     the  absence  of  broker's  or  finder's  fees  related  to  the  merger;

-     employee  compensation,  benefit  plan,  labor  and  other  matters;

-     insurance;

-     the  absence  of  improper relationships or transactions with governmental authorities;

-     product  warranties  and  disclaimers;

-     delivery  of  complete copies of documents during the merger negotiations;

-     customer  relations;

-     equity  ownership  (*);

-     expenses  incurred  in  the  sale  of  Starsys  (*);  and,

- the accuracy and completeness of the information and materials provided to SpaceDev, including information supplied by Starsys for inclusion in this joint proxy statement/prospectus (*).

Representations  and  Warranties  of  SpaceDev  and  Monoceros

     The representations and warranties of SpaceDev and Monoceros relate to, among other things:

-     corporate  organization  and  qualification;

-     subsidiaries;

-     capital  structure;

- the absence of a need to obtain governmental consents, authorizations or filings in order to complete the merger;

- corporate authority to enter into and carry out the obligations under the merger agreement and the enforceability of the merger agreement;

- the absence of any conflict with or violation of corporate charter documents, applicable law or contracts as a result of entering into and carrying out the obligations under the merger agreement;

- the accuracy and completeness of the SpaceDev SEC filings and the financial statements contained in those filings;

-     the  absence  of  undisclosed  liabilities;

-     the  absence  of  broker's  and  finder's  fees  related  to  the  merger;

-     the  trading  of  SpaceDev  common  stock;

- material agreements, contracts and commitments, including government contracts;

-     the  validity  of  shares  to  be  issued  in  the  merger;  and,

- the completeness and accuracy of information provided to Starsys and in this joint proxy statement/prospectus.


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INDEMNIFICATION

     By Starsys Shareholders. Pursuant to the merger agreement, the Starsys shareholders will indemnify, defend and hold harmless SpaceDev, its affiliates (including the surviving corporation) and its representatives (including its officers, directors, employees, managers, consultants, contractors, agents and financial, banking or legal advisors), which we refer to collectively as the SpaceDev indemnified parties, against losses, liabilities and damages, which we refer to collectively as losses, arising out of or resulting from, directly or indirectly, any material inaccuracy or breach of a representation, warranty or certification of Starsys contained in the merger agreement (without giving effect either to the update of Starsys disclosure schedules after the signing of the merger agreement or to sections or portions of the original Starsys disclosure schedules identified by SpaceDev in its original disclosure schedules), or in certain other documents contemplated by the merger agreement.

The indemnity does not apply to losses which were reflected on the balance sheet of Starsys used for calculating the working capital deficit at the closing of the merger (see the description under the heading "Merger Consideration - Working Capital Adjustment" above), or to losses arising out of specially approved transactions (see the discussion under the heading "Conduct of Business Before Completion of the Transaction - Approved Transactions" below).

The SpaceDev indemnified parties may recover the losses described above: (i) first, from the escrow account described under the caption "Escrow - Escrow Account" above, until no additional amounts remain in the escrow account; and
(ii) next, to the extent such losses have not been fully recovered, from the key shareholder, subject to limitations described below. The Starsys shareholders, other than the key shareholder, will have no liability for losses in excess of the amounts deposited on their behalf in the escrow account.

By Starsys Key Shareholder. In addition, pursuant to the merger agreement, the key shareholder will indemnify, defend and hold harmless the SpaceDev indemnified parties against losses arising out of or resulting from, directly or indirectly:

- any material inaccuracy or breach of a representation, warranty or certification of the key shareholder contained in the merger agreement (without giving effect either to the update of Starsys disclosure schedules after the signing of the merger agreement or to sections or portions of the original Starsys disclosure schedules identified by SpaceDev in its original disclosure schedules), or in certain other documents contemplated by the merger agreement; or,

- any breach by the key shareholder of any covenants applicable to him contained in the merger agreement or the non-competition agreement between SpaceDev and the key shareholder.

     Absent fraud or willful misrepresentation, the key shareholder will have no liability for losses in excess of the total merger consideration actually received by the key shareholder, as reduced by the amount of certain taxes actually paid by the key shareholder on the merger consideration.

By SpaceDev. Pursuant to the merger agreement, SpaceDev will indemnify, defend and hold harmless the Starsys shareholders against losses arising out of or resulting from, directly or indirectly, any material inaccuracy or breach of a representation, warranty or certification of SpaceDev or (prior to the closing of the merger) Monoceros contained in the merger agreement (without giving effect to the update of SpaceDev disclosure schedules after the signing of the merger agreement) or in certain other documents contemplated by the merger agreement.

SpaceDev will have no liability for losses in excess of 50% of the total cash consideration and shares of SpaceDev common stock actually paid by SpaceDev to the Starsys shareholders, except in the event of a breach of SpaceDev's representations concerning its capitalization and accuracy of SEC filings and financial statements, in which case SpaceDev will have no liability to the Starsys shareholders in excess of 75% of the total cash consideration and shares of SpaceDev common stock actually paid by SpaceDev to the Starsys shareholders. SpaceDev will make all payments for its liabilities for indemnification claims to the shareholder agent (as described under the caption "Shareholder Agent" below) for the benefit of the Starsys shareholders, but will have no obligation to allocate those payments among Starsys shareholders.


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Survival.  The  representations and warranties made in the merger agreement will generally survive for a period of eighteen (18) months following the closing of the merger. The representations and warranties in the merger agreement relating to tax matters and government contracts will survive for three (3) years following the close of the merger. The representations and warranties in the merger agreement relating to capital structure, corporate authority, stock records, capitalization and equity ownership will survive until the termination of the applicable statute of limitations applicable to the subject matter of the representation and warranty. No contractual time limitation will apply to claims based on fraud or willful misrepresentation.

Basket Amount. Neither the SpaceDev indemnified parties nor the Starsys shareholders will be entitled to indemnification until the total of all losses to the SpaceDev indemnified parties or Starsys shareholders, as applicable, exceeds $100,000 (except in the event of fraud or a willful or intentional breach of the merger agreement), in which case the SpaceDev indemnified parties or Starsys shareholders, as applicable, will be able to recover all losses, including the $100,000.

Arbitration of Conflicts. The merger agreement provides that any disputes relating to indemnification for losses will be resolved by binding arbitration, and that the arbitrator's written decision will be binding on all parties.

SHAREHOLDER  AGENT

     By virtue of the approval of the merger and the approval and adoption of the merger agreement, and the appointment and authorization of Scott Tibbitts as shareholder agent under the merger agreement and the escrow agreement, at the Starsys shareholders meeting described under the caption "Shareholder Meetings and Recommendation of Boards of Directors" below, each of the Starsys shareholders, including the key shareholder, will have irrevocably appointed and constituted Scott Tibbitts as the shareholders' exclusive agent and representative, whom we refer to in that capacity as the shareholder agent, under the merger agreement and related agreements, including the escrow agreement. Under the merger agreement and escrow agreement, the shareholder agent serves as the exclusive agent and representative of all Starsys shareholders to do, among other things, the following:

- with respect to claims made or potentially made against, or any other action to be taken or omitted by or on behalf of, any Starsys shareholders pursuant to the merger agreement or the escrow agreement or otherwise in connection with the merger, including with respect to any indemnification claims, performance consideration calculations, breaches of representations, warranties or covenants and any other matters;

- give, fail to give and receive notices and communications from and to SpaceDev, the escrow agent, pre-merger Starsys shareholders or other persons;

- agree to, negotiate, prosecute, defend, enter into settlements and compromises of, make and demand arbitration or other alternative dispute resolution;

-     comply  with  orders  of  courts  and  awards of arbitrators and referees;

- satisfy indemnity claims from the shares, cash and other assets held in the escrow account;

- take all actions necessary or appropriate in the judgment of the shareholder agent for accomplishing any of the foregoing;

- use the shares of SpaceDev common stock in the escrow account (as described under the caption "- Escrow - Escrow Account" above) as collateral to secure the rights of the SpaceDev indemnified parties;

- deposit and withdraw funds into and from the expense fund (as described under the caption "- Escrow - Expense Fund" above) for the payment of the shareholder agent's reasonable out-of-pocket expenses; and,


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-     agree  to  amendments  and  waivers  of  the  merger  agreement and escrow agreement, and time extensions under the merger agreement, on behalf of the per-merger Starsys shareholders, as described under the "- Amendment, Extension and Waiver of the Merger Agreement" caption below.

     The shareholder agent will not receive compensation for its services. The shareholder agent will not be liable for any act done or omitted under the merger agreement as shareholder agent while acting in good faith, or pursuant to the advice of counsel. The shareholder agent may also recover its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its duties, rights and responsibilities hereunder on behalf of the Starsys shareholders from the expense fund, as described under the caption "Escrow - Expense Fund" above. No bond will be required of the shareholder agent.

The shareholder agent may resign at any time by written notice to SpaceDev and the escrow agent, and the shareholder agent may be removed at any time by written notice signed by pre-merger Starsys shareholders holding not less than a majority of the shares of Starsys outstanding immediately preceding the merger. The pre-merger Starsys shareholders will be responsible for appointing a successor shareholder agent by act of such shareholders holding not less than a majority of the shares of Starsys outstanding immediately preceding the merger. The successor shareholder agent must be the key shareholder, a director or officer of Starsys or the surviving corporation, or reasonably acceptable to SpaceDev. If the shareholders fail to appoint a successor shareholder agent within ten (10) days of the resignation or removal of the shareholder agent, SpaceDev may petition a proper court to appoint a successor.

Any successor shareholder agent under the merger agreement will automatically, without any further act or notice, become the successor shareholder agent for all purposes of the escrow agreement.

CONDUCT  OF  BUSINESS  BEFORE  COMPLETION  OF  THE  TRANSACTION

     Starsys has agreed in the merger agreement that, until the earlier of the completion of the merger or termination of the merger agreement, except as contemplated by the merger agreement or as SpaceDev consents in writing, it will:

- carry on its businesses only in the ordinary course of business, consistent with past practice;

- use its best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and employees and maintain its relationships with customers, suppliers, consultants, licensors, licensees and others having business dealings with it; and,

- use its best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to those currently maintained.

Negative  Covenants.

     In addition to the above general agreements regarding the conduct of the Starsys business prior to the merger, Starsys has agreed to various additional specific restrictions on the conduct of its business, including not to do, or to agree to do, any of the following without the prior written consent of SpaceDev:

- take any of various employment-related actions, including modifying salary or other compensation or benefits of current Starsys directors, officers or employees, or hiring or terminating employees;

- reorganize or otherwise alter its capital structure, increase or decrease the number of its outstanding shares, pay any dividend or make any other distribution on its outstanding shares;

-     acquire  any  other  business,  in  whole  or  in  part;

-     enter into, amend or otherwise modify certain contracts, including leases;


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-     change  its  organizational  documents;

-     change  its  tax  elections  or  filings  or  settle  any  tax  claims;

-     make  or  agree  to  make  new  capital expenditures in excess of $10,000;

- transfer, encumber or license any of its property, except in the ordinary course of business consistent with past practice;

- incur or guarantee any debt or capital lease obligation, except in the ordinary course of business consistent with past practice pursuant to certain contracts specified in the Starsys disclosure schedules,

- pay, discharge, settle or satisfy any liabilities, other than: (i) payments, discharges or satisfactions of obligations in the ordinary course of business consistent with past practice and in accordance with their terms or liabilities reflected or reserved against in the financial statements of Starsys; (ii) payments on debt after providing notice to SpaceDev; or, (iii) legal, accounting or other fees and expenses related to the merger;

-     amend,  terminate  or  waive  any  material  benefits  of  any  contract;

- enter into or make any contract or commitment with, or amend any existing contract or commitment with, any related party;

- change any method of accounting or accounting practice or policy other than those required by GAAP or a governmental body;

- take any action or fail to take any action that could reasonably be expected to have an adverse effect on Starsys prior to the closing of the merger or an adverse effect on the surviving corporation or SpaceDev after the closing of the merger, or that would adversely affect the ability of Starsys prior to the closing of the merger, or SpaceDev or the surviving corporation after the closing of the merger, to obtain consents of third parties or governmental permits;

- collect accounts receivable or pay accounts payable other than in the ordinary course of business consistent with past practice; or,

- take, propose to take, or commit or agree in writing or otherwise to take, any of the actions described above, or any actions which would, individually or taken together, make any of the representations or warranties made in the merger agreement (or other agreement contemplated thereby) untrue, misleading, incomplete or incorrect.

Covenants

     Further Assurances. Starsys and SpaceDev have agreed to cooperate to obtain any governmental and third-party consents and permits required to be obtained, and to make any necessary filings, in connection with the proposed merger.

Notifications.  Starsys  will  notify  SpaceDev promptly if, among other things:
(i) any events or circumstances occur, or fail to occur, which are likely to cause any of the Starsys representations and warranties to be untrue as of the closing of the proposed merger in a material respect; (ii) Starsys breaches any of its agreements under the merger agreement in a material respect; or, (iii) any events or circumstances occur which are likely to have a material adverse effect on Starsys.

Tax Matters. Starsys has agreed to file timely and accurate tax returns, to submit its tax returns to SpaceDev for review at least ten (10) days before filing and not to file any tax return without SpaceDev''s approval.


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Access  to  Information.  Starsys  will  give  SpaceDev  and its representatives reasonable access to Starsys officers, employees, consultants, properties and facilities and its books and records for inspection and investigation. Starsys will cause its representatives to provide SpaceDev with financial, accounting, tax, business and operating data upon reasonable request. SpaceDev will keep the confidential and proprietary information it receives confidential.

Consents to Merger; Export Licenses; Settlements. Starsys will use its best efforts to obtain the written consents to the consummation of the merger from certain material contracting parties identified by Starsys in certain disclosure schedules to the merger agreement. Starsys will also use its best efforts to amend the permanent export licenses and manufacturing license agreement identified by SpaceDev in certain disclosure schedules to the merger agreement, as required by the International Traffic in Arms Regulations promulgated under the Arms Export Control Act. Starsys will also use its commercially reasonable efforts to reach a fixed settlement regarding certain pending royalty claims.

Retention of Employees. Starsys will also use its best efforts to retain its employees and consultants in their employment or consulting relationship until and following the closing of the merger.

Approved  Transactions

     The merger agreement provides for a special procedure under which Starsys may obtain the prior consent of SpaceDev to engage in a transaction. At SpaceDev's request, Starsys must provide a written description of the transaction and any agreements proposed to be executed in connection with the transaction. If SpaceDev provides the requested special approval, Starsys will have no obligation to indemnify SpaceDev or its representatives under the merger agreement for any losses which Starsys suffers arising from that transaction.

NO  SOLICITATION  OF  OTHER  PROPOSALS

     Until the earlier of the closing of the merger or the termination of the merger agreement pursuant to its terms, Starsys and the key shareholder will not, and will cause their respective representatives, directly or indirectly, not to:

- initiate, solicit or encourage (including by way of furnishing information regarding Starsys) any inquiries, concerning the sale of Starsys, its businesses or its property whether by way of merger, purchase of capital shares, purchase of assets or otherwise, each of which we refer to as a competing transaction; or,

- subject to the fiduciary duties of the board of directors of Starsys under applicable law, hold any discussions or enter into any agreements with or cooperate with, or provide any information to or respond to, any third party concerning a proposed competing transaction.

     If during this period Starsys or its representatives are approached in any manner by a third party concerning a competing transaction, Starsys must promptly inform SpaceDev about any inquiry or proposal and keep SpaceDev informed of the status and details of any future developments.

If Starsys or the key shareholder breaches any of the obligations described above, in addition to any other remedies available to SpaceDev, Starsys will be liable to SpaceDev for the greater of: (i) all of the expenses incurred in connection with the preparation, negotiation and drafting of the merger agreement and certain agreements contemplated thereby; and, (ii) $250,000.

These  obligations  generally  will  survive  the  termination  of  the   merger
agreement. See the discussion under the "Termination of the Merger Agreement" caption below.

SHAREHOLDER  MEETINGS  AND  RECOMMENDATION  OF  BOARDS  OF  DIRECTORS

     SpaceDev and Starsys have each agreed to mail this joint proxy statement/prospectus to their respective shareholders promptly after the date on which the Form S-4 registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC, and to take all action necessary in accordance with the Colorado Business Corporation Act and their respective articles of incorporation and bylaws to call, hold and promptly convene a special meeting of their respective shareholders to approve the merger proposal and (with respect to SpaceDev) the other shareholder proposals described in this joint proxy statement/prospectus. As neither board of directors of SpaceDev or Starsys has concluded that a recommendation to its shareholders to vote in favor of the merger proposal and (with respect to SpaceDev) the other shareholder proposals described in this joint proxy statement/prospectus would be a violation of any of its fiduciary obligations under applicable law, each board of directors has included in this joint proxy statement/prospectus its recommendation that its shareholders vote in favor of the merger proposal and the merger agreement.

SpaceDev or Starsys may adjourn or postpone the SpaceDev or Starsys shareholders meeting, as applicable, to the extent necessary to ensure that any required supplement or amendment to this joint proxy statement/prospectus is provided to the respective shareholders or, if as of the time for which either shareholder meeting is originally scheduled (as set forth in this joint proxy statement/prospectus) there are insufficient shares of the common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the applicable shareholder meeting.

SPACEDEV  PRIVATE  PLACEMENT

SpaceDev will use its best efforts to execute definitive agreements for a private financing of debt or equity securities of SpaceDev of at least $4.5 million in gross proceeds no later than December 15, 2005 and to close that financing prior to the date the SEC declares effective the Form S-4 registration statement of which this joint proxy statement/prospectus forms a part. The parties anticipate these funds will be used to pay off various Starsys loans or make the other payments described under the "Merger Consideration - Loan Repayments" caption above and the "SpaceDev Post-Closing Covenants" caption below.

CONDITIONS  TO  COMPLETION  OF  THE  MERGER

Conditions  to  the  Obligation  of  Each  Party

     The obligation of each party to complete the merger is subject to the satisfaction or waiver of each of the following conditions:

- No governmental body will have acted to prevent or prohibit the merger or other transactions contemplated by the merger agreement.

- The SpaceDev shareholders will have approved the merger agreement, the merger and an increase in the authorized shares of SpaceDev common stock at the SpaceDev shareholder meeting, which approval will have satisfied all shareholder approval requirements under applicable law.

- Not more than 1.5% of outstanding shares of SpaceDev common stock will have exercised, or will retain the unexpired right to exercise, dissenters' rights (or similar rights of dissent), if any, in respect of the merger.

- The SEC will not have issued or threatened to issue a stop order suspending the effectiveness of the Form S-4 registration statement, of which this joint proxy statement/prospectus is a part, and any the requirements of material state securities laws applicable to the issuance of the shares of SpaceDev common stock in connection with the merger will have been satisfied.

- There will be no pending or threatened action: (i) challenging or seeking to restrain or prohibit the consummation of the merger or other transactions contemplated by the merger agreement; (ii) relating to the merger or other transactions contemplated by the merger agreement and seeking to obtain from SpaceDev, Monoceros or Starsys any damages that may be material to SpaceDev, Monoceros or Starsys; (iii) seeking to prohibit or limit in any respect
SpaceDev's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Starsys or the surviving corporation; or, (iv) which would have a material adverse effect on Starsys or a material adverse effect on SpaceDev's ability to operate the Starsys business or to own, use and enjoy the property of the surviving corporation after consummation of the merger and other transactions contemplated by the merger agreement.

- The volume-weighted average price of SpaceDev common stock as of the trading day immediately preceding the closing of the merger will not be less than $1.00 per share.

Conditions  to  the  Obligations  of  SpaceDev  or  Monoceros

     The obligations of SpaceDev and Monoceros to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions, among others:

- Each of the representations and warranties of or in respect of Starsys and the key shareholder contained in the merger agreement was true and correct as of the date of the merger agreement and will be true and correct as of the closing of the merger as though made as of the closing of the merger, except for representations and warranties which address matters only as of a particular date, which representations and warranties were true and correct as of such date, and, with respect to most of the representations and warranties, except for failures of the representations and warranties to be true and correct as described above which are not "material." For purposes of determining the truth and correctness of the representations and warranties, updates to the original Starsys disclosure schedules will be disregarded. For purposes of the SpaceDev closing conditions, "material" means that SpaceDev reasonably calculates the resulting losses to exceed 10% of the consideration which would be paid to Starsys shareholders at the closing of the merger.

- Starsys and the key shareholder will have performed or complied with, in all material respects, all agreements and conditions contained in the merger agreement required to be performed or complied with by them prior to or on the closing of the merger.

- Starsys will have obtained and delivered to SpaceDev the requisite number of third party consents from its material counterparties, and not more than a specified percentage of the material counterparties will have indicated that they will not consent to the merger.
- Vectra will not have foreclosed or collected on any collateral for any Vectra loan or otherwise.

- The aggregate debt and associated liabilities of Starsys at the closing under the Vectra loan, the SpaceDev loan and the Starsys shareholder loans will not exceed $6,800,000.

- Starsys will have delivered to SpaceDev a certificate dated as of the closing of the merger, signed by the chief executive officer, the president and the director of business management of Starsys, certifying the fulfillment of certain of the foregoing conditions and certain other factual matters. The key shareholder will have delivered a similar certificate.

- No events, effects, violations or breaches will have occurred since the date of the merger agreement which have had, or are likely to have, a "material" adverse effect on Starsys (using the meaning "material" described above).

- The escrow agent and the shareholder agent will have entered into the escrow agreement, which will be in full force and effect as of the closing of the merger.

- Shareholders of Starsys holding not less than 98% of the shares of each class of capital stock of Starsys will have approved the merger agreement and the merger.

- Starsys and its shareholders will have delivered to SpaceDev certificates representing not less than 98% of the shares of Starsys capital stock, including shares issued upon the exercise of any options on or prior to the closing of the merger, or, in lieu of a certificate, an affidavit and (if reasonably requested) a bond.

- Starsys will have delivered or arranged to be delivered the following additional documents to SpaceDev:

- a pay off letter or similar paid-in-full receipt from Vectra and the Starsys shareholder lenders, and other documents reasonably requested by SpaceDev to evidence the repayment in full of the Vectra loans and the termination of the security interests and liens on Starsys properties;

-     an  executed  non-competition  agreement  from  the  key  shareholder;

- an employment agreement with: (i) Scott Tibbitts (for the position of managing director of SpaceDev); and, (ii) Robert Vacek (for the position of president of the surviving corporation);

- a release of all claims (except for some wage and benefit-related claims) against Starsys and its officers and directors signed by Scott Tibbitts, Robert Vacek and other executive officers of Starsys;

-     a  legal  opinion  from  special  counsel  to  Starsys;

- an executed standstill and lockup agreement from each Starsys shareholder or other person expected to be entitled to receive an aggregate of 50,000 or more shares of SpaceDev common stock at the closing of the merger and as performance consideration for fiscal year 2005, under which such shareholder or other person would agree not to sell, pledge or otherwise transfer shares of SpaceDev common stock for a period of 270 days after the merger (most of which must have been delivered promptly after the signing of the merger agreement);

-     updated  disclosure  schedules,  including  an  updated shareholder table;

- an updated payment schedule, indicating how much cash and stock to pay from the closing and performance consideration to various third parties in connection with the costs and expenses of Starsys incurred in connection with its sale;

- a duly executed letter of transmittal from each shareholder of Starsys who voted in favor of the merger, each Starsys option holder who net exercised options in contemplation of the merger and each person receiving shares of SpaceDev common stock under the transaction expense payment schedule; and,

- various other certificates and documents set forth in the merger agreement.

Conditions  to  the  Obligations  of  Starsys

     The obligations of Starsys to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions, among others:

- Each of the representations and warranties of or in respect of SpaceDev and Monoceros contained in the merger agreement was true and correct as of the date of the merger agreement and will be true and correct as of the closing of the merger as though made as of the closing of the merger, except for representations and warranties which address matters only as of a particular date, which representations and warranties were true and correct as of such date, and, with respect to most of the representations and warranties, except for failures of the representations and warranties to be true and correct as described above which are not "material." For purposes of determining the truth and correctness of the representations and warranties, updates to the original SpaceDev disclosure schedules will be disregarded. For purposes of the Starsys closing conditions, "material" means that

Starsys reasonably calculates the resulting losses to exceed 10% of the consideration which would be paid to Starsys shareholders at the closing of the merger.

- SpaceDev and Monoceros will have performed, in all material respects (considered collectively and individually), all covenants and obligations in the merger agreement required to be performed by SpaceDev or Monoceros as of the closing of the merger.

- SpaceDev will have consummated a private financing of debt or equity securities of at least $4.5 million in gross proceeds, as described under the caption "SpaceDev Private Placement" above.

- SpaceDev's quantity contract awarded by the Missile Defense Agency on March 31, 2004 will not have terminated without a successor contract being in effect.

- SpaceDev will have delivered to Starsys a certificate signed by the president and chief financial officer of SpaceDev certifying the fulfillment of certain of the foregoing conditions.

- SpaceDev will have tendered or delivered the cash consideration and the shares of SpaceDev common stock required to be delivered at the closing of the merger.

-     SpaceDev  will  have  delivered  a  duly  executed  counterpart   of   the
non-competition  agreement  with  the  key  shareholder.

- SpaceDev will have delivered a duly executed counterpart of the employment agreements with Scott Tibbitts and Robert Vacek.

- SpaceDev will have delivered a duly executed counterpart of the escrow agreement.

- Sufficient funds to pay the Vectra loan and Starsys shareholder loans in full will have been wired or delivered to the respective lenders of such loans contemporaneously with the closing of the merger.

- Starsys will have received a legal opinion from special counsel to SpaceDev.

SPACEDEV  POST-CLOSING  COVENANTS

     SpaceDev is subject to various post-merger covenants in the merger agreement. A number of these covenants are intended to protect the interests of the Starsys shareholders in earning the potential performance consideration, as discussed under the "Merger Consideration - Shareholder Consideration - Performance Consideration" caption above. The most important of these protective covenants are as follows:

- From the closing of the merger until the end of the fiscal year 2007, which period we refer to as the performance period, SpaceDev will operate the Starsys business separately and will maintain separate books and records for the Starsys business, so that the financial results of the Starsys business can be audited and reported as a separate business unit.

- SpaceDev will not sell all or substantially all of the surviving corporation or the Starsys business during the performance period, except in connection with the sale of all or substantially all of the shares or assets of SpaceDev, in which case SpaceDev must provide the Starsys shareholders with substantially similar protective covenants.

- Following the closing of the merger, SpaceDev will cause the compensation committee of its board of directors to reserve for issuance to the executives, managers, employees and consultants from time to time of the Starsys business, whom we refer to as option eligible employees, options to purchase a number of shares of SpaceDev common stock equal to at least 15% of the number of shares of SpaceDev common stock issued at the closing of the merger. Following a distribution of stock performance consideration for any performance period, SpaceDev will, subject to the fiduciary duties of the compensation committee, cause the compensation committee to grant to option eligible employees under SpaceDev's stock or equity plan in effect at the time of grant options for a number of shares of SpaceDev common stock equal to 15% of the number of shares of SpaceDev common stock in the aggregate in the applicable stock performance consideration (with due regard to the joint recommendations of the chief executive officers of SpaceDev and the surviving corporation).

- SpaceDev will make working capital investments in the Starsys business of not less than $1,250,000 during the 30-day period following the closing of the merger, and of not less than an additional $1,250,000 by the end of fiscal year 2006, which investments will be used by the surviving corporation to implement the surviving corporation's strategic plan, ongoing programs and internal initiatives.

     If SpaceDev materially breaches any of the first three of these protective covenants (separate books and records; sale of surviving corporation; stock options), or if SpaceDev fails to reserve or grant the required number of options or to make the required working capital investments set forth in the last two of these protective covenants (stock options; capital investments), and SpaceDev does not cure the breach within 30 days of notice from the shareholder agent, the shareholder agent will be entitled to demand for the Starsys shareholders the maximum performance consideration available under the merger agreement for the affected performance periods (that is, the amount that would be paid if both the net revenues and EBITDA targets had been fully met). For more information on the performance consideration, please see the discussion under the "Merger Consideration - Shareholder Consideration - Performance Consideration" caption above.

In addition, SpaceDev has agreed to the following post-merger covenants, among others:

- During the performance periods, SpaceDev will use its best efforts to operate the surviving corporation in accordance with sound business practices and will make all business decisions which affect the financial or operating results of the Starsys business in good faith, and not with the purpose of distorting results in a manner adverse to the pre-merger Starsys shareholders.

- SpaceDev will cause its board of directors to appoint Scott Tibbitts to its board of directors, unless doing so would violate their fiduciary duties to SpaceDev's shareholders.

- Pursuant to the merger agreement, SpaceDev is seeking the approval of its shareholders in this joint proxy/prospectus to increase the amount of shares available under the SpaceDev 2004 Equity Incentive Plan to provide sufficient reserves for the issuance to option eligible employees of the options described above.

TERMINATION  OF  THE  MERGER  AGREEMENT

     At any time prior to the closing of the merger, the merger agreement may be terminated by written notice explaining the reason for such termination as follows:

-     By  the  mutual  written  consent  of  SpaceDev  and  Starsys.

-     By  SpaceDev,  if:

     - SpaceDev has not received, as promptly as practicable after October 24, 2005, a standstill and lockup agreement from each Starsys shareholder or other person expected to receive in excess of 50,000 shares of SpaceDev common stock at the closing and as performance consideration for fiscal year 2005, except that Starsys will not solicit a standstill and lockup agreement, and is not required to deliver to SpaceDev a standstill and lockup agreement, from any of those shareholders or other persons who is not a director or executive officer of Starsys and who does not own 5% of more of the outstanding shares of Starsys common stock, until after the date the Form S-4 registration statement of which this joint proxy statement/prospectus forms a part has been declared effective by the Securities and Exchange Commission;

     - Starsys or the key shareholder is in material breach of the merger agreement, subject to the expiration of any cure period; or,

     -    Vectra  forecloses  or collects on any collateral for any Vectra loan.

-     By  Starsys,  if:

     - SpaceDev or Monoceros is in material breach of the merger agreement, subject to the expiration of any cure period; or,

     - SpaceDev has not held the SpaceDev shareholder meeting within 45 days of the effective date of the Form S-4 registration statement of which this joint proxy statement/prospectus forms a part.

-     By  either  SpaceDev  or  Starsys,  if:

     - (i) SpaceDev has not received notice from the SEC that the SEC will review the Form S-4 registration statement or any other report filed by SpaceDev with the SEC; (ii) shares of SpaceDev common stock have been listed on the American Stock Exchange; (iii) the closing has not occurred on or prior to January 31, 2006 for any reason; (iv) the terminating party is not, on the date of termination, in material breach of the merger agreement; and, (v) the terminating party has not breached the merger agreement in a manner which is responsible for delaying the closing of the merger;

     - (i) the closing of the merger has not occurred on or prior to March 31, 2006 for any reason; (ii) the terminating party is not, on the date of termination, in material breach of the merger agreement; and,
          (iii) the terminating party has not breached the merger agreement in a manner which is responsible for delaying the closing of the merger; or,

     - (i) the satisfaction of a closing condition of the terminating party is impossible; (ii) the terminating party is not, on the date of termination, in material breach of the merger agreement; and, (iii) the terminating party has not breached the merger agreement in a manner causing the impossibility of satisfying the applicable closing condition.

     If the merger agreement is terminated as described above, all obligations of the parties under the merger agreement will terminate, except for:

- the no-solicitation obligations described under the caption "No Solicitation of Other Proposals" above, unless SpaceDev terminated the merger agreement and neither Starsys nor the key shareholder was in material breach of the merger agreement or responsible for the failure of a condition to the merger to be satisfied (in which case those obligations will terminate as well);

- miscellaneous provisions generally pertaining to the interpretation of the merger agreement, jurisdiction, governing law, notices, expenses (described under the "Fees and Expenses" caption below) and similar matters; and,

-     the  confidentiality  and   non-disclosure   provisions   (and  associated
remedies)  contained  in  the  merger  agreement.

     The termination of the merger agreement for any reason will not affect any of SpaceDev's rights with respect to the loan made to Starsys or any documentation related to that loan, including the secured note.

FEES  AND  EXPENSES

     Starsys and the shareholder agent will be solely responsible for their respective legal, accounting and other fees and expenses incurred or reasonably expected to be incurred by Starsys or the shareholder agent in connection with the preparation, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the preparation of the Form S-4 registration statement, of which this joint proxy statement/prospectus forms a part, and the holding of the Starsys shareholders meeting.

SpaceDev and Monoceros will be solely responsible for their respective legal, accounting and other fees and expenses incurred by SpaceDev or Monoceros in connection with the preparation, execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the preparation of the Form S-4 registration statement, of which this joint proxy statement/prospectus forms a part, and the holding of the SpaceDev shareholders meeting.

AMENDMENT,  EXTENSION  AND  WAIVER  OF  THE  MERGER  AGREEMENT

     Amendment. The merger agreement may not be amended except upon the execution and delivery of a written agreement executed by SpaceDev, Starsys (prior to the closing of the merger), the key shareholder and the shareholder agent.

Extension and Waiver. At any time following the closing of the merger, SpaceDev and the surviving corporation, on the one hand, and the shareholder agent, on the other hand, to the extent legally allowed, may: (i) extend the time for the performance of any of the obligations of the other of them; (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any certificate, instrument or other document delivered pursuant to the merger agreement; or, (iii) waive compliance with any of the agreements contained in the merger agreement. Any agreement to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of the party against which enforcement of the extension or waiver is sought.

THE SPACEDEV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 TO APPROVE THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND THE ISSUANCE AND RESERVATION OF SHARES FOR ISSUANCE PURSUANT TO THE MERGER AGREEMENT.

THE STARSYS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 TO ADOPT THE MERGER AND THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                            SPACEDEV PROPOSAL NO. 2 -
                   AMENDMENT OF THE 2004 EQUITY INCENTIVE PLAN

     In November 2005, SpaceDev's Board of Directors approved an amendment to SpaceDev's 2004 Equity Incentive Plan, referred to as the 2004 Plan, subject to shareholder approval: (1) to increase by 3,000,000 shares the number of authorized shares under the plan; (2) to add per person annual share limits; and
(3) to clarify the limitation on the number of shares which may be issued as incentive stock options. The board also changed the method for determining the fair market value of shares, which amendment did not require shareholder approval. A copy of the Amendment No. 2 to the SpaceDev, Inc. 2004 Equity Incentive Plan is attached to this joint proxy statement/prospectus as Annex D.

     As of November 1, 2005, no shares had been issued under the 2004 Plan, and options to purchase 1,273,500 shares at exercise prices ranging from $1.49 to $4.80 per share were outstanding under the 2004 Plan. Excluding the increase of 3,000,000 shares for which shareholder approval is being sought pursuant to this Proposal No. 2, as of November 1, 2005 there were 2,726,500 shares (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations or expiration of options) remaining for future grant under the 2004 Plan.

     Shareholders are requested in this Proposal 2 to approve the amendments to the 2004 Plan approved by the Board of Directors in November 2005 and subject to shareholder approval. Approval of this proposal requires the number of votes present or represented by proxy cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions will be counted towards the tabulation of votes cast on this proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

       THE SPACEDEV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN.
SUMMARY  OF  THE  2004  EQUITY  INCENTIVE  PLAN

     The purpose of the 2004 Plan is to provide selected eligible employees, directors and certain types of consultants of and to SpaceDev, its subsidiaries, and affiliates an opportunity to participate in SpaceDev's future by offering them an opportunity to acquire stock in SpaceDev so as to retain, attract and motivate them. Options granted under the 2004 Plan may be incentive stock options or nonstatutory stock options, as determined by the Board of Directors or a committee appointed by the Board of Directors at the time of grant. Limited rights and stock awards may also be granted under the 2004 Plan. The options, limited rights and awards are collectively referred to in this discussion as "awards."

Administration

     The 2004 Plan is administered by the Compensation Committee. Subject to the provisions of the 2004 Plan and the Compensation Committee Charter, and subject to the approval of any relevant authorities, the Compensation Committee shall have the authority in its discretion:

-     to  determine  the  fair  market  value;

- to select the employees, directors and consultants to whom awards may from time to time be granted;

-     to  approve  forms  of  agreement  for  use  under  the  2004  Plan;

- to determine the terms and conditions of any award granted under the 2004 Plan, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting and any restriction or limitation regarding any award or the common stock relating thereto;

- to reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by the option has declined since the grant date;

- to prescribe, amend and rescind rules and regulations relating to the 2004 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

- to allow participants in the 2004 Plan to satisfy withholding tax obligations on options by electing to have SpaceDev withhold from the common stock to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld. The fair market value to be withheld will be determined on the date that the amount of tax to be withheld is to be determined; and,

- to construe and interpret the terms of the 2004 Plan and awards granted pursuant to the 2004 Plan.

Awards

     A  stock  option  is  the right to purchase a specified number of shares of stock, at a specified exercise price for a specified period of time. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant (or 110% of the fair market value if the grant is to an employee who beneficially owns more than 10% of the total combined voting power of all classes of SpaceDev's capital stock). The U.S. Internal Revenue Code of 1986, as amended, referred to as the Code, currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by SpaceDev. The 2004 Plan permits nonstatutory stock options to be granted at an exercise price of not less than 85% of the fair market value of the common stock on the date of grant; however, the Compensation Committee does not intend to make grants with exercise prices below 100% of the fair market value so long as such grants would result in the imposition of additional taxes under Section 409A of the Internal Revenue Code. See "American Jobs Creation Act of 2004" below. Nonstatutory stock options may be granted without regard to any restriction on the amount of common stock to which the option may first become exercisable in any calendar year. We currently issue options at 100% of the fair market value, as determined by the Board of Directors. Regardless of which type of option is granted to an employee of SpaceDev, unless otherwise determined by the Board of Directors, the option will expire 90 days after termination of employment for any reason other than death, disability or retirement (but in no event later than the expiration of the term of such option); provided, however, that all rights under any options expire immediately upon termination of an employee for cause. The Compensation Committee may grant a "limited right" in connection with grants of stock options. A limited right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future. In no event may a limited right issued under the 2004 Plan be exercisable in whole or in part before the expiration of six months from the date of grant, and the right may only be exercised in the event of a change in control of SpaceDev. In addition, limited rights issued under the 2004 Plan may be exercised only when the underlying option is exercisable and the fair market value of the shares on the date of exercise is greater than the exercise price of the underlying option. The limited right and the option terminate simultaneously upon exercise of one or the other. Limited rights issued under the plan may be for no more than 100% of the difference between the purchase price and the fair market value of the stock subject to the underlying option.

The Compensation Committee may issue restricted stock awards under the 2004 Plan to employees and independent directors. The Compensation Committee has discretion to determine the dates on which stock awards will vest and any specific conditions or performance goals which must be satisfied prior to vesting of any portion of the award. Stock awards which are not fully vested at the time of termination of the employee for any reason other than death, disability or retirement or as a result of termination for cause, the unvested portion of the award will be forfeited as of the date of termination.

The Compensation Committee has discretion to accelerate the vesting of any award issued under the 2004 Plan.

     The Compensation Committee may award incentive stock options only to full-time employees (including officers) of SpaceDev and its affiliates under the 2004 Plan. A non-employee director, as well as part-time employees and certain consultants, of SpaceDev are not eligible to receive incentive stock options, but may receive nonstatutory stock options under the 2004 Plan.

Shares  Subject  to  the  2004  Plan

     Subject to adjustment, the maximum number of shares of common stock reserved for awards under the 2004 Plan is 4,000,000 shares, currently, and would be 7,000,000 shares if this proposal is approved by shareholders. These shares of common stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by SpaceDev. To the extent that options and stock awards are granted under the 2004 Plan, the shares underlying such awards will be unavailable for any other use including future grants under the 2004 Plan except that, to the extent that stock awards or options terminate, expire, or are forfeited without having been exercised (or in cases where a limited right has been granted in connection with an option, the amount of such limited right received in lieu of the exercise of such option), new awards may be made with respect to those shares underlying such terminated, expired or forfeited options or stock awards. Notwithstanding the foregoing, the maximum number of shares that may be issued under incentive stock options will be 7,000,000 if this proposal is approved, and shares that are reacquired by us will not be available for grants of incentive stock options.

Adjustments

     The Compensation Committee will make adjustments to the number of shares subject to any award based on any change in the outstanding shares of common stock of SpaceDev resulting from any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or any similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by SpaceDev. The number of shares reserved and the per person annual share limits will also adjust in such circumstances.

Amendment  or  Termination

     The Board of Directors may amend or modify the 2004 Plan in any or all respects. However, certain amendments may require shareholder approval pursuant to applicable laws and regulations. The 2004 Plan will terminate on August 5, 2014.

Certain  Federal  Income  Tax  Consequences

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THIS DATE OF THE FEDERAL INCOME TAX CONSEQUENCES TO US AND TO U.S. PARTICIPANTS FOR AWARDS GRANTED UNDER THE 2004 PLAN. IT DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A RECIPIENT MAY RESIDE, NOR DOES IT REFLECT THE TAX CONSEQUENCES OF A RECIPIENT'S DEATH. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL MAY BE DIFFERENT.

Incentive stock options granted under the 2004 Plan will be afforded favorable federal income tax treatment under the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code. If an option is treated as an incentive stock option, the recipient will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon a recipient's sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the recipient as long-term capital gain. If the recipient disposes of the shares prior to the expiration of either of the above holding periods, then the recipient will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the 2004 Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the recipient. A recipient generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date. However, upon exercise of the Non-Statutory Stock Option, the recipient will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon a recipient's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

The recipient of a restricted stock award will generally recognize ordinary income when such shares are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 83, or become transferable, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary income at that time equal to the fair market value of the shares over the price paid, if any, and no further income will be recognized when the shares vest.

No taxable income is recognized upon the receipt of a limited right with an exercise price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant. The recipient will recognize ordinary income, in the year in which the right is exercised only, equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price in effect for the exercised right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. SpaceDev will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the limited right. The deduction will be allowed for the taxable year of SpaceDev in which such ordinary income is recognized. Unless limited by Code Section 162(m), we are generally entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the recipient of an award at the time such income is recognized.

Section  162(m)  limits

     Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The 2004 Plan as proposed to be amended is qualified such that awards under the 2004 Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2004 Plan as proposed to be amended provides that the aggregate number of shares subject to awards granted under the 2004 Plan during any calendar year to any one participant may not exceed 1,000,000, except that in connection with his or her initial service, a participant may be granted awards covering up to an additional 1,000,000 shares of common stock.

American  Jobs  Creation  Act  of  2004

     The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested), unless certain requirements are met. The Internal Revenue Service has recently issued proposed regulations on the provisions of Section 409A, and further guidance is expected to follow. It is the intent of our company that all awards granted under the 2004 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and the Compensation Committee intends to administer the 2004 Plan so that such taxes are not imposed.

New  Plan  Benefits

     Except for our obligation to reserve stock options for eligible employees of Starsys following the closing of the merger described above under "The Merger Agreement -- SpaceDev Post-Closing Covenants," we have no other plans, proposals, or arrangements to grant any awards out of the additional share reserve under the 2004 Plan that is proposed to be approved in this Proposal No.
2. The benefits or amounts of awards that may be granted to our CEO, our executive officers named in the summary compensation table included in our proxy statement for our 2005 annual meeting, our executive officers as a group, our non-executive directors as a group, and our non-executive employees as a group, and the benefits or amounts that would have been granted to such persons or classes of persons for our last completed fiscal year if these amendments had been in effect during such year, are not presently determinable.

EQUITY  COMPENSATION  PLAN  INFORMATION

     The following table provides information about SpaceDev's equity compensation plans as of December 31, 2004:


                                                                                      Number  of  securities
                                                                                    remaining available  for
                              Number of securities          Weighted-average         future  issuance  under
                    to be issued upon the exercise       exercise  price  of     equity  compensation  plans
                          of  outstanding  options,     outstanding  options,         (excluding  securities
Plan  category                warrants  and  rights     warrants  and  rights      reflected  in column (a))
-----------------   -------------------------------     ---------------------    ---------------------------

EQUITY  COMPENSATION                      3,878,766                     $1.05                      1,263,897
PLANS  APPROVED  BY
SECURITY  HOLDERS

EQUITY  COMPENSATION                      2,500,000                     $2.00                             -
PLANS NOT APPROVED BY
SECURITY HOLDERS (1)
-----------------   -------------------------------     ---------------------    ---------------------------
TOTAL                                     6,378,766                     $1.50                      1,263,897
-----------------   -------------------------------     ---------------------    ---------------------------
-----------------   -------------------------------     ---------------------    ---------------------------

(1) Consists of options to purchase up to an aggregate of 2,500,000 shares of common stock granted to Mr. James W. Benson, SpaceDev's chairman and current chief executive officer. On July 21, 2005, options on 2,000,000 shares of common stock granted to Mr. Benson expired unvested and unexercised.

                            SPACEDEV PROPOSAL NO. 3 -
                     AMENDMENT TO ARTICLES OF INCORPORATION
                     TO INCREASE AUTHORIZED NUMBER OF SHARES

     In October 2005, SpaceDev's Board of Directors approved an amendment to SpaceDev's articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000. The form of articles of amendment is attached to this joint proxy statement/prospectus as Annex E.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the articles of amendment with the Secretary of State of the State of Colorado. If the amendment is adopted, the articles of amendment giving effect to the amendment will be filed as soon as practicable. On December 20, 2005, there were 24,606,255 shares of SpaceDev common stock outstanding, and 16,493,865 were reserved for options, employee equity plans and other purposes (not including shares issuable in the merger described in Proposal No. 1, the increased shares authorized under the 2004 Equity Incentive Plan described in Proposal No. 2, or shares that may be sold or issuable in one or more private placements described in Proposal No. 4). Upon the approval of this Proposal No. 3, there would be approximately 62,750,000 authorized and unreserved shares available for issuance, excluding for the purposes described in Proposals No. 1, No. 2 and No.
4. We estimate that up to approximately 15,600,000 of these shares could be used if Proposal No. 1 and Proposal No. 2 are approved.

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of SpaceDev's common stock is required to approve this proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes.

PURPOSE  AND  EFFECT  OF  THE  AMENDMENT

The principal purpose of this amendment is to provide SpaceDev with the flexibility to issue shares of common stock for proper corporate purposes, which may be identified in the future, such as to raise equity capital, make acquisitions through the use of stock or reserve additional shares for issuance under equity incentive plans. SpaceDev intends to use a portion of the newly authorized shares of common stock to perform its obligations under the merger agreement described in Proposal No. 1, as reserve for the additional shares proposed to be authorized under the 2004 Equity Incentive Plan described in Proposal No. 2, and for one or more private placements as described in Proposal No. 4. Except as discussed above, SpaceDev has at this time no plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock.

The increased reserve of shares available for issuance may be used to facilitate public or private financings. If required operating funds cannot be generated by operations, SpaceDev may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions. Such transactions might not be available on terms favorable to SpaceDev, or at all. SpaceDev may sell common stock at prices less than the public trading price of the common stock at the time, and may grant additional contractual rights to purchase not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The ability to use its stock as consideration provides SpaceDev with negotiation benefits and increases its ability to execute its growth strategy which may include the acquisition of other businesses or technologies.

In addition, the increased reserve of shares available for issuance may be used for SpaceDev's future equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans could also be used to attract and retain employees of acquired companies in connection with potential acquisitions.

The flexibility of the board of directors to issue additional shares of common stock could also enhance the ability of SpaceDev's board of directors to negotiate on behalf of the shareholders in a takeover situation. The authorized, but unissued shares of common stock could be used by the board of directors to discourage, delay or make more difficult a change in the control of SpaceDev. For example, such shares could be privately placed with purchasers who might align themselves with the board of directors in opposing a hostile takeover bid. The issuance of additional shares could dilute the stock ownership of persons seeking to obtain control and increase the cost of acquiring a given percentage of the outstanding stock. Shareholders should therefore be aware that approval of the amendment could facilitate future efforts by SpaceDev to deter or prevent changes in control of SpaceDev, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

The availability of additional shares of common stock is particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking shareholder approval in connection with the contemplated action. If the amendment is approved by the shareholders, the board of directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules. For example, if our common stock trades on the American Stock Exchange, under the rules and policies of such exchange, shareholder approval is required for any issuance of 20% or more of our outstanding shares in connection with acquisitions or discounted private placements. Additionally, under California law, to the extent it may apply to SpaceDev under Section 2115 of the California General Corporation Law, shareholder approval is required for the issuance of securities in connection with certain acquisitions where shareholders, immediately before such issuance, do not continue to hold at least five-sixths of SpaceDev's combined voting power after such issuance. SpaceDev reserves the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the board of directors.

EXISTING  ANTI-TAKEOVER  MECHANISMS

     SpaceDev's articles of incorporation and bylaws contain provisions that may make it less likely that our management would be changed, or someone would acquire voting control of us, without the consent of our board of directors. These provisions include:

- Shares of our authorized but unissued "blank check" preferred stock (as well as shares of our authorized but unissued common stock) could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our board of directors in opposing an unsolicited takeover proposal;

- Our shareholders are only allowed to take actions by unanimous written consent, other than actions taken at a duly noticed meeting of shareholders; and,

- Our board of directors increase the number of directors and may fill the vacancies created by such action.

     Other than as described above, there are no anti-takeover mechanisms present in SpaceDev's governing documents or otherwise, and SpaceDev has no present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

THE SPACEDEV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL
   TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

    SPACEDEV PROPOSAL NO. 4 - AUTHORIZATION TO SELL MORE THAN 20% OF SPACEDEV'S
                        COMMON STOCK IN PRIVATE OFFERINGS

     Shareholders are being asked to authorize SpaceDev to sell shares of its common stock (or securities convertible into or exercisable for common stock) in one or more related private offerings pursuant to the following terms:

- The private offerings for which SpaceDev seeks shareholder approval will be for gross proceeds up to an aggregate of $10 million, exclusive of any amounts which may be received by SpaceDev upon the exercise of warrants, options or other rights to purchase SpaceDev common stock which may be granted to investors in connection with the private offerings;

- SpaceDev will not sell in such private offerings: (1) its common stock at a price less than 35% of the then current market value of SpaceDev's common stock; or, (2) other securities exercisable for or convertible into SpaceDev common stock for an exercise price or conversion price, as applicable, less than 35% of the then current market value of SpaceDev's common stock, and in each case, current market value to be determined by the board in good faith; and,

- SpaceDev will not sell to investors in any such private offerings, warrants, options or other rights to purchase in excess of 40% of the total amount of SpaceDev common stock (including any common stock issuable upon the conversion of preferred stock or convertible debt) sold in such private offerings.

     SpaceDev intends to use the proceeds of these transactions to fund its continued operations, and management believes that failure to approve this proposal could have a material adverse effect on SpaceDev. If approved at the special meeting, this authorization will expire three months following the date of the special meeting of shareholders, (i.e. April 30, 2006).

Why  is  SpaceDev  requesting  this  authorization?

     SpaceDev is requesting this authorization to ensure compliance with the listing requirements of the American Stock Exchange, on which SpaceDev intends to apply for listing of its common stock. The rules of the American Stock Exchange require each listed company to seek the approval of its shareholders prior to the issuance of securities under certain circumstances, including in connection with a transaction (other than a public offering) involving the sale or issuance by a listed company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding for less than the greater of book value or market value of the stock before such issuance, which listing requirement we refer to as the 20% Financing Rule. For purposes of applying the 20% Financing Rule, we must treat all sales of common stock that are part of a single plan of financing as a single sale of common stock. If SpaceDev common stock is listed on the American Stock Exchange and SpaceDev does not comply with the 20% Financing Rule, then we expect we would be delisted from the American Stock Exchange.

SpaceDev must raise additional capital in order to fulfill its obligations under the merger agreement described in Proposal No. 1 (including the second $1,250,000 working capital contribution required by the end of 2006) and to fund its planned operations for the next twelve months, and expects to raise this capital primarily through the sale of common stock or securities that can be converted into or exercised for common stock. During the thirty (30) days preceding December 2, 2005, the market price of SpaceDev's common stock fluctuated between $1.50 and $1.63 per share, and SpaceDev's book value was approximately $0.24 per share at September 30, 2005.

In October 2005, SpaceDev raised $2.5 million through the sale of 2,032,520 shares of common stock and warrants exercisable for 450,000 shares of common stock. If these sales are counted towards the 20% Financing Rule, SpaceDev can sell approximately only two million additional shares without shareholder approval under the 20% Financing Rule.

Over the next several months, SpaceDev intends to raise an additional $5 to $7 million through the sale of equity securities. The specific amount we will raise, and the amount of common stock we will sell to raise this amount, will depend upon SpaceDev's stock price, short term capital needs, expectation of revenues from operations, the state of the capital markets generally, SpaceDev's ability to obtain debt-based financing as opposed to equity-based financing, and the specific financing terms that may be offered to SpaceDev. If revenues do not increase in the near term, or if the merger is completed and Starsys requires working capital in addition to the amounts SpaceDev is required to contribute under the merger agreement, then SpaceDev may need to raise more than $5 to $7 million (but not to exceed $10 million under the shareholder authorization for this Proposal No. 4) from the sale of equity securities in order to fund its operations.

SpaceDev believes it will be difficult to structure a financing transaction and then seek shareholder approval of the specific transaction due to the time necessary to organize, call and hold a meeting of shareholders. SpaceDev is accordingly requesting the shareholders to approve this proposal, which allows management broad discretion (within the parameters set forth above) to structure and close a private financing transaction without obtaining shareholder approval of the particular transaction.

Also, SpaceDev would not be obligated to sell any shares of common stock, and if we did sell shares SpaceDev would not have to sell them in transactions that would count against the 20% Financing Rule. However, we expect that we will sell shares of common stock and that the financing transactions will count against the 20% Financing Rule. At this time, SpaceDev does not have commitments for any specific transaction obligating us to issue common stock up to or in excess of the amount permitted under the 20% Financing Rule, although we expect that we will have commitments for such transactions on or before the closing of the merger.

Any sales of common stock we make will be on terms negotiated by us, and these terms may not be beneficial to SpaceDev's current shareholders. For example, most of the financing proposals that have been presented to us recently either involve a purchase price for common stock that is discounted from the market price of SpaceDev's common stock at the time of sale or the sale, of convertible preferred stock with rights and preferences, including dividends and liquidation preferences, senior to the common stock. These features are intended to protect the new investor against a decline in SpaceDev's share price, but generally this benefit to the new investor is to the detriment of the existing shareholders. If we enter into a transaction that provides for the sale of shares at a price below the market value per share, the ownership interests of SpaceDev's current shareholders will be diluted.

Preferred  Stock

     SpaceDev is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and may issue preferred stock in the private offerings. As of November 1, 2005, SpaceDev has outstanding 248,460 shares of its Series C Convertible Preferred Stock. SpaceDev's board of directors may determine the terms of future preferred stock offerings without further action by SpaceDev's shareholders. If SpaceDev issues additional preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict SpaceDev's ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

Price  Reset  Features  and  Floating  Price  Provisions

     Although we do not intend to enter into a financing transaction with price reset features, we may be required to do so under certain conditions in one or more transaction. These types of transactions fix a price at the time of issue, which may be at a discount to market price, and then reduce the price at a future specified date if the market price is lower on that future date than it was on the issue date. We may also agree to one or more transactions with floating price provisions. These transactions are convertible securities that permit the holder to convert into common stock at a price equal to the lesser of a price fixed on the date the convertible security is issued, which may be below the market price on that date, or a price related to the market price of the common stock on the date of conversion, which also may be below the market price on that date. If we enter into a transaction with a price reset feature or a floating price, then generally the reset or pricing feature will have the effect of requiring us to issue more shares of SpaceDev's common stock to the new investors if SpaceDev's stock price falls but without SpaceDev receiving any additional compensation for the additional shares we issue. An issuance under these circumstances would dilute the economic interests of SpaceDev's current shareholders, in the same manner as a below market sale. However, reset and floating price transactions also involve the risk that the number of shares that we will have to issue is not fixed. For example, if the price of SpaceDev's stock declines then the number of shares issuable to the new investors would increase, which could, in turn, put additional downward pressure on SpaceDev's stock price and result in a downward spiral ultimately resulting in a dramatic drop in SpaceDev's stock price, very large dilution to SpaceDev's current shareholders and a large ownership interest for the new investors. We will use our best efforts to avoid any financing transaction that provides for a price reset or floating price provision, and if we do agree to such a provision, we will make every effort to include a reasonable limit on the number of shares issuable as a result of the provision.

What happens if shareholders do not approve the authorization contemplated by this proposal?

     If shareholders do not authorize us to sell additional common stock in excess of the number that may be sold without shareholder approval under the 20% Financing Rule, then SpaceDev would have to:

-     violate  the  20%  Financing  Rule;

- raise the capital necessary for SpaceDev's operations in transactions that do not require shareholder approval under the 20% Financing Rule; or,

- seek shareholder approval in the future for a particular transaction which requires such approval under the 20% Financing Rule.

     Unless SpaceDev's stock price increases significantly, we believe it is unlikely that we will be able to raise the necessary capital in transactions that do not fall within the 20% Financing Rule. We accordingly expect that if this proposal is not adopted, SpaceDev would still raise the necessary funds, and if SpaceDev common stock is then listed on the American Stock Exchange, seek shareholder approval for the particular transaction or face the possibility of delisting from the American Stock Exchange. Delisting from the American Stock Exchange could have a material adverse effect on the trading market for SpaceDev's common stock, and would increase regulatory burdens applicable to us, such as Section 2115 of the California General Corporation Law (see "The Merger
- Approval and Dissenters' Rights") and certain state and federal securities laws and rules which grant exemptions from state qualification requirements for securities traded on the American Stock Exchange or other qualifying exchanges. We would also likely become subject again to the penny stock rules which apply to certain companies whose shares are not traded on a qualifying exchange and trade below $5 per share. See "Risk Factors" beginning on page 15.

      THE SPACEDEV BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPACEDEV'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AUTHORIZATION TO SELL MORE THAN 20% OF
                  SPACEDEV'S COMMON STOCK IN PRIVATE OFFERINGS.

                            STARSYS PROPOSAL NO. 2 -
                 APPOINTMENT AND AUTHORIZATION OF SCOTT TIBBITTS
                 AS SHAREHOLDER AGENT UNDER THE MERGER AGREEMENT

     Shareholders are being asked to appoint and constitute Scott Tibbitts as the shareholder's exclusive agent and representative under the merger agreement and related escrow agreement. Mr. Tibbitts is the Chairman and Chief Executive Officer of Starsys and beneficially owns approximately 48% of the common stock of Starsys. It is expected that Mr. Tibbitts will be appointed to the board of directors of SpaceDev following the merger. For more information, see "The Merger - Interests of Certain Starsys Persons in the Merger" beginning on page 44.

The role of the shareholder agent and representative is to be the exclusive agent of the shareholders and to perform, among other things, the following:

- with respect to claims made or potentially made against, or any other action to be taken or omitted by or on behalf of, any shareholders pursuant to the merger agreement or the escrow agreement or otherwise in connection with the merger, including with respect to any indemnification claims, performance consideration calculations, breaches of representations, warranties or covenants and any other matters;

- give, fail to give and receive notices and communications from and to SpaceDev, the escrow agent, Starsys shareholders or other persons;

- agree to, negotiate, prosecute, defend, enter into settlements and compromises of, make and demand arbitration or other alternative dispute resolution;

-     comply  with  orders  of  courts  and  awards of arbitrators and referees;

- satisfy indemnity claims from the shares, cash and other assets held in the escrow account;

- to take all actions necessary or appropriate in the judgment of the shareholder agent for accomplishing any of the foregoing; and,

- use the shares of SpaceDev common stock in the escrow account (as described under the caption "The Merger Agreement - Escrow - Escrow Account" above) as collateral to secure the rights of the SpaceDev indemnified parties;

- deposit and withdraw funds into and from the expense fund (as described under the caption "The Merger Agreement - Escrow - Expense Fund" above) for the payment of the shareholder agent's reasonable out-of-pocket expenses; and

- agree to amendments and waivers of the merger agreement and escrow agreement, and time extensions under the merger agreement, on behalf of the shareholders, as described under the "The Merger Agreement - Amendment, Extension and Waiver of the Merger Agreement" caption above.

     Mr. Tibbitts will not be liable for any act done or omitted as shareholder agent while acting in good faith and in the exercise of reasonable judgment. Mr. Tibbitts shall not receive any compensation for his services as shareholder agent.

The shareholder agent may resign at any time by written notice to SpaceDev and the escrow agent, and the shareholder agent may be removed at any time by written notice signed by pre-merger Starsys shareholders holding not less than a majority of the shares of Starsys outstanding immediately preceding the merger. The pre-merger Starsys shareholders will be responsible for appointing a successor shareholder agent by act of such shareholders holding not less than a majority of the shares of Starsys outstanding immediately preceding the merger. The successor shareholder agent must be the key shareholder, a director or officer of Starsys or the surviving corporation, or reasonably acceptable to SpaceDev. If the shareholders fail to appoint a successor shareholder agent within ten (10) days of the resignation or removal of the shareholder agent, SpaceDev may petition a proper court to appoint a successor.

Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Starsys common stock. Approval of this Proposal No. 2 constitutes, without any further action on the part of any shareholders, the appointment by each of the shareholders of Mr. Tibbitts to act as shareholder agent under the merger agreement and related escrow agreement, for and on each of their behalf.

THE STARSYS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STARSYS' SHAREHOLDERS
                                 VOTE "FOR" THE
                                       ---
  APPOINTMENT AND AUTHORIZATION OF SCOTT TIBBITTS AS SHAREHOLDER AGENT UNDER THE
                                MERGER AGREEMENT.

                               UNAUDITED PRO FORMA
                    COMBINED CONSOLIDATED FINANCIAL STATEMENTS

HOW  THE  PRO  FORMA  FINANCIAL  STATEMENTS  WERE  PREPARED

     The following unaudited pro forma combined financial statements give effect to the proposed merger of SpaceDev and Starsys using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." SpaceDev will legally be acquiring Starsys and will be viewed for accounting purposes as the "accounting acquirer." Under this method of accounting, the combined company will allocate the purchase price to the fair value of assets of Starsys deemed to be acquired, including identifiable intangible assets and goodwill. The purchase price allocation is subject to revision when the combined company obtains additional information regarding asset valuation. The unaudited pro forma combined financial statements are based on respective historical consolidated financial statements and the accompanying notes of SpaceDev, and those of Starsys included herein.

The unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 assume the merger took place on January 1, 2004. The unaudited pro forma combined balance sheet assumes the merger took place on September 30, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2004 combines SpaceDev's historical statement of operations for the year ended December 31, 2004 with Starsys' historical statement of operations for the year ended December 31, 2004. The pro forma combined statement of operations for the nine months ended September 30, 2005 combines SpaceDev's historical statement of operations for the nine months ended September 30, 2005 with Starsys' historical statement of operations for the nine months ended September 30, 2005. The unaudited pro forma combined balance sheet combines SpaceDev's historical balance sheet as of September 30, 2005 with Starsys' historical balance sheet as of September 30, 2005.

THESE  PRO  FORMA  FINANCIAL  STATEMENTS  HAVE  BEEN  BASED  ON  ASSUMPTIONS

     The unaudited pro forma combined financial statements data is based on estimates and assumptions described in the notes to them. This data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of SpaceDev that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of SpaceDev.

YOU  SHOULD  READ  THESE  PRO  FORMA  UNAUDITED COMBINED FINANCIAL STATEMENTS IN
CONJUNCTION  WITH  EACH  COMPANY'S  HISTORICAL  FINANCIAL  STATEMENTS

     The unaudited pro forma combined financial statements should be read in Conjunction with the related notes included in this joint proxy statement/prospectus and the consolidated audited and unaudited financial statements of SpaceDev and the consolidated audited and unaudited financial statements of Starsys included in this joint proxy statement/prospectus. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on January 1, 2004 or September 30, 2005, and do not indicate future results of operations or financial position.

             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET



-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                     SEPTEMBER 30, 2005
                                 ----------------------------------------------------------------------------------
                                            HISTORICAL
                                 -------------------------------
                                 SPACEDEV             STARSYS     TOTAL PRO FORMA ADJUSTMENTS        PRO FORMA
                                 -----------------    ----------  -----------------------------      --------------
 ASSETS

 CURRENT ASSETS
    Cash. . . . . . . . . . . .  $      4,022,243     $  216,934     $  (6,194,536)  (d) & (e)       $  (1,955,359)
    Accounts receivable . . . .         1,096,645      3,045,479                 -                       4,142,124
    Inventory . . . . . . . . .                 -        311,649                 -                         311,649
    Costs in excess of billings                 -      2,095,781                 -                       2,095,781
    Other current assets. . . .                 -        327,465           (236,025)  (f)                   91,440
    Work in Progress. . . . . .            10,412              -                  -                         10,412
    Note Receivable . . . . . .         1,326,453              -         (1,326,453)  (d)                        -
-------------------------------  -----------------    ----------     --------------------------      ---------------

 Total current assets . . . . .         6,455,753      5,997,308         (7,757,014)                     4,696,047

 FIXED ASSETs - Net . . . . . .           822,980      2,031,440                  -                      2,854,420

 GOODWILL . . . . . . . . . . .                 -              -         12,493,143  (a), (b) & (c)     12,493,143

 OTHER ASSETS . . . . . . . . .            64,469         26,469                  -                         90,938
-------------------------------  -----------------    ----------     --------------------------      ---------------
 TOTAL ASSETS . . . . . . . . .  $      7,343,202     $8,055,217     $    4,736,129                  $  20,134,548
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET



--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     SEPTEMBER 30, 2005
                                                 -------------------------------------------------------------------------------
                                                            HISTORICAL
                                                 -------------------------------
                                                 SPACEDEV           STARSYS       TOTAL PRO FORMA ADJUSTMENTS     PRO FORMA
                                                 -----------------  ------------  -----------------------------   --------------
 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
    Current portion of notes payable             $        18,797    $  6,014,536     $  (6,014,536)  (d) & (g)    $     18,797
    Current portion of capitalized lease
       obligations . . . . . .                             2,479          33,998                 -                      36,477
    Accounts payable and accrued expenses                398,443       1,291,739                 -                   1,690,182
    Accrued payroll, vacation and related taxes          350,145       1,079,268                 -                   1,429,413
    Customer deposits and deferred revenue . .           126,453               -          (126,453)  (d)                     -
    Billings in excess of costs incurred and
       estimated earnings.                                     -       1,073,751                 -                   1,073,751
    Provision for anticipated loss                             -       1,603,482                 -                   1,603,482
    Employee Stock Purchase Plan                           9,974               -                 -                       9,974
    Other accrued liabilities                            168,470         451,586                 -                     620,056
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 TOTAL CURRENT LIABILITIES .                           1,074,761      11,548,360        (6,140,989)                  6,482,132
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 DEFERRED GAIN - ASSETS HELD FOR SALE.                   859,996              -                   -                    859,996

 DEFERRED REVENUE. . . . . . . . . .                           -              -                   -                          -
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 TOTAL LIABILITIES . . . . . . . . . .                 1,934,757     11,548,360         (6,140,989)                  7,342,128
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY (DEFICIT)
    Convertible preferred stock. . .                         248              -                  -                         248
    Common stock . . . . . . . . . .                       2,231            520                (20)  (a) & (b)           2,731
    Additional paid-in capital . . .                  20,091,408         51,886           7,447,614  (a) & (b)      27,590,908
    Accumulated deficit. . . . . . .                 (14,685,442)    (3,545,549)          3,429,524  (b)           (14,801,467)
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 TOTAL STOCKHOLDERSEQUITY (DEFICIT). .                 5,408,445     (3,493,143)         10,877,118                 12,792,420
-----------------------------------------------  -----------------  ------------  -----------------------------   --------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.     $     7,343,202    $ 8,055,217       $   4,736,129               $ 20,134,548
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


                  UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                          STATEMENT OF OPERATIONS


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                               YEAR ENDED DECEMBER 31, 2004
                                                ----------------------------------------------------------------------------------
                                                                  HISTORICAL
                                                --------------------------------------------
                                                SPACEDEV                        STARSYS       PRO FORMA ADJUSTMENTS   PRO FORMA
                                                ------------------------------  ------------  ----------------------  ------------
 NET SALES . . . . . . . . . . . . . . . . . .  $                   4,890,743   $18,085,414   $                    -  $22,976,157
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 COST OF SALES . . . . . . . . . . . . . . . .                      3,820,683    18,720,454                        -  $22,541,137
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 GROSS MARGIN. . . . . . . . . . . . . . . . .                      1,070,060      (635,040)                       -  $   435,020
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . .                        418,831             -                        -      418,831
    Research and development . . . . . . . . .                         39,473             -                        -       39,473
    Impairment of goodwill and development . .                              -             -                        -            -
    EMC - stock based compensation . . . . . .                              -             -                        -            -
    Stock and stock option based compensation.                              -             -                        -            -
    General and administrative . . . . . . . .                        467,471     4,472,103                        -    4,939,574
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 TOTAL OPERATING EXPENSES. . . . . . . . . . .                        925,775     4,472,103                        -    5,397,878
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . . .                        144,285    (5,107,143)                       -   (4,962,858)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . .                        (19,497)            -                        -      (19,497)
    Rental Income. . . . . . . . . . . . . . .                              -       (15,294)                       -      (15,294)
    Other Expense. . . . . . . . . . . . . . .                              -       528,264                        -      528,264
    Interest expense . . . . . . . . . . . . .                         52,077       288,761                        -      340,838
    Non-cash interest expense debt discount. .                              -             -                        -            -
    Gain on Building Sale. . . . . . . . . . .                       (117,272)            -                        -     (117,272)
    Loan Fee - Equity Compensation . . . . . .                      3,254,430             -                        -    3,254,430
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . .                      3,169,739       801,731                        -    3,971,470
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 INCOME (LOSS) BEFORE INCOME TAXES . . . . . .                     (3,025,454)   (5,908,874)                       -   (8,934,328)
 Income tax provision. . . . . . . . . . . . .                          1,600      (317,014)                       -     (315,414)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NET INCOME (LOSS) . . . . . . . . . . . . . .  $                  (3,027,054)  $(5,591,860)  $                    -   (8,618,914)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NET INCOME (LOSS) PER SHARE:
      Net income (loss). . . . . . . . . . . .  $                       (0.16)  $    (10.74)  $                    -  $     (0.37)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
      Weighted-Average Shares Outstanding. . .                     18,610,141       520,447         4,479,553  (a)      23,089,694
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


                  UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                          STATEMENT OF OPERATIONS


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                               YEAR ENDED DECEMBER 31, 2004
                                                ----------------------------------------------------------------------------------
                                                                  HISTORICAL
                                                --------------------------------------------
                                                SPACEDEV                        STARSYS       PRO FORMA ADJUSTMENTS   PRO FORMA
                                                ------------------------------  ------------  ----------------------  ------------
 NET SALES . . . . . . . . . . . . . . . . . .  $                   5,942,558   $13,597,334   $                    -  $19,539,892
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 COST OF SALES . . . . . . . . . . . . . . . .                      4,571,505    11,087,931                        -  $15,659,436
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 GROSS MARGIN. . . . . . . . . . . . . . . . .                      1,371,053     2,509,403                        -  $ 3,880,456
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . .                        493,344             -                        -      493,344
    Research and development . . . . . . . . .                              -             -                        -            -
    Impairment of goodwill and development . .                              -             -                        -            -
    EMC - stock based compensation . . . . . .                              -             -                        -            -
    Stock and stock option based compensation.                              -             -                        -            -
    General and administrative . . . . . . . .                        654,524     3,572,194            116,025  (f)     4,342,743
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 TOTAL OPERATING EXPENSES. . . . . . . . . . .                      1,147,868     3,572,194            116,025  (f)     4,836,087
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . . .                        233,185    (1,062,791)          (116,025) (f)      (955,631)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . .                        (69,632)      (75,998)                       -     (145,630)
    Rental Income. . . . . . . . . . . . . . .                              -        (3,250)                       -       (3,250)
    Other Expense. . . . . . . . . . . . . . .                              -             -                        -            -
    Interest expense . . . . . . . . . . . . .                          2,283       378,513                        -      380,796
    Non-cash interest expense debt discount. .                              -             -                        -            -
    Gain on Building Sale. . . . . . . . . . .                        (87,953)            -                        -      (87,953)
    Loan Fee - Equity Compensation . . . . . .                         28,875             -                        -       28,875
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . .                       (126,427)      299,265                        -      172,838
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 INCOME (LOSS) BEFORE INCOME TAXES . . . . . .                        349,612    (1,362,056)          (116,025) (f)    (1,128,469)
 Income tax provision. . . . . . . . . . . . .                          1,200             -                        -        1,200
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NET INCOME (LOSS) . . . . . . . . . . . . . .  $                     348,412)  $(1,362,056)  $       (116,025) (f)    (1,129,669)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
 NET INCOME (LOSS) PER SHARE:
      Net income (loss). . . . . . . . . . . .  $                        0.02   $     (2.62)  $          (0.03)       $     (0.04)
----------------------------------------------  ------------------------------  ------------  ----------------------  ------------
      Weighted-Average Shares Outstanding. . .                     21,777,211       520,447          4,479,553  (a)     26,256,764
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



                    NOTES TO THE UNAUDITED PRO FORMA COMBINED
                             CONSOLIDATED STATEMENTS

     The unaudited pro forma combined consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Starsys is being accounted for under the purchase method of accounting.

     The purchase price of Starsys is approximately $9.0 million and is proposed to be allocated as follows:





Current, tangible and identifiable intangible assets  $ 8,055,217
Liabilities assumed. . . . . . . . . . . . . . . . .   11,548,360
----------------------------------------------------  ------------
Net liabilities. . . . . . . . . . . . . . . . . . .   (3,493,143)
Implied Intangibles/Goodwill . . . . . . . . . . . .   12,493,143
----------------------------------------------------  ------------
Total purchase consideration . . . . . . . . . . . .  $ 9,000,000
----------------------------------------------------  ------------

Comprised of:
Cash . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,500,000
Stock consideration. . . . . . . . . . . . . . . . .    7,500,000

Total purchase consideration . . . . . . . . . . . .  $ 9,000,000
----------------------------------------------------  ------------




     Under the terms of the agreement and in accordance with SFAS No. 141, for accounting purposes, SpaceDev has been deemed to be the acquirer. The cash and stock consideration has been calculated by taking the outstanding common shares of Starsys as of September 30, 2005, of approximately 520,000 shares of common stock, and dividing it into the $9.0 million in cash and equity in SpaceDev. This calculation results in a purchase consideration greater than the net book value of Starsys as of September 30, 2005. This difference has been reflected as an increase in the carrying value of the acquired intangible assets of SpaceDev. At this time, the combined Company has not completed an independent valuation and the allocation of the purchase price has not been completed. Thus, these numbers do not include the effects, if any; of adjustments that might result from the amortization of any potential identifiable intangible assets (separate from goodwill). In addition, the purchase price excludes any reorganization costs. For purposes of this presentation, the purchase price excludes the impact of any value attributable to assumed stock options as their value was not deemed to be material based on the value of the consideration to be issued in the merger.

THE  FOLLOWING  PRO  FORMA  ADJUSTMENTS  HAVE  BEEN  RECORDED  TO  REFLECT  THE
ACQUISITION:

     Combined Consolidated Balance Sheet-adjustments to reflect the acquisition as if it had occurred on September 30, 2005.

(a) The issuance of approximately 5.0 million SpaceDev common shares, and options for the issued and outstanding common stock and outstanding options of Starsys, at a total value of $7.5 million. The common shares of SpaceDev increase by approximately $500 and additional paid in capital increased by approximately $7,499,500.

(b)  Elimination  of  Starsys  pre-acquisition shareholders' equity, as follows:



    Common stock . . . . . . .  $     (520)
    Additional paid-in capital     (51,886)
    Accumulated deficit. . . .   3,545,549
------------------------------  -----------
                                $3,493,143
                                -----------



(c) Excess of the fair value of purchase consideration over the fair value of the net tangible assets and identifiable intangible assets acquired. This excess has been recorded in the pro forma statements as an increase in the carrying value of the acquired intangible assets of Starsys. The final figure for intangibles and/or goodwill will be increased by any reduction in net assets at the date of closure of the acquisition and by the reorganization costs which will be incurred as a result of the transaction.

     (d) Elimination of approximately $4.6 million of short term debt of Starsys as required by the Agreement and Plan of Merger. Also, the forgiveness of approximately $1.3 million of notes receivable and applicable fees from SpaceDev to Starsys also based on the Agreement and Plan of Merger.

     (e) Cash consideration at close of $1.5 million to Starsys and Starsys shareholders by SpaceDev, Inc. The actual allocation of the purchase price will not occur until the closing and will be based on the respective fair values of the assets and liabilities of Starsys at that time.

     (f) For the total of $236,025 pro forma adjustment in current assets represents the release of the $120,000 fee on the Bridge Loan as well as the payment of loan premium to Starsys shareholders at close and deferred legal and other closing costs to be paid by Starsys at closing in the amount of $116,025.

     (g) Represent remaining debt in the amount of $94,536 for the remaining short term notes payable in which Starsys will pay at time of closing.


The unaudited pro forma combined consolidated information reflects our best estimates; however the actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma combined consolidated financial information and the date on which the acquisition closes. However, in the opinion of management any final adjustments will not be material to the future financial position and/or results of operations of SpaceDev.

                COMPARISON OF RIGHTS OF SHAREHOLDERS OF SPACEDEV
                           AND SHAREHOLDERS OF STARSYS

     This section describes material differences between the rights of holders of SpaceDev common stock and the rights of holders of Starsys common stock.

SpaceDev and Starsys are both organized under the laws of the State of Colorado. While SpaceDev and Starsys believe that this description covers the material differences between the two, this summary is not intended to be a complete discussion of the articles of incorporation and bylaws of SpaceDev and the articles of incorporation and bylaws of Starsys and is qualified in its entirety by reference to the applicable document and applicable Colorado law. Starsys shareholders should carefully read this entire document and the documents referred to in this summary for a more complete understanding of the differences between the rights of holders of SpaceDev common stock and the rights of holders of Starsys common stock. Therefore, any differences in the rights of holders of SpaceDev capital stock and Starsys capital stock arise primarily from differences in their respective articles of incorporation and bylaws. Additionally, SpaceDev's shareholders may have different rights by virtue of
Section 2115 of the California General Corporation Law, which applies certain provisions of its corporate law to corporations incorporated in other states with a significant nexus in California. Under Section 2115, the specified California law is to be applied with respect to the foreign corporation "to the exclusion" of the law of the jurisdiction in which the foreign company is incorporated whenever there is a conflict. Section 2115 does not apply to a "listed" corporation, which is defined under California law as a corporation with (1) outstanding securities listed on the New York or American Stock Exchange or (2) a class of securities designated as a national market security on NASDAQ. Upon completion of the merger, holders of Starsys capital stock will become holders of SpaceDev capital stock and their rights will be governed by Colorado law, the articles of incorporation and bylaws of SpaceDev, as well as certain provision of California law if Section 2115 applies. The following discussion summarizes material differences between the rights of SpaceDev shareholders and Starsys shareholders under the articles of incorporation and bylaws of SpaceDev and of Starsys.

Because this summary does not provide a complete description of these documents, all Starsys shareholders are urged to carefully read the relevant provisions of Colorado law, as well as the articles of incorporation and bylaws of both SpaceDev and Starsys. Copies of the articles of incorporation and bylaws of Starsys and SpaceDev will be sent to SpaceDev and Starsys shareholders upon request. See "Where You Can Find More Information" for more information.





                                SPACEDEV                        STARSYS
                                --------                        -------
                                            Capitalization


SpaceDev's articles of incorporation authorize:          Starsys' articles of incorporation authorize:

-    50,000,000 shares of common stock, par value        -    25,000,000 shares of common stock, par value
     $.0001 per share                                         $.001 per share, of which 522,437.47 are
 o    of which 24,606,255 were issued and                     issued and outstanding as of August 31, 2005
      outstanding as of December 20,2005                 -    10,000,000 shares of preferred stock, no par
 o    of which 12,941,393 were reserved for issuance          value, of which none are issued and
      upon conversion of preferred stock and                  outstanding as of November 9, 2005
      exercise of warrants, options and convertible
      debt as of December 20, 2005
-     10,000,000 shares of preferred stock, par
      value $.001 per share, of which 248,460 were
      issued and outstanding as of December 20, 2005


                                      -96-


                                          Number of Directors

SpaceDev's  bylaws provide the number of directors       Starsys'  bylaws  provide  that  the  board  of
Of our company shall be fixed from time to time by       directors shall consist of two directors, but such
the  board of directors, but in no event shall the       number  may  be  changed by amending the bylaws in
number  of  directors be less than one. SpaceDev's       the  manner  set  forth  in the bylaws. Currently,
articles  of incorporation provide that the number       Starsys  has  two  directors.
of directors may from time to time be increased or
decreased  in  such  manner  as is provided in the       Upon  completion  of  the  merger, Starsys will be
bylaws.  Currently,  SpaceDev  has nine directors.       merged  into  Monoceros and the board of directors
                                                         of  the  surviving corporation will consist of one
                                                         director.

                                           Cumulative  Voting

Each  holder  of SpaceDev common stock is entitled       Each  shareholder  of Starsys shall be entitled to
to  one  vote for each share held of record. Under       one  vote  for  each share of capital stock having
Colorado  law, cumulative voting will apply in the       voting  power  held  by  the shareholder. Starsys'
election  of  directors  unless  the  articles  of       articles  of incorporation provide that cumulative
incorporation  contain  an  express  provision  to       voting  shall  not be permitted in the election of
exclude  cumulative  voting  in  the  election  of       directors  or  otherwise.
directors.  SpaceDev's  articles  of incorporation
provide  that  cumulative  voting  shall  not  be
allowed.

However,  SpaceDev is currently subject to Section
2115 of California law. California law states that the right to vote cumulatively is mandatory and cannot be taken away by a provision of the articles of incorporation. Hence, under California law, SpaceDev's shareholders may exercise cumulative voting rights in the election of directors. If cumulative voting rights exist, each holder of common stock will be entitled, for each share held, to the number of votes equal to the number of directors to be elected. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses.


                                           Shareholder  Vote

SpaceDev's  articles of incorporation provide that      Starsys'  articles  of  incorporation provide that
whenever  shareholders  must  approve or authorize      with  respect  to  any   action   taken   by   the
any  matter,  whether now or hereafter required by      shareholders  of  Starsys,  unless   Colorado  law
the  state  of Colorado, the affirmative vote of a      requires the vote or concurrence of the holders of
majority  of  the  shares entitled to vote thereon      two-thirds  of  the outstanding shares entitled to
shall  be necessary to constitute such approval or      vote  thereon,  or  of  any  class  of series, and
authorization.                                          unless otherwise provided for in the corporation's
                                                        bylaws,  such  action  may be taken by the vote or
                                                        concurrence  of a majority of such shares or class
                                                        or  series  thereof  eligible  to  vote.


                                      -97-


                              Shareholder  Voting  -  Statutory  Mergers


California  law generally requires that a majority       Colorado law generally requires that a majority of
of  the  shareholders of both acquiring and target       the  shareholders  of  both  acquiring  and target
corporations  approve  statutory  mergers.               corporations  approve  statutory  mergers.

Although Colorado law does not require approval of the surviving or acquiring entity or its parent entity in a merger (other than as described above), under California law, applicable to SpaceDev under Section 2115, shareholder approval is required for reorganizations where shareholders of the parent entity immediately prior to the reorganization will own immediately after the reorganization equity securities constituting less than five sixths of the voting power of the surviving or acquiring corporation or its parent entity.

                                            Removal  of  Directors

SpaceDev's  directors may be removed in accordance       Starsys'  articles of incorporation provide that a
with  Colorado law. Under Colorado law, a director       director may be removed from office only for cause
of  a  corporation  that does not have a staggered       and only by the affirmative vote of the holders of
board  of  directors  or  cumulative voting may be       not  less  than a majority of the number of shares
removed with or without cause with the approval of       of  common  stock  then  outstanding.  Except   as
a  majority  of the outstanding shares entitled to       otherwise provided by law or otherwise pursuant to
vote at an election of directors. In the case of a       Starsys'  articles of incorporation, these removal
Colorado  corporation having cumulative voting, if       provisions  shall  not  apply  with respect to any
less  than  the  entire  board is to be removed, a       director  elected by the holders of any such class
director  may  not be removed without cause if the       or  series  of  stock having a preference over the
number  of shares voted against such removal would       common  stock  as  to  dividends  or  liquidation.
be  sufficient  to  elect  the  director  under
cumulative  voting.

Under California law, applicable to SpaceDev under
Section 2115, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. A corporation's board of directors may not remove a director unless such director has been declared of unsound mind by an order of court or convicted a felony. A vacancy created by a removal of a director may be filled only by the approval of shareholders. In addition, California law provides that the superior court may, at the suit of shareholders holding at least ten percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from reelection any director so removed for a period prescribed by the court.


                                      -98-


                                     Special  Meetings  of  Shareholders

Under  SpaceDev's  bylaws, special meetings of the       Starsys'  bylaws  provide that special meetings of
shareholders  for  any  purpose,  unless otherwise       shareholders,  for  any  purpose, unless otherwise
provided  for  by  statute,  may  be called by the       prescribed  by  statute,  may  be  called  by  the
chief  executive officer, the president, the board       president  and shall be called by the president or
of  directors or by the chief executive officer or       secretary  at the request in writing of a majority
president  at  the  request  of the holders of not       of  the  board  of directors, or at the request in
less  than one-tenth of all the shares of SpaceDev       writing  of  the holders of twenty percent or more
entitled  to  vote  at  the  meeting.                    of  all  outstanding  shares  of  the  corporation
                                                         entitled  to  vote  at  the  meeting.

                              Notice  Provisions  for  Meetings  of  Shareholders


SpaceDev's  bylaws  provide  that  written notice,       Starsys'  bylaws  provide  that written or printed
stating  the  place,  day  and hour of the meeting       notice  stating  the  place,  date and time of the
and, in case of a special meeting, the purpose for       meeting and, in the case of a special meeting, the
which the meeting is called, shall be delivered as       purpose  or  purposes  for  which  the  meeting is
the  laws  of the state of Colorado shall provide.       called,  shall  be delivered not less than ten nor
Under  Colorado  law,  a  corporation  shall  give       more  than  thirty  days  before  the  date of the
notice to shareholders of the date, time and place       meeting,  either  personally  or by mail, by or at
of  each  annual and special shareholders' meeting       the  direction  of  the  president  or  board   of
no  fewer  then  ten  and  no more than sixty days       directors, to each shareholder entitled to vote at
before  the  date  of the meeting; except that, if       such  meeting.
the  number  of  authorized  shares  is  to  be
increased,  at  least thirty days' notice shall be
given.  Unless  otherwise  required  by law or the
articles  of  incorporation,  the  corporation  is
required  to  give  notice  only  to  shareholders
entitled  to  vote  at  the  meeting.


                                                  Proxies

SpaceDev's  bylaws provide that at all meetings of       Starsys'  bylaws  provide  that  each  shareholder
shareholders,  a  shareholder  may  vote  by proxy       entitled  to  vote may vote in person or by proxy,
executed in writing by the shareholder or his duly       but  no  proxy  shall be voted or acted upon after
authorized  attorney  in fact. Such proxy shall be       eleven  months  from  its  date,
filed  with the secretary of SpaceDev before or at
the  time  of the meeting. No proxy shall be valid
after  11  months  from the date of its execution,
unless  otherwise  provided  in  the  proxy.


                               Amendment  to  Articles  of  Incorporation

SpaceDev's  articles of incorporation provide that       Under  Colorado law, the board of directors or the
its  articles  of  incorporation may be amended by       holders  of  shares  representing  at   least  ten
resolution  of  the  board  of  directors  and  by       percent of all of the votes entitled to be cast on
affirmative vote of the shareholders of at least a       the  amendment  may  propose  an  amendment to the
majority of the shares entitled to vote thereon at       articles  of   incorporation  for   submission  to
a  meeting  called  for  that  purpose,  or,  when       shareholders.  For an amendment to be adopted, (i)
authorized,  when  such  action is ratified by the       the  board  shall  recommend  the amendment to the
written  consent  of  all  the shareholders of the       shareholders  unless  the amendment is proposed by
                                                         shareholders  or  unless the board determines that
                                                         it  should make no recommendation and communicates
                                                         its   basis   for   its   determination   to   the
                                                         shareholders  with  the  amendment,  and  (ii) the
                                                         shareholders  entitled  to  vote  on the amendment
                                                         shall  approve  the  amendment.


                                      -99-


                                     Distributions  to  Shareholders

Under  California  law,  no  distributions  to  a        Under  Colorado  law,  a  board  of directors of a
corporation's shareholders may be made unless: (i)       corporation may authorize, and the corporation may
the  amount  of  the  retained  earnings  of  the        make, distributions to its shareholders subject to
corporation  immediately prior to the distribution       any  restriction  in the articles of incorporation
equals  or  exceeds  the  amount  of  the proposed       and subject to the limitations under Colorado law.
distribution;  (ii)  immediately  after  the             Colorado  law provides that no distribution may be
distribution,  the  sum  of  the  assets  of  the        made  if,  after  giving  it  effect:    (i)   the
corporation  (excluding certain items) is at least       corporation  would not be able to pay its debts as
equal  to 1 times its liabilities; and the current       they  become  due in the usual course of business;
assets of the corporation is at least equal to its       or  (ii)  the  corporation's total assets would be
current  liabilities,  or  if  the  average of the       less  than  the  sum of its total liabilities plus
earnings of the corporation before taxes on income       (unless  the  articles  of  incorporation   permit
and  before interest expense for the two preceding       otherwise) the amount that would be needed, if the
fiscal  years  was  less  than  the average of the       corporation  were  to  be dissolved at the time of
interest  expense  of  the  corporation  for those       the  distribution,  to  satisfy  the  preferential
fiscal  years,  at  least  equal  to  1  times its       rights  upon  dissolution  of  shareholders  whose
current  liabilities.  California  law  generally        preferential  rights  are  superior  to  those
provides  that  a  corporation may acquire its own       receiving  the  distribution.
shares,  with  the  payment  for such shares being
subject  to  thesame  restrictions  as  dividend
payments.


                                  Appraisal  and  Dissenters'  Rights

See  disclosure  in  " The  Merger - Appraisal and       See  disclosure  in  "The  Merger - Appraisal  and
Dissenters'  Rights"  above.                             Dissenters'  Rights"  above.

                                     Fiduciary Duties of Directors

Under California law, the duty of loyalty requires       Under  Colorado  law, general standards of conduct
directors  to  perform  their duties in good faith       for directors and officers, requires each director
and  in  a  manner  that  the  director reasonably       to  discharge  the  director's duties as director,
believes  to  be  in  the  best  interests  of the       including  the  director's duties as a member of a
corporation and its shareholders. The duty of care       committee,  and  each  officer  with discretionary
requires  that  directors  act  with  such  care,        duty shall discharge that duty: (i) in good faith,
including  reasonable  inquiry,  as  an ordinarily       (ii) with the care an ordinarily prudent person in
 prudent  person in a like position would use under      a  like  situation  would  exercise  under similar
similar  circumstances.                                  circumstances,  and (iii) in a manner the director
                                                         or  officer  reasonably believes to be in the best
                                                         interest  of  the  corporation.


                                      -100-


                                     Conflicting  Interest  Transactions

SpaceDev's  articles of incorporation provide that       Starsys'  articles  of  incorporation define three
no contract or other transactions of SpaceDev with       types  of conflicting interest transactions: (i) a
any  other  person,  firm,  or  corporation, or in       loan  or other assistance by Starsys to a director
which SpaceDev is interested, shall be affected or       of  Starsys  or  an  entity in which a director of
invalidated  by  (i) the fact that any one or more       Starsys  is  a  director  or  officer  or   has  a
of  the  directors  or  officers  of  SpaceDev  is       financial  interest; (ii) a guaranty by Starsys of
interested  in or is a director or officer of such       an  obligation  of  a director of Starsys or of an
other  firm  or corporation; or (ii) the fact that       obligation  of  an  entity  in which a director of
any  director or officer of SpaceDev, individually       Starsys  is  a  director  or  officer  of  has   a
or  jointly  with others, may be a party to or may       financial  interest;  or  (iii)  a  contract    or
be interested in any such contract or transaction,       transaction  between  Starsys  and  a  director of
so  long  as  the  contract  or  transaction  is         Starsys  or between Starsys and an entity in which
authorized,  approved  or ratified at a meeting of       a  director of Starsys is a director of officer or
the  board of directors by sufficient vote thereon       has  a financial interest. No conflicting interest
by  directors no interested therein, to which such       transaction   shall   be  void   or  voidable,  be
fact  or  relationship  or  interest  has  been          enjoined,  or  set aside, or give rise to an award
disclosed,  or  so  long  as  the  contract  or          of damages solely because the conflicting interest
transaction  is  fair  and  reasonable  to  the          transaction  involves  a director of Starsys or an
corporation.                                             entity  in  which  a  director  of  Starsys  is  a
                                                         director  or  officer or has a financial interest,
SpaceDev's  officers,  directors and other members       or  solely  because  the director is present at or
of  management shall be subject to the doctrine of       participates  in  the meeting of Starsys' board of
corporate opportunities only insofar as it applies       directors  or  of the committee of the board which
to  business  opportunities  in which SpaceDev has       authorizes,  approves  or  ratifies  a conflicting
expressed  an interest as determined by SpaceDev's       interest  transaction,  or  solely   because   the
board  of  directors  as  evidenced by resolutions       director's  vote  is counted for such purposes if:
appearing  in  SpaceDev's minutes. When such areas       (i)  the  material  facts  as  to  the  director's
of  interest  are  delineated,  all  such business       relationship or interest and as to the conflicting
opportunities  within such areas of interest which       interest transaction are disclosed or are known to
come  to  the attention of the officer, directors,       the  board  or directors or the committee, and the
and  other members of management of SpaceDev shall       board  or  committee  in  good  faith  authorizes,
be  disclosed  promptly  to  SpaceDev  and  made         approves  or  ratifies  the  conflicting  interest
available  to SpaceDev. The board of directors may       transaction  by  the  affirmative  vote   of   the
reject  any  business  opportunity presented to it       majority  of  the  disinterested  directors,  even
and  thereafter  any  officer,  director, or other       though the disinterested directors are less than a
member  of  management  may  avail himself of such       quorum;  (ii)  the  material  facts  as   to   the
opportunity.  Until  such  time  as  SpaceDev  has       director's  relationship or interest and as to the
designated  an  area  of  interest,  the  officer,       conflicting transaction are disclosed or are known
directors,  and  other  members  of  management of       to  the shareholders entitled to vote thereon, and
SpaceDev  shall be free to engage in such areas of       the   conflicting    interest     transaction   is
interest  on  their  own  and  the  corporate            specifically  authorized,  approved or ratified in
opportunities provision shall not limit the rights       good faith by a vote of the shareholders; or (iii)
of  any  director,  officer,  or  other  member of       the conflicting interest transaction is fair as to
management  to  continue a business existing prior       Starsys  as of the time it is authorized, approved
to  the  time  that  such  area  of  interest  is        or  ratified by the board, a committee thereof, of
designated  by  SpaceDev.                                the  shareholders.  Common or interested directors
                                                         may  be  counted  in determining the presence of a
                                                         quorum at a meeting of the board or of a committee
                                                         which  authorizes,  approves  or  ratifies  the
                                                         conflicting  interest  transaction.

                                      -101-


                                              Preferred  Stock

SpaceDev's  board  of directors has the authority,       Starsys'  board  of  directors  has the authority,
within  the limitations and restrictions stated in       within  the limitations and restrictions stated in
SpaceDev's  articles  of incorporation, to provide       Starsys' articles of incorporation, to issue up to
for  the  issuance  of  up to 10,000,000 shares of       10,000,000  shares  of  preferred  stock. Starsys'
preferred  stock  in one or more series and to fix       board  has  the  authority  to divide the class of
and  determine the relative rights and preferences       preferred  stock into series and fix and determine
of the shares of any such series so established to       the  relative  rights, limitations and preferences
the  full  extent  permitted  by  its  articles of       of  any  such  series  so  established to the full
incorporation  and Colorado law in respect of: (i)       extent  permitted by its articles of incorporation
the  number of shares to constitute a series, (ii)       and  Colorado  law.
the rate of preference of dividends, (iii) whether
shares  may be redeemed and, if so, the redemption
price  and terms and condition of redemption, (iv)
the  amount  payable  upon  shares  in  event  of
liquidation, (v) sinking fund or other provisions,
if  any, for the redemption or purchase of shares,
(vi)  the  terms  and conditions upon which shares
may  be  converted, (vii) voting powers and (viii)
any  other  relative  rights  and  preferences  of
shares  of such series. Issuance of such preferred
stock,  depending  on  its rights, preferences and
designations  may  have  the  effect  of delaying,
deterring  or  preventing  a  change  in  control.

As  of  November  1,  2005,  of  the  10,000,000
authorized  shares  of  Preferred  Stock, SpaceDev
currently  has  issued  and  outstanding  248,460
shares  of  Series  C Convertible Preferred Stock.

Each share of the Series C Preferred Stock is convertible into shares of SpaceDev's common stock at a rate of $1.54 per share.


                                      -102-


                                          Dividend  Rights

Holders  of SpaceDev common stock will be entitled       Holders  of Starsys common stock shall be entitled
to  receive  dividends or other distributions when       to  receive dividends as may be declared from time
and  if declared by SpaceDev's board of directors.       to time by Starsys' board of directors, subject to
The  right  of  SpaceDev's  board  of directors to       the  preferences, limitations, and relative rights
declare  dividends,  however,  is  subject  to the       of  holders  of  shares  of  outstanding preferred
rights  of  holders  of  any  outstanding SpaceDev       stock.
preferred stock and the availability of sufficient
funds  under  Colorado  law  to  pay  dividends.

SpaceDev's articles of incorporation provide that the rights of holders of common stock to receive dividends or shares in the distribution of assets in the event of liquidation, dissolution, or winding up of the affairs of SpaceDev shall be subject to the preferences, limitations and relative rights of the shares of preferred stock fixed in the resolution or which may be adopted from time to time by the board providing for the issuance of one or more series of preferred stock.

SpaceDev currently has one series of preferred stock issued and outstanding. In 2004, SpaceDev issued 250,000 shares of Series C Convertible
Preferred Stock to Laurus Master Fund, Ltd. for an aggregate purchase price of $2,500,000, or $10.00 per share. Holders of the preferred shares shall be entitled to receive quarterly preferential cumulative dividends at a rate of 6.85%. Dividends stock at the holder's option, subject to certain exceptions.

                                         Liquidation  Rights

As  to  distribution  of  SpaceDev  assets  upon         Starsys'  articles  of  incorporation provide that
liquidation,  dissolution  or  winding up, whether       the  holders  of common stock shall be entitled to
voluntary  or  involuntary, the Series C Preferred       receive the net assets of Starsys upon dissolution
Stock  are  ranked  senior  to  the  common stock.       or  liquidation,  subject  to  the  payment of any
                                                         preferences  thereto  applicable  to   outstanding
Under  SpaceDev's  articles of incorporation, upon       preferred  stock.
the  dissolution,  liquidation,  or  winding-up of
SpaceDev,  whether  voluntary  or involuntary, the
holders  of  the Series C Preferred Stock shall be
entitled  to  receive  before  any  payment  or
distribution  is  made on the common or other such
junior  stock,  out  of  the  assets  of  SpaceDev
available  for  distribution  to  shareholders, an
amount  equal to the original issue price adjusted
for  any  stock  dividends, combinations or splits
with  respect  to  such  shares  of  the  Series C
Preferred  Stock then outstanding plus all accrued
and  unpaid  dividends  to  and including the date
thereof.  Upon  payment in full of the amounts due
to  holders  of  the Series C Preferred Stock, the
holders  of  common  stock and any class of junior
stock  shall  receive  all  remaining  assets  of
SpaceDev  legally  available  for distribution. If
upon liquidation, the assets of SpaceDev available
for  distribution  to the holders of the preferred
stock  are insufficient to permit payment in full,
then  all such assets shall be ratably distributed
among the holders of the Series C Preferred Stock.

                   INFORMATION REGARDING BUSINESS OF SPACEDEV

OVERVIEW

     SpaceDev, Inc. is engaged in the conception, design, development, manufacture, integration and operations of space technology subsystems, systems, products and services. SpaceDev is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space and launch vehicles, as well as the associated engineering technical services to government, aerospace and other commercial enterprises. SpaceDev's products and solutions are sold directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. SpaceDev is also developing commercial hybrid rocket motors for possible use in small launch vehicles, targets and sounding rockets, and small high performance space vehicles and subsystems.

SpaceDev's approach is to provide smaller spacecraft - generally 250 kg (550 pounds) mass and less - and cleaner, safer hybrid propulsion systems to commercial, government, university and limited international customers. SpaceDev is developing smaller spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. SpaceDev's space products are modular and reproducible, which allows it to create affordable space solutions for SpaceDev's customers. By utilizing SpaceDev's innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, SpaceDev provides increased reliability with reduced costs and risks.

SpaceDev has been awarded, has successfully concluded or is successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory, Boeing, the California Space Authority, the Defense Advanced Research Projects Agency, NASA's Jet Propulsion Laboratory, Lockheed Martin, Lunar Enterprise Corporation, Malin Space Science Systems, the Missile Defense Agency (formerly the "Ballistic Missile Defense Organization"), the National Reconnaissance Office, Scaled Composites and the University of California at Berkeley via NASA.

SpaceDev was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SpaceDev, Inc. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. SpaceDev became a publicly traded company in October 1997 and is currently trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

In February 1998, SpaceDev acquired Integrated Space Systems, located in San Diego. Integrated Space Systems was fully integrated into SpaceDev. Most of the Integrated Space Systems' employees were former commercial Atlas launch vehicle engineers and managers who worked for General Dynamics in San Diego. As SpaceDev employees, they primarily develop systems and products based on hybrid rocket motor technology and launch vehicle systems. Integrated Space Systems was dissolved in 2003.

In August 1998, SpaceDev acquired a license to the patents and intellectual property produced by the American Rocket Company, which we refer to as AMROC. The acquisition provided SpaceDev access to a large cache of hybrid rocket documents, designs and test results. AMROC specialized in the design, development and testing of hybrid rocket technology (solid fuel plus liquid oxidizer) for small sounding rockets and launch vehicles.

In late 1998, SpaceDev bid and won a government-sponsored research and development contract, which was directly related to SpaceDev's strategic commercial space interests. SpaceDev competed with seven other industry teams and was one of five firms selected by NASA's Jet Propulsion Laboratory to perform a mission and spacecraft feasibility assessment study for the proposed 200-kg Mars MicroMissions. The final report was delivered to the Jet Propulsion Laboratory in March 1999 and, as a result, SpaceDev now offers lunar and Mars commercial deep-space missions based on this and subsequent innovative space system designs.

In mid-1999, SpaceDev won an R&D contract from the National Reconnaissance Office to study small hybrid-based "micro" kick-motors for small-satellite orbital transfer applications. During the contract, SpaceDev successfully developed three Secondary Payload Orbital Transfer Vehicle design concepts. SpaceDev subsequently created a prototype, which led to the development of SpaceDev's capability to apply the Secondary Payload Orbital Transfer Vehicle concept to SpaceDev's subsequent Maneuvering and orbit Transfer Vehicle development programs.

In November 1999, SpaceDev won a $4.9 million mission contract by the Space Sciences Laboratory at the University of California at Berkeley. SpaceDev was competitively selected to design, build, integrate, test and operate, for one year, a small NASA-sponsored scientific, Earth-orbiting spacecraft called CHIPSat. CHIPSat is the first and, to SpaceDev's knowledge, only successful mission of NASA's low-cost University-Class Explorer series to date. Due to additional NASA and customer reviews, additional work, schedule extensions and a fee for one year of satellite operations, the CHIPSat contract award was increased by approximately $2.5 million in 2001 and 2002, bringing the total contract value for design, build, launch and operations to approximately $7.4 million. CHIPSat launched as a secondary payload on a Delta-II rocket on January 12, 2003. CHIPSat is the world's first orbiting Internet node. The satellite achieved 3-axis stabilization with all individual components and systems successfully operating and continues to work well in orbit. After more than two years. The CHIPSat program generated approximately $2.1 million, $3.2 million, $1.7 million, $0.4 million and $0.1 million of revenue in 2000, 2001, 2002, 2003 and 2004, respectively.

On March 22, 2000, the California Spaceport Authority and the California Space and Technology Alliance awarded SpaceDev a grant of approximately $100,000 to be used for test firing SpaceDev's hybrid rocket motors. California's Western Commercial Space Center also awarded SpaceDev approximately $200,000 to help build and equip its satellite and space vehicle manufacturing facilities. These capabilities were used to expand SpaceDev's project and technology base.

In July 2000, the National Reconnaissance Office granted SpaceDev two separate follow-on competitive awards of approximately $400,000 each for further hybrid rocket engine design, test, evaluation, and development. SpaceDev's work for the National Reconnaissance Office has helped fund two innovative hybrid rocket motor potential products:

- a family of small versatile orbital Maneuver and orbit Transfer Vehicles using clean, safe hybrid rocket propulsion technology; and,

-     a  protoflight  hybrid propulsion module for a 50-kg class microsatellite.

     Both  of  those  contracts  were  successfully  completed.

In September 2001, Scaled Composites awarded SpaceDev a contract for a proprietary hybrid propulsion development program for Scaled's "SpaceShipOne," valued in excess of $1 million. The entire contract, awarded upon the submitted designs, was valued at approximately $2.2 million. The contract was indicative of an increased demand for SpaceDev's hybrid motor technology and expertise in the space industry. Work on this project generated approximately $1.2 million and $397,000 of revenue in 2002 and 2003, respectively. In September of 2003, SpaceDev was selected by Scaled Composites as the sole supplier of hybrid propulsions systems, and was awarded the follow-on SpaceShipOne propulsion contract. SpaceDev generated approximately $115,000 of revenue in 2003 and $686,000 of revenue in 2004 from this contract and related engineering change orders, with approximately $180,000 from engineering change orders and approximately $506,000 from the contract.

- On December 17, 2003, which corresponded with the 100th anniversary of the Wright Brothers flight, SpaceDev's hybrid propulsion system, which SpaceDev believe is the world's largest of its kind, aboard SpaceShipOne, successfully powered a pilot toward space on its historic first powered supersonic flight. After being released by the White Knight, a carrier aircraft, the SpaceShipOne Test Pilot flew the ship to a stable, 0.55 mach gliding flight condition, started a pull-up, and fired SpaceDev's hybrid rocket motor. Nine seconds later, SpaceShipOne broke the sound barrier and continued its steep powered ascent. The climb was very aggressive, accelerating forward at more than 3-g while pulling upward at more than 2.5-g. At motor shutdown, 15 seconds after ignition, SpaceShipOne was climbing at a 60-degree angle and flying near 1.2 Mach (930 mph). The test pilot then continued the maneuver to a vertical climb, achieving zero speed at an altitude of 68,000 feet.

- On June 21, 2004, SpaceDev's proprietary hybrid rocket motor technology successfully powered SpaceShipOne on its fourth and most important history-making flight to space. At approximately 7:45 AM PDT on Monday, June 21st, SpaceDev powered SpaceShipOne well beyond the 50 mile altitude required to be considered a space flight, and created the world's first private sector astronaut. After being released by the White Knight, SpaceShipOne's test pilot, Mike Melvill, fired the rocket motor at the planned altitude and the rocket motor then propelled SpaceShipOne to over 328,000 feet in approximately 80 seconds, flying near Mach 5.0.

- On September 29, 2004 and October 4, 2004, SpaceDev's hybrid propulsion technology helped propel Scaled Composites/Paul Allen's SpaceShipOne into space flight history as the craft garnered the $10 Million Ansari X Prize, a contest created to stimulate the development of the private sector human space flight industry. SpaceDev provided several critical components and the hybrid rocket technology for the craft's motor, including igniter, injector and main operating valve, which successfully performed as expected and powered SpaceShipOne on its historic manned flight. SpaceShipOne exceeded the altitude requirement on both scheduled flights as required by the Ansari X Prize competition. The hybrid propulsion system burned full duration and pilot Brian Binnie steered SpaceShipOne high above the Mojave, California desert to a height of 367,442 feet altitude (69.5 miles), which far exceeded the required 328,000 feet altitude - the goal required by the X Prize Foundation of St. Louis, Missouri. The altitude is generally considered to be the threshold of space.

     Although SpaceDev was not the recipient of the Ansari X Prize, it was a contest designed to jumpstart the space tourism industry through competition among the most talented entrepreneurs and rocket experts in the world. SpaceShipOne was built and launched with private funds from Paul Allen. The craft was able to carry equivalent weight of three people to 100 kilometers (62.5 miles) and return safely to earth. The competition followed in the footsteps of more than 100 aviation incentive prizes offered between 1905 and 1935 credited with spawning today's multibillion-dollar air transport industry. By helping SpaceShipOne succeed, SpaceDev was instrumental in moving the private space community closer to realizing its vision of creating safe, affordable, commercial human space flight.

On April 4, 2002, SpaceDev, Inc., an Oklahoma corporation, was formed for the purpose of investigating and developing commercial space products in the state of Oklahoma. SpaceDev currently has no plans to develop this business in Oklahoma and SpaceDev's subsidiary there remains dormant.

On April 30, 2002, the Company was awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the Air Force Research Laboratory. SpaceDev received an award for Phase II of the contract on March 28, 2003. SpaceDev is using the project to further expand SpaceDev's Maneuvering and Orbital Transfer Vehicle technology and product line to satisfy government space transportation requirements. The first two phases of the contract have an estimated value of approximately $2.5 million, of which $100,000 was awarded for Phase I. Phase II of the contract is cost-plus fixed fee. In order to complete Phase II, SpaceDev requested and was granted approximately four months of additional time and approximately $240,000 of additional funding, memorialized by a contract amendment executed on July 7, 2004. In addition to the Phase I and Phase II awards, there is an option worth approximately $800,000, which was initiated on May 3, 2004. The additional funding to complete AFRL Phase II came in part from the original $1 million option; thereby reducing the option to approximately $800,000. An additional effort to develop a miniaturized Shuttle-compatible propulsion module has been added to this contract and is worth approximately $150,000.

On July 9, 2003, SpaceDev was awarded a contract by the Missile Defense Agency to explore the use of microsatellites in national missile defense. It was a precursor contract to the $43 million contract mentioned below. SpaceDev's microsatellites are operated over the Internet and are capable of pointing and tracking targets in space or on the ground. This study explored fast response microsatellite launch and commissioning; small, low-power passive sensors; target acquisition and tracking; formation flying and local area networking within a cluster of microsatellites; and an extension of SpaceDev's proven use of the Internet for on-orbit command, control and data handling. The contract was successfully concluded on February 27, 2004. The total contract value was $800,000. This contract was considered an investigatory phase by MDA.

Also, on July 9, 2003, SpaceDev was awarded a Phase I Small Business Innovation Research contract by Air Force Research Lab to design and effectively begin the development of SpaceDev's small launch vehicle. The SpaceDev Small Launch
Vehicle will be designed to lift up to 1,000 pounds to Low Earth Orbit responsively and affordably. The SpaceDev Small Launch Vehicle concept is based on a proprietary combination of technologies to increase the performance of hybrid rocket motor technology. Hybrid rocket motors are a combination of solid fuel and liquid oxidizer, and can be relatively safe, clean, non-explosive, and storable, and can be throttled, shut down and restarted. This contract was valued at approximately $100,000, and was a fixed price, milestone-based agreement, which was completed in about one year. The Phase II of this SBIR was awarded on September 29, 2004 and is worth approximately $1,557,000. The contract outlines the development and test firing of SpaceDev's large Common
Core Booster for the SpaceDev Small Launch Vehicle. Congress has awarded SpaceDev approximately $3.0 million in additional funding for this project, which SpaceDev expects will be available by mid-2005. SpaceDev believes that there is additional interest by Congress in providing further funding to expand and accelerate the scope of the work; however, there can be no assurance that such work will be awarded to SpaceDev.

Also, on July 9, 2003, SpaceDev was awarded a Phase I contract to develop micro and nanosatellite bus and subsystem designs. This Air Force Research Laboratory Small Business Innovation Research contract, valued at approximately $100,000, has enabled SpaceDev to explore the further miniaturization of SpaceDev's unique and innovative microsatellite subsystems. It has also enabled SpaceDev to explore ways to reduce the time and cost to build small satellites through further standardization in order to help define de facto standards for payload hardware and software interfaces. The contract is fixed price, milestone-based and was completed in about one year. On August 23, 2004, SpaceDev was awarded the Phase II of this Small Business Innovation Research grant, which was later amended on September 8, 2004 to shorten the length of the overall contract, worth approximately $739,000 for carry-forward work.

On July 24, 2003, SpaceDev was awarded a contract by Lunar Enterprise of California for a first phase project to begin developing a conceptual mission and spacecraft design for a lunar lander program. The unmanned mission is being designed to put a small dish antenna near the south pole of the Moon. From that location it will be in near-constant sunlight for solar power generation, and should be able to perform multi-wavelength astronomy while communicating with ground stations on Earth. The contract value was $100,000 and was completed by November 2003. SpaceDev was awarded a follow-on phase to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements on July 20, 2004 in the amount of $150,000. The contract has been completed.

On December 18, 2003, SpaceDev was awarded a contract by the Defense Advanced Research Projects Agency for the study of Novel Satcom Microsat Constellation Deployment. The contract was a milestone-based, fixed price contract with total consideration of approximately $200,000. On August 6, 2004, an additional $39,849 was added to the contract for increased scope, bringing the total contract value on this fixed price effort to approximately $240,000. The contract has been completed.

On March 31, 2004, SpaceDev was awarded a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract for up to $43,362,271 to conduct a microsatellite distributed sensing experiment, an option for a laser communications experiment, and other microsatellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach, with the first Task Order for approximately $1.1 million awarded on April 1, 2004 and completed by September 30, 2004. The second Task Order for approximately $8.3 million was awarded on October 20, 2004. The principal place of performance will be Poway, California. SpaceDev expects to complete the work under the contract before March 2009. Government contract funds will not expire at the end of the current government fiscal year. The microsatellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance microsatellites to support national missile defense. The milestone-based, multiyear, multiphase contract had an effective start date of March 1, 2004. Approximately $1.14 million of revenue was generated under the first phase of this contract. The first phase or "Task Order," resulted in a detailed mission and microsatellite design. The second phase or "Task Order," was signed on October 20, 2004 with an effective date of October 1, 2004. The second Task Order is expected to be completed by January 2006. The overall contract calls for SpaceDev to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsatellites to be networked on-orbit with high speed laser communications technology. The third phase is anticipated to begin on or before February 2006.

BUSINESS  STRATEGY

     SpaceDev's strategy is based on the belief that innovative advancements in technology and the application of standard business processes and practices will make access to space much more practical and affordable. SpaceDev believes these factors will cause growth in certain areas of space commerce and will create new space markets and increased demand for SpaceDev's proprietary products.

SpaceDev's  business  strategy  is  to:

-     Introduce  commercial  business  practices  into  the  space  arena,   use
off-the-shelf technology in innovative ways and standardize hardware and software to reduce costs and to increase reliability and profits;

-     Start  with  small,  practical  and  profitable  projects,  and   leverage
credibility and profits into larger and ever more bold initiatives, utilizing partnerships where appropriate;

- Bid, win and leverage government programs to fund SpaceDev's research and development and product development efforts;

- Integrate SpaceDev's smaller, low cost commercial spacecraft and hybrid space transportation systems to provide one-stop turnkey payload and/or data delivery services to target customers;

- Apply SpaceDev's low cost space products to new applications and to create new users, new markets and new revenue streams;

- Produce and fly commercial missions, in conjunction with partners and investors, throughout the inner solar system in the commercial beyond earth orbit "space";

- Join or establish a team to build a safe, affordable sub-orbital, passenger space plane to help initiate the space tourism business; and

- Establish a team to build a safe, affordable orbital passenger vehicle as a potential shuttle replacement.

     SpaceDev believe that its business model provides the following competitive advantages:

-     Enables  small-space  customers  to  contract   for   end-to-end   mission
solutions, reducing the need for and complexity of finding other contractors for different project tasks;

- Decreases schedule time and lowers total project costs, thereby providing greater value and increases return on investment for SpaceDev and its customers; and,

-     Creates  barriers  to  entry  by  and  competition  from  competitors.

PRODUCTS  AND  SERVICES;  MARKET

     SpaceDev currently has two primary lines of space products and services on which it believes a sound foundation and profitable, cash generating business can be built:

- Spacecraft Products and Services - Microsatellites & Nanosatellites, BD-II Spacecraft Buses, and Maneuvering and orbital Transfer Vehicles; and,

-     Propulsion  Products  and  Services - Hybrid Propulsion and Launch Vehicle
Systems.

     These products and services are being marketed and sold directly into primarily domestic government, university, military and commercial markets. SpaceDev considers itself a project company rather than a product company today, although products are generated from projects. SpaceDev's long term goal and vision is to migrate from a project company to a product company. SpaceDev's business is not seasonal to any significant extent; however, its business follows normal industry trends such as increased demand during bullish economic periods, or slow-downs in demand during periods of recession.

In addition, SpaceDev is working with partners to create new markets that can generate new space-related service, media, tourism and commercial revenue streams. While SpaceDev believes that certain space market opportunities are still several years away, it is currently working with industry-leading partners to develop unique enabling technology for the potentially very large sub-orbital manned space plane tourism market; and, creating a new unmanned Beyond Earth Orbit commercial market with spacecraft derived from SpaceDev's NASA JPL Mars
MicroMission  and  Boeing  Lunar  Orbiter  mission  design  contracts.

SPACEDEV'S  SPACECRAFT  PRODUCTS  AND  SERVICES

     Microsatellites & Nanosatellites - SpaceDev designs and builds small, light, high-performance, reliable and affordable micro- and nanosatellites. The primary benefit of micro- and nanosatellites is lower cost and weight. Since SpaceDev can dramatically reduce manufacturing costs and the costs to launch the satellites to earth-orbit and deep space, SpaceDev can pass those cost savings on to SpaceDev's customers. Small, inexpensive satellites were once the exclusive domain of scientific and amateur groups; however, smaller satellites are now a viable alternative to larger, more expensive ones, as they provide cost-effective solutions to traditional problems. SpaceDev designs and builds low cost, high-performance space-mission solutions involving microsatellites (generally less than 100 kg) and even smaller satellites (less than 50 kg). SpaceDev's approach is to provide smaller spacecraft and compatible low cost, safe hybrid propulsion space systems to a growing market of commercial, government and potentially international customers.

BD-II (Boeing Delta-II compatible) spacecraft buses - SpaceDev has a qualified microsatellite bus available to sell as a standard, fixed-price product to government and commercial customers needing an affordable satellite for small payloads. SpaceDev began developing this product in 1999, when SpaceDev was selected as the mission designer, spacecraft bus provider, integrator and mission operator of the University of California at Berkeley Space Sciences Laboratory's Cosmic Hot Interstellar Plasma Spectrometer ("CHIPS") mission. CHIPSat was launched at 4:45 PM PST on January 12, 2003 from Vandenberg Air Force Base in California. The satellite achieved 3-axis stabilization with all individual components and systems successfully operating and continues to work well in orbit.

Maneuvering and orbital Transfer Vehicle - SpaceDev's Maneuvering and orbital Transfer Vehicle system is a family of small, affordable, elegantly simple, throttleable, and restartable propulsion and integrated satellite products. SpaceDev's Maneuvering and orbital Transfer Vehicle can be used as a standard propulsion module to transport a customer's payload to different orbits. The Maneuvering and orbital Transfer Vehicle provides the change in velocity and maneuvering capabilities to support a wide variety of applications for on-orbit maneuvering, proximity operations, rendezvous, inspection, docking, surveillance, protection, inclination changes and orbital transfers.

Spacecraft  and  Subsystem  Design  - SpaceDev also provide reliable, affordable access to space through innovative solutions currently lacking in the marketplace. SpaceDev's approach is to provide smaller spacecraft - generally 250 kg mass and less - and compatible hybrid propulsion space systems to commercial, university and government customers. The small spacecraft market is supported by the evolution and enabling of microelectronics, common hardware & software interface standards, and smaller launch vehicles. Reduction of the size and mass of traditional spacecraft electronics has reduced the overall spacecraft size, mass, and volume over the past 10 to 15 years. For example, SpaceDev's miniature flight computer is only 24 cubic inches and provides 300 million instructions per second of processing power versus a competitor's more "traditional" solution that requires about 63 cubic inches and only provides 10 MIPS.

Microsatellite & Nanosatellite Launches - To support the growth in customer demand within the small satellite market, SpaceDev works with launch providers to identify and market affordable launch opportunities and to provide customers with a complete on-orbit data delivery service that combines SpaceDev's spacecraft and hybrid propulsion products. These innovative, low-cost, turnkey launch solutions will allow SpaceDev to provide one-stop shopping for launch services, spacecraft, payload accommodation, total flight system integration and test and mission operations. The customer only needs to provide the payload, and SpaceDev has the capacity to perform all the tasks required for the customer to get to orbit and to begin collecting their data. In November 2005, SpaceDev signed a contract with SpaceX of El Segundo, CA to purchase specified launch services on a Falcon I launch vehicle. The launch vehicle is planned for multiple primary microsatellite payloads and multiple secondary nanosatellite payloads produced by SpaceDev or other suppliers. SpaceDev has tentatively scheduled the first launch for May 2008, with additional optional launches to follow. SpaceDev plans to launch a combination of microsatellites and nanosats on each Falcon launch. SpaceDev considers the Falcon I launch vehicle, which is capable of delivering more than 600kg (1200 pounds) to low earth orbit, to be one of the most cost-effective domestic launch vehicles currently available.

Mission Control and Operations - SpaceDev's mission control and operations center, located in SpaceDev's headquarters building near San Diego, coupled with SpaceDev's mission control and operations package, is uniquely Internet-based and allows for the operation and control of missions from anywhere in the world that has access to the Internet. CHIPSat was the first U.S. mission to use end-to-end satellite operations with TCP/IP and FTP. While this concept has been analyzed and demonstrated by the NASA OMNI team, CHIPSat is the first to implement the concept as the only means of satellite communication. A formation flying cluster or constellation of TCP/IP-based microsatellites, similar to the cluster of microsats SpaceDev is developing for the Missile Defense Agency, can be designed to communicate directly with each other, as in a wide area network in space. Provided any one satellite/node in this network is in line-of-sight with any ground station at any given time, the entire constellation could always maintain ground station connectivity, thus creating a network on-orbit and on the web, a direct extension of CHIPSat's elegantly simple TCP/IP mission operations architecture.

SPACEDEV'S  PROPULSION  PRODUCTS  AND  SERVICES

     Hybrid Rocket Propulsion and Launch Vehicle Systems - SpaceDev provides a wide variety of safe, clean, simple, reliable, cost-effective hybrid propulsion systems to safely and inexpensively enable satellites and on-orbit delivery systems to rendezvous and maneuver on-orbit and deliver payloads to sub-orbital altitudes. Hybrid rocket propulsion is a safe and low-cost technology that has tremendous benefits for current and future space missions. SpaceDev's hybrid rocket propulsion technology features a simple design, is restartable, is throttleable and is easy to transport, handle and store.

Hybrid Orbital Vehicle - SpaceDev has begun designing a reuseable, piloted, sub-orbital space ship that could be scaled to safely and economically transport passengers to and from low earth orbit, including the International Space Station. The name of the vehicle is the SpaceDev DreamChaser(TM). SpaceDev signed a non-binding Space Act Memorandum of Understanding with NASA Ames Research Center, which confirms SpaceDev's intention to explore novel, hybrid propulsion based hypersonic test beds for routine human space access. SpaceDev will explore with NASA collaborative partnerships to investigate the potential of using SpaceDev's proven hybrid propulsion and other technologies, and a low cost, private space program development approach, to establish and design new piloted small launch vehicles and flight test platforms to enable near-term, low-cost routine space access for NASA and the United States. One possibility for collaboration is the SpaceDev DreamChaser(TM) project, which is currently being discussed with NASA Ames. Unlike the more complex SpaceShipOne, for which SpaceDev provided critical proprietary hybrid rocket motor propulsion technologies and components, the SpaceDev DreamChaser(TM) would be crewed and launch vertically, like most launch vehicles, and would glide back for a normal horizontal runway landing. The sub-orbital SpaceDev DreamChaser(TM) will have an altitude goal of approximately 160 km (about 100 miles) and will be powered by a single, high performance hybrid rocket motor, under parallel development by SpaceDev for the SpaceDev Streaker(TM), a family of small, expendable launch vehicles, designed to deliver affordably small satellites to low earth orbit. The SpaceDev DreamChaser(TM) will use motor technology being developed for the SpaceDev Streaker(TM) booster stage, the most powerful motor in the Streaker family. The SpaceDev DreamChaser(TM) motor will produce approximately 100,000 pounds of thrust, about six times the thrust of the SpaceShipOne motor, but less than one-half the thrust of the 250,000 pounds of thrust produced by hybrid rocket motors developed several years ago by the American Rocket Company. SpaceDev's non-explosive hybrid rocket motors use synthetic rubber as the fuel, and nitrous oxide for the oxidizer to make the rubber burn. Traditional rocket motors use two liquids, or a solid propellant that combines the fuel and oxidizer, but both types of rocket motors are explosive, and all solid motors produce copious quantities of toxic exhaust. SpaceDev's hybrid rocket motors are non-toxic and do not detonate like solid or liquid rocket motors.

Mission Analysis and Design - SpaceDev can provide end-to-end mission design and analysis, including the design of the mission and its science, commerce or technology demonstration goals, the design of an appropriate space vehicle (satellite or spacecraft), prototype development, construction and testing of the spacecraft, integration of one or more payloads (instruments, experiments or technologies) into the spacecraft, integration of the spacecraft onto the launch vehicle (rocket), the launch and the mission control and operations during the life of the mission. Many of SpaceDev's products and services are now qualified or are nearing qualification to assist with missions that orbit the earth, travel to another planetary body, or cruise through space taking measurements and transmitting valuable data back to Earth.

COMPONENTS  AND  RAW  MATERIALS

     Although SpaceDev may experience a shortage of certain parts and components related to its products, SpaceDev has many alternative suppliers and distributors and is not dependent on any individual supplier or distributor. Furthermore, SpaceDev has not experienced difficulty in its ability to obtain parts or component materials, nor does it expect this to be a problem in the future.

COMPETITION

     SpaceDev competes for sales of its products and services based on price, performance, technical features, contracting approach, reliability, availability, customization, and, in some situations, geography. SpaceDev's primary competition for low-cost propulsion systems using clean, safe, commercially available hybrid rocket motor technology comes from Cesaroni Technology Incorporated in Canada and their affiliates. While Lockheed Martin has demonstrated large-scale hybrid rocket capability, and there are a number of smaller enterprises, especially academic-based organizations, in the domestic market currently investigating various aspects of hybrid rocket technology. To date, SpaceDev has seen limited competitive pressures arising from these organizations.

The primary domestic competition for unmanned earth-orbiting microsatellites, unmanned deep space micro-spacecraft and microsatellite subsystems as well as software systems comes from other small companies such as AeroAstro, Orbital Sciences and Spectrum Astro. The most established international competitors are Surrey Satellite Technology Limited in the United Kingdom, OHB Systems in
Germany, an OHB Technology AG Company, and EADS Astrium with locations throughout Western Europe. Swedish Space Corporation is also able to compete in the small-satellite arena, particularly in the European market. In addition to private companies, there are a limited number of universities in the United States that have the capability to produce reasonably simple microsatellites; these include, Weber State in Ogden, Utah and Colorado University in Boulder, Colorado.

While SpaceDev believes that its product and service offerings provide a wide breadth of solutions for SpaceDev's customers and prospective customers, some of its competitors compete across many of SpaceDev's product lines. Several of SpaceDev's current and potential competitors have greater resources, including technical and engineering resources. SpaceDev is not aware of any established large companies (e.g., Northrop Grumman, Lockheed Martin, Boeing), which have expressed corporate goals to design and build inexpensive micro-spacecraft for a mission, which would be SpaceDev's direct competition.

SpaceDev also competes with each of its competitors for qualified engineers. There are a limited number of individuals with all of the requirements that SpaceDev seek and there can be no assurance that SpaceDev can locate and recruit these individuals in a timely and cost-effective manner. Many of SpaceDev's competitors have greater resources than SpaceDev does and can offer higher salaries or better incentives to attract these individuals.

REGULATION

SpaceDev's  business  activities   are   regulated  by   various   agencies  and
departments of the U.S. government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the United States Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of the Company's products, services and technical data require either Technical Assistance Agreements or licenses from the United States Department of State, depending on the level of technology being transferred. This includes recently published regulations restricting the ability of United States-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. The failure of the Company to comply with any of the foregoing regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Also, SpaceDev's ability to successfully market and sell into international markets may be severely hampered due to ITAR regulation requirements. SpaceDev's conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations. In 2003, SpaceDev began an active and comprehensive internal and external ITAR training program provided by SpaceDev's regulatory consulting firm, Q International Group, and the Society for International Affairs, both for SpaceDev's employees and SpaceDev's Empowered Official, Mr. Slansky. SpaceDev also introduced in 2003 an Internal Export Compliance Control Program for defense articles and defense services controlled by the U.S. Department of State under ITAR.

In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. In the United States, command and telemetry frequency assignments for space missions are primarily regulated by the Federal Communications Commission for SpaceDev's domestic commercial products. SpaceDev's products geared toward domestic government customers are regulated by the National Telecommunications Information Agency and any of SpaceDev's products sold internationally, if any, are regulated by the International Telecommunications Union. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the United States Air Force. In addition, all commercial space launches that SpaceDev might perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the Federal Communications Commission and National Telecommunications and Information Administration obtain these approvals from the International Telecommunication Union. These regulations have been in place for a number of years to cover the large number of non government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that SpaceDev might perform would be subject to these regulations. Presently, SpaceDev is not aware of any additional or unique government regulations related to commercial deep space missions.

SpaceDev is also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. Presently, SpaceDev does not have a requirement to obtain any special environmental licenses or permits.

SpaceDev may need to utilize the Deep Space Network on some of its missions. The Deep Space Network is a United States funded network of large antennas that supports interplanetary spacecraft missions and radio and radar astronomy observations for the exploration of the solar system and the universe. The network also supports selected Earth-orbiting missions. The network is a facility of NASA, and is managed and operated for NASA by the Jet Propulsion Laboratory. The Telecommunications and Mission Operations Directorate manages the program within the Jet Propulsion Laboratory. Coordination for the use of this facility is arranged with the Telecommunications and Mission Operations Command.

Also, as some of SpaceDev's projects with the Department of Defense proceed, SpaceDev may need special clearances to continue working on and advancing SpaceDev's projects. Classified programs generally will require that SpaceDev comply with various Executive Orders, Federal laws and regulations and customer security requirements that may include specialized facilities and restrictions on how SpaceDev develops, stores, protects and shares information. Laboratories, manufacturing and assembly areas, meeting spaces, office areas, storage areas, computers systems and networks and telecommunications systems may require modification or replacement in order to comply with customer requirements. Classified programs may require SpaceDev's employees to obtain government clearances and restrict SpaceDev's ability to have key employees work on these programs until these clearances are received from the appropriate United States government agencies. In order to staff these programs SpaceDev may need to recruit personnel with the appropriate professional training, experience and security clearances. There are a very limited number of individuals with all of the requirements that SpaceDev seeks. There is no assurance that SpaceDev can locate and recruit these individuals in a timely and cost-effective manner. SpaceDev may be required to modify existing facilities and to develop new facilities and capabilities that will only be utilized by these classified programs. SpaceDev may be required to install computer networks, communications systems and monitoring systems that are dedicated to these classified programs. Some or all of these requirements may entail substantial additional expense. It is uncertain whether SpaceDev will be able to recover any of the costs of these systems from SpaceDev's customers.
Many of these classified programs are regulated by Executive Orders, various Federal laws and regulations and customer requirements. The failure of the Company to comply with any of the foregoing Executive Orders, Federal laws and regulations and customer requirements could have serious adverse effects. Also, SpaceDev's ability to successfully market and sell into the Department of Defense markets may be severely hampered if SpaceDev is unable to meet classified program requirements. There is no assurance that SpaceDev will be able to pass successfully the criteria required in order to win a classified program or to maintain current contracts, such as SpaceDev's Missile Defense Agency contract (which may become classified), and there is no assurance that SpaceDev will maintain that status once it has been obtained. This year SpaceDev began an active program to complete the steps required in order to win preliminary certification for classified programs. A number of SpaceDev's employees have received preliminary and permanent security clearances. SpaceDev received preliminary certification for classified computer system processing in early 2005.

EMPLOYEES

     At December 9, 2005, SpaceDev employed approximately 50 persons, full and part-time, most of whom are spacecraft, propulsion, systems, mechanical and electrical engineers. SpaceDev expects to hire other personnel as necessary for completion of projects, product development, quality assurance, sales and marketing, finance and administration. In addition, due to the nature of SpaceDev's business, it may become necessary to lay off employees whose work is no longer required to maintain operations in order to prevent cost overruns. SpaceDev does not anticipate any such lay-offs in the near future. SpaceDev does not have any collective bargaining agreements with its employees and believes its relations with employees are good.

INTELLECTUAL  PROPERTY

     SpaceDev relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage. SpaceDev has protected and intend to continue to protect its intellectual property through a combination of patents, license agreements, trademarks, service marks, copyrights, trade secrets and other methods of restricting disclosure and transferring title. SpaceDev has filed patent applications relating to its hybrid propulsion and satellite technology. There can be no assurance that these applications will be granted. SpaceDev has and intends to continue to enter into confidentiality agreements with its employees, consultants and vendors, to enter into license agreements with third parties and generally to seek to control access to and distribution of its intellectual property.

In August 1998, SpaceDev acquired rights to intellectual property (including three patents and trade secrets) from an individual who had acquired them from the former American Rocket Company, which specialized in hybrid rocket technology. SpaceDev is obligated to issue warrants to this individual to purchase a minimum of 100,000 and a maximum of 3,000,000 shares of SpaceDev's common stock over ten years beginning at the inception of the agreement, depending on SpaceDev's annual revenues directly related to sales of hybrid technology-based products from the original technology acquisition. To date, SpaceDev has issued warrants to purchase a total of 100,000 shares of SpaceDev's common stock under the agreement, of which, none of the warrants have been exercised and 25,000 warrants expired unexercised. SpaceDev acquired some of its expertise in hybrid propulsion technology from the American Rocket Company; however, SpaceDev is using its own technology to develop the responsive, affordable SpaceDev Streaker(TM) small launch vehicle under an Air Force contract.

PROPERTIES

     In January 2003, SpaceDev entered into a sale and leaseback of its 25,000 square foot headquarters facility in Poway, California. SpaceDev originally purchased the facility in December 1998. The rent is approximately $26,000 per month with a 3.5% increase annually. SpaceDev is responsible for property tax and liability insurance on the facility. SpaceDev was required to make an advance payment in the form of a security deposit of approximately $25,700. SpaceDev's Chief Executive Officer provided a guarantee for the lease. The lease is scheduled to expire in 2013.

The facility includes a small Spacecraft Assembly and Test facility with an 1,800 square foot Class 100,000 clean room, avionics development lab, machine shop with rocket motor casting capability, mechanical assembly lab, and mission control and operations center. Key uses of the facility are program and project conferences and meetings, engineering design, engineering analysis, spacecraft assembly, avionics labs and software labs and media outreach. SpaceDev also has an Internet-based Mission Control and Operations Center within the facility.

LITIGATION

SpaceDev is currently not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

                SPACEDEV'S MARKET PRICE AND DIVIDEND INFORMATION

MARKET  INFORMATION

     SpaceDev common stock has been traded on the Over-the-Counter Bulletin Board ("OTCBB") since August 1998 under the symbol "SPDV" or "SPDV.OB." The following table sets forth the trading history of SpaceDev common stock on the OTCBB for each quarter from fiscal 2003 through the third quarter of fiscal 2005 as reported by Yahoo! Finance Historical Prices (www.finance.yahoo.com). The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.




                QUARTERLY   QUARTERLY
QUARTER ENDING  HIGH        LOW
--------------  ----------  ----------
3/31/2003. . .  $     0.55  $     0.41
--------------  ----------  ----------
6/30/2003. . .  $     0.75  $     0.33
9/30/2003. . .  $     1.80  $     0.55
12/31/2003 . .  $     1.15  $     0.81
3/31/2004. . .  $     1.85  $     0.92
6/30/2004. . .  $     2.38  $     1.04
9/30/2004. . .  $     2.46  $     1.43
12/31/2004 . .  $     2.42  $     1.51
3/14/2005. . .  $     1.97  $     1.55
6/30/2005. . .  $     1.75  $     1.51
9/30/2005. . .  $     1.70  $     1.43




HOLDERS  OF  RECORD

     As of December 9, 2005, there were approximately 600 holders of record of SpaceDev common stock.

DIVIDENDS

     SpaceDev has never paid a cash dividend on its common stock. Payment of common stock dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay common stock dividends in the foreseeable future.

SpaceDev accrued dividends on its Series C Convertible Cumulative Preferred Stock from August 25, 2004 through December 31, 2004 of approximately $61,000. The accrued dividends became payable in January 2005 and were converted into shares of SpaceDev common stock at a conversion rate of $1.54 per share. Payment of future dividends on SpaceDev's Series C Convertible Cumulative Preferred Stock may be in cash or shares of common stock.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATIONS OF SPACEDEV

     The following discussion should be read in conjunction with the consolidated financial statements of SpaceDev for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and 2004 and related notes and the other financial information appearing elsewhere in this document. You are also urged to carefully review and consider the various disclosures in this joint proxy statement/prospectus about SpaceDev including the risk factors related to the combined company. See "Special Note Regarding Forward-Looking Information" on page 14. In the following Management's Discussion and Analysis of Financial Condition and Results of Operations of SpaceDev, references to "us," "we," "our" and other first person declarations refer to SpaceDev.

OVERVIEW

     We are engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. We are is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services which are provided primarily to government agencies, and specifically the Department of Defense. Our products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although we believe there will be a commercial market for our microsatellite and nanosatellite products and services in the future, virtually all of our current work is for branches of the United States military. We are also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

During the first nine months of 2005, 93% of our net sales were generated from direct government contracts and 7% were generated from government-related work through subcontracts with others. In 2004, approximately 90% of our net sales were generated by government or government-related work. We anticipate that over 90% of net sales generated during the remainder of 2005 will be generated by government or government-related work. We will continue to seek both government and commercial business and anticipate that net sales from government sources will continue to represent in excess of 70% of our net sales for the next several years as we increase government and commercial marketing efforts for both our technology and product areas. Currently, we are focusing on the domestic United States government market, which we believe is only about one-half of the global government market for our technology, products and services. Although we are interested in exploring international revenue and contract opportunities, we are restricted by export control regulations, including International Traffic in Arms Regulations, which may limit our ability to develop market opportunities outside the United States.

At this time, over 90% of our forecasted sales for 2005 are under contract or near contract award. We may not be able to win enough new business to achieve our targeted growth projection or to maintain a positive cash flow position. During the first nine months of 2005, we submitted five bids for government or commercial programs and continued our work with the United States Congress to identify directed funding for our programs.

In order to perform the Missile Defense Agency contract on schedule and successfully execute other existing and new business opportunities, We must substantially increase our staff and hire new engineers or subcontract the work to third parties. We are actively seeking to hire spacecraft and propulsion engineers, and we are investigating various partnership arrangements to increase resource availability.

RECENT  DEVELOPMENTS

     In September 2005, we made a secured loan to Starsys in the principal amount of $1.2 million. The loan accrues interest at 8% per annum and was originally scheduled to mature on December 31, 2005, or earlier in certain circumstances. Principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank Colorado, National Association. On December 20, 2005, we agreed to extend the maturity date of the loan to January 31, 2006.

In July 2005, we were awarded a small contract by Lunar Enterprise Corporation, a wholly owned subsidiary of Space Age Publishing Company to perform the work necessary to create a conceptual mission architecture and mission design for a human servicing mission to the Lunar south pole targeted for the period of 2010 to 2015. We were awarded an earlier phase by Lunar Enterprise for a conceptual mission and spacecraft design for a lunar lander program to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements. These contracts are expected to result in revenues of $125,000 and $150,000, respectively. The current contract calls for us to identify and evaluate existing technology, technology currently under development, and proposed technology that could be developed by NASA, other countries or the private sector in time to be incorporated into the mission.

On July 18, 2005, we were awarded a subcontract to provide scientific, engineering, development and programmatic support to the development and demonstration of innovative SSA (space situational awareness) nanosatellite
(<15kg) spacecraft. SSA is the ability to search, identify and monitor spacecrafts for the purpose of obtaining space superiority. The subcontract covers the conceptual/preliminary phase of development and includes all aspects of potential systems from the platforms and associated payloads to the links and nodes and ground support. The cost plus fixed fee subcontract is expected to result in revenues of approximately $400,000, but only $120,000 has been funded at this time. We expect to complete this subcontract by December 2005. We believe a subcontract for the next phase of the project will be awarded at the beginning of 2006 to complete the system requirements review of the development phase. We will need to bid and compete for the next-phase subcontract if it is awarded.

On June 27, 2005, we were awarded a $1.25 million fixed price subcontract by Andrews Space, Inc. to design a small spacecraft that will travel to the vicinity of the Moon through a gravity tunnel that is part of the InterPlanetary Superhighway, a route which requires significantly less fuel than conventional trajectories. In early June 2005, we were awarded a letter subcontract not to exceed $100,000 by Andrews for the same program. The overall program, which Andrews has signed with NASA, is to design, develop, launch, and operate a small low-cost spacecraft, called SmallTug, on a mission to the Lunar L1 point to demonstrate key technologies and advanced orbital mechanics in support of NASA's human and robotic exploration of the Moon and Mars. On September 14, 2005, we were notified by Andrews that the subcontract was cancelled. Revenues for the nine months ended September 30, 2005 were approximately $400,000, including our final invoice to Andrews.

For a description of our other material ongoing contracts, please see SpaceDev's Form 10-KSB for the year ended December 31, 2004.

CRITICAL  ACCOUNTING  STANDARDS

     Our revenues transitioned in 2003 and early 2004 from being based primarily on fixed-price contracts, where revenues are recognized using the percentage-of-completion method of contract accounting based on the ratio of total costs incurred to total estimated costs, to primarily cost plus fixed fee contracts, where revenues are recognized as costs are incurred and services are performed. Losses on contracts are recognized when they become known and reasonably estimable (see the Notes to SpaceDev's Consolidated Financial Statements). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time-and-materials basis, a fixed-price basis or a per-transaction basis. Time-and-materials revenues are recognized as services are performed. Deferred revenue represents amounts collected from customers for services to be provided at a future date. Research and development costs are expensed as incurred.

In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." We adopted SFAS No. 123 in 1997. We have elected to measure compensation expense for our stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" and have provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. (See the Notes to SpaceDev's Consolidated Financial Statements.) We have valued our stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation, was published by the Financial Accounting Standards Board on December 31, 2002. The effective date of FASB No. 148 is December 15, 2002. SFAS No. 123 prescribes a "fair value" methodology to measure the cost of stock options and other equity awards. Companies may elect either to recognize fair value stock-based compensation costs in their financial statements or to disclose the pro forma impact of those costs in the footnotes. We have chosen the latter approach. The immediate impact of SFAS No. 148 is more frequent and prominent disclosure of stock-based compensation costs, starting with financial statements for the year ended December 31, 2002 for companies whose fiscal year is the calendar year. SFAS No. 148 also provides some flexibility for the transition if a company chooses the fair-value cost recognition of employee stock options.

RESULTS  OF  OPERATIONS

NINE  MONTHS ENDED SEPTEMBER 30, 2005 -VS.- NINE MONTHS ENDED SEPTEMBER 30, 2004

Net  Sales

     Our net sales increased by approximately 72% to $5,943,000 for the nine months ended September 30, 2005 compared to net sales of $3,446,000 for the same period in 2004. Net sales increased due to our acquisition of and performance under new and existing government contracts. Net sales in the 2005 period reflected our continued work on the Missile Defense Agency Task Order 2 contract of approximately $4,114,000 which is part of our March 31, 2004 Missile Defense Agency contract described below. We also recorded net sales on ongoing Small Business Innovation Research contracts with the Air Force Research Laboratory. These contracts are both for Phase II efforts, and are for our Small Launch Vehicle and our micro and nanosatellite bus and subsystem designs work. Net sales for these contracts totaled $592,000 and $509,000 for the nine months ended September 30, 2005 and 2004, respectively. In addition, we started our Phase I effort with Andrews Space which had revenues for the nine months ended September 30, 2005 of $393,000.

Net sales for the nine months ended September 30, 2004 included $957,000 from the Air Force Research Laboratory Phase II contract, $1,141,000 from the Missile Defense Agency Phase I, $318,000 also from the Missile Defense Agency Phase 0 contract (which was the precursor to Phase I contract), $610,000 from the SpaceShipOne program and $200,000 from our Defense Advanced Research Projects Agency contract for the study of Novel Satcom Microsat Constellation Deployment.

On March 31, 2004, we were was awarded a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a microsatellite distributed sensing experiment, an option for a laser communications experiment, and other microsatellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. The total five-year contract provides for a maximum of $43,362,271 in aggregate payments. We expect to complete the work under the contract before March 2009. The contract is a milestone-based, multiyear, multiphase contract and had an effective start date of March 1, 2004. The first phase was completed on September 30, 2004 and generated approximately $1.14 million of revenue. The second phase of the contract began in October 2004, and is expected to generate a total of approximately $8.3 million of revenue over approximately 16 months. During the nine months ended September 30, 2005, we recognized approximately $4,114,000 of revenue from this second phase. The overall contract called for us to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation-flying microsats to be networked on-orbit with high speed laser communications technology. In addition to the three networked microsat under our Phase II task order, the $43 million contract also envisioned an option for a second three microsats using laser communication technology. We were recently informed that the Missile Defense Agency had re-routed the laser communications experiment that would use this option to another program and that they would not be exercising their option for the additional microsats at this time; however, the contract vehicle remains at $43 million and leaves open the opportunity for some other purchase to take its place. We continue on-time and on-budget for delivery of the first three microsats. We estimate that the second cluster would have represented approximately $10 million of the $43 million contract, and have reduced our current backorder accordingly. We believe the remaining unbilled contract backlog amount of $33 million to be secure. We are currently proposing our Phase III task order and the Missile Defense Agency continues to be very pleased with our progress on the three microsat distributed sensing experiment and while we cannot be assured of any new business, the Missile Defense Agency was interested in continuing a productive business relationship with us.

Cost  of  Sales

     For the nine months ended September 30, 2005, cost of sales were approximately $4,572,000, or 76.9% of net sales, as compared to approximately $2,703,000, or 78.4% of net sales, during the same period in 2004. Cost of sales consists of direct and allocated costs associated with individual contracts. The increase in cost of sales was directly tied to increases in net sales, and the decrease in cost of sales as a percentage of net sales was due to improved systems and processes for management of our projects and improved labor productivity. Gross margin improvement is limited due to the cost plus fixed fee nature of our contracts.

Operating  Expenses

     Operating expenses increased from $649,000, or 18.8% of net sales, for the nine months ended September 30, 2004 to approximately $1,148,000, or 19.3% of net sales, for the nine months ended September 30, 2005. Operating expenses include general and administrative expenses and marketing and sales expenses.

- Marketing and sales expenses increased from approximately $336,000, or 9.7% of net sales, for the nine months ended September 30, 2004, to approximately $493,000, or 8.3% of net sales, during the same period in 2005. The increase was attributable to the allocation of a portion of the personnel costs of our Vice President of New Business Development and our Chief Executive Officer to marketing and sales expenses as well as costs associated with the preparation and submission of bids for new projects.

- General and administrative expenses increased from $314,000, or 9.1% of net sales, for the nine months ended September 30, 2004 to $655,000, or 11.0% of net sales, for the nine months ended September 30, 2005. The increase was attributable to the increase in personnel, including a Human Resources director and a contract administrator, and upcoming SEC compliance efforts, including those related to the Sarbanes-Oxley Act of 2002 and FASB 123(R). Research and development costs are included in general and administrative expenses and did not comprise a significant portion of general and administrative expenses for the nine months ended September 30, 2004 and 2005.

Non-Operating  Expense  (Income)

     Non-operating expense (income) consisted of deferred gain on the sale of our building, other non-cash loan fees and expenses and interest expense. Interest expense did not comprise a significant portion of non-operating expense during the nine months ended September 30, 2004 or 2005. We recorded non-operating income for the nine months ended September 30, 2005.

- We recognized approximately $88,000 of deferred gain on the sale of our building during each of the nine month periods ended September 30, 2005 and 2004, and we will continue to amortize the remaining deferred gain of approximately $860,000 into non-operating income over the remainder of the lease of the building, which is scheduled to expire in 2013.

- We recorded loan fees related to our revolving credit facility of $29,000 and $2,457,000 for the nine months ended September 30, 2005 and 2004, respectively. Although we did not have a balance on our revolving credit facility during the nine months ended September 30, 2005, we recorded $29,000 in non-cash loan fees upon Laurus's exercise of warrants to acquire 50,000 shares of our common stock, which were granted in 2004 in connection with the revolving credit facility. Additional non-cash loan fees will be recorded as the warrants granted to Laurus related to the revolving credit facility are exercised.

Net  Income  and  EBITDA

     Net income was approximately $348,000, or 5.9% of net sales, compared to a net loss of approximately $2,332,000, or 67.7% of net sales, for the nine months ended September 30, 2005 and 2004, respectively. During the nine months ended September 30, 2005, we had earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $331,000, or 5.6% of net sales, compared to approximately $149,000, or 4.3% of net sales, for the nine months ended September 30, 2005 and 2004.

The following table reconciles EBITDA to net income (loss) for the nine months ended September 30, 2005 and 2004:




FOR THE NINE-MONTHS ENDED. . .  SEPTEMBER 30, 2005    September 30, 2004
                                         (UNAUDITED)           (Unaudited)
NET INCOME (LOSS). . . . . . .  $           348,412   $        (2,332,304)
------------------------------  --------------------  --------------------

Interest Income. . . . . . . .              (69,632)               (5,619)
Interest Expense . . . . . . .                2,283                62,633
Gain on Building Sale. . . . .              (87,953)              (87,954)
 Loan Fee - Equity Conversion.               28,875             2,456,794
Provision for income taxes . .                1,200                     -
Depreciation and Amortization.              108,265                55,236
------------------------------  --------------------  --------------------
EBITDA . . . . . . . . . . . .  $           331,450   $           148,786
------------------------------  --------------------  --------------------



     EBITDA  is  a non-GAAP financial measure and should not be considered as an alternative  to  net  income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA. Beginning in 2003 through the quarter ended September 30, 2005, we showed continued improvement in net sales as well as in EBITDA.

                               [GRAPHIC  OMITED]

                               [GRAPHIC  OMITED]



YEAR  ENDED  DECEMBER  31,  2004  -VS.-  YEAR  ENDED  DECEMBER  31,  2003

Net  Sales

     Our net sales were approximately $4,891,000 for the year ended December 31, 2004 compared to net sales of approximately $2,956,000 for the same period in 2003. Net sales increased primarily due to our new government contracts and timely finalization of follow-on contracts for the current Missile Defense Agency task orders. Net sales in 2004 reflected our completion of the Missile Defense Agency Phase 0 and Task Order 1 on the Missile Defense Agency contract of approximately $319,000 and $1,140,000, respectively, as well as the start of Task Order II for approximately $574,500. We had ongoing contracts with the Air Force Research Laboratory and the Small Business Innovation Research contract
Phase II, the option to that contract and an add-on contract totaled approximately $1.4 million. Other ongoing work from SpaceShipOne totaled approximately $686,000. We had a new Defense Advanced Research Projects Agency contract that had revenues which totaled approximately $240,000 and our Air Force Research Laboratory Small Business Innovation Research work for Phase I and II had revenues which totaled approximately $323,000.

Net sales for the year ended December 31, 2003 were comprised of approximately $29,600 and $997,000 from the Air Force Research Laboratory Small Business Innovation Research (Phase I and II) contracts; $397,000 and $115,000 from the original and new SpaceShipOne contracts; $250,000 and $481,000 from the Missile Defense Agency (Phase I and II) contracts; $356,000 from the CHIPSat program; $100,000 from the contract by Lunar Enterprises of California; and approximately $234,400 from all other programs.

Cost  of  Sales

     For the year ended December 31, 2004, cost of sales were approximately $3,821,000, or 78.12% of net sales, as compared to approximately $2,415,000, or 81.69% of net sales, during the same period in 2003. The increase in cost of sales was directly tied to increases in net sales and the decrease in cost of sales as a percentage of net sales was due to the implementation of stronger cost controls and project monitoring. Also, we altered our cost allocation method in the second quarter of 2003 as we completed CHIPSat, our main fixed price contract at the time, and began work on our new Air Force Research
Laboratory  and  Missile  Defense  Agency  cost  plus  fixed  fee  contracts.

Operating  Expense

     Operating expenses decreased from approximately $1,431,000, or 48.42% of net sales, in the year ended December 31, 2003 to approximately $926,000, or 18.93% of net sales, for the year ended December 31, 2004. Operating expenses include general and administrative expenses and marketing and sales expenses and research and development expenses.

- Marketing and sales expenses increased from approximately $395,000, or 13.36% of net sales, for the year ended December 31, 2003, to approximately $419,000, or 8.56% of net sales, during the same period in 2004. The increase was attributable to the expansion of our marketing and sales department, and the allocation of a portion of the personnel costs of our Vice President of New Business Development and our Chief Executive Officer being charged to marketing and sales expenses.

- General and administrative expenses decreased from approximately $746,000, or 25.23% of net sales, for the year ended December 31, 2003 to approximately $467,000, or 9.56% of net sales, for the same period in 2004. This decrease was attributable to better controls and internal procedures, reduced overhead costs and the classification of an increased portion of actual overhead costs as cost of goods sold.

- Research and development expenses decreased approximately $242,000 during 2004. Although we focus our efforts on government-funded development and rarely perform pure research, we devote certain resources to building our intellectual property portfolio. We incurred research and development expenses of approximately $281,000, or 9.51% of net sales, during the year ended December 31, 2003. We decreased non-funded research and development expenditures in 2004 to approximately $39,400. During 2003, approximately $192,000 of research and development costs were related to our hybrid rocket propulsion design system and technologies outside the scope of our SpaceShipOne contract and the remaining
$89,000 was related to our satellite bus design and development effort. In 2004, we continued to fund a small amount of hybrid rocket propulsion design and development independent of any contract.

Non-Operating  Expense  (Income)

     Non-operating expense/(income) consisted of interest expense, non-cash debt discount expense and deferred gain on the sale of our building, as well as other loan fees and expenses.

- We recognized approximately $117,000 and $107,500 of the deferred gain on the sale of our building during the years ended December 31, 2004 and 2003, and we will continue to amortize the remaining deferred gain of approximately
$948,000 into non-operating income over the remainder of the lease of the building, which is scheduled to expire in 2013.

- We recorded loan fees related to our revolving credit facility (approximately $2,480,000) and expenses related to the conversion of previous notes payable (approximately $774,000) into common stock at below fair market value for a total of approximately $3,254,000 and $258,000 for the years ended December 31, 2004 and 2003.

Net  Income  (Loss)  and  EBITDA

- Net loss was approximately $3,027,000, or 61.89% of net sales, for the year ended December 31, 2004 compared to a net loss of approximately $1,246,000, or 42.15% of net sales, for the same period in 2003. During the year ended December 31, 2004, we had earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $228,000, or 4.66% of net sales, compared to a negative EBITDA of approximately $723,000, or 24.46% of net sales, for the year ended December 31, 2003.

The following table reconciles EBITDA to net loss for the twelve-months ended December 31, 2004 and 2003, respectively:






FOR THE TWELVE-MONTHS ENDING . . . . .  December 31, 2004    December 31, 2003
                                        Audited              Audited
NET LOSS . . . . . . . . . . . . . . .  $       (3,027,054)  $       (1,246,067)
--------------------------------------  -------------------  -------------------

Interest Income. . . . . . . . . . . .             (19,497)
Interest Expense . . . . . . . . . . .              52,077               91,493
Non-Cash Interest exp. (Debt Discount)                   -              112,500
Gain on Building Sale. . . . . . . . .            (117,272)            (107,498)
 Loan Fee - Equity Conversion. . . . .           3,254,430              257,882
Provision for income taxes . . . . . .               1,600                1,600
Depreciation and Amortization. . . . .              83,531              166,971
--------------------------------------  -------------------  -------------------
EBITDA (LBITDA) *. . . . . . . . . . .  $          227,815   $         (723,119)
--------------------------------------  -------------------  -------------------

*  Loss  before  interes,  taxes,  depreciation,  and  amortization


EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA. The increase in the net loss was primarily attributable to the non-cash interest expense in conversions under the revolving credit facility. For the eight consecutive quarters in 2003 and 2004, we showed continued progress in net sales as well as in EBITDA.

                               [GRAPHIC  OMITED]

LIQUIDITY  AND  CAPITAL  RESOURCES

Overview

     Although we remained cash flow positive during the first nine months of 2005, we will need to raise additional capital to fulfill our obligations, estimated between $2.5 million and $5 million, in connection with the Starsys acquisition. We anticipate that such funds will come from public or private sales of equity or debt securities. In October 2005, we entered into a Securities Purchase Agreement with Laurus pursuant to which we issued and sold 2,032,520 shares of our common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. (See Note 8 to SpaceDev's Consolidated Financial Statements for more information regarding the October 2005 financing.) In addition to amounts required in connection with the Starsys acquisition, we may require investor or customer funding of $10 to $30 million in the near future in order to execute our current business plan. Such funds could come from further public or private sales of equity or debt securities, or government and commercial customers, or a combination of both.

Our plan to increase cash generation from operations depends upon our ability to ultimately implement our business plan, which includes (but is not limited to) generating substantial new revenue from the Missile Defense Agency program by successfully performing under our existing contract and continuing to attract and successfully complete other government and commercial contracts. The Missile Defense Agency contract is staged, and we cannot guarantee that all subsequent phases will be awarded or will be awarded to us. Recent budget cuts may affect government spending on these space-based contracts.

With the exception of our investment in a fabrication facility for our hybrid rocket motor testing, for which we expect to incur approximately $1.5 million over the next twelve months, we do not believe that significant capital expenditures will be required to increase sales; however, additional capital may be required to support and sustain our growth. We may also be required to make certain capital expenditures to bring our facilities into compliance with classified government projects if and when awarded to us, although at this time we have insufficient information to estimate the cost of any such measures.

During the nine months ended September 30, 2005, we raised approximately $648,000 through the exercise of options and warrants and from participation in our Employee Stock Purchase Plan. During the nine months ended September 30, 2004, we raised approximately $5,258,000 through a combination of conversions on our revolving credit facility and exercises of options and warrants.

On March 31, 2004, we negotiated an amendment to our Secured Convertible Note dated June 3, 2003 with Laurus to add a fixed conversion price at $0.85 per share for the next $500,000 converted under the revolving credit facility after the initial $1 million conversion. In exchange for the amendment, Laurus granted us a six-month waiver to utilize the full revolving credit facility in advance of our obtaining sufficient eligible accounts receivable. On August 25, 2004, we negotiated an amendment to our Secured Convertible Note to add a fixed conversion price at $1.00 per share for the next $1 million converted under the revolving credit facility after the $500,000 mentioned above. In exchange for the amendment, Laurus granted us a waiver to utilize the full revolving credit facility in advance of our obtaining sufficient eligible accounts receivable and committed to convert the entire $1 million into equity by the end of 2004. At December 31, 2004, Laurus had converted approximately $2,272,000 of debt into 2,990,000 shares under the revolving credit facility.

There are no outstanding borrowings under the Laurus revolving credit facility. We currently have available borrowing capacity of approximately $1.5 million under the revolving credit facility, subject to certain accounts receivable limitation or subsequent waivers with Laurus. The borrowing limit under the revolving credit facility varies based upon our eligible outstanding accounts receivable. The credit facility will expire in June 2006, unless sooner terminated by either party. We would be required to pay Laurus a termination fee for early termination of the revolving credit facility.

Other than cash on hand and amounts available under the Laurus revolving credit facility, we have no unused sources of liquidity at this time.

CASH POSITION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 -VS.-NINE MONTHS ENDED SEPTEMBER 30, 2004

Net decrease in cash during the nine months ended September 30, 2005 was approximately $1,046,000 compared to a net increase of approximately $3,487,000 for the same nine-month period in 2004. Net cash provided by operating activities totaled approximately $313,000 for the nine months ended September 30, 2005, an increase of approximately $247,000 compared to approximately $66,000 provided by operating activities during the same nine-month period in 2004. The improvement in cash from operating activities resulted from our acquisition of and performance under new and existing government contracts.

Net cash used in investing activities totaled approximately $1,978,000 for the nine months ended September 30, 2005, compared to approximately $166,000 used in investing activities during the same nine-month period in 2004. The increase in cash used in investing activities was attributable to the $1.2 million bridge loan we entered into with Starsys, our purchase of certain fixed assets related to the construction of our fabrication and test facility for hybrid rocket motors and the purchase of additional computer hardware and software tools.

Net cash provided by financing activities totaled approximately $619,000 for the nine months ended September 30, 2005, which is a decrease of approximately $2,967,000 from the approximately $3,586,000 provided by financing activities during the same nine-month period in 2004. The difference is attributable to warrant and option exercises and the receipt of $2.5 million from the sale of preferred stock to Laurus in August 2004.

Our cash, cash reserves and cash available for investment decreased slightly to approximately $4,022,000 at September 30, 2005, compared to approximately
$4,079,000 at September 30, 2004. The decrease was attributable to cash generated from operations, the receipt of $2.5 million from the issuance of preferred stock to Laurus in August 2004, the exercise of stock options and warrants throughout the first nine months of 2005 of approximately $600,000 as well as those exercised during the same period in 2004 and advances/conversions under our revolving credit facility in 2004, which offset the bridge loan to Starsys on September 14, 2005. Cash plus accounts receivable increased approximately 14% from approximately $4.5 million at September 30, 2004 to approximately $5.1 million at September 30, 2005.

Our backlog of funded and non-funded business was approximately $33 million at September 30, 2005, compared to approximately $44 million at September 30, 2004. With respect to the Missile Defense Agency program, we expect to generate a total of approximately $8 million in revenue in 2005. We were informed in September 2005 that the Missile Defense Agency had re-routed the laser communications experiment to another program and that they would not be exercising their option for a second cluster, at this time; however, the Missile Defense Agency also informed us of several other opportunities that might replace the laser communibations experiment and while we cannot be assured of any new business, the Missile Defense Agency was interested in continuing a productive business relationship with us. As a result of this notification, we reduced our backlog by approximately $10 million. The Missile Defense Agency contract is an IDIQ contract, meaning it is an indefinite delivery, indefinite quantity contract which can be re-funded up to the $43 million ceiling with other microsatellites or new business without further signature authority. Although the Missile Defense Agency contract was awarded to us, there can be no assurance that the contract will be continued through all phases, and, if continued, that it will generate the amounts anticipated.

We had a net deferred tax asset of approximately $2,193,000 and $2,218,000 at September 30, 2005 and 2004, respectively, which consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of deferred gain on sale of building and research and development credits. Deferred income taxes represent temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance decreased from $2,318,000 at December 31, 2004 to $2,193,000 at September 30, 2005.

We had federal and state tax net operating loss and capital loss carryforwards of approximately $4,325,000 and $1,629,000 at September 30, 2005 respectively. The federal tax loss carryforwards will expire in 2023 and the state tax loss carryforwards will expire in 2013, unless previously utilized. The State of California suspended the utilization of net operating loss for 2002 and 2003, and limited them for 2004.

CASH  POSITION  FOR  YEAR  ENDED DECEMBER 31, 2004 -VS.- YEAR ENDED DECEMBER 31,
2003

     Net increase in cash during the year ended December 31, 2004 was approximately $4,477,000 compared to a net increase of approximately $564,000 for the same period in 2003. Net cash used in operating activities totaled approximately $110,000 for the year ended December 31, 2004, a decrease of approximately $925,000 as compared to approximately $1,035,000 used in operating activities during the same period in 2003. The improvement in cash position was mainly due to our improved operating performance, an increase in accounts receivable from new and existing contracts and a reduction in work-in-process due to the shift from fixed price contracts to cost plus fixed fee contracts, as well as a few other small improvements.

Net cash used in investing activities totaled approximately $225,000 for the year ended December 31, 2004, compared to approximately $3,111,000 provided by investing activities during the same period in 2003. The increase in cash used in investing activities is attributable to the sale of our building in January 2003 and the purchase of fixed assets, primarily computer hardware and software tools, in 2004.

Net cash provided by financing activities totaled approximately $4,812,000 for the year ended December 31 2004, which is an increase of approximately $6,323,000 from the approximately $1,511,000 used in financing activities during the same period in 2003. The increase was primarily attributable to the approximately $2,500,000 of gross proceeds we received from the sale of our preferred stock, the approximately $1,600,000 we received from the exercise of stock options and warrants, and approximately $2,300,000 of advances/conversions under our revolving credit facility with Laurus.

At December 31, 2004, our cash, which includes cash reserves and cash available for investment, was approximately $5,069,000, as compared to approximately $592,000 at December 31, 2003. The increase of approximately $4,477,000 was primarily attributable to the sale of our preferred stock in August 2004, the exercise of stock options and warrants throughout the year and advances/conversions under our revolving credit facility throughout the year.

As of December 31, 2004, our backlog of funded and non-funded business was approximately $47 million, compared to approximately $2 million as of December 31, 2003.

During the year ended December 31, 2004, we completed work on our Air Force Research Laboratory Phase II Small Business Innovation Research contract worth approximately $1.6 million, as well as negotiated a deferred option of approximately $0.8 million. We completed Task Order 1 for the Missile Defense Agency and won two Phase II Small Business Innovation Research awards related to the Air Force Research Laboratory of approximately $2.3 million.

The deferred tax asset of $2,350,000 and $2,190,000 as of December 31, 2004 and 2003, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased from $2,190,000 at December 31, 2003 to $2,318,000 at December 31, 2004.

At December 31, 2004 and 2003, we had federal and state tax net operating loss and capital loss carryforwards of approximately $4,826,000 and $2,146,000, respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     A number of new accounting pronouncements have been issued for future implementation as discussed in the footnotes to SpaceDev's Consolidated Financial Statements.

OFF  BALANCE  SHEET  ARRANGEMENTS

     We do not have any off-balance sheet arrangements, as defined in Item 303(c)(2) of Regulation S-B.

                       OWNERSHIP OF SPACEDEV COMMON STOCK

     The following table provides information as of December 20, 2005 concerning the beneficial ownership of SpaceDev's common stock by each director, each named executive officer in SpaceDev's Annual Report on Form 10-KSB, each shareholder known by SpaceDev to be the beneficial owner of more than 5% of SpaceDev's outstanding common stock, and the directors and executive officers as a group. Also includes information on Mark N. Sirangelo, who will become SpaceDev's chief executive officer, vice chairman and a director on December 30, 2005. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power over all shares of common stock beneficially owned by them and have an address of 13855 Stowe Drive, Poway, CA 92064.

---------------------------------------------------------------------------------------
                                                              Amount and
                                                              Nature of
                                                              Beneficial
Name and Address of Beneficial Owner                         Ownership(1)
-----------------------------------------------------------  ------------  ----  ------

James W. Benson, CEO and Chairman . . . . . . . . . . . . .     7,799,707   (2)  29.75%
-----------------------------------------------------------  ------------  ----  ------

Susan C. Benson, Director . . . . . . . . . . . . . . . . .     7,799,707   (3)  29.75%
-----------------------------------------------------------  ------------  ----  ------

Mark N. Sirangelo, Prospective CEO and Vice Chairman. . . .     1,900,000   (4)   7.17%
-----------------------------------------------------------  ------------  ----  ------

Richard B. Slansky, President, CFO, Secretary and Director.     2,235,723   (5)   8.36%
-----------------------------------------------------------  ------------  ----  ------

Frank Macklin, Vice President of Engineering. . . . . . . .       323,073   (6)   1.31%
-----------------------------------------------------------  ------------  ----  ------

Randy Simpson, Vice President of Project and New Business .       300,305   (7)   1.21%
-----------------------------------------------------------  ------------  ----  ------

Wesley T. Huntress Jr., Director. . . . . . . . . . . . . .       293,515   (8)   1.18%
-----------------------------------------------------------  ------------  ----  ------

Curt Dean Blake., Director. . . . . . . . . . . . . . . . .       341,930   (9)   1.37%
-----------------------------------------------------------  ------------  ----  ------

General Howell M. Estes, III, Director. . . . . . . . . . .       219,667  (10)   0.88%
-----------------------------------------------------------  ------------  ----  ------

Robert S. Walker, Director. . . . . . . . . . . . . . . . .       176,667  (11)   0.71%
-----------------------------------------------------------  ------------  ----  ------

Stuart Schaffer, Director . . . . . . . . . . . . . . . . .       290,206  (12)   1.17%
-----------------------------------------------------------  ------------        ------

Scott McClendon, Director . . . . . . . . . . . . . . . . .       272,460  (13)   1.10%
                                                                           ----

Officers and Directors as a group (12 Persons). . . . . . .    17,153,253  (14)  53.59%
---------------------------------------------------------------------------------------

(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from December 20, 2005, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on total outstanding shares of 24,606,255 on December 20, 2005.

(2) Represents 3,000,000 shares held directly by Mr. James W. Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Mr. Benson, plus beneficial ownership in 2,692,294 shares held jointly with Susan C. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Mr. Benson is a member of the board of directors along with Susan C. Benson) and beneficial ownership in vested options to purchase up to an aggregate of 1,610,000 shares (which may constitute community property with Susan C. Benson). Excludes approximately 1.2 million shares held by children of Mr. Benson, for which Mr. Benson disclaims beneficial ownership. Mr. Benson is the chairman and current chief executive officer of SpaceDev. Mr. Benson will relinquish the chief executive officer position on December 30, 2005 and assume the role of chief technology officer.

(3) Represents 3,000,000 shares held directly by Ms. Susan Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Ms. Benson, plus beneficial ownership in 2,692,294 shares held jointly with James W. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Ms. Benson is a member of the board of directors along with James W. Benson) and beneficial ownership in vested options issued in the name of James W. Benson on 1,610,000 shares (which may constitute community property with James W. Benson). Excludes approximately 1.2 million shares held by children of Ms. Benson, for which Ms. Benson disclaims beneficial ownership. Ms. Benson is a director of SpaceDev.

(4) Mr. Sirangelo holds vested options to purchase up to an aggregate of 1,900,000 shares. Mr. Sirangelo will be vice chairman, chief executive officer, and a director as of December 30, 2005.

(5) Mr. Slansky owns 110,723 shares of which 38,462 shares he purchased for cash in a private transaction with Mr. Skarupa, the Company's former Vice President of Operations and an additional 38,462 shares Mr. Slansky bought by exercising his warrant rights which were also purchased from Mr. Skarupa. In addition, Mr. Slansky holds vested options to purchase up to an aggregate of 2,125,000 shares. Mr. Slansky is president, chief financial officer, corporate secretary, and a director of SpaceDev.

(6) Mr. Macklin owns 230,073 shares and vested options to purchase up to an aggregate of 93,000 shares. Mr. Macklin is an executive officer of SpaceDev.

(7) Mr. Simpson owns 7,905 shares of our common stock, and holds vested options to purchase up to an aggregate of 292,400 shares of our common stock. Mr. Simpson is an executive officer of SpaceDev.

(8) Dr. Huntress owns 23,868 shares of our common stock. Dr. Huntress also holds vested options to purchase up to an aggregate of 269,647 common shares, which he received as compensation for his participation on our Board of Directors. Dr. Huntress is a director of SpaceDev.

(9) Mr. Blake owns 61,224 shares of our common stock. Mr. Blake also holds vested options to purchase up to an aggregate of 280,706 common shares, which he received as compensation for his participation on our Board of Directors. Mr.
Blake  is  a  director  of  SpaceDev.

(10) General Estes III holds vested options to purchase up to an aggregate of 219,667 common shares, which he received as compensation for his participation on our Board of Directors. General Estes is a director of SpaceDev.

(11) Mr. Walker holds vested options to purchase up to an aggregate of 176,667 common shares, which he received as compensation for his participation on our Board of Directors. Mr. Walker is a director of SpaceDev.

(12) Mr. Schaffer owns 128,206 shares of which 64,103 were converted from warrants. In 2003, as part of the Company's convertible debt repayment, Mr. Schaffer forgave warrants for 64,103 common shares and converted $25,000 of his debt to the Company into 64,103 shares. Mr. Schaffer also holds vested options to purchase up to an aggregate of 162,000 common shares, which he received as part of his compensation package as Vice President of Product Development and Marketing and for his participation on our Board of Directors. Mr. Schaffer is a director of SpaceDev.

(13) Mr. McClendon holds vested options to purchase up to an aggregate of 272,460 common shares, which he received as compensation for his participation on our Board of Directors. Mr. McClendon is director of SpaceDev.

(14) Officers and directors as a group include our ten Board members, three of whom are also officers of the Company, and Messrs. Simpson, and Macklin, who are officers of the Company. For purposes of calculating total shares and percentage held by all officers and directors as a group, shares held by James
W. Benson and Susan C. Benson were calculated as follows: 3,000,000 shares held as separate property of Mr. Benson, 3,000,000 shares held as separate property by Ms. Benson, 2,692,294 shares held jointly by Mr. and Ms. Benson, 497,413 shares held by Space Development Institute and fully vested options to purchase up to an aggregate of 1,460,000 shares currently held in the name of Mr. Benson but which may constitute a community property asset of Mr. Benson and Ms. Benson.

CHANGES  OF  CONTROL

     Following the transactions contemplated by the merger agreement, the current directors and executive officers of SpaceDev as a group are expected to beneficially own a significantly smaller percentage of SpaceDev, which reduction in ownership may be deemed to be a change in control. Other than the foregoing, SpaceDev is aware of no arrangements which may result in a change of control of SpaceDev.
                      DESCRIPTION OF SPACEDEV CAPITAL STOCK

     The descriptions in this section and in other sections of this joint proxy statement / prospectus of SpaceDev's capital stock and various provisions of its articles of incorporation and bylaws are limited solely to descriptions of the material terms of its capital stock, articles of incorporation and bylaws. SpaceDev's articles of incorporation and bylaws have been filed with the Commission as exhibits to this registration statement of which this joint proxy statement /prospectus forms a part.

COMMON  STOCK

     SpaceDev is authorized to issue up to 50,000,000 shares of its common stock, $.0001 par value per share, of which 24,410,176 shares were issued and outstanding as of December 9, 2005. The Board of Directors of SpaceDev may issue additional shares of common stock without the consent of the holders of common stock.

Each outstanding share of Common Stock is entitled to one vote. Except as may be required by Section 2115 of the California General Corporation Law, the holders of SpaceDev common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of SpaceDev's directors, if they so choose.

Holders of common stock are not entitled to any preemptive rights. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, SpaceDev has not paid cash dividends on its common stock, and does not expect to pay such dividends in the foreseeable future. No dividends may be paid on common stock unless all dividends due on SpaceDev's outstanding Series C Convertible Cumulative Preferred Stock (described below) have been paid.

PREFERRED  STOCK

     SpaceDev is authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 250,000 shares have been designated Series C Convertible Cumulative Preferred Shares (referred to in this section as the "Series C Shares") issued to Laurus Master Fund, Ltd. on August 25, 2004 at a stated value of $10.00 per share, for an aggregate purchase price of $2,500,000 and are outstanding as of the date of this joint proxy statement / prospectus. No other series of preferred shares is currently outstanding. The Board of Directors may designate additional series of preferred stock ranking on parity with or subordinate to the Series C Shares.

     The Series C Shares have no voting rights.

The Series C Shares carry a liquidation preference equal to the then stated value ($10.00 per share) of the then outstanding Series C Shares. As a result, the holders of the Series C Shares will receive a distribution out of the assets of SpaceDev upon liquidation equal to the number of Series C Shares then outstanding multiplied by $10.00 before the holders of our Common Stock will be entitled to any distribution.

The Series C Shares are entitled to receive quarterly, cumulative dividends at a rate of 6.85% with the first payment due on January 1, 2005. Dividends are payable in cash or shares of Common Stock at the holder's option with the exception that dividends must be paid in shares of common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the common stock for the 20-days preceding the conversion date exceeds 120% of the conversion rate set forth in the certificate of designation.

The Series C Shares are convertible into common stock at a rate of $1.54 per share at any time after the date of issuance, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements).

We may redeem the Series C Shares in whole or in part at any time for (a) 115% of the stated value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed $1.54 (as adjusted) or (b) the stated value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion exceeds the stated value.

TRANSFER  AGENT  AND  REGISTRAR

     SpaceDev's transfer agent and registrar for the common stock is Continental Stock Transfer and Trust, 17 Battery Place, 8th Floor, New York, NY 10004. Corporate Stock Transfer can be contacted via telephone at (212) 845-3215.
                     MANAGEMENT OF SPACEDEV AFTER THE MERGER
INFORMATION  REGARDING  SPACEDEV'S  DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following are the current directors and executive officers of SpaceDev and their background and ages as of December 9, 2005. Information is also provided for Mark N. Sirangelo, who will join SpaceDev's board of directors and become chief executive officer and vice chairman of SpaceDev on December 30, 2005.


NAME. . . . . . . . . . . . . . . . . . . .  AGE  TITLE
-------------------------------------------  ---  --------------------------------------------------------------------
James W. Benson . . . . . . . . . . . . . .   60  Chairman of the Board and Chief Executive Officer*
Mark N. Sirangelo . . . . . . . . . . . . .   45  Vice Chairman of the Board and Chief Executive Officer*
Richard B. Slansky. . . . . . . . . . . . .   48  President, Chief Financial Officer, Corporate Secretary and Director
Frank Macklin . . . . . . . . . . . . . . .   48  Vice President, Engineering
Randall K. Simpson. . . . . . . . . . . . .   58  Vice President, New Business Development & Project Management
Stuart Schaffer . . . . . . . . . . . . . .   45  Director
Wesley T. Huntress. . . . . . . . . . . . .   63  Director
Curt Dean Blake . . . . . . . . . . . . . .   47  Director
General Howell M. Estes, III (USAF Retired)   63  Director
Robert S. Walker. . . . . . . . . . . . . .   62  Director
Scott McClendon . . . . . . . . . . . . . .   66  Director
Susan Benson. . . . . . . . . . . . . . . .   60  Director

*Effective December 30, 2005, Mr. Sirangelo will succeed Mr. Benson as chief executive officer of SpaceDev.


     James W. Benson is SpaceDev's founder and has served as SpaceDev's chief executive officer and chairman of the Board since October 1997. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems) in McLean, Virginia, which was engaged in the development of software algorithms and applications for personal computers and networked servers to create full text indexes of government procurement regulations and to provide instant full text searches for any word or phrase. In 1989, Mr. Benson started the award-winning ImageFast Software Systems, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. Mr. Benson started SpaceDev, Inc., a Nevada corporation, which was acquired by Pegasus Development Corp, a Colorado corporation, in October of 1997. Mr. Benson acquired a controlling ownership in Pegasus and later changed its name to SpaceDev, Inc. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute, and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also vice-chairman and private sector representative on NASA's national Space Grant Review Panel, and is a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and
Mitigation.  Mr.  Benson  and  Susan  Benson  are  married  but  separated.

Mark N. Sirangelo is currently a member of "QS Advisors, LLC" and also a member of The Quanstar Group, business consulting firms. Mr. Sirangelo's roles were as a managing member from December 2003 and chief executive officer of the QuanStar Group, LLC from December 2003 until November 2005 and the managing member of QS Advisors, LLC from February 1998 to December 2005. The Quanstar Group and QS Advisors are strategic and business advisors to SpaceDev. Mr. Sirangelo actively participated in the development in a number of early-stage companies in aerospace, technical, scientific and other industries. His work at Quanstar also included hands-on involvement with technology commercialization transfer for university and government laboratories. From 2001 until 2003, Mr. Sirangelo also served as a senior officer of Natexis Bleichroeder, Inc., an international investment banking firm. Prior to Natexis, he was the principal founder of Production Group International, Inc., an advanced communications company. Mr. Sirangelo served as Production Group International's chairman and chief executive officer from December 1989 until December 1997. Mr. Sirangelo has a bachelor's degree in science, a master's degree in business and juris doctorate, all from Seton Hall University. Mr. Sirangelo is currently on the board of directors of two privately held corporations: Advanced Cerametics, Inc. and Adam Aircraft Industries, Inc. He is also a director for the National Center for Missing and Exploited Children in addition to serving as a director and treasurer of the International Center for Missing and Exploited Children.

Richard B. Slansky is currently SpaceDev's president, chief financial officer, director and corporate secretary. He joined SpaceDev on February 10, 2003 as chief financial officer and corporate secretary. In November 2004, Mr. Slansky was appointed as president and director. Mr. Slansky served as interim chief executive officer, interim chief financial officer, and director for Quick Strike Resources, Inc., an IT training, services and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as chief financial officer, vice president of finance, administration and operations and corporate secretary for Path 1 Network Technologies, Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. From January 1999 to May 2000, Mr. Slansky served as president, chief financial officer and member of the Board of Directors of Nautronix, Inc., a marine electronics/engineering services company. From August 1995 to January 1999, Mr. Slansky served as chief financial officer of Alexis Corporation, an international pharmaceutical research products technology company. He also served as President and chief financial officer of C-N Biosciences, formerly Calbiochem, from July 1989 to July 1995. Mr. Slansky is currently serving on the Board of Directors of two privately held high technology companies, including Sicomment, Inc., one private real estate company and the Girl Scouts of San Diego and Imperial Counties. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

Frank Macklin was appointed as SpaceDev's vice president of Engineering in 2004. Mr. Macklin has been SpaceDev's chief engineer of hybrid propulsion systems and the technical leader for SpaceDev's National Reconnaissance Office-funded SPOTV Hybrid System Definition study, and is acting chief engineer for SpaceDev's Maneuvering and Orbital Transfer Vehicle Hybrid Technology Development and X-Motor Development. Mr. Macklin was a founder of Integrated Space Systems, Inc., which was acquired by SpaceDev in 1998. From January 1987 to December 1994, Mr. Macklin worked at the General Dynamics Space Systems Division in San Diego, California. From March 1984 to December 1986, Mr. Macklin served as a member of the Peacekeeper developmental launch team at Vandenberg Air Force Base. Mr. Macklin is a California State registered professional electrical engineer with more than 20 years of experience with launch vehicles, ground launch control systems, launch sites and launch teams. Mr. Macklin received his B.S.E.E. degree from San Diego State University and is a California Board Certified Professional Engineer.

Randall K. Simpson is SpaceDev's vice president of new business development and project management, having joined SpaceDev in January 2004. Mr. Simpson has over 30 years of diversified experience in business development, product definition, engineering development and support for aerospace, commercial and international customers. From October 2000 to January 2004, Mr. Simpson served as assistant vice president of program management for Alvarion, Inc., a high technology commercial communications firm. From March 1997 to September 2000, Mr. Simpson was vice president of engineering for Cubic Defense Systems, an engineering and production company providing military training ranges, laser instrumentation products, space avionics and battlefield communications equipment. From November 1992 to February 1997, Mr. Simpson was program director for advanced test systems and engineering director for GDE Systems, which develops, integrates and produces test equipment for advanced electronic aircraft, munitions, space launch, satellite and telecommunications systems. Mr. Simpson began his career at General Dynamics/Convair where he held various positions. Mr. Simpson received both his B.S.E.E. degree and M.S.E.E. from San Diego State University.

Stuart Schaffer was appointed to SpaceDev's Board of Directors in May 2002. Mr. Schaffer is currently the president of vendor affairs for Sicomment, Inc., an internet marketplace company, where both Messrs. McClendon and Slansky are members of the Sicommnet Board of Directors. From August 2003 to January 2005, Mr. Schaffer was the vice president of marketing for Overture Performance Marketing -- a business unit of Overture Services, which is a subsidiary of Yahoo! From May 2002 to August 2003, Mr. Schaffer was SpaceDev's vice president of product development/marketing. From 1998 to 2001, Mr. Schaffer acted as vice president of marketing for Infocus Corporation. From 1985 to 1998, Mr. Schaffer worked for the Hewlett-Packard Company, where he held various positions in Business Development, Marketing and Business Planning. Mr. Schaffer has worked with the Leukemia & Lymphoma Society, on a volunteer basis, as an assistant coach and mentor. Mr. Schaffer has an M.B.A. degree from Harvard and a B.S.
degree  in  physics  from  Harvey  Mudd  College.

Wesley T. Huntress was elected to SpaceDev's Board of Directors as an independent director in June 1999, and is a member of SpaceDev's Audit Committee and Nominating/Corporate Governance Committee. Dr. Huntress is currently director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. From October 1993 to September 1998, Dr. Huntress served as the associate administrator for Space Science at NASA where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. Dr. Huntress also served as a director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory, or JPL. Dr. Huntress joined JPL as a National Research Council resident associate after receiving is B.S. degree in Chemistry from Brown University in 1964 and his Ph.D. in Chemical Physics from Stanford in 1968. He became a permanent research scientist at JPL in 1969. At JPL Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

Curt Dean Blake was appointed to SpaceDev's Board of Directors as an independent director in September 2000. He serves as chairman of the SpaceDev Audit Committee and is a member of SpaceDev's Compensation Committee. Mr. Blake is the chief executive officer of GotVoice, Inc., a startup company in the voicemail consolidation and messaging business. From 1999 to 2002, Mr. Blake provided consulting services to various technology companies, including Apex Digital, Inc. and SceneIt.com. Mr. Blake acted as the chief operating officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs. From 1992 to 1993, Mr. Blake worked at Corbis, where he led the acquisitions and licensing effort to create a taxonomic database of digital images. Mr. Blake acted as general counsel to Aldus Corporation, a public company, from 1989 to 1992, where he was responsible for all legal matters. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates & Lucas in Washington State, during which time he was assigned as onsite counsel to the Microsoft Corporation, where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions. Mr. Blake has an M.B.A. degree and J.D. degree from the University of Washington.

General Howell M. Estes, III (USAF Retired) was appointed to SpaceDev's Board of Directors as an independent director in April 2001, is chairman of SpaceDev's Nominating/Corporate Governance Committee and is a member of SpaceDev's Compensation Committee. General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command, and the Commander of the Air Force Space Command headquartered at Peterson Air Force Base, Colorado. In addition to a bachelor of science degree from the Air Force

Academy, he holds a master of arts degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's J.F.K. School of Government. Gen. Estes is the president of Howell Estes & Associates, Inc., a consulting firm to chief executive officers, presidents and general managers of aerospace and telecommunications companies worldwide. He serves as vice chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization, also known as the Rumsfeld Commission.

Robert S. Walker was appointed to SpaceDev's Board of Directors as an independent director April 2001. He is currently a member of SpaceDev's Nominating/ Corporate Governance Committee. Mr. Walker has acted as chairman of Wexler & Walker Public Policy Associates in Washington, D.C. since January 1997. Mr. Walker was a member of the U.S. House of Representatives from 1977-1997, during which time he served as chairman of the House Science Committee, vice chairman of the Budget Committee, and participated in House Republican leadership activities. Mr. Walker was the first sitting member of the U.S. House of Representatives to be awarded NASA's highest honor, the Distinguished Service Medal. Mr. Walker was on the board of directors of Aerospace Corporation, from March 1997 to November 2005. Mr. Walker is currently on the board of directors of the Zero Gravity Company, and will become chairman of the board of the Space Foundation in January 2006.

Scott McClendon was appointed to SpaceDev's Board of Directors as an independent director in July 2002. He is currently a member of SpaceDev's Audit Committee and Chairman of SpaceDev's Compensation Committee. Mr. McClendon currently sits on the Board of Directors for Overland Storage, Inc., a public company, where he is the chairman of the Board. He became the chairman of the Board after serving as president and chief executive officer from October 1991 to March 2001. Prior to joining Overland Storage, Inc., Mr. McClendon was employed by Hewlett-Packard Company for over 32 years in various positions of engineering, manufacturing, sales and marketing. In addition to SpaceDev and Overland Storage, Mr. McClendon is currently serving on the Board of Directors of Procera Networks, Inc., a public company, and Sicommnet, Inc., a privately-held high technology company. Mr. McClendon received a bachelor of science degree in electrical engineering in June 1960, and a master of science degree in electrical engineering in June 1962 from Stanford University School of Engineering.

Susan C. Benson was appointed to SpaceDev's Board of Directors in April 2005. Ms. Benson joined SpaceDev in 1997, serving as corporate secretary until 2003. From approximately 1998 to 2004, Ms. Benson was, in part, responsible for SpaceDev's investor relations and public relations activities, managing
SpaceDev's strategic messaging to build industry and media awareness and strengthen shareholder relations. From 1986 to 1995, Ms. Benson was the customer support manager for Compusearch Software Systems in McLean, Virginia. Ms. Benson also served as secretary and treasurer of the Compusearch Software Systems Board of Directors. Ms. Benson currently sits on the Board of Directors of Space Development Institute, a non-profit organization founded by James W. Benson and Ms. Benson. Ms. Benson and James W. Benson are married but separated.

The following is the background and ages as of December 1, 2005 of those directors and executive officers of Starsys who will serve as directors and executive officers of SpaceDev following the completion of the merger.



                AGE
                -----
NAME . . . . .  TITLE
--------------  -----
Scott Tibbitts     48  Chairman, Chief Executive Officer,  and Director
Robert Vacek .     44  President



     Scott Tibbitts co-founded Starsys Research Corporation in 1988 and has served as president, chief executive officer and a member of the Board of Directors from 1988 until May 2005; and since May 2005 has served as chief executive officer and a member of the Board of Directors. From 1986 to 1988, Mr. Tibbitts served as the Engineering Manager for Maus Technologies, Inc., a developer of high technology domestic water heaters and thermal actuator technologies. Mr. Tibbitts has a B.S. in Chemical Engineering from the University of Wisconsin.

Robert Vacek has served as president and general manager of Starsys since June 2005. From November 2004 to June 2005, Mr. Vacek served as Vice President of Programs of Starsys. From 1996 until joining Starsys, Mr. Vacek held a variety of management positions at Ball Aerospace and Technologies Corp., a provider of advanced imaging, communications and information solutions to the aerospace market, including director of Defense Systems. Mr. Vacek holds a B.S. in electrical engineering from the University of Minnesota and an MBA from the University of New Mexico.

COMPENSATION  OF  DIRECTORS

     SpaceDev's independent directors receive options to purchase up to an aggregate of attending board meetings as follows:

- options to purchase 6,000 shares of common stock for each telephonic meeting attended;

- options to purchase 12,000 shares of common stock for each meeting attended in person, with a cap of options to purchase 36,000 shares of common stock per year;

- options to purchase 5,000 shares of common stock for each Audit Committee meeting attended;

- options to purchase 2,500 shares of common stock for each Compensation Committee meeting attended;

- options to purchase 2,500 shares of commons stock for each Nominating/Governance Committee meeting attended; and,

- options to purchase 5,000 shares of common stock on the date of election or appointment.

     All of such options are issued pursuant to the SpaceDev 2004 Equity Incentive Plan at fair market value as of the date of the meeting attended or date of election or appointment, vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date and expire on the third anniversary of the grant date. SpaceDev does not pay directors, who are also officers, additional compensation for their services as directors. The options granted to independent directors of SpaceDev during the fiscal year ended

December  31,  2004  under  this  compensation  plan  are  as  follows:
Wesley  T.  Huntress                  75,000
Curt  Dean  Blake                     74,000
General  Howell  M.  Estes,  III      30,000
Robert  S.  Walker                    18,000
Scott  McClendon                      75,000

On December 20, 2005, the vesting on all outstanding options, including those held by independent directors, was accelerated such that all outstanding options became fully-vested.

EXECUTIVE  OFFICER  COMPENSATION

     The following table shows the compensation paid to or earned by each person who served as SpaceDev's Chief Executive Officer during the fiscal year ended December 31, 2004 and each of SpaceDev's three next highest paid executive officers serving as executive officers as of the end of fiscal year 2004. None of SpaceDev's other executive officers serving as of the end of fiscal year 2004 earned more than $100,000 in salary and bonus in such year. No stock appreciation rights were granted by SpaceDev during fiscal year 2004.

SUMMARY  COMPENSATION  TABLE  -  SPACEDEV


                         Annual Compensation                        Long Term Compensation

                                                       Other Annual     Securities     All Other
Name and Principal        Fiscal   Salary              Compensation     Underlying     Compensation
Position                   Year      ($)     Bonus         ($)          Options (#)     ($)


James W. Benson, . . . . .  2004  177,923  40,000  3,894          -     285
Chief Executive Officer(1)  2003  150,000       -      -          -       -
                            2002  141,325       -      -   10,000(2)      -

Richard B. Slansky,. . . .  2004  150,000  27,672      -    395,000       -
President and. . . . . . .  2003   94,625   1,183      -    355,000   1,299
Chief Financial Officer(3)  2002        -       -      -          -       -


                                      -136-


Randall K. Simpson . . . .  2004  114,231       -      -  250,000(4)    600
Vice President,. . . . . .  2003        -       -      -          -       -
New Business . . . . . . .  2002        -       -      -          -       -
Development

Frank Macklin. . . . . . .  2004  109,110   4,067      -   50,000(5)    100
Vice President . . . . . .  2003        -       -      -          -       -
Engineering. . . . . . . .  2002        -       -      -          -       -

(1) Mr. Benson was awarded options to purchase up to an aggregate of the purchase of 10,000 shares in 2002 as a part of an annual award of options to SpaceDev's employees. The options are incentive stock options and were granted with an exercise price equal to 110% of the fair market value of SpaceDev common stock on the date of grant. The options are fully vested.

(2) Mr. Slansky was awarded options to purchase up to an aggregate of the purchase of up to 385,000 shares in 2003 as part of his employment agreement, with 25,000 vested immediately, 180,000 vesting in six-month increments over five years and the remaining vesting based on performance criteria established by the Chief Executive Officer. The timeframe for certain performance criteria lapsed in 2003 and options to purchase up to an aggregate of the purchase of 30,000 shares not earned were forfeited, resulting in a total of 355,000 shares underlying options granted in 2003. Mr. Slansky was awarded options to purchase up to an aggregate of the purchase of up to 395,000 shares in 2004; and these options vest based on the following: 197,500 vesting in six-month increments over five years and the remaining vesting based on performance criteria established by the Chief Executive Officer, as approved by the Board of Directors.

(3) Mr. Simpson was awarded options to purchase up to an aggregate of the purchase of up to 250,000 shares in 2004 as part of his employment agreement, with 125,000 vesting in six-month increments over five years and the remaining vesting based on performance criteria established by the Chief Executive Officer or President, as approved by the Board of Directors.

(4) Mr. Macklin was awarded options to purchase up to an aggregate of the purchase of up to 50,000 shares in 2004 vesting in six-month increments over five years.

     The following table shows information regarding the executive officers of Starsys who are expected to be appointed executive officers of SpaceDev (or a subsidiary) following the merger, and who would have been included in the Summary Compensation Table of SpaceDev if such persons had been serving as executive officers of SpaceDev (or a subsidiary) as of December 31, 2004. SUMMARY COMPENSATION TABLE - STARSYS



                                                                            LONG TERM
                    ANNUAL COMENSATION                                      COMPENSATION
---------------------------------------------------------------------------------------------------------------
                                                                            SECURITIES
NAME AND                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
PRINCIPAL POSITION  FISCAL YEAR  SALARY ($)  BONUS ($)   COMPENSATION ($)   OPTIONS (#)       COMPENSATION ($)
------------------  -----------  ----------  ---------  -----------------  ---------------   ------------------
Scott Tibbitts . .         2004     190,248        490                 -                -            3,037(1)
                           2003     182,096     12,695                 -                -            2,563(1)
                           2002     168,355     23,223                 -                -                -
------------------  -----------  ----------  ---------  -----------------  ----------------  ------------------

Robert Vacek . . .         2004      24,462          -                 -                -                -
                           2003           -          -                 -                -                -
                           2002           -          -                 -                -                -
---------------------------------------------------------------------------------------------------------------


(1)  Represents  a  vehicle  allowance  for  2003  and  2004.

     The following table shows all stock options granted during fiscal 2004 to the SpaceDev executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal year 2004.


                    Number of Securities    Percent of Total Options
                    Underlying Options      Granted to Employees in     Exercise Price    Expiration
Name                Granted (#)             Fiscal Year                 ($/Sh)            Date
------------------  ---------------------   ------------------------    ---------------   ------------
James W. Benson                  -                     -                           -           -
Richard B. Slansky         395,000                    18%                       0.92       3/25/2010
Randall K. Simpson         250,000                    11%                       1.19       1/26/2010
Frank Macklin               50,000                     2%                       0.92       3/25/2010
------------------  ---------------------   ------------------------    ---------------   ------------


     The following table shows all stock options granted during fiscal 2004 by Starsys to the executive officers of Starsys who are expected to be appointed executive officers of SpaceDev (or a subsidiary) following the merger, and who would have been included in the Summary Compensation Table of SpaceDev if such persons had been serving as executive officers of SpaceDev (or a subsidiary) as of December 31, 2004.



                    Number of Securities    Percent of Total Options
                    Underlying Options      Granted to Employees in     Exercise of Base  Expiration
Name                Granted (#)             Fiscal Year                 Price($/Sh)       Date
------------------  ---------------------   ------------------------    ---------------   ------------
Scott Tibbitts                  -                     -                           -           -
Robert Vacek                    -                     -                           -           -
------------------  ---------------------   ------------------------    ---------------   ------------



AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES - SPACEDEV
     THE  FOLLOWING  TABLE  SHOWS  INFORMATION  REGAR



                                                                                  Value of Unexercised
                                                      Number of Securities        In-the-Money
                                                      Underlying Unexercised      Options/SARs at FY-
                    Shares                            Options/SARS at FY-End(#)   End ($)
                    Acquired on       Value
Name                Exercise (#)      Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
------------------  ---------------   -------------   --------------------------  --------------------------
James W. Benson             -                  -         255,000 / 1,000,000         254,734 / 375,000
Richard B. Slansky          -                  -         276,250 /   473,750         184,860 / 359,590
Randall K. Simpson          -                  -          12,500 /   273,500          14,875 / 282,625
Frank Macklin               -                  -           8,000 /    45,000          48,583 /  41,400
------------------  ---------------   -------------   --------------------------  --------------------------


(1) For purposes of determining whether options are "in-the-money," SpaceDev defined fair market value as the five-day weighted average of the closing price of SpaceDev common stock on the Over-The-Counter Bulletin Board as of December 31, 2004, or $1.56 per share.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES--STARSYS

     The following table shows information regarding the executive officers of Starsys who are expected to be appointed executive officers of SpaceDev (or a subsidiary) following the merger, and who would have been included in the Summary Compensation Table of SpaceDev if suc


                                                                                  Value of Unexercised
                                                      Number of Securities        In-the-Money
                                                      Underlying Unexercised      Options/SARs at FY-
                    Shares                            Options/SARS at FY-End(#)   End ($)
                    Acquired on       Value
Name                Exercise (#)      Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
------------------  ---------------   -------------   --------------------------  --------------------------
Scott Tibbitts              -                 -                  -                           -
Robert Vacek                -                 -                  -                           -
------------------  ---------------   -------------   --------------------------  --------------------------

LONG-TERM  INCENTIVE  AWARDS

     SpaceDev did not have any long-term incentive plan awards during fiscal year 2004.

EMPLOYMENT  AGREEMENTS

     On December 20, 2005, SpaceDev entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo will be employed as SpaceDev's chief executive officer and vice chairman effective December 30, 2005. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,900,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Sirangelo if his employment is terminated by SpaceDev without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and
(B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Sirangelo to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, SpaceDev entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as SpaceDev's president and chief financial officer. The agreement supersedes in full the employment agreement dated February 10, 2003 between SpaceDev and Mr. Slansky. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Slansky provides written notice of an intent not to renew. Under the agreement, Mr. Slansky is entitled to receive (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,400,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Slansky if his employment is terminated by SpaceDev without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Slansky to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, SpaceDev entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as SpaceDev's chairman and chief technology officer. The agreement supersedes all prior employment agreements between SpaceDev and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Benson provides written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to$1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Benson if his employment is terminated by SpaceDev without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as chairman of SpaceDev pursuant to the terms of a separate non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.


     Mr. Simpson is an at-will employee and his current base salary is $140,000 per year. Mr. Simpson participates in a SpaceDev bonus program, and benefit and other incentives at the discretion of the compensation committee of our board of directors.

     Mr. Macklin is an at-will employee and his current base salary is $135,000 per year. Mr. Macklin participates in a SpaceDev bonus program, and, benefit and other incentives at the discretion of the compensation committee of our board of directors.

EMPLOYEE  BENEFITS

     At SpaceDev's 1999 Annual Shareholder Meeting, the shareholders approved the 1999 Stock Option Plan under which the Board of Directors had the ability to grant SpaceDev's employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock (110% for holders of 10% or more of SpaceDev's outstanding voting stock) on the date the option is granted. Pursuant to the 1999 Stock Option Plan, the exercise price for the non-statutory stock options may not be less than 85% of the fair market value of the stock on the date the option is granted. SpaceDev is required to reserve an amount of common shares equal to the number of shares which may be purchased as a result of awards made under the Plan at any time.

At the SpaceDev 2000 Annual Shareholder Meeting, the shareholders approved an amendment to the 1999 Stock Option Plan, increasing the number of shares eligible for issuance under the plan to 30% of the then outstanding common stock and allowing the Board of Directors to make annual adjustments to the plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2001 and 2002, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet SpaceDev's then current needs. The 1999 Stock Option Plan is no longer available for new grants but continues to govern outstanding options awarded under such plan.

At SpaceDev's 2004 Annual Shareholder Meeting, held on August 5, 2004, the shareholders approved the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan authorized and reserved for issuance under the plan 2,000,000 shares of SpaceDev common stock. The 2004 Equity Incentive Plan is an important part of SpaceDev's total compensation program because competitive benefit programs are a critical component of SpaceDev's efforts to attract and retain qualified employees, directors and consultants. Options granted under the plan may be Incentive Stock Options or non-statutory stock options, as determined by the Board of Directors or a committee appointed by the Board of Directors at the time of grant. Limited rights and stock awards may also be granted under the plan. As of December 31, 2004, a total of 6,184,698 shares were authorized for issuance under the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, 3,878,766 of which are currently subject to outstanding options and awards and options to purchase up to an aggregate of the purchase of 1,005,035 shares were exercised in 2004. During 2004, SpaceDev issued non-statutory options to purchase 272,000 shares to SpaceDev's independent directors for attendance at SpaceDev's 2004 Board of Directors meetings. At SpaceDev's Annual Meeting of Shareholders held on August 12, 2005, SpaceDev's shareholders approved an increase of the total shares authorized and reserved for issuance under the 2004 Equity Incentive Plan from 2,000,000 to 4,000,000. See the discussion under "SpaceDev Proposal No. 2 - Amendment to the 2004 Equity Incentive Plan" for a discussion of the further increase in total shares authorized and reserved for issuance under the plan proposed by this joint proxy statement/prospectus.

The 1999 Stock Option Plan was registered with the SEC on Form S-8 on October 5, 2000. Shares issuable under the 2004 Equity Incentive Plan were registered with the SEC on Form S-8 on March 28, 2005.

In addition to the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, SpaceDev's shareholders authorized the 1999 Employee Stock Purchase Plan, which authorized SpaceDev's Board of Directors to make twelve consecutive offerings of SpaceDev common stock to SpaceDev's employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004 and shares are issued on every six-month anniversary thereafter. The 1999 Employee Stock Purchase Plan expired by its terms in June 2005; however, the Board of Directors authorized a one-year extension of the plan at its meeting in November 2004, in order to enable the Compensation Committee to review the value of the plan to employees and the desire for its continuance.

     On December 20, 2005, SpaceDev approved the accelerated vesting of all unvested stock options held by its officers, directors, employees, and consultants, effective December 20, 2005. The primary purpose of the accelerated vesting is to eliminate future stock-based employee compensation expense SpaceDev would otherwise recognize in its consolidated statement of operations with respect to the accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. The estimated maximum future expense that is eliminated is approximately $5 million.

SpaceDev also offers a variety of health, dental, vision, 401(k) and life insurance benefits to employees in conjunction with SpaceDev's co-employment partner, Administaff.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     James W. Benson, SpaceDev's current chief executive officer and chairman of the board of directors, has personally guaranteed the building lease on SpaceDev's facility and has pledged his home in Poway, California as collateral for the guarantee.

From October 14, 2002 through November 14, 2002, SpaceDev sold an aggregate of $475,000 of 2.03% convertible debentures to James W. Benson ($375,000), Stuart Schaffer ($50,000), and Emery Skarupa ($50,000). The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into SpaceDev common stock when the convertible debentures matured. The convertible debentures originally were set to mature six months from issue date and were subsequently extended to twelve months from issue date on March 19, 2003. The convertible debentures were exercisable into a number of SpaceDev's common shares at a conversion price of $0.37 to $0.42 per share. Concurrent with the issuance of the convertible debentures, SpaceDev issued to the subscribers, warrants to purchase up to 1,229,705 shares of SpaceDev common stock. These warrants were exercisable for three years from the date of issuance at the initial exercise price. On September 5, 2003, SpaceDev repaid one-half of the convertible debentures, with the condition that the holders would convert the other half. Also, as a condition of the partial repayment, the holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the holders were offered 5% interest on their convertible debentures, rather than the stated 2.03%. All the holders accepted the offer and the convertible debentures were retired. Of the 614,852 remaining warrants, all were exercised in 2004 and none remained outstanding at December 31, 2004.

On November 17, 2003, SpaceDev entered into an "at-will" employment arrangement with Dario ("Dan") DaPra to become SpaceDev's Vice President of Engineering. SpaceDev's offer letter provided for compensation consisting of base salary of $125,000 per year, health and other benefits and options to purchase up to 250,000 shares of SpaceDev common stock. The offer letter also provided for severance under specified conditions and prohibited Mr. DaPra from soliciting SpaceDev's employees or competing with SpaceDev. Mr. DaPra resigned on March 5, 2004, and subsequently entered into a Confidential Separation Agreement and General Release with SpaceDev. The separation agreement provided for Mr. DaPra to receive one-half of his base salary through April 30, 2004 in lieu of severance, and to retain options to purchase up to an aggregate of the purchase of 40,000 shares of SpaceDev's common stock with the ability to exercise those options until October 31, 2004.

     Mark N. Sirangelo, who will become chief executive officer, vice chairman and a director of SpaceDev effective December 30, 2005, is a member of QS Advisors, LLC and also a member of The QuanStar Group, business advisors to SpaceDev. SpaceDev and QS Advisors have entered into an agreement for which QS Advisors is paid a monthly fee of $5,000. In addition, under the agreement, upon the consummation of the merger with Starsys, QS Advisors will receive $200,000 cash and 250,000 shares of SpaceDev common stock. This agreement will terminate upon consummation of Mr. Sirangelo's employment with SpaceDev.

                    INFORMATION REGARDING BUSINESS OF STARSYS

OVERVIEW

     Starsys Research Corporation is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating of moving spacecraft components. Starsys manufactures a wide range of products that include bi-axis gimbals, flat plate gimbals, solar array pointing mechanisms, deployable booms, separation systems, thermal louvers, actuators, restraint devices and cover systems. Starsys' products are sold both as "off-the-shelf" catalog products which represent previously qualified devices with spaceflight history, and as custom systems that are developed for specific applications. Starsys' products are typically sold directly to spacecraft manufacturers. Starsys' customer base is segregated into three major segments:
(1) domestic and international commercial spacecraft (communication and imaging satellites), (2) civil spacecraft (NASA) that are primarily scientific in nature and (3) defense spacecraft that support the United States' military capability. Starsys also offers products to non-space customers, including aerospace, maritime, and industrial customers.

Starsys' engineering and manufacturing capabilities position the company to provide both mechanical and electromechanical subsystems for spacecraft. Starsys' strategy is to identify opportunities to develop products from custom mechanical and electromechanical subsystems. To extend the product life cycle, Starsys has developed and expanded this "product platforms" business model.
Product platforms are subsystems for which non-recurring and development engineering has been retired and for which there is continued customer demand. Starsys' product offerings currently include High Output Paraffin ("HOP") actuators, hinges, battery bypass switches, thermal louvers, bi-axial gimbals and solar array drives, among others. The product life cycle for this type of product within the space industry is approximately 15 years.

HISTORY  AND  RECENT  EVENTS

Starsys incorporated under the laws of Colorado in April 1988 as Helicon Research Corporation. In May 1988, the company changed its name to Starsys
Research Corporation. Starsys is headquartered in Boulder, Colorado, with an engineering and manufacturing facility in Durham, North Carolina.

Starsys was founded as a provider of non-explosive HOP actuators for spacecraft that replaced explosive actuators traditionally used for spacecraft deployables. Through the early 1990's, Starsys became a supplier of mechanisms based on this non-explosive, re-settable actuator technology and also expanded from HOP actuator products to mechanical and electromechanical components.

In 2000, Starsys acquired the assets of American Technologies Consortium, referred to as ATC, to meet the growing demand for electromechanical systems in the spacecraft industry. This acquisition expanded Starsys' range of electromechanical components, added a new line of electromechanical subsystems, and enabled Starsys to develop additional high value products, including bi-axial gimbals, "quiet drive" (QuAD) electronics controllers, and solar array drives.

STARSYS  PRODUCT  MIX

     Starsys targets two distinct markets, mechanical subsystems and electromechanical subsystems. The mechanical subsystems market includes hinges, latches, release mechanisms, and deployable structures and systems for spacecraft and payloads. The electromechanical subsystems market includes antenna pointing mechanisms, gimbals, solar array deployment actuators, instrument mechanisms and actuators, and deployment and aperture mechanisms for spacecraft and payloads. For 2004, Starsys' product mix was 69% mechanical and 31% electromechanical by program count and approximately 30% mechanical and approximately 70% electromechanical by program value.

COMPETITION

     Starsys' competition varies by business segment and product areas. The following summarizes principal organizations that compete with Starsys.

Mechanical subsystems range from customized hinges and latching devices to cover systems and integrated structures for payloads, typically not requiring customized, or Starsys supplied, electromagnetic devices. Competition includes:
Alliance Spacesystems Inc. and Swales Aerospace. Starsys provides clamp band systems for small satellite separations and deployable structures. Starsys believes its primary competitor in the small satellite separations market is Planetary Systems Inc. Starsys believes that the primary competitors in the deployable structures market are ATK Space Systems (formerly AEC Able Engineering), NGST Astro (formerly SPAR Astro Aerospace) and Harris Corporation.

Electromechanical subsystems range from motors and actuators (typically motors with transmissions and various ancillary elements) to sophisticated systems that incorporate control electronics for applications such as antenna and solar array pointing, and instruments that sweep a pattern or actively track. Starsys Research believes that the competition for motors and actuators are MPC Products Corporation, CDA Astro, Aeroflex (a subsidiary of UMTC), Moog Inc. and ATK Satellite Systems. As these products become more specialized the competition may include Aeroflex, MOOG and the Ball Aerospace & Technologies Corp.

     Some  competitors  of  Starsys  are  also  customers  of  Starsys.

Starsys believes the alternatives for its restraint and release products are pyrotechnic devices built by Hi-Shear and Pacific Scientific and non-pyrotechnic products, supplied by NEA, TiNi Aerospace, and G&H Technologies.

Many of our competitors are larger and have substantially greater resources than we do. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space and defense industry and many with greater financial resources than we possess, will seek to provide products or services that compete with our products or services. Any such foreign competitor could benefit from subsidies from or other protective measures by its home country.

ENGINEERING  AND  DESIGN

     In addition to its manufacturing operations, Starsys has a team of experienced engineers focused on advanced engineering of mechanical and electromechanical subsystems. The engineering group includes mechanical and aerospace engineers, engineering technicians and designers. Areas of expertise include mechanical and electromechanical subsystem design, analysis, test, and program management.

MANUFACTURING

     Starsys has manufacturing facilities in Boulder, CO and Durham, NC. Starsys' manufacturing resources include:

- A team of 53 manufacturing engineers, technicians and quality assurance personnel

-     Computer  Aided  Design  (CAD)  software  and  systems

-     45,000  square  foot  of  floor  space in facilities in Boulder and Durham

-     9,000  square  foot  class  300,000  clean  room  manufacturing  area

-     Three  class  10,000  clean  rooms  manufacturing  area

-     One  class  1,000  clean  room  manufacturing  area

-     Class  100  flow  benches

-     Electrostatic  discharge  (ESD)  manufacturing  areas

-     Multiple  thermal  and  thermal  vacuum  chambers

-     Multiple,  coordinate  measurement  machines  (CMM)  for  part  inspection

-     In-house,  computer  numerically  controlled  (CNC)  machine  shop

QUALITY  ASSURANCE  AND  TESTING

     Starsys is ISO-9001 certified and AS9100 compliant. Starsys is currently engaged in AS9100 certification.

Starsys utilizes test equipment that is calibrated and traceable to NBS standards. Starsys also maintains access to certified suppliers for vibration, shock and electromagnetic interference (EMI) testing.

RESEARCH  AND  DEVELOPMENT

     Starsys invests in product-related research and development to conceive and develop new products and to enhance existing products. Starsys' research and development expenses totaled approximately $10,524,603 in the year ended December 31, 2004, and $6,717,296 in the year ended December 31, 2003. In addition, a large portion of Starsys' total new product development and enhancement programs is funded under customer contracts.

PATENTS

     Starsys relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage, particularly with respect to its launch vehicle and satellite products. Starsys holds U.S. and foreign patents relating to release devices, deployable truss structures and battery cell shorting mechanisms. The majority of Starsys' U.S. patents relating to the noted technologies expire between 2019 and 2022.

COMPONENTS  AND  RAW  MATERIALS

     Starsys purchases a significant percentage of its product components, structural assemblies and certain key satellite components and instruments from third parties. Starsys also occasionally obtains from the U.S. government parts and equipment that are used in the production of its products or in the provision of its services. Generally, Starsys has not experienced material difficulty in obtaining product components or necessary parts and equipment, and believes that alternatives to its existing sources of supply are available, although increased costs and possible delays could be incurred in securing alternative sources of supply. Starsys relies upon sole source suppliers for potentiometers, slip ring assemblies, specialized impellers, specialized heaters and paraffin material. While alternative sources would be available, the inability of any such supplier to provide us with these items to qualified specifications would result in an adverse effect on our ability to manufacture our products.

CUSTOMERS

Our business is focused on mechanical and electro-mechanical systems, sub-systems and components that support assembly of spacecraft by our customers. Those customers, primarily the Prime Contractors in the aerospace market, support the government and commercial end users by integrating our products into higher level assemblies and spacecraft. Lockheed Martin Companies, Boeing Company, Northrop Grumman Space Technologies, ITT Industries, and Swales Aerospace are prime contract customer, which have each accounted for 10% or more of our consolidated revenues. We have multiple contracts with each of these customers and we do not believe any single customer contract is material to Starsys. The remainder of our business is with multiple customers that support the Department of Defense through the prime contractors, and the commercial spacecraft market, the civil spacecraft market, and NASA, including through Small Business Innovative Research (SBIR) grants and Long Term Agreements (LTA's) with the prime contractors.

Our business development process is generally competitive bid in response to a request for proposal (RFP) that is generated by our potential customers. These proposals have various bases, including firm fixed price, cost plus fixed fee, and time and materials. We typically prepare between ten and twenty proposals in a given month and we have usually one to three weeks to respond to the request.

These proposals are managed by product area. We define three specific product areas for our business: electromechanical systems, which includes motors, control, and logic, mechanical systems, which includes spring and paraffin driven mechanisms as well as deployable structures, and catalog products, which includes our release mechanisms, hinges and thermal control devices. We also execute on long term build to print contracts with some of the prime contractors.

We average between 55 and 70 active programs at any time and the average duration of our programs is 11 months, with programs as short as 60 days and as long as 3 years. Currently this mix is approximately 70% in support of governmental work, both open and classified, 20% commercial, and 10% with NASA, but this mix changes frequently with new contract awards.

U.S.  GOVERNMENT  CONTRACTS

During 2004, approximately 78% of Starsys' total annual revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government prime contractors. In 2003, approximately 88% of Starsys' total annual revenues were derived from these contracts, and, in 2002, this percentage was 73%. Most of Starsys' U.S. government contracts are funded incrementally on a year-to-year basis.

Major contracts with the U.S. government primarily fall into two categories: cost-reimbursable contracts and fixed-price contracts. Approximately 5% of revenues from U. S. government contracts in 2004 were derived from cost-reimbursable contracts and 95% of revenues from U.S. government contracts were derived from fixed-price contracts. Under a cost-reimbursable contract, Starsys recovers its actual allowable costs incurred, allocable overhead costs and a fee consisting of a base amount that is fixed at the inception of the contract and/or an award amount that is based on the customer's evaluation of its performance in terms of the criteria stated in the contract. Starsys' fixed-price contracts include fixed-price and fixed-price incentive fee contracts. Under firm fixed-price contracts, work performed and products shipped are paid for at a fixed price without adjustment for actual costs incurred in connection with the contract. Therefore, Starsys bears the risk of loss due to increased cost, although some of this risk may be passed on to subcontractors. Fixed-price incentive fee contracts provide for sharing by Starsys and the customer of unexpected costs incurred or savings realized within specified limits, and may provide for adjustments in price depending on actual contract performance other than costs. Costs in excess of the negotiated maximum (ceiling) price and the risk of loss by reason of such excess costs are borne by Starsys, although some of this risk may be passed on to subcontractors.

All of Starsys' U.S. government contracts and, in general, its subcontracts with other U.S. government prime contractors provide that such contracts may be terminated for convenience by the U.S. government or the prime contractor, respectively. Furthermore, any of these contracts may become subject to a government-issued stop work order under which Starsys would be required to suspend production. In the event of a termination for convenience, contractors generally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work in process and an allowance for reasonable profit thereon or adjustment for loss if completion of performance would have resulted in a loss. For a more detailed description of risks relating to the U.S. government contract industry, see the "Risk Factors" section beginning on page 15. Starsys derives a significant portion of its revenues from U.S. government contracts, which are dependent on continued political support and funding and are subject to termination by the U.S. government at any time.

A portion of Starsys' business is classified for national security purposes by the U.S. government and cannot be specifically described. The operating results of these classified programs are included in Starsys' consolidated financial statements. The business risks associated with classified programs, as a general matter, do not differ materially from those of our other U. S.
government  programs  and  products.

REGULATION

     Starsys' ability to pursue our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Starsys' classified programs require that it and certain employees maintain appropriate security clearances. Starsys also requires licenses from the U.S. Department of State and the U.S. Department of Commerce with respect to work Starsys does for foreign customers or with foreign subcontractors.

BACKLOG

     Starsys' firm backlog was approximately $10.6 million at December 31, 2004 and approximately $7.2 million at December 31, 2003.

Starsys' firm backlog as of December 31, 2004 consisted entirely of contracts with the U.S. government and its agencies or from subcontracts with prime contractors of the U.S. government. Most of Starsys' government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies could materially adversely affect the financial condition and results of operations of Starsys. Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. Such contract suspensions or terminations could result in unreimbursable expenses or charges or otherwise adversely affect the business of Starsys.

Total backlog was approximately $11 million at December 31, 2004. Total backlog includes firm backlog in addition to unexercised options, indefinite-quantity contracts and undefinitized orders and contract award selections. Backlog at December 31, 2004 does not give effect to new orders received or any terminations or cancellations since that date.

EMPLOYEES

     As of August 31, 2005, Starsys Research had approximately 130 employees. None of our employees is subject to collective bargaining agreements.

                  STARSYS' MARKET PRICE AND DIVIDEND INFORMATION

     There  is  no established public trading market for Starsys' capital stock.

No cash dividends have been declared with respect to any class of Starsys' capital stock at any time in the period since December 31, 2001. At the present time, we are prohibited from paying dividends by financial covenants in our credit agreement with Vectra Bank Colorado, National Association. We intend to repay Vectra at closing of the merger.

As of November 21, 2005 there were 139 holders of Starsys capital stock (assuming full distribution of the ESOP, but not including shares to be received pursuant to the exercise of options prior to closing of the merger).

                        OWNERSHIP OF STARSYS COMMON STOCK

     The following table provides information as of November 1, 2005 concerning the beneficial ownership of Starsys' common stock by each director, the four most highly compensated executive officers of Starsys other than the Chief Executive Officer, each shareholder known by Starsys to be the beneficial owner of more than 5% of Starsys' outstanding common stock, and the directors and executive officers as a group. Except as otherwise indicated, and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power over all shares of common stock beneficially owned by them and have an address of 4909 Nautilus Court North, Boulder, CO 80301.


                                               NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER. . . . .  BENEFICIALLY OWNED(1)     PERCENTAGE OF CLASS(1)
---------------------------------------------  ----------------------   -----------------------
Scott Tibbitts. . . . . . . . . . . . . . . .          248,602.77                  47.60%
Scott Christiansen. . . . . . . . . . . . . .           53,692.83 (2)               9.80%
Robert Vacek. . . . . . . . . . . . . . . . .              243.33 (3)                  *
Mitch Weins . . . . . . . . . . . . . . . . .           16,630.21 (4)               3.20%
Kevin Hoskins . . . . . . . . . . . . . . . .           28,524.11 (5)               5.20%
Jeff Harvey . . . . . . . . . . . . . . . . .            2,787.52                      *
Robert Harr . . . . . . . . . . . . . . . . .              740.78 (6)                  *
Theodore Tibbitts . . . . . . . . . . . . . .           38,087.54                   7.30%
John Tibbitts . . . . . . . . . . . . . . . .           43,056.75                   8.20%
---------------------------------------------  ----------------------   -----------------------
Officers and Directors as a Group (8 persons)          351,296.60 (7)              59.20%
---------------------------------------------  ----------------------   -----------------------


*Less  than  1%.

(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from November 1, 2005, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on total outstanding shares of 522,437.47 on November 1, 2005, and assumes the allocation and distribution to the plan participants of common stock held in the separate plan holding Starsys common stock under the Starsys 401(k) and Stock Bonus Plan dated August 4, 1997.

(2) Includes vested options to purchase an aggregate of 26,060.38 shares of Starsys common stock.

(3) Does not include shares of SpaceDev common stock to be issued to Mr. Vacek pursuant to his employment agreement with Starsys.

(4) Includes a vested option to purchase 1,456 shares of Starsys common stock.

(5) Includes vested options to purchase an aggregate of 23,351.25 shares of Starsys common stock.

(6) Includes a vested option to purchase 326.8 shares of Starsys common stock.

(7) Includes vested options to purchase an aggregate of 51,194.43 shares of Starsys common stock held by the Starsys officers and directors.

CHANGES  OF  CONTROL

     Other than the transactions contemplated by the merger agreement, Starsys is aware of no arrangements which may result in a change of control of Starsys.

                      DESCRIPTION OF STARSYS CAPITAL STOCK

AUTHORIZED  CAPITAL  STOCK

     The authorized capital of Starsys consists of 25,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, no par value per share. As of November 21, 2005, Starsys has 522,437.47 shares issued and outstanding.

COMMON  STOCK

     Each shareholder of record is entitled to one vote for each share, except that in the election of directors, each shareholder of common stock is entitled to as many votes for each share as there are directors to be elected by the common shareholders and for whose election the shareholder has a right to vote. Cumulative voting is not permitted in the election of directors or otherwise. Subject to the rights of any then outstanding shares of preferred stock, of which there are currently none, the holders of common stock are entitled to receive the net assets of the corporation upon dissolution or liquidation. Holders of common stock are also entitled to dividends as may be declared in the discretion of the board of directors. However, Starsys does not anticipate paying dividends in the foreseeable future. The holders of common stock have no preemptive rights.

PREFERRED  STOCK

     The board of directors of Starsys may divide and issue preferred stock in series and determine the relative rights, limitations and preferences of the shares of any such series in respect to the number of shares and the distinctive designations thereof, dividend rights (including whether dividends are cumulative), terms of redemption (including sinking fund provisions), redemption price, the amount payable upon voluntary or involuntary liquidation, conversion rights and voting rights. The holders of preferred stock have no preemptive rights unless designated by the board of directors. Starsys has no current plans to issue any shares of preferred stock of any class or series.

STOCK  BONUS  PLAN  AND  STOCK  OPTION  PLAN

     Starsys Employee's 401(k) and Stock Bonus Plan (the "Stock Bonus Plan") currently holds 36,610 shares of common stock. However, Starsys will terminate the Stock Bonus Plan and distribute the shares to the participants prior to closing of the merger.

Starsys has reserved 160,000 shares of common stock for issuance under its 1998 Stock Option Plan, of which options to purchase 101,396 shares of common stock are outstanding, 1,989 shares of common stock have been acquired through the exercise of options, and 56,615 shares of common stock remain available for grant. Starsys does not intend to grant additional options prior to closing of the merger.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS OF STARSYS

     The following discussion should be read in conjunction with the consolidated financial statements of Starsys for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and 2004 and related notes and the other financial information appearing elsewhere in this document. You are also urged to carefully review and consider the various disclosures in this joint proxy statement/prospectus about Starsys including the risk factors related to the combined company. The forward looking statements regarding 2006 are made as if Starsys were to remain an independent company. See "Special Note Regarding Forward-Looking Information" on page 14.

OVERVIEW

     Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraint, deployment and actuation of moving spacecraft components.

Our products are typically sold directly to spacecraft manufacturers on a fixed price basis. Recently, we have increased the percentage of our contracts performed on a cost reimbursable basis. In particular, we have focused on performing those projects that we believe are high risk development projects on a cost reimbursable basis. In addition, Starsys has entered into a number of contracts which include an initial cost reimbursable development phase followed by a fixed price manufacturing phase.

In 2004, Starsys experienced a net loss of approximately $5,592,000 or approximately a negative 31% of net sales due to losses generated from performance on fixed price contracts for high risk development projects. Starsys performed work on greater than 50 contracts in 2004 and suffered negative income on approximately half of these contracts. In particular, 8 contracts contributed over 80% of the net loss in 2004. This net loss resulted in a significant reduction in Starsys working capital during 2004 and a working capital deficit as of December 31, 2004.

The financial performance in 2004 and resulting working capital deficit caused Starsys to violate its financial covenants under its credit agreement with Vectra Bank of Colorado, its primary lender. As a result, in June 2005, Starsys entered into a forbearance agreement with Vectra Bank of Colorado. The forbearance agreement requires Starsys to improve its financial performance and obtain additional working capital. Starsys intends to meet its working capital needs and satisfy terms of the forbearance agreement through improved operations and the merger with SpaceDev. If Starsys does not achieve expected revenue and net income levels or successfully close the merger with SpaceDev, Vectra Bank of Colorado is entitled to appoint a receiver to protect its collateral. This includes the right to operate Starsys' business.

To improve operations, Starsys has taken significant corrective action. These actions have focused on improvements in the processes necessary to profitably win and execute complex spacecraft subsystem development and production contracts and the hiring of people to execute these contracts. These changes have included:

 -   implementing  a  process  based  organization;

 -   completing  a  reduction  in  force  in  April  2005;

 - making several executive leadership changes including appointing a new President in June 2005;

 -   implementing  an  improved  bid  and  proposal  process;

 -   implementing  recurring  program  reviews

 - implementing a project checklist which needs to be completed before one phase of the project can be completed and a new phase initiated ; and

- implementation and integration of process based management information systems.

     During this timeframe, Starsys has also achieved ISO certification and is now AS-9100 compliant.

Starsys believes that its net earnings performance in 2005 reflects the effort to improve overall operational performance. During the nine months ended September 30, 2005, Starsys' net loss was approximately $1,362,000 or approximately a negative 10% of net sales versus $5,674,000 or approximately a negative 46% of net sales for the nine months ended September 30, 2004. This improved performance is primarily due to our increasing ability to efficiently perform on our existing contracts and our entering into contracts with improved economics. In addition, Starsys has completed all work on six of the previously mentioned eight contracts that contributed most of our net loss. We have also generated increased new business during 2005 and anticipate that projected 2005 awards will improve upon 2004 awards by approximately 2%.

Further improvements in Starsys' operations are planned and include hiring additional people with needed skill mix, winning new business with more conservative pricing and lower risk contract types, and implementing recurring training against high impact processes. Starsys anticipates that its past and planned improvements should result in an increase in revenue and financial performance for the year ending December 31, 2006.

BUSINESS  CONCENTRATION

     Starsys  markets  products  in  four  primary  technology  areas:
Electromechanical Systems, Mechanical Systems, Structures, and Catalog Products. Our new business results and net sales are not dominated by any one technology area or contract. New business awards for 2004 increased 44% over 2003 with all four technology areas contributing to this increase. New business awards in 2005 are anticipated to achieve an approximately 2% increase over 2004 performance with all four technology areas providing consistent results. Starsys expects to achieve modest new business growth in 2006 with no single contract or technology area dominating results.



                               [GRAPHIC  OMITED]



     To support improvement in overall Starsys net income performance, Starsys has implemented several changes to its bid and proposal process. These changes are focused on achieving improved margins and decreased contract execution risk. These changes include:

 -   senior  executive  review  of  all  bids;

 -   formal  quality  exit  criteria  prior  to  bid  submittal;  and

 - more conservative pricing based on previous actual performance, a standardized and detailed work breakdown structure, and improved cost estimating relationships.

     In addition, through a management risk assessment and evaluation process, Starsys is focused on avoiding high risk development contracts on a fixed price basis. As a result, Starsys has increased its percentage of cost reimbursable contracts to approximately 35% of our current awards versus a historical average of 5%.

CRITICAL  ACCOUNTING  POLICIES

     Our revenues are based primarily on fixed-price contracts, where revenues are recognized using the percentage-of-completion method of contract accounting based on the ratio of total costs incurred to total estimated costs. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method).

If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, when applicable, and final contract settlements which may result in revisions to costs and income are recognized in the period in which the revisions are determined. These revisions could be material to the financial statements. Professional fees are billed to customers on a time-and-materials basis, a fixed-price basis or a per-transaction basis.
Time-and-materials  revenues  are  recognized  as  services  are  performed.

     Starsys also generates revenues from cost-reimbursable contracts. Cost-reimbursable contracts provide for payment of allowable incurred costs, to the extent prescribed in the contract. These contracts establish an estimate of total cost for the purpose of obligating funds and establishing a ceiling that the contractor may not exceed (except at its own risk) without the approval of the customer. There are multiple types of cost-reimbursable contracts which vary from no fee type to cost plus fixed fee (profit) type to fixed fee plus incentive.

Starsys has a stock-based employee compensation plan. Starsys accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. Starsys currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For Starsys , SFAS 123R will first be effective for its first reporting period after January 1, 2006. This new Statement will not affect accounting for the Starsys stock options currently outstanding, which are fully vested at December 31, 2005, but it will affect financial statement disclosures regarding those stock options, and it will change the accounting for any stock options issued in future years.

RESULTS  OF  OPERATIONS

TWELVE  MONTHS  ENDED  DECEMBER 31, 2004 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
2003

     During the twelve months ended December 31, 2004, Starsys' net sales were approximately $18,085,000 as compared to net sales of approximately $18,239,000 during the same period in 2003. This slight reduction in sales performance was primarily a result of an approximately 8.0% reduction in new business awards between 2002 and 2003. Starsys expects net sales to achieve modest growth in both 2005 and 2006 over 2004 net sales. This is due to improved new business awards in 2004 and 2005.

During the twelve months ended December 31, 2004, we incurred a net loss of approximately $5,592,000, representing approximately a negative 30.9% of net sales, compared to a net gain of approximately $1,364,000 or 7.5% of net sales, for the same twelve-month period in 2003. Our net income decreased primarily because of higher than anticipated costs incurred in performing on work under certain high risk, fixed price development contracts. To meet the delivery requirements on these programs, Starsys increased its staffing from approximately 110 full time equivalent at year-end 2003 to approximately 140 full time equivalent at year-end 2004, or a 27% increase without an increase in revenue. Of the active contracts in 2004, approximately 50% experienced a loss with 8 contracts contributing approximately $4,872,000 to our total net loss position. Starsys expects net income to improve in the year ending December 31, 2005 and be positive in 2006.

The effort to complete these contracts is also reflected in a significant increase in cost of sales and corresponding decrease in gross margin percentage. For the twelve months ended December 31, 2004, Starsys had costs of sales including direct and allocated costs associated with individual contracts of approximately $19,138,000 or 105.8% of net sales, as compared to approximately $13,512,000 or 74.1% of net sales, during the same period in 2003. This represents an approximately $5,627,000 increase in cost of sales. The gross margin for the twelve months ended December 31, 2004 was negative 5.8%, as compared to a gross margin of 25.9% for the same period in 2003. The majority of this approximately $5,627,000 increase in cost of sales is due to an increase in the reserve for losses on contracts in progress, representing approximately $2,511,000 or 44.6% of this increase. In addition, there was an increase in direct and indirect labor of approximately $1,692,000 or 30.1%. The remainder is primarily due to an increase in material costs attributable to re-work and an increase in contract labor employed.

For the twelve months ended December 31, 2004, Starsys had operating expenses of approximately $4,054,000, or 22.4% of net sales as compared to approximately $3,027,000, or 16.6% of net sales, for the twelve months ended December 31, 2003. This represents an approximately $1,028,000 increase in operating expenses. Operating expenses include general and administrative expenses, which includes research and development and bid and proposal expenses. The increase in operating expenses is primarily due to an increase in labor of approximately $878,000, or approximately 85.4% of the total increase, to implement information systems, develop improved processes, and increase functional management depth. Specifically, approximately $569,000 is due to implementing improved information systems and process improvements in support of increasing overall operational efficiency. A further increase in operational expenses is expected in 2005 due to higher than expected costs associated with completing a research and development program.

Non-operating expense (income) consisted primarily of interest expense and was approximately $291,000 for the twelve months ended December 31, 2004 as compared to approximately $233,000 for the twelve months ended December 31, 2003. This increase of approximately $58,000 is primarily due to restructuring our debt facility with Wells Fargo Bank.

NINE MONTHS ENDED SEPTEMBER 30, 2005 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2004

     During the nine months ended September 30, 2005, Starsys' net sales were approximately $13,597,000 as compared to net sales of approximately $12,390,000 during the same period in 2004. The 9.7% increase in sales reflects both improved operational performance and a steady increase in new business (72 open contracts at the close of September 2005 versus 47 open contracts at the close of September 2004). Starsys expects this positive trend to continue through December 31, 2005. Starsys believes net sales will achieve modest growth in 2006 over 2005 results.

During the nine months ended September 30, 2005, we incurred a net loss of approximately $1,362,000, representing a negative 10.0% of net sales, compared to a net loss of approximately $5,675,000 or a negative 46% of net sales, for the same nine-month period in 2004. Starsys' net sales and income performance reflects the continued effort to improve overall operational performance and the completion of certain high risk fixed price development contracts. This is reflected in final delivery on six of the eight high risk fixed priced development contracts previously mentioned and improved schedule stability on the remainder. Starsys expects our improved operating performance to continue through the end of 2005. Starsys also expects net income in 2006 to be positive.

For the nine months ended September 30, 2005, we had costs of sales including direct and allocated costs associated with individual contracts of approximately $11,088,000 or 81.5% of net sales, as compared to approximately $15,023,000, or 121.3% of net sales, during the same period in 2004. The gross margin percentage for the nine months ended September 30, 2005 was 18.4% of net sales, as compared to a negative gross margin of 21.3% of net sales for the same period in 2004. These improvements are primarily due to focused efforts to increase operational efficiency, the completion of under-performing fixed price development contracts, and a reduction in force implemented in April 2005. Starsys expects the positive trend in cost of sales as a percentage of new sales to continue through the year ending December 31, 2005 and into 2006.

For the nine months ended September 30, 2005, Starsys had operating expenses of approximately $3,572,000, or 26.3% of net sales as compared to approximately $2,854,000, or 23.0% of net sales, for the nine months ended September 30, 2004. This represents an approximately $718,000 increase. Operating expenses include general and administrative expenses, which includes research and development and bid and proposal expenses. The increase in operating expenses is primarily due to execution of a significant R&D program during the first nine months of 2005. This program accounted for approximately $680,000 of this increase and resulted in a new electronics product. In addition, Starsys added management personnel to improve operational efficiency and account for the increased business administration complexity associated with sales growth. Starsys expects operating expenses in 2006 to be approximately level on an absolute basis but decrease as a percentage of net sales as compared to 2005.

Non-operating expense (income) consisted of interest expense plus loan fees and expenses. Non-operating expenses increased by $141,000, or 1.0% of sales for the nine months ended September 30, 2005. Interest expense for the nine months ended September 30, 2005 and 2004 was approximately $379,000, or 2.8% of net sales, and $178,000, or 1.4% of net sales, respectively. The increase was due to increased borrowing under our restructured debt agreement with Vectra Bank of Colorado and penalty interest for being outside of contractual covenants. We continue to pay and accrue interest on our revolving credit facility which had a balance of approximately $3,716,000 for the nine months ended September 30, 2005. We have also begun accruing interest expense on related party notes (described in detail below) executed during the first nine months of 2005. We recognized approximately $48,000 of the deferred gain on taxes during the nine months ended September 30, 2005 as a reclassification to 2004 estimated tax. There was no deferred gain on taxes during the same period ended September 30, 2004.

EBITDA

     During the nine months ended September 30, 2005, we incurred a negative Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) of approximately $708,000, or negative 5% of net sales, compared to a negative EBITDA of approximately $5,231,000 or a negative 42% of net sales, for the nine months ended September 30, 2004. During the twelve months ended December 31, 2004, we incurred a negative EBITDA of approximately $4,910,000 or a negative 27% of net sales, compared to a positive EBITDA of approximately $1,870,000 or 10% of net sales, for the twelve months ended December 31, 2003. Beginning in 2003 through September 30, 2005, the impact of completing certain fixed price development contracts along with product and process investments impaired our earnings ability as well as slowing progress in total revenue and EBITDA. The following table reconciles EBITDA to net income (loss) for the periods discussed.



                              DECEMBER 31, 2003    DECEMBER 31, 2004   SEPTEMBER 30, 2004   SEPTEMBER 30, 2005
FOR PERIODS ENDING . . . . .            (Audited)           (Audited)          (Unaudited)          (Unaudited)
----------------------------  -------------------  ------------------  -------------------  -------------------
NET INCOME (LOSS). . . . . .  $        1,363,504          (5,591,861)          (5,674,774)          (1,362,056)
----------------------------  -------------------  ------------------  -------------------  -------------------

Interest/Rental Income . . .             (19,099)            (15,293)             (18,862)             (79,248)
Interest Expense . . . . . .             255,028             306,693              177,519              378,513
Depreciation & Amortization.             271,054             390,682              285,341              354,386

EBITDA . . . . . . . . . . .  $        1,870,487          (4,909,779)          (5,230,776)            (708,405)
----------------------------  -------------------  ------------------  -------------------  -------------------



     EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results; our ability to service our long-term obligations; our ability to fund continuing growth; and our ability to continue as a going concern. In addition, SpaceDev uses EBITDA as a performance measure and the Performance Consideration in the Merger Agreement is tied to EBITDA milestones.

INCOME  TAXES

     Deferred income taxes provide for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The net deferred tax asset was $0 as of September 30, 2005. This consisted primarily of the income tax benefits from net operating loss and capital loss carry-forward, amortization of goodwill and research and development credits for the period ended September 30, 2005.

At September 30, 2005, Starsys had estimated R&D credit carry forwards of approximately $1,534,000. These carry forwards begin to expire in 2022 to 2024. Starsys also had Federal net operating loss carry forwards of approximately $3,546,000 and State net operating loss carry forwards of $5,315,000. These carry forwards begin to expire in 2024.

ACCOUNTS  RECEIVABLE

     Our accounts receivable balance has decreased from approximately $4,996,000 at December 31, 2003 to approximately $2,555,000 at September 30, 2005. This decrease is due to a reduction in days aging by improving collection of accounts receivable. Starsys has accomplished this while increasing net sales.

LIQUIDITY  AND  CAPITAL  RESOURCES

CASH  POSITION  AT  DECEMBER  31,  2003

     During the period ended December 31, 2003, net cash decreased by approximately $9,000 due to a decrease in cash collection on accounts receivable and work in progress.

At December 31, 2003, Starsys had cash of approximately $1,000, working capital of approximately $2,686,000, and borrowings of approximately $4,236,000. The primary sources of cash during this period, in addition to net income, were approximately $2,557,000 from an increase in borrowings on our bank facilities and the following two cash cycle changes:

 -   An  approximately  $738,000  increase  in  accounts  payable;  and

 - An approximately $556,000 increase in billings in excess of costs on uncompleted contracts.

    The primary uses of cash during this period were the following two cash cycle changes:

 -   an  approximately  $2,408,000  increase  in  accounts  receivable;  and

 - an approximately $2,560,000 increase in costs in excess of billings on uncompleted contracts.

     Starsys also made investments totaling approximately $183,000 in fixed assets in support of operational requirements and repaid approximately $211,000 in capital lease obligations.

CASH  POSITION  AT  DECEMBER  31,  2004

     At December 31, 2004, Starsys had cash of approximately $14,000, working capital deficit of approximately $3,899,000, and borrowings of approximately $3,942,000.

Though Starsys incurred a significant loss during the year ended December 31, 2004, net cash increased approximately $120,000 as a result of improvements in cash collection on accounts receivable of approximately $1,356,000 and work in progress of approximately $2,895,000. In addition, the reserve for loss on contracts in progress increased by approximately $2,511,000.

The primary uses of cash, in addition to the net loss for the year, were repayments of outstanding balances under the Starsys bank facility of approximately $418,000, repayment of capital lease obligations of approximately $288,000, and an approximate $1,136,000 investment in property and equipment. This investment resulted in the build-out of our manufacturing and test facilities and additional computer hardware and software tools in support of expanding sales and staff.

CASH  POSITION  AT  SEPTEMBER  30,  2005

     At September 30, 2005, Starsys had cash of approximately $217,000, a working capital deficit of approximately $5,551,000, and borrowings of approximately $6,015,000. Starsys intends to fund this working capital deficit through improved operations and the merger described in Proposal No. 1 of this joint proxy statement/prospectus.

Though Starsys incurred a significant loss during this period, net cash increased by approximately $203,000. This is primarily a result of additional financing totaling approximately $1,873,000 and an improvement in cash collection on accounts receivable of approximately $1,084,000.

The primary uses of cash, in addition to the net loss for the period, were repayment of capital lease obligations of approximately $458,000 and a reduction in the reserve for loss on contracts in progress of approximately $1,078,000.

As of September 30, 2005, our backlog of funded and non-funded business was approximately $10.3 million. Starsys continues to generate new business while it completes remaining development programs and executes on existing backorders. Starsys expects backlog to increase slightly in the fourth quarter of 2005.

Starsys entered into a loan agreement with Vectra Bank of Colorado on March 30, 2005, which included:

 - creation of a line of credit having a balance of $4,250,000 with interest accruing at a prime rate plus .5% and maturing on March 30, 2006;

 - a new term note A of $2,100,000 with interest accruing at 7.25% and maturing on April 1, 2010; and

 - a new term note B of $1,250,000 with interest accruing at LIBOR plus 5% and maturing on March 30, 2006.

     On June 24, 2005, Starsys entered into a forbearance agreement with Vectra Bank as a result of its violation of bank covenants under the loan agreement. The primary covenant violation related to work on contracts which resulted in costs that were un-collectable and largely due to the net loss recognized on high risk fixed price development contracts described above. The agreement was amended on July 26, 2005, on August 23, 2005, on November 7, 2005, and on December 20, 2005. Under the original agreement, as amended, Starsys is required to raise a minimum of $6,000,000 by January 31, 2006 to bring Starsys in compliance with its borrowing base and other covenants. In addition, the forbearance agreement as amended requires:

- Starsys to incrementally pay down the Vectra debt prior to its required full repayment on January 31, 2006;

- the execution of a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the assets of Starsys; and

- the amendment of the maturity date of the term note B from March 30, 2006 to the earlier of receipt of the required cash equity amounts or January 31, 2006.

     On July 26, 2005, Starsys raised $800,000 from current shareholders in accordance with the first milestone of the above mentioned forbearance agreement to remain compliant until further capital was raised. The shareholder loans have a premium of $80,000 with interest accruing at 15% per annum and were necessary for Starsys to meet the first forbearance milestone payment of $800,000. These loans are due on March 31, 2006.

On September 8, 2005, Starsys issued a secured promissory note in the principal amount of $1,200,000 to SpaceDev to remain compliant with the second milestone of the above mentioned forbearance agreement. The SpaceDev note accrues interest at 8% per annum and matures on December 31, 2005 or earlier in certain circumstances. This note is due and payable if the merger does not close. No principal or interest payments are due before maturity. The SpaceDev note is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank. In addition, Starsys agreed to pay SpaceDev a placement agent fee and to reimburse SpaceDev's expenses in the aggregate amount of $120,000. This amount was added to the principal balance of the note evidencing the loan but will be forgiven in certain circumstances including the closing of the merger.

Starsys signed the merger agreement with SpaceDev on October 24, 2005. The merger agreement requires Vectra Bank to be repaid (up to $4.6 million for both the Vectra and shareholder loans) at the closing of the merger. The merger may not close prior to the January 31, 2006 repayment date under the forbearance agreement. We may accordingly have to negotiate revisions to the forbearance agreement with Vectra Bank to accommodate the revised schedule until the merger is closed and the loans are repaid in full. If we are not able to negotiate such revisions, Vectra Bank may exercise its rights under the forbearance agreement including foreclosing on its security interest in substantially all of our assets. Starsys has kept Vectra Bank informed on a weekly basis of its cash position and the status of the merger. As a result, Vectra Bank has allowed Starsys to use funds from an approved $500,000 over line of credit to cover weekly variations in working capital requirements.

                                LEGAL MATTERS

     Selected legal matters with respect to this offering and the validity of the common stock offered by this prospectus and certain tax matters with respect to the merger will be passed upon for SpaceDev by Sheppard, Mullin, Richter & Hampton LLP.
                                    EXPERTS

     The financial statements of SpaceDev, Inc. in this joint proxy statement/prospectus have been audited by PKF, a Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report included herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Starsys Research Corporation included in the joint proxy statement/prospectus have been audited by Clifton Gunderson, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The report of Clifton Gunderson LLP covering the December 31, 2004 financial statements contains an explanatory paragraph that states that Starsys' loss from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

     SpaceDev has filed with the SEC a Form S-4 registration statement under the Securities Act of 1933 with respect to the common stock offered by this joint proxy statement/prospectus. This joint proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding SpaceDev's common stock and SpaceDev, please review the registration statement, including exhibits, schedules and reports filed as a part of the registration statement. Statements in this joint proxy statement/prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of contracts or other documents but are not necessarily complete. The registration statement, including the exhibits and schedules, may be inspected without charge at the principal office of the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including SpaceDev. Additional information about SpaceDev can be obtained from its Internet website at http://www.spacedev.com. The content of this website does not constitute part of this prospectus.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SPACEDEV,  INC.
                                                                            PAGE
                                                                            ----
Consolidated  Financial Statements for the Nine Month Period Ended
September 30, 2005

    Consolidated  Balance  Sheets  (Unaudited)                              F-2
    Consolidated  Statements  of  Operations  (Unaudited)                   F-4
    Consolidated  Statements  of  Cash  Flows  (Unaudited)                  F-5
    Notes  to  Consolidated  Financial  Statements                          F-7

Consolidated  Financial  Statements  for the Fiscal Year Ended
December 31, 2004

    Report  of  Independent  Registered  Public  Accounting  Firm           F-16
    Consolidated  Balance  Sheets                                           F-17
    Consolidated  Statements  of  Operations                                F-19
    Consolidated  Statements  of  Stockholders'  Equity  (Deficit)          F-20
    Consolidated  Statements  of  Cash  Flows                               F-23
    Notes  to  Consolidated  Financial  Statements                          F-25

STARSYS  RESEARCH  CORPORATION
------------------------------
                                                                            PAGE
                                                                            ----
Financial  Statements  for the Nine Month Period Ended September 30, 2005

    Balance  Sheet  (Unaudited)                                             F-40
    Statement  of  Operations  (Unaudited)                                  F-41
    Statement  of  Cash  Flows  (Unaudited)                                 F-42
    Notes  to  Condensed  Consolidated  Financial  Statements               F-43

Financial  Statements  for  the  Fiscal  Year  Ended  December  31,  2004

    Independent  Auditor's  Report                                          F-53
    Balance  Sheets                                                         F-54
    Statements  of  Liabilities  and  Stockholders'  Equity  (Deficit)      F-55
    Statements  of  Operations                                              F-56
    Statements  of  Stockholders'  Equity  (Deficit)                        F-57
    Statements  of  Cash  Flows                                             F-58
    Summary  of  Significant  Accounting  Policies                          F-60
    Notes  to  Consolidated  Financial  Statements                          F-63


                                    PAGE F-1


                          SPACEDEV, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------

At September 30, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
--------------------------------------------------------------------------  -------------  -------------

 ASSETS

 CURRENT ASSETS
      Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . .     $4,022,243     $4,078,593
      Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . .      1,096,645        427,358
      Work in progress . . . . . . . . . . . . . . . . . . . . . . . . . .         10,412          5,754
      Note reveivable (Note 5) . . . . . . . . . . . . . . . . . . . . . .      1,326,453              -
--------------------------------------------------------------------------  -------------  -------------
 Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . .      6,455,753      4,511,705

 FIXED ASSETS - NET. . . . . . . . . . . . . . . . . . . . . . . . . . . .        822,980        248,066

 OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         64,469         43,042
--------------------------------------------------------------------------  -------------  -------------
                                                                               $7,343,202     $4,802,813
--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------
The  accompanying  notes  are  an  integral part of these
consolidated financial statements.




                                    PAGE F-2


                          SPACEDEV, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------

At September 30, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
--------------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
      Current portion of notes payable  (Note 3(a)). . . . . . . . . . . .  $     18,797   $     36,239
      Current portion of capitalized lease obligations . . . . . . . . . .         2,479          3,943
      Accounts payable and accrued expenses. . . . . . . . . . . . . . . .       398,443        161,980
      Accrued payroll, vacation and related taxes. . . . . . . . . . . . .       350,145        207,028
      Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . .       126,453         49,779
      Employee stock purchase plan . . . . . . . . . . . . . . . . . . . .         9,974          3,406
      Other accrued liabilities. . . . . . . . . . . . . . . . . . . . . .       168,470        265,547
--------------------------------------------------------------------------  -------------  -------------

 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . .  $  1,074,761        727,922

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 3(A)). . . . . . . . . . . .             -         18,797

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES. . . . . . . . . .             -          2,479

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 3(A)). . . . . . . . . . . . .       859,996        977,267
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,934,757      1,726,465

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY
      Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, 248,460 and 250,000 shares issued and outstanding,
           respectively (Note 4) . . . . . . . . . . . . . . . . . . . . .           248            250
      Common stock, $.0001 par value; 50,000,000 shares authorized, and
           22,319,156 and 20,026,263  shares issued and outstanding,
           respectively (Note 4) . . . . . . . . . . . . . . . . . . . . .         2,231          2,002
      Additional paid-in capital (Note 4). . . . . . . . . . . . . . . . .    20,091,408     16,724,176
      Additional paid-in capital - stock options . . . . . . . . . . . . .             -        750,000
      Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . .             -       (250,000)
      Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (14,685,442)   (14,150,080)
--------------------------------------------------------------------------  -------------  -------------

 TOTAL STOCKHOLDERSEQUITY. . . . . . . . . . . . . . . . . . . . . . . . .     5,408,445      3,076,348
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES AND STOCKHOLDERS EQUITY . . . . . . . . . . . . . . . .  $  7,343,202   $  4,802,813
--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.



                                    PAGE F-3


                          SPACEDEV, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Three and Nine Months Ending                          Three-Months Ending                         Nine-Months Ending
                                      -------------------------------------------  ------------------------------------------
              September 30,               2005         %         2004        %        2005          %       2004        %
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NET SALES. . . . . . . . . . . . . . $  2,234,010   100.0%  $ 1,230,126   100.0%  $  5,942,558  100.0%  $ 3,445,569   100.0%

 TOTAL COST OF SALES. . . . . . . . .    1,709,077    76.5%      952,944    77.5%     4,571,505   76.9%    2,702,583    78.4%

 GROSS MARGIN . . . . . . . . . . . .      524,933    23.5%      277,182    22.5%     1,371,053   23.1%      742,986    21.6%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 OPERATING EXPENSES
    Marketing and sales expense . . .      188,655     8.4%      120,367     9.8%       493,344    8.3%      335,652     9.7%
    General and administrative. . .        253,341    11.3%      108,049     8.8%       654,524   11.0%      313,784     9.1%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 TOTAL OPERATING EXPENSES . . . . . .      441,996    19.8%      288,416    18.6%     1,147,868   19.3%      649,436    18.8%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 INCOME FROM OPERATIONS . . . . . . .       82,937     3.7%       48,766     4.0%       223,185    3.8%       93,550     2.7%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NON-OPERATING (INCOME) EXPENSE
    Interest income . . . . . . . . .      (24,848)   -1.1%       (5,619)   -0.5%       (69,632)  -1.2%       (5,619)   -0.2%
    Interest expense. . . . . . . . .          452     0.0%       23,110     1.9%         2.283    0.0%       62,633     1.8%
    Gain on building sale (Note 3(a))      (29,318)   -1.3%      (29,318)   -2.4%       (87,953   -1.5%      (87,954)   -2.6%
    Non-Cash loan fee - equity conversions
      (Note 3(c)).                                -    0.0%      663,481    53.9%        28,875    0.5%    2,456,794    71.3%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 TOTAL NON-OPERATING (INCOME) EXPENSE      (53,714)   -2.4%      651,654    53.0%      (126,427)  -2.1%    2,425,854    70.4%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 INCOME (LOSS) BEFORE TAXES . . . . .      136,651     6.1%     (602,888)  -49.0%       349,612    5.9%   (2,332,304)  -67.7%

 INCOME TAX PROVISION . . . . . . . .          400     0.0%            -     0.0%         1,200    0.0%            -     0.0%

 NET INCOME (LOSS). . . . . . . . . . $    136,251     6.1%     (602,888)  -49.0%  $    348,412   5.90%  $(2,332,304)  -67.7%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NET INCOME (LOSS) PER SHARE:
      Net income (loss) . . . . . . . $       0.01           $     (0.03)          $       0.02          $    (0.13)
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

      Weighted-Average Shares
        Outstanding                     21,241,448            19,228,019             21,777,211           18,019,886

 FULLY DILUTED NET INCOME (LOSS) PER SHARE:
      Net income (loss) . . . . . . . $       0.00                ($0.03)          $       0.01          $    (0.13)
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

     Fully Diluted Weighted-Average
         Shares Outstanding             29,362,131            19,228,019             29,719,369           18,019,886

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.




                                    PAGE F-4


                          SPACEDEV, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)





-------------------------------------------------------------  ------------  ------------
-------------------------------------------------------------  ------------  ------------

 Nine-Months Ended September 30,. . . . . . . . . . . . . . .         2005          2004
-------------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss) . . . . . . . . . . . . . . . . . . .  $   348,412   $(2,332,304)
      Adjustments to reconcile net income (loss) to net cash
          provided by (used in) operating activities:
           Depreciation and amortization. . . . . . . . . . .      108,265        55,236
           Gain on disposal of building sale. . . . . . . . .      (87,953)      (87,954)
           Non-cash loan fees . . . . . . . . . . . . . . . .       28,875     2,456,794
           Change in operating assets and liabilities . . . .      (84,760)      (25,552)

 NET CASH PROVIDED BY OPERATING ACTIVITIES. . . . . . . . . .      312,839        66,220


CASH FLOWS FROM INVESTING ACTIVITIES
      Notes Receivable. . . . . . . . . . . . . . . . . . . .   (1,326,453)            -
      Purchases of fixed assets . . . . . . . . . . . . . . .     (651,864)     (165,770)
-------------------------------------------------------------  ------------  ------------

NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . .   (1,978,317)     (165,770)


 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . . . .      (27,330)      (32,555)
      Principal payments on capitalized lease obligations . .       (2,774)       (9,163)
      Employee Stock Purchase Plan. . . . . . . . . . . . . .       48,343             -
      Payments on notes payable - related party . . . . . . .            -      (614,778)
      Proceeds from issuance of common and preferred stock. .      600,881     3,783,725
      Proceeds from revolving credit facility . . . . . . . .            -       458,908
-------------------------------------------------------------  ------------  ------------

 NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . . . . .      619,120     3,586,137


 Net (decrease) increase in cash and cash equivalents . . . .   (1,046,358)    3,486,587


 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD . . . . . .    5,068,601       592,006
-------------------------------------------------------------  ------------  ------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD . . . . . . . . .  $ 4,022,243   $ 4,078,593
-------------------------------------------------------------  ------------  ------------
-------------------------------------------------------------  ------------  ------------

    The accompanying notes are an integral part of these consolidated financial statements.




                                    PAGE F-5


                          SPACEDEV, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT'D.
                                   (UNAUDITED)






-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
 Nine-Months Ended September 30, . . . . . . . . . . . . . . . . . . . .. . . . 2005       2004
----------------------------------------------------------------------------  -------    --------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
           Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,283    $305,038

 NONCASH INVESTING AND FINANCING ACTIVITIES:

During the nine-months ending September 30, 2005 and 2004, the Company converted
     $47,702 and $12,628 of employee stock purchase plan contributions into 34,040 and 14,070 shares of common stock, respectively.

During the nine-months ending September 30, 2005, the Company declared dividends payable of $128,057 to the holders of its preferred stock.

During the nine-months ending September 30, 2005, the Company converted dividends payable of $174,976 into 113,621 shares of common stock to the holders of its preferred stock.

During the nine-months ending September 30, 2005, the Company did not maintain a balance under its revolving credit facility, therefore the Company recorded no non-cash loan fees.

During the nine-months ending September 30, 2004, the Company issued 1,954,661 shares of its common stock to the Laurus Master Fund from conversions under its revolving credit facility, thereby realizing a corresponding reduction in current liabilities of approximately $1,240,500 The Company recorded additional non-cash loan fees of approximately $1,718,000 and charged these fees to expense.

During the nine-months ending September 30, 2004, the Company issued 589,212 shares of its common stock to the participants in our convertible debt program in 2003 from conversions of warrants thereby receiving cash in the amount of $227,500. The Company recorded additional non-cash loan fees of approximately $738,700 and charged these fees to expense.

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.




                                    PAGE F-6


NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

1.       BASIS  OF  PRESENTATION

The accompanying consolidated financial statements of SpaceDev, Inc. (the "Company") include the accounts of the Company and its inactive subsidiary, SpaceDev, Inc., an Oklahoma corporation. In the opinion of management, the consolidated financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's Form 10-KSB filed on March 28, 2005 and other reports the Company filed with the U.S. Securities and Exchange Commission for additional disclosures, including a summary of the Company's accounting policies, which have not materially changed. The consolidated results of operations for the three- and nine month periods ending September 30, 2005 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2005 or any future period, and the Company makes no representations related thereto.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the results of operations during the reporting period. Actual results could differ materially from those estimates.

2.       REVENUE  RECOGNITION

The Company's revenues for the nine months ended September 30, 2005 and 2004 were derived primarily from United States government cost plus fixed fee
(CPFF). Revenues from the CPFF contracts during the nine months ended September 30, 2005 and 2004 were recognized as expenses as incurred. Estimated contract profits are taken into earnings in proportion to revenues recorded. Time and material revenues are recognized as services are performed and costs incurred. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements.
Professional fees are billed to customers on a time and materials basis. Time and material revenues are recognized as services are performed and costs incurred.

3.     NOTES  PAYABLE

a)     Building  and  Settlement  Notes

In December 2002, the Company entered an agreement to sell its interest in its facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million while a deferred gain was recorded. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. The Company's Chief Executive Officer provided a guarantee for the leaseback. The gain on the sale of the facility was deferred and amortized in proportion to the gross rental charged to expense over the lease term. Deferred gain of $1,172,720 is being amortized at the rate of $117,272 per year for ten
(10) years ending in January 2013. As of September 30, 2005, the deferred gain was $859,996. This amortization is included in the Company's occupancy and facility expense, included in the Company's non-operating expenses, and totaled $87,953 and $87,954 for the nine months ended September 30, 2005 and 2004, respectively.

Deferred  gain  consisted  of  the  following:

Nine  Months  Ended  September  30,  2005

Original Deferred Gain  $1,172,720
Less Amortization 2003    (107,499)
Less Amortization 2004    (117,272)
Less Amortization 2005     (87,953)
----------------------  -----------
                        $  859,996
----------------------  -----------


                                    PAGE F-7


In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payments between 24 and 50 months with interest that ranges from 0% to 8%. At September 30, 2005 and 2004, the outstanding balances on these notes were $18,797 and $55,036, respectively, with interest expense for the nine months ended September 30, 2005 and 2004 of $1,277 and $3,691, respectively. As of September 30, 2005, only one note remained outstanding.

Future  -minimum  principal  payments  on  settlement  notes  are  as  follows:

For  the  twelve  months  ended  September  30,

2006                    $   18,797
2007                             -
2008                             -
----------------------  -----------
Total Settlement Notes  $   18,797


b)     Related  Parties

The Company had a note payable to its CEO. As part of the Company's preferred stock offering (see Note 5), the note was paid in full during the third quarter of 2004 and no amounts were outstanding at September 30, 2005 or 2004.

Interest expense on this note was $0 and $29,256 for the nine months ended September 30, 2005 and 2004, respectively.

c)     Revolving  Credit  Facility.

In June 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year
Convertible Note secured by the Company's assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note may be repaid at the Company's option, in cash or through the issuance of shares of the Company's common stock provided the market price of the common stock was 118% of the fixed conversion price or greater. The Convertible Note carries an interest rate of Wall Street Journal Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during each month plus an unused line payment of 0.20% per annum. Approximately $29,600 in interest and approximately $4,000 in fees were recorded under the revolving credit facility in the first nine months of 2004. There was no outstanding balance on the revolving credit facility at any time during the nine months ended September 30, 2005.

The Convertible Note includes a right of conversion in favor of Laurus. Laurus exercised its conversion rights from time to time in 2004 on outstanding balances. There have been no outstanding balances in 2005. When Laurus chooses to exercise its conversion rights, the Convertible Note is converted into shares of the Company's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The Agreement was modified on March 31, 2004 to provide for a six-month waiver of the accounts receivable restrictions and a fixed conversion price to Laurus of $0.85 per share on the first $500,000 after the first $1 million. The agreement was further modified on August 25, 2004 to provide for a fixed conversion price to Laurus of $1.00 per share on the next $1 million. Thereafter, the fixed conversion price will be adjusted to 103% of the then fair market value of the Company's common stock ("Adjusted Fixed Conversion Price").

Laurus converted $1,240,507 under the Convertible Note into 1,954,661 shares during the nine months ended September 30, 2004. Laurus has converted a total of $2,500,000 into 3,406,417 shares under the Convertible Note since the inception of the revolving credit facility. For the nine month period ending September 30, 2004, the Company recorded $1,718,120 in expense for the non-cash loan fee based on the fair market value of the stock when Laurus converted and $2,607,099 in expense for the non-cash loan fee since the inception of the revolving credit facility. There have been no conversions during the first nine months of 2005. The fair market value of the common stock used in 2004 was established using the closing price on the date of conversion.


                                    PAGE F-8


Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers are provided by Laurus. In 2003, an initial three-month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would have otherwise exceeded eligible accounts receivable. Laurus subsequently extended the waiver for two additional six-month periods into 2004, under which Laurus permitted a credit advance up to $1 million, which amount would have otherwise exceeded eligible accounts receivable. The revolving credit facility is secured by all of the assets of the Company.

In conjunction with the 2004 waiver, Laurus was paid a fee of $10,000, which was recorded as additional interest expense in 2004. The Company is required to pay a continuation fee of $10,000 for 2005. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock for the initial $1 million revolving credit facility. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. Laurus exercised the warrant in part for 25,000 shares in April 2005. The warrant may be exercised for the balance of the shares any time or from time to time until June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

In addition to the initial warrant, the Company was obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock if and when over $1 million was converted under the revolving credit facility. On June 18, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the March 31, 2004 credit facility modification. This additional warrant was exercised by Laurus in April 2005 and resulted in a non-cash interest expense of $28,875 for the nine months ended September 30, 2005. Since no more than an aggregate of 100,000 shares of the Company's common stock were authorized as additional warrants under the Laurus Agreements, on August 25, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the August 25, 2004 credit facility modification, i.e., there was a 100,000 share ceiling on the number of warrants to be issued regardless of the amount converted under the revolving credit facility.

The Company may terminate its agreements with Laurus before the end of the initial three-year term, i.e., June 3, 2006, and Laurus will release its security interests upon payment to Laurus of all obligations, if the Company has: (i) provided Laurus with an executed release of all claims which the Company may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to two percent (2%) of the total amount available under the revolving credit facility if such payment occurs after June 3, 2005 and prior to June 3, 2006. The early payment fee is also due and payable by the Company to Laurus if the Company terminates its Agreement after the occurrence of an Event of Default, as defined in the agreements.

As a result of the amendments and modifications discussed above, at September 30, 2005 the revolving credit facility provided for up to a maximum of $1.5 million in principal amount of aggregate borrowing The fixed conversion price for future amounts under the revolving credit facility will be set at 103% of the fair market value of our common stock. There was no balance on the revolving credit facility for the nine months ended September 30, 2005.

4.     STOCKHOLDER'S  EQUITY  -  PREFERRED  STOCK,  COMMON  STOCK  AND  WARRANTS

PREFERRED  STOCK

In August 2004, the Company entered into a Securities Purchase Agreement with Laurus, whereby the Company issued 250,000 shares of its Series C Convertible Preferred Stock, par value $0.001 per share, to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The preferred shares are convertible into shares of the Company's common stock at a rate of $1.54 per share at any time after the date of issuance, and are entitled to quarterly, cumulative dividends at a rate of 6.85% beginning on January 1, 2005. For the nine months ended September 30, 2005, approximately $128,000 has been accrued for dividends earned in 2005. Approximately $175,000 of accrued dividends were satisfied by the issuance of the Company's common stock during the nine months ended September 30, 2005. Dividends are payable in cash or shares of the Company's common stock at the holder's option with the exception that dividends must be paid in shares of the Company's common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds $1.85 per share. In January 2005, $60,967 was converted into 39,589 shares of


                                    PAGE F-9


the Company's common stock from previous dividend accruals. In May 2005, $56,300 was converted into 36,559 shares of the Company's common stock from dividends accrued from January through April 2005 and in September 2005, $57,708 was converted into 37,473 shares of the Company's common stock from dividends accrued from May through August 2005. The preferred shares are redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate or (b) the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of preferred stock conversion exceeds the Stated Value. The preferred shares have a liquidation preference equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The preferred shares have no voting rights. As of September 30, 2005, 1,540 preferred shares had been converted into 10,000 shares of the Company's common stock

In conjunction with the preferred stock, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share. The Company filed a registration statement for the resale of all of the shares of its common stock issuable upon conversion of the preferred shares and the warrant, as well as an estimated number of shares payable as dividends on the preferred shares, which was declared effective in November 2004.

COMMON  STOCK  AND  WARRANTS

The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the nine months ended September 30, 2005 and 2004 using the minimum value method as prescribed by SFAS 123 and amended by SFAS 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%, expected volatility was 117%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

If the Company had accounted for these options in accordance with SFAS 123, the total value of options granted during the nine months ended September 30, 2005 and 2004 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net income (loss) would have been as follows:





=====================================================================  ==========  ============
 NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . . . . . . . .       2005          2004
=====================================================================  ==========  ============

 As reported. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 348,412   $(2,332,304)
 Add:  Stock based employee compensation
 expense included in reported net income. . . . . . . . . . . . . . .  $       -   $         -
 Deduct:  Stock based employee compensation expense determined under
 the fair value based method for all awards . . . . . . . . . . . . .  $ 553,989   $   303,425
---------------------------------------------------------------------  ----------  ------------
 Pro forma. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(205,577)  $(2,635,729)
=====================================================================  ==========  ============
 NET INCOME (LOSS) PER SHARE:

 As reported. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    0.02   $     (0.13)
 Pro forma. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   (0.01)  $     (0.15)
=====================================================================  ==========  ============


Beginning January 2006, the Company plans to adopt SFAS 123R as currently required by the Securities and Exchange Commission. See Note 7 below. As of September 30, 2005, the Company had not yet determined the impact of SFAS 123(R) on its financial statements.

November 1997, the Company entered into a five-year employment agreement with Mr. James W. Benson, its CEO. On July 16, 2000, the Company amended the employment agreement with Mr. Benson extending the term until July 16, 2005. As part of the original employment agreement, the Company granted options to Mr. Benson to purchase up to 2,500,000 of non-plan, non-registered shares of the Company's common stock. Options for 500,000 of these shares were vested prior to the expiration of Mr. Benson's employment agreement and those options remain outstanding, and the balance expired unvested. The vested options have an exercise price of $1.00 and expire in July 2010. The options previously granted to Mr. Benson, as part of his employment contract were subject to the following vesting conditions, which were amended in January 2000 and later ratified by the Board in July 2000. The agreement provided the Board


                                    PAGE F-10


flexibility to award options for an additional 1,500,000 of non-plan, non-registered shares of restricted common stock to Mr. Benson, which additional options were not granted.

On December 20, 2005, SpaceDev entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as SpaceDev's chairman and chief technology officer. The agreement supersedes all prior employment agreements between SpaceDev and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Benson provides written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Benson. The option will have an exercise price equal to the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. SpaceDev will pay severance to Mr. Benson if his employment is terminated by SpaceDev without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as chairman of SpaceDev pursuant to the terms of a separate non-plan stock option agreement
between SpaceDev and Mr. Benson.   The option has an exercise price equal
to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.

5.     NOTES  RECEIVABLE

On September 8, 2005, the Company made a secured loan in the principal amount of $1.2 million to Starsys Research Corporation ("Starsys"), a design, engineering, and manufacturing company located in Boulder, Colorado which provides mechanical systems to the aerospace industry. The loan, as amended on December 20, 2005, accrues interest at 8% per annum and matures on January 31, 2006 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets  of  Starsys,  subject  to  an  intercreditor  agreement with Vectra Bank
Colorado,  National  Association ("Vectra"),   described below. In addition,
Starsys has agreed to pay the Company a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was deferred until the closing of the Plan of Merger (see Note 7) and added to the principal balance of the note evidencing the loan.

In connection with making the loan, the Company entered into an exclusivity agreement with Starsys which provides that Starsys will not discuss a material sale of its assets, a material sale of its stock, a merger, or similar transaction with any other party until October 31, 2005. Prior to completion of the loan described above, the Company and Starsys entered into a non-binding letter of intent concerning a transaction of the nature described in the exclusivity agreement. The structure and economic terms of a potential transaction, however, remained subject to further negotiations and due diligence by both parties; however, on October 26, 2005, the Company and Starsys entered into a definitive merger agreement (see Note 7, Subsequent Events).

6.     NEW  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, Exchanges of Nonmonetary Assets- An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for


                                    PAGE F-11


Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application was permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R). FAS No. 123R revised SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award.

In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB No. 107), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123R, and the disclosures in MD&A subsequent to the adoption. In April 2005, the Securities and Exchange
Commission adopted a rule which delayed the compliance date for small business issuers to the start of the first fiscal year beginning after December 15, 2005. The Company will provide SAB No. 107 required disclosures upon adoption of SFAS No. 123R in January 2006 and is currently evaluating the impact the adoption of the standard will have on the Company's financial condition and results of operations.

In June 2005, FASB issued SFAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No.154 is not expected to have a material adverse effect on the Company's financial position or results of operations.

7.     SUBSEQUENT  EVENTS

In October 2005, the Company entered into an Agreement and Plan of Merger and Reorganization ("merger agreement"), with Starsys Research Corporation ("Starsys"), a Colorado corporation, and Scott Tibbitts, its largest shareholder. Pursuant to the merger agreement, Starsys will merge with and into a newly-created, wholly-owned subsidiary of the Company. Holders of Starsys common stock will become holders of the Company's common stock following the merger. The merger agreement is subject to a number of conditions described below, including effectiveness of a Form S-4 registration statement and approval of the respective shareholders of SpaceDev and Starsys.

     Merger Consideration. The Company will pay and issue the following consideration at the effective time of the merger, subject to adjustment as provided in the merger agreement:

-    cash  in  the  aggregate  amount  of  $1,500,000;  and

- an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $1.40 and (2) the lesser of (x) $1.90 and (y) the volume weighted average price of the Company's common stock for the preceding 20 trading days.

Fifty percent (50%) of the number of shares of the Company's common stock issued at closing will be deposited in escrow as security for the payment of indemnification claims under the merger agreement, which escrow


                                    PAGE F-12


will generally last until ten (10) days following the date of audited financial statements prepared for the surviving corporation for the fiscal year ending 2006 (i.e., approximately April 2007).

Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the surviving corporation of certain performance criteria for each of the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, additional consideration consisting of up to:

- For the fiscal year ended December 31, 2005, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $3,000,000 divided by (B) the greater of (1) $2.00 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005;

- For the fiscal year ended December 31, 2006, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $2.50 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006; and,

- For the fiscal year ended December 31, 2007, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $3.00 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007.

If any shares of the Company's common stock are payable as consideration for the fiscal year ending December 31, 2005, fifty percent (50%) of those shares will be deposited in the escrow described above.

Each outstanding share of the Company's common stock will remain unchanged in the merger.

Working Capital Contribution. The Company will contribute $2.5 million to the working capital of the surviving corporation through the end of 2006.

Treatment of Stock Options and Warrants. The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. Any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire as of that closing of the merger. The Company will assume no options, warrants or other rights to purchase Starsys common stock pursuant to the merger.

Loan Repayments. At the closing of the merger, the Company will (i) pay off the remaining principal and interest of all loans to Starsys from Vectra Bank Colorado, together with any other costs incurred in connection with those loans,
(ii) cancel and terminate the secured loan of $1.2 million and all accrued interest and fees, from the Company to Starsys (the "SpaceDev loan"), and (iii) pay off subordinated loans in the aggregate amount of approximately $920,000 owed by Starsys to certain Starsys shareholders. The Company will not be obligated to pay off more than $4,600,000 in the aggregate (excluding the amount of the SpaceDev loan) for all of the loans and related costs described above.

Reservation of Options. The Company has agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of the Company's common stock equal to at least 15% of the number of shares of the Company's common stock issued at the closing and as earnout consideration. The Company will seek approval of its shareholders to increase the amount of shares available under the Company's 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted, to provide sufficient reserves for the issuance of the options referenced above.

Representations, Warranties and Covenants. The Company and Starsys have made customary representations, warranties and covenants in the merger agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain
exceptions,   enter  into  discussions


                                    PAGE F-13


concerning or provide information in connection with alternative business combination transactions, (ii) to cause shareholder meetings to be held to consider approval of the merger agreement (in the case of Starsys and the Company), and (iii) subject to certain exceptions, for the board of directors of Starsys to recommend adoption by its shareholders of the merger agreement and for our board of directors to recommend adoption by its shareholders of the merger agreement.

Conditions to Closing. Consummation of the merger is subject to certain closing conditions, including, among others, shareholder approvals, absence of governmental restraints, effectiveness of a Form S-4 registration statement, and accuracy of representations. The merger agreement allows Starsys and us to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events.

Following the effective time of the merger, Scott Tibbitts, who is currently the Chief Executive Officer of Starsys, will become a director and executive officer of the Company.

In October 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. whereby the Company issued 2,032,520 shares of its common stock to Laurus for an aggregate purchase price of $2,500,000, or $1.23 per share, representing 80% of the 20-day volume weighted average price of the Company's common stock through October 28, 2005. In conjunction with the Securities Purchase Agreement, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 450,000 shares of common stock at an exercise price of $1.93 per share. The Company has committed to register all of the shares of stock underlying the common stock and the warrant after the Form S-4 (described above) becomes effective. Also in conjunction with the agreement, the Company has agreed to pay Laurus a fee equal to 3.5% of the proceeds raised from them, exclusive of the proceeds obtained from the exercise of the warrants.

On December 20, 2005, SpaceDev entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as SpaceDev's chairman and chief technology officer. The agreement supersedes all prior employment agreements between SpaceDev and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Benson provides written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Benson if his employment is terminated by SpaceDev without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as chairman of SpaceDev pursuant to the terms of a separate non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.

On December 20, 2005, SpaceDev entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo will be employed as SpaceDev's chief executive officer and vice chairman effective December 30, 2005. The agreement has an initial term of two years, and will be automatically renewed for a third year


                                    PAGE F-14


unless either SpaceDev or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,900,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. SpaceDev will pay severance to Mr. Sirangelo if his employment is terminated by SpaceDev without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and
(B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Sirangelo to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, SpaceDev entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as SpaceDev's president and chief financial officer. The agreement supersedes in full the employment agreement dated February 10, 2003 between SpaceDev and Mr. Slansky. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Slansky provides written notice of an intent not to renew. Under the agreement, Mr. Slansky is entitled to receive (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,400,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Slansky if his employment is terminated by SpaceDev without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Slansky to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, SpaceDev approved the accelerated vesting of all unvested stock options held by its officers, directors, employees, and consultants, effective December 20, 2005. The primary purpose of the accelerated vesting is to eliminate future stock-based employee compensation expense SpaceDev would otherwise recognize in its consolidated statement of operations with respect to the accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. The estimated maximum future expense that is eliminated is approximately $5 million.

On December 20, 2005, SpaceDev and Starsys agreed to extend to January 31, 2006 the maturity date of the $1.2 million loan from SpaceDev to Starsys, which loan was originally extended to Starsys pursuant to the terms of a bridge loan agreement dated September 8, 2005. Under that agreement, the loan to Starsys was for the purpose of paying down Stasys' credit facility with Vectra. The loan accrues interest at 8% per annum and was originally set to mature on December 31, 2005 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the
occurrence   of   certain   events   of   default.   The   loan  is  secured  by


                                    PAGE F-15


a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra. This intercreditor agreement precludes SpaceDev from foreclosing on its loan, absent Vectra's consent, until May 31, 2006. Starsys was required to use the proceeds of the loan to make a progress payment To Vectra on the outstanding principal balance of loans under th credit facility, which payment was due under the forebearance agreement.


                                    PAGE F-16


Report  of  Independent  Registered  Public  Accounting  Firm


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheets of SPACEDEV, INC. AND SUBSIDIARY as of December 31, 2004 and 2003, respectively, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARY as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                                        /s/  PKF
San  Diego,  California                                                      PKF
February  10,  2005                               Certified  Public  Accountants
                                                    A  Professional  Corporation


                                    PAGE F-17


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS



 December 31,. . . . . . . . . . . . .        2004        2003
--------------------------------------  ----------  ----------

 ASSETS

 CURRENT ASSETS
    Cash (Note 10(a)). . . . . . . . .  $5,068,601  $  592,006
    Accounts receivable (Note 10(b)) .     620,097     187,062
    Inventory. . . . . . . . . . . . .           -       9,961
    Work in Progress . . . . . . . . .           -     110,490
--------------------------------------  ----------  ----------
 Total current assets. . . . . . . . .   5,688,698     899,519

 FIXED ASSETs - Net (Notes 1(g) and 2)     279,381     137,532

 CAPITALIZED SOFTWARE  COSTS . . . . .           -           -

 OTHER ASSETS. . . . . . . . . . . . .     122,355      47,768
--------------------------------------  ----------  ----------
 TOTAL ASSETS. . . . . . . . . . . . .  $6,090,434  $1,084,819
--------------------------------------  ----------  ----------
--------------------------------------  ----------  ----------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-18


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS



 December 31,. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2004           2003
----------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
    Current portion of notes payable (Note 4(a)) . . . . . . . . . . .  $     36,670   $     41,464
    Current portion of capitalized lease obligations (Note 9(a)) . . .         3,784         10,332
    Notes payable - related party (Note 4(b)). . . . . . . . . . . . .             -         80,000
    Accounts payable and accrued expenses. . . . . . . . . . . . . . .       338,809        311,606
    Accrued payroll, vacation and related taxes. . . . . . . . . . . .       195,045         84,001
    Revolving line of credit (Note 4(c)) . . . . . . . . . . . . . . .             -        748,893
    Employee Stock Purchase Plan (Note (7(b)). . . . . . . . . . . . .         9,332          5,498
    Other accrued liabilities (Note 9(b)). . . . . . . . . . . . . . .       207,262        248,530
----------------------------------------------------------------------  -------------  -------------
 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . .       790,902      1,530,324

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 4(A)). . . . . . . . . .         9,457         46,127

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES (NOTE 9(A)). .         1,469          5,253

 NOTES PAYABLE - RELATED PARTY, LESS CURRENT MATURITIES (NOTE 4(B)). .             -        505,522

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 2) . . . . . . . . . . . .       947,949      1,065,221

 DEFERRED REVENUE (NOTE 1(F)). . . . . . . . . . . . . . . . . . . . .         5,000          5,000
----------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .     1,754,777      3,157,447

 COMMITMENTS AND CONTINGENCIES (NOTE 9)

 STOCKHOLDERSEQUITY (DEFICIT)
    Convertible preferred stock, $.001 par value, 10,000,000 shares
    authorized, and 250,000 shares issued and outstanding (Note 8(a)).           250              -
    Common stock, $.0001 par value; 50,000,000 shares authorized, and
    21,153,660 and 16,413,260 shares issued and outstanding,
    respectively (Note 8(b)) . . . . . . . . . . . . . . . . . . . . .         2,114          1,641
    Additional paid-in capital . . . . . . . . . . . . . . . . . . . .    18,739,090      9,243,507
    Additional paid-in capital - stock options (Note 8(d)) . . . . . .       750,000        750,000
    Deferred compensation (Note 8(d)). . . . . . . . . . . . . . . . .      (250,000)      (250,000)
    Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . .   (14,905,797)   (11,817,776)
----------------------------------------------------------------------  -------------  -------------
 TOTAL STOCKHOLDERSEQUITY (DEFICIT). . . . . . . . . . . . . . . . . .     4,335,657     (2,072,628)
----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . .  $  6,090,434   $  1,084,819
----------------------------------------------------------------------  -------------  -------------
----------------------------------------------------------------------  -------------  -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-19


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF OPERATIONS





 Years Ended December 31,. . . . . . . . . . . . . .         2004              %         2003         %
----------------------------------------------------  ------------  ------------  ------------  -------

 NET SALES . . . . . . . . . . . . . . . . . . . . .  $ 4,890,743        100.00%  $ 2,956,322   100.00%
----------------------------------------------------  ------------  ------------  ------------  -------

 COST OF SALES . . . . . . . . . . . . . . . . . . .    3,820,683         78.12%    2,414,997    81.69%
----------------------------------------------------  ------------  ------------  ------------  -------

 GROSS MARGIN. . . . . . . . . . . . . . . . . . . .    1,070,060         21.88%      541,325    18.31%

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . . . . .      418,831          8.56%      394,974    13.36%
    Research and development . . . . . . . . . . . .       39,473          0.81%      281,280     9.51%
    Stock and stock option based compensation. . . .            0          0.00%        9,170     0.31%
    General and administrative . . . . . . . . . . .      467,471          9.56%      745,993    25.23%
----------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL OPERATING EXPENSES. . . . . . . . . . . . . .      925,775         18.93%    1,431,417    48.42%
----------------------------------------------------  ------------  ------------  ------------  -------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . . . . . .      144,285          2.95%     (890,092)  -30.11%
----------------------------------------------------  ------------  ------------  ------------  -------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . . . . .      (19,497)        -0.40%            -     0.00%
    Interest expense . . . . . . . . . . . . . . . .       52,077          1.06%       91,492     3.09%
    Non-cash interest expense debt discount (Note 5)            0          0.00%      112,500     3.81%
    Gain on Building Sale (Note 4(a)). . . . . . . .     (117,272)        -2.40%     (107,499)   -3.64%
    Loan Fee - Equity Compensation (Note 4(c) & 5) .    3,254,430         66.54%      257,882     8.72%
----------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . . . . .    3,169,739         64.81%      354,375    11.99%
----------------------------------------------------  ------------  ------------  ------------  -------

 LOSS BEFORE INCOME TAXES. . . . . . . . . . . . . .   (3,025,454)       -61.86%   (1,244,467)  -42.10%
 Income tax provision (Notes 1(j) and 6) . . . . . .        1,600          0.03%        1,600     0.05%
----------------------------------------------------  ------------  ------------  ------------  -------
 NET LOSS. . . . . . . . . . . . . . . . . . . . . .  $(3,027,054)       -61.89%  $(1,246,067)  -42.15%
----------------------------------------------------  ------------  ------------  ------------  -------
----------------------------------------------------  ------------  ------------  ------------  -------
 NET LOSS PER SHARE:
      Net loss . . . . . . . . . . . . . . . . . . .  $     (0.16)                $     (0.08)
-------------------------------------------------------------------------------------------------------
      Weighted-Average Shares Outstanding. . . . . .   18,610,141                   16,092,292
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-20


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF
                                                  STOCKHOLDERS' EQUITY (DEFICIT)


                                                                              Preferred Stock  Common Stock
                                                                              ---------------  -------------
                                                                              Shares           Amount         Shares      Amount
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------

BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .                -  $           -  14,477,640  $ 1,447
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .                -              -     861,267       86
Common stock issued from notes on revolving credit facility (Note 4( c)) . .                -              -     415,000       42
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .                -              -       7,500        1
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .                -              -     614,853       61
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .                -              -      37,000        4
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .                -              -           -        -

   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------

BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . . . .                -              -  16,413,260    1,641
Preferred Stock stock issued for cash (Note 8(a)). . . . . . . . . . . . . .          250,000            250           -        -
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .                -              -      14,010        1
Common stock issued from notes on revolving credit facility (Note 4( c)) . .                -              -   2,991,417      299
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .                -              -   1,005,035      100
Common stock issued from private placement memorandum warrants (Note 8(b)) .                -              -     115,085       12
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))                -              -     614,853       61
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -

   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------
BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .          250,000  $         250  21,153,660  $ 2,114
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-21


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF
                                                  STOCKHOLDERS' EQUITY (DEFICIT)

                                                                              Additional
                                                                              Additional    Paid-In
                                                                              Paid-in       Capital -       Deferred
                                                                              Capital       Stock Options   Compensation
----------------------------------------------------------------------------  ------------  --------------  -------------
BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .  $ 8,302,803   $      750,000  $    (250,000)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .      425,856                -              -
Common stock issued from notes on revolving credit facility (Note 4( c)) . .      354,679                -              -
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .        9,169                -              -
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .      368,850                -              -
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .       19,650                -              -
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .     (237,500)

  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
----------------------------------------------------------------------------  ------------  --------------  -------------
                                                                                9,243,507          750,000       (250,000)
BALANCE AT DECEMBER 31, 2003
Preferred Stock stock issued for cash (Note 8(a)). . . . . . . . . . . . . .    2,366,250
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .       12,626                -              -
Common stock issued from notes on revolving credit facility (Note 4( c)) . .    4,752,079                -              -
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .    1,264,649                -              -
Common stock issued from private placement memorandum warrants (Note 8(b)) .       88,738                -              -
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))    1,011,241                -              -
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -                -              -
                                                                                        -                -              -
  Net loss                                                                              -                -              -
----------------------------------------------------------------------------  ------------  --------------  -------------

BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .  $18,739,090   $      750,000  $    (250,000)
----------------------------------------------------------------------------  ------------  --------------  -------------
----------------------------------------------------------------------------  ------------  --------------  -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-22


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
                                                                EQUITY (DEFICIT)




                                                                              Accumulated
                                                                              Deficit        Total
----------------------------------------------------------------------------  -------------  ------------
BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .  $(10,571,710)  $(1,767,459)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .             -       425,942
Common stock issued from notes on revolving credit facility (Note 4( c)) . .             -       354,721
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .             -         9,170
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .             -       368,911
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .             -        19,654
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .             -      (237,500)
                                                                                         -
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,246,067)   (1,246,067)
----------------------------------------------------------------------------  -------------  ------------
                                                                                         -
BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . . . .   (11,817,776)   (2,072,628)
Preferred Stock stock issued for cash (Note 8(a)). . . . . . . . . . . . . .             -     2,366,500
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .             -        12,627
Common stock issued from notes on revolving credit facility (Note 4( c)) . .             -     4,752,378
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .             -     1,264,749
Common stock issued from private placement memorandum warrants (Note 8(b)) .             -        88,750
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))             -     1,011,302
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (60,967)      (60,967)

  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (3,027,054)   (3,027,054)
----------------------------------------------------------------------------  -------------  ------------
BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .  $(14,905,797)  $ 4,335,657
----------------------------------------------------------------------------  -------------  ------------
----------------------------------------------------------------------------  -------------  ------------

The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-23


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS



 Years Ended December 31, . . . . . . . . . . . . . . . . .         2004          2003
-----------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss. . . . . . . . . . . . . . . . . . . . . . . .  $(3,027,054)  $(1,246,067)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization. . . . . . . . . . . .       83,531       166,971
       Gain on disposal of building . . . . . . . . . . . .     (117,272)     (107,499)
       Non-cash interest expense - convertible debt program      773,802       131,411
       Non-cash loan fees . . . . . . . . . . . . . . . . .    2,480,628       126,471
       Common stock issued for compensation and services. .            -         9,170
       Change in operating assets and liabilities:

         Accounts receivable. . . . . . . . . . . . . . . .     (433,035)     (104,737)
         Work in Progress . . . . . . . . . . . . . . . . .      110,490      (110,490)
         Prepaid and other current assets . . . . . . . . .      (74,587)      (33,888)
         Inventory. . . . . . . . . . . . . . . . . . . . .        9,961        (8,232)
         Convertible debt notes payable . . . . . . . . . .            -       130,661
         Costs in excess of billings and estimated earnings            -       281,175
         Interest on revolving line of credit . . . . . . .       18,349        13,601
         Accounts payable and accrued expenses. . . . . . .       27,203      (286,874)
         Accrued payroll, vacation and related taxes. . . .      111,044       (90,187)
         Customer deposits and deferred revenue . . . . . .            -       (69,402)
         Provision for anticipated loss . . . . . . . . . .            -       (11,044)
         Interest - related party . . . . . . . . . . . . .       29,256        47,023
         Other accrued liabilities. . . . . . . . . . . . .     (102,235)      126,919
-----------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. . . .     (109,919)   (1,035,018)
-----------------------------------------------------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Change in investing activities:
      Proceeds from the sale of building. . . . . . . . . .            -     3,150,124
      Purchases of fixed assets . . . . . . . . . . . . . .     (225,380)      (39,292)
-----------------------------------------------------------  ------------  ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . .     (225,380)    3,110,832
-----------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . . .      (41,464)   (2,432,595)
      Principal payments on capitalized lease obligations .      (10,332)      (35,764)
      Payments on notes payable - related party . . . . . .     (427,280)     (199,997)
      Proceeds from revolving credit facility . . . . . . .    1,504,508       963,542
      Employee Stock Purchase Plan. . . . . . . . . . . . .       16,460         5,498
      Proceeds from issuance of preferred stock . . . . . .    2,366,500             -
      Proceeds from issuance of common stock. . . . . . . .    1,403,502       445,596
-----------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES. . . .    4,811,894    (1,511,456)
-----------------------------------------------------------  ------------  ------------
 Net increase in cash . . . . . . . . . . . . . . . . . . .    4,476,595       564,358
-----------------------------------------------------------  ------------  ------------
 CASH AT BEGINNING OF YEAR. . . . . . . . . . . . . . . . .      592,006        27,648
-----------------------------------------------------------  ------------  ------------
 CASH AT END OF YEAR. . . . . . . . . . . . . . . . . . . .  $ 5,068,601   $   592,006
-----------------------------------------------------------  ------------  ------------
-----------------------------------------------------------  ------------  ------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-24


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, . . . . . . . . . . . . .      2004     2003
---------------------------------------------------  --------  -------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest . . . . . . . . . . . . . . . . . . .  $313,978  $41,726
     Income Taxes . . . . . . . . . . . . . . . . .  $  1,600  $ 1,600
---------------------------------------------------  --------  -------


 NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

During the years ending December 31, 2004 and 2003, the Company issued 2,991,417 and 415,000 shares of its common stock, respectively, to the Laurus Master Fund from conversions under its revolving credit facility, thereby realizing a corresponding reduction in current liabilities of approximately $2,271,750 and $228,500, respectively. The Company recorded additional non-cash loan fees of $2,480,628 and $126,471, respectively, and charged these fees to expense.

During the year ending December 31, 2004, the Company issued 614,853 shares of its common stock to the participates in its' prior convertible debt program from conversions of warrants, thereby receiving cash in the amount of $187,500. The Company recorded additional non-cash loan fees of $773,802 and charged these fees to expense.

During 2004 the Company converted $12,627 of employee stock purchase plan contributions into 14,010 shares of common stock.

During 2004 the Company declared dividends payable of $60,967 to the holder's of its preferred stock.

During 2003, the Company issued 7,500 shares of restricted stock for employee awards and services and for summer & student interns, and recorded expenses of $9,170.

During  2003,  the  Company  issued  861,267 shares of stock under the Company's
     Private  Placement  Memorandum  for  cash  of  $425,942.

During 2003, the Company eliminated its convertible debt by repaying half of the notes in cash ($237,500) and having the note holders convert the other half into 614,853 shares of the Company's common stock. The Company recorded additional loan fees of $131,411 and charged these fees to equity.


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-25


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

     Nature  of  operations

SPACEDEV, INC. (the "Company") is engaged in the conception, design, development, manufacture, integration and operations of SPACE TECHNOLOGY SYSTEMS, products and services. The Company is currently focused on the development of low-cost microsatellites, nanosatellites and related subsystems, and hybrid rocket propulsion as well as associated engineering and technical services, primarily to government agencies, and specifically to the United States Department of Defense. The Company's products and solutions are sold, mainly on a project-basis, directly to these customers, and include sophisticated micro- and nanosatellites, hybrid rocket-based orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. The Company believes there will be an evolving and developing commercial market for its space technology systems (e.g., its microsatellite and nanosatellite products and services) in the long-term. In the short-term, the early adopters of this technology appear to be in the United States Department of Defense and the Company's "products" are considered to be the outcome of specific projects. The Company is also designing and developing commercial hybrid rocket motors and small high performance space vehicles and subsystems for commercial and military customers.

The Company was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. For accounting purposes, the transaction was accounted for as a reverse merger with the Company as the acquirer. Since SpaceDev had minimal assets prior to the merger, the transaction was accounted for as the sale of the Company's common stock for net assets of $1,232. The Company became publicly traded in October 1997 and is currently trading on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "SPDV."

In February 1998, the Company's operations were expanded with the acquisition of Integrated Space Systems, Inc. ("ISS"), a California corporation founded for the purpose of providing engineering and technical services related to space-based systems. The ISS employee base, acquired upon acquisition, largely consisted of former Atlas and General Dynamics personnel and enlarged the Company's then current employee base to 20 employees. ISS was purchased for approximately $3.6 million, paid in Rule 144 restricted common shares of SpaceDev. Goodwill of approximately $3.5 million was capitalized and was to be amortized over a period of sixty (60) months, based on the purchase price exceeding the net asset value of approximately $164,000. As a result of a change in corporate focus, on November 15, 2001, the Company determined that the unamortized balance of goodwill from ISS, which was approximately $923,000, had become impaired and it was written-off. While the ISS segment did provide small hybrid propulsion space systems and engineering services on separate contracts (mainly with government agencies), the engineering service contracts had expired and, therefore, would not be producing revenue or cash flow to support future operations. The Company determined that all future business, contracts and proposals would be sought after only in the SpaceDev name, making it a more efficient way for it to manage and track multiple contracts and work on many different business ventures at the same time within the same operating segment. The Company filed for dissolution of ISS in December 2003, since all activities had been integrated into SpaceDev, Inc.

The Company had working capital of $4,897,796 and incurred an operational profit of $144,285 as well as a net loss of $3,027,054 for the year ended December 31, 2004. For the year ended December 31, 2003, the Company had a working capital deficit of $630,805 and a loss from operations of $890,092 as well as a net loss of $1,246,067. On March 31, 2004, the Company was awarded a $43,362,271 contract from the Missile Defense Agency. Management intends to continue obtaining new commercial and government contracts and discontinue the utilization of its revolving credit facility. The Company may raise additional equity capital in a public or private offering in certain circumstances. There can be no assurance that existing contracts will be completed successfully or that new contracts or additional debt or equity financing that may be needed to fund operations will be available or, if available, obtained


                                    PAGE F-26


in sufficient amounts necessary to meet the Company's needs. Management does believe that current contracts will be sufficient to fund the Company through 2005 and beyond.

     Principles  of  consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiary, SpaceDev Oklahoma, Inc., and former wholly-owned inactive subsidiary Integrated Space Systems, Inc., a California corporation. Integrated Space Systems was dissolved in December 2003 after all activities had been integrated into SpaceDev, Inc.

     Use  of  estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

      Accounts  Receivable  and  Allowances  for  Uncollectible  Accounts

Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. Uncollectible accounts receivable are written-off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that balance will not be collected. At December 31, 2004 and 2003, the allowance for uncollectible accounts was $32,637 and $17,500 respectively.

     Software  Development  Costs

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalized the direct costs and allocated overhead associated with a software development product. Initial costs were capitalized as development costs prior to the design of a detailed program or working model. Costs incurred subsequent to the product release and development costs performed under contract were charged to operations. Beginning in the second quarter 2002, and completing in 2003, capitalized software costs were amortized over their estimated useful life of eighteen months using the straight-line method. Periodically, and at least annually, management performs a review for impairment in accordance with SFAS No. 144. As of December 31, 2003, the Company had fully amortized the capitalized software costs.

     Revenue  recognition

The Company's revenues in 2004 and 2003 were derived primarily from United States government cost plus fixed fee (CPFF) contracts compared to a predominance of fixed price contracts prior to 2003. Revenues from the CPFF contracts during 2004 and 2003 were recognized as expenses were incurred.
Estimated contract profits were taken into earnings in proportion to revenues recorded. Revenues under certain long-term fixed price contracts, which provide for the delivery of minimal quantities or require significant amounts of development effort in relation to total contract value, would be recorded upon achievement of performance milestones or using the cost-to-cost method of accounting where revenues and profits would be recorded based on the ratio of costs incurred to estimated total costs at completion. Losses on contracts would be recognized when estimated costs were reasonably determined. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis, a fixed price basis or a per-transaction basis depending on the terms and conditions of the specific contract. Time and material revenues are recognized as services are performed and costs are incurred.

Deferred revenue represents amounts collected from customers for projects, products or services to be provided at a future date.


                                    PAGE F-27


     Depreciation  and  amortization

Fixed assets are depreciated over their estimated useful lives of three-to-five years using the straight-line method of accounting.

In December 2002, the Company entered an agreement to sell its interest in its only facility, which closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale of its only facility in December 2002, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years. The base rent is increased by 3.5% per year (see Note
2).

     Research  and  development

The Company is engaged in design and development activities with its commercial and government customers. The Company has SBIR (Small Business Innovation Research) grants from the government and continues to seek new SBIR opportunities. Costs incurred under SBIR grants are charged against revenues received under SBIR grants. Non-reimbursable research and development expenditures relating to possible future products are expensed as incurred. The Company incurred $39,473 in non-reimbursable research and development costs during 2004, as compared to $281,280 in non-reimbursable research and development costs during 2003.

     Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $1,113 and $1,460 in 2004 and 2003, respectively. Although the direct cost of advertising is low, the Company incurs costs related to general public relations and website development as part of its general and administrative expenses.

     Income  taxes

Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Stock-based  compensation

In October 1995, the FASB (Financial Accounting Standards Board) issued SFAS (Statements of Financial Accounting Standards) No. 123, "Accounting for
Stock-Based Compensation." The Company adopted SFAS No. 123 in 1997. The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB (Accounting Principles Board) Opinion No. 25, "Accounting for Stock Issued to Employees," and has provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 had been utilized. See Note 8(d). During December 2002, FASB issued SFAS No. 148 "Accounting for Stock Based Compensation
- Transition and Disclosure," which amends SFAS No. 123 to require companies to elect to recognize fair value stock based compensation costs in their financial statements or to disclose the pro forma


                                    PAGE F-28


impact of those costs in the footnotes. If the Company had accounted for these options in accordance with SFAS No. 123, the total value of options granted during 2004 and 2003 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net loss would have been as follows:




Years Ended December 31
---------------------------------------------------------------------------         ------------  ------------

 Net Loss: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2004          2003

 As reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $(3,027,054)  $(1,246,067)
 ADD:     Stock based employee compensation expense
          included in reported net income                                                     -              -
 DEDUCT:  Stock based employee compensation expense determined under
          the fair value based method for all awards . . . . . . . . . . . .        $  (390,773)  $  (234,525)
---------------------------------------------------------------------------         ------------  ------------
 Pro forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $(3,417,827)  $(1,480,592)
---------------------------------------------------------------------------         ------------  ------------
---------------------------------------------------------------------------         ------------  ------------
 Loss per Share:

 As reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $     (0.16)  $     (0.08)
 Pro forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $     (0.18)  $     (0.09)
---------------------------------------------------------------------------         ------------  ------------

     Common  stock,  stock  options  and  warrants  to  non-employees

The Company has valued its stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     Net  loss  per  common  share

Net loss per common share has been computed on the basis of the weighted average number of shares outstanding, according to the rules of SFAS No. 128, "Earnings per Share." Diluted net loss per share has not been presented, as the computation would result in anti-dilution.

     Financial  instruments

The Company's financial instruments consist primarily of cash, T-bills, accounts receivable, capital leases and notes payable. These financial instruments are stated at their respective carrying values, which approximate their fair values.

      Segment  reporting

The Company merged its Space Missions Division business segment and ISS business segment in 2002 and closed ISS in 2003. The Company has one other inactive subsidiary, SpaceDev Oklahoma, Inc. The Company follows the requirement of SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131").

     New  accounting  standards

In December 2004, FASB issued SFAS No. 123 (revised 2004) "Share Based Payment" (SFAS No. 123R), a revision to Statement No. 123, Accounting for Stock-Based Compensation which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25's


                                    PAGE F-29


intrinsic value method of accounting and, instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.
Furthermore, public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. The Company has yet to determine the effect SFAS No. 123R may have on its financial statements, if any.

Effective as of December 31, 2004, the Company adopted the revised interpretation of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," (FIN 46-R). FIN 46-R requires that certain variable interest entities be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not have any investments in entities it believes are variable interest entities for which the Company is the primary beneficiary.

     Inventory

Inventories  are  valued  at  the lower of cost or market using the average cost
method,  which  approximates  the  first-in,  first-out  method   of   inventory
valuation.

     FIXED  ASSETS

In December 2002, the Company entered an agreement to sell its interest in its only facility. As of December 31, 2002 the Company listed a receivable held for sale of $3,150,124 which was realized when the transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064.

In conjunction with the sale, the Company entered into a lease agreement with the buyer to lease-back its facilities (see Note 9(c)). The gain on the sale of the facility was deferred and will be amortized over the remaining term of the lease. Deferred gain of $1,172,720 will be amortized on a straight-line basis over ten (10) years beginning February 2003 and ending in February 2013. This amortization will be included in the Company's non-operating income and expense.




Fixed assets consisted of the following:
December 31, . . . . . . . . . . . . . .       2004        2003
----------------------------------------  ----------  ----------
Capital leases . . . . . . . . . . . . .  $ 153,097   $ 153,097
Computer equipment . . . . . . . . . . .    383,512     163,721
Building improvements. . . . . . . . . .     14,124       9,488
Furniture and fixtures . . . . . . . . .      6,224       5,271
----------------------------------------  ----------  ----------
                                            556,957     331,577
Less accumulated depreciation
   and amortization. . . . . . . . . . .   (277,576)   (194,045)
----------------------------------------  ----------  ----------
                                          $ 279,381   $ 137,532
----------------------------------------  ----------  ----------
----------------------------------------  ----------  ----------

Depreciation and amortization expense for fixed assets was approximately $83,500 and $53,000 for the years ending December 31, 2004 and 2003, respectively. Depreciation and amortization expense was higher during 2004 due to the purchase of new fixed assets, mainly new computer hardware and software, during 2004. Of the above depreciation, approximately $33,000 and $28,000, for the year ending December 31, 2004 and 2003, respectively, was for depreciation on equipment under capital leases.

     ACQUISITIONS

All acquisitions have been accounted for using the purchase method of accounting and intangible assets were amortized using the straight-line method. Initial purchase price included stock issued at the date of acquisition, direct acquisition costs and any guaranteed future consideration.


                                    PAGE F-30


     AMROC

On August 14, 1998, the Company entered an Agreement for License and Purchase of Technology from American Rocket Company (AMROC) with an unrelated individual who had obtained ownership of such technology from AMROC. The intellectual property acquired was hybrid rocket technology that has been modified and may be used in the future operations of the Company. Upon execution of the Agreement, the Company issued the seller a warrant to purchase 25,000 shares of restricted common stock at a strike price equal to 50% of the market price of the common stock on the issuance date. This warrant expired in 2003 having been unexercised.

For each of the three years following the Agreement date, the licensor received warrants to purchase 25,000 shares of restricted common stock. In the fourth through tenth year following the Agreement date, the licensor may receive a warrant to purchase a number of shares, if revenue is generated from the acquired technology. All revenue based warrants are earned at a rate of one share per $125 of revenue generated from the technology acquired. Under the terms of the Agreement, the minimum number of shares to be issued is 100,000 and the maximum consideration shall not exceed warrants to purchase 3,000,000 shares of common stock or $6,000,000 in recognized value. Recognized value is the sum of (a) the cumulative difference between the market price of the common stock and the strike price and (b) the cumulative difference between the market price on the date of exercise and the strike price for each warrant previously exercised. To date, no revenue has been generated from the acquired technology.

The Company valued the warrants using the fair value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility of the stock, the expected dividend yield on the stock and the expected life of the warrants to determine the fair value of the warrants. The risk-free rate of interest used to value the initial issuance was 5.4 percent, a zero percent dividend yield was assumed and the expected life of the warrants was five years from the date of issuance. This calculation resulted in a fair value of $24,500 and was used as the value of the intangible assets acquired. All warrants are immediately exercisable after issuance and expire on the fifth anniversary of their issuance.


Other intangible assets consisted of the following:
December 31,. . . . . . . . . . . . . . . . . . . .   2004       2003
---------------------------------------------------  -----  ----------
Other intangibles . . . . . . . . . . . . . . . . .  $   -  $ 116,292
Less accumulated amortization . . . . . . . . . . .      -   (116,292)
---------------------------------------------------  -----  ----------
                                                     $   -  $       -
---------------------------------------------------  -----  ----------
---------------------------------------------------  -----  ----------


The Company's intangible assets were fully amortized in 2003. Amortization expense was approximately $11,000 for 2003.

     NOTES  PAYABLE
(a)     Building  and  settlement  notes
In December 2002, the Company entered into an agreement to sell its ownership interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million, while a deferred gain was recorded. The Company's Chief Executive Officer provided a guarantee for the leaseback. The gain of $1,172,720 on the sale of the facility was deferred and is being amortized on a straight-line basis over the ten (10) year term of the lease at the rate of $117,272 per year. As of


                                     PAGE F-31


December 31, 2004 and 2003, the deferred gain was $947,949 and $1,065,221, respectively. This amortization will be included in the Company's non-operating income and expense and totaled $117,272 in 2004 and $107,499 in 2003.

Deferred  Gain  consisted  of  the  following:




December 31,. . .        2004         2003
-----------------  -----------  -----------

Deferred Gain . .  $1,172,720   $1,172,720
Less Amortization    (224,771)    (107,499)
-----------------  -----------  -----------
                   $  947,949   $1,065,221
-----------------  -----------  -----------
-----------------  -----------  -----------


In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payment between 24 and 50 months with interest that ranged from 0% to 8%. At December 31, 2004 and 2003, the outstanding balances on these notes were $46,127 and $87,591, with interest expense of $3,258 and $4,956, respectively.

Future  minimum  principal  payments  on  notes  payable  are  as  follows:





Year Ending December 31,
------------------------  -------
2005 . . . . . . . . . .  $36,670
2006 . . . . . . . . . .    9,457
2007 . . . . . . . . . .        0
------------------------  -------
Total Settlement Notes .  $46,127
------------------------  -------
------------------------  -------


     Related  parties

The Company had a note payable to its CEO. At December 31, 2004 and 2003, the balances were $0 and $585,522, respectively, with accrued interest of 10%. The note was amended on March 20, 2000 to call for annual payments of not less than $80,000 per year with interest at 10%. As part of the Company's preferred stock offering (see Note 8(a)), the note was paid in full during the third quarter of 2004.

Interest expense on this note was $29,256 and $47,023 for 2004 and 2003, respectively.

     Revolving  Credit  Facility.

On June 3, 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with the Laurus Master Fund, Ltd. ("Laurus"), which were filed on Form 8-K dated June 18, 2003. Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by its assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note are repaid at the Company's option, in cash or through the issuance of the Company's shares of common stock provided the market price is 118% of the fixed conversion price or greater. The Convertible Note carries an interest rate of Wall Street Journal Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. Approximately $19,500 in interest and approximately $5,000 in fees were expensed under the revolving credit facility in 2004. There was no outstanding balance on the revolving credit facility at December 31, 2004.

The Company filed a Form SB-2 registration statement on July 25, 2003 in connection with this transaction. The shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003. Once the market price exceeded 118% of the fixed conversion price, which occurred on or about July 21, 2003, the Company obtained the ability to pay amounts outstanding under the revolving credit facility in cash or shares of its common stock at the fixed conversion price.

The Convertible Note includes a right of conversion in favor of Laurus. Laurus has exercised its conversion rights from time to time on outstanding balances. When Laurus chooses to exercise its conversion rights, the Convertible Note is convertible into shares of the Company's common stock at a fixed conversion price, subject to


                                    PAGE F-32


adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The Agreement was modified on March 31, 2004 to provide for a six-month waiver of the accounts receivable restrictions and a fixed conversion price to Laurus of $0.85 per share on the first $500,000 after the first $1 million. The agreement was further modified on August 25, 2004 to provide for a fixed conversion price to Laurus of $1.00 per share on the next $1 million. Thereafter, the fixed conversion price will be adjusted after conversion of a total of $2.5 million to 103% of the then fair market value of our common stock ("Adjusted Fixed Conversion Price").

Laurus converted 2,991,417 shares to reduce the Company's debt by $2,271,750 for the twelve-month period ending December 31, 2004. Laurus converted a total of 3,406,417 shares to reduce the debt by $2,500,000 since the inception of the revolving credit facility. For the twelve-month period ending December 31, 2004, the Company expensed $2,480,628 for the non-cash loan fee based on the fair market value of the stock when Laurus converted and $2,607,099 for the non-cash loan fee expense since the inception of the revolving credit facility. The fair market value used in 2003 was established using a 20% discount to the closing price on the date of conversion based on the restricted and thinly-traded nature of the Company stock in 2003 and the fair market value used in 2004 was established using the closing price on the date of conversion with no discount taken due to the increased volume in the Company's stock.

Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers are provided by Laurus. An initial three (3) month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would have otherwise exceeded eligible accounts receivable during the period. Laurus subsequently extended the waiver for two additional six (6) month periods, under which Laurus permitted a credit advance up to $1 million, which amount would have otherwise exceeded eligible accounts receivable during the period. The revolving credit facility is secured by all of the assets of the Company.

In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year, which was expensed as additional interest expense in 2003. The Company was required to pay a continuation fee of $10,000 each year thereafter. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock for the initial $1 million revolving credit facility, as stated herein. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

In addition to the initial warrant, the Company was obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock if and when over $1 million was converted under the revolving credit facility. The value of the warrant was determined when issued, and was treated as additional interest expense and is being amortized over the remaining term of the Convertible Note, unless sooner terminated. On June 18, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the $500,000 revolving credit facility expansion convertible at $0.85 per share. Since no more than an aggregate of 100,000 shares of the Company's common stock were authorized as additional warrants under the Laurus Agreements, on August 25, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the $1 million revolving credit facility expansion convertible at $1.00 per share.

The Company may terminate its agreements with Laurus before the end of the initial three year term and Laurus will release its security interests upon payment to Laurus of all obligations, if the Company has: (i) provided Laurus with an executed release of all claims which the Company may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to
(x) three percent (3%) of the Capital Availability Amount if such payment occurs after the first anniversary (i.e., June 3, 2004) and prior to the second anniversary of the Initial Term; and, (y) two percent (2%) of the Capital Availability Amount if such payment occurs after the second anniversary and prior to the end of the Initial Term. The early payment fee is also due and payable by the Company to Laurus if the Company terminates its Agreement after the occurrence of an Event of Default, as defined in the agreements.

As stated above, in conjunction with the Company's Preferred Stock financing on August 25, 2004, Laurus agreed to extend the revolving credit facility reported on Form 8-K filed June 18, 2003 from $1.0 million to $1.5 million. The first $1.0 million converted under the revolving credit facility was converted last year and earlier this year


                                    PAGE F-33


at a rate of $0.55 per share during 2003 and 2004. On March 31, 2004, the conversion price for the next $500,000 under the revolving credit facility was set at $0.85 per share. The next $1 million under the revolving credit facility was convertible at a rate of $1.00 per share. There was no balance on the revolving credit facility at December 31, 2004.

     CONVERTIBLE  DEBENTURES

From October 14, 2002 through November 14, 2002, the Company sold an aggregate of $475,000 of 2.03% convertible debentures to various directors and officers of the Company. The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into the Company's common stock when the note matured. The maturity on the notes was six (6) months from issue date. On March 25, 2003, an amendment was executed which extended these notes an additional six (6) months. The convertible debentures were exercisable into a number of the Company's common shares at a conversion price that equals the 20-day average ask price less 10%, which was, established when the note was issued, or the initial conversion price.

Concurrent with the issuance of the convertible debentures, the Company issued warrants to purchase up to 1,229,705 shares of the Company's common stock to the subscribers. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price which is equal to the 20-day average ask price less 10%, which was established when the note was issued, or the initial conversion price of the notes. Upon issuance, the issued warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. As a result of the change to the maturity date of the convertible debt, the amortization period for the debt discounts was also extended during the first quarter in 2003.

On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03%. All the note holders accepted the offer and the convertible notes were retired. As of December 31, 2003, the Company recorded a credit of $88,408, as debt discount recovery; therefore, for the year ending December 31, 2003, the debt discount expense was $112,500. The Company also expensed $131,411 for non-cash loan fee expense. Fair market value of the stock was determined by discounting the closing market price on the date of the transaction by 20%, based on the nature of the restricted securities.




Convertible debentures - beginning balance .  $ 475,000
     Total interest expense incurred . . . .  $  20,236
     Accrued interest paid - current year. .  $ (18,161)
     Accrued interest paid - prior year. . .  $  (2,075)
     Convertible debtures paid . . . . . . .  $(237,500)
     Convertible debtures converted. . . . .  $(237,500)
-------------------------------------------------------
                                              $(475,000)
-------------------------------------------------------
Convertible debentures - ending balance. . .  $       0
--------------------------------------------  ----------

Debt discount (Warrants) - beginning balance  $ 475,000
     Amount forfeited. . . . . . . . . . . .  $(237,500)
     Amount expensed prior year. . . . . . .  $(125,000)
     Amount expensed current year. . . . . .  $(267,879)
     Current year - adjustment . . . . . . .  $ 155,379
-------------------------------------------------------
                                              $(475,000)
-------------------------------------------------------

Debt discount (Warrants) - ending balance. .  $       0
--------------------------------------------  ----------

As of December 31, 2004, all of the warrants under the convertible debt program had been converted to equity and the Company received approximately $50,000 in cash, received the reduction in $187,500 in related party debt and expensed $773,802 in non-cash loan fees.


                                     PAGE F-34


     INCOME  TAXES
Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,350,000 and $2,190,000 as of December 31, 2004 and 2003, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $126,000 in 2004 from $2,190,000 at December 31, 2003 to $2,318,000 at December
31,  2004.

Significant components of the benefit for income taxes for the years ended December 31, 2004 and 2003 are as follows:




                      2004    2003
                    ------  ------
Current
 Federal . . . . .  $    -  $    -
 State . . . . . .   1,600   1,600
                    ------  ------
                     1,600   1,600
Deferred
 Federal . . . . .       -       -
 State . . . . . .       -       -
                    ------  ------
                         -       -

Income tax expense  $1,600  $1,600
                    ======  ======

At December 31, 2004, the Company had federal and state tax net operating loss and capital loss carryforwards of approximately $4,826,000 and $2,146,000, respectively. The federal and state tax loss carryforwards will expire in 2012 and 2007, respectively, unless previously utilized. The State of California has suspended the utilization of net operating loss for 2003 and limited them in 2004.

A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:


  Years Ended December 31,. . . . . . . . . .    2004     2003
---------------------------------------------  -------  -------
  Statutory U.S. federal rate . . . . . . . .    35.0%    34.0%
---------------------------------------------  -------  -------
  State income taxes - net of federal benefit     5.7%     5.8%
  Permanent differences . . . . . . . . . . .  (37.8%)       -
  Change in valuation allowance . . . . . . .   (2.9%)  (39.8%)
---------------------------------------------  -------  -------
  Provision for income taxes. . . . . . . . .     0.0%     0.0%
---------------------------------------------  -------  -------


The tax effects of temporary differences and carryforwards that give rise to deferred tax assets consist of the following:






  December 31,. . . . . . . . . . . . .         2004          2003
---------------------------------------  ------------  ------------
  Deferred tax assets:
---------------------------------------  ------------  ------------
   Loss carryforwards . . . . . . . . .  $ 1,765,000   $ 1,588,000
      Deferred gain on sale of building      416,000       435,000
   Temporary differences. . . . . . . .       77,000       127,000
   Research and development credits . .       92,000        40,000
---------------------------------------  ------------  ------------
  Gross deferred tax assets . . . . . .    2,350,000     2,190,000
---------------------------------------  ------------  ------------
      Deferred tax liability. . . . . .      (32,000)            -
---------------------------------------  ------------  ------------
  Valuation allowance . . . . . . . . .   (2,318,000)   (2,190,000)
                                         $         -   $         -
---------------------------------------  ------------  ------------
---------------------------------------  ------------  ------------



                                     PAGE F-35


As of December 31, 2004, the Company recorded a valuation allowance of $214,000 related to deferred tax assets created by the exercise and/or disposition of employee stock options in recent periods. The deferred tax asset originating from deductions for the exercise and/or disposition of stock options and the related valuation allowance have been recorded against additional paid-in capital and did not effect the net earnings for the period. Any tax benefits realized from the reduction of this valuation allowance will be recorded to additional paid-in capital.

Pursuant to Internal Revenue Code Section 382, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.

The Company has unused U.S. and state tax credits of approximately $52,000 and $39,000, that begin to expire 2013 and 2008, respectively.


     EMPLOYEE  BENEFIT  PLAN

(a)     Profit  sharing  401(k)  plan

During 2004, the Company amended their previous 401(k) retirement savings plan from 1997 for its employees, which allows each eligible employee to voluntarily make pre-tax salary contributions up to 93% of their compensation or $13,000 per year, whichever is lower, for the year ending December 31, 2004. The Company has elected to begin making a matching contribution of 10% of employee contributions, which matching portion vests over 5 years as specified in the plan amendment. During 2004 and 2003, the Company contributed $2,705 and $0 to the Plan.

     Incentive  stock  option  and  employee  stock  purchase  plans

At its 1999 Annual Stockholder Meeting, the shareholders adopted an Incentive Stock Option Plan under which its Board of Directors had the ability to grant its employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provided for preferential tax treatment, were only available to employees, including officers and affiliates, and were not issued to non-employee directors. The exercise price of the Incentive Stock Options is 100% of the fair market value of the stock on the date the options were granted. Pursuant to our plan, the exercise price for the non-statutory stock options were not less than 85% of the fair market value of the stock on the date the option was granted. The Company is required to reserve an amount of common shares equal to the number of shares, which may be purchased as a result of awards made under the Plan at any time.

At the 2000 Annual Stockholder Meeting, the shareholders approved an amendment to the Stock Option Plan of 1999, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock to 4,184,698 and allowing the Board of Directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2004 and 2003, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet the Company's needs.

At the 2004 Annual Stockholder Meeting, the shareholders approved the 2004 Stock Option Plan authorizing options on 2,000,000 shares be set apart under this plan. As of December 31, 2004, 6,184,698 shares were authorized for issuance under both plans, 3,878,766 of which were subject to outstanding options and awards. Shares issuable under the 1999 plan were registered with the U.S. Securities & Exchange Commission on Form S-8. A Form S-8 registration statement for shares issuable under the 2004 plan will be filed simultaneously with this report.

During 2004, the Company issued non-statutory options to purchase 287,000 shares to its independent directors for attendance at its 2003 Board of Directors meetings. In addition to the Stock Option Plan of 1999, the shareholders adopted the 1999 Employee Stock Purchase Plan with 1,000,000 shares reserved under the plan and authorized the Board of Directors to make twelve consecutive offerings of our common stock to its employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004. The exercise price for the Stock Purchase Plan will not be less than 85% of the fair market value of the stock on the date the stock is purchased. During 2004 and 2003 employees contributed $16,464 and $6,440 to the employee stock purchase plan, and 14,010 and 0 shares were issued under the plan as of December 31, 2004 and 2003, respectively. The 1999 Employee Stock


                                    PAGE F-36


Purchase Plan was to expire in June 2005; however, the Board of Directors extended the plan for another year at their Board meeting in November 2004.

     STOCKHOLDERS'  EQUITY

     Convertible  preferred  stock

On August 25, 2004, the Company entered into a Securities Purchase Agreement with the Laurus Master Fund, Ltd., whereby the Company issued 250,000 shares of its Series C Non-Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The preferred shares are convertible into shares of the Company's $0.0001 par value common stock at a rate of $1.54 per share at any time after the date of issuance, and pay quarterly, cumulative dividends at a rate of 6.85% with the first payment due on January 1, 2005. As of December 31, 2004, approximately $61,000 has been accrued for dividends and are payable in cash or shares of our common stock at the holder's option with the exception that dividends must be paid in shares of our common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds 120% of the conversion rate. The preferred shares are redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate or (b) the Stated Value if the average closing price of our common stock for the 22 days immediately preceding the date of conversion exceeds the Stated Value. The preferred shares have a liquidation right equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The preferred shares have no voting rights.

In conjunction with the Preferred Shares, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share. The Company registered all of the shares of its common stock underlying the Preferred Shares and the warrant, as well as an estimated number of shares payable as dividends on the Preferred Shares, for resale.

     Common  stock

During 2004 and 2003, the Company issued 0 and 7,500 shares, respectively, of its common stock for employee awards and services and for summer and student interns, and recorded expenses of $0 and $9,170, respectively. The fair value of the shares issued was calculated using the closing price on the date of issuance.

On November 5, 2000, the Company commenced a private placement offering (PPO) for a maximum of 1,000,000 shares of the Company's $0.0001 par value common stock and warrants to purchase an additional 1,000,000 shares of common stock (the "Units"). The offering price of the Unit(s) was the five-day average of the bid and ask price for the Company's common stock on the date of issuance, with a minimum per Unit price of $1.00. The warrants allowed the holder to acquire additional shares at $0.50 above the offering price of the shares. The Company sold to one related-party investor under these terms.

On March 2, 2001, the PPO price was amended to the average of the high bid prices on the date of issuance and four preceding days, with no minimum per share price, and the warrants were amended to allow the holder to acquire additional shares at the Unit price.

The  Company  sold  153,060  Units  under  the  PPO  during  2002  for  $75,000.

On January 16, 2003 and February 14, 2003, pursuant to an extension of the PPO, the Company sold 665,188 and 196,079 Units, respectively. The Company received approximately $326,000 and $100,000, respectively, for the Units sold under the PPO during the first quarter 2003. The PPO was subsequently closed.

     Warrants

Concurrent with the issuance of the convertible debentures from October 2002 through November 2002, the Company issued to subscribers warrants to purchase up to 1,229,705 shares of the Company's common stock. On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. As a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants reducing the total warrants issued under the convertible debt program to 614,853.


                                     PAGE F-37


These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price, which is equal to the 20-day average asking price less 10% established when the notes were issued. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. As of December 31, 2004, all of the warrants under the convertible debt program had been converted and the Company received $237,500 in cash and expensed $773,802 in non-cash loan fees. As of December 31, 2004, the Company had other warrants outstanding issued as part of its private placement and other equity raising ventures as well as services that allow the holders to purchase up to 2,363,827 shares of common stock at prices between $0.435 and $2.79 per share. The warrants may be exercised any time within three (3) and five (5) years of issuance.

     Stock  options

On November 21, 1997, the Company entered into a five (5) year employment agreement with its CEO. As part of the employment agreement, the Company granted options to the CEO to purchase up to 2,500,000 shares of the Company's $0.0001 par value restricted common stock.

The options are subject to the following vesting conditions, which were amended on January 21, 2000, with an option for the board to award an additional 1,500,000 options at a later date:


                                                                                                                  Exercise
                       Number                                                                                    price per
                       of Shares         Vesting Conditions                                                          share
----------------       ---------         -----------------------------------------------------------   -----------------
Granted Options:
                       500,000. . . . .  Currently vested                                              $            1.00
                       500,000. . . . .  Obtaining $6,500,000 additional equity capital                $            1.50
                       500,000. . . . .  Financing and executing a definitive space launch agreement   $            2.00
                       500,000. . . . .  Launching of first lunar or deep-space mission                $            2.50
                       500,000. . . . .  Successful completion of first lunar or deep-space mission    $            3.00
Options to be
Granted upon
the Occurrence
of Certain Events:
                       250,000. . . . .  Upon the Company market capitalization reaching $250 million    $          5.00
                       500,000. . . . .  Upon the Company market capitalization reaching $500 million    $         10.00
                       750,000. . . . .  Upon the Company market capitalization reaching $1 billion      $         20.00
----------------       ---------         -----------------------------------------------------------   -----------------


All  options  expire  ten  (10)  years  from  date  of  amendment.

In accordance with APB 25, the Company recognized $500,000 of compensation expense and $250,000 of deferred compensation in 1997. The options granted to the CEO are subject to vesting conditions and have exercise prices between $1.00 and $3.00 per share.

On August 27, 2001, as part of an annual review process, an additional 10,000 options were granted to the CEO at the exercise price of $0.9469 per share with a set vesting schedule of 3,333 shares per year after issuance with the third year having 3,334 options vest. These options expire five (5) years from grant date.


                                     PAGE F-38


The following summarizes stock option activity related to all of the option plan and employee compensation agreements:




                              Weighted
                              Options       Average
                              Outstanding   Exercise Prices
----------------------------  ------------  -----------------
Balance at January 1, 2003 .    5,448,772   $           0.91
Granted. . . . . . . . . . .    1,219,615               0.76
Exercised. . . . . . . . . .      (37,000)             (0.53)
Expired. . . . . . . . . . .   (1,006,580)             (0.52)
----------------------------  ------------  -----------------

Balance at December 31, 2003    5,624,807               1.39
Granted. . . . . . . . . . .    2,218,500               1.23
Exercised. . . . . . . . . .   (1,005,035)             (1.26)
Expired. . . . . . . . . . .     (459,506)             (1.04)
----------------------------  ------------  -----------------

Balance at December 31, 2004    6,378,766   $           1.50
----------------------------  ------------  -----------------
----------------------------  ------------  -----------------


The weighted average fair value of options granted to employees under the 1999 Incentive Stock Option Plan and the 2004 Equity Incentive Plan during 2004 and
2003 was $1.23 and $0.76, respectively. At December 31, 2004 and 2003, there were 1,900,460 and 2,266,520 options exercisable at a weighted average exercise price of $0.83 and $1.05 per share, respectively. The weighted average remaining life of outstanding options under the plan at December 31, 2004 was
4.40  years.





              Weighted-Average       Weighted-
Range of . .  Remaining Contractual  Average Exercisable Price
Exercise . .  Number of Shares       Life of Shares             Number of Shares   Exercisable
Price . . . . Outstanding            Outstanding                Exercisable        Price
------------  ---------------------  -------------------------  ----------------- ------------
0.42-0.99 .              2,317,413                       3.92          1,036,607  $       0.64
1.00-1.99.               2,459,131                       4.53            861,631          1.05
2.00-2.99.               1,102,222                       5.11              2,222          2.25
3.00-3.50.                 500,000                       5.05                  -             -
------------  ---------------------  -------------------------  ----------------- ------------
                         6,378,766. .                    4.40          1,900,460  $       0.83
------------  ---------------------  -------------------------  ----------------- ------------
------------  ---------------------  -------------------------  ----------------- ------------


The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 2004 and 2003 using the minimum value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%; expected volatility of 117% and the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

     COMMITMENTS  AND  CONTINGENCIES

     Capital  leases

The Company leases certain equipment under non-cancelable capital leases, which are included in fixed assets as follows:




December 31,. . . . . . . . .       2004        2003
-----------------------------  ----------  ----------
Computer equipment. . . . . .  $ 153,097   $ 153,097
Less accumulated depreciation   (136,640)   (103,857)
                               $  16,457   $  49,240
-----------------------------  ----------  ----------
-----------------------------  ----------  ----------



                                     PAGE F-39


Future  minimum  lease  payments  are  as  follows:




Year Ending December 31, 2004
---------------------------------------  --------
2005. . . . . . . . . . . . . . . . . .  $ 4,425
2006. . . . . . . . . . . . . . . . . .    1,526
2007. . . . . . . . . . . . . . . . . .        -
2008. . . . . . . . . . . . . . . . . .        -
Thereafter. . . . . . . . . . . . . . .        -
---------------------------------------  --------
Total minimum lease payments. . . . . .    5,951
Amount representing interest. . . . . .      698
---------------------------------------  --------
Present value of minimum lease payments    5,253

Total obligation. . . . . . . . . . . .    5,253
Less current portion. . . . . . . . . .   (3,784)
---------------------------------------  --------
Long-term portion . . . . . . . . . . .  $ 1,469
---------------------------------------  --------
---------------------------------------  --------


     Other  accrued  liabilities

During 2004 and 2003, the Company accrued expenses in connection with current projects, our preferred stock sale, and other commitments. The total of these accruals were $207,262 and $248,530 as of December 31, 2004 and 2003, respectively.

In November 2002, the Company entered an agreement to sell its interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. The fees that were incurred for the sale of the building were $121,311 and were recorded as other accrued liabilities. The fees include broker fees, escrow and title fees and property taxes.

     Building  lease

In conjunction with the sale of its only facility, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten (10) years (see Note 2). The base rent was $25,678 per month at lease inception and is currently $26,577 as of December 31, 2004 and will continue to increase by 3.5% per year. Mr. Benson, the Company's current chief executive officer, provided a guarantee for the leaseback.

     CONCENTRATIONS

     Credit  risk

The Company maintains cash balances at various financial institutions primarily located in San Diego, California and New York, New York. The accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts.

     Customer

During 2004 and 2003, the Company had two and three major customers that accounted for sales of approximately $3,737,000, or 76% and $1,782,600 or 60% of consolidated revenue, respectively. At December 31, 2004 and 2003, the amount receivable from these customers was approximately $612,900 and $160,200, respectively.

     Contract

In November 1999, the Space Missions Division was awarded a turnkey mission contract by the Space Sciences Laboratory at the University of California at Berkeley worth as of December 31, 2002 approximately $7.2 million, including two change orders worth approximately $412,000 on June 12, 2002 and October 7, 2002. This contract represented 14% of the Company's revenue in 2003. The contract concluded on December 31, 2003.


                                     PAGE F-40


                          STARSYS RESEARCH CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                                             9 MONTHS ENDED
                                                                                 9/30/05
CURRENT ASSETS
----------------------
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   216,934
Contract Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,555,507
Accounts Receivable - Other . . . . . . . . . . . . . . . . . . . . . . . .       44,270
C/P of Notes Receivable . . . . . . . . . . . . . . . . . . . . . . . . . .       80,194
Income Tax Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .      365,508
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts    2,095,781
Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      311,649
Prepaid Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91,440
Deferred Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      236,025
                                                                             ------------
                                                                               5,997,308
                                                                             ------------

FIXED ASSETS
----------------------
Property Plant and Equipment. . . . . . . . . . . . . . . . . . . . . . . .    3,813,551
Less Accumulated Depreciation . . . . . . . . . . . . . . . . . . . . . . .   (1,782,111)
                                                                             ------------
                                                                               2,031,440

OTHER ASSETS
----------------------
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26,469
                                                                             ------------
                                                                                  26,469

                                                                             ------------
Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,055,217
                                                                             ------------
                                                                             ------------

CURRENT LIABILITIES
----------------------
Accounts Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,291,739
Current Portion of Notes Payable. . . . . . . . . . . . . . . . . . . . . .    6,014,536
Current Portion of Capital Lease Obligations. . . . . . . . . . . . . . . .       33,998
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts    1,073,751
Accrued Wages and Benefits. . . . . . . . . . . . . . . . . . . . . . . . .    1,079,268
Other Accrued Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .      451,586
Reserve for Loss on Contracts . . . . . . . . . . . . . . . . . . . . . . .    1,603,482
                                                                             ------------
                                                                              11,548,360

COMMITMENTS AND CONTINGENCIES
----------------------

STOCKHOLDERS' DEFICIT
----------------------
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          520
Additional Paid in Capital. . . . . . . . . . . . . . . . . . . . . . . . .       51,886
Accumulated Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,545,549)
                                                                             ------------
                                                                              (3,493,143)

                                                                             ------------
Total Liabilities and Stockholders' Deficit . . . . . . . . . . . . . . . .  $ 8,055,217
                                                                             ------------
                                                                             ------------


                                    PAGE F-41


                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                NINE MONTHS           NINE MONTHS
                                   ENDED                 ENDED
                              SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

Revenues
----------------------------
Contract Revenues. . . . . .  $        13,597,334   $        12,389,762
Cost of Revenues . . . . . .           11,087,931            15,023,140
                              --------------------  --------------------

Gross Margin (Loss). . . . .            2,509,403            (2,633,378)
----------------------------  --------------------  --------------------


Operating Expenses
----------------------------
General & Administrative . .            3,572,194             2,882,739
                              --------------------  --------------------

Other Income (Expense)
----------------------------
Rental Income. . . . . . . .                3,250                 4,672
Other Income       . . . . .               75,998                14,190
Interest Expense . . . . . .             (378,513)             (177,519)
                              --------------------  --------------------
Total Other Income (Expense)             (299,265)             (158,657)
                              --------------------  --------------------

Loss Before Income & Taxes .           (1,362,056)           (5,674,774)
----------------------------

Income Tax Provision . . . .                    -                     -
                              --------------------  --------------------

Net Loss . . . . . . . . . .  $        (1,362,056)  $        (5,674,774)
----------------------------  --------------------  --------------------
                              --------------------  --------------------


                                    PAGE F-42


                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                             NINE MONTHS           NINE MONTHS
                                                                ENDED                 ENDED
                                                         SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss. . . . . . . . . . . . . . . . . . . . . . . .    $   (1,362,056)       $   (5,674,774)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . .         354,386               285,341
    Effects of changes in operating assets and liabilities:
      Contracts receivable. . . . . . . . . . . . . . . . . .     1,084,460             1,703,023
      Accounts receivable - employees and other . . . . . . .        (4,374)              (68,811)
      Income taxes receivable . . . . . . . . . . . . . . . .       (48,494)                    -
      Costs and estimated earnings in excess of billings
        on uncompleted contracts. . . . . . . . . . . . . . .       995,855             1,270,552
      Inventory . . . . . . . . . . . . . . . . . . . . . . .       (33,924)                6,696
      Prepaid expenses. . . . . . . . . . . . . . . . . . . .       (44,702)               19,079
      Deferred expenses . . . . . . . . . . . . . . . . . . .       (81,831)             (447,105)
      Deposits. . . . . . . . . . . . . . . . . . . . . . . .             -                (7,000)
      Accounts payable. . . . . . . . . . . . . . . . . . . .       (42,268)               (7,395)
      Accrued wages and benefits. . . . . . . . . . . . . . .       250,230               409,453
      Billings in excess of costs and estimated earnings
        on uncompleted contracts. . . . . . . . . . . . . . .     (1,021,148)            1,011,825
      Other accrued expenses. . . . . . . . . . . . . . . . .         68,811               188,194
      Reserve for loss on contracts in progress . . . . . . .     (1,078,430)            1,972,070
      Income taxes payable. . . . . . . . . . . . . . . . . .        (31,643)             (220,296)
                                                         --------------------  --------------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES . .             (995,128)              440,852

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments received on notes receivable . . . . . . . .               10,574                     -
  Purchases of property & equipment . . . . . . . . . .             (227,561)             (336,831)
                                                         --------------------  --------------------
NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . .             (216,987)             (336,831)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on capitalized lease obligations . .           (457,983)             (167,412)
  Proceeds from revolving credit facility . . . . . . . .          6,437,472             3,933,343
  Payments to revolving credit facility . . . . . . . . .         (5,387,912)           (3,753,982)
  Proceeds on notes payable - stockholder . . . . . . . .            823,333                     -
                                                         --------------------  --------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . .            1,414,910                11,949

                                                         --------------------  --------------------
NET INCREASE IN CASH. . . . . . . . . . . . . . . . . .              202,795               115,970

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . .               14,139                   712
                                                         --------------------  --------------------

CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .       $      216,934        $      116,682
                                                         --------------------  --------------------
                                                         --------------------  --------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest. . . . . . . . . . . . . . . . . . . . . . . .   $      657,799        $      177,519
    Income Taxes. . . . . . . . . . . . . . . . . . . . . .                -                     -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Loan premium on notes payable - stockholders. . . . . .     $       80,000        $            -
  Agency fee on SpaceDev loan . . . . . . . . . . . . . .     $      120,000        $            -
  Borrowings on capital lease obligations . . . . . . . .     $            -        $      327,360



                                    PAGE F-43


              NOTES TO CONDENSED FINANCIAL STATEMENTS

     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

BASIS  OF  PRESENTATION

     In the opinion of management, the financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements may not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's audited financial statements included in this prospectus for additional disclosures, including a summary of the Company's accounting policies, which have not materially changed. The results of operations for the nine month periods ended September 30, 2005 and 2004 are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 2005 or any future period, and the Company makes no representations related thereto.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at September 30, 2005 was to increase the net loss for the nine months ended September 30, 2005 and 2004, by approximately $965,000 and $1,972,00, respectively, from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding period. The amount of this change includes effects of changes in estimates and change orders subsequent to September 30, 2005.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At September 30, 2005, management recorded an allowance of $17,500 for future estimates of uncollectible accounts. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability  of  amounts  due  the  Company  could  be  affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method).


                                    PAGE F-44


     If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.

     The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.
PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the nine months ended
September  30,  2005  and  2004,  was  $308,580  and  $285,341  respectively.
During the nine months ended September 30, 2005, and in conjunction of the paydown of the capital leases (see Notes 5 and 6), the Company reclassified these assets from equipment under capital leases to facility equipment. The Company will also depreciate the remaining net book value of these assets over their useful lives ranging between 3 and 7 years, and in conjunction with its internal policies.

DEFERRED  EXPENSES

     During the nine months ended September 30, 2005, the Company borrowed funds from four of its stockholders and from SpaceDev, Inc. ("SpaceDev") to meet the Company's obligations under its agreement with its current bank (see Note 5). In conjunction with these borrowings, the Company agreed to pay an $80,000 premium and a $120,000 agency fee, respectively. The Company is amortizing the costs associated with the loan premiums over the expected terms of the loan agreements. As of September 30, 2005, the Company has recognized interest expense of $45,806 in connection with the amortization of the loan premium. As of September 30, 2005, the Company has deferred the remainder of these costs. In conjunction with the expected closing of the Merger (as defined in Note 1) with SpaceDev, the Company has recorded as deferred expenses an additional $81,831 of closing costs.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company has accrued $72,123 for warranty claims at September 30, 2005. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience (see Note 10).

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.


                                    PAGE F-45


STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 7. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation  for  the  nine  months  ended  September  30,  2005  and  2004:


                                     SEPTEMBER 30, 2005    SEPTEMBER 30, 2004
                                     --------------------  --------------------

Net loss - as reported. . . . . . .  $        (1,362,056)  $        (5,674,774)
Deduct:  total stock-based employee
  compensation expense
  determined under fair value
  based method for all awards . . .               (3,000)               (3,000)
                                     --------------------  --------------------

Estimated net loss - pro forma. . .  $        (1,365,056)  $        (5,677,774)
                                     --------------------  --------------------
                                     --------------------  --------------------


     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its first reporting period after January 1, 2006. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.


NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $1,362,056, for the nine months ended September 30, 2005 and has a stockholders' deficit of $3,545,549 as of September 30, 2005. The Company also has negative working capital at September 30, 2005 of $5,551,052. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and additional debt and additional equity investment (see Note 5). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 5).

     On August 23, 2005, the Company entered into a non-binding letter of intent to sell the shares of the Company's stock (the "Letter of Intent") to SpaceDev, a publicly traded company (the "Merger"). The Letter of Intent projected a closing on November 30, 2005. The Letter of Intent provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. The Letter of Intent also provides that SpaceDev will repay the remaining principal and interest of the Company's credit facility with the current bank and any subordinated debt. The Letter of Intent also provided that SpaceDev will provide the Company with a bridge loan in the amount $1,200,000 prior to closing to comply with the bank's requirements under the Forbearance Agreement. (See Note 5)

     The Letter of Intent also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.


                                    PAGE F-46


NOTE  2  -  CONTRACT  RECEIVABLES

Contract  receivables  consist  of  the  following  at  September  30,  2005:


Billed
 Completed contracts . . . . . . . .  $  122,972
 Contracts in progress . . . . . . .   2,450,035
                                      -----------
                                       2,573,007
Less allowance for doubtful accounts     (17,500)
                                      -----------

TOTAL CONTRACTS RECEIVABLES. . . . .  $2,555,507
                                      -----------
                                      -----------


Billed  contract  receivables  consist  of  the following at September 30, 2005:


Billed commercial. . . . . . . . .  $  334,280
Billed governmental. . . . . . . .   2,238,727
                                    ----------

TOTAL BILLED CONTRACTS RECEIVABLES  $2,573,007
                                    ----------
                                    ----------


NOTE  3  -  CONTRACTS  IN  PROGRESS

Contracts  in  progress  are  summarized  as  follows  at  September  30,  2005:


Costs incurred on uncompleted contracts  $ 44,635,503
Estimated earnings (loss) thereon . . .    (4,281,006)
                                         -------------
                                           40,354,497
Less billings to date . . . . . . . . .   (39,332,467)
                                         -------------

TOTAL . . . . . . . . . . . . . . . . .  $  1,022,030
                                         -------------
                                         -------------


These amounts are reflected in the accompanying balance sheet under the following captions at September 30, 2005:


Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 2,095,781

Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (1,073,751)
                                           ------------

TOTAL . . . . . . . . . . . . . . . . . .  $ 1,022,030
                                           ------------
                                           ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at September 30, 2005, consist of notes due from employees and existing stockholders, which total $80,194. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $9,141 at September 30, 2005.

In addition, during the nine months ended September 30, 2005, the Company had advanced amounts to various employees. Accounts receivable due from employees at September 30, 2005 were $44,270. There were no signed note agreements for these advances due to the short repayment terms of the advances.

NOTE  5  -  NOTES  PAYABLE

Notes  payable  consists  of  the  following  at  September  30,  2005:


                                    PAGE F-47






Line of credit agreement with bank; maximum of
4,250,000; interest at prime plus 3.5%; matures
December 15, 2005 . . . . . . . . . . . . . . . . . . . . . . $    558,267

Two term notes for $2,100,000 and $1,250,000,
respectively; interest at 10.25% and LIBOR plus 8%
respectively; mature December 15, 2005. . . . . . . . . . . . .   3,157,445

Note payable to SpaceDev; interest at 8%
principal and interest is due at the earlier of the
close of the Merger or December 31, 2005.. . . . . . . . . . . .  1,369,044

Stockholder notes of $800,000 plus loan premium
of $80,000; interest at 15%; principal and unpaid
interest due on November 30, 2005. . . . . . . . . . . . . . . .    903,333

Note payable to Ford Motor Credit for asset
purchase, interest at 0%; monthly payments of
principal of $1,069; maturity at September 4,
2005; collateralized by equipment. . . . . . . . . . . . . . . .     1,069

Promissory note with former stockholder; maturity
at May 1, 2005; two equal payments of principal
and accrued interest at 10% are due May 1, 2005
and May 1, 2005; uncollateralized. . . . . . . . . . . . . . . .    25,378
                                                               ------------

Total: . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,014,536

Less current portion . . . . . . . . . . . . . . . . . . . . .  (6,014,536)
                                                               ------------

LONG-TERM PORTION. . . . . . . . . . . . . . . . . . . . . . . $         -
                                                               ------------
                                                               ------------


     All bank notes payable are also personally guaranteed by a stockholder and director of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at September 30, 2005.

     On March 30, 2005, the Company refinanced the line of credit, term loan, and certain capital leases with a new bank. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus 0.5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006.

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenant and other violations under its existing loans with its current bank. The Agreement was later amended on July 25, 2005 on November 7, 2005, and on December 20, 2005. The Agreement sets forth default interest rates for the line of credit, term note A, and term note B, which accrue interest at prime rate plus 3.5%, 10.25%, and at LIBOR plus 8%, respectively. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     -    On or before July 26, 2005, the Company shall  receive  a  minimum  of
          $800,000      of  additional  cash  equity.

     - On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.


                                    PAGE F-48



     - On or before January 31, 2006, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before January 31, 2006 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement as noted below.

     The Company has not closed the Merger with SpaceDev and has not received the additional $4,000,000 minimum cash equity required under the terms of the aforementioned lending agreement. As such, on December 20, 2005 the Company entered into a Fourth Amendment to the Forbearance Agreement (the "Fourth Amendment"). The Fourth Amendment included the following modification to the
Agreement:

- The Company must obtain the additional $4,000,000 minimum cash equity required "Equity Infusion" on or before January 31, 2006.

- The term note B maturity date is modified and amended to be the earlier of the date the Company obtains the Equity Infusion, or January 31, 2006.

     During the nine months ended September 30, 2005, the Company issued notes payable to four of its stockholders in the amount of $800,000. These notes bear interest at 15% per annum. These notes plus the loan premium (see Deferred Expenses) and any unpaid principal and accrued interest are due on the earlier of July 22, 2006 or the closing of the Merger.

     On September 8, 2005, the Company issued a secured promissory note in the principal amount of $1.2 million to SpaceDev. The note, as amended on December 20, 2005, accrues interest at 8% per annum and matures on January 31, 2006 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with the Company's current bank. In addition, the Company has agreed to pay SpaceDev a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was added to the principal balance of the note evidencing the loan but will be forgiven in certain circumstances, including the closing of the Merger.

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire at various times through 2006. Accumulated depreciation for these assets presented as capital leased assets was $19,807 at September 30, 2005.
During the nine months ended September 30, 2005, the Company extinguished its debt on all but one of these capital leases and reclassified the assets from capital assets to facility equipment. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

     Minimum rental commitments under these leases are as follows at September 30, 2005:


                                    PAGE F-49



                          CAPITAL    OPERATING
                          LEASES     LEASES

YEAR ENDING DECEMBER 31,

2005 . . . . . . . . . .  $  9,197   $  104,212
2006 . . . . . . . . . .    27,590      416,497
2007 . . . . . . . . . .         -       38,578
                          ---------  -----------
                            36,786     $559,287
                                     -----------
                                     -----------
Less interest. . . . . .    (2,788)
                          ---------
                            33,998
Less current portion . .   (33,998)
                          ---------

LONG TERM PORTION. . . .  $      -
                          ---------
                          ---------

     Total rent expense for the nine months ended September 30, 2005 was $499,844. This amount includes normal operating expenses paid with the leases. The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $3,250 for the nine months ended September 30, 2005.

     The Company paid down certain capital leases on March 30, 2005. The balance of the remaining capital lease obligations at September 30, 2005 was $33,998.

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years from the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.

     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                                   0%
Expected  stock  price  volatility                          0%
Risk-free  interest  rate                       4.2%  to  6.7%
Expected  life  of  options                          10  years


                                    PAGE F-50


Incentive  stock  option  transactions  are  summarized  as  follows:


                                                       WEIGHTED AVERAGE
                                    INCENTIVE STOCK    EXERCISE PRICE
                                    OPTION SHARES      PER SHARE
                                    ----------------   ---------------
OUTSTANDING, AT DECEMBER 31, 2004.           106,080   $          9.64

Options granted. . . . . . . . . .                 -                 -
Options expired. . . . . . . . . .                 -                 -
Options forfeited. . . . . . . . .            (3,694)             8.80
Options exercised. . . . . . . . .                 -                 -
                                    ----------------   ---------------

OUTSTANDING, AT SEPTEMBER 30, 2005           102,386   $          9.61
                                    ----------------   ---------------
                                    ----------------   ---------------



     The following table summarizes information concerning outstanding and exercisable options at September 30, 2005:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      102,386             5          $  9.61       102,049     $  9.61



     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at September 30, 2005.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Employees are eligible to participate in the Company's 401(k) Plan upon date of hire. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the nine months ended September 30, 2005, the Company made no discretionary profit sharing contributions. The Company accrued discretionary matching 401(k) contributions for the period ended September 30, 2005 in the amount of $19,468.

     The total number of shares of the Company's stock allocated to and held by the plan was 36,611 at September 30, 2005. Any dividends paid on the plan shares are charged to retained earnings as the Company has an accumulated deficit.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the period ended September 30, 2005.


                                    PAGE F-51


NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at September 30, 2005 is as follows:


Deferred tax assets:
 Accrued expenses . . . . . . . . . . . . . . . . .  $   278,100
 Reserve for loss on contracts in progress. . . . .      619,400
 Research and development credit carryforward . . .    1,533,600
 Federal and State net operating loss carryforwards    1,451,900
 Valuation allowance for deferred tax assets. . . .   (3,445,200)
                                                     ------------
TOTAL DEFERRED TAX ASSETS . . . . . . . . . . . . .      437,800

Deferred tax liability:
 Tax over financial statement depreciation. . . . .     (437,800)
                                                     ------------

NET DEFERRED TAX ASSETS . . . . . . . . . . . . . .  $         -
                                                     ------------
                                                     ------------


The deferred tax asset is presented in the accompanying balance sheet at September 30, 2005 as follows:


Current deferred tax asset. . . .  $   897,500
Noncurrent deferred tax asset . .    2,985,500
Noncurrent deferred tax liability     (437,800)
Less:  Valuation allowance. . . .   (3,445,200)
                                   ------------

NET DEFERRED TAX ASSET. . . . . .  $         -
                                   ------------
                                   ------------


     The (provision) benefit for income taxes at September 30, 2005 and September 30, 2004 consists of the following:


                                                  SEPTEMBER 30, 2005  SEPTEMBER 30, 2004
-----------------------------------------------  -------------------  -------------------

Current . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
Deferred. . . . . . . . . . . . . . . . . . . .                    -                    -
Benefit of Federal net operating loss carryback                    -                    -
                                                 -------------------  -------------------

TOTAL . . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
                                                 -------------------  -------------------
                                                 -------------------  -------------------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $2,008,600 for the nine months ended September 30, 2005.

     At September 30, 2005, the Company had estimated research and development credit carryforwards of approximately $1,533,600 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The Company also had Federal and State net operating loss carryforwards of approximately $3,546,000 and $5,315,000, respectively. These carryforwards begin to expire in 2024.

     Pursuant to Internal Revenue Code Section 382, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.


                                    PAGE F-52


NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses at September 30, 2005:


                                                   SEPTEMBER 30
                                                   --------------

BEGINNING BALANCE . . . . . . . . . . . . . . . .  $      72,123

Change in product warranties issued during period          7,730
Payments made in cash or in-kind. . . . . . . . .  $      (7,730)
                                                   --------------

ENDING BALANCE. . . . . . . . . . . . . . . . . .  $      72,123
                                                   --------------
                                                   --------------


NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the nine months ended September 30, 2005 were $7,367,222. The Company records research and development costs specific to projects to cost of goods sold. All other research and development costs are expensed to general and administrative expenses.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the nine months ended September 30, 2005, approximately 55% of the Company's revenues were from four customers. At September 30, 2005, these customers represented approximately 35% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

For the nine months ended September 30, 2005, the Company made $20,101 in bonus payments. The accrued bonus obligation at September 30, 2005 was $32,559. The Company also accrued royalties to the two individuals in the amount of $308,049 for the period ended September 30, 2005. During the nine months ended September 30, 2005, the Company received $30,010 of services from a company owned by one of the individuals.


                                    PAGE F-53


                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors
Starsys  Research  Corporation
Boulder,  Colorado

We have audited the accompanying balance sheets of Starsys Research Corporation as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starsys Research Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver,  Colorado

July  31,  2005,  except for Note 14  as  to
     which  the  date  is  August  23,  2005


                                    PAGE F-54


                          STARSYS RESEARCH CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                                     ASSETS


                                              DECEMBER 31    DECEMBER 31
                                             -------------  -------------
                                                  2004          2003
                                             -------------  -------------

Current assets:
  Cash. . . . . . . . . . . . . . . . . . .  $     14,139   $       712
  Contract receivables. . . . . . . . . . .     3,639,966     4,996,159
  Accounts receivable - employees and other        39,894        12,784
  Current portion of notes receivable . . .        52,768        16,000
  Income taxes receivable . . . . . . . . .       317,014             -
  Costs and estimated earnings in excess of
   billings on uncompleted contracts. . . .     3,091,636     5,008,187
  Inventories . . . . . . . . . . . . . . .       277,725       208,434
  Prepaid expenses. . . . . . . . . . . . .        46,738        91,772
  Deferred income taxes . . . . . . . . . .       231,167        63,227
                                             -------------  -------------

   Total current assets . . . . . . . . . .     7,711,047    10,397,275
                                             -------------  -------------

Property and Equipment:
  Vehicles. . . . . . . . . . . . . . . . .        74,975        74,975
  Facility equipment. . . . . . . . . . . .     1,045,104       226,241
  Laboratory equipment. . . . . . . . . . .       351,898       317,857
  Office equipment and furniture. . . . . .       312,774       286,405
  Computer equipment. . . . . . . . . . . .       705,735       441,300
  Leasehold improvements. . . . . . . . . .        36,041        18,517
  Equipment under capital leases. . . . . .     1,059,464       806,455
                                             -------------  -------------

   Total, at cost . . . . . . . . . . . . .     3,585,991     2,171,750

  Less accumulated depreciation . . . . . .    (1,476,530)   (1,082,848)
                                             -------------  -------------

   Total property and equipment . . . . . .     2,112,461     1,088,902
                                             -------------  -------------

Other Assets:
  Notes receivable, less current
   portion included above . . . . . . . . .        38,000        43,993
  Deposits. . . . . . . . . . . . . . . . .        26,469        21,969
  Deferred income taxes . . . . . . . . . .             -       447,105
  Goodwill. . . . . . . . . . . . . . . . .             -       153,254
                                             -------------  -------------

   Total other assets . . . . . . . . . . .        64,469       666,321
                                             -------------  -------------

   Total assets . . . . . . . . . . . . . .  $  9,887,977   $12,152,498
                                             -------------  -------------
                                             -------------  -------------


                                    PAGE F-55


                          STARSYS RESEARCH CORPORATION
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                             DECEMBER 31    DECEMBER 31
                                                            -------------  -------------
                                                                 2004          2003
                                                            -------------  -------------
Current liabilities:
  Bank overdraft . . . . . . . . . . . . . . . . . . . . .  $          -   $   106,552
  Accounts payable . . . . . . . . . . . . . . . . . . . .     1,334,007     1,515,899
  Current portion of notes payable . . . . . . . . . . . .     3,933,343     3,576,217
  Current portion of obligations
  under capital leases . . . . . . . . . . . . . . . . . .       322,406       236,174
  Current portion of accrued bonuses . . . . . . . . . . .        56,695        37,796
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .     2,094,899     1,117,342
  Accrued wages and benefits . . . . . . . . . . . . . . .       772,342       491,665
  Other accrued expenses . . . . . . . . . . . . . . . . .       382,776       245,611
  Reserve for loss on contracts in progress. . . . . . . .     2,681,912       170,999
  Income taxes payable . . . . . . . . . . . . . . . . . .        31,643       212,929
                                                            -------------  -------------

    Total current liabilities                                 11,610,023     7,711,184
                                                            -------------  -------------
Long-Term liabilities:
  Notes payable, less current portion included above               8,300       660,205
  Obligations under capital leases,
  less current portion included above                            169,574       265,939
  Accrued bonuses, less current portion included above                 -        37,796
  Deferred income taxes                                          231,167             -
                                                            -------------  -------------

    Total long-term liabilities                                  409,041       963,940
                                                            -------------  -------------

    Total liabilities                                         12,019,064     8,675,124
                                                            -------------  -------------

Stockholders' equity (deficit)
  Common stock, $.001 par value; 25,000,000 and 1,000,000
  shares authorized for 2004 and 2003, respectively;
    520,447 and 521,127 shares issued and outstanding
  for 2004 and 2003, respectively                                    520           521
  Additional paid-in capital                                      51,886        68,485
  Retained earnings (accumulated deficit)                     (2,183,493)    3,408,368
                                                            -------------  -------------

    Total stockholders' equity (deficit)                      (2,131,087)    3,477,374
                                                            -------------  -------------

    Total liabilities and stockholders' equity (deficit)    $  9,887,977   $12,152,498
                                                            -------------  -------------
                                                            -------------  -------------

These  financial  statements  should  be  read  only  in  connection  with   the
accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-56


                          STARSYS RESEARCH CORPORATION
                            STATEMENTS OF OPERATIONS



                                            FOR THE YEAR ENDED DECEMBER 31
                                      --------------------------------------
                                                2004               2003
                                      ------------------  ------------------

Revenues . . . . . . . . . . . . . .  $     18,085,414     $     18,239,401

Cost of Revenues . . . . . . . . . .        19,138,106           13,512,703
                                      ------------------  ------------------

  Gross profit (loss). . . . . . . .        (1,052,692)           4,726,698
                                      ------------------  ------------------

Operating expenses
  General and administrative . . . .         3,901,198            3,026,939
  Goodwill impairment loss . . . . .           153,254                    -
                                      ------------------  ------------------

   Total operating expenses. . . . .         4,054,452            3,026,939
                                      ------------------  ------------------

   Income (loss) from operations . .        (5,107,144)           1,699,759
                                      ------------------  ------------------

Other income (expense)
  Rental income. . . . . . . . . . .             7,800                7,800
  Gain on sale of assets . . . . . .                 -                2,468
  Interest and other income. . . . .             7,493               11,299
  Interest and other expense . . . .          (306,693)            (255,028)
                                      ------------------  ------------------

   Total other income (expense). . .          (291,400)            (233,461)
                                      ------------------  ------------------

  Income (loss) before income taxes.        (5,398,544)           1,466,298

Income Taxes . . . . . . . . . . . .          (193,317)            (102,794)
                                      ------------------  ------------------

 Net Income (Loss) . . . . . . . . .  $     (5,591,861)    $      1,363,504
                                      ------------------  ------------------
                                      ------------------  ------------------

These  financial  statements  should  be  read  only  in  connection   with  the
accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-57


                          STARSYS RESEARCH CORPORATION
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                            RETAINED
                                                          ADDITIONAL        EARNINGS
                                      COMMON STOCK          PAID-IN       (ACCUMULATED
                                  SHARES       AMOUNT       CAPITAL          DEFICIT)           Total
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2002     522,826    $    523     $   94,485      $  2,044,864     $  2,139,872


Stock repurchase. . . . . . .      (1,699)         (2)       (26,000)                -          (26,002)

Net income. . . . . . . . . .           -           -              -         1,363,504        1,363,504
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2003     521,127         521         68,485         3,408,368        3,477,374

Stock repurchase. . . . . . .        (680)         (1)       (16,599)                -          (16,600)

Net loss. . . . . . . . . . .           -           -              -        (5,591,861)      (5,591,861)
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2004     520,447    $    520     $   51,886      $ (2,183,493)    $ (2,131,087)
                                -----------  ----------   -----------    --------------   --------------
                                -----------  ----------   -----------    --------------   --------------

These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-58


                          STARSYS RESEARCH CORPORATION
                           STATEMENTS  OF  CASH  FLOWS


                                                               FOR THE YEAR ENDED DECEMBER 31
                                                            -----------------------------------
                                                                    2004                2003
                                                            -----------------   ---------------
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . . . . . .  $    (5,591,861)    $    1,363,504
  Adjustments to reconcile net income (loss)
  to net cash provided (used by operating activities:
  Depreciation . . . . . . . . . . . . . . . . . . . . . .          390,682            271,054
  Goodwill impairment loss . . . . . . . . . . . . . . . .          153,254                  -
  Deferred income taxes. . . . . . . . . . . . . . . . . .          510,332           (215,008)
  Gain on sale of assets . . . . . . . . . . . . . . . . .                -             (2,468)
  Effects of changes in operating assets and liabilities:
  Contract receivables . . . . . . . . . . . . . . . . . .        1,356,193         (2,407,625)
  Accounts receivable - employees and other. . . . . . . .          (27,110)            (5,429)
  Income taxes receivable. . . . . . . . . . . . . . . . .         (317,014)                 -
  Costs and estimated earnings in excess of
  billings on uncompleted contracts. . . . . . . . . . . .        1,916,551         (2,559,934)
  Inventories. . . . . . . . . . . . . . . . . . . . . . .          (69,291)           (25,073)
  Prepaid expenses . . . . . . . . . . . . . . . . . . . .           45,034            (74,016)
  Deposits . . . . . . . . . . . . . . . . . . . . . . . .           (4,500)                 -
  Accounts payable . . . . . . . . . . . . . . . . . . . .         (181,892)           738,093
  Accrued bonuses. . . . . . . . . . . . . . . . . . . . .          (18,897)           (62,365)
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .          977,557            555,768
  Accrued wages and benefits . . . . . . . . . . . . . . .          280,677            132,905
  Other accrued expenses . . . . . . . . . . . . . . . . .          137,165            (44,043)
  Reserve for loss on contracts in progress. . . . . . . .        2,510,913            (62,602)
  Income taxes payable . . . . . . . . . . . . . . . . . .         (181,286)           207,511
                                                            -----------------   ---------------

   Net cash provided (used) by operating activities. . . .        1,886,507         (2,189,728)
                                                            -----------------   ---------------

Cash flows from investing activities:
  Proceeds received from sale of assets. . . . . . . . . .                -             17,988
  Payments received on notes receivable. . . . . . . . . .            7,225             29,000
  Disbursements for notes receivable . . . . . . . . . . .          (38,000)           (30,000)
  Purchase of property and equipment . . . . . . . . . . .       (1,136,428)          (182,597)
                                                            -----------------   ---------------

   Net cash used by investing activities . . . . . . . . .       (1,167,203)          (165,609)
                                                            -----------------   ---------------

Cash flows from financing activities:
  Advances on notes payable. . . . . . . . . . . . . . . .        7,195,282          7,184,717
  Repayment of notes payable . . . . . . . . . . . . . . .       (7,506,661)        (4,734,282)
  Repayment of capital lease obligations . . . . . . . . .         (287,946)          (210,988)
  Increase (decrease in bank overdraft). . . . . . . . . .         (106,552)           106,552
                                                            -----------------   ---------------

   Net cash provided (used) by financing activities. . . .         (705,877)         2,345,999
                                                            -----------------   ---------------

   Net increase (decrease) in cash . . . . . . . . . . . .           13,427             (9,338)

Cash at beginning of year. . . . . . . . . . . . . . . . .              712             10,050
                                                            -----------------   ---------------

Cash at end of year. . . . . . . . . . . . . . . . . . . .  $        14,139     $          712
                                                            -----------------   ---------------
                                                            -----------------   ---------------

Supplemental disclosures
  Cash paid for interest . . . . . . . . . . . . . . . . .  $       270,801     $      212,131
                                                            -----------------   ---------------
                                                            -----------------   ---------------
  Income taxes paid. . . . . . . . . . . . . . . . . . . .  $       181,286     $       62,400
                                                            -----------------   ---------------
                                                            -----------------   ---------------

These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-59


NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

For the years ended December 31, 2004 and 2003, equipment acquire with capital lease obligations totaled $277,814 and $99,037, respectively, and common stock repurchased with a note payable totaled $16,600 and $26,002, respectively.


                                    PAGE F-60


                          STARSYS RESEARCH CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                           DECEMBER 31, 2004 AND 2003
     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at December 31, 2003 was to increase the net loss for the year ended December 31, 2004 by approximately $3,100,000 from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding year. The amount of this change includes effects of changes in estimates and change orders subsequent to December 31, 2003, and it was not considered practical to segregate the effects of changes in estimates from the effects of subsequent change orders.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

     Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

     The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At December 31, 2004 and 2003, no allowance was necessary as all accounts are considered collectible by management. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability of amounts due the Company could be adversely affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method). If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.


                                    PAGE F-61


     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.

PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the years ended December 31, 2004 and 2003 was $390,682 and $271,054, respectively.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company accrued $72,123 for warranty claims at December 31, 2004. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience. No provision for estimated future warranty claims was recorded at December 31, 2003, as management believed any such claims would be insignificant, based on historical experience.

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.

GOODWILL  INTANGIBLE  ASSETS  AND  AMORTIZATION

     Goodwill had been recorded for the acquisition of the assets of American Technology Consortium, Inc. ("ATC") by the Company in 2000. Goodwill was previously amortized over five years using the straight-line method.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (FAS-142), Goodwill and Other Intangible Assets. FAS-142 requires goodwill and other intangible assets that have indefinite useful lives to no longer be amortized; however, these assets must be tested at least annually for impairment. FAS-142 also requires an evaluation of existing acquired goodwill and other intangible assets for proper classification under the new requirements. In addition, intangible assets (other than goodwill) that have finite useful lives will continue to be amortized over their useful lives. The Company adopted FAS-142 effective January 1, 2002 and, accordingly, ceased amortizing amounts related to goodwill starting January 1, 2002. In accordance with FAS-142, the Company has compared its fair value to the carrying value of its associated assets to determine if there was any impairment of goodwill. The fair value at December 31, 2003 was determined using a reasonable estimate of future cash flows of the Company and a risk adjusted discount rate to compute a net present value of future cash flows. As a result of this comparison, the Company determined that no impairment of goodwill had occurred at December 31, 2003.

     Due to the operating loss incurred by the Company for the year ended December 31, 2004, an impairment loss for the entire carrying amount of the goodwill of $153,254 was recorded for the year ended December 31, 2004.

STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying


                                    PAGE F-62


common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.






                                                                 YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                                  2004                  2003
                                                          ------------------     ----------------
Net income (loss) - as reported. . . . . . . . . . . . .  $     (5,591,861)      $     1,363,504
Deduct:  Total stock-based employee compensation expense
determined under fair value based method for all awards.            (4,302)              (18,769)
                                                          ------------------     ----------------

Estimated net income - pro forma . . . . . . . . . . . .  $     (5,596,163)      $     1,344,735
                                                          ------------------     ----------------
                                                          ------------------     ----------------


     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its December 31, 2006 financial statements. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.

This  information  is an integral part of the accompanying financial statements.


                                    PAGE F-63


                          STARSYS RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $5,591,861 for the year ended December 31, 2004 and has an stockholders' deficit of $2,131,087 as of December 31, 2004. The Company also has negative working capital at December 31, 2004 of $3,898,976. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and the additional debt and additional equity investment (see Note 14). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 14).

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.

NOTE  2  -  CONTRACT  RECEIVABLES

     Contract receivables consist of the following at December 31, 2004 and 2003:


                                                 2004        2003
                                              ----------  ----------
Billed
 Completed contracts. . . . . . . . . . . . . $1,502,016  $1,613,459
 Contracts in progress. . . . . . . . . . . .  1,871,089   2,258,620
Unbilled. . . . . . . . . . . . . . . . . . .    266,861   1,124,080
                                              ----------  ----------
                                               3,639,966   4,996,159
Less allowance for doubtful accounts. . . . .          -           -
                                              ----------  ----------

TOTAL CONTRACT RECEIVABLES. . . . . . . . . . $3,639,966  $4,996,159
                                              ----------  ----------
                                              ----------  ----------

     Billed  contract  receivables consist of the following at December 31, 2004 and  2003:
                                                 2004        2003
                                              ----------  ----------
Billed commercial . . . . . . . . . . . . . . $  788,563  $  747,282
Billed governmental . . . . . . . . . . . . .  2,584,542   3,124,797
                                              ----------  ----------

TOTAL BILLED CONTRACT RECEIVABLES . . . . . . $3,373,105  $3,872,079
                                              ----------  ----------
                                              ----------  ----------

NOTE  3  -  CONTRACTS  IN  PROGRESS

     Contracts in progress at December 31, 2004 and 2003 are summarized as follows:


                                             2004           2003
                                         -------------  -------------

Costs incurred on uncompleted contracts  $ 25,872,527   $ 15,789,115
Estimated earnings (loss) thereon . . .    (1,997,034)       536,787
                                           23,875,493     16,325,902
                                         -------------  -------------
Less billings to date . . . . . . . . .   (22,878,756)   (12,435,057)

TOTAL . . . . . . . . . . . . . . . . .  $    996,737   $  3,890,845


                                    PAGE F-64


     These amounts are reflected in the accompanying balance sheet under the following captions:


                                               2004          2003
                                           ------------  ------------

Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 3,091,636   $ 5,008,187
Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (2,094,899)   (1,117,342)
                                           ------------  ------------

TOTAL . . . . . . . . . . . . . . . . . .  $   996,737   $ 3,890,845
                                           ------------  ------------
                                           ------------  ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at December 31, 2004 and 2003, consist of notes due from employees and a stockholder, which total $90,768 and $59,993, respectively. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $5,963 and $3,935 at December 31, 2004 and 2003, respectively.

     In addition, during the years ended December 31, 2004 and 2003, the Company had advanced amounts to various employees. Accounts receivable due from employees as of December 31, 2004 and 2003 were $20,412 and $7,879, respectively. There were no signed note agreements for these advances due to the short repayment terms of the advances.


                                    PAGE F-65


NOTE  5  -  NOTES  PAYABLE

     Notes  payable  at  December  31,  2004 and 2003 consists of the following:



                                                                    2004               2003
                                                              --------------    ---------------
Line-of-credit  agreement  with  bank; maximum of $3,200,000 maturity  at  February 28, 2005; interest at prime plus .75%
(a  total  of  6%  at  December 31, 2004); collateralized by
accounts  receivable,  equipment  and  inventory.             $   2,479,308      $   2,829,717


Term  loan with bank; maturity at February 28, 2005; monthly payments  of  $29,480,  with a balloon payment of $1,403,507 due  at  maturity.  Interest  at  6.5%;  collateralized  by
accounts  receivable,  equipment  and  inventory.                 1,417,994. .               -

Term  loan  with  bank; maturity at August 31, 2007; monthly payments  of  $21,650  including  interest  at  7.75%;
collateralized  by  accounts  receivable,  equipment  and
inventory.                                                                -            822,620

Note  payable  to  ATC  for  asset purchase; interest at 7%;
quarterly  payments  of  principal  and  interest of $4,178;
maturity  at  June  30,  2005.                                       18,119             33,265

Term  loan  with  bank;  maturity at August 1, 2004; monthly payments of $309 including interest at 9.75%; collateralized
by  equipment.                                                            -              2,417

Note  payable  to  Ford  Motor  Credit  for  asset purchase, interest  at 0%; monthly payments of principal of $1,069.08;
maturity  at September 4, 2005; collateralized by equipment.          9,622             22,401

Term  loan  with  bank;  maturity at April 30, 2004; monthly interest-only  payments at prime plus .75% (a total of 4.75%
at  December 31, 2003); lump sum principal payment due April
30,  2004;  collateralized by accounts receivable, equipment
and  inventory.                                                           -            500,000

Promissory  note with former stockholder; maturity at May 1,
2006;  two  equal payments of principal and accrued interest at  10%  are  due  May  1,  2005  and  May  1,  2006;
uncollateralized.                                                    16,600                  -

Promissory note with former stockholder; maturity at July 1,
2005;  two  equal payments of principal and accrued interest at  10%  are  due  July  1,  2004  and  July  1,  2005;
uncollateralized.                                                         -             26,002
                                                              --------------    ---------------

Total                                                             3,941,643          4,236,422

Less current portion                                             (3,933,343)        (3,576,217)
                                                              --------------    ---------------

Long-term portion                                             $       8,300      $     660,205
                                                              --------------    ---------------
                                                              --------------    ---------------

Maturities of notes payable are as follows:

Year Ending December 31,

2005                                                                             $       8,300
                                                              --------------    ---------------

Total                                                                            $       8,300
                                                              --------------    ---------------
                                                              --------------    ---------------




     All bank notes payable are also personally guaranteed by a stockholder of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at December 31, 2004.


                                    PAGE F-66


     On March 30, 2005, the Company refinanced the line-of-credit, term loan, and certain capital leases with a new bank (see Note 6). The balances at December 31, 2004 of the line of credit and term note that were refinanced were $2,479,308 and $1,417,994, respectively. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus .5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006 (see Note 14).

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire through 2005. Accumulated depreciation for these assets was $372,783 and $202,456 at December 31, 2004 and 2003 respectively. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

Minimum  rental  commitments  under  these  leases  are  as  follows:


                          CAPITAL      OPERATING
YEAR ENDING DECEMBER 31,  LEASES       LEASES
                          ----------   ----------

2005 . . . . . . . . . .  $  345,507   $  416,849
2006 . . . . . . . . . .     118,558      416,497
2007 . . . . . . . . . .      59,339       38,578
                          -----------  ----------
                             523,404   $  871,924
                                       ----------
                                       ----------
Less interest. . . . . .     (31,424)
                          -----------
                             491,980
Less current portion . .    (322,406)
                          -----------

LONG-TERM PORTION. . . .  $  169,574
                          -----------
                          -----------


     Total rent expense for the years ended December 31, 2004 and 2003 was $633,859 and $524,874, respectively. This amount includes normal operating expenses paid with the leases.

     The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $7,800 for both the years ended December 31, 2004 and 2003.

     Certain capital leases were refinanced on March 30, 2005 with a new bank. The balance of these capital lease obligations at December 31, 2004 was $433,138 (see Note 5).

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years form the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.


                                    PAGE F-67


     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                         0%
Expected  stock  price  volatility                0%
Risk-free  interest  rate             4.2%  to  6.7%
Expected  life  of  options                10  years

     Incentive  stock  option  transactions  are  summarized  as  follows:


                                     INCENTIVE STOCK                  WEIGHTED AVERAGE
                                      OPTION SHARES               EXERCISE PRICE PER SHARE

                                     2004           2003             2004           2003

Outstanding, beginning of year     106,080         105,592        $   9.64       $   9.61

Options granted. . . . . . . .           -             488               -          15.30
Options expired. . . . . . . .           -               -               -              -
Options forfeited. . . . . . .           -               -               -              -
Options exercised. . . . . . .           -               -               -              -
                                   --------        --------       ---------      ---------
Outstanding, end of year . . .     106,080         106,080        $   9.64       $   9.64
                                   --------        --------       ---------      ---------
                                   --------        --------       ---------      ---------

     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

  The following table summarizes information concerning outstanding and exercisable options at December 31, 2004:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      106,080             5          $  9.64       105,508     $  9.64


AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at December 31, 2004.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Eligible employees include all employees who complete six months of continuous employment with the Company or have completed one year of service provided that the employee is employed with the Company at the time of participation in the plan. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the years ended December 31, 2004 and 2003 the Company made discretionary profit sharing contributions of $0 and $136,615, respectively. Discretionary matching 401(k) contributions made during 2004 and 2003 were $17,537 and $0, respectively. The above plans are not leveraged by the Company.


                                    PAGE F-68


     The total number of shares of the Company's stock allocated to and held by the plan was and 36,611 at December 31, 2004 and 2003, respectively. Any dividends paid on the plan shares are charged to retained earnings.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the years ended December 31, 2004 and 2003.

NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at December 31, 2004 and 2003 is as follows:



                                                      ------------------------

                                                           2004        2003
                                                      ------------  ----------
Deferred tax assets:

  Accrued vacation . . . . . . . . . . . . . . . . .  $    45,144   $  23,422
  Reserve for loss on contracts in progress. . . . .      525,732      39,805
  Research and development credit carryforward . . .      672,717     549,515
  Federal and State net operating loss carryforwards      423,163           -
  Valuation allowance for deferred tax assets. . . .   (1,435,589)          -
                                                      ------------  ----------

Total deferred tax assets. . . . . . . . . . . . . .      231,167     612,742

Deferred tax liability:


Tax over financial statement depreciation. . . . .       (231,167)   (102,410)
                                                      ------------  ----------

Net deferred tax assets. . . . . . . . . . . . . . .  $         -   $ 510,332
                                                      ------------  ----------
                                                      ------------  ----------



     The deferred tax asset is presented in the accompanying balance sheet at December 31, 2004 and 2003 as follows:


                                      2004       2003
                                   ----------  --------

Current deferred tax asset. . . .  $ 231,167   $ 63,227
Noncurrent deferred tax asset . .          -    447,105
Noncurrent deferred tax liability   (231,167)         -
                                   ----------  --------

Net deferred tax asset. . . . . .  $       -   $510,332
                                   ----------  --------
                                   ----------  --------


     The (provision) benefit for income taxes at December 31, 2004 and 2003 consists of the following:


                                                    2004        2003
                                                 ----------  ----------

Current . . . . . . . . . . . . . . . . . . . .  $       -   $(317,802)
Deferred. . . . . . . . . . . . . . . . . . . .   (510,332)    215,008
Benefit of Federal net operating loss carryback    317,015           -
                                                 ----------  ----------

Total . . . . . . . . . . . . . . . . . . . . .  $(193,317)  $(102,794)
                                                 ----------  ----------
                                                 ----------  ----------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $1,435,589, and general business credits utilized of $0 and $174,882 for the years ended December 31, 2004 and 2003, respectively.

     At December 31, 2004, the Company had estimated research and development credit carryforwards of $672,717 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The


                                    PAGE F-69


Company also had Federal and State net operating loss carryforwards of approximately $1,500,000 and $3,270,000, respectively. These carryforwards begin to expire in 2024.

NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses:


Beginning Balance. . . . . . . . . . . . . . . . . . .  $      -

  Changes in product warranties issued during the year   125,888
  Payments made in cash or in-kind . . . . . . . . . .   (53,765)
                                                       ----------
Ending Balance . . . . . . . . . . . . . . . . . . . .  $ 72,123
                                                       ----------
                                                       ----------

NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the years ended December 31, 2004 and 2003 were $10,524,603 and $6,717,296, respectively.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the year ended December 31, 2004, approximately 69% of the Company's revenues were from four customers. At December 31, 2004, these customers represented approximately 53% of total contract receivables. For the year ended December 31, 2003, approximately 48% of the Company's revenues were from two customers. At December 31, 2003, these customers represented approximately 20% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

     For the years ended December 31, 2004 and 2003, the Company made $56,695 and $100,161 in bonus payments, respectively. The accrued bonus obligation at December 31, 2004 and 2003 was $56,695 and $75,592, respectively. The Company also accrued royalties to the two individuals in the amount of $231,585 and $187,040 for the years ended December 31, 2004 and 2003, respectively. During the years ended December 31, 2004 and 2003, the Company received $114,132 and $82,368, respectively, of services from a company owned by one of the individuals.

NOTE  14  -  SUBSEQUENT  EVENTS

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenants and other violations under its existing loans with its current bank (see Note 5). The Agreement was later amended on July 26, 2005. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     - On or before July 26, 2005, the Company shall receive a minimum of $800,000 of additional cash equity.


                                    PAGE F-70


- On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.

- On or before October 31, 2005, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before October 31, 2005 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or October 31, 2005 (see Note 5).

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement.

     On August 23, 2005, the Company entered into an offer to sell the shares of the Company's stock (the "Offer") to SpaceDev, a publicly traded company. The Offer is projected to close on October 31, 2005. The Offer provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. SpaceDev will also repay the remaining principal and interest of the Company's credit facility with the bank and any subordinated debt. SpaceDev will also provide the Company with a bridge loan in the amount of $1,200,000 prior to closing to comply with the bank's requirements under the Agreement.

     The Offer also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

This  information  is an integral part of the accompanying financial statements.


                                    PAGE F-71


THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT") CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES (THE "REPRESENTATIONS") BY STARSYS RESEARCH CORPORATION ("STARSYS") AND A KEY SHAREHOLDER OF STARSYS IN FAVOR OF SPACEDEV, INC. ("SPACEDEV"), AND BY SPACEDEV AND ITS WHOLLY-OWNED SUBSIDIARY IN FAVOR OF STARSYS. NO PERSON, OTHER THAN THE PARTIES TO THE AGREEMENT, ARE ENTITLED TO RELY ON THE REPRESENTATIONS CONTAINED IN THE MERGER
AGREEMENT.  THE  MERGER  AGREEMENT  IS FILED IN ACCORDANCE WITH THE RULES OF THE
SECURITIES AND EXCHANGE COMMISSION AS A MATERIAL PLAN OF ACQUISITION, AND IS INTENDED BY SPACEDEV SOLELY AS A RECORD OF THE AGREEMENT REACHED BY THE PARTIES THERETO. THE FILING OF THE MERGER AGREEMENT IS NOT INTENDED AS A MECHANISM TO UPDATE, SUPERSEDE OR OTHERWISE MODIFY PRIOR DISCLOSURES OF INFORMATION AND RISKS CONCERNING SPACEDEV WHICH SPACEDEV HAS MADE TO ITS SHAREHOLDERS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT THE REPRESENTATIONS ARE QUALIFIED BY INFORMATION IN CONFIDENTIAL DISCLOSURE SCHEDULES THAT STARSYS
HAS DELIVERED TO THE SPACEDEV, AND DISCLOSURE SCHEDULES THAT SPACEDEV HAS DELIVERED TO STARSYS (THE "DISCLOSURE SCHEDULES"). THE DISCLOSURE SCHEDULES CONTAIN INFORMATION THAT MODIFIES, QUALIFIES AND CREATES EXCEPTIONS TO THE REPRESENTATIONS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT CERTAIN REPRESENTATIONS MADE IN THE MERGER AGREEMENT ARE NOT INTENDED TO BE AFFIRMATIVE REPRESENTATIONS OF FACTS, SITUATIONS OR CIRCUMSTANCES, BUT ARE INSTEAD DESIGNED AND INTENDED TO ALLOCATE CERTAIN RISKS BETWEEN SPACEDEV AND ITS WHOLLY-OWNED SUBSIDIARY, ON THE ONE HAND, AND STARSYS AND ITS KEY SHAREHOLDER, ON THE OTHER HAND. THE USE OF REPRESENTATIONS AND WARRANTIES TO ALLOCATE RISK IS A STANDARD DEVICE IN MERGER AGREEMENTS.

ACCORDINGLY, SHAREHOLDERS SHOULD NOT RELY ON THE REPRESENTATIONS AS AFFIRMATIONS OR CHARACTERIZATIONS OF INFORMATION CONCERNING SPACEDEV OR STARSYS AS OF THE DATE OF THE MERGER AGREEMENT, OR AS OF ANY OTHER DATE.


                                                    Agreement and Plan of Merger


                                  PAGE


            _________________________________________________________

                                 Project Spirit

                                 Acquisition of
                          Starsys Research Corporation
            _________________________________________________________

                Agreement and Plan of Merger and Reorganization,

                                  by and among

                                 SpaceDev, Inc.,

                          Monoceros Acquisition Corp.,

                          Starsys Research Corporation,

                       Scott Tibbitts, a Key Shareholder,

                                       And

                      Scott Tibbitts, as Shareholder Agent

                       ___________________________________

                                October 24, 2005
                       ___________________________________



                                                    Agreement and Plan of Merger


                                  PAGE

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
ARTICLE  I  THE  MERGER                                                      A-1
Section  1.1     The  Merger                                                 A-1
Section  1.2     Effective  Time                                             A-1
Section  1.3     Closing                                                     A-2
Section  1.4     Effects  of  the  Merger                                    A-2
Section  1.5     Articles  of  Incorporation  and  Bylaws                    A-2
Section  1.6     Directors  and  Officers                                    A-2

ARTICLE  II  MERGER CONSIDERATION; CANCELLATION OF COMPANY STOCK             A-2
Section  2.1     Certain  Definitions.                                       A-2
Section  2.2     Effect  on  Capital  Stock                                  A-3
Section  2.3     Loan  Repayments.                                           A-4
Section  2.4     Shareholder  Consideration                                  A-4
Section  2.5     Calculation  of  Performance  Consideration                 A-5
Section  2.6     Protective  Provisions                                      A-7
Section  2.7     Allocation and Distribution of Shareholder Consideration    A-7
Section  2.8     Adjustments  to  Parent  Common  Stock                      A-7
Section  2.9     No  Fractional  Shares                                      A-7
Section  2.10    Surrender of Certificates; Lost, Stolen or Destroyed
                 Certificates                                                A-8
Section  2.11    Stock  Options;  Stock  Bonus  Plan                         A-8
Section  2.12    Treasury  Stock                                             A-9
Section  2.13    Shares  of  Dissenting  Shareholders                        A-9
Section  2.14    Tax  Consequences                                           A-9
Section  2.15    Accounting  Treatment                                       A-9
Section  2.16    Withholding  Rights                                         A-9
Section  2.17    Escrow  Account.                                            A-9
Section  2.18    Expense  Fund.                                             A-10
Section  2.19    Company  Expense  Payments.                                A-11
Section  2.20    Closing  Working  Capital  Deficit  Adjustment             A-11
Section  2.21    Transfer  Of  Contingent  Rights.                          A-12
Section  2.22    Taking  of  Necessary  Action;  Further  Action            A-12

ARTICLE  III  REPRESENTATIONS  AND  WARRANTIES  CONCERNING  THE  COMPANY    A-12
Section  3.1     Organization  and  Qualification.                          A-12
Section  3.2     Subsidiaries.                                              A-12
Section  3.3     Capital  Structure.                                        A-13
Section  3.4     Approval  of  Transactions.                                A-13
Section  3.5     Authority.                                                 A-13
Section  3.6     No  Conflict.                                              A-14
Section  3.7     Consents.                                                  A-14
Section  3.8     Books  and  Records.                                       A-15
Section  3.9     Company  Financial  Statements.                            A-15
Section  3.10    No  Undisclosed  Liabilities.                              A-15
Section  3.11    No  Off-Balance  Sheet  Arrangements.                      A-16
Section  3.12    No  Changes.                                               A-16
Section  3.13    Tax  Matters.                                              A-18
Section  3.14    Restrictions  on  Business  Activities.                    A-19
Section  3.15    Title of Properties; Absence of Liens and Encumbrances;
                 Condition  of  Equipment.                                  A-20
Section  3.16    Intellectual  Property.                                    A-20
Section  3.17    Agreements,  Contracts  and  Commitments.                  A-23
Section  3.18    Government  Contracts.                                     A-24
Section  3.19    Related  Party  Transactions.                              A-26
Section  3.20    Compliance  with  Law;  Governmental  Authorization.       A-26
Section  3.21    Litigation.                                                A-26
Section  3.22    Accounts  Receivable,  Customers  and  Inventory.          A-26

                                 PAGE-i-            Agreement and Plan of Merger

Section  3.23    Environmental  Matters.                                    A-27
Section  3.24    Brokers'  and  Finders'  Fees.                             A-28
Section  3.25    Employee  Benefit  Plans  and  Compensation.               A-28
Section  3.26    Insurance.                                                 A-31
Section  3.27    Relations  With  Governmental  Entities.                   A-31
Section  3.28    Warranties.                                                A-31
Section  3.29    Complete  Copies  of  Materials.                           A-31
Section  3.30    Customer  Relations.                                       A-31
Section  3.31    Equity  Ownership.                                         A-31
Section  3.32    Form  S-4  Information.                                    A-32
Section  3.33    Expenses  of  Sale.                                        A-32
Section  3.34    Representations  Complete.                                 A-32

ARTICLE  IV  PARENT  AND  MERGER  SUB  REPRESENTATIONS  AND  WARRANTIES     A-32
Section  4.1     Organization  and  Qualification.                          A-33
Section  4.2     Subsidiaries.                                              A-33
Section  4.3     Power  and  Authority;  Enforceability.                    A-33
Section  4.4     No  Conflict.                                              A-33
Section  4.5     Consents.                                                  A-33
Section  4.6     Capitalization.                                            A-34
Section  4.7     SEC  Filings;  Financial  Statements.                      A-34
Section  4.8     Form  S-4  Information.                                    A-34
Section  4.9     No  Undisclosed  Liabilities.                              A-35
Section  4.10    Valid  Issuance.                                           A-35
Section  4.11    Merger  Sub.                                               A-35
Section  4.12    SpaceDev  Oklahoma.                                        A-35
Section  4.13    Suspension  and  Trading.                                  A-35
Section  4.14    Government  Contracts.                                     A-37
Section  4.15    Agreements,  Contracts  and  Commitments.                  A-37
Section  4.16    Representations  Complete.                                 A-37

ARTICLE  V  COVENANTS  RELATED  TO  CONDUCT  OF  BUSINESS                   A-37
Section  5.1     Conduct  of  Business  of  the  Company  Until Closing.    A-37
Section  5.2     Reasonable  Efforts  and  Further  Assurances.             A-39
Section  5.3     Certain  Tax  Matters.                                     A-39
Section  5.4     Access  to  Information.                                   A-40
Section  5.5     No  Solicitation.                                          A-40
Section  5.6     Public  Announcements;  Employee  Announcements.           A-41
Section  5.7     Notification  of  Certain  Matters.                        A-41
Section  5.8     Pre-Approval  of  Certain  Transactions.                   A-41
Section  5.9     Consents  to  Merger.                                      A-42
Section  5.10    Export  Licenses.                                          A-42
Section  5.11    Petercsak  Release.                                        A-42
Section  5.12    Preparation  of  Form  S-4  and  Proxy  Statement.         A-42
Section  5.13    Parent  Shareholders  Meeting.                             A-43
Section  5.14    Company  Shareholders  Meeting.                            A-43
Section  5.15    Financial  Statements.                                     A-44
Section  5.16    Repayment  of  Certain  Loans  and  Advances.              A-44
Section  5.17    Private  Financing.                                        A-44

ARTICLE  VI  CONDITIONS  TO  CLOSING                                        A-44
Section  6.1     Conditions to Obligations of Each Party Under This
                 Agreement                                                  A-44
Section  6.2     Additional  Conditions  to  the  Obligations of Parent     A-45
Section 6.3      Additional Conditions to the Obligations of the Company    A-48

ARTICLE  VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION    A-49
Section  7.1     Survival  of Representations, Warranties and Covenants.    A-49
Section  7.2     Indemnification;  Escrow  Account;  Expense  Fund.         A-50
Section  7.3     Limitation  on  Indemnification.                           A-51
Section  7.4     Indemnification  Procedures.                               A-52

                                PAGE-ii-            Agreement and Plan of Merger

Section  7.5     Shareholder  Agent.                                        A-54
Section  7.6     Resolution  of  Conflicts.                                 A-54
Section  7.7     No  Contribution.                                          A-55
Section  7.8     Fraud;  Willful  Misrepresentation.                        A-55
Section  7.9     Exclusive  Remedies.                                       A-55
Section  7.10    Purchase  Price  Adjustment.                               A-55

ARTICLE  VIII  POST-CLOSING  COVENANTS                                      A-55
Section  8.1     Parent  Board  of  Directors                               A-55
Section  8.2     Separate  Books  and  Records.                             A-55
Section  8.3     Operation  of  Surviving  Corporation.                     A-55
Section  8.4     Sale  of  Surviving  Corporation.                          A-56
Section  8.5     Stock  Options.                                            A-56
Section  8.6     Capital  Investments.                                      A-56
Section  8.7     Continuity  of  Business  Enterprise.                      A-56
Section  8.8     Attorney-Client  Privilege.                                A-57

ARTICLE  IX  EMPLOYEES                                                      A-57
Section  9.1     Retaining  Employees.                                      A-57
Section  9.2     Employee  Benefit  Arrangements.                           A-57
Section  9.3     No  Benefit  to  the  Company  Employees  Intended.        A-57

ARTICLE  X  TERMINATION                                                     A-57
Section  10.1    Circumstances  for  Termination.                           A-57
Section  10.2    Effect  of  Termination.                                   A-58

ARTICLE  XI  MISCELLANEOUS                                                  A-58
Section  11.1    Entire  Agreement.                                         A-58
Section  11.2    Parties  In  Interest.                                     A-58
Section  11.3    Assignment;  Amendment.                                    A-58
Section  11.4    Notices                                                    A-58
Section  11.5    Specific  Performance.                                     A-59
Section  11.6    Submission to Jurisdiction; No Jury Trial; Service of
                 Process.                                                   A-60
Section  11.7    Time.                                                      A-60
Section  11.8    Counterparts.                                              A-60
Section  11.9    Governing  Law.                                            A-60
Section  11.10   Expenses.                                                  A-60
Section  11.11   Certain  Taxes.                                            A-61
Section  11.12   Extensions;  Waiver.                                       A-61
Section  11.13   Severability.                                              A-61
Section  11.14   Incorporation  of  Exhibits and Disclosure Schedules.      A-61
Section  11.15   Titles  and  Headings.                                     A-61
Section  11.16   Facsimile  Execution.                                      A-61
Section  11.17   Construction.                                              A-61
Section  11.18   Definitions.                                               A-62

                               PAGE-iii-            Agreement and Plan of Merger

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

EXHIBIT  A-1       Form  of  Company  Voting  Agreement
EXHIBIT  A-2       Form  of  Parent  Voting  Agreement
EXHIBIT  B         Form  of  Statement  of  Merger
EXHIBIT  C         Form  of  Letter  of  Transmittal
EXHIBIT  D-1       Form  of  Legal  Opinion  of  Holland  &  Hart  LLP
EXHIBIT  D-2       Form of Legal Opinion of Sheppard, Mullin, Richter &
                   Hampton, LLP
EXHIBIT  E-1       Form  of  Officers'  Certificate  -  Company
EXHIBIT  E-2       Form  of  Key  Shareholder's  Certificate
EXHIBIT  E-3       Form  of  Officer's  Certificate  -  Parent
EXHIBIT  F         Form  of  Non-Competition  Agreement
EXHIBIT  G         Form  of  Tibbitts  Executive  Employment  Agreement
EXHIBIT  H         Form  of  Standstill  and  Lock-Up  Agreement
EXHIBIT  I         Form  of  Executive  Officer  Release
EXHIBIT  J         Form  of  Parent  Approval  of  Proposed  Transaction
SCHEDULE 2.20(a)   Sample  Working  Capital  Deficit  Calculation


                                PAGE-i-            Agreement and Plan of Merger


                             INDEX OF DEFINED TERMS
                             ----------------------




ACCOUNTING DISPUTE . . . . . . . . . . . . .   6
ACCOUNTING REFEREE . . . . . . . . . . . . .   6
ACCOUNTS RECEIVABLE. . . . . . . . . . . . .  62
ACTION . . . . . . . . . . . . . . . . . . .  63
ACTUAL KNOWLEDGE . . . . . . . . . . . . . .  63
AFFILIATE. . . . . . . . . . . . . . . . . .  63
AGREEMENT. . . . . . . . . . . . . . . . . .   1
AMEND. . . . . . . . . . . . . . . . . . . .  63
APPLICABLE TIME. . . . . . . . . . . . . . .  63
APPROVED CONTRACT. . . . . . . . . . . . . .  45
APPROVED TRANSACTION . . . . . . . . . . . .  42
BASKET AMOUNT. . . . . . . . . . . . . . . .  51
BEST EFFORTS . . . . . . . . . . . . . . . .  63
BREACH . . . . . . . . . . . . . . . . . . .  63
CAPITAL INVESTMENTS. . . . . . . . . . . . .  56
CAPITAL LEASE OBLIGATION . . . . . . . . . .  63
CAPITALIZATION ADJUSTMENT. . . . . . . . . .   2
CASH EARNOUT . . . . . . . . . . . . . . . .   2
CBCA . . . . . . . . . . . . . . . . . . . .   1
CERCLA . . . . . . . . . . . . . . . . . . .  63
CERTIFICATES . . . . . . . . . . . . . . . .   8
CLAIM NOTICE . . . . . . . . . . . . . . . .  49
CLOSING. . . . . . . . . . . . . . . . . . .   2
CLOSING BALANCE SHEET. . . . . . . . . . . .  11
CLOSING CONSIDERATION. . . . . . . . . . . .  63
CLOSING DATE . . . . . . . . . . . . . . . .   2
CLOSING DEBT . . . . . . . . . . . . . . . .  63
CODE . . . . . . . . . . . . . . . . . . . .  63
COMMITMENT . . . . . . . . . . . . . . . . .  64
COMPANY. . . . . . . . . . . . . . . . . . .   1
COMPANY AUTHORIZATIONS . . . . . . . . . . .  26
COMPANY BOARD RESOLUTIONS. . . . . . . . . .  13
COMPANY COMMON STOCK . . . . . . . . . . . .  64
COMPANY CONTRACT . . . . . . . . . . . . . .  64
COMPANY EMPLOYEE PLAN. . . . . . . . . . . .  64
COMPANY EXPENSE PAYMENTS . . . . . . . . . .  64
COMPANY INFORMATION. . . . . . . . . . . . .  64
COMPANY INTELLECTUAL PROPERTY. . . . . . . .  64
COMPANY LICENSES . . . . . . . . . . . . . .  64
COMPANY OPTION HOLDERS . . . . . . . . . . .   8
COMPANY OPTION PLAN. . . . . . . . . . . . .  13
COMPANY OPTIONS. . . . . . . . . . . . . . .  13
COMPANY PRODUCTS . . . . . . . . . . . . . .  64
COMPANY SHAREHOLDERS MEETING . . . . . . . .  43
COMPANY SOFTWARE . . . . . . . . . . . . . .  64
COMPANY TRANSACTION EXPENSES . . . . . . . .  32
COMPANY VOTING AGREEMENTs. . . . . . . . . .   1
COMPENSATION COMMITTEE . . . . . . . . . . .  56
COMPETING PARTY. . . . . . . . . . . . . . .  40
COMPETING TRANSACTION. . . . . . . . . . . .  40
CONFIDENTIAL INFORMATION . . . . . . . . . .  65
CONFLICT . . . . . . . . . . . . . . . . . .  14
CONSENT. . . . . . . . . . . . . . . . . . .  65
CONSIDERATION RECEIVED . . . . . . . . . . .  51


                                PAGE-i-            Agreement and Plan of Merger

CONTRACT . . . . . . . . . . . . . . . . . .  65
COPYRIGHTS . . . . . . . . . . . . . . . . .  65
CURRENT BALANCE SHEET. . . . . . . . . . . .  65
CURRENT BALANCE SHEET DATE . . . . . . . . .  65
CUSTOMER INFORMATION . . . . . . . . . . . .  20
DEBT . . . . . . . . . . . . . . . . . . . .  65
DEFENDING PARTY. . . . . . . . . . . . . . .  54
DISCLOSING PARTY . . . . . . . . . . . . . .  65
DISSENTING SHAREHOLDER . . . . . . . . . . .  65
DISSENTING SHARES. . . . . . . . . . . . . .  65
EARNOUT PERIOD . . . . . . . . . . . . . . .  55
EBITDA . . . . . . . . . . . . . . . . . . .   2
EBITDA RATIO . . . . . . . . . . . . . . . .   2
EBITDA TARGET. . . . . . . . . . . . . . . .   2
EFFECTIVE TIME . . . . . . . . . . . . . . .   1
EMPLOYEE . . . . . . . . . . . . . . . . . .  65
EMPLOYEE AGREEMENT . . . . . . . . . . . . .  66
EMPLOYEE BENEFIT PLAN. . . . . . . . . . . .  66
EMPLOYEE PENSION PLAN. . . . . . . . . . . .  66
ENCUMBRANCE. . . . . . . . . . . . . . . . .  66
ENFORCEABLE. . . . . . . . . . . . . . . . .  66
ENTITY . . . . . . . . . . . . . . . . . . .  66
ENVIRONMENT. . . . . . . . . . . . . . . . .  66
ENVIRONMENTAL LAW. . . . . . . . . . . . . .  66
ENVIRONMENTAL PROPERTY . . . . . . . . . . .  67
ENVIRONMENTAL RELEASE. . . . . . . . . . . .  67
ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES  66
EQUIPMENT. . . . . . . . . . . . . . . . . .  20
EQUITY INTEREST. . . . . . . . . . . . . . .  67
ERISA. . . . . . . . . . . . . . . . . . . .  67
ESCROW ACCOUNT . . . . . . . . . . . . . . .   9
ESCROW AGENT . . . . . . . . . . . . . . . .  67
ESCROW AGREEMENT . . . . . . . . . . . . . .  10
ESCROW PERIOD. . . . . . . . . . . . . . . .  10
ESCROW STOCK . . . . . . . . . . . . . . . .   9
ESCROW TERMINATION DATE. . . . . . . . . . .  67
EVENT. . . . . . . . . . . . . . . . . . . .  67
EXCHANGE ACT . . . . . . . . . . . . . . . .  67
EXCHANGE AGENT . . . . . . . . . . . . . . .  67
EXCLUDED SOFTWARE. . . . . . . . . . . . . .  67
EXECUTIVE EMPLOYMENT AGREEMENT . . . . . . .  47
EXPENSE FUND . . . . . . . . . . . . . . . .  10
EXPENSES . . . . . . . . . . . . . . . . . .  60
FACILITIES . . . . . . . . . . . . . . . . .  67
FIDUCIARY. . . . . . . . . . . . . . . . . .  67
FINANCIAL PROJECTIONS. . . . . . . . . . . .  32
FINANCIALS . . . . . . . . . . . . . . . . .  67
FOREIGN EXPORT AND IMPORT LAWS . . . . . . .  68
FORM S-4 . . . . . . . . . . . . . . . . . .  68
FY 2005. . . . . . . . . . . . . . . . . . .  68
FY 2006. . . . . . . . . . . . . . . . . . .  68
FY 2007. . . . . . . . . . . . . . . . . . .  68
GAAP . . . . . . . . . . . . . . . . . . . .  68
GOVERNMENT . . . . . . . . . . . . . . . . .  68


                                PAGE-i-            Agreement and Plan of Merger

GOVERNMENT CONTRACT. . . . . . . . . . . . .  68
GOVERNMENTAL BODY. . . . . . . . . . . . . .  68
GOVERNMENTAL PERMIT. . . . . . . . . . . . .  68
GUARANTEE. . . . . . . . . . . . . . . . . .  68
HAZARDOUS ACTIVITY . . . . . . . . . . . . .  68
HAZARDOUS MATERIALS. . . . . . . . . . . . .  68
INDEBTEDNESS . . . . . . . . . . . . . . . .  68
INDEMNIFIED PARTY. . . . . . . . . . . . . .  53
INDEMNIFYING PARTY . . . . . . . . . . . . .  53
INTELLECTUAL PROPERTY RIGHTS . . . . . . . .  68
INTERCREDITOR AGREEMENT. . . . . . . . . . .  69
INVENTORIES. . . . . . . . . . . . . . . . .  27
IRS. . . . . . . . . . . . . . . . . . . . .  69
JAMS . . . . . . . . . . . . . . . . . . . .  54
KEY SHAREHOLDERS . . . . . . . . . . . . . .   1
KNOWLEDGE. . . . . . . . . . . . . . . . . .  69
LAW. . . . . . . . . . . . . . . . . . . . .  69
LEASE. . . . . . . . . . . . . . . . . . . .  69
LETTER OF TRANSMITTAL. . . . . . . . . . . .   8
LIABILITY. . . . . . . . . . . . . . . . . .  69
LIABLE . . . . . . . . . . . . . . . . . . .  69
LICENSE. . . . . . . . . . . . . . . . . . .  69
LIEN . . . . . . . . . . . . . . . . . . . .  69
LOSSES . . . . . . . . . . . . . . . . . . .  69
MARK . . . . . . . . . . . . . . . . . . . .  69
MASK WORK. . . . . . . . . . . . . . . . . .  70
MATERIAL . . . . . . . . . . . . . . . . . .  70
MATERIAL ADVERSE EFFECT. . . . . . . . . . .  70
MATERIAL COMPANY CONTRACT. . . . . . . . . .  70
MATERIAL COUNTERPARTY. . . . . . . . . . . .  42
MATERIAL CUSTOMERS . . . . . . . . . . . . .  31
MATERIAL EXCLUDED SOFTWARE . . . . . . . . .  70
MATERIAL INTELLECTUAL PROPERTY RIGHTS. . . .  70
MATERIAL INTEREST. . . . . . . . . . . . . .  70
MATERIALS OF ENVIRONMENTAL CONCERN . . . . .  70
MERGER . . . . . . . . . . . . . . . . . . .   1
MERGER CONSENT . . . . . . . . . . . . . . .  42
MERGER CONSIDERATION . . . . . . . . . . . .  70
MERGER SUB . . . . . . . . . . . . . . . . .   1
MULTIEMPLOYER PLAN . . . . . . . . . . . . .  70
NET REVENUES . . . . . . . . . . . . . . . .   2
NET REVENUES RATIO . . . . . . . . . . . . .   3
NET REVENUES TARGET. . . . . . . . . . . . .   3
NON-COMPETITION AGREEMENT. . . . . . . . . .  47
OCCUPATIONAL SAFETY AND HEALTH LAW . . . . .  71
OPTION ELIGIBLE EMPLOYEE . . . . . . . . . .  56
ORDER. . . . . . . . . . . . . . . . . . . .  71
ORDINARY COURSE OF BUSINESS. . . . . . . . .  71
ORGANIZATIONAL DOCUMENTS . . . . . . . . . .  71
OTCBB. . . . . . . . . . . . . . . . . . . .  71
OTHER IP . . . . . . . . . . . . . . . . . .  71
OUTSIDE DATE . . . . . . . . . . . . . . . .  58
OWNED RIGHTS . . . . . . . . . . . . . . . .  71
PARENT . . . . . . . . . . . . . . . . . . .   1
PARENT COMMON STOCK. . . . . . . . . . . . .  71
PARENT DISCLOSURE SCHEDULES. . . . . . . . .  33

                                PAGE-ii-            Agreement and Plan of Merger

PARENT FORM 10-Q . . . . . . . . . . . . . .  34
PARENT INDEMNIFIED PARTY . . . . . . . . . .  53
PARENT INDEMNIFYING PARTY. . . . . . . . . .  53
PARENT SHAREHOLDERS MATTERS. . . . . . . . .  56
PARENT SHAREHOLDERS MEETING. . . . . . . . .  56
PARENT VOTING AGREEMENTs . . . . . . . . . .   1
PARTY. . . . . . . . . . . . . . . . . . . .   1
PATENTS. . . . . . . . . . . . . . . . . . .  71
PERFORMANCE CONSIDERATION. . . . . . . . . .   4
PERFORMANCE CONSIDERATION TABLE. . . . . . .   3
PERFORMANCE DISPUTE NOTICE . . . . . . . . .   5
PERFORMANCE PERIODS. . . . . . . . . . . . .   3
PERSON . . . . . . . . . . . . . . . . . . .  71
POST SIGNING RETURNS . . . . . . . . . . . .  39
PRINCIPAL MARKET . . . . . . . . . . . . . .   3
PRIVATE FINANCING. . . . . . . . . . . . . .  71
PROHIBITED TRANSACTION . . . . . . . . . . .  71
PROPERTY . . . . . . . . . . . . . . . . . .  71
PROPOSED TRANSACTION . . . . . . . . . . . .  41
PROPRIETARY INFORMATION. . . . . . . . . . .  71
PRORATION PERCENTAGE . . . . . . . . . . . .   3
PROSECUTING PARTY. . . . . . . . . . . . . .  54
PROXY STATEMENT. . . . . . . . . . . . . . .  72
RECEIVING PARTY. . . . . . . . . . . . . . .  72
REGISTERED INTELLECTUAL PROPERTY RIGHTS. . .  72
REJECTED CONTRACT. . . . . . . . . . . . . .  46
RELATED AGREEMENT. . . . . . . . . . . . . .  72
RELATED PARTY. . . . . . . . . . . . . . . .  72
REMEDIAL ACTION. . . . . . . . . . . . . . .  72
REPRESENTATIVE . . . . . . . . . . . . . . .  72
RESTRICTED TERRITORY . . . . . . . . . . . .  72
SEC. . . . . . . . . . . . . . . . . . . . .  72
SECURITIES . . . . . . . . . . . . . . . . .  72
SECURITIES ACT . . . . . . . . . . . . . . .  72
SECURITY INTEREST. . . . . . . . . . . . . .  73
SHARE AUTHORIZATION. . . . . . . . . . . . .  42
SHAREHOLDER. . . . . . . . . . . . . . . . .  73
SHAREHOLDER AGENT. . . . . . . . . . . . . .   1
SHAREHOLDER CLOSING CONSIDERATION. . . . . .  73
SHAREHOLDER CONSIDERATION. . . . . . . . . .  73
SHAREHOLDER INDEMNIFIED PARTY. . . . . . . .  53
SHAREHOLDER LOAN . . . . . . . . . . . . . .  73
SHAREHOLDER PERFORMANCE CONSIDERATION. . . .   4
SHAREHOLDER TABLE. . . . . . . . . . . . . .  15
SOFTWARE . . . . . . . . . . . . . . . . . .  73
SPACEDEV . . . . . . . . . . . . . . . . . .   1
SPACEDEV LOAN. . . . . . . . . . . . . . . .  73
STANDSTILL AND LOCK-UP AGREEMENT . . . . . .  47
STARSYS. . . . . . . . . . . . . . . . . . .   1
STARSYS FINANCIAL STATEMENTS . . . . . . . .   5
STOCK BONUS PLAN . . . . . . . . . . . . . .  73
STOCK EARNOUT. . . . . . . . . . . . . . . .   3
SUBSIDIARY . . . . . . . . . . . . . . . . .  74
TANGIBLE PERSONAL PROPERTY . . . . . . . . .  74
TAX. . . . . . . . . . . . . . . . . . . . .  74
TAX RETURN . . . . . . . . . . . . . . . . .  74


                                PAGE-ii-            Agreement and Plan of Merger

TECHNOLOGY . . . . . . . . . . . . . . . . .  74
THIRD-PARTY LICENSE. . . . . . . . . . . . .  74
THREAT OF RELEASE. . . . . . . . . . . . . .  74
TRADE SECRET . . . . . . . . . . . . . . . .  74
TRADEMARK. . . . . . . . . . . . . . . . . .  75
TRADING DAY. . . . . . . . . . . . . . . . .   3
TRANSACTION. . . . . . . . . . . . . . . . .  75
TRANSACTION DOCUMENT . . . . . . . . . . . .  75
TRANSACTION EXPENSE PAYMENT SCHEDULE . . . .  11
TRANSFER . . . . . . . . . . . . . . . . . .  75
TREASURY REGULATION. . . . . . . . . . . . .  75
TRIGGER CONDITIONS . . . . . . . . . . . . .   3
TWENTY DAY VWAP. . . . . . . . . . . . . . .   3
U.S. EXPORT AND IMPORT LAWS. . . . . . . . .  75
UPDATED DISCLOSURE SCHEDULES . . . . . . . .  75
UPDATED PARENT DISCLOSURE SCHEDULES. . . . .  75
VECTRA . . . . . . . . . . . . . . . . . . .  75
VECTRA LOAN. . . . . . . . . . . . . . . . .  75
VWAP . . . . . . . . . . . . . . . . . . . .   3


                               PAGE-iii-            Agreement and Plan of Merger


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (together with all Schedules and Exhibits hereto, this "AGREEMENT") is made and entered into as of October 24, 2005, by and among (i) SpaceDev, Inc., a Colorado corporation (together with its successors and permitted assigns, "PARENT" or "SPACEDEV"),
(ii) Monoceros Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "MERGER SUB"), (iii) Starsys Research Corporation, a Colorado corporation (together with its successors, the "COMPANY" or "STARSYS"), (iv) Scott Tibbitts, an individual resident of the State of Colorado, and any other key shareholder of the Company identified on the signature pages hereof (collectively, the "KEY SHAREHOLDERS"), and (v) Scott Tibbitts, as agent for the shareholders of the Company (including the Key Shareholders) (together with its successors in such capacity, the "SHAREHOLDER AGENT"). Parent, Merger Sub, the Company, the Shareholder Agent and the Key Shareholders are individually referred to as a "PARTY" and collectively as the "PARTIES". Capitalized terms shall have the respective meanings ascribed thereto in Section 11.18 or elsewhere in this Agreement.
                                 R E C I T A L S
                                 ---------------
     A. This Agreement contemplates a merger of the Company with and into Merger Sub (the "MERGER"), with Merger Sub being the surviving corporation. In such Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive cash and shares of Common Stock of Parent (as set forth in Article II), on the terms and subject to the conditions set forth in this Agreement.

     B. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger as set forth in this Agreement.

     C. Concurrently with the execution and delivery of this Agreement, as material inducements of the several Parties to enter into this Agreement, (i) each Key Shareholder is executing and delivering to Parent a (1) Voting Agreement, substantially in the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENTS"), (2) a Proxy relating to shares of Company Common Stock, substantially in the form attached to the Company Voting Agreement, and
(3) a Proxy relating to shares of Parent Common Stock, substantially in the form attached to the Company Voting Agreement, and (ii) each director of Parent holding not less than 1% of the outstanding shares of Parent Common Stock is executing and delivering to the Company a (x) Voting Agreement, substantially in the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENTS"), and
(y)  a Proxy, substantially in the form attached to the Parent Voting Agreement.

                                A G R E E M E N T
                                -----------------
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:
                                    ARTICLE I
                                   THE MERGER
     Section 1.1 The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA"), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation and as a wholly-owned Subsidiary of Parent (together with its successors, the "SURVIVING CORPORATION").

     Section 1.2 Effective Time. Subject to the provisions of this Agreement, the Company, Parent and Merger Sub shall cause the Merger to be consummated by filing a Statement of Merger in substantially the form attached hereto as Exhibit B (the "STATEMENT OF MERGER"), in accordance with the relevant provisions of the CBCA, as soon as practicable after the Closing Date, such filing to be made no later than three business days

                              PAGE A-1              Agreement and Plan of Merger

after the Closing). The Merger shall become effective upon the filing of the Statement of Merger with the Secretary of State of the State of Colorado (the "EFFECTIVE TIME").

     Section 1.3 Closing. The closing of the Merger (the "CLOSING") shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 12544 High Bluff Drive, Suite 300, San Diego, California, 92130-3051, commencing at 10:00 a.m. local time on December 12, 2005, or such other later date which shall not be more than two (2) business days after the date on which the last of the conditions in Article VI has been satisfied or waived or at such other time, date and place as Parent and Company may mutually determine (the "CLOSING
DATE"), and in no event later than the Outside Date specified in Section 10.1(d)(2).

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Statement of Merger and the applicable provisions of the CBCA. Without limiting the generality of the foregoing, subject to any provisions hereof expressly disclaiming the assumption of any Liabilities, at the Effective Time, all of the properties, rights, privileges and powers of Merger Sub and the Company shall vest in the Surviving Corporation, and all Liabilities of Merger Sub and the Company shall become the Liabilities of the Surviving Corporation.

     Section 1.5 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation after the Effective Time (except that the name of the Surviving Corporation shall be "Starsys Research Corporation") until thereafter amended.

     Section 1.6 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, Merger Sub's directors and officers immediately prior to the Effective Time shall be the Surviving Corporation's initial directors and officers and shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II
                              MERGER CONSIDERATION;
                          CANCELLATION OF COMPANY STOCK

     Section 2.1 Certain Definitions. The following terms, whenever used in this
Article II, shall have the meanings ascribed to them below or in the referenced Sections of this Article II:

     "CAPITALIZATION ADJUSTMENT" means an adjustment based on any stock split, reverse stock split, combination, consolidation or reclassification of, or any stock dividend on, the Parent Common Stock, the recapitalization of Parent, or any like change.

     "CASH EARNOUT" means, with respect to any Performance Period, an amount of cash calculated as set forth in the "Cash Earnout" column in the Performance
Consideration  Table  for  such  Performance  Period.

     "EBITDA" means, subject to Section 2.6, consolidated net income before interest income, interest expense, income Taxes, depreciation and amortization of the Surviving Corporation.

     "EBITDA RATIO" means, with respect to any Performance Period, the lesser of
(a) 1.0, and (b) the quotient of (x) EBITDA of the Surviving Corporation for such Performance Period, divided by (y) the EBITDA Target for such Performance Period.

     "EBITDA TARGET" means, with respect to any Performance Period, the amount listed in the "EBITDA Target" column in the Performance Consideration Table for such Performance Period.

     "NET REVENUES" means, with respect to any Performance Period and subject to
Section 2.6, gross sales revenues of the Surviving Corporation in such Performance Period, after adjustment for normal and customary trade, quantity and cash discounts and sales returns and allowances, consistent with past practices of the Company or

                              PAGE A-2              Agreement and Plan of Merger

approved by the Shareholder Agent (such approval not to be unreasonably withheld or conditioned), including (A) those granted on account of price adjustments, billing errors, rejected goods, returns, rebates or similar payments, (B) administrative and other fees and reim-burse-ments and similar payments to wholesalers and other distributors, buying groups and other institutions, (C) allowances, rebates and fees paid to distributors, and (D) chargebacks.

     "NET REVENUES RATIO" means, with respect to any Performance Period, the lesser of (a) 1.0, and (b) the quotient of (x) Net Revenues of the Surviving Corporation for such Performance Period, divided by (y) the Net Revenues Target for such Performance Period.

     "NET REVENUES TARGET" means, with respect to any Performance Period, the amount listed in the "Net Revenues Target" column in the Performance Consideration Table for such Performance Period.

     "PERFORMANCE CONSIDERATION TABLE" means the table set forth immediately succeeding Section 2.4(c).

     "PERFORMANCE  PERIODS"  means  each  of  FY  2005,  FY  2006  and  FY 2007.

     "PRINCIPAL MARKET" means the Nasdaq National Market, the Nasdaq Capital Market, the OTCBB, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the Parent Common Stock and, for purposes of calculating VWAP, for which Bloomberg Financial, L.P. publishes the necessary reports.

     "PRORATION PERCENTAGE" means, with respect to any Performance Period, a percentage equal to:

     [ 60% (EBITDA Ratio for such Performance Period - 0.8) x  5  ]  +
     [ 40% (Net Revenues Ratio for such Performance Period - 0.8  ) x  5 ] .

     "STOCK EARNOUT" means, with respect to any Performance Period, a number of shares of Parent Common Stock calculated as set forth in the "Stock Earnout" column in the Performance Consideration Table for such Performance Period.

     "TRADING DAY" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

     "TRIGGER CONDITIONS" means, with respect to any Performance Period, each of the following conditions: (i) the Net Revenues of the Surviving Corporation for such Performance Period is equal to or greater than 80% of the Net Revenues Target for such Performance Period, and (ii) the EBITDA of the Surviving Corporation for such Performance Period is equal to or greater than 80% of the EBITDA Target for such Performance Period.

     "TWENTY DAY VWAPTWENTY DAY VWAP" means, with respect to any date of determination, the arithmetic mean of the VWAP for the twenty (20) consecutive Trading Days ending on such date or, if such date is not a Trading Day, the next preceding Trading Day.

     "VWAP" means, with respect to any Trading Day, the volume weighted average price of the Parent Common Stock on such Trading Day (equal to the aggregate sales price of all trades of Parent Common Stock during such Trading Day on the Principal Market divided by the total number of shares of Common Stock traded during such Trading Day on the Principal Market), as reported by Bloomberg Financial, L.P. using the AQR function.

     Section 2.2 Effect on Capital Stock. At the Effective Time, because of the Merger and without any further action on the part of Parent, Merger Sub or the
Company:

     (a) Common Stock of Merger Sub. Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain a validly issued, fully paid, and non-assessable share of common stock of Merger Sub.

                              PAGE A-3              Agreement and Plan of Merger

     (b) Common Stock of the Company. At the Effective Time and subject to the Dissenting Shareholders' rights set forth in Section 2.13, each share of the Company Common Stock, issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and the holder of a stock certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates (or delivery of the affidavit and bond, if any, specified in Section 2.10(e)) and upon the terms and subject to the conditions set forth in this Article II and elsewhere in this Agreement, the Shareholder Consideration to be distributed to holders of Company Common Stock as provided in this Article II and elsewhere in this Agreement (including the deposit of a portion of such Shareholder Consideration into the Escrow Account and the Expense Fund, as provided in Section 2.17 and Section 2.18, respectively).

     (c) Stock Transfer Books. After the Effective Time, the Company's stock transfer books shall be closed and there shall be no further Transfers of Company Common Stock. If, at or after the Effective Time, certificates represented outstanding shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this Agreement.

     Section 2.3 Loan Repayments. At Closing, Parent shall (i) pay off the remaining principal and interest of the Vectra Loans and any other amounts due and owing to Vectra, (ii) cancel and terminate the SpaceDev Loan and related Secured Promissory Note; provided that any representations, warranties or agreements therein which by their terms survive the termination of the SpaceDev Loan or such Secured Promissory Note, as the case may be, shall survive such cancellation and termination, and (iii) pay off each Shareholder Loan in full; provided that Parent shall have no obligation to pay more than $4,600,000 in the aggregate to pay off in full all of the Vectra Loans and Shareholder Loans, including all Liabilities in respect thereof; and, provided, further, that if Parent shall not have paid off the Vectra Loans at Closing as required, Parent shall tender Vectra a guaranty of the Vectra Loans, in form and substance reasonably satisfactory to Vectra, in exchange for Vectra releasing the Scott Tibbitts guaranty.

     Section 2.4 Shareholder Consideration. In consideration for 100% of the issued and outstanding Company Common Stock, Parent shall, subject to the terms and conditions of this Article II and elsewhere in this Agreement, including the Dissenting Shareholders proviso and retention rights of Section 2.7, the withholding provisions of Section 2.16, if applicable, the escrow provisions of
Section 2.17, the expense fund provisions of Section 2.18 and the retention and set-off rights provided with respect to Key Shareholders in Article VII, pay and distribute the following Shareholder Consideration:

     (a) $1,500,000 (subject to reduction pursuant to Section 2.20) in cash, less the aggregate amount of funds payable to the Shareholder Agent at Closing for the payment of Company Transaction Expenses in accordance with Section 2.19; to be delivered at Closing by wire transfer of immediately available funds to the Exchange Agent;

     (b) a number of shares of Parent Common Stock equal to the quotient of (x) $7,500,000 (subject to reduction pursuant to Section 2.20), divided by (y) the greater of (1) $1.40 (subject to Capitalization Adjustments, if any), and (2) the lesser of (A) $1.90 (subject to Capitalization Adjustments, if any), and (B) the Twenty Day VWAP as of the Trading Day next preceding the Closing Date; less the number of shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19, to be delivered at Closing by delivery of appropriate share certificates evidencing such number of shares to the Exchange Agent; and

     (c) subject to the Surviving Corporation satisfying each Trigger Condition for a Performance Period (it being understood and agreed that, except to the extent set forth in Section 2.5(d), no performance consideration shall be earned or paid in respect of such Performance Period if any of the Trigger Conditions is not fully satisfied), performance consideration in respect of such Performance Period, as provided in Section 2.5, consisting of Cash Earnout and Stock Earnout (the "Performance Consideration"), less the number of shares deliverable to the Shareholder Agent in respect of such Performance Period for the satisfaction of Company Transaction Expenses in accordance with Section 2.19 (the Performance Consideration, as so reduced, the "Shareholder Performance Consideration"); to be delivered within ten (10) days after Parent and the Shareholder Agent agree on the calculation thereof, or if no agreement is reached, after the conclusion of any dispute resolution

                              PAGE A-4              Agreement and Plan of Merger

pursuant to Section 2.5(c), by wire transfer of Cash Earnout (if any), and by delivery of appropriate share certificates evidencing the Stock Earnout (if any), to the Exchange Agent.

                         PERFORMANCE CONSIDERATION TABLE
                         -------------------------------


PERFORMANCE PERIOD     NET REVENUES TARGET    EBITDA TARGET   CASH EARNOUT   STOCK EARNOUT

FY 2005                        $21,500,000         $250,000    $350,000 x    The  number  of  shares of Parent Common Stock
                                                               Proration     equal to $3,000,000 multiplied by the Proration
                                                               Percentage    Percentage and divided by the greater of (a)
                                                                             Twenty Day VWAP as of the Trading Day immediately
                                                                             preceding  the date of the audit opinion for the
                                                                             Starsys  Financial  Statements  for FY 2005, and
                                                                             (b) $2.00 per share (subject to Capitalization
                                                                             Adjustments,  if  any).


FY 2006                        $22,500,000       $2,000,000     $350,000 x   The  number  of  shares of Parent Common Stock
                                                                Proration    equal to $7,500,000 multiplied by the Proration
                                                                Percentage   Percentage and divided by the greater of (a) Twenty
                                                                             Day VWAP as of the  Trading  Day  immediately
                                                                             preceding  the date of the audit opinion for the
                                                                             Starsys  Financial  Statements  for FY 2006, and
                                                                             (b) $2.50 per share (subject to Capitalization
                                                                             Adjustments,  if  any).


FY 2007                        $24,000,000        $2,500,000    $350,000 x   The  number  of  shares of Parent Common Stock equal
                                                                Proration    to $7,500,000 multiplied by the Proration Percentage
                                                                Percentage   and divided by the greater of (a) Twenty Day VWAP as
                                                                             of the  Trading  Day  immediately  preceding  the
                                                                             date of the audit opinion for the Starsys  Financial
                                                                             Statements  for FY 2007, and (b) $3.00 per share
                                                                             (subject to Capitalization  Adjustments,  if  any).





     Section 2.5 Calculation of Performance Consideration. The determination of Performance Consideration (if any) for any Performance Period, shall be subject to the following provisions:

     (a) Following the end of each Performance Period, Parent shall have separate audited financial statements for the Surviving Corporation (or a successor Person or business unit contemplated by Section 8.2) prepared in accordance with GAAP, subject to the guidelines set forth in Section 2.6 (the "Starsys Financial Statements"). Upon receipt of the Starsys Financial Statements, Parent shall promptly calculate the Performance Consideration (if any) for such Performance Period and shall promptly (and in no event later than the date Parent files its annual report on Form 10-KSB or Form 10-K (or successor form thereto) with the SEC covering the end of such Performance Period) deliver the Starsys Financial Statements and such calculation to the Shareholder Agent.

     (b) If within thirty (30) days following receipt of the Starsys Financial Statements and the Performance Calculation, the Shareholder Agent has not given Parent a written notice setting forth in reasonable detail its objection to Parent's calculation of the Performance Consideration and the reasons therefor (the "Performance Dispute Notice"), then the Shareholder Agent shall be deemed to agree thereto and such calculation shall be binding and conclusive on the Parties and all Shareholders. The Shareholder Agent may waive this thirty (30) day period by providing Parent with written notice of its agreement with Parent's calculation of the Performance Consideration, whereupon such calculation shall be binding and conclusive on the Parties and all Shareholders.

                              PAGE A-5              Agreement and Plan of Merger

     (c) If the Shareholder Agent delivers to Parent a Performance Dispute Notice within the thirty (30) day period specified in Section 2.5(b), Parent and Shareholder Agent shall use their respective commercially reasonable efforts for a period of ten (10) days after Parent's receipt of the Performance Dispute Notice (or such longer period as Parent and Shareholder Agents shall mutually agree) to resolve any disputes raised by Shareholder Agent. If at the end of such period the Shareholder Agent and Parent fail to agree on the calculation of the Performance Consideration:

          (1) if the dispute relates solely to the calculation of EBITDA, the Net Revenues, Cash Earnout, the Stock Earnout or other accounting matters, and not to any other matters (an "Accounting Dispute"), the Shareholder Agent shall promptly engage an independent accounting firm to review the disputed calculations and to propose what such firm determines to be the correct calculations, based on the terms and provisions of this Agreement, to Parent and the Shareholder Agent. If the Shareholder Agent and Parent still fail to agree on the calculation of the Performance Consideration, Parent and the Shareholder Agent shall negotiate in good faith to select a reputable independent auditing firm, other than Parent's independent public accounting firm, the Company's accounting firm prior to the Closing or the independent accounting firm engaged by the Shareholder Agent as aforesaid (the "ACCOUNTING REFEREE"); provided that if Parent and the Shareholder Agent are unable to agree on an Accounting Referee, the Accounting Referee shall be selected by the Audit Committee of the Board of Directors of Parent (subject to the aforesaid qualifications and disqualifications).
     Parent and the Shareholder Agent shall engage the Accounting Referee promptly to review the remaining disputed calculations and to deliver a report containing what the Accounting Referee determines to be the correct calculations, based on the terms and provisions of this Agreement, to Parent and the Shareholder Agent. The fees and costs of the Accounting Referee shall be borne by (i) Parent, if the Accounting Referee's calculations increase the aggregate value of the Cash Earnout and the Stock Earnout by more than 5%; and (ii) the Shareholder Agent, otherwise; or

          (2) if the dispute is not solely an Accounting Dispute, the calculation of the Performance Consideration shall be submitted to dispute resolution under Section 7.6 (as if the dispute had arisen under Section 7.4(b)(1) and Parent were the Indemnified Party) (it being agreed that the arbitrator in any arbitration shall consider applying the procedures applicable to Accounting Disputes to resolve any disputed accounting matters brought before such arbitrator).

     (d) Notwithstanding anything to the contrary in this Section 2.5, in the event that in any Performance Period Parent materially breaches any of the covenants applicable to it in Section 8.2, Section 8.4 or Section 8.5 (it being agreed that any reduction in the number of shares of Parent Common Stock to be reserved or granted pursuant to Section 8.5 shall be deemed to be material), or breaches any of the covenants applicable to it Section 8.6 (any of the foregoing breaches, an "Earn-Out Breach"), and such breach shall not have been cured within 30 days of written notice thereof by the Shareholder Agent, specifying in reasonable detail the nature thereof, the Performance Consideration for such Performance Period shall be the full amount available to the Shareholders in respect of such Performance Period (that is, all Trigger Conditions will be deemed satisfied and the Proration Percentage will be deemed to be 1.0, but the payment date therefor and the denominator used in the Performance Consideration Table to calculate the Stock Earnout shall not be affected thereby; provided that in the event of a material breach of Section 8.4, (i) the payment date for all remaining Performance Periods shall be accelerated to the date 90 days after the closing of the applicable sale, and (ii) the denominator used in the Performance Consideration Table to calculate the Stock Earnout shall be based on the date of the closing, except that the minimum per-share price for calculating the Stock Earnout for each remaining Performance Period shall be the respective minimum per-share price applicable to such Performance Period, as set forth in the Performance Consideration Table). The remedy set forth in this Section 2.5(d) (i) shall not be available with respect to any particular Earn-Out Breach if the Shareholder Agent brings a claim pursuant to Section 7.4(b)(2) for such Earn-Out Breach, and (ii) if obtained, shall be the sole and exclusive remedies of the Parties, the Shareholder Agent and the Shareholders (including the Key Shareholders) with respect to any claim relating to any Earn-Out Breaches, including any previous or subsequent Earn-Out Breaches (it being understood and agreed that Parent shall be entitled to recover, including by set-off against amounts otherwise to be paid under this Section 2.5(d), any amounts previously paid on account of any prior Earn-Out Breaches).

     (e) The amount of the Performance Consideration (if any) determined pursuant to this Section 2.5 shall be binding and conclusive on the Parties and all Shareholders.

                              PAGE A-6              Agreement and Plan of Merger

     Section 2.6 Protective Provisions. The Parties hereto agree that, following the Closing and until the end of the final Performance Period, the determination of Net Revenues and EBITDA shall be computed in accordance with the following guidelines:

     (a) there shall be no charge to EBITDA for any transactional costs of Parent in completing this Merger, other than expenses incurred by Parent in respect of the review by Parent's independent public accounting firm of the Company's interim financial statements for FY 2005;

     (b)  Parent   corporate,   management,   compliance   and   other   general
administrative overhead shall be allocated to the Surviving Corporation in a reasonable and equitable manner;

     (c)  Parent's   compensation   to   Scott   Tibbitts  consistent  with  his
compensation level at the date of this Agreement shall be considered an expense of the Surviving Corporation;

     (d) any services provided by Parent to the Surviving Corporation and vice-versa will be at burdened cost incurred for such services, if applicable;
(e) no effect will be given for any change in accounting methods for the Company and the Surviving Corporation from those utilized as of the date of this Agreement;

     (f) indemnification amounts recovered by the Surviving Corporation pursuant to Article VII shall not be considered income of the Surviving Corporation;

     (g) no effect will be given for any writedown or writeoff of goodwill of the Surviving Corporation;

     (h) for the purpose of calculating the Net Revenues and EBITDA of the Surviving Corporation, the allocation of costs and revenues on cooperative or joint contracts involving the joint sale of products or services of both Parent and the Surviving Corporation will be negotiated in advance in good faith as if the agreements were arm's-length; and

     (i) a portion of Parent's audit fees will be allocated to the Surviving Corporation for the expenses of auditing the Surviving Corporation's financial statements, which amount shall equal for each Performance Period the arithmetic mean of the aggregate accounting and auditing fees paid by the Company in respect of the two fiscal years immediately preceding the Closing.

     Section 2.7 Allocation and Distribution of Shareholder Consideration. Subject to Section 2.12, Section 2.16, Section 2.17, Section 2.18, and other provisions of this Article II, the Shareholder Consideration shall be allocated among all pre-Closing shareholders of the Company pro rata according to the respective number of shares of Company Common Stock held by each such shareholder immediately prior to the Effective Time. Parent (and, to the extent applicable, the Shareholder Agent) shall deliver the Shareholder Consideration to the Exchange Agent for distribution to such shareholders, provided that Parent may (i) retain any consideration in respect of any Dissenting

Shareholders for distribution pursuant to Section 2.13 or for paying any settlement, award or judgment of any Actions relating to such shareholder's Dissenting Shares, and (ii) retain or refrain from issuing, as the case may be, any consideration forfeited or assigned to Parent pursuant to the terms of any Non-Competition Agreements.

     Section 2.8 Adjustments to Parent Common Stock. The number of shares of Parent Common Stock issuable hereunder and held in escrow (pursuant to Section
2.17 and the Escrow Agreement) shall be appropriately adjusted to fully reflect the effect of any Capitalization Adjustment after the date hereof.

     Section 2.9 No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger and in lieu thereof any fractional share shall be rounded up to the nearest whole share of Parent Common Stock.

                              PAGE A-7              Agreement and Plan of Merger

     Section  2.10  Surrender  of  Certificates;   Lost,  Stolen  or  Destroyed
Certificates.

     (a) Exchange Agent. Continental Stock Transfer & Trust Co. (or such other Person as Parent may appoint as transfer agent for the Parent Common Stock or exchange agent for purposes hereof from time to time) shall serve as the exchange agent (the "EXCHANGE AGENT") for the Merger.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, to the extent any holder of record of any certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "CERTIFICATES"), has not already delivered a letter of transmittal substantially in the form attached as Exhibit C (a "LETTER OF TRANSMITTAL"), which provides, inter alia, for a release of all claims from such shareholder qua shareholder against the Company, Merger Sub and Parent, at the Closing, Parent shall cause the Exchange Agent to mail to each holder of record of any Certificates whose Company Common Stock was converted into the right to receive shares of Parent Common Stock pursuant to this Article II, a Letter of Transmittal. Upon surrender of a Certificate to the Exchange Agent for exchange (or the delivery of the affidavit and bond, if any, specified in Section 2.10(e)), together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall (i) deliver to the holder of such Certificate a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive as Shareholder Closing Consideration pursuant to this
Article II, and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of such holder a certificate in the name of the Escrow Agent with respect to the portion of the Escrow Shares that such holder has placed in escrow pursuant to this Article II.

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time but prior to the surrender of a Certificate (or the delivery of the affidavit and bond, if any, specified in Section 2.10(e)) will be paid to the holder of such Certificate in respect of the shares of Parent Common Stock exchangeable therefor.

     (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) Lost Stock Certificates. If any Certificate shall have been lost, stolen, or destroyed, Parent shall deliver the applicable portion of the Shareholder Consideration exchangeable therefor only upon (i) the making of an affidavit of that fact by the holder thereof claiming such Certificate to be lost, stolen, or destroyed, including the form of affidavit included in the Letter of Transmittal, and (ii) if Parent reasonably requires, the posting by such holder of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate.

     Section 2.11 Stock Options; Stock Bonus Plan. The Company shall notify all holders of options to purchase Company Common Stock issued under the Company Option Plan and all other Commitments to acquire Company Common Stock (the "COMPANY OPTION HOLDERS") of the need to exercise such options or Commitments on or prior to the Closing Date and that such options and Commitments will terminate as of the Effective Time in accordance with the Company Option Plan.

All such options and Commitments that are not exercised prior to the Effective Time shall be cancelled, retired and extinguished and shall terminate and expire as of the Effective Time and the Company shall take all actions necessary to timely effectuate such termination. The Company shall terminate its Stock Bonus Plan and distribute the assets thereof prior to the Effective Time. Neither Parent nor the Surviving Corporation shall assume, become responsible for or otherwise assume any obligations with respect to, any outstanding options, warrants or other Commitments to purchase or otherwise acquire capital stock of the Company or the Stock Bonus Plan, and no consideration shall be delivered or deliverable in respect thereof. The Company shall cause Company Option Holders who exercise their options or Commitments prior to the Closing Date to execute a Letter of Transmittal together with an

                              PAGE A-8              Agreement and Plan of Merger

addendum thereto prior to the Closing, which addendum shall ratify, affirm and approve each of the actions taken by the shareholders of the Company at the Company Shareholders Meeting.

     Section 2.12 Treasury Stock. All shares of capital stock of the Company held on the treasury of the Company immediately prior to the Effective Time shall be cancelled, retired and extinguished without any conversion thereof, and no consideration shall be delivered or deliverable in exchange therefor.

     Section 2.13 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, as and if applicable, Dissenting Shares that are issued and outstanding immediately prior to the Effective Time shall not be converted into or be exchangeable for the right to receive the Shareholder Consideration unless and until the corresponding Dissenting Shareholders shall have failed to perfect or shall have effectively withdrawn or lost their dissenter's rights under the CBCA or other applicable Law, and until such time Parent shall retain the Shareholder Consideration otherwise payable in respect of such Dissenting Shares. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, the applicable Dissenting Shares shall thereupon be treated as though such shares of Company Common Stock had been converted into and become exchangeable for the right to receive, as of the Effective Time, the appropriate share of the Shareholder Consideration as provided in Section 2.7 from the Shareholder Consideration retained by Parent. The Company shall give Parent: (a) prompt notice of any notice of dissenters' rights with respect to any shares of Company Common Stock or attempted withdrawals of such notices and any other instruments served pursuant to the CBCA or other applicable Law and received by the Company relating to the Dissenting Shareholders' dissenters' rights, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to exercise of such dissenters' rights. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such exercise of dissenters' rights.

     Section 2.14 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code.

     Section 2.15 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

     Section 2.16 Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Shareholder Consideration otherwise payable pursuant to this Agreement to a Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are withheld from the Shareholder Consideration as provided in this
Article II, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect to which such deduction and withholding was made.

     Section  2.17  Escrow  Account.

     (a) At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the Shareholders, stock certificates evidencing a number of shares equal to 50% of the number of shares of Parent Common Stock issuable at Closing pursuant to
Section 2.4(b) (without taking into account any shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19). If any Performance Consideration is payable for FY 2005, Parent shall deliver to the Escrow Agent on behalf of the Shareholders stock certificates evidencing a number of shares equal to 50% of the number of shares of Parent Common Stock issuable as Stock Earnout for FY 2005 (without taking into account any shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19).

     (b) Subject to the obligation to fund the Expense Fund pursuant to Section 2.18, Parent shall cause the Escrow Agent to deposit any shares of Parent Common Stock delivered to the Escrow Agent from time to time pursuant to Section 2.17(a) ("ESCROW STOCK") into an escrow account with the Escrow Agent (the "ESCROW ACCOUNT") for the purpose of securing the indemnification obligations set forth in Article VII, which Escrow Account shall be subject to the terms and provisions of Section 7.2 and the Escrow Agreement. The Escrow Agent

                              PAGE A-9              Agreement and Plan of Merger

shall maintain the Escrow Account for such purpose until ten days after the date of the audit opinion for the Starsys Financial Statements for FY 2006 (the "ESCROW PERIOD"); provided, however, that in the event any Indemnified Parties have made any claims under Article VII prior to the end of the Escrow Period, the Escrow Period and the release of any Escrow Stock shall be tolled, and a number of shares having an aggregate value up to the maximum aggregate amount of such claims shall remain in the Escrow Account as security and not be released to the Shareholders, until all such claims shall have been fully and finally resolved and settled.

     (c) Releases of Escrow Stock from the Escrow Account shall be subject to the terms and conditions of an Escrow Agreement (the "ESCROW AGREEMENT") and
Section 2.9. In the event that this Agreement is adopted by the Shareholders, then all Shareholders shall, without further act of any Shareholder, be deemed to have consented to and approved (i) the terms and conditions of the Escrow Agreement, (ii) the use of the Escrow Account as collateral to secure the rights of the Indemnified Parties under Article VII in the manner set forth herein and in the Escrow Agreement, and (iii) the appointment of the Shareholder Agent as the representative under the Escrow Agreement of the Shareholders receiving shares of Parent Common Stock under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

     (d) The terms and provisions of the Escrow Agreement shall be in the form reasonably agreed by Parent, the Company and the Escrow Agent prior to the filing of the Form S-4, consistent with the terms and provisions hereof, and shall provide, among other standard and customary terms for agreements of its type and nature, that (i) shares of Parent Common Stock claimed by Parent pursuant to Article VII shall be valued at the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as applicable, (ii) claims against shares of Parent Common Stock held in the Escrow Account shall be satisfied against shares in the order delivered to the Escrow Account, and (ii) no shares of Parent Common Stock held in the Escrow Account or Expense Fund may be released or otherwise Transferred prior to the date 270 days after the Closing, except for shares of Parent Common Stock claimed by Parent pursuant to Article VII.

     Section  2.18  Expense  Fund.

     (a) Funding. At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the Shareholders, out of the shares of Parent Common Stock to be delivered to the Escrow Agent at the Closing pursuant to Section 2.17(a), a number of shares of Parent Common Stock having a value equal to $100,000, with such shares being valued at their VWAP as of the Trading Day next preceding the Closing Date, for deposit into a separate escrow account with the Escrow Agent (the "EXPENSE FUND"), to be held pursuant to the Escrow Agreement free and clear of any lien or other claim of any creditor of any of the Parties.

     (b) Use of Fund. The Escrow Agent shall maintain the Expense Fund solely for the purposes of paying the out-of-pocket fees and expenses, including independent accounting firm fees and attorneys' fees, reasonably incurred by the Shareholder Agent in connection with performing and exercising its duties, rights and responsibilities hereunder on behalf of the Shareholders. The Expense Fund may be released, in whole or in part, solely upon written authority of the Shareholder Agent. The Shareholder Agent may withdraw funds from the Expense Fund only upon certification that such funds shall be used strictly in accordance with the terms and provisions of this Section 2.18 and the Escrow Agreement. The Expense Fund shall be deemed to have been withheld from each Shareholder in proportion to amounts allocable to Shareholders pursuant to
Section  2.7.

     (c) Closing. The Shareholder Agent shall close and liquidate the Expense Fund, and cause any remaining shares in the Expense Fund to be deposited or transferred to the Escrow Account for distribution in accordance with the terms thereof, upon the latest to occur of (i) the final determination of the Performance Consideration (if any) for the final Performance Period, (ii) the Escrow Termination Date, and (iii) the final determination of any pending claim for indemnification under Article VII.

     (d) Illiquidity. The Shareholder Agent expressly acknowledges that the shares of Parent Common Stock delivered to the Expense Fund will be illiquid for a substantial period of time after the Closing and that Parent has no obligation whatsoever, express or implied, to provide liquidity, or to waive any transfer restrictions otherwise applicable to such shares.

                              PAGE A-10             Agreement and Plan of Merger

     Section  2.19     Company  Expense  Payments.

     (a) Prior to the Closing, the Company shall deliver to Parent an itemized schedule of Company Transaction Expenses to be paid at Closing or out of the Performance Consideration (if any), which shall include all Company Transaction Expenses as of the Closing Date and be reasonably satisfactory to Parent (the "TRANSACTION EXPENSE PAYMENT SCHEDULE"), indicating for each cost or expense itemized therein (A) the payee thereof, (B) the amount thereof, if any, to be paid in cash, (C) and the amount thereof, if any, to be paid with shares of Parent Common Stock, such amount to be specified either as a number of shares or, in the case of Performance Consideration, a specified percentage of the Stock Earnout (if any); provided that (i) the aggregate amount of Company Transaction Expenses to be paid (1) in cash at Closing may not exceed the amount of cash available for distribution under Section 2.4(a) (after giving effect to any reduction pursuant to Section 2.20), (2) in cash and shares of Parent Common Stock (using the per-share value calculated pursuant to Section 2.4(b)) at Closing may not exceed $2,000,000, (3) in shares of Parent Common Stock out of Performance Consideration shall not exceed 1% of the Stock Earnout (if any), and
(4) in cash and shares of Parent Common Stock (using the per-share value calculated pursuant to Section 2.4(c)) out of Performance Consideration may not exceed $250,000, and (ii) each payee receiving more than an aggregate of 50,000 shares of Parent Common Stock in connection with the Closing and the first Performance Period shall have duly executed and delivered to Parent a Standstill and Lock-Up Agreement; provided that with respect to any such payee receiving less than 50,000 shares of Parent Common Stock in connection with the Closing, such Standstill and Lock-Up Agreement shall apply only to the number of shares of Parent Common Stock received by such payee in connection with the first Performance Period.

     (b) At the Closing, if the Transaction Expense Payment Schedule satisfies the provisos of Section 2.19(a), Parent shall deliver to the Shareholder Agent
(A) an amount of cash, to be delivered by wire transfer of same day funds to a deposit account at a United States commercial bank notified by the Shareholder Agent in writing prior to the Closing, equal to the aggregate sum of cash costs and expenses listed in the Transaction Expense Payment Schedule, and (B) a stock certificate evidencing for each payee listed as obtaining shares in the Transaction Expense Payment Schedule the applicable number of shares of Parent Common Stock. The Shareholder Agent shall apply such funds solely to the satisfaction of the Company Transaction Expenses as provided in the Transaction Expense Payment Schedule and, upon paying all such amounts, shall deliver any remaining or returned funds and stock certificates to the Exchange Agent, to be allocated and distributed as provided in Section 2.7.

     Section  2.20  Closing  Working  Capital  Deficit  Adjustment.

     (a) For purposes of this Section 2.20, the following terms shall have the meanings ascribed to them below:

          (1) "PRO FORMA WORKING CAPITAL" means, as of the date two business days prior to the Closing Date, as reflected in a balance sheet delivered by the Company to Parent the business day before the Closing Date (the "CLOSING BALANCE SHEET"), an amount equal to: (i) the amount of the Company's current assets; minus (ii) the amount of (A) the Company's current liabilities (excluding the Company Transaction Expenses included therein); minus (B) the lesser of (x) the Closing Debt, and (y) $5,800,000; plus (C) $2,680,000.

          (2)  "WORKING CAPITAL DEFICIT" means an amount equal to:

               [ 0 - Pro Forma Working Capital - $1,000,000 ].

     For the avoidance of doubt, if the Pro Forma Working Capital is less than -$1,000,000, the Working Capital Deficit will be a positive number. An example of the calculation of the Working Capital Deficit is illustrated in
     Schedule  2.20(a).

     (b)     If the Working Capital Deficit at Closing is a positive value, then
          (i) the cash to be paid pursuant to Section 2.4(a) shall be reduced by the product of (x) the Working Capital Deficit, times (y) the fraction 1/6, and (b) the $7,500,000 value set forth in Section 2.4(b)(x) shall be reduced by the product of (A) the Working Capital Deficit times (B) the fraction 5/6.

                             PAGE A-11              Agreement and Plan of Merger

          Section  2.21  Transfer  Of  Contingent  Rights.

     (a) No Transfer. The Shareholder Consideration and the interests in the Escrow Account, and the provisions of this Article II and the Escrow Agreement related thereto, are intended solely for the benefit of the Persons who immediately prior to the Effective Time were holders of shares of Company Common Stock. Without limiting the generality of Section 11.3(a), except as expressly provided in Section 2.21(b), no Person may sell, assign or otherwise Transfer (whether in connection with any sale, assignment or other Transfer of any shares of Parent Common Stock or otherwise) to any other Person (i) any interest in any Shareholder Consideration or in the Escrow Account or the Expense Fund, or in any portion of either of them, or (ii) any right to participate, in whole or in part, in any Shareholder Consideration or to obtain any proceeds or shares from the Escrow Account pursuant to Section 2.17 or the Escrow Agreement; and any attempt to do so shall be null and void ab initio and of no force or effect. In no event shall the right to receive contingent shares or cash be evidenced by a negotiable instrument or certificated security, or be readily marketable.

     (b) Exceptions. Notwithstanding Section 2.21(a) and Section 11.3(a), an interest in Shareholder Consideration may be assigned or Transferred: (i) involuntarily pursuant to bequest, the laws of intestate succession or the order of a court in connection with a settlement of property rights incident to divorce, and (ii) voluntarily to a Key Shareholder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of applicable state securities or "blue sky" laws, and otherwise in strict accordance with all applicable Law (it being understood that Parent may require an opinion of counsel in form and substance satisfactory to Parent to the effect that such transaction does not require such registration or qualification).

     Section 2.22 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all Contracts, Property, rights, privileges and powers of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent shall cause them to take, all such lawful and necessary action.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     The  Company  and,  with  respect to Section 3.3, Section 3.5, Section 3.6,
Section 3.31, Section 3.32, Section 3.33 and Section 3.34, the Key Shareholders each jointly and severally represents and warrants to Parent that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article III, in the corresponding section or subsection of the schedules the Company has delivered to Parent on the date hereof and as of the Closing Date (the "DISCLOSURE SCHEDULES").

     Section 3.1 Organization and Qualification. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; (ii) has the full corporate power and authority to own or use its properties and assets, to carry on its business as currently conducted and as currently contemplated to be conducted, and to perform all of its obligations under this Agreement and the Related Agreements to which it is a party or by which it is bound; (iii) is qualified or licensed to do business in all jurisdictions in which the failure to do so would have a Material Adverse Effect. The Company has delivered to Parent and its legal counsel a true and correct copy of its Articles of Incorporation and Bylaws, including all corrections, amendments and other modifications thereto, each of which is in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws. Section 3.1 of the Disclosure Schedules lists by name and title the directors and officers of the Company.

     Section  3.2  Subsidiaries.  The  Company   presently  does  not  have  any
Subsidiaries or own or control, directly or indirectly, any Equity Interest in any other Entity.

                             PAGE A-12              Agreement and Plan of Merger

     Section  3.3  Capital  Structure.

     (a) The authorized capital stock of the Company consists of twenty-five million (25,000,000) shares of Company Common Stock, of which 520,448 shares are issued and outstanding. Except as provided in Section 3.3(a) of the Disclosure Schedules, all outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

     (b) The Company has reserved 160,000 shares of Company Common Stock for issuance under the Company's 1998 Stock Incentive Plan (the "COMPANY OPTION PLAN"), of which options to purchase 103,385 shares of Company Common Stock are outstanding as of the date of this Agreement and of which no options will be outstanding as of the Closing Date. All options to purchase capital stock of the Company that have been granted under the Company Option Plan or otherwise since the Company's inception (collectively, the "COMPANY OPTIONS") are set forth in
Section 3.3(b) of the Disclosure Schedules, including (i) the name of the Person granted such Company Option, (ii) the total number and class of shares of stock that are or were subject to such Company Option, and (iii) the vesting schedule of such Company Option. The Company Options shall be exercised or otherwise terminated prior to Closing.

     (c) All outstanding shares of Company Common Stock and all outstanding Company Options have been offered, issued, sold and granted in compliance with
(i) all applicable securities and "blue sky" Laws and other applicable Laws, and
(ii) all terms set forth in applicable Contracts and Commitments. Section 3.3(c) of the Disclosure Schedules provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any shares of capital stock of the Company is subject.

     (d) The Company has not issued any Equity Interests or Securities other than the Company Common Stock, the Company Options and notes evidencing the Vectra Loans, the Shareholder Loans and the SpaceDev Loan. Except as set forth in Section 3.3(d) of the Disclosure Schedules, there is no (i) outstanding Commitment (whether or not currently exercisable) to acquire any Equity Interests or other Securities of the Company, (ii) outstanding financial asset, instrument or obligation that is or may become convertible into or exchangeable for any Equity Interests or other Securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any Equity Interests or any other Securities of the Company, or (iv) condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim, whether contingent or vested and whether or not subject to conditions, by any Person to the effect that such Person is entitled to acquire or receive any Equity Interests or other Securities of the Company.

     Section  3.4  Approval  of  Transactions.

     (a) The only notices or Consents required to execute and deliver this Agreement and the Related Agreements or to consummate the Transactions are (i) approval by a majority of the Company's board of directors, at a duly held meeting at which quorum is present, and (ii) approval by the holders of a majority of the shares of outstanding Company Common Stock, at a duly held meeting at which a quorum is present.

     (b) The Company's Board of Directors, by resolutions duly adopted (the "COMPANY BOARD RESOLUTIONS"), has duly: (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of the Company and all Shareholders, (ii) approved this Agreement, the Related Agreements to which the Company is a party or by which it is bound, the Merger and the other Transactions, (iii) recommended that all of the Shareholders of the Company adopt this Agreement and approve the Merger and the other Transactions, and (iv) directed that this Agreement, the Merger and the other Transactions be submitted for consideration by the Company's shareholders at a meeting or by written consent of all of the shareholders of the Company to occur on or about, or prior to, the date of the Parent Shareholders Meeting. The Company Board Resolutions are in full force and effect. No action has been taken or is pending for the purpose of revoking, rescinding, annulling, repealing, correcting, changing, amending or otherwise modifying the Company Board Resolutions or any of them.

     Section 3.5 Authority. Each of the Company and the Key Shareholders has all requisite right, power and authority, or all necessary legal capacity, as the case may be, to execute, deliver, enter into and perform its obligations under this Agreement and any Related Agreement to which it is a party or signatory and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement, any Related

                             PAGE A-13              Agreement and Plan of Merger

Agreement to which the Company or such Key Shareholder is a party or signatory and the consummation of the Merger will be duly authorized at Closing at a duly held meeting at which quorum is present. Subject to obtaining the Shareholders' approval set forth in Section 3.4(a), no further action is required on the part of the Company or its shareholders to authorize this Agreement, any Related Agreement to which it is a party or signatory or the Merger. This Agreement has been duly executed and delivered by the Company and the Key Shareholders, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute its valid and binding obligations, enforceable against them according to their respective terms.

     Section 3.6 No Conflict. Except as set forth in Section 3.6 of the Disclosure Schedules, the execution and delivery by the Company and the Key Shareholders of this Agreement and any Related Agreement to which it is a party or signatory, and the consummation of the Merger, will not directly or indirectly:

     (a) conflict with or result in any Breach of or default under (with or without the giving of notice or the lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such Event, a "CONFLICT") (i) any provision of the Organizational Documents of the Company, or any resolutions of the board of directors or the Company Shareholders, each as in effect and Amended to date, (ii) any Contract to which the Company, or any of the Key Shareholders is a party, or to which it is subject or by which any of them is bound, or any license under which any of them is a licensee, or (iii) any Law or Order applicable to the Company, the Key Shareholders, or the Company's Property;

     (b) give any Person the power, right or authority to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Law or Order to which the Company or any Key Shareholders may be subject;

     (c) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Permit held by the Company or that otherwise relates to the Properties or to the businesses of the Company;

     (d) cause Parent to become subject to, or to become liable for the payment of, any Taxes owed by or on behalf of the Company or any properties, assets, shareholder, officer or employee of the Company;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any Property of the Company; or

     (f) result in any shareholder of the Company having the right to exercise dissenters', appraisal or other similar rights pursuant to any Contract, Organizational Document of the Company or, except for dissenters' rights under the CBCA, applicable Law.

     Section 3.7 Consents. Except as set forth in Section 3.7 of the Disclosure Schedules, no Order or Consent of, or registration, declaration or filing with, any Governmental Body or any third party (including any party to any Contract with, or licensor of, the Company), is required by or with respect to the Company and the Key Shareholders in connection with the execution, delivery or performance of this Agreement, any of the Related Agreements to which it is a party or signatory, or the consummation of the Transactions, so as not to trigger any Conflict (including the Breach of any Company Contract), except for
(i) such Orders and Consents as may be required under applicable securities or "blue sky" Laws, (ii) the filing of the Statement of Merger with the Secretary of State of the State of Colorado, (iii) the approval of this Agreement and the Merger by the shareholders of the Company, (iv) the Consents required under
Section 3.4(a), and (v) any Consents of parties to Company Contracts (including Company Licenses) summarized in reasonable detail in Section 3.7 of the Disclosure Schedules, indicating for each such Company Contract if it is a Material Company Contract and, if so, the name of each counterparty to such Material Company Contract whose Consent is required.

                             PAGE A-14              Agreement and Plan of Merger

     Section  3.8  Books  and  Records.

     (a) Financial Records. The books of account and other financial records, all of which have been made available to Parent, (i) are accurate, complete and correct in all Material respects, (ii) have been maintained in accordance with sound business practices, (iii) fairly and accurately reflect the income, expenses, assets and liabilities of the Company, and (iv) represent actual, bona fide transactions.

     (b) Minute Books. Except as set forth in Section 3.8(b) of the Disclosure Schedules, the minute books of the Company, all of which have been made available to Parent, contain accurate, complete and correct records of all meetings held of, and corporate action taken by, the shareholders and board of directors, and all committees of the shareholders and board of directors, of the Company, including each action by written consent, since the inception of the Company, no Material corporate action of such shareholders, board of directors or committees has been taken, for which minutes have not been prepared and provided to Parent, or which are not contained in such minute books.

     (c) Stock Records. The stock record books, records and ledgers of the Company, all of which have been made available to Parent, contain accurate, complete and correct records of all issuances and transfers of Equity Interests in the Company.

     (d) Shareholder Table. Section 3.8(d) of the Disclosure Schedules sets forth a shareholder table (as updated in accordance with the terms hereof, the "SHAREHOLDER TABLE") containing a true and complete accounting of each shareholder of record of the Company and all outstanding shares of capital stock of the Company, and contains for each such shareholder (i) the full name(s) of such shareholder, (ii) the number of certificates evidencing shares of Company Common Stock held of record by such shareholder, specifying for each such certificate its certificate number and the number of shares of Company Common Stock evidenced thereby, and (iii) the full mailing address for such shareholder set forth in the Company's stock transfer books and records.

     Section 3.9 Company Financial Statements. Section 3.9 of the Disclosure Schedules sets forth (i) the Company's audited balance sheets as of December 31, 2004 and 2003, and the related audited statements of income and cash flows for the Company's fiscal years ended December 31, 2004 and 2003, and (ii) the

Company's (x) unaudited balance sheet as of (A) on the date of this Agreement only (this sub-clause (A) having no force or effect as of the Closing Date), June 30, 2005, or (B) as of the Closing Date only (this sub-clause (B) having no force or effect as of the date of this Agreement), the last day of a calendar month ended not more than 45 prior to the Closing Date; and (y) the related unaudited statements of income and cash flows for the partial-year period ended on the Current Balance Sheet Date, including in each case the notes thereto, except that no statement of cash flows is included for the partial-year period ended June 30, 2005. The Financials are correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and with each other, except as disclosed in the notes to the Financials, subject in the case of interim statements to normal year-end adjustments. The Financials fairly and accurately present the financial condition, operating results, changes in shareholders' equity and cash flows of the Company as of the respective dates and during the respective periods indicated therein. The Company maintains and will continue through the Closing Date to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section  3.10  No  Undisclosed  Liabilities.

     (a) Except as provided in Section 3.10(a) of the Disclosure Schedules, the Company has no Liabilities, Debt, Capital Lease Obligation, Guarantees,
obligations, expenses, claims, deficiencies, or endorsements of any type, whether or not known, accrued, absolute, contingent, matured, secured, conditional, liquidated, vested, due or required to be reflected in financial statements in accordance with GAAP, except for those which (i) have been adequately reserved against or otherwise reflected in the Current Balance Sheet,
(ii) have arisen in the Ordinary Course of Business consistent with past practices since December 31, 2004, and which are not Material, and (iii) are an Expense under Section 11.10, which will be paid at or prior to Closing.

     (b) Section 3.10(b) of the Disclosure Schedules contains a complete and accurate list of all trade accounts payable (other than a trade account payable
(i) to any shareholder or any Related Person of the Company or any Shareholder for or with respect to the Expenses of the Company or the Shareholder Agent, and

                             PAGE A-15              Agreement and Plan of Merger

(ii) adequately accounted for in the Company's financial statements delivered from time to time to Parent prior to the date hereof) that remains unpaid as of the Closing Date, specifying for each such trade account (A) its aging, and (B) any amounts due as interest, penalties or similar charge thereon.

     Section  3.11  No  Off-Balance  Sheet  Arrangements. Except as set forth in
Section 3.11 of the Disclosure Schedules, the Company is not a party to, and has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company's financial statements.

     Section 3.12 No Changes. Except as set forth on Section 3.12 of the Disclosure Schedules, since (A) December 31, 2004 (with respect to subsections
(a) through (y) below) and (B) the Current Balance Sheet Date (with respect to subsections (z) and (aa) below), there has not been, occurred or arisen any of the following with respect to the Company:

     (a)  any  transaction  not  in  the  Ordinary  Course  of  Business;

     (b) any Amendment to any Organizational Document of the Company or to the rights, powers, privileges, designations or preferences of any Company Stock;

     (c) any capital expenditure or capital expenditure commitment exceeding $5,000 individually or $10,000 in the aggregate;

     (d) payment, discharge or satisfaction of any claim or Liability, other than payment, discharge or satisfaction in the Ordinary Course of Business of claims or Liabilities reflected or adequately reserved against in the Current Balance Sheet;

     (e)  destruction  of,  damage  to  or  loss  of  any  Property or business;

     (f) loss of, or notice or other clear and overt indication of an intention to discontinue or change the terms of its relationship with the Company by, any supplier, manufacturer, management-level employee, officer, senior engineer or consultant, in each case whether or not covered by insurance;

     (g) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) other than as required by GAAP;

     (i) change in any election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (j)  revaluation  by  the  Company  of  any  of  its  Properties or assets;

     (k) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any outstanding share of capital stock or other Equity Interests of the Company, or any split, combination or reclassification in respect of any share of capital stock of the Company, or any issuance or authorization of any issuance of any other Securities of the Company in respect of, in lieu of or in substitution for any share of capital stock or other Equity Interests of the Company, or any direct or indirect repurchase or redemption of any Equity Interests or other Securities of the Company (or Commitments therefor);

                             PAGE A-16              Agreement and Plan of Merger

     (l) payment (other than in the Ordinary Course of Business) of, or increase in, the salary, bonuses or other compensation (cash, equity or otherwise), or material increase in fringe benefits, payable or to become payable to any shareholder, director, officer, employee or consultant of the Company (other than payments to outside counsel in connection with this Agreement and the Transactions), or Related Person of the Company, or the declaration, payment or commitment or obligation of any kind for the payment of a severance payment, termination payment, bonus, substantial fringe benefit or other additional or supplemental salary, bonus, substantial fringe benefit or other compensation (cash, equity or otherwise) to any such Person;

     (m) adoption, establishment or Amendment of any Company Employee Plan, except as necessary to comply with applicable Law;

     (n) entry into any Contract to which the Company is a party or signatory or by or to which it or any of its Properties is bound or subject, except for the Shareholder Loans, the SpaceDev Loan and the Vectra Loans, or any termination, Amendment or receipt of notice of termination or non-renewal in respect of, any such Contract;

     (o) Transfer, Lease or Encumbrance of any of its material assets or other Properties, other than (i) sales of Inventories in the Ordinary Course of Business and the security interests in favor of Vectra in respect of the Vectra Loans and Parent in respect of the SpaceDev Loan, and (ii) with respect to any Intellectual Property Rights (which are addressed in Section 3.12(u));

     (p) a loan or advance to any Person, the incurrence, issuance or sale of any Debt of the Company (except for the Shareholder Loans, the Vectra Loans and the SpaceDev Loan) or the making of any Guarantee in respect of any other Person, except for advances to employees for travel and business expenses in the Ordinary Course of Business consistent with past practices;

     (q) waiver or release of any right or claim, including any write-off or other compromise of any Account Receivable in any amount; (r) the commencement, settlement, notice or overt threat of any Action against the Company or its business, Properties or affairs;

     (s) written notice to the Company, or any of its Representatives, of any claim or potential claim of ownership by any Person of any Company Intellectual Property or of any interference with, misappropriation, violation or infringement by the Company of any other Person's Intellectual Property Rights;

     (t) issuance, grant or sale, or make or enter into a Contract to issue, grant or sell, of any Equity Interests or other Securities of the Company, or any Commitments to purchase or acquire any of the foregoing;

     (u) (i) Transferring, Encumbering or licensing, or making or entering into any other Contract or license regarding, any Company Intellectual Property, other than in the Ordinary Course of Business, (ii) purchasing, licensing or otherwise making or entering into any Contract with respect to any Material Intellectual Property Rights owned or controlled or licensed by any other Person, other than in the Ordinary Course of Business, (iii) making or entering into any Contract with respect to the development of any Intellectual Property Rights, other than in the Ordinary Course of Business, or (iv) changing the pricing, fees, royalties or other compensation set or charged by the Company to its customers or licensees or the pricing, fees, royalties or other compensation set or charged by Persons who have licensed or granted rights to the Company to use Intellectual Property Rights;

     (v) entry into a Contract, or Amendment of any Contract, other than in the Ordinary Course of Business, pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any Technology or any Company Products (including proposed Company Products and Company Products under development);

                             PAGE A-17              Agreement and Plan of Merger

     (w) hiring or terminating any officer, director or senior employee of the Company or terminating any management-level or senior employee or engineer employed by the Company for a total period (whether or not continuous) in excess of 3 years;

     (x) any known material defect or design issue with the Company's existing products in development, production or installed with the Company's customers;

     (y) agreement or other Contract by the Company or any officer, director, manager or employee thereof on behalf of the Company to do any of the things described in Section 3.12(a) through (y) (other than negotiations with Parent and its Representatives regarding the Transactions);

     (z) any Events having a Material Adverse Effect; or (aa) any Contract by the Company or any officer, director, manager or employee thereof on behalf of the Company that is likely to result in a Material Adverse Effect.

     Section  3.13  Tax  Matters.

     (a) Tax Returns and Audits. Except as described in Section 3.13 of the Disclosure Schedules:

          (1) The Company has prepared and timely filed all required federal, state, local and foreign Tax Returns and Tax estimates concerning or attributable to itself or its operations, except where the failure to file such Tax Returns and Tax estimates will not have a Material Adverse Effect, and such Tax Returns and estimates are true and correct in all material respects and have been completed in accordance with applicable Law.

          (2) The Company (A) has timely paid all Taxes it is required to pay and withheld and properly remitted with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes of any kind or nature required to be withheld, and (B) has accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Closing Date, other than in the Ordinary Course of Business.

          (3) The Company has not been delinquent in the payment of any material Tax, nor is there any Tax deficiency or adjustment outstanding, assessed or proposed against the Company, and the Company has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (4) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (5) The Company has made available to Parent, its legal counsel and its accountants, copies of all Tax Returns filed by the Company for all periods since its inception.

          (6) There are (and immediately following the Closing Date there will be) no Encumbrances on the assets of the Company relating or attributable to Taxes other than Encumbrances for Taxes not yet due and payable.

          (7) The Company has no Actual Knowledge of any basis for the assertion of any claim for Taxes, which, if adversely determined, would result in any Encumbrance on the assets of the Company.

                             PAGE A-18              Agreement and Plan of Merger

          (8) The Company has (a) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (b) never been a party to any Tax sharing, indemnification or allocation Contract, and never owed any amount under any such Contract, (c) no liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise, and (d) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

          (9) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

          (10) The Company has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

          (11) The Company has not disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code.

          (12) The Company (i) has not agreed nor is required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting methods or otherwise, (ii) has no Actual Knowledge that any taxing authority has proposed any such adjustment or change, which proposal is currently pending, and (iii) does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relate to its business and operations.

          (13) No power of attorney has been granted by the Company with respect to any matter relating to Taxes, which power of attorney is currently in force.

          (14) The Company has no direct or indirect beneficial ownership interest in (i) a "passive foreign investment company", (ii) a "foreign sales corporation", or (iii) a person other than a United States person, each within the meaning of the Code.

          (15) The Company does not own "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (16) No property of the Company is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (b) Executive Compensation Tax. The Company is not a party to any Contract, including the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

     Section 3.14 Restrictions on Business Activities. Except as is described in
Section 3.14 of the Disclosure Schedules, there is no Contract (non-compete agreement or otherwise) or Order to which the Company is a party or by which it is bound, which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice, any acquisition of Property, the conduct of business or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, except as is described in Section 3.14 of the Disclosure Schedules, the Company has not entered into any Contract under which it is restricted from selling, licensing or otherwise distributing any of its Material Intellectual Property Rights, Technology or Company Products, or providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

                             PAGE A-19              Agreement and Plan of Merger

     Section 3.15 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

     (a) The Company does not own any real property, and has never owned any real property. Section 3.15(a) of the Disclosure Schedules sets forth a list of all real property currently leased by the Company, the name of the lessor, the correct street address, the date and term of the lease, the aggregate annual rental payable under such lease and a description of any other material terms of the lease and each Amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is no, existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company, or to the Knowledge of the Company, by any other party.

     (b) Except as provided in Section 3.15(b) of the Disclosure Schedules, the Company has good and valid title to, or, in the case of Leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except (i) as reflected in the Current Balance Sheet, (ii) Encumbrances for Taxes not yet due and payable, and (iii) such imperfections of title and Encumbrances, if any, which do not detract from the value, or interfere with the present use, of the Property subject thereto or affected thereby.

     (c) Section 3.15(c) of the Disclosure Schedules lists all material items of Tangible Personal Property (the "EQUIPMENT") owned or Leased by the Company. Except as set forth in Section 3.15(c) of the Disclosure Schedules, such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently anticipated to be conducted, (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear, (iii) suitable for immediate use in the Ordinary Course of Business, and (iv) in the possession of the Company. No item of Equipment is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.

     (d) Except as provided in Section 3.15(d) of the Disclosure Schedules, the Company owns free and clear of any Encumbrances, all customer correspondence, customer licensing and purchasing histories, customer pricing mechanisms, customer contract proposals and customer contracts awarded relating to their respective current and former customers (the "CUSTOMER INFORMATION"). No Person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     Section  3.16  Intellectual  Property.

     (a) Intellectual Property Rights Owned, Licensed or Used. Section 3.16(a) of the Disclosure Schedules contains a true and complete list of all (A)(i) Patents, (ii) Trademarks (other than goodwill), and (iii) Copyrights which are registered or constitute Material Intellectual Property Rights (other than website content, marketing or sales materials, moral rights and publicity rights), in each case licensed to, owned by or used by the Company or any of its Subsidiaries with respect to the conduct of its business as presently conducted,
(B)  all  Company  Licenses,  and  (C)  Excluded  Software.  The  Company or its
Subsidiaries has in its possession or control correct and complete, fully-executed copies of all of the Company Licenses, and the Company has heretofore delivered to Parent true and complete copies thereof. The Company owns the "starsys.com" domain name

     (b) Licenses. Section 3.16(b) of the Disclosure Schedules contains a true and complete list of all Third-Party Licenses. Except as described in Section 3.16(b) of the Disclosure Schedules, (i) neither the Company nor any of its Subsidiaries has licensed, sub-licensed, restricted or Encumbered any of the Company Intellectual Property, whether orally or in writing, and (ii) no licensing fees, royalties or payments are due or payable by the Company or any of its Subsidiaries in connection with its Material Intellectual Property Rights or Excluded Software, other than registration, maintenance or renewal fees or the like which are not Material individually or in the aggregate. The Company has in its possession or control correct and complete, fully-executed copies of all of the Third-Party Licenses, and the Company has heretofore delivered to Parent true and complete copies thereof.

     (c) No Actions or Payments Due. Except as set forth in Section 3.16(c), no actions must be taken by the Company or the Surviving Corporation within sixty
(60) calendar days of the Closing for the purposes of maintaining, perfecting, preserving or renewing any of its Registered Intellectual Property Rights, Material

                             PAGE A-20              Agreement and Plan of Merger

Intellectual Property Rights, Company Licenses or Excluded Software, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates or the sending of any renewal, change of control or other notices.

     (d) No Infringement / Misappropriation of Third Party Rights. Except as set forth on Section 3.16(d) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries (i) has interfered with, infringed upon, violated or misappropriated any Intellectual Property Rights of any third party; (ii) has Actual Knowledge that any of their respective current or former officers, directors, employees, consultants or independent contractors has interfered with, infringed upon, violated or misappropriated or is interfering with, infringing upon, violating or misappropriating or has made or is making unlawful use of any Intellectual Property Rights of any Person for the benefit of the Company or any of its Subsidiaries; or (iii) has, nor has any of their respective management level employees with direct responsibility for Intellectual Property Rights matters, received any charge, complaint, claim, demand, notice or other communication in writing alleging any such interference, infringement, misappropriation or violation (including any demand or claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property Rights of any third party). Except as set forth on Section 3.16(d) of the Disclosure Schedules, to the Actual Knowledge of the Company and its Subsidiaries, no third party (including their respective current or former Representatives) has interfered with, infringed upon or misappropriated any Company Intellectual Property.

     (e) No Encumbrances on Company Rights. Except as set forth on Section 3.16(e) of the Disclosure Schedules, the Company and each of its Subsidiaries
(A) owns all right, title and interest in and to, or has a valid, binding, unexpired and subsisting right and license to use (whether or not exclusive), all Material Intellectual Property Rights and Material Excluded Software, and, solely to the extent required in connection with the manner in which it has conducted or is conducting its business, to make, have made, use, sell, import and export, distribute, have distributed, publicly perform, publicly display, reproduce and prepare derivative works of Material Intellectual Property Rights;
(B) have rights to the Material Intellectual Property Rights which are free and clear of all Liens; (C) have taken all commercially reasonable action required to maintain the validity and effectiveness of all registrations with and applications to Governmental Bodies in respect of their respective Registered Intellectual Property Rights, all of which, to the Knowledge of the Company, are valid, subsisting and in full force and effect; (D) are not subject to any restrictions (other than those which have been complied with or waived) on the direct or indirect transfer or assignment of any Third-Party Licenses, or any interest therein; and (E) has taken commercially reasonable measures to protect the secrecy, confidentiality and value of its Proprietary Information.

     (f)  No  Default; No Required Approvals or Consents. Except as set forth on
Section 3.16(f) of the Disclosure Schedules, (A) the Company and its Subsidiaries and, to the Actual Knowledge of the Company all third parties are, and upon the consummation of the Merger or other Transactions contemplated hereby will be, in compliance in all material respects with the Licenses; (B) the rights of the Company and its Subsidiaries or any successor to the Company and such Subsidiaries to the respective Material Intellectual Property Rights will not be affected in any material respect as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger and other Transactions contemplated hereby; (C) neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or other Transactions contemplated hereby will be, in material Breach of any Licenses; (D) no event has occurred, or by virtue of the execution, delivery or performance of this Agreement or the consummation of the Merger or other Transactions contemplated hereby will occur, which with notice or lapse of time or both would constitute a material Breach or constitute a valid basis for the termination, modification or acceleration under any License, and none of the Company and its Subsidiaries and their respective management level employees with direct responsibility for Intellectual Property Rights matters, has received any notice or other communication in writing to the contrary; (E) no Consent of any Person is needed so that the interest of the Surviving Corporation in the Material Intellectual Property Rights shall continue to be in full force and effect upon the consummation of the Merger and other Transactions contemplated hereby; and (F) neither the Company nor any of its Subsidiaries is subject to any Contract, Company License or Order pertaining to Material Intellectual Property Rights or Material Excluded Software which would be Breached by the execution or delivery of this Agreement or the consummation of the Merger and the other Transactions.

     (g) No Claims or Actions. Other than examinations by intellectual property officers of any pending Patent, Copyright or Trademark applications which are not material, there are no claims or demands in

                             PAGE A-21              Agreement and Plan of Merger

writing of any Person pertaining to, or any Actions that are pending or, to the Actual Knowledge of the Company, threatened, including any interferences, oppositions, cancellations or other contested proceedings, nor to the Actual Knowledge of the Company is there any valid basis for the same, which challenge the rights of the Company or any of its Subsidiaries in respect of any Intellectual Property Rights set forth in Section 3.16(a) of the Disclosure Schedules or their respective Material Intellectual Property Rights or Material Excluded Software.

     (h) Confidential Treatment. Except as provided in Section 3.16(h) of the Disclosure Schedules, (i) all Intellectual Property Rights of the Company or any of its Subsidiaries for which confidentiality is appropriate has been maintained in confidence in accordance with protection procedures believed by the Company and such Subsidiary to be adequate for protection customarily used in the industry to protect rights of like importance or in accordance with the applicable Third-Party Licenses, as the case may be, and (ii) all commercially reasonable measures have been taken to maintain the confidentiality of the Proprietary Information of the Company and its Subsidiaries, and of all other information the value of which to the Company and its Subsidiaries is contingent upon maintenance of the confidentiality thereof.

     (i) Assignment of Inventions. Except as set forth on Section 3.16(i) of the Disclosure Schedules, each former and current shareholder or Representative of the Company or any of its Subsidiaries who has (A) contributed in any material way to or participated in any material way in the conception and development of
(i) any Intellectual Property Rights listed on Section 3.16(a) of the Disclosure Schedules as being owned, in whole or in part, by the Company or any of its
Subsidiaries, or (ii) any Material Intellectual Property Rights, or (B) had access to Proprietary Information of the Company or any of its Subsidiaries, including Customer Information; in each case (1) was in an employment relationship sufficient, or has executed and delivered to the Company or such Subsidiary an agreement suitable, to vest full ownership rights to any inventions, discoveries, innovations, improvements, creations, developments, results and works in the Company or such Subsidiary, as applicable, and (2) either (1) has entered into an agreement for maintaining Proprietary Information of the Company or such Subsidiary in confidence, true and complete copies of which Contracts have heretofore been delivered to Parent and all of which are now in full force and effect and Enforceable in accordance with their respective terms, or (2) entered into a professional relationship with the Company which obligates such Representative to maintain the confidentiality of such
Proprietary Information. Except as set forth on Section 3.16(i) of the Disclosure Schedules, no former or current shareholder, director, officer, employee or consultant of the Company or any of its Subsidiaries has filed, asserted in writing or, to the Actual Knowledge of the Company or any of its Subsidiaries (or management employees of the Company or such Subsidiary with direct responsibility for Intellectual Property Rights matters), threatened in writing any claim or Action against the Company or such Subsidiary in connection with such Person's involvement in the conception and development of any of such Intellectual Property Rights. Except as set forth on Section 3.16(i) of the
Disclosure Schedules, to the Actual Knowledge of the Company and its Subsidiaries (or management employees of the Company or its Subsidiaries with direct responsibility for Intellectual Property Rights matters), none of the current employees or consultants of the Company or such Subsidiary has any Patents issued or applications pending for any device, process, design or invention of any kind used or expected to be used by the Company or such Subsidiary in the furtherance of its businesses as presently conducted or as contemplated to be conducted, which Patents or applications have not been duly, validly and fully assigned to the Company or such Subsidiary.

     (j) No Rights to Royalties. Except as set forth on Section 3.16(j) of the Disclosure Schedules, no former or current shareholder or Representative of the Company or any of its Subsidiaries has or will have any valid rights to future royalty payments or license fees from the Company or such Subsidiary, deriving from licenses, technology agreements or other agreements, whether written or oral, among any such Person and the Company or such Subsidiary.

     (k) Supporting Documents. The Company has in its possession or control true and complete copies of all documents (including patents, registration certificates, renewal certificates, applications, prosecution histories, and all documents submitted to or received from the relevant patent, copyright, trademark, domain name or other authorities in the United States and foreign jurisdictions, as the case may be) relating to any Intellectual Property Rights listed on Section 3.16(a) of the Disclosure Schedules that in whole or in part are or are purported to be owned by the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent true and complete, fully-executed copies of all of such documents.

                             PAGE A-22              Agreement and Plan of Merger

     (l) Documentation. The Company has heretofore delivered to Parent documentation (to the extent in the possession of or under the control of the Company) with respect to any invention, process, design, Software or other know-how or Trade Secret included in the Material Intellectual Property Rights, which documentation is (1) accurate in all material respects, and (2) reasonably sufficient in detail and content to identify and explain such invention, process, design, Software or other know-how or trade secret and to facilitate its use and further improvement and development by an individual of ordinary skill in the applicable art.

     Section  3.17  Agreements,  Contracts  and  Commitments.

     (a) Except as set forth in Section 3.17(a) of the Disclosure Schedules, the Company is not party to or bound by:

          (1) any employment, sales or consulting agreement or other Contract with an employee, individual consultant or salesperson;

          (2) any agreement or plan, including any option plan, incentive plan or purchase plan with respect to Equity Interests of the Company, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

          (3)  any  fidelity  or  surety  bond  or  completion  bond;

          (4) any Lease of personal property having an annual rental rate in excess of $5,000 individually or $10,000 in the aggregate;

          (5) any Contract relating to capital expenditures involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

          (6) any Contract relating to the disposition or acquisition of assets or any interest in any Entity outside the Ordinary Course of Business;

          (7) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit;

          (8) any purchase order or contract for the purchase of materials exceeding $5,000 individually or $10,000 in the aggregate;

          (9)  any  construction  contracts;

          (10) any dealer, distribution, sales, joint marketing or development Contract;

          (11) any sales representative, original equipment manufacturer, value added, remarketing, reseller or independent software vendor or other Contract (other than Licenses) for use or distribution of any Company Product, any Company Intellectual Property, Material Intellectual Property Rights or any services provided by the Company; or

          (12) any other Contract not otherwise set forth in Section 3.17(a) of the Disclosure Schedules that is not cancelable without penalty within thirty (30) calendar days.

     (b) Except as set forth in Section 3.17(b) of the Disclosure Schedules, the Company is in compliance with and has not Breached or defaulted under, or received notice that it has Breached or defaulted under, any of the terms or conditions of any Contract or license to which it is party or by which it is bound or under which it is a licensee, nor does the Company have Knowledge of any Event that would constitute such a Breach or default with the lapse of time, giving of notice or both. Each such Contract and license is in full force and effect and is not subject to any default thereunder.

                             PAGE A-23              Agreement and Plan of Merger

     (c) Except as set forth in Section 3.17(c) of the Disclosure Schedules, the Company has obtained, or will obtain prior to the Closing, all necessary Consents of parties to all Company Contracts as are required thereunder in connection with the consummation of the Transactions, so that (i) the consummation of the Transactions shall not Breach any such Company Contract, and
(ii) each such Company Contract shall remain in full force and effect without modification, limitation or alteration after the Closing. Following the Closing, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the Merger not occurred. Without limiting the foregoing, the consummation of the Transactions will not (i) result in the Breach of any Company Contract, (ii) adversely impact any existing Company Contract with any Governmental Body, or (iii) to the Knowledge of the Company, result in any Material decrease in orders of Company Products or Technology from, or sales, licensing or other distributions of Company Products or Technology to, any customer or client set forth in Section 3.30 of the Disclosure Schedules.

     (d) Section 3.17(d) of the Disclosure Schedules sets forth a complete and accurate list of all offers or bids made to any customer or prospective customer of the Company, which offer or bid (i) could generate revenues or involve expenses in excess of $150,000, and (ii) has not been rejected by each Person who has the right to accept such offer or bid. The Company has heretofore delivered true and complete copies of each such offer or bid to Parent.

     Section 3.18 Government Contracts. Except for Section 3.18(a), which applies to the time periods set forth therein, at all times since January 1, 1998:

     (a) Section 3.18(a)(i)-(iv) of the Disclosure Schedules set forth a true and complete list of (i) all Government Contracts, past and present, awarded by the Government or by any higher tier subcontractor or prime contractor to the Government to the Company or any of its Subsidiaries since December 31, 2002,
(ii) all Government Contracts (including options) currently in force between the Company or any of its Subsidiaries and either the Government or any higher tier subcontractor or prime contractor of the Government, (iii) all outstanding quotations, bids and proposals submitted by the Company or any of its Subsidiaries to either the Government or any proposed higher tier subcontractor or prime contractor of the Government, and (iv) all Government Contracts (including options) on which delivery or performance is currently in an unsatisfactory or delinquent status, behind schedule or which the Company or any of its Subsidiaries has Actual Knowledge or should have Actual Knowledge will be unsatisfactory, behind schedule or delinquent in the future.

     (b) The Company has complied in all material respects with all statutory and regulatory requirements with respect to each Government Contract and each bid, quotation or proposal submitted by the Company to the Government or any prospective higher tier subcontractor or prime contractor of the Government.

     (c) The Company has complied in all material respects with each and every certification executed, acknowledged or set forth by the Company with respect to each Government Contract awarded to the Company and each bid, quotation or proposal submitted by the Company to the Government or any higher tier subcontractor or prospective prime contractors of the Government.

     (d) The Company has complied in all material respects with each representation executed, acknowledged or set forth by the Company with respect to each Government Contract awarded to the Company and each and every bid quotation or proposal submitted by the Company to the Government or any higher tier subcontractor or prospective prime contractor of the Government.

     (e) Except as provided in Section 3.18(e) of the Disclosure Schedules, the Company has complied in all material respects with all contract clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law in each Government Contract awarded to the Company.

     (f) Any and all facts set forth in or acknowledged by the Company in any certifications, representations or disclosure statements submitted by the Company with respect to any Government Contract were current, accurate and complete in all material respects as of the date of submission.

                             PAGE A-24              Agreement and Plan of Merger

     (g) Except as provided in Section 3.18(g) of the Disclosure Schedules, neither the Government nor any higher tier subcontractor or prime contractor has notified the Company, either orally or in writing, that the Company has breached or violated in any material respect any regulation, statute, certification, representation or contract clause, provision or requirement with respect to any Government Contract awarded to the Company or with respect to any bid, quotation or proposal submitted by the Company.

     (h) Except as provided in Section 3.18(h) of the Disclosure Schedules, the Company is not currently debarred or suspended from doing business with the Government and the Company knows of no circumstances that would warrant the institution of debarment or suspension proceedings in the future.

     (i) Except as provided in Section 3.18(i) of the Disclosure Schedules, no show cause notices or cure notices have been issued against the Company on any of its Government Contracts with the Government or on any of the its Contracts relating to any Government Contract.

     (j) Except as provided in Section 3.18(j) of the Disclosure Schedules, no default terminations have ever been issued against the Company on any of its Contracts with the Government or on any of its Contracts relating to any Government Contract.

     (k) No negative determination of responsibility has ever been issued against the Company in connection with any bid, quotation or proposal submitted by the Company.

     (l) No costs incurred by the Company have been disallowed or, within the last six months, questioned, in either case as a result of a finding or determination of any kind by the Government.

     (m) Except as provided in Section 3.18(m) of the Disclosure Schedules, neither the Government nor any higher tier subcontractor or prime contractor under a Government prime contract has withheld or setoff monies, or in the last six months attempted to withhold or set off material monies, due to the Company or has made any claims against the Company under any of its Contracts, and there are no outstanding claims arising under any Government Contract.

     (n)  To  the  Company's  Knowledge  there   are  not  any   irregularities,
misstatements or omissions relating to any of its Government Contracts, bids, quotations or proposals, past or present, that have led or could lead to, either before or after the Merger, (i) any administrative, civil or criminal investigation or indictment of the Company, (ii) the questioning or disallowance of any costs submitted for payment by the Company or Parent, (iii) the recoupment of any payments previously made to the Company, or (iv) the assessment of any penalties or damages of any kind against the Company or Parent, arising out of such irregularities, misstatements or omissions.

     (o) The Company is not currently under administrative, civil or criminal investigation indictment with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any of its Government Contracts, bids, quotations or proposals, past or present.

     (p) Except as set forth in Section 3.18(p) of the Disclosure Schedules, there exist (i) no outstanding claims against the Company either by the Government or by higher tier subcontractor, any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract, (ii) no facts or allegations which are known or should be known by the Company upon which such a material claim may reasonably be based in the future,
(iii) no disputes between the Company and the Government or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract, and (iv) no facts or allegations which are known or should be known by the Company over which such a material dispute may reasonably arise in the future.

     (q) Except as set forth in Section 3.18(q) of the Disclosure Schedules, the Company is not undergoing and since January 1, 2001 has not undergone any audit, and has no Actual Knowledge or reason to know of any basis for impending audits in the future, arising under or relating to any Government Contract.

                             PAGE A-25              Agreement and Plan of Merger

     Section 3.19 Related Party Transactions. To the Actual Knowledge of the Company, no Related Party of the Company has, directly or indirectly, (i) any interest in any Entity (A) which furnished or sold, or furnishes or sells, services, products or Technology that the Company furnishes or sells, or proposes to furnish or sell, or which otherwise competes with the Company with respect to such services, products or Technology, or (B) that purchases from, or sells or furnishes to, the Company any services, products or Technology, (ii) an interest in any Property or Equipment used in or pertaining to any Company
Products or the business of the Company, or (iii) a beneficial interest in any Contract to which the Company is a party or by which it is bound or any license granted to or by the Company; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation with a market capitalization in excess of $100 million shall not be deemed to be an "interest in any entity" for purposes of this Section 3.19. No Related Party of the Company is a party to any Contract with the Company. Except as provided in
Section 3.19 of the Disclosure Schedules, the Company (i) does not have outstanding any loan or other extension of credit to, or any guarantee of any loan or other debt of, any officer or director of the Company, and (ii) has not forgiven or waived, in whole or in part, any extended credit, in the form of a personal loan to or for any director or officer of the Company, which credit or loan is reflected as an asset in the Financials.

     Section  3.20  Compliance  with  Law;  Governmental  Authorization.

     (a) Except as provided in Section 3.20(a)(i)-(iii) of the Disclosure Schedules, (i) the Company is, and in the last three-year period has been, in compliance in all material respects with all applicable Law that is or was applicable to the Company or to its business or operations or to the ownership or use of its Properties, (ii) no Event has occurred or circumstances exist that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any applicable Law in any material respect, or (B) may give rise to any obligation of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) the Company has not received, at any time in the last three-year period, any oral or written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential (x) violation of, or failure to comply with, any applicable Law in any material respect, or (y) obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Each Consent and Governmental Permit (i) pursuant to which the Company currently operates or holds any interest in any of its Properties, or (ii) which is necessary for, or the absence of which would be Materially adverse to, the operation of its business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted. Section 3.20(b) of the Disclosure Schedules lists all Company Authorizations and such list constitute all Company Authorizations required to permit the Company to operate or conduct its business as presently conducted or to hold any interest in its Properties. Each Company Authorization is in full force and effect, and shall remain in full force and effect without modification after the Closing.

     Section 3.21 Litigation. Except as set forth on Section 3.21 of the Disclosure Schedules, there is no Action of any nature pending or, to the Actual Knowledge of the Company, threatened against the Company, its Properties or any of its officers, managers or directors.

     Section  3.22  Accounts  Receivable,  Customers  and  Inventory.

     (a) Section 3.22(a) of the Disclosure Schedules sets forth a list of all Accounts Receivable of the Company as of the date of the Current Balance Sheet, together with a range of days elapsed since invoice. All of such Accounts Receivable represent valid obligations arising from sales actually made or services actually performed by the Company in the Ordinary Course of Business, are carried at values determined in accordance with GAAP consistently applied, and are current and collectible (and within 270 days of the Closing Date will be collected in full without any setoff) except to the extent (i) of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to the date of the Current Balance Sheet, as reflected on the books and records of the Company (which are prepared in accordance with GAAP), as applicable, and (ii) the applicable customer files for bankruptcy or is otherwise not able to pay its bills generally through no fault of the Company or any of its Representatives. No Person has any Encumbrance on any Accounts Receivable of the Company and no written

                             PAGE A-26              Agreement and Plan of Merger

request or oral or written agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     (b) All raw materials, components and other parts, work-in-process, finished goods and all other inventory (collectively, the "INVENTORIES") reflected on the Current Balance Sheet or on the accounting records of the Company as of the Closing Date, or thereafter acquired by the Company (and not subsequently disposed of in the Ordinary Course of Business), are adequate and sufficient for work in progress, consistent with the historical inventory policies and practices of the Company. The Inventory consists of items of a quality and quantity which are merchantable and fully usable in the normal course of such business. The values at which such Inventories are carried on the Current Balance Sheet or on the accounting records of the Company as of the Closing Date reflect the normal inventory valuation policy of the Company (including the writing down of or reserving against the value of slow-moving or obsolete inventory) and state Inventory at the lower of cost or market (on a first-in, first-out method) in accordance with GAAP, consistently applied. All the Inventory is located at facilities owned or leased by the Company, the addresses of which have previously been disclosed to Parent in writing.

     (c) Section 3.22(c) of the Disclosure Schedules sets forth the customers of the Company, as well as the aggregate dollar amount of business between each customer and the Company, from December 31, 2002 to June 30, 2005. The Company has not received any customer complaint since December 31, 2002 that the Company has not been able to address to the satisfaction of the complainant, and no purchaser or recipient of any Company Product has rejected or returned such Company Product.

     Section 3.23 Environmental Matters. Except as set forth in Section 3.23 of the Disclosure Schedules, the Company now is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Except as set forth in Section 3.23 of the Disclosure Schedules, the Company has no basis to expect, nor has the Company or any other Person for whose conduct the Company is or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting or purporting to act in the public interest, or (ii) the current or prior owner or operator of any Facilities, in each case of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Environmental Property, or with respect to any such Environmental Property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct the Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received. Except as set forth in
Section  3.23  of  the  Disclosure  Schedules:

     (a) There are no pending or, to the Actual Knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Environmental Property.

     (b) The Company has no Actual Knowledge of, nor has it or any other Person for whose conduct it is or may be held responsible received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Environmental Property, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (c) The Company nor any other Person for whose conduct the Company is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Environmental Property.

     (d) To the Company's Knowledge there are no Hazardous Materials present on or in the Environment at any Facility, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person

                             PAGE A-27              Agreement and Plan of Merger

for whose conduct the Company is or may be held responsible, nor to the Actual Knowledge of the Company any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to Environmental Property, except in full compliance with all applicable Environmental Laws.

     (e) There has been no Environmental Release or, to the Knowledge of the Company, threat of Environmental Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other Environmental Property, or to the Actual Knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company or any other Person.

     (f) The Company has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities or any other Environmental Property, or concerning compliance, by the Company or any other Person for whose conduct the Company is or may be held responsible, with Environmental Laws.

     Section 3.24 Brokers' and Finders' Fees. Except as provided in Section 3.24 of the Disclosure Schedules, for which obligations the shareholders of the Company are solely responsible, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, any Related Agreement or any Transaction.

     Section  3.25  Employee  Benefit  Plans  and  Compensation.

     (a) Definitions. For all purposes of this Section 3.25 only, the following terms shall have the following respective meanings:

          (1) "AFFILIATE" means any other Entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

          (2) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (3)  "DOL"  means  the  United  States  Department  of  Labor.

          (4) "EMPLOYMENT AGREEMENT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

          (5)  "FMLA"  means  the  Family Medical Leave Act of 1993, as amended.

          (6) "PENSION PLAN" means each Company Employee Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

     (b) Schedule. Section 3.25(b) of the Disclosure Schedules contains an accurate and complete list of each Company Employee Plan and each Employment Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement, or to enter into any Company Employee Plan or Employee Agreement. Section 3.25(b) of the Disclosure Schedules also sets forth a table setting forth the name, annual salary and, if applicable, bonus, of each director, officer and employee of the Company, and the name of each consultant of the Company.

     (c) Documents. Except as set forth in Section 3.25(c) of the Disclosure Schedules, the Company has provided to Parent correct and complete copies of (i) all documents embodying each Company Employee Plan and each Employment Agreement (including all Amendments thereto) and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan, (ii) the most recent annual actuarial

                             PAGE A-28              Agreement and Plan of Merger

valuations, if any, prepared for each Company Employee Plan, (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (v) the most recent summary plan description, together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter, (vii) all communications Material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any Amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other Events which would result in any Material liability to the Company, (viii) all correspondence to or from any Governmental Body relating to any Company Employee Plan, (ix) all COBRA forms and related notices (or such forms and notices as required under comparable Law), (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth in Section 3.25(d) of the Disclosure Schedules, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or Breach of, and has no Actual Knowledge of any default or Breach by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan,
(iii) no "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder) has occurred with respect to any Company Employee Plan, (iv) there are no Actions pending, or, to the Actual Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan, (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Closing Date, without Material liability to Parent, the Surviving Corporation, the Company or any of its Affiliates (other than ordinary administration expenses), (vi) there are no Actions pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan, and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (e) No Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) multiemployer plan, or to any plan described in Section 413 of the Code.

     (f) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute and described in Section 3.25(f) of the Disclosure Schedules.

     (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Closing Date and in any respect, violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of

                             PAGE A-29              Agreement and Plan of Merger

1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

     (h)  Effect  ofTransactions.

          (1) Except as set forth on Section 3.25(h) of the Disclosure Schedules, the execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Debt, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (2) Except as set forth on Section 3.25(h) of the Disclosure Schedules, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (i) Employment Matters. Except as set forth in Section 3.25(i) of the Disclosure Schedules, the Company (i) is in compliance with all applicable foreign, federal, state and local Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the Ordinary Course of Business), and (v) has taken all commercially reasonable actions necessary to comply with any applicable Law in connection with the Company's employment of its employees and any terminations of employment contemplated by this Agreement or the Merger, including the WARN Act, and has paid, or adequately reserved against in the Current Balance Sheet, all amounts required to be paid under any applicable Law, including the WARN Act and any similar state laws, as a result of the termination or layoff of any employee of the Company who is not a Transferred Employee in connection with the Merger. There are no pending or, to the Actual Knowledge of the Company threatened or reasonably anticipated, Actions against the Company under any worker's compensation policy or long-term disability policy.

     (j) Labor. No work stoppage or labor strike against the Company or, to the Company's Actual Knowledge, its material suppliers, manufacturers and other contractors is pending, threatened or reasonably anticipated. There are neither any activities nor proceedings of any labor union to organize any Employees, nor have there ever been. There are no Actions, labor disputes or grievances pending, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its Affiliates has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company.

     (k) No Interference or Conflict. To the Actual Knowledge of the Company, no Shareholder, officer, director, employee or consultant of the Company is obligated under any Contract or subject to any Order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement or any Related Agreement, nor the carrying on of the Company's business and operations as presently conducted or proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted (or, to the Company's Actual Knowledge, as currently proposed to be conducted), will conflict with or result in a Breach of the terms, conditions or provisions of any Contract under which any of such officers, directors, employees or consultants is now bound.

                             PAGE A-30              Agreement and Plan of Merger

     (l) Perquisites. Section 3.25(l) of the Disclosure Schedule sets forth all personal or non-business costs and expenses paid by the Company to, on behalf of or for the benefit of any of its directors, officers, employees, consultants and customers, including dues, costs and expenses for (i) personal travel, (ii) club and other memberships, (iii) charge cards, (iv) cell or smart phones, (v) PDAs or similar electronic devices, (vi) notebook or personal computers, (vii) automobiles, (viii) office d cor, (ix) use of Company property for personal use,
(x)  home  office  equipment,  and  (xi)  any  other  perquisites.

     Section 3.26 Insurance. Except as set forth in Section 3.26 of the Disclosure Schedules, no claim by the Company or any of its Subsidiaries is pending under any insurance policies or fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in Material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Actual Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     Section 3.27 Relations With Governmental Entities. Neither the Company, nor the Key Shareholders, nor to the Knowledge of the Company, any Representative of the Company, has paid, given or received, or offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Body anywhere worldwide in connection with or in furtherance of the business of the Company (including any offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business or orders for or with, or directing business to, any Person, or (b) to any Person while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). Neither the Company nor the Key Shareholders has otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Laws of similar effect.

     Section 3.28 Warranties. Except as provided in Section 3.28 of the Disclosure Schedules, all Company Products and services provided by the Company are sold, licensed or otherwise provided pursuant to terms that include (a) a disclaimer of all warranties, express or implied, including those of merchantability, fitness for a particular purpose and non-infringement, (b) a disclaimer of all consequential damages arising from the use or possession of the product or use or provision of the services, regardless of whether such liability is based on tort, contract or otherwise, and (c) language stating that if the foregoing disclaimers are held to be unenforceable, the Company's maximum liability shall not exceed the amount of money(ies) paid for such product(s).

     Section  3.29  Complete Copies of Materials. Except as set forth in Section
3.29 of the Disclosure Schedules, the Company has delivered true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel. Section 3.30 Customer Relations.

     Section 3.30 of the Disclosure Schedules sets forth the names and addresses of customers or clients of the Company (the "MATERIAL CUSTOMERS") which on December 31, 2004, the date hereof or at the Closing (i) have Contracts with the Company that have or are expected to generate sales revenues or expenses in excess of $500,000, or (ii) accounted for 5% or more of the net revenue of the Company, taken as a whole, for the fiscal year ended December 31, 2004 or the partial-year period ended on the Current Balance Sheet Date. None of the Material Customers has (A) registered any material complaint regarding the services rendered by the Company, (B) overtly indicated any intention to reduce the level of services under any Contract with the Company, other than based solely on dissatisfaction with the Company's financial condition, (C) stated verbally or in writing any intention to terminate any Contract with the Company, or (D) delivered a written indication that it will not (1) rehire, (2) accept offers or bids from, (3) purchase any Company Products from, or (4) enter into new, or renew existing, Contracts with; the Company or the Surviving Corporation.

     Section 3.31 Equity Ownership. Each Key Shareholder hereby severally represents and warrants to Parent that it is the sole record and beneficial owner of the shares of Company Common Stock in the amount set forth next to its name in the Shareholder Table. Such Securities are not subject to any Encumbrance of

                             PAGE A-31              Agreement and Plan of Merger

any kind or nature. There are no Commitments or Contracts of any character, written or oral, to which any Key Shareholder is a party or by which it or any of its Properties is bound obligating such Shareholder to issue, Transfer, repurchase or redeem, or cause to be issued, Transferred, sold, repurchased or redeemed, any such Securities or obligating such Shareholder to grant or enter into any such Commitment or Contract. Each Key Shareholder has good and valid title to, and has the sole right to Transfer or Encumber (if applicable), such Securities.

     Section  3.32  Form  S-4  Information.

     (a) The information supplied or to be supplied by or on behalf of the Company or any of its Shareholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or (iii) any other document (including any report filed by Parent under the Exchange Act) filed with any Governmental Body in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Company Information, in light of the circumstances under which they are made, not misleading. The Company Information provides all information relating to the Company or its operations, business, directors, officers, Subsidiaries and Shareholders required to be provided by the provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, including Form S-4 and Regulation 14A.

     (b) Notwithstanding the foregoing provisions of this Section 3.32, the Company makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any other such document based on information (other than Company Information) supplied by Parent for inclusion or incorporation by reference therein.

     Section 3.33 Expenses of Sale. Section 3.33 of the Disclosure Schedule (the "COMPANY TRANSACTION EXPENSES") itemizes in reasonable detail (A) on the date of this Agreement only (this sub-clause (A) having no force or effect as of the Closing Date), all costs and expenses the Company has incurred or paid or reasonably expects to incur or pay related to the sale of the Company, including all Expenses, and (B) as of the Closing Date only (this sub-clause (B) having no force or effect as of the date of this Agreement), all costs and expenses the Company has incurred or paid related to the sale of the Company, including all Expenses, other than costs and expenses which have already been paid (as reflected in the Closing Balance Sheet). All of the Company Transaction
Expenses, including all bonuses or transaction fees owed any Company Representative in connection with the Merger or the other Transactions, shall be fully and finally paid prior to the Closing or shall be properly itemized in the Transaction Expense Payment Schedule to be paid at Closing or out of Performance Consideration.

     Section 3.34 Representations Complete. Except as set forth in Section 3.34 of the Disclosure Schedules, none of the representations or warranties made by the Company or any Key Shareholder, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by the Company or any Key Shareholder pursuant to this Agreement or any Related Agreement, or furnished by the Company or any Key Shareholder in or in connection with documents mailed or delivered to the shareholders of the Company or Parent for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has prepared the financial projections relating to the Company and its Subsidiaries that were delivered to Parent prior to the date of this Agreement (the "FINANCIAL PROJECTIONS") in good faith based upon reasonable assumptions, and the Company and the Key Shareholder each believes that there is a reasonable basis for such projections.

                                   ARTICLE IV
                              PARENT AND MERGER SUB
                         REPRESENTATIONS AND WARRANTIES

     Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article IV, in the corresponding section or subsection of the

                             PAGE A-32              Agreement and Plan of Merger

schedules Parent has delivered to the Company on the date hereof and on the Closing Date (the "PARENT DISCLOSURE SCHEDULES").

     Section  4.1 Organization and Qualification. Each of Parent and Merger Sub:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; (ii) has the full corporate power and authority to own or use its properties and assets, to carry on its business as currently conducted and as currently contemplated to be conducted, and to perform all of its obligations under this Agreement and the Related Agreements;
(iii) is qualified or licensed to do business in all jurisdictions in which the failure to do so would have a Material Adverse Effect. Parent is not in violation of any provision of its Articles of Incorporation and bylaws.

     Section 4.2 Subsidiaries. Parent presently does not have any Subsidiaries or own or control, directly or indirectly, any Equity Interest in any other Entity, other than (i) Merger Sub, and (ii) SpaceDev Oklahoma, an Oklahoma corporation ("SPACEDEV OKLAHOMA").

     Section 4.3 Power and Authority; Enforceability. Parent has the relevant corporate power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Merger. Except for approval of the Merger by Parent's shareholders, Parent has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Merger including solicitation of Shareholders' consent. This Agreement and each Transaction Document to which Parent is a party has been duly authorized, executed, and delivered by, and is Enforceable against Parent.

     Section 4.4 No Conflict. The execution and delivery by Parent and Merger Sub of this Agreement and any Related Agreement to which it is a party or signatory, and the consummation of the Merger, will not directly or indirectly:

     (a) any Conflict with (i) any provision of the Organizational Documents of Parent or Merger Sub, or any resolutions of the board of directors or Parent shareholders, each as in effect and Amended to date, (ii) any Contract to which Parent or Merger Sub is a party, or to which it is subject or by which any of them is bound, or any license under which any of them is a licensee, or (iii) any Law or Order applicable to Parent or Merger Sub, or Parent's Property;

     (b) give any Person the power, right or authority to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Law or Order to which Parent or Merger Sub may be subject;

     (c) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Permit held by Parent or that otherwise relates to the Properties or to the businesses of Parent;

     (d) cause the Company or the Surviving Corporation to become subject to, or to become liable for the payment of, any Taxes owed by or on behalf of Parent or any properties, assets, shareholder, officer or employee of Parent;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any Property of Parent or Merger Sub; or

     (f) result in any shareholder of Parent having the right to exercise dissenters', appraisal or other similar rights pursuant to any Contract, Organizational Document of Parent or, except for dissenters' rights under the California General Corporation Law, applicable Law.

     Section 4.5 Consents. No Order or Consent of, or registration, declaration or filing with, any Governmental Body or any third party, including any party to any Contract with, or licensor of, Parent (so as not to trigger any Conflict), is required by or with respect to Parent and Merger Sub in connection with the execution,

                             PAGE A-33              Agreement and Plan of Merger

delivery or performance of this Agreement, any of the Related Agreements to which it is a party or signatory, or the consummation of the Transactions, except for (i) the filing with the SEC of the Form S-4, the Proxy Statement, a Form 8-K and such other reports under the Exchange Act as may be required from time to time in connection with this Agreement and the Transactions, (ii) such Orders and Consents as may be required under applicable state securities or "blue sky" laws, (iii) the filing of the Statement of Merger with the Secretary of State of the State of Colorado, (iv) the approval of this Agreement, the Merger and other matters referred to herein by the shareholders of Parent, (v) the Consents which have been obtained, (vii) such other Consents and filings the failure of which to be made or obtained would not reasonably be expected to (A) have a Material Adverse Effect on Parent, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or any Related Agreement to which it is a party or signatory, or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, and (vi) such other Orders and Consents as are specified with reasonable particularity in Section 4.5 of the Parent Disclosure Schedules.

     Section 4.6 Capitalization. As of August 15, 2005, the authorized, issued and outstanding capital stock of Parent is as set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 15, 2005 (the "PARENT FORM 10-Q"). All of the outstanding shares of capital stock of Parent have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive or similar rights of any shareholder of Parent arising by operation of securities or "blue sky" laws or the Articles of Incorporation or bylaws of Parent.

     Section  4.7  SEC  Filings;  Financial  Statements.

     (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report filed by Parent with the SEC for the last two years (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such later filing), (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b)  The  consolidated  financial  statements  contained  in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

     Section  4.8  Form  S-4  Information.

     (a) None of the information (other than the Company Information) supplied or to be supplied by or on behalf of Parent for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, and
(iii) any other document (including any report filed by Parent under the Exchange Act) filed with any Governmental Body in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Except with respect to the Company Information, as to which Parent makes no representation or warranty and assumes no responsibility, the Form S-4 and the Proxy Statement will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, including Form S-4 and Regulation 14A.

     (b) Notwithstanding the foregoing provisions of this Section 4.8, Parent makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by

                             PAGE A-34              Agreement and Plan of Merger

reference in the Form S-4, the Proxy Statement or any other such document relating to the Company Information or based on information supplied by the Company for inclusion or incorporation by reference therein.

     Section  4.9     No  Undisclosed  Liabilities.
     Parent has no Liabilities, Debt, Capital Lease Obligation, Guarantees, obligations, expenses, claims, deficiencies, or endorsements of any type, whether or not known, accrued, absolute, contingent, matured, secured, conditional, liquidated, vested, due or required to be reflected in financial statements in accordance with GAAP, except for those which (i) have been adequately reserved against or otherwise reflected or incorporated by reference in the Parent Form 10-Q, as of the date of the financial statements contained therein, (ii) have been disclosed in Parent SEC Documents filed after the Parent Form 10-Q, (iii) have arisen in the Ordinary Course of Business consistent with past practices since December 31, 2004, which are not Material, and (iv) are an Expense under Section 11.10, which will be paid at or prior to Closing.

     Section 4.10 Valid Issuance. The shares of Parent Common Stock to be issued to shareholders of the Company as Shareholder Consideration, will, when issued to such shareholders in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

     Section 4.11 Merger Sub. Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities. Parent directly owns all of the issued and outstanding shares of capital stock of Merger Sub.

     Section 4.12 SpaceDev Oklahoma. Parent directly owns all of the issued and outstanding shares of capital stock of SpaceDev Oklahoma. SpaceDev Oklahoma in an inactive corporation with no operations, assets or liabilities.

     Section 4.13 Suspension and Trading. No order ceasing or suspending trading in securities of Parent is currently outstanding, and no proceeding for this purpose have been instituted or, to Parent's Knowledge, are pending or threatened.

     Section 4.14 Government Contracts. Except for Section 4.14(a), which applies to the time periods set forth therein, at all times since January 1, 1998:

     (a) Section 4.14(a)(i)-(iv) of the Parent Disclosure Schedules set forth a true and complete list of (i) all Government Contracts, past and present, awarded by the Government or by any higher tier subcontractor or prime contractor to the Government to Parent or any of its Subsidiaries since December 31, 2002, (ii) all Government Contracts (including options) currently in force between Parent or any of its Subsidiaries and either the Government or any higher tier subcontractor or prime contractor of the Government, (iii) all outstanding quotations, bids and proposals submitted by Parent or any of its Subsidiaries to either the Government or any proposed higher tier subcontractor or prime contractor of the Government, and (iv) all Government Contracts (including options) on which delivery or performance is currently in an unsatisfactory or delinquent status, behind schedule or which Parent or any of its Subsidiaries has Actual Knowledge or should have Actual Knowledge will be unsatisfactory, behind schedule or delinquent in the future.

     (b) Parent has complied in all material respects with all statutory and regulatory requirements with respect to each Government Contract and each bid, quotation or proposal submitted by Parent to the Government or any prospective higher tier subcontractor or prime contractor of the Government.

     (c) Parent has complied in all material respects with each and every certification executed, acknowledged or set forth by Parent with respect to each Government Contract awarded to Parent and each bid, quotation or proposal submitted by Parent to the Government or any higher tier subcontractor or prospective prime contractors of the Government.

     (d) Parent has complied in all material respects with each representation executed, acknowledged or set forth by Parent with respect to each Government Contract awarded to Parent and each and every bid quotation or proposal submitted by Parent to the Government or any higher tier subcontractor or prospective prime contractor of the Government.

                             PAGE A-35              Agreement and Plan of Merger

     (e) Parent has complied in all material respects with all contract clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law in each Government Contract awarded to Parent.

     (f) Any and all facts set forth in or acknowledged by Parent in any certifications, representations or disclosure statements submitted by Parent with respect to any Government Contract were current, accurate and complete in all material respects as of the date of submission.

     (g) Neither the Government nor any higher tier subcontractor or prime contractor has notified Parent, either orally or in writing, that Parent has breached or violated in all material respect any regulation, statute, certification, representation or contract clause, provision or requirement with respect to any Government Contract awarded to Parent or with respect to any bid, quotation or proposal submitted by Parent.

     (h) Parent is not currently debarred or suspended from doing business with the Government and Parent knows of no circumstances that would warrant the institution of debarment or suspension proceedings in the future.

     (i) No show cause notices or cure notices have been issued against Parent on any of its Government Contracts with the Government or on any of the its Contracts relating to any Government Contract.

     (j) No default terminations have ever been issued against Parent on any of its Contracts with the Government or on any of its Contracts relating to any Government Contract.

     (k) No negative determination of responsibility has ever been issued against Parent in connection with any bid, quotation or proposal submitted by Parent.

     (l) No costs incurred by Parent have been disallowed or, within the last six months, questioned, in either case as a result of a finding or determination of any kind by the Government.

     (m) Neither the Government nor any higher tier subcontractor or prime contractor under a Government prime contract has withheld or setoff monies, or in the last six months attempted to withhold or set off material monies, due to Parent or has made any claims against Parent under any of its Contracts, and there are no outstanding claims arising under any Government Contract.

     (n) To Parent's Knowledge there are not any irregularities, misstatements or omissions relating to any of its Government Contracts, bids, quotations or proposals, past or present, that have led or could lead to, either before or after the Merger, (i) any administrative, civil or criminal investigation or indictment of Parent, (ii) the questioning or disallowance of any costs submitted for payment by Parent or The Company, (iii) the recoupment of any payments previously made to Parent, or (iv) the assessment of any penalties or damages of any kind against Parent or The Company, arising out of such irregularities, misstatements or omissions.

     (o) Parent is not currently under administrative, civil or criminal investigation indictment with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any of its Government Contracts, bids, quotations or proposals, past or present.

     (p) Except as set forth in Section 4.14(p) of the Parent Disclosure Schedules, there exist (i) no outstanding claims against Parent either by the Government or by higher tier subcontractor, any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract, (ii) no facts or allegations which are known or should be known by Parent upon which such a material claim may reasonably be based in the future,
(iii) no disputes between Parent and the Government or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract, and (iv) no facts or allegations which are known or should be known by Parent over which such a material dispute may reasonably arise in the future.

                             PAGE A-36              Agreement and Plan of Merger

     (q) Except as set forth in Section 4.14(q) of the Parent Disclosure Schedules, Parent is not undergoing and has not undergone any audit, and has no Actual Knowledge or reason to know of any basis for impending audits in the future, arising under or relating to any Government Contract.

     Section  4.15  Agreements,  Contracts  and  Commitments.

     (a) Parent is in compliance with and has not Breached or defaulted under, or received notice that it has Breached or defaulted under, any of the terms or conditions of any Contract or license to which it is party or by which it is bound or under which it is a licensee, nor does Parent have Knowledge of any Event that would constitute such a Breach or default with the lapse of time, giving of notice or both. Each such Contract and license is in full force and effect and is not subject to any default thereunder.

     (b) Parent has obtained, or will obtain prior to the Closing, all necessary Consents of parties to any Governmental Contract as are required thereunder in connection with the Transactions, or for such Governmental Contracts to remain in full force and effect without modification, limitation or alteration after the Closing. Following the Closing, Parent will be permitted to exercise all of its rights under its Government Contracts without the payment of any additional amounts or consideration other than amounts or consideration which Parent would otherwise be required to pay had the Merger not occurred.

     Section 4.16 Representations Complete. None of the representations or warranties made by Parent or Merger Sub, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by Parent pursuant to this Agreement or any Related Agreement, or furnished by Parent in or in connection with documents mailed or delivered to the shareholders of the Company or Parent for use in soliciting their proxies for approval of or consent to this Agreement and the Merger, other than the Company Information (as to which neither Parent nor Merger Sub makes any representation or warranty) contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     Section 5.1 Conduct of Business of the Company Until Closing. The Company hereby covenants and agrees that, from the date of this Agreement until the Closing or the earlier termination of this Agreement, unless otherwise expressly contemplated by this Agreement or consented to in advance and in writing by Parent, the Company shall carry on its businesses only in the Ordinary Course of Business, use its Best Efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and employees and maintain its relationships with customers, suppliers, consultants, licensors, licensees and others having business dealings with it, and use its Best Efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, subject to applicable Laws, without the prior written consent of Parent, the Company shall not:

     (a) except as provided in Section 5.1(a) of the Disclosure Schedules, (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; (ii) grant any severance or termination pay to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Employee Benefit Plan or other arrangement, except (A) as may be required to comply with applicable Law, and (B) the termination of the Company's Stock Bonus Plan and the distribution of its assets; (iv) pay any benefit not provided for under any Employee Benefit Plan or other arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plan or other arrangement or agreement or awards made thereunder); (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Agreement; (vii) promote or fire any director, officer or managerial employee; or (viii) change, alter or enter into any employment agreement or consulting agreement;

                             PAGE A-37              Agreement and Plan of Merger

     (b) other than the distribution of the assets of the Stock Bonus Plan in connection with the termination thereof, declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (c) (i) redeem, purchase or otherwise acquire any shares of Company Common Stock or any Commitments of the Company; (ii) effect any reorganization, recapitalization, merger or share exchange; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (d) issue, deliver, award, grant or sell, or authorize (by Contract or otherwise) the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of Company Common Stock (including shares held in treasury) or other Equity Interests in or Securities of the Company, or Commitments therefor, other than
(i) the net exercise of outstanding Company Options in conformity with Section 2.11, and (ii) making required contributions to the Company's Stock Bonus Plan in shares of Company Common Stock having a value not to exceed $60,000;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

     (f) enter into any new real property, personal property or building Lease or Amend any existing Lease or Contract involving personal property that has the effect of increasing the Company's Liabilities or diminishing its rights, powers or privileges thereunder;

     (g) Amend, or propose or take any action to Amend, any of its Organizational Documents (except as contemplated hereby);

     (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any Action or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax Returns;

     (i) make or agree to make any new capital expenditures which exceed, individually or in the aggregate, $10,000;

     (j) Transfer, Encumber or license, or agree to Transfer, Encumber or license, any of its Property, except for Transfers, Encumbrances and licenses made in the Company's Ordinary Course of Business;

     (k) (i) incur any Debt or Capital Lease Obligation, or Guarantee any Debt or Capital Lease Obligation of another Person, except for borrowings incurred in the Ordinary Course of Business pursuant to Contracts set forth on the Disclosure Schedules, or (ii) make any loans, advances or capital contributions to, or investments in, or purchase any Securities of, any other Person, except travel, expense and payroll advances made to employees in the Ordinary Course of Business;

     (l) pay, discharge, settle or satisfy any Liabilities, other than (i) payments, discharges or satisfactions of obligations in the Ordinary Course of Business in accordance with their terms or liabilities reflected or reserved against in the Financials, (ii) payments on the Company's Debt after providing notice to Parent, or (iii) Expenses pursuant to Section 11.10;

     (m) waive any material benefits of, or Amend or agree to Amend in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

     (n) waive, release or assign any rights or claims, or Amend or terminate any Contract, to which the Company is a party or of which the Company is a beneficiary;

                             PAGE A-38              Agreement and Plan of Merger

     (o) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Body;

     (p) take any action or fail to take any action that could reasonably be expected to have an adverse effect on the Company prior to the Closing or an adverse effect on the Surviving Corporation or Parent after the Closing, or that would adversely affect the ability of the Company prior to the Closing, or Parent or the Surviving Corporation after the Closing, to obtain Consents of third parties or Governmental Permits;

     (q) collect Accounts Receivable or pay accounts payable other than consistent with past practice and in the Ordinary Course of Business;

     (r) enter into or make any Contract or Commitment with, or Amend any existing Contract or Commitment with, any Related Party; or

     (s) take, propose to take, or commit or agree in writing or otherwise to take, any of the actions described in Section 5.1(a) through Section 5.1(r), or any actions which would, individually or taken together, make any of the representations or warranties made in Article III, or otherwise made by the Company in this Agreement or any Related Agreement, untrue, misleading, incomplete or incorrect.

     Section  5.2  Reasonable  Efforts  and  Further  Assurances.

     (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall (i) obtain (and cooperate with the other Party to obtain) any Consent or Governmental Permit of, or any exemption by, any Governmental Body and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries (if any) in connection with the Transactions, and to comply with the terms and conditions of any such Consent or Governmental Permit, (ii) obtain from any Governmental Bodies, including the Government, any material licenses or novation agreements, if any, required to be obtained or made by Parent, Merger Sub or the Company, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) make all necessary filings, including the Form S-4 and the Proxy Statement (including any amendments or supplements thereto) and any reports required to be filed under the Exchange Act, and thereafter making any other required submissions, with respect to this Agreement and the consummation of the Transactions required under any applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings and submissions, including providing copies of all such documents to the non filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish to each other all information, including regarding itself and its Affiliates and Representatives, required for any application or other filing to be made pursuant to applicable Law in connection with the transactions contemplated by this Agreement.

     (b)  In  the  event  that  the  Company  and  Parent  fail  to  obtain  any
Governmental Permit, the Company shall take any such actions reasonably requested by Parent to minimize any adverse effect upon the Company and Parent and their respective Subsidiaries and their respective businesses and operations, which could reasonably be expected to result after the Closing from the failure to obtain such Governmental Permit.

     (c) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the Transactions, including using commercially reasonable efforts to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of such Party to consummate the Transactions, and use commercially reasonable efforts to defend any Action seeking to enjoin, prevent or delay the consummation of the Transactions or seeking material damages.

     Section 5.3 Certain Tax Matters. From the date hereof until the Closing, the Company (a) will prepare and timely file with the relevant Governmental Bodies all Tax Returns required to be filed by the Company during such period ("POST SIGNING RETURNS"), which Post Signing Returns shall be complete and accurate

                             PAGE A-39              Agreement and Plan of Merger

in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company for which no Post Signing Return is due prior to the Closing, and (d) will promptly notify Parent of any Action pending against or with respect to the Company in respect of any Taxes. The Company shall submit each Tax Return described in clause (a) of the preceding sentence to Parent at least ten business days prior to the date on which such Tax Return is to be filed, and the Company shall not file such Tax Return without Parent's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Each such Tax Return shall be prepared and filed in a manner consistent with past practice and, on such Tax Return, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods. Without limiting the generality of the foregoing, the Company shall not, in any such Tax Return, adopt a new position, election or method that would have the effect of (i) deferring income from periods or portions of periods ending on or before the Closing Date to periods or portions of periods commencing after the Closing Date or (ii) accelerating deductions from periods or portions of periods commencing after the Closing Date to periods or portions or periods ending on or before the Closing Date.

     Section  5.4  Access  to  Information.

     (a) Between the date hereof and the Closing Date, the Company shall give to Parent and its authorized Representatives reasonable access to all employees, consultants, contractors, offices, warehouses, properties and other facilities and to all books and records of such Company and will permit Parent to make such reasonable inspections and reasonable investigations as Parent may from time to time in their sole discretion require. The Company shall cause its Representatives to furnish to Parent such financial, accounting, tax, business and operating data and other information with respect to the business, operations, prospects, properties, and Representatives of such Company as Parent or Merger Sub may from time to time reasonably request

     (b) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company furnished to Parent or Merger Sub in connection with the
Transactions pursuant to the terms of that certain Mutual Nondisclosure Agreement entered into between the Company and Parent dated as of July 20, 2005; provided that all of the obligations of Parent under such Mutual Nondisclosure Agreement shall terminate as of the Effective Time.

     Section 5.5 No Solicitation. Until the earlier of: (a) the Closing Date; and (b) the termination of this Agreement pursuant to its terms, the Company and the Key Shareholders shall not, and the Company and the Key Shareholders shall cause their respective Representatives not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information regarding the Company) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Company, its businesses or its Property (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (each, a "COMPETING TRANSACTION"); or (ii) subject to the fiduciary duties of the board of directors of the Company under applicable Law, hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to its terms, the Company or its Representatives are approached in any manner by a third party concerning a Competing Transaction (a "COMPETING PARTY"), the Company promptly shall inform Parent regarding such contact and furnish Parent with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and the Company shall keep Parent informed of the status and details of any future notices, requests, correspondence or communications related thereto. In the event of Breach of this Section 5.5 by the Company or any Key Shareholders, the Company shall be liable to Parent and shall pay to Parent the greater of (i) all of the expenses incurred in connection with the preparation, negotiation and drafting of this Agreement and Related Agreements, and (ii) $250,000. The foregoing remedy shall not limit or prevent the exercise by Parent of all other rights and remedies it may have against the Company and the Key Shareholders. The provisions of this Section 5.5 shall survive the termination of this Agreement, unless terminated by Parent other than because the Company or any Key Shareholder is (A) in Material Breach of this Agreement, or (B) responsible for the failure of a condition to the obligation of Parent to consummate the Merger to be satisfied.

                             PAGE A-40              Agreement and Plan of Merger

     Section  5.6  Public  Announcements;  Employee  Announcements.

     (a) Each of Parent, Merger Sub, the Company and the Key Shareholders will consult with one another before issuing any press release or otherwise making any public statements in respect of the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the OTCBB or the American Stock Exchange, as determined by Parent.

     (b) Prior to the Closing Date, each of Parent and the Company will consult with one another regarding any written and spoken statements to be made to the Company's employees, consultants or independent contractors in respect of the Transactions, employee benefits, employee compensation and other transition and integration matters. All written communications and formal oral presentations shall be mutually agreed upon by Parent and the Company prior to any such communication or presentation, and the Company shall not make any written or oral statements to employees, consultants or independent contractors inconsistent with the guidelines provided in conjunction with such consultation.

     Section  5.7  Notification  of  Certain  Matters.

     (a) The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any fact or Event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be Materially untrue or inaccurate at or prior to the Closing Date, (ii) the discovery or receipt of information or Actual Knowledge concerning any fact or circumstance which would be likely to cause any representation or warranty contained in this Agreement to be Materially untrue or inaccurate at or prior to the Closing Date, (iii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the Transactions, or (v) any Events which would be likely to result in a Material Adverse Effect; provided that with respect to any Event, information, knowledge, failure, notice or communication referred to in clauses (i) through
(iv) next above, a Party shall not be required to provide notice pursuant to this Section 5.7 unless such Event, information, knowledge, failure, notice or communication, taken together with all other Events, information, knowledge, failures, notices or communications described but not previously notified pursuant to this Section 5.7, shall be material to Parent, Merger Sub or the Company. The delivery of any notice pursuant to this Section 5.7 shall not cure such Breach or non compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the Party receiving such notice.

     (b) From the date of this Agreement until the earlier of the Closing or the termination of the Agreement, the Company and Parent shall promptly notify each other in writing of any pending or, to the Actual Knowledge of the Company or Parent, threatened action, proceeding or investigation by any Governmental Body or any other Person (A) challenging or seeking damages in connection with the Transactions, or (B) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Parent or its Subsidiaries to own or operate all or any portion of the business or assets of the Company.

     Section 5.8 Pre-Approval of Certain Transactions. Commencing on the date hereof, the Company may propose transactions to Parent specifically for written approval pursuant to this Section 5.8. In connection with any such proposed transaction (a "PROPOSED TRANSACTION"), at the request of Parent, the Company shall (i) prepare and deliver to Parent a written description of the Proposed Transaction, summarizing in reasonable detail all of the material terms thereof and any foreseeable material risks associated therewith, (ii) deliver to Parent any definitive documentation proposed to be executed in connection with the Proposed Transaction, and (iii) make available to Parent the opportunity to ask questions of, and receive answers from, the Company and its Representatives concerning the Proposed Transaction, and otherwise to obtain any additional information, to the extent that the Company or its Representatives possess such information or could acquire it without unreasonable effort or expense, related to the Proposed Transaction. Any written request for such approval by the Company shall constitute a representation and warranty of the Company that the description of the Proposed Transaction made in writing to Parent does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Proposed Transaction, in light of the

                             PAGE A-41              Agreement and Plan of Merger

circumstances under which they are made, not misleading. Based on the description of the Proposed Transaction and such other information, in reliance thereon, Parent may specifically approve the Proposed Transaction in a writing substantially in the form of Exhibit J, which writing must specifically reference this Section 5.8 (such an approved Proposed Transaction, an "APPROVED TRANSACTION").

     Section 5.9 Consents to Merger. Commencing on the date hereof, the Company shall use its Best Efforts to obtain an unconditional, unlimited, enforceable written consent to the consummation of the Merger (the "MERGER CONSENTS") from each Person identified in Section 3.7 of the Disclosure Schedules as a counterparty to a Material Company Contract (each, a "MATERIAL COUNTERPARTY"). The Company shall cooperate fully with Parent in seeking such Merger Consents and, with respect to Company Contracts with the Government, in discussing the novation of such Company Contracts with the applicable Government contracting officers.

     Section 5.10 Export Licenses. Commencing on the date hereof, the Company shall use its Best Efforts to amend (i) the "Permanent Export Licenses", or applications therefor, identified in Section 3.20 of the original Disclosure Schedules, and (ii) and the "Manufacturing License Agreement" identified in
Section 3.16(c) of the original Disclosure Schedules; in each case in connection with the Merger and the other Transactions, as required by the International Traffic in Arms Regulations (Title 22, Chapter 1, Subchapter M of the Code of Federal Regulations) promulgated under the Arms Export Control Act, 22 U.S.C. Sec. 2778, or any successor regulations.

     Section 5.11 Petercsak Release. Commencing on the date hereof, the Company shall use its commercially reasonable efforts to negotiate a release of all claims arising from or related to the Petercsak Agreements (as defined in Section 3.16(j) of the original Disclosure Schedules), in form and substance reasonably satisfactory to Parent, to be tendered at the Closing in return for the payment of a sum certain (which sum may be paid pursuant to Section 8.6).

     Section  5.12  Preparation  of  Form  S-4  and  Proxy  Statement.

     (a) Subject to the strict satisfaction by the Company of the terms and provisions of Section 5.15 and the condition specified in Section 6.2(n), and the agreement of the applicable parties to the terms and conditions of the Escrow Agreement as provided in Section 2.17(d), as promptly as practicable after the execution of this Agreement, Parent shall, subject to the full and prompt assistance of the Company and the Key Shareholders, prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of Parent and the Company shall use its reasonable Best Efforts to have the Form S-4 declared effective under the Securities Act by the SEC as promptly as practicable after such filing.

     (b) The Company and Key Shareholders shall promptly provide, and shall use their Best Efforts to cause the other shareholders of the Company promptly to supply, to Parent and its Representatives any and all information in writing concerning the Company, its business, operations, directors, officers, Subsidiaries, shareholders or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith.

     (c) The Proxy Statement will solicit proxies for the approval by the shareholders of Parent for (i) this Agreement and the Merger, (ii) an increase in the amount of shares reserved for issuance under the SpaceDev 2004 Equity Incentive Plan, or the approval of a new stock or equity plan, as provided in
Section 8.5(b), (iii) an increase in the number of shares of Parent Common Stock authorized by its Articles of Incorporation (the "SHARE AUTHORIZATION") to
provide  sufficient  reserves  for the issuance of (A) the Merger Consideration,
(B) any Private Financing, and (C) such additional shares as Parent in its discretion deems prudent to have authorized, (iv) at the option of Parent, a reverse stock split of the Parent Common Stock, (v) at the option of Parent, the redomestication of Parent in the State of Delaware or other state selected by Parent, (vi) at the option of Parent, the approval of a Private Financing, and
(vii)  subject  to  the  consent  of  the  Company  (which  consent shall not be unreasonably withheld, conditioned or delayed), such other matters as Parent deems appropriate for approval of its shareholders in furtherance of the Transactions contemplated herein (collectively, the "PARENT SHAREHOLDERS MATTERS"). Parent, with the assistance of the Company and the Key Shareholders (which such Parties shall promptly provide upon Parent's reasonable request), shall promptly respond to any comments from the SEC. Parent shall use

                             PAGE A-42              Agreement and Plan of Merger

its reasonable Best Efforts to cause the Proxy Statement to be mailed to the shareholders of Parent as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the Shareholders as may be reasonably requested in connection with any such action.

     (d) Parent shall promptly provide the Proxy Statement, as amended or supplemented from time to time, to the Company for use in connection with the meeting of the shareholders of the Company to approve, among other matters, this Agreement and the Merger.

     (e) If at any time prior to the final conclusion of the Parent Shareholders Meeting or Company Shareholders Meeting any Events occur relating to Parent or the Company, or any of their respective officers, directors, Shareholders or Subsidiaries, is discovered or learned by Parent or the Company which, individually or together, (i) should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that the Form S-4 or Proxy Statement would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) cause the Form S-4 or Proxy Statement to become incorrect, incomplete or misleading in any material respect, or (iii) under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, are otherwise required to be set forth in an amendment or supplement to the Form S-4 or Proxy Statement; then in each such case, the Party which discovers or learns of such Events shall promptly inform the other of such Events, and shall cooperate with Parent in filing with the SEC or its staff or any other Governmental Bodies or officials thereof, or Parent and the Company mailing to the shareholders of Parent or the Company, any appropriate amendment or supplement thereto, including by providing Parent with such corrected, updated or supplemental information as may be necessary in order to cause the Form S-4 and Proxy Statement, insofar as they relate to the Company and its directors, officers, subsidiaries and Shareholders or the Company Information, to comply with the Securities and the Exchange Act, and the rules and regulations promulgated thereunder, and not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.13 Parent Shareholders Meeting. Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to Parent's shareholders, Parent will take all lawful and commercially reasonable action necessary in accordance with the CBCA and its Organizational Documents to call, notice, convene and hold a special meeting of its shareholders to approve this Agreement, the Merger and the other applicable Parent Shareholders Matters (the "PARENT SHAREHOLDERS MEETING"). Parent shall use its Best Efforts to hold the Parent Shareholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. Except to the extent that the Board of Directors of Parent concludes, based upon facts, events or circumstances, or the context thereof, unknown or changed since the date of this Agreement, that a recommendation to Parent's shareholders to vote in favor of the Merger or any of the other Parent Shareholders Matters related thereto would be a violation of any of its fiduciary obligations under applicable Law as determined by the Board of Directors of Parent in good faith after consultation with its legal counsel, Parent's Board of Directors shall include in the Proxy Statement its recommendation that Parent's shareholders vote in favor of the Merger. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to the shareholders of Parent or, if as of the time for which the Parent Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting.

     Section 5.14 Company Shareholders Meeting. Promptly after the date on which the Form S-4 is declared effective by the SEC, the Company shall mail a copy of the Proxy Statement to each of its shareholders and shall take all lawful and commercially reasonable action necessary in accordance with the CBCA and its Organizational Documents to call, notice, convene and hold a special meeting of its shareholders to approve this Agreement and the Merger (the "COMPANY SHAREHOLDERS MEETING"). The Company shall use its Best Efforts to hold the Company Shareholders Meeting within forty days of the date the SEC declares the Form S-4 effective. Except to the extent that the Board of Directors of the Company concludes, based upon facts, events or

                             PAGE A-43              Agreement and Plan of Merger

circumstances, or the context thereof, unknown or changed since the date of this Agreement, that a recommendation to the Company's shareholders to vote in favor of this Agreement or the Merger would be a violation of any of its fiduciary obligations under applicable Law as determined by the Board of Directors of the Company in good faith after consultation with its legal counsel, the Company's Board of Directors shall mail with the Proxy Statement, and inform the shareholders of the Company at the Company Shareholders Meeting, its recommendation that the Company's shareholders vote in favor of the Merger. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to the shareholders of the Company or, if as of the time for which the Company Shareholders Meeting is originally scheduled there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.

     Section 5.15 Financial Statements. No later than (i) November 4, 2005, the Company shall prepare and deliver to Parent the Company's unaudited balance sheet as of September 30, 2005, together with the Company's related unaudited statements of income and cash flows for the nine-month periods ended on September 30, 2005 and September 30, 2004, and (ii) one business day prior to the Closing Date, the Company shall prepare and deliver to Parent the Closing Balance Sheet; in each case, together with a certificate duly executed by the principal execute officer and principal financial officer of the Company certifying, representing and warranting (with no qualifications, exceptions or limitations) that (A) such balance sheet and, if applicable, statements of income and cash flows, are correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and with each other, except as may be disclosed in notes thereto (which notes, if any, may consist of (x) notes substantially identical to the notes to the June 30, 2005 Financials, and (y) any other notes approved in writing by Parent in its reasonable discretion), subject in the case of interim statements to normal year-end adjustments, and (ii) such balance sheet and, if applicable, statements of income and cash flows, fairly and accurately present the financial condition, operating results (if applicable) and changes in shareholders' equity and cash flows (if applicable) of the Company as of the respective dates and during the respective periods indicated therein. The Company shall continue through the Closing Date to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section 5.16 Repayment of Certain Loans and Advances. Prior to the Closing, the Company shall collect from each Key Shareholder in full all loans, advances or other debt or credits owed by such Key Shareholder to the Company, including the obligations set forth in Section 3.12(p) of the original Disclosure Schedules, and the Company shall not in whole or in part forgive, cancel, assume or otherwise reduce any of the foregoing.

     Section 5.17 Private Financing. Parent shall use its Best Efforts to execute definitive agreements for a Private Financing no later than December 15, 2005 and to close such Private Financing prior to or at the Closing.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING
     Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of the Company, Merger Sub and Parent to consummate the Merger and the Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or part by the Company or Parent (on behalf of itself and Merger Sub), as the case may be, to the extent permitted by applicable Law:

     (a) No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law or Order (in each case, whether temporary, preliminary or permanent), which is in effect and which prevents or prohibits consummation of the Transactions.

     (b) (i) The shareholders of Parent shall have approved this Agreement, the Merger and the Share Authorization at the Parent Shareholders Meeting, (ii) such approval shall have satisfied all shareholder approval requirements under applicable Law, and (iii) not more than 1.5% of the outstanding shares of Parent

                             PAGE A-44              Agreement and Plan of Merger

Common Stock shall have exercised, or shall retain the unexpired right to exercise, dissenters' rights (or similar rights of dissent), if any, in respect of the Merger available under applicable Law.

     (c) The SEC shall (i) have declared the Form S-4 effective under the Securities Act, (ii) not have issued a stop order suspending the effectiveness of the Form S-4, and (iii) shall not have initiated or threatened to initiate any proceedings for that purpose. Any material state securities or "blue sky" laws applicable to the issuance of the Closing Shares shall have been complied with.

     (d) There shall be no pending or threatened Action (i) challenging or seeking to restrain or prohibit the consummation of the Transactions; (ii) relating to the Transactions and seeking to obtain from Parent, Merger Sub or the Company any damages that may be material to Parent, Merger Sub or the Company; (iii) seeking to prohibit or limit in any respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or the Surviving Corporation; or (iv) which would have a Material Adverse Effect on the Company or a material adverse effect on Parent's ability to operate the Surviving Corporation's business, or to own, use and enjoy the Property of the Surviving Corporation, after consummation of the Transactions.

     (e) The VWAP as of the Trading Day next preceding the Closing shall be not less than $0.77 per share.

     Section 6.2 Additional Conditions to the Obligations of Parent. The respective obligations of Parent and Merger Sub to consummate the Merger and the Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or part by Parent, to the extent permitted by applicable Law:

     (a) Each of the representations and warranties of or in respect of the Company and the Key Shareholders contained in Article III or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Disclosure Schedules, and any other update or modification to the Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (b) Each of the representations and warranties of or in respect of the Company and the Key Shareholders contained in Section 3.2, Section 3.3, Section
3.5 and Section 3.9, and each of the representations and warranties of or in respect of the Company and the Key Shareholders contained in Article III or elsewhere in this Agreement which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Disclosure Schedules, and any other update or modification to the Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (c) The Company and Key Shareholders shall each have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

     (d) The Company shall have delivered to Parent all Merger Consents it has obtained from each Material Counterparty to Material Company Contracts, together with a schedule indicating each Material Company Contract as to which a Merger Consent from all Material Counterparties has been obtained (each, an "APPROVED CONTRACT"). The Approved Contracts shall represent not less than 75% of all Material Company Contracts, based, with respect to each Material Company Contract, on the aggregate revenues generated in FY 2005 and projected by the Company in good faith to be generated in FY 2006 under such Material Company Contract. The Company shall also have delivered to Parent a schedule indicating each Material Company Contract as to which

                             PAGE A-45              Agreement and Plan of Merger

one or more Material Counterparties has affirmatively indicated that it does not intend to, or will not, provide a Merger Consent (each, a "REJECTED CONTRACT"). The Rejected Contracts shall represent not more than 10% of all Material Company Contracts, based on revenues generated in FY 2005 and projected by the Company in good faith to be generated in FY 2006 under each Material Company Contract; provided that, with respect to Company Licenses, revenues shall be calculated based on the aggregate revenues the Company may reasonably expect to lose from all other Company Contracts if the Company is unable to use or exploit the applicable Intellectual Property Rights (taking into account any increased costs of alternate Intellectual Property Rights). For purposes of this Section 6.2(d), each Government counterparty to a Material Company Contract shall be deemed to have provided a Merger Consent, unless the applicable contracting officer shall have (A) expressed opposition to the Merger to Parent or the Company, or (B) indicated to Parent or the Company that such officer would not support a novation of the applicable Contract; in which event such Contract shall be deemed a Rejected Contract.

     (e) Vectra shall not have foreclosed or collected on any collateral for any Vectra Loan or otherwise.

     (f) The Closing Debt shall not exceed $6,800,000 (as evidenced by full pay-off notices or receipts tendered by the applicable lenders of the Vectra Loans, the Shareholder Loans and the SpaceDev Loan).

     (g)  The  Company  shall  have  delivered  the  Transaction Expense Payment
Schedule  in  compliance  with Section 2.19 and such Transaction Expense Payment
Schedule shall provide for the payment in full of all outstanding Company Transaction Expenses.

     (h) (i) The Company shall have delivered to Parent an executed officers' certificate, in substantially the form attached hereto as Exhibit E-1, dated the Closing Date, signed by the Chief Executive Officer, the President and the Director of Business Management of the Company, certifying (A) the fulfillment of the conditions specified in Section 6.2(a) through Section 6.2(f), inclusive,
(B) that the updated Shareholder Table delivered at the Closing is true, correct and complete in all respects as of the Closing, (C) that the balance sheets of the Company described in Section 5.15 comply with the provisions thereof, and
(D) that the Company has not entered into any Contract or, to the Knowledge of the signatory, incurred any Liabilities since the date of the Closing Balance Sheet, except in the Ordinary Course of Business; and (ii) each Key Shareholder shall have delivered to Parent an executed key shareholder's certificate, in substantially the form attached hereto as Exhibit E-2, dated the Closing Date.

     (i) No Events, effects, violations or Breaches shall have occurred since the date hereof which have had, or are likely to have, a Material Adverse Effect on the Company.

     (j) The Escrow Agent and the Shareholder Agent shall have entered into the Escrow Agreement, which shall be in full force and effect as of the Closing Date.

     (k) Shareholders of the Company holding not less than 98% of the shares of each class of capital stock of the Company shall have approved this Agreement and the Merger.

     (l) The Company and all Shareholders shall have delivered to Parent certificates evidencing not less than 98% of the shares of each class of capital stock of the Company (including shares issued upon the exercise of any Company Options on or prior to the Closing Date), or, in lieu thereof, the affidavit and bond, if any, required of the holder of record of such shares by Section 2.10(e).

     (m) At the Closing, the Company shall have delivered or caused to be delivered to Parent all of the agreements, instruments and documents required to be delivered to Parent pursuant to the foregoing provisions of this Section 6.2, together with:

          (1)  the  Updated  Disclosure  Schedules;

          (2) the written and, other than with reference to the consummation of the Merger, unconditional resignations of all of the current members of the board of directors and of the current officers

                             PAGE A-46              Agreement and Plan of Merger

     of the Company (other than those offices to which Merger Sub has appointed such current officer), effective as of the Effective Time;

          (3)  the  Shareholder  Table,  updated  as  of  the  Closing  Date;

          (4) a legal opinion of Holland & Hart LLP, special counsel to the Company, in substantially the form attached hereto as Exhibit D-1;

          (5) certificates dated as of a date within a reasonable period of time prior to the Closing Date as to the good standing of the Company, executed by the appropriate officials of the State of Colorado and each other jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation, as specified in Section 3.1 of the Disclosure Schedules;

          (6) a certificate signed by the secretary of the Company certifying, as complete and accurate as of the Closing Date, (i) the complete Organizational Documents of the Company, (ii) the resolutions or actions of each of the Shareholders and the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the consummation of the Merger, and (iii) the Shareholder Table delivered at the Closing;

          (7) a pay off letter or similar paid-in-full receipt from Vectra, and UCC-3 Terminations of financing statement encumbering any Property of the Company and any other documents reasonably requested by Parent's counsel in connection with the repayment in full of the Vectra Loan and the termination of the security interests and liens on the Properties of the Company;

          (8) a pay off letter or similar paid-in-full receipt from each lender who made a Shareholder Loan;

          (9) a duly executed counterpart of the Non-Competition Agreement with each Key Shareholder, substantially in the form attached hereto as Exhibit F (the "NON-COMPETITION AGREEMENT");

          (10) a duly executed Letter of Transmittal from (i) each of the shareholders of the Company who voted in favor of the Agreement and Merger,
     (ii) each Company Option Holder required to execute a Letter of Transmittal pursuant to Section 2.11; for delivery to the Exchange Agent, and (iii) each Person listed as receiving shares of Parent Common Stock on the Transaction Expense Payment Schedule;

          (11) the Transaction Expense Payment Schedule, in form and substance reasonably satisfactory to Parent and otherwise complying with the terms and provisos of Section 2.19;

          (12) a duly executed Executive Officer Release, substantially in the form attached as Exhibit I, from each executive officer and director of the Company; and

          (13) a duly executed employment agreement with (i) Scott Tibbitts for the position of Managing Director of the Company, substantially in the form attached hereto as Exhibit G-1, and (ii) Robert Vacek, for the position of President of the Surviving Corporation, in form and substance to be agreed between Parent and Mr. Vacek (together, the "EXECUTIVE EMPLOYMENT AGREEMENTS").

     (n) As promptly as practicable after the date hereof, the Company shall have delivered or caused to be delivered to Parent a duly executed Standstill and Lock-Up Agreement, substantially in the form of Exhibit H (each, a "STANDSTILL AND LOCK-UP AGREEMENT"), from each Shareholder or other Person (including any Person to be listed as receiving shares of Parent Common Stock on the Transaction Expense Payment Schedule or exercising Company Options in conformity with Section 2.11 and the Shareholder Agent with respect to shares held in the Expense Fund) expected to be entitled to receive 50,000 or more shares of Parent Common Stock at or in connection with the Closing and the payment of Performance Consideration (if any) for FY 2005, pursuant to this Agreement or any Related Agreement.

                             PAGE A-47              Agreement and Plan of Merger

     Section 6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Company to the extent permitted by applicable Law:

     (a) Each of the representations and warranties of or in respect of Parent and Merger Sub contained in Article IV or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any other update or modification to the Parent Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (b) Each of the representations and warranties of or in respect of Parent and Merger Sub contained in Section 4.2, Section 4.3, Section 4.6 and Section 4.7(b), and each of the representations and warranties of or in respect of Parent and Merger Sub contained in Article IV or elsewhere in this Agreement which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any other update or modification to the Parent Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (c) Parent and Merger Sub shall have performed in all material respects (considered collectively and individually) all covenants and obligations in this Agreement required to be performed by Parent or Merger Sub as of the Closing Date.

     (d)  Parent  shall  have  consummated  the  Private  Financing.


     (e) Parent's quantity contract awarded by the Missile Defense Agency on March 31, 2004, shall not have terminated without a successor contract being in effect.

     (f) Parent shall have delivered to the Company an executed officer's certificate, in substantially the form attached hereto as Exhibit E-3, dated the Closing Date, signed by the President and Chief Financial Officer of Parent, certifying the fulfillment of the conditions specified in Section 6.3(a) and
Section  6.3(e),  inclusive.

     (g) Parent shall have delivered or tendered the Closing Consideration required under Article II.

     (h) Parent shall have delivered a duly executed counterpart of each Non-Competition Agreement.

     (i) Parent shall have delivered a duly executed counterpart of each Executive Employment Agreement.

     (j) Sufficient funds to pay the Vectra Loans and Shareholder Loans in full shall have been wired or delivered to the lenders thereunder contemporaneously with the Closing.

     (k) Parent shall have delivered or caused to be delivered to the Company a legal opinion of Sheppard, Mullin, Richter & Hampton LLP, special counsel to Parent, in substantially the form attached hereto as Exhibit D-2.

                             PAGE A-48              Agreement and Plan of Merger

                                   ARTICLE VII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Section  7.1  Survival  of  Representations,  Warranties  and  Covenants.

     (a) The representations, warranties and certifications of Parent, Merger Sub, the Company and the Key Shareholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement by such Person or on its behalf, shall remain in effect until, and will expire on, the Escrow Termination Date, except that:

          (1) the representations and warranties contained in Section 3.13 (Tax Matters), Section 3.18 (Agreements, Contracts and Commitments - Government Contracts) and Section 4.15(a) (Agreements, Contracts and Commitments - Government Contracts) shall survive until the date three calendar years after the Closing Date;

          (2)  the  representations  and  warranties  contained  in  Section 3.3
     (Capital Structure), Section 3.5 (Authority), Section 3.8(c) (Stock Records), Section 3.8(d) (Shareholder Table), Section 3.31 (Equity Ownership), Section 4.3 (Power and Authority) and Section 4.6 (Capitalization) shall survive until the termination of the statutes of limitations applicable to the subject matter thereof;

          (3) neither the Escrow Termination Date nor any of the other foregoing time limits shall apply to claims based upon fraud or willful misrepresentation; and

          (4) the representation, warranty, covenant or obligation that is the subject matter of a Claim Notice made in accordance with Section 7.1(c) on or before the Escrow Termination Date, or such later date as applies to the survival of such representation, warranty, covenant or obligation pursuant to this Section 7.1(a), shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon has been fully and finally resolved, either by means of a written settlement agreement or by the dispute resolution procedure set forth in Section 7.6.

     (b) The representations, warranties, certifications, covenants and obligations of Parent, Merger Sub, the Company and the Key Shareholders, and the rights and remedies that may be exercised by any Person having a right to indemnification pursuant to this Article VII (collectively, the "INDEMNIFIED PARTIES"), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, any of the Indemnified Parties or any of their Representatives.

     (c) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been delivered if any Indemnified Party, acting in good faith, delivers (i) in the case of any claim against or on account of the Company, to the Shareholder Agent and, if a claim is to be made against the Escrow Account, to the Escrow Agent, (ii) in the case of any claim against a Key Shareholder, to such Key Shareholder, or (iii) in the case of any claim against Parent, to Parent; a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (A) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (B) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Losses that have arisen and may arise as a direct or indirect result of such possible breach.

     (d) It is the intent of the Parties that all indemnification obligations under this Article VII shall apply without regard to whether or not (x) the Indemnifying Party was negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (y) the Indemnifying Party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise. Notwithstanding the foregoing, the indemnification obligation of the Indemnifying Party shall be reduced to the extent that the Indemnified Party receives insurance proceeds or other

                             PAGE A-49              Agreement and Plan of Merger

payment from a third party that specifically covers the Losses for which the Indemnifying Party otherwise would be required to indemnify such Indemnified Party pursuant to this Article VII. If an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers Losses for which one or more of the Indemnifying Parties previously paid such Indemnified Party pursuant to this Article VII, then such Indemnified Party shall refund to such Indemnifying Parties an amount equal to the lesser of (i) the amount that such Indemnifying Parties previously paid to such Indemnified Party relating to such Losses, and (ii) the amount of such insurance proceeds or other payment.

     Section  7.2  Indemnification;  Escrow  Account;  Expense  Fund.

     (a) The Key Shareholders and other Shareholders agree that from and after the Closing Date, the Key Shareholders and other Shareholders (the "PARENT INDEMNIFYING PARTIES") shall, subject to Section 7.3, indemnify and hold Parent and its Representatives and Affiliates (including the Surviving Corporation) (collectively, the "PARENT INDEMNIFIED PARTIES") harmless against all Losses incurred by the Parent Indemnified Parties directly or indirectly as a result of any material inaccuracy or Breach of a representation, warranty or certification of the Company contained in this Agreement (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in Section 7.2 of the original Parent Disclosure Schedules delivered on or prior to the date hereof) or any of the Transaction Documents; provided that the Parent Indemnifying Parties shall have no obligation to indemnify or hold the Parent Indemnified Parties harmless against (A) Losses to the extent accrued for in the Closing Balance Sheet, and
(B) Losses arising out of Approved Transactions (other than for any such Losses based on any breach of the representations and warranties made or deemed made by the Company pursuant to Section 5.8 in connection with any Approved Transaction).

     (b) Each Key Shareholder further agrees that from and after the Closing Date, such Key Shareholder shall, subject to Section 7.3 and in addition to its obligations under Section 7.2(a), indemnify and hold the Parent Indemnified Parties harmless against all Losses incurred by the Parent Indemnified Parties directly or indirectly as a result of:

          (1) any material inaccuracy or Breach of a representation, warranty or certification of such Key Shareholder contained in this Agreement (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in
     Section 7.2 of the original Parent Disclosure Schedules delivered on or prior to the date hereof) or any of the Transaction Documents; or

          (2) any Breach by such Key Shareholder of any covenants applicable to it contained in this Agreement or the Non-Competition Agreement between Parent and such Key Shareholder.

     (c) Parent agrees that from and after the Closing Date, Parent (together with the Parent Indemnifying Parties, the "INDEMNIFYING PARTIES") shall, subject to Section 7.3, indemnify and hold the Shareholders (collectively, the "SHAREHOLDER INDEMNIFIED PARTIES") harmless against all Losses incurred by such Shareholder Indemnified Parties directly or indirectly as a result of any material inaccuracy or Breach of a representation, warranty or certification of Parent or (prior to the Closing) Merger Sub, as the case may be, contained in this Agreement (without giving effect to any Updated Parent Disclosure Schedules) or any of the Transaction Documents.

     (d) As security for the indemnity provided to the Parent Indemnified Parties in this Article VII and by virtue of this Agreement and the Statement of Merger, Parent will deposit the Escrow Stock into the Escrow Account pursuant to the terms set forth in Section 2.17 and the Escrow Agreement.

     (e) As security for the out-of-pocket expenses reasonably incurred by the Shareholder Agent in performing its duties under this Article VII and by virtue of this Agreement, Parent will deposit cash into the Expense Fund pursuant to the terms set forth in Section 2.18 and the Escrow Agreement.

                             PAGE A-50              Agreement and Plan of Merger

     Section  7.3  Limitation  on  Indemnification.

     (a) Notwithstanding any provision of this Agreement to the contrary, after the Closing Date, the Shareholders and Key Shareholders shall have no obligation to indemnify any Parent Indemnified Parties, and Parent shall have no obligation to indemnify any Shareholder Indemnified Parties, until the aggregate of all Losses suffered by the Parent Indemnified Parties or Shareholder Indemnified Parties, as the case may be, exceeds $100,000 (the "BASKET AMOUNT"), in which case the Parent Indemnified Parties or Shareholder Indemnified Parties, as the case may be, shall be entitled to recover all Losses including the Basket Amount; provided, however, any Losses resulting from a willful or intentional Breach of this Agreement or any Transaction Document or fraud by any Party shall not be subject to such Basket Amount.

     (b) In the event any Parent Indemnified Party shall suffer any Losses for which such Parent Indemnified Party is entitled to indemnification under this
Article  VII,  such  Parent  Indemnified Party shall be entitled to recover such
Losses:

          (1) first, from the Escrow Account pursuant to the terms and conditions set forth in the Escrow Agreement, until no additional amounts remain in the Escrow Account (without consideration of any amounts to be deposited therein at a later date); and

          (2) next, to the extent such Losses shall not have been fully recovered, from the Key Shareholders or any of them (including by set-off against any Shareholder Performance Consideration to be delivered to the Key Shareholders).

     (c) Subject to Section 7.8, (i) the Shareholders shall have no liability for Losses in excess of the Escrow Stock deposited in the Escrow Account under the Escrow Agreement, and (ii) each Key Shareholder shall be liable to the Parent Indemnified Parties for Losses up to the Consideration Received by such Key Shareholder. For purposes of Section 7.3(c), "CONSIDERATION RECEIVED" means, with respect to any Key Shareholder, the excess of (i) the aggregate value of the Shareholder Consideration received from time to time by such Key Shareholder pursuant to this Agreement (for avoidance of doubt, not including any Shareholder Consideration held in the Escrow Account in respect of such Key Shareholder until released therefrom), over (ii) the amount of Taxes actually paid by such Key Shareholder in respect of the Shareholder Consideration received by such Key Shareholder in exchange for such Key Shareholder's shares of Company Common Stock, exclusive of any Taxes paid by such Key Stockholder (A) if the Merger is determined (pursuant to a final determination, as defined in Section 1313(a) of the Code or comparable provisions of state Laws) not to constitute a reorganization within the meaning of Section 368 of the Code, but only with respect to any Claim Notice delivered prior to the date of such determination (any Claim Notice delivered after such determination being subject to the limitations in this Section 7.3(c) without regard to this sub-clause
(A)), or (B) in respect of any other actual or deemed consideration received on the Closing Date in connection with the Merger or the other Transactions, the Merger Agreement or the Related Agreements. For purposes of calculating the value of such Shareholder Consideration consisting of shares of Parent Common Stock, (i) shares sold by a Key Shareholder in an arm's length transaction shall be valued at the lesser of (A) the per-share value calculated pursuant to
Section  2.4(b)  or  Section 2.4(c), as the case may be, at the time issued, and
(B) the greater of (x) the actual per-share value obtained by such Key Shareholder in such sale (as determined by Parent in good faith), and (y) the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as the case may be, at the time issued but without giving effect to any minimum per-share value contained in such subsections, and (ii) all other such shares shall be deemed to have the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as the case may be, at the time issued or to be issued, as the case may be. If Parent recovers any amounts owed by the Key Shareholder hereunder from shares of Parent Common Stock of the Key Shareholder, it may, in its sole discretion, elect to recover first against shares having the lowest per-share value, as determined pursuant to this Section 7.3(c), even if shares of greater value, as so determined, are evidenced by the same or other stock certificates.

     (d) Parent shall have no liability to the Shareholder Indemnified Parties for their aggregate Losses in excess of 50% of the total Shareholder Consideration actually paid in accordance with Article II; provided that, in the event of any Breach of the representations and warranties contained in Section
4.6 (Capitalization) or Section 4.7 (SEC Filings; Financial Statements), Parent shall have liability to the Shareholder Indemnified Parties for their aggregate Losses up to (but no more than) 75% of the total Shareholder Consideration actually paid in

                             PAGE A-51              Agreement and Plan of Merger

accordance with Article II. Parent shall make all payments for its Liabilities under this Article VII to the Shareholder Agent and shall have no obligation or responsibility whatsoever to allocate such payments among the Shareholder Indemnified Parties.

     (e) Subject to Section 7.8 and any claim based on the enumerated representations set forth in Section 7.1(a), no claim for indemnification hereunder or otherwise with respect to a breach of this Agreement may be made by any Indemnified Party after the Escrow Termination Date.

     Section 7.4 Indemnification Procedures. All claims for indemnification under this Article VII shall be asserted and resolved as follows:

     (a)  Third-Party  Claims.

          (1) Notice. In the event (i) Parent becomes aware of a third-party claim that Parent believes may result in a demand against the Escrow Account or a claim against any Key Shareholder pursuant to this Article VII, Parent shall promptly notify the Shareholder Agent of such claim, and
     (ii) the Shareholder Agent becomes aware of a third-party claim that the Shareholder Agent believes may result in a demand against Parent or the Surviving Corporation (as successor to Merger Sub) pursuant to this Article VII (it being understood that each Shareholder who becomes aware of a third-party claim that such Shareholder believes may result in a demand against Parent or the Surviving Corporation (as successor to Merger Sub) pursuant to this Article VII shall promptly notify the Shareholder Agent of such claim), the Shareholder Agent shall promptly notify Parent of such claim; provided in any case that the failure to notify the Shareholder Agent or Parent as aforesaid shall not relieve any Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such third-party claim is prejudiced by the failure to give such notice. For purposes of this Section 7.4(a), Parent (in case of a third-party claim described in clause (i) next above) and the Shareholder Agent (in case of a third-party claim described in clause (ii) next above, as representative for the Shareholders and Key Shareholders) shall be the "INDEMNIFIED PERSON", and the Shareholder Agent (in case of a third-party claim described in clause (i) next above, as representative for the Shareholders and Key Shareholders) and Parent (in case of a third-party claim described in clause (ii) next above) shall be the "PARTY IN INTEREST".

          (2) Defense. If an Indemnified Person gives notice to the Party in Interest pursuant to Section 7.4(a)(1) of the assertion of a third-party claim, the Party in Interest shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes (unless
     (i) the Party in Interest is also a Person against whom the third-party claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Party in Interest fails to provide reasonable assurance to the Indemnified Person of both (x) its financial capacity to defend such third-party claim, and (y) its ability to provide indemnification, including against the Escrow Account or Shareholder Performance Consideration (if any), if appropriate, with respect to such third-party claim), to assume the defense of such third-party claim with counsel satisfactory to the Indemnified Person. After notice from the Party in Interest to the Indemnified Person of its election to assume the defense of such third-party claim, the Party in Interest shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under Article VII for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the Party in Interest assumes the defense of a third-party claim, (A) such assumption will conclusively establish for purposes of this Agreement that the claims made in that third-party claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such third-party claims may be effected by the Party in Interest without the Indemnified Person's written consent unless (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person, (2) the sole relief provided is monetary damages that are paid in full by the Party in Interest (or, as applicable, the Escrow Account or a Key Shareholder), and (3) the Indemnified Person shall have no liability with respect to any compromise or settlement of such third-party claims effected without its written consent. If notice is given to a Party in Interest of the assertion of any third-party claim and the Party in Interest does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the

                             PAGE A-52              Agreement and Plan of Merger

     defense of such third-party claim, the Party in Interest shall be bound by any determination made in such third-party claim or any compromise or settlement effected by the Indemnified Person. The Shareholder Agent, if acting as the Party in Interest pursuant to this Section 7.4(a)(2), shall be entitled to reimbursement from the Expense Account as provided herein.

          (3) Exception. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Party in Interest, assume the exclusive right to defend, compromise or settle such third-party claim, but the Party in Interest shall not be bound by any determination of any third-party claim (including the Losses incurred in connection therewith) so defended for the purposes of this Agreement or any compromise or settlement effected without its written consent.

          (4) Disputes. Any dispute between the Indemnified Person and the Party in Interest under this Section 7.4(a) shall be resolved pursuant to the dispute resolution procedures described in Section 7.4(b) and Section 7.6

          (5) Finality. In the event that the Shareholder Agent has conducted any defense or consented to any settlement under this Section 7.4(a), neither the Shareholder Agent nor any of the Parent Indemnifying Parties shall have the power or authority to object to the amount of any claim by any Parent Indemnified Party against the Escrow Account, any Key Shareholder or otherwise with respect to such settlement. In the event that Parent has conducted any defense or consented to any settlement under this
     Section 7.4(a), neither Parent nor the Surviving Corporation (as successor to Merger Sub) shall have the power or authority to object to the amount of any claim by any Shareholder Indemnified Party against Parent with respect to such settlement.

     (b)  Non-Third  Party  Claims.

          (1) Parent. In the event a Parent Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Parent Indemnified Party shall with reasonable promptness deliver a Claim Notice with respect to such claim to the Shareholder Agent and, if such Parent Indemnified Party intends to make a claim against the Escrow Account, to the Escrow Agent. If the Shareholder Agent does not notify such Parent Indemnified Party within thirty (30) calendar days from the date of receipt of such Claim Notice that the Shareholder Agent disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Parent Indemnifying Parties hereunder. In case the Shareholder Agent shall object in writing to any claim made in accordance with this Section 7.4(b)(1), the Parent Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Shareholder Agent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Parent Indemnified Party and Shareholder Agent shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective Parties with respect to each of such claims. If the Parent Indemnified Party and Shareholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties do not so agree, the Parent Indemnified Party and Shareholder Agent shall resolve such dispute pursuant to Section 7.6.

          (2) Shareholder. In the event a Shareholder Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Shareholder Indemnified Party shall with reasonable promptness notify the Shareholder Agent and the Shareholder Agent shall promptly (and in any event within two business days) deliver a Claim Notice with respect to such claim to Parent. If Parent does not notify the Shareholder Agent within thirty (30) calendar days from the date of receipt of such Claim Notice that Parent disputes such claim, the amount of such claim shall be conclusively deemed a liability of Parent hereunder. In case Parent shall object in writing to any claim made in accordance with this Section 7.4(b)(2), the Shareholder Agent shall have fifteen (15) calendar days to respond in a written statement to the objection of Parent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Shareholder Agent and Parent shall attempt in good

                             PAGE A-53              Agreement and Plan of Merger

     faith for sixty (60) calendar days to agree upon the rights of the respective Parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties do not so agree, the Shareholder Agent and Parent shall resolve such dispute pursuant to Section 7.6.

     (c)Claims Against Escrow Account and Shareholder Performance Consideration. If Parent or any Parent Indemnified Party is making a claim against the Escrow Account, the Escrow Agent shall refrain from disbursing any portion of the Escrow Account until resolution of such dispute pursuant to Section 7.4 (including, if applicable, Section 7.6). If Parent or any Parent Indemnified Party is making or planning a claim of set-off against Shareholder Performance Consideration (if any) payable to any Key Shareholders, Parent may retain and refrain from distributing any portion of such Shareholder Performance
Consideration  until  resolution  of such dispute pursuant to Section 7.4(a)(1),
Section  7.4(b)(1)  or,  if  applicable,  Section  7.6.

     (d) Failure to Provide Notice. An Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     Section  7.5  Shareholder  Agent.

     (a) Each of the Shareholders, including each Key Shareholder, has irrevocably appointed and constituted the Shareholder Agent as its exclusive agent, and by virtue of this Agreement the Shareholder Agent is constituted as the agent of all Shareholder Indemnified Parties and Parent Indemnifying Parties, to do the following: (i) to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, make claims and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims made or any other action to be taken by or on behalf of any Shareholders under this Article VII, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing, and (ii) the deposit and withdrawal of funds into and from the Expense Fund, and the use of the Escrow Stock as collateral to secure the rights of the Indemnified Parties under this Article VII in the manner set forth herein and in the Escrow Agreement. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall receive no compensation for its services.

     (b) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Key Shareholders shall severally indemnify the Shareholder Agent and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder. The Shareholder Agent may recover its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its duties, rights and responsibilities hereunder on behalf of the Shareholders from the Expense Fund, all as provided in Section 2.18 and in the Escrow Agreement.

     Section  7.6  Resolution  of  Conflicts.

     (a) Arbitration. If no agreement can be reached after good faith negotiation between the Parent Indemnified Parties and the Shareholder Agent pursuant to Section 7.4(b)(1), or between the Shareholder Agent and Parent pursuant to Section 7.4(b)(2), the Person defending the claim (the "DEFENDING PARTY"), may, by written notice to the Person asserting the claim (the "PROSECUTING PARTY"), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall agree on the arbitrator, provided that if the Prosecuting Party and the Defending Party cannot agree on such arbitrator, either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator

                             PAGE A-54              Agreement and Plan of Merger

determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusion of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in a Claim Notice shall be binding and conclusive upon the Prosecuting Party, the Defending

Party, the Parties, the Shareholders, the Parent Indemnified Parties and, notwithstanding any other provision of this Article VII, the Escrow Agent, if applicable, and each of such Persons shall be entitled to act in accordance with such decision and the Escrow Agent, if applicable, shall be entitled to make or withhold payments out of the Escrow Account in accordance therewith.

     (b) Judgment; Arbitration Expenses. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego, California under the commercial rules then in effect for JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     Section 7.7 No Contribution. The Shareholder Agent waives, and acknowledges and agrees that it shall not, on behalf of the Indemnifying Parties, or otherwise, have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

     Section 7.8 Fraud; Willful Misrepresentation. Notwithstanding any provision in this Agreement to the contrary, the liability of any Key Shareholder for fraud or willful misrepresentation on the part of such Key Shareholder shall not be subject to any limitations set forth in this Article VII. Without limiting the generality of the foregoing, any claim with respect to such liability need not be presented within the time limits set forth in Section 7.1(a) and shall be subject only to the applicable statutes of limitation, and notwithstanding
Section 7.9, any such claim shall be cumulative to any remedies provided in this
Article  VII.

     Section  7.9  Exclusive Remedies. Except as set forth in Section 2.5(d) and
Section 7.8, the remedies set forth in this Article VII and elsewhere in this Agreement shall be the sole and exclusive remedies of the Parties, the Shareholders and the other Indemnified Parties against any Indemnifying Party, Shareholder or other Party with respect to any claim relating to this Agreement or the Merger and the facts and circumstances relating and pertaining thereto.

     Section  7.10 Purchase Price Adjustment. Any payments made pursuant to this
Article VII shall be treated for tax purposes as an adjustment to the Shareholder Consideration.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

     Section 8.1 Parent Board of Directors. Promptly following the Closing, Parent will take any actions necessary so that Scott Tibbitts shall be appointed to the Board of Directors of Parent, subject to the fiduciary obligations of the Board of Directors of Parent under applicable Law.

     Section 8.2 Separate Books and Records. From the Closing until the end of FY 2007 (the "EARNOUT PERIOD"), Parent shall operate the business of the Company at Closing separately and shall maintain separate books and records for such business, such that the financial results of such business can be audited and reported as a separate business unit. Any such successor separate business unit shall for purposes of this Agreement, unless the context requires otherwise, be deemed to be the Surviving Corporation.

     Section 8.3 Operation of Surviving Corporation. During the Earnout Period, Parent shall use its Best Efforts to operate the Surviving Corporation, or cause the Surviving Corporation to be operated, in conformity with sound business practices. Parent agrees that during the Earnout Period, taking into account the goal of the Shareholders to earn the maximum Performance Consideration available under Article II, it shall make all

                             PAGE A-55              Agreement and Plan of Merger

business decisions which affect the financial or operating results of the Surviving Corporation in good faith, and shall not take any action with the purpose of distorting the operational results of the Surviving Corporation in a manner adverse to the Shareholders. Any dispute regarding compliance by Parent with the terms and provisions of this Section 8.3, or the remedy or Losses as a result thereof, shall be submitted to dispute resolution under Section 7.6 (as if the dispute had arisen under Section 7.4(a)(1)).

     Section 8.4 Sale of Surviving Corporation. Parent shall not sell all or substantially all of the Surviving Corporation or its business during the Earnout Period (it being understood and agreed that (i) for purposes of Section 2.5(d), the direct or indirect sale or other Transfer of shares of capital stock of the Surviving Corporation in connection with a sale or other Transfer of the capital stock of Parent or all or substantially all of the business or assets of Parent shall be deemed not to be a material Breach of this Section 8.4, and (ii) in the event of a direct sale or other Transfer of shares of capital stock of the Surviving Corporation described in clause (i) next above, Parent shall structure such sale or other Transfer to provide the Shareholders with substantially similar protections and rights as are provided hereunder). No injunctive relief shall be available to prevent a Breach of this Section 8.4.

     Section  8.5  Stock  Options.

     (a) After the Closing, Parent shall cause the compensation committee of its Board of Directors (the "COMPENSATION COMMITTEE"), at its first meeting held following the Effective Time, to take appropriate action to reserve, to the extent from time to time available under the SpaceDev 2004 Equity Incentive Plan (or any other SpaceDev stock or equity plan in effect from time to time), options to buy a number of shares of Parent Common Stock equal to at least 15% of the number of shares of Parent Common Stock issued at Closing for issuance to the executives, managers, employees and consultants from time to time of the Company and, after the Closing, the Surviving Corporation (the "OPTION ELIGIBLE EMPLOYEES"). Following each payment of Performance Consideration described in
Section 2.4(c), Parent shall, subject to the fiduciary duties of the Compensation Committee under applicable Law, cause the Compensation Committee, at its first meeting held after such payment, to take appropriate action to grant options for a number of shares of Parent Common Stock under the SpaceDev 2004 Equity Incentive Plan (or any other SpaceDev stock or equity plan in effect at the time of grant) equal to 15% of the number of shares of Parent Common
Stock issued as part of such Performance Consideration to Option Eligible Employees, with due regard to the joint recommendations of the chief executive officer of SpaceDev and the president of the Surviving Corporation.

     (b) Parent shall seek approval of its shareholders at the Parent Shareholder Meeting to increase the amount of shares available under the SpaceDev 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted at the Parent Shareholder Meeting, to provide sufficient reserves for the issuance of the options contemplated by this Section 8.5.

     (c) Parent shall grant the options to be granted Option Eligible Employees pursuant to this Section 8.5 on substantially the same terms as are contemporaneously awarded to Parent's officers and employees, including registration of such options, and the shares of Parent Common Stock to be issued upon exercise thereof, under the Securities Act.

     Section 8.6 Capital Investments. After the Closing, Parent shall make working capital investments (the "CAPITAL INVESTMENTS") in the Surviving Corporation of not less than (i) $1,250,000 within thirty days of Closing in respect of FY 2005, and (ii) an additional $1,250,000 no later than the end of FY 2006; provided that Parent shall receive a credit against the required FY 2005 Capital Investment for any payments made by Parent, in its sole discretion, at the request of the Company to (i) the Company after the date hereof and prior to Closing, to the extent not reflected as a current liability on the Closing Balance Sheet, (ii) Vectra in respect of the Vectra Loans (other than payments to the extent required by Section 2.3), or (iii) any Person at or in connection with the Closing. Such working capital shall, subject to the foregoing proviso, be used by the Surviving Corporation to implement the Surviving Corporation's strategic plan, ongoing programs and internal initiatives, including a potential relocation to an alternative primary facility in the Boulder or Denver, Colorado metropolitan areas.

     Section 8.7 Continuity of Business Enterprise. Parent intends to either continue the Company's historic business or use a significant portion of the Company's historic business assets in a business (within the meaning of Treasury Regulations Section 1.368-1(d)(1)).

                             PAGE A-56              Agreement and Plan of Merger

     Section 8.8 Attorney-Client Privilege. The attorney-client privilege of the Company related to the Merger shall be deemed to be the right of the Shareholders, and not that of the Surviving Corporation, following the Closing, and may only be waived by the Shareholder Agent. Absent the consent of the Shareholder Agent, neither Parent nor the Surviving Corporation shall have a right to access attorney-client privileged material related to the Merger following the Closing.

                                   ARTICLE IX
                                    EMPLOYEES

     Section 9.1 Retaining Employees. From the date hereof until the Closing, the Company shall use its Best Efforts to retain its employees and consultants in their employment or consulting relationship, until and following the Closing Date.

     Section 9.2 Employee Benefit Arrangements. In order to secure an orderly and effective transition of the employee benefit arrangements for employees of the Company and their respective beneficiaries and dependents, the Company and its Representatives shall cooperate, before the Closing Date, with Parent to (i) provide to Parent information related to such employees, including employment records, benefits information and financial records, and (ii) take any other actions requested by Parent or Merger Sub with respect to such employees and their respective beneficiaries and dependents.

     Section 9.3 No Benefit to the Company Employees Intended. This Article IX is not intended to, and does not, create any rights or obligations to or for the benefit of any Person other than Parent and Merger Sub.

                                    ARTICLE X
                                   TERMINATION

     Section 10.1 Circumstances for Termination. At any time prior to the Closing Date, this Agreement may be terminated by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the Parties under this Agreement, at law or in equity):

     (a)  by  the  mutual  written  consent  of  Parent  and  the  Company;

     (b)  by  Parent:

          (1) if the closing condition specified in Section 6.2(n) has not been satisfied within two weeks of the date hereof;

          (2) if the Company or any of the Key Shareholders is in Material Breach of this Agreement, subject to the expiration of any cure period expressly provided herein; or

          (3) if Vectra Bank forecloses or collects on any collateral for any Vectra Loan;

     (c)  by  the  Company:

          (1) if Parent or Merger Sub is in Material Breach of this Agreement, subject to the expiration of any cure period expressly provided herein; or

          (2) if Parent has not held the Parent Shareholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective; and

     (d)  by  either  Parent  or  the  Company:

          (1) if (i) Parent has not received notice from the SEC that the SEC will review the Form S-4 or any other report filed by Parent with the SEC;
     (ii)  shares  of  Parent  Common  Stock  are  listed

                             PAGE A-57              Agreement and Plan of Merger

     on the American Stock Exchange; (iii) the Closing has not occurred on or prior to December 31, 2005 for any reason; (iv) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and
     (v) the terminating Party has not Breached this Agreement in a manner which is responsible for delaying the Closing;

          (2) if (i) the Closing has not occurred on or prior to March 31, 2006 (the "OUTSIDE DATE") for any reason; (ii) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating Party has not Breached this Agreement in a manner which is responsible for delaying the Closing;

          (3) if (i) the satisfaction of a closing condition of the terminating Party in Article VI is impossible; (ii) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating Party has not Breached this Agreement in a manner causing the impossibility of satisfying such closing condition; or

          (4)  pursuant  to  Section  5.15.

     Section 10.2 Effect of Termination. If this Agreement is terminated in accordance with Section 10.1, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in Section 5.5, Article XI and the confidentiality and non-disclosure provisions (and any associated remedies) contained herein. The termination of this Agreement for any reason shall not affect any of Parent's rights under the SpaceDev Loan.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Entire Agreement. This Agreement and the Related Agreements, and any certificates, schedules and proxies delivered pursuant hereto or thereto, constitute the entire agreement and understanding of the Parties in respect of its and their subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, (except for the SpaceDev Loan, its ancillary agreements, including that certain Exclusivity Agreement, made effective September 8, 2005, by and between Parent and the Company), to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this agreement.

     Section 11.2 Parties In Interest. This Agreement and the Transaction Documents shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than Parent Indemnified Persons) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section  11.3  Assignment;  Amendment.

     (a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Escrow Agreement shall be assigned without the prior written consent of each other Party; provided, however, that Parent or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned
Subsidiary of Parent. Any assignment in violation of the preceding sentence shall be null and void and of no force or effect. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

     (b) Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent, the Company (prior to the Closing), the Key Shareholders and the Shareholder Agent.

     Section  11.4  Notices.  All  notices,  requests,  instructions   or  other
documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered

                             PAGE A-58              Agreement and Plan of Merger

or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such Party:

If to Parent or Merger Sub (or, after consummation of the Merger, to the Surviving Corporation):

     SpaceDev,  Inc.
     Attn:  Chief  Executive  Officer
     13855  Stowe  Drive
     Poway,  CA  92064
     Tel:  (858)  375-2030
     Fax:  (858)  375-1000

with  copies  (which  will  not  constitute  notice)  to:

     Sheppard,  Mullin,  Richter  &  Hampton  LLP
     Attn:  John  J.  Hentrich,  Esq.
     12544  High  Bluff  Drive,  Suite  300
     San  Diego,  CA  92130-3051
     Tel:  (858)  720-8942
     Fax:  (858)  509-3691

If  to  the  Company  (prior  to consummation of the Merger) or any Shareholder:

     Starsys  Research  Corporation
     Attn:  Scott  Tibbitts,  Chief  Executive  Officer
     4909  Nautilus  Court  North
     Boulder,  Colorado  80301
     Tel:  (303)  530-1925
     Fax:  (303)  530-2401

with  a  copy  (which  will  not  constitute  notice)  to:

     Holland  &  Hart,  LLP
     Attn:  Betty  Arkell
     555  17th  Street,  Suite  3200
     Denver,  Colorado  80202
     Tel:  (303)  295-8526
     Fax:  (303)  295-8261

If  to  the  Shareholder  Agent:

     Scott  Tibbitts
     7237  Spring  Creek  Circle
     Niwot,  Colorado  80503
     Fax:  (303)  530-2401

If to a Key Shareholder, to the address set forth under such Key Shareholder's name on the signature pages hereof.

Any Party may change its address or fax number for purposes hereof to such other address or fax number as such Party may have previously furnished to the other
Parties  in  writing  in  accordance  with  this  Section  11.4.

     Section 11.5 Specific Performance. Each of the Parties acknowledges and agrees that any Breach or non-performance of, or default under, any of the terms and provisions hereof would cause substantial and

                             PAGE A-59              Agreement and Plan of Merger

irreparable damage to the other Parties, and that money damages would be an inadequate remedy therefor. Accordingly, subject to Section 7.9, each of the Parties agrees that each of them shall be entitled to seek equitable relief, including specific performance and injunctive relief, in the event of any such Breach, non-performance or default in any Action instituted in any court of the United States or any state having competent jurisdiction, or before any arbitrator, in addition to any other remedy to which such Party may be entitled, at law or in equity.

     Section 11.6 Submission to Jurisdiction; No Jury Trial; Service of Process.

     (a) Submission to Jurisdiction. Except as set forth in Section 7.6, each Party submits to the exclusive jurisdiction of the federal courts located in Denver, Colorado, in any Action arising out of or relating to this Agreement, any Transaction Document or any Transaction and agrees that all claims in respect of the Action shall be heard and determined in any such court. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by Action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     (b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of any Transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

     (c) Service of Process. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.17. Nothing in this Section 11.6 shall affect any Party's right to serve legal process in any other manner permitted at Law or in equity.

     Section 11.7 Time. Time is of the essence in the performance of this Agreement.

     Section 11.8 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     Section 11.9 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts negotiated, executed and to be performed entirely within such State.

     Section 11.10 Expenses. The Company and the Shareholder Agent shall be solely responsible for their respective legal, accounting and other fees and expenses incurred or reasonably expected to be incurred by the Company or the Shareholder Agent in connection with the preparation, execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby, including the preparation and filing of the Form S-4 and the holding of the Company Shareholders Meeting ("EXPENSES"). Parent and Merger Sub shall be solely responsible for their respective Expenses.

                             PAGE A-60              Agreement and Plan of Merger

     Section 11.11 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by the Shareholders.

     Section  11.12  Extensions;  Waiver.

     (a) Extension. At any time following the Closing Date, Parent and the Surviving Corporation, on the one hand, and the Shareholder Agent, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other of them, (ii) waive any inaccuracies in the representations and warranties contained herein or in any certificate,
instrument  or  other  document  delivered  pursuant  hereto,  or   (iii)  waive
compliance with any of the agreements contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Person against which enforcement of such extension or waiver is sought.

     (b) Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     Section 11.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; providedthat if any provision of -------- this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

     Section 11.14 Incorporation of Exhibits and Disclosure Schedules. The Exhibits and the Disclosure Schedules are incorporated herein by reference and made a part hereof.

     Section 11.15 Titles and Headings. The article, section and paragraph titles and headings, and the table of contents, contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

     Section 11.16 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     Section 11.17 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to a similar subject matter (regardless of the relative levels of

                             PAGE A-61              Agreement and Plan of Merger

specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in Breach of the first representation, warranty, or covenant. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a)  all  references in this Agreement to designated "Articles," "Sections"
and   other   subdivisions,   or  to   designated  "Exhibits,"   "Schedules"  or

"Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

     (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) references to any agreement, document or instrument means such agreement, document or instrument as Amended and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

     (d) reference to any Law means such Law as Amended, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive Amendment, codification, replacement or reenactment of such section or other provision;

     (e) references to "dollars" or "cash", and the "$" symbol, are references to the lawful money of the United States of America;

     (f) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

     (g) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

     (h)  the  term  "or"  shall  not  be  exclusive;

     (i) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

     (j) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

     (k) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (l) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

     Section 11.18 Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this Agreement:

     "ACCOUNTS RECEIVABLE" means (i) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, (ii) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy or other right related to any of the foregoing.

                             PAGE A-62              Agreement and Plan of Merger

     "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public, private or otherwise, whether at law or in equity), demand, litigation, arbitration, mediation, hearing, inquiry, investigation, audit or similar event, occurrence, or proceeding, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body, arbitrator or mediator.

     "ACTUAL KNOWLEDGE" of a particular fact or other matter means (i) with respect to an individual, when such individual is actually aware of such fact or other matter, and (ii) with respect to an Entity, if any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Actual Knowledge of such fact or other matter.

     "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "CONTROL" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

     "AMEND" means, with respect to any Contract or Organizational Document, to amend, supplement, extend, waive a provision of or otherwise modify such Contract or Organizational Document. The terms "AMENDED" and "AMENDMENT" shall have the correlative meanings.

     "APPLICABLE TIME" means (i) with respect to the Form S-4, the time the Form S-4 is filed with the SEC, any time the Form S-4 is amended or supplemented and the time the Form S-4 becomes effective under the Securities Act, (ii) with respect to the Proxy Statement, the date the Proxy Statement or any amendment or supplement thereto is first mailed to the shareholders of Parent and at the time of the Parent Shareholder Meeting, or (iii) with respect to any other document, the date such other document, or any amendment or supplement thereto, is filed with the applicable Governmental Body.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and effectively as possible.

     "BREACH" means (a) any breach of, or inaccuracy in, any representation or warranty, (b) any breach or violation of, default under, failure to perform, failure to comply with or failure to notify, or noncompliance with, any covenant, agreement or obligation, or (c) any one or more other Events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (i) constitute a breach, violation, default, failure or noncompliance referred to in clauses (a) and (b) next above, (ii) permit any Person to accelerate any monetary obligation, (iii) permit any Person to abridge, delay, condition, terminate, revoke, rescind or cancel any right, license, liability, debt, power, authority, privilege or obligation, or (iv) require, or permit any Person to require, the payment of a monetary penalty or liquidated damages.

     "CAPITAL LEASE OBLIGATIONS" means a payment obligation under a Lease of Property, real or personal, classified as a capital lease pursuant to FASB Statement of Financial Accounting Standards No. 13, Accounting for Leases (Nov.
1976).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     "CLOSING CONSIDERATION" means, collectively, (i) all amounts payable by Parent at the Closing pursuant to Section 2.3, (ii) the Shareholder Closing Consideration, and (iii) the Company Expense Payments to be made at Closing

     "CLOSING DEBT" means the sum of (i) the aggregate amount of "Bank Debt" (as defined in the Intercreditor Agreement), together with any other Liabilities under or in respect of the Vectra Loans, at Closing, plus (ii) the

                             PAGE A-63              Agreement and Plan of Merger

aggregate Liabilities under or in respect of the Shareholder Loans at Closing, plus (iii) the aggregate Liabilities under or in respect of the SpaceDev Loan at Closing.

     "CODE"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, purchase or acquisition rights, conversion rights, exchange rights, or other Contracts that require an Entity to issue any of its Equity Interests, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for, in each case with or without consideration, any Equity Interest of an Entity, (c) statutory pre-emptive rights or pre-emptive rights granted under an Entity's Organizational Documents, (d) rights of first refusal, tag-along rights, co-sale rights, drag-along rights, piggyback rights, buy-sell arrangements, or voting agreements, or (e) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to an Entity.

     "COMPANY COMMON STOCK" means the common stock, par value $.0001, of the Company.

     "COMPANY CONTRACT" means any Contract to which the Company or any of its Subsidiaries is a party or signatory or by which any of them is bound, and any Company License.

     "COMPANY EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate thereof for the benefit of any Employee, or with respect to which the Company or any Affiliate thereof has or may have any liability or obligation.

     "COMPANY EXPENSE PAYMENTS" means all amounts paid, whether in cash or shares of Parent Common Stock and whether at Closing or thereafter, in satisfaction of Company Transaction Expenses pursuant to Section 2.19.

     "COMPANY INFORMATION" means the statements regarding the Company, its operations, business, directors, officers, Subsidiaries and Shareholders contained in the Form S-4 or Proxy Statement.

     "COMPANY INTELLECTUAL PROPERTY" means any Material Intellectual Property Rights that are or are purported to be owned by, licensed exclusively to or otherwise controlled by the Company.

     "COMPANY LICENSES" means the license Contracts or licenses governing or relating to Intellectual Property Rights licensed by the Company or any of its Subsidiaries in writing from third parties, but excluding licenses solely for Excluded Software.

     "COMPANY PRODUCTS" means all products designed, manufactured, shipped, sold, marketed, distributed, licensed, Leased, delivered or introduced into the stream of commerce by or on behalf of the Company, including any such products sold in the United States by the Company as the distributor or agent, or pursuant to any other contractual relationship with an offshore manufacturer, and including all Company Software and all services provided by or through the Company on or prior to the Closing Date.

     "COMPANY SOFTWARE" means any Software constituting Company Intellectual Property.

                             PAGE A-64              Agreement and Plan of Merger

     "CONFIDENTIAL INFORMATION" means all Trade Secrets and other confidential or proprietary information of a Person disclosing such information (the "DISCLOSING PARTY"), including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any Governmental Body, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Disclosing Party by its Representatives; providedthat the following information shall not be deemed to be Confidential Information: (i) information which is or becomes available to or known by the public generally through no fault of the Person receiving such information (the "RECEIVING PARTY"); or (ii) information that was in the Receiving Party's possession at the time of disclosure or receipt, as evidenced and verified by prior tangible evidence, and was not acquired under an obligation of confidence or non-disclosure; (iii) information that the Receiving Party demonstrates was rightfully received by it from a third party after the time it was disclosed or obtained from the Disclosing Party, providedthat such third party was not directly or indirectly under an obligation of confidence or non-disclosure with the Disclosing Party at the time of the third party's disclosure to the Receiving Party; or (iv) information that is independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party, as evidenced and verified by prior tangible evidence.

     "CONSENT" means any consent, approval, ratification, favorable vote, authorization, waiver, or other similar action.

     "CONTRACT" means any Government Contract, contract, agreement, instrument, commitment, covenant, lease, promise, undertaking or other agreed or consensual obligation, whether written or oral and whether express or implied.

     "COPYRIGHTS" means worldwide (i) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (ii) copyrightable works and other rights of authorship in published or unpublished works.

     "CURRENT BALANCE SHEET" means (i) on the date hereof until the delivery of the balance sheet described in clause (ii) of this definition, the balance sheet described in Section 3.9(ii)(A), (ii) upon the certification and delivery thereof to Parent until the Closing Date, the balance sheet described in Section 5.15, and (iii) on and after the Closing Date, the balance sheet described in
Section  3.9(ii)(B)

     "CURRENT BALANCE SHEET DATE" means the date of the Current Balance Sheet from time to time.

     "DEBT" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including bank loans, mortgages, notes payable and earnouts payable, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or Securities, in each case together with any interest, fees, prepayment penalties or other amounts due in respect thereof, (ii) all obligations of such Person to pay the deferred purchase price of property or services, including Lease obligations, except trade accounts payable arising in the Ordinary Course of Business, and (iii) all obligations of such Person to purchase Securities which arise out of or in connection with the sale of the same or substantially similar Securities.

     "DISCLOSING PARTY" has the meaning ascribed to such term in the definition of the term "Confidential Information".

     "DISSENTING SHAREHOLDERS" means shareholders of the Company who are "Dissenters" (as defined in Sec. 7-113-101 of the CBCA), or are otherwise duly exercising dissenters' rights under applicable Law, in respect of the Merger.

     "DISSENTING SHARES" means the shares of Company Common Stock as to which a Dissenting Shareholder has exercised such Person's right to dissent.

     "EMPLOYEE" means any current or former employee, consultant or director of the Company or any Affiliate.

                             PAGE A-65              Agreement and Plan of Merger

     "EMPLOYEE AGREEMENT" means each management, employment, severance, consulting, or similar Contract between the Company and any employee, consultant, independent contractor, or other individuals providing services thereto pursuant to which the Company has or may have any Liability.

     "EMPLOYEE BENEFIT PLAN" means each plan, program, policy, payroll practice, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

     "EMPLOYEE PENSION PLAN" means any Employee Benefit Plan that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

     "ENCUMBRANCE" means, with respect to any Property, any Order, Lien, easement, right of way, encroachment, servitude, right of first option, right of first refusal or similar restriction, community or other marital property interest, condition, equitable interest, license, encumbrance or other binding restriction of any kind (including restrictions on use, Transfer, receipt of income or exercise of any other attribute or indicia of ownership) on such Property or any interest therein or right thereto, whether directly or indirectly (through one or more intermediary Persons or otherwise), whether voluntarily, involuntarily or by operation of law, and, where applicable, any restriction on voting thereof or receipt of income thereon and any Commitments in respect thereof; providedthat Transfer restrictions under federal and state securities and "blue sky" laws and regulations shall be deemed not to be an Encumbrance. The term "Encumber" has the correlative meaning.

     "ENFORCEABLE" means, with respect to any Contract and any Person, that such Contract is the legal, valid, and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of, or limited by, bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

     "ENTITY" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" means any costs, damages, expenses, Liabilities, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product), (ii) any Orders or Losses arising under any Environmental Law or Occupational Safety and Health Law, (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages, or
(iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law. For purposes of this Agreement, the terms "removal," "remedial" and "response action" include the types of activities covered by CERCLA.

     "ENVIRONMENTAL LAW" means any Law that requires or relates to (i) advising appropriate authorities, employees or the public of intended, threatened or actual Environmental Releases of Materials of Environmental Concern, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (ii) preventing or reducing to acceptable levels the
Environmental  Release   of  Materials  of   Environmental   Concern   into  the

                             PAGE A-66              Agreement and Plan of Merger

Environment, (iii) reducing the quantities, preventing the Environmental Release or minimizing the hazardous characteristics of wastes that are generated, (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (v) protecting the Environment, resources, species or ecological amenities, (vi) reducing to acceptable levels the risks inherent in the transportation of Materials of Environmental Concern, (vii) cleaning up Materials of Environmental Concern that have been Environmental Released, preventing the Threat of Release or paying the costs of such clean up or prevention, (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, or (ix) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the protection of human health or the Environment.

     "ENVIRONMENTAL PROPERTY" means any Facility or other property or asset (whether real, personal or mixed) in which the Company has or had an interest.

     "ENVIRONMENTAL RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership, participation or interest in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGENT" means the escrow agent appointed by Parent to act as escrow agent under the Escrow Agreement, together with its successors as escrow agent thereunder.

     "ESCROW  TERMINATION  DATE"  means  the  last  day  of  the  Escrow Period.

     "EVENT" means any act, omission, occurrence, circumstance, condition or other event.

     "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of 1934, as amended.

     "EXCLUDED SOFTWARE" means any Software or rights thereto which (a) the Company has purchased or licensed for less than a total annual aggregate cost for all copies owned, licensed or used by the Company of $25,000, and (b) either
(1) is subject to a "shrink wrap" or similar commercial end-user licenses or commodity type licenses widely available to the public generally, or (b) consists of non-customized third-party Software licensed to the Company for internal use on a non-exclusive basis and which is generally available to other Persons, including the Surviving Corporation, on substantially similar terms and conditions.

     "FACILITIES" means any real property, leasehold or other interest in real property currently owned, operated, occupied or Leased by the Company, including the Tangible Personal Property used, operated or Leased by the Company at the respective locations of the leased real property specified in Section 3.15(a) of the Disclosure Schedules. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Section 3.24, Facilities means any real property, leasehold or other interest in real property currently or formerly owned, operated, occupied or Leased by the Company, including the Tangible Personal Property used, operated or Leased by the Company at the respective locations of such real property.

     "FIDUCIARY"  means  "fiduciary",  as  defined  in  ERISA  Section  3(21).

     "FINANCIALS" means the balance sheets and statements of income and cash flows described in Section 3.9 and Section 5.15.

                             PAGE A-67              Agreement and Plan of Merger

     "FOREIGN EXPORT AND IMPORT LAWS" means the laws and regulations of a foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country and to parties not of the foreign country.

     "FORM S-4" means the registration statement on Form S-4 to be filed by Parent with the SEC in connection with the issuance of the shares of Parent
Common  Stock  in  the  Merger.

     "FY 2005" means the fiscal year of the Surviving Corporation ended December 31, 2005.

     "FY 2006" means the fiscal year of the Surviving Corporation ended December 31, 2006.

     "FY 2007" means the fiscal year of the Surviving Corporation ended December 31, 2007.

     "GAAP" means United States generally accepted accounting principles for financial reporting, as in effect from time to time.

     "GOVERNMENT" means any agency, division, subdivision, audit group, or procuring office of the United States federal government, including the employees or agents thereof.

     "GOVERNMENT CONTRACT" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind.

     "GOVERNMENTAL BODY" and "GOVERNMENT BODIES" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any legislature, agency, board, bureau, branch, department, division, commission, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers), (iv) multi national organization or body, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power, or (v) official of any of the foregoing.

     "GOVERNMENTAL PERMIT" means any permit, license, certificate, Consent, clearance, accreditation, or other similar authorization required by any Law or Governmental Body.

     "GUARANTEE" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or insuring any Debt or Capital Lease Obligation.

     "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, exporting, management, manufacturing, processing, production, refinement, Environmental Release, sale, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to Persons or property.

     "HAZARDOUS MATERIALS" means any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including radioactive materials, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "INDEBTEDNESS" means all Debt or Capital Lease Obligation of the Company as of the Closing, including any prepayment or similar fees or charges related to the retirement or termination of bank Debt of the Company which will be discharged or satisfied at or in connection with the consummation of the Transactions.

     "INTELLECTUAL PROPERTY RIGHTS" means Patents, Trademarks, Copyrights, Owned Rights and Proprietary Information, and includes any rights to exclude others from using or appropriating any Intellectual Property Rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements of any

                             PAGE A-68              Agreement and Plan of Merger

or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world; provided that "Intellectual Property Rights" shall excluded any rights for which a license is merely implied by the sale of a product.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of September 8, 2005, by and among Vectra, Parent and the Company.

     "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" of a particular fact or other matter means when: (i) an individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a comprehensive investigation concerning the existence of such fact or other matter. If any individual who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Person (or, in all cases above, in any similar or equivalent capacity), or any employee of such Person charged with responsibility for a particular functional or regional area of such Person's business or operations, has, or at any time had, Knowledge of such fact or other matter.

     "LAW" means any federal, state, local, domestic, foreign, international or multi national law (statutory, common, or otherwise), constitution, treaty, order, writ, injunction, decree, award, stipulation, ordinance or administrative doctrine, ordinance, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended.

     "LEASE" means any lease of real or personal property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which the Company is a party or subject, and any other Contract of the Company pertaining to the leasing or use of any Tangible Personal Property. The terms "LEASE" and "LEASED" used as a verb shall have the correlative meanings.

     "LIABILITY" or "LIABLE" means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on financial statements.

     "LICENSES" means, collectively, all Company Licenses and all Third-Party Licenses.

     "LIENS" means, in respect of any Property, any security interest, deed of trust, mortgage, pledge, lien, statutory liens of any kind or nature, hypothecation, charge, claim, lease or other similar interest or right in respect of such Property.

     "LOSSES" means, without duplication, all damages, losses (including loss due to business interruption or operation shutdowns, increased costs of operation, the loss of any available tax deduction, and including special, exemplary, punitive or incidental loss or damage), deficiencies, costs of mitigation or avoidance, Liabilities, expenses of whatever nature, costs (including increased costs of business or operations), obligations, fines, interest, penalties, and payments, whether incurred by or issued against a Person, including (i) with respect to environmental liabilities and losses, clean-up, remedial correction and responsive action, and (ii) with respect to any Action or threatened Action, amounts paid in defense, settlement and discovery, costs associated with obtaining injunctive relief, administrative costs and expenses, reasonable fees and expenses of attorneys, expert witnesses, accountants and other professional advisors, and other out-of-pocket costs of investigation, preparation, and litigation in connection therewith. In computing the amount of Losses, no offset shall be taken into account for tax savings, insurance benefits (except as set forth in Section 7.1(d)) or similar reductions for Losses.

     "MARKS" means all fictitious business names, corporate names, trade names, registered and unregistered trademarks and service marks, logos, product names and slogans, Internet domain names, and trade dress rights, worldwide, including

                             PAGE A-69              Agreement and Plan of Merger

any and all common law rights, registrations and applications (including intent to use applications) for registration of any of the foregoing, and the goodwill associated with all of the foregoing.

     "MASK WORKS" means mask work and similar rights, worldwide, including rights created under Sections 901-914 of Title 17 of the United States Code, including all registrations and applications to register any of the foregoing, and any other rights protecting integrated circuit or chip topographies or designs.

     "MATERIAL" or "MATERIALLY" means, with respect to any Event, effect, violation or Breach, any of the foregoing which, alone or in combination with any other Events, effects, violations or Breaches, is reasonably likely to result in or have a Material Adverse Effect, taken as a whole, on the Company.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Event, effect, violation or Breach and any Party, that the effect thereof, alone or in combination with any other Events, effects, violations or Breaches, is or is reasonably likely to be materially adverse to the business, prospects, operations, condition (financial or otherwise), assets, capitalization, equity ownership, Properties or Liabilities of such Party; provided that, without limiting the generality of, or implying a measure for, any of the foregoing, losses to the Company in excess of $50,000 shall be deemed to be materially adverse to its financial condition; and provided, further, that for purposes of construing the terms "Material" and "Material Adverse Effect" as used in Article VI (and only as used in Article VI), only Losses in excess of 10% of the Shareholder Closing Consideration shall be deemed "materially adverse", as reasonably calculated, in light of the probabilities and uncertainties of such Losses in fact occurring and the magnitude thereof, by Parent (in the case of Section 6.2) and the Company (in the case of Section 6.3) (it being agreed and understood that, for purposes of this proviso, Losses related to customer
Contracts shall be calculated as any decrease in the margin between gross revenues from such Contract less the costs and expenses, including properly allocated general, overhead and administrative expenses, of performing under such Contract and less the costs of goods sold under such Contract).

     "MATERIAL COMPANY CONTRACT" means (i) any Contract which generated in FY 2005, or can reasonably be expected to generate in FY 2006, $200,000 or more of revenues or expected revenues, as the case may be, for such fiscal year, and
(ii) any Company License licensing or governing Material Intellectual Property Rights.

     "MATERIAL EXCLUDED SOFTWARE" means Excluded Software which would constitute Material Intellectual Property Rights but for the express exclusion from the definition thereof.

     "MATERIAL INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights, other than Excluded Software, which (a) are licensed to or sold, licensed, owned, used or otherwise exploited by the Company or any of its Subsidiaries, and (b) in the Company's reasonable determination, are necessary for the conduct of the respective businesses of the Company or its Subsidiaries as presently conducted or proposed to be conducted. For purposes of this definition of "Material Intellectual Property Rights", Intellectual Property Rights shall be deemed "necessary for the conduct of the business" of the Company or any of its Subsidiaries if their inability to sell, license, use or otherwise exploit such Intellectual Property Rights, individually or together with other Intellectual Property Rights, would be reasonably likely to cause a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of an Entity or Equity Interests representing at least ten percent (10%) of the outstanding Equity Interests in an Entity.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, pollution, contaminants, wastes, Hazardous Materials and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the Environment.

     "MERGER CONSIDERATION" means, collectively, (i) the Closing Consideration, and (ii) the Performance Consideration.

     "MULTIEMPLOYER  PLAN"  is  defined  in  ERISA  Section  3(37).

                             PAGE A-70              Agreement and Plan of Merger

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act of 1970, as amended.

     "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, assessment, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator or mediator.

     "ORDINARY COURSE OF BUSINESS" means, with respect to any action by any Person, that such action (i) is consistent in nature, scope, quality, frequency and magnitude with the past customs and practices of such Person, to the extent practicable if such Person has a rapidly growing business, and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by the board of directors (or any committee thereof) or shareholders of such Person (or by any Person or group of Persons exercising similar authority) or by the chief executive officer, chief operating officer, president or any other officer performing substantially similar functions of such Person.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Entity, (i) if a corporation, the articles or certificate of incorporation and the bylaws, (ii) if another type of Entity, any other charter, regulations or similar document, including Contracts, adopted or filed in connection with the creation, formation or organization of such Entity, in each case as Amended.

     "OTHER IP" means moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature, worldwide, that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works, including, to the extent not so covered, software and websites (including all related computer code and content).

     "OTCBB"  means  the  OTC  Bulletin  Board.

     "OWNED RIGHTS" means worldwide (i) Internet domain names; (ii) website content; (iii) toll-free telephone numbers; and (iv) moral rights and publicity rights; in each case (A) owned, purported to be owned, licensed exclusively to or otherwise controlled by the Company or any of its Subsidiaries, and (B) to the extent the same does not comprise or is not protected by Copyrights, Patents or Trademarks.

     "PARENT  COMMON STOCK" means the common stock, par value $.0001, of Parent.

     "PATENTS" means worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any Governmental Body, and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing.

     "PERSON"  means  any  individual,  Governmental  Body  or  Entity.

     "PRIVATE FINANCING" means a private financing of debt or equity securities by Parent of at least $4.5 million in gross proceeds made on or before the Closing Date.

     "PROHIBITED TRANSACTIONS" is defined in ERISA Section 406 and Code Section 4975.

     "PROPERTY" means any present or future, legal or equitable, vested or contingent right to or interest in any fixture, real property, personal property or any other property or asset, including goods, leases, securities (whether or not certificated), commercial paper, financial assets, commodities, accounts, equipment, chattel paper, derivatives, instruments, money, claims, licenses, Contracts, Intellectual Property Rights, royalties and general intangibles, and any proceeds of any of the foregoing.

     "PROPRIETARY INFORMATION" means worldwide Confidential Information or Trade Secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and

                             PAGE A-71              Agreement and Plan of Merger

improvements thereto, know-how, processes, discoveries, developments, designs, techniques, marketing and purchasing strategies, plans, schematics, drawings, blue prints, formulae, formulas, patterns, compilations, databases, specifications, research and development information, data bases, computer programs (including source code, scripts and interpreted instruction sets), technical data, inventions, algorithms, concepts, ideas, devices, methods, processes, technical data, data and other and other proprietary or confidential information or intellectual property rights, whether business, technical or otherwise, including emails and other electronic communications, such as instant messenger logs and website submissions, website usage information, customer complaints and feedback, customer and supplier lists and related information, pricing and cost information, promotional ideas, advertising statistics, product roadmaps and financial, business and marketing plans, data, specifications, technical data, schematics, know-how and information.

     "PROXY STATEMENT" means the proxy materials which shall constitute the joint proxy statement and prospectus in connection with the Form S-4 and the Merger.

     "RECEIVING PARTY" has the meaning ascribed to such term in the definition of the term "Confidential Information".

     "REGISTERED INTELLECTUAL PROPERTY RIGHTS" means, with respect to any Person, Intellectual Property Rights owned or purported to be owned by such Person that have been issued, registered, filed, certified or otherwise perfected by recordation, or are currently pending, by or with any Governmental Body anywhere in the world.

     "RELATED AGREEMENTS" means the Escrow Agreement, the Company Voting Agreements, the Parent Voting Agreements, the Statement of Merger, the Non-Competition Agreements, the Executive Employment Agreements, the Standstill and Lock-Up Agreements and any other agreement delivered at the Closing.

     "RELATED PARTY" means, (A) with respect to any individual, (i) each other member of such individual's Family, (ii) any Entity that is directly or indirectly controlled by any one or more members of such individual's Family, and (iii) any Entity with respect to which one or more members of such individual's Family has either a Material Interest or serves as a director, officer, member, partner, executor or trustee (or in a similar capacity), and
(B) with respect to any Entity, (i) any Affiliate of specified Entity, and (ii) each Person that either has a Material Interests, serves as a director, officer, employee, partner, manager, member, executor or trustee (or in a similar capacity) of such specified Entity.

     "REMEDIAL ACTION" means all actions, including any capital expenditures, required (i) to clean up, remove, treat or in any other way address any Materials of Environmental Concern or other substance, (ii) to prevent the
Environmental  Release  or   Threat  of  Release  or  to  minimize  the  further
Environmental Release of any Materials of Environmental Concern or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment, (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Permits.

     "REPRESENTATIVES" means, with respect to any Person, such Person's officers, directors, employees, managers, consultants, contractors, agents, financial, banking and legal advisors or other representatives.

     "RESTRICTED  TERRITORY"   means   every   state,   territory,   country  or
jurisdiction in which the Company has carried on business prior to the Closing Date.

     "SEC"  means  the  United  States  Securities  and  Exchange  Commission.

     "SECURITIES  ACT"  means  the  Securities  Act  of  1933,  as  amended.

     "SECURITIES" means any stock, capital stock or similar security, shares, partnership (general or limited) interests, membership or limited liability company interests or units, interests in a joint venture, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement or business trust, voting trust certificate, investment contract, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any

                             PAGE A-72              Agreement and Plan of Merger

certificates of interest or participations in, temporary or interim certificates for, receipt for, guarantees of, warrants or rights to subscribe to, purchase or otherwise acquire, or any other Commitments, puts or other options, futures, or certificate of deposit for, any of the foregoing.

     "SECURITY INTEREST" means any Lien, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Company Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate  proceedings,  and  (iii)  liens  incurred  or  deposits made in the
Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

     "SHAREHOLDER CLOSING CONSIDERATION" means all of the consideration payable by Parent at the Closing pursuant to Section 2.4(a) or Section 2.4(b) (for avoidance of doubt, exclusive of any Company Expense Payments to be made at Closing).

     "SHAREHOLDER CONSIDERATION" means the Shareholder Closing Consideration and Shareholder Performance Consideration (if any) for each Performance Period, inclusive of portions thereof released from the Escrow Account from time to time.

     "SHAREHOLDER LOANS" means (i) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Ted Tibbitts, in the principal amount of $100,000; (ii) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Steve Tibbitts, in the principal amount of $100,000; (iii) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Jack Tibbitts, in the principal amount of $100,000; and (iv) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Frank Tai, in the principal amount of $500,000.

     "SHAREHOLDERS" means all of the shareholders of the Company from time to time, other than Dissenting Shareholders who do not hold any shares of Company Common Stock other than Dissenting Shares.

     "SOFTWARE" means any software or computer program, including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, together with (i) any related default configuration files, (ii) runtime data, files and objects, such as icons, buttons, configuration files and the like, needed for the proper operation of the Software, (iii) screens, user interfaces, report formats, templates and menus, and (iv) user documentation and help files, including with regard to any command-line options and switches. With respect to source code,

"Software" also includes (i) all code written in any programming language or scripting language, (ii) developer comments, (iii) associated header or interface definition files, (iv) IDE configuration or project files and the like, (v) compilation or build files, scripts or tools, including makefiles,
(vi) API and class documentation, Gantt charts and other diagrams, materials or other documentation explaining the structure, flow controls, class hierarchy, algorithms, data structures, API or composition of such source code, (vii) compilation or build instructions (whether meant for use by developers or compilation or build programs, scripts or tools), (viii) interpreted data, icons, buttons and other images, files, materials and data used in the generation of the executable or needed for the proper execution or use of the Software, and (ix) any design notes and material proprietary information or algorithms contained in or relating to such source code.

     "SPACEDEV LOAN" means (i) that certain Loan Agreement, dated September 8, 2005, by and between Parent and the Company, and (ii) that certain Secured Promissory Note dated September 8, 2005 issued pursuant such Loan Agreement.

     "STOCK BONUS PLAN" means the separate plan incorporating certain accounts, attributable to investments of monies in the Company's 401(k) and Stock Bonus Plan, dated August 4, 1997, as amended, which was spun-off therefrom by the Board of Directors effective as of October 21, 2005.

                             PAGE A-73              Agreement and Plan of Merger

     "SUBSIDIARY" means, with respect to any Person: (a) any corporation in which a controlling interest in the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a controlling interest of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers, or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

     "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than inventories) of every kind owned or leased by the Company, wherever located and whether or not carried on the Company's books.

     "TAX" or, collectively, "TAXES," means (i) any and all taxes, including federal, foreign, territorial, provincial, regional, state, city, municipal, county, possession and local taxes, assessments and other governmental charges, levies, fees, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use, capital, occupation and volume, quantity or weight of hazardous wastes generated or disposed of, and value added, ad valorem, transfer, registration, stamp, estimated, franchise, inventory, withholding, payroll, recapture, employment, windfall profits, property, GST, capital, severance, premium, customs, duties and excise taxes, retail sales, goods and services, commodity, harmonized, health, education, social service, estate, succession, death, interest equalization, severance, license, payroll, business, branch, premium, environmental, disability, employee's income withholding, worker's compensation, employment insurance, unemployment insurance, social insurance, health insurance and social security taxes together with all interest, penalties and additions imposed with respect to such amounts by any taxing authority (domestic or foreign) and any obligations under any Contracts with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity, including transferee liability, (ii) any liability for the payment of any amounts of the type described in clause (i) next above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses
(i) or (ii) next above as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any Contract with any other Person with respect to such amounts.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

     "TECHNOLOGY" means (A) the Company Products currently provided or proposed to be provided (including those under development) by the Company in connection with its business, and (B) the technology, tools, materials, products (other than Excluded Software) and services used or proposed to be used in the operation of the business of the Company.

     "THIRD-PARTY LICENSES" means the Contracts or licenses governing or relating to Intellectual Property Rights licensed by the Company or any of its Subsidiaries in writing to third parties.

     "THREAT OF RELEASE" means a reasonable likelihood of an Environmental Release that may require action in order to prevent or mitigate damage to the public health or welfare or the Environment that may result from such Environmental Release.

     "TRADE  SECRETS"  means  all  confidential  or  proprietary  inventions and discoveries (whether or not patentable or whether or not reduced to practice), improvements thereto, trade secrets, know-how, concepts, ideas, devices, methods, processes, designs, plans, schematics, drawings, blue prints, source code, interpreted instruction sets, formulae, formulas, patterns, compilations, databases, technical data, data, specifications, research and development information, data bases and other proprietary or confidential information, whether business, technical or otherwise, including emails and other electronic communications, such as instant messenger logs and website submissions, customer complaints and feedback, customer and supplier lists and related information, pricing and cost information, advertising statistics, website user information, technology, product roadmaps, and financial, sales, business and marketing plans, data, specifications, technical data, schematics and information; which in each case have some value and which a reasonably prudent Person would maintain in confidence.

                             PAGE A-74              Agreement and Plan of Merger

     "TRADEMARKS" means worldwide (i) registered trademarks and service marks and registrations and applications for such registrations, (ii) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith.

     "TRANSFER" means, with respect to any Property, to sell, deed, dividend, distribute (including upon liquidation or distribution), exchange, convey, consign, negotiate, gift, devise, bequeath, pass by intestate succession, assign, issue, or otherwise alienate, transfer or dispose of such Property or any interest therein or right thereto, whether directly or indirectly (through another Person or otherwise), whether voluntarily, involuntarily or by operation of law, and whether with or without consideration. The terms "TRANSFERRED" and "TRANSFERRING" shall have the correlative meanings

                             PAGE A-76              Agreement and Plan of Merger

     "TRANSACTION DOCUMENTS" means this Agreement, the Related Agreements and any certificates, instruments or documents delivered pursuant to or in connection with this Agreement, any Related Agreement or any Transaction.

     "TRANSACTIONS"  means  all  of   the   transactions  contemplated  by  this
Agreement,  including  the  Merger.

     "TREAS. REG." or "TREASURY REGULATIONS" means the temporary and final regulations promulgated under the Code.

     "UPDATED DISCLOSURE SCHEDULES" means any amendment or supplement to, or update of, the original Disclosure Schedules (which were delivered to Parent on or prior to the date hereof).

     "UPDATED PARENT DISCLOSURE SCHEDULES" means any amendment or supplement to, or update of, the original Parent Disclosure Schedules (which were delivered to the Company on or prior to the date hereof).

     "U.S.  EXPORT AND IMPORT LAWS" means the Arms Export Control Act (22 U.S.C.
2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 C.F.R. 730-774), and all other laws and regulations of the United States Government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America and non-U.S. parties.

     "VECTRA" means Vectra Bank Colorado, National Association, a national banking association.

     "VECTRA LOANS" means, collectively, (i) those certain loans made from time to time under that certain Revolving Credit and Term Loan Agreement, dated as of March 30, 2005, by and between Vectra and the Company, together with any forbearance agreements related thereto, and (ii) that certain Revolving Promissory Note, dated March 30, 2005, those certain Term Promissory Notes, dated March 30, 2005, and any other promissory notes issued by the Company to Vectra in connection with any Vectra Loan.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]


                             PAGE A-75              Agreement and Plan of Merger


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  SPACEDEV,  INC.

                                  By:  /s/   James  W.  Benson
                                      -----------------------------------------
                                       James  W.  Benson
                                       Chairman  and  Chief  Executive  Officer


                                  STARSYS  RESEARCH  CORPORATION

                                  By:  /s/   Scott  Tibbitts
                                      -----------------------------------------
                                       Scott Tibbitts
                                       Chief  Executive  Officer

                                  KEY  SHAREHOLDERS:

                                       /s/   Scott Tibbitts
                                      -----------------------------------------
                                       Scott  Tibbitts

                                  Address  for  notices,  etc.:

                                       7237  Spring  Creek  Circle
                                       Niwot,  Colorado  80503
                                       Facsimile:  (303)  530-2401


                                  SHAREHOLDER AGENT, as agent for all Shareholders

                                  By:   /s/ Scott Tibbitts
                                       ----------------------------------------
                                        Scott  Tibbitts
                                        Shareholder  Agent


                                  MONOCEROS  ACQUISITION  CORP.

                                  By:  /s/  Richard Slansky
                                       ----------------------------------------
                                       Richard  Slansky
                                       President



                                  A-76              Agreement and Plan of Merger
                                                                     09EY-117690


                                 SPACEDEV, INC.
                               RICHARD B. SLANSKY
                                    President
                       13855 Stowe Drive  Poway, CA  92064
                       (858) 375-2030  Fax: (858) 375-1000
                      e-mail: Richard.Slansky@SpaceDev.com


                                December 7, 2005
VIA  E-MAIL
-----------

Starsys  Research  Corporation
Attention: Scott Tibbitts, Chairman and Chief Executive Officer 4909 Nautilus Court North
Boulder,  Colorado  80301

Re:     Amendment  No.  1  to  that  certain  Agreement  and  Plan of Merger and
        ------------------------------------------------------------------------
Reorganization
       -------
Dear  Mr.  Tibbitts:
     Reference  is  made  to  that  certain  Agreement  and  Plan  of Merger and
Reorganization made and entered into as of October 24, 2005 (the "MERGER AGREEMENT"), by and among SpaceDev, Inc. ("SPACEDEV"), Monoceros Acquisition Corp., Starsys Research Corporation ("STARSYS"), Scott Tibbitts, as a key shareholder, and Scott Tibbitts, as shareholder agent.
By executing a copy of this Amendment No. 1 to the Merger Agreement (this "AMENDMENT") below, the parties to the Merger Agreement hereby agree to the following  amendments  to  the  Merger  Agreement:
     (a) Section 6.1(e) of the Merger Agreement is hereby amended by replacing the amount "$0.77" therein with the amount "$1.00".
(b) Section 6.2(n) of the Merger Agreement is hereby amended by adding the following proviso immediately prior to the period at the end thereof:
";  provided,  however,  that  the  Company  shall  not solicit a Standstill and
    --------   -------
Lock-Up  Agreement, and shall not be obligated to deliver to Parent a Standstill
   ---
and Lock-Up Agreement, from any such Shareholder or other Person who is not a director or executive officer of the Company and who does not own 5% of more of the outstanding shares of Company Common Stock, until after the SEC has declared effective the Form S-4 under the Securities Act".
     (c) Section 7.5(b) of the Merger Agreement is hereby amended by deleting in its entirety the following sentence therefrom: "The Key Shareholders shall severally indemnify the Shareholder Agent and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder."
(d) A new Section 7.5(c) is hereby added to the Merger Agreement, which shall read in its entirety as follows:
     " (c) The resignation, removal and succession of the Shareholder Agent shall be governed by Section 4 of the Escrow Agreement, and any successor shareholder agent under the Escrow Agreement shall automatically, without any further act or notice, become the successor Shareholder Agent for all purposes hereunder.".
     (e) Section 10.1(d)(1) of the Merger Agreement is hereby amended by replacing the words "December 31, 2005" therein with the words "January 31, 2006".


                                      A-77      Amendment No. 1 to the Agreement
                                           and Plan of Merger and Reorganization


(f) Section 10.1(d)(3) of the Merger Agreement is hereby amended by replacing the characters "; or" at the end thereof with the character ".".
(g) Section 10.1(d)(4) of the Merger Agreement is hereby deleted in its entirety.
     Except as expressly amended by this Amendment, the Merger Agreement shall remain in full force and effect in accordance with the terms and conditions thereof, and this Amendment shall be incorporated into, and become a part of, the Merger Agreement.
This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute but one and the same instrument.
This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado applicable to contracts negotiated, executed and to be performed entirely within the State of Colorado.
A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
The undersigned hereby also agree that the November 2005 adjustment by Starsys of the accounting treatment for certain equipment having a value of $250,000 from capital equipment to equipment shall, for purposes of Section 2.6(e) of the Merger Agreement, be deemed to be a change in accounting methods for Starsys from those utilized as of the date of the Merger Agreement.
        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

                                      A-78      Amendment No. 1 to the Agreement
                                           and Plan of Merger and Reorganization

     Please signify your agreement with the foregoing agreements by signing this Amendment and returning one original to us by facsimile or electronic transmission. If you have any questions, please call me. Thank you for your prompt assistance with this matter.
     Best  regards,
     SPACEDEV,  INC.
     MONOCEROS  ACQUISITION  CORP.
     By:     /s/  Richard  B.  Slansky
            --------------------------
     Richard  B.  Slansky
     President
AGREED  AND  ACCEPTED  AS  OF  THE  DATE  FIRST  ABOVE  WRITTEN:

STARSYS  RESEARCH  CORPORATION
By:     /s/  Scott  Tibbitts
     -----------------------
Scott  Tibbitts
Chief  Executive  Officer
SCOTT  TIBBITTS,  as  a  key  shareholder
SCOTT  TIBBITTS,  as  shareholder  agent
By:     /s/  Scott  Tibbitts
     -----------------------
Scott  Tibbitts


                                      A-81      Amendment No. 1 to the Agreement
                                           and Plan of Merger and Reorganization

                                     ANNEX B

                        COLORADO BUSINESS CORPORATION ACT
                         ARTICLE 113-DISSENTERS'  RIGHTS

PART  1.  RIGHT  OF  DISSENT  -  PAYMENT  FOR  SHARES

SEC.  7-113-101.  DEFINITIONS

For  purposes  of  this  article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

SEC.  7-113-102.  RIGHT  TO  DISSENT

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

          (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

          (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

                                    PAGE B-1                 Article 113 of CBCA

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8)     The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c)  Cash  in  lieu  of  fractional  shares;  or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)     (Deleted by amendment, L. 96, p. 1321, Sec. 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SEC.  7-113-103.  DISSENT  BY  NOMINEES  AND  BENEFICIAL  OWNERS

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

                                    PAGE B-2                 Article 113 of CBCA

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

PART  2.  PROCEDURE  FOR  EXERCISE  OF  DISSENTERS'  RIGHTS

SEC.  7-113-201.  NOTICE  OF  DISSENTERS'  RIGHTS

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting.Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

SEC.  7-113-202.  NOTICE  OF  INTENT  TO  DEMAND  PAYMENT

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not  vote  the  shares  in  favor  of  the  proposed corporate action.

                                    PAGE B-3                 Article 113 of CBCA

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3)     A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

SEC.  7-113-203.  DISSENTERS'  NOTICE

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section  is  given;

     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

     (g)  Be  accompanied  by  a  copy  of  this  article.

SEC.  7-113-204.  PROCEDURE  TO  DEMAND  PAYMENT

(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

     (b)  Deposit  the  shareholder's  certificates  for  certificated  shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

                                    PAGE B-4                 Article 113 of CBCA

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

SEC.  7-113-205.  UNCERTIFICATED  SHARES

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

SEC.  7-113-206.  PAYMENT

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An  explanation  of  how  the  interest  was  calculated;

     (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e)  A  copy  of  this  article.

SEC.  7-113-207.  FAILURE  TO  TAKE  ACTION

(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

SEC.  7-113-208.  SPECIAL  PROVISIONS  RELATING  TO  SHARES  ACQUIRED  AFTER
ANNOUNCEMENT  OF  PROPOSED  CORPORATE  ACTION

(1)     The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment

                                    PAGE B-5                 Article 113 of CBCA

demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

SEC.  7-113-209.  PROCEDURE  IF  DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section  7-113-207  (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

PART  3.  JUDICIAL  APPRAISAL  OF  SHARES

SEC.  7-113-301.  COURT  ACTION

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)     The  corporation  shall  commence the proceeding described in subsection
(1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

                                    PAGE B-6                 Article 113 of CBCA

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)     Each dissenter made a party to the proceeding commenced under subsection

(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section  7-113-208.

SEC.  7-113-302.  COURT  COSTS  AND  COUNSEL  FEES

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PAGE B-7                 Article 113 of CBCA

                                                                         ANNEX C

                                     ANNEX C

                       CALIFORNIA GENERAL CORPORATION LAW
                         CHAPTER 13.  DISSENTERS' RIGHTS

SEC. 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER"

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
     (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SEC. 1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

                                    PAGE C-1                  Chapter 13 of CGCL

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SEC.  1302.  STAMPING  OR  ENDORSING  DISSENTING  SHARES

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SEC. 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SEC. 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

                                    PAGE C-2                  Chapter 13 of CGCL

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SEC. 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT AND PAYMENT; APPEAL; COSTS OF ACTION

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SEC. 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SEC.  1307.  DISPOSITION  OF  DIVIDENDS  UPON  DISSENTING  SHARES

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SEC. 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

                                    PAGE C-3                  Chapter 13 of CGCL

SEC.  1309.  WHEN  DISSENTING  SHARES  LOSE  THEIR  STATUS

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section  1110  was  mailed  to  the  shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SEC. 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SEC.  1311.  SHARES  TO  WHICH  CHAPTER  INAPPLICABLE

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SEC. 1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

                                    PAGE C-4                  Chapter 13 of CGCL

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

SEC.  1313.  CONVERSION  DEEMED  TO  CONSTITUTE  REORGANIZATION  FOR PURPOSES OF
CHAPTER

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

                                    PAGE C-5                  Chapter 13 of CGCL

                                                                        ANNEX  D

                                 SPACEDEV, INC.

                               AMENDMENT NO. 2 TO
                    SPACEDEV, INC. 2004 EQUITY INCENTIVE PLAN

     THIS AMENDMENT NO. 2 TO THE SPACEDEV, INC. 2004 EQUITY INCENTIVE PLAN is made and effective as of November 29, 2005 (this "Amendment").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Board of Directors (the "Board") of SpaceDev, Inc., a Colorado corporation (the "Company"), initially approved and adopted the SpaceDev, Inc. 2004 Equity Incentive Plan (as amended from time to time, the "Plan") authorizing and reserving 2,000,000 shares of the Company's common stock, par value $.0001 (the "Common Stock") for issuance under the Plan, subject to approval by the shareholders of the Company (the "Shareholders"), and recommended that the Shareholders approve and adopt the Plan at the next annual meeting of the Shareholders;
WHEREAS, the Shareholders approved and adopted the Plan at the annual meeting of the Shareholders held on August 5, 2004;

     WHEREAS, on May 12, 2005, the Board approved and adopted Amendment No. 1 to the Plan, authorizing and reserving an additional 2,000,000 shares of Common Stock for issuance under the Plan, subject to approval by the Shareholders, and recommended that the Shareholders approve and adopt said Amendment No. 1 at the next annual meeting of the Shareholders;

     WHEREAS, the Shareholders approved and adopted Amendment No. 1 to the Plan at the annual meeting of the Shareholders held on August 12, 2005;

     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger and Reorganization, made and entered into as of October 24, 2005 (the "Merger Agreement"), by and among the Company, Monoceros Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of the Company, Starsys Research Corporation, a Colorado corporation ("Starsys"), Scott Tibbitts, a key shareholder, and Scott Tibbitts, as shareholder agent, and pursuant to the Merger Agreement, subject to the terms and conditions thereof, the Company is obligated to reserve shares under the Plan (or a successor stock option plan) for officers and employees of Starsys; and

     WHEREAS, on November 29, 2005, the Board approved and adopted the form of this Amendment No. 2 to the Plan, authorizing and reserving an additional 3,000,000 shares of Common Stock for issuance under the Plan, subject to approval by the Shareholders, and recommended that the Shareholders approve and adopt said Amendment No. 2 at the next special meeting of the Shareholders.

                                A G R E E M E N T
                                -----------------

     NOW,  THEREFORE,  the  Plan  is  hereby  amended  as  follows:

     1.     AMENDMENT  AND  RESTATEMENT.

               1.1 Subject to the approval and adoption of Section 1.1 of this Amendment by the Shareholders within twelve months after the date of this Amendment, Section 5 of the Plan is hereby amended and restated in its entirety to read as follows:

"5.     STOCK  SUBJECT  TO  THE  PLAN.

                                 PAGE D-1     Amendment to Equity Incentive Plan

     "(a) Available Shares. Subject to adjustment as provided in Section 17 hereof, the maximum number of shares of Common Stock reserved for Awards under the Plan is 7,000,000 shares. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire, or are forfeited without having been exercised (or in cases where a Limited Right has been granted in connection with an Option, the amount of such Limited Right received in lieu of the exercise of such Option), new Awards may be made with respect to those shares underlying such terminated, expired or forfeited Options. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options is 7,000,000, and any shares of Common Stock issued under the Plan that are reacquired by the Company shall not be available for grants of Incentive Stock Options.

     "(b)     Code  Section  162(m) Limit.  Subject to adjustment as provided in
Section 17 hereof, the aggregate number of shares of Common Stock subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000, except that in connection with his or her initial service, a Participant may be granted Awards covering up to an additional 1,000,000 shares of Common Stock. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 5(b) shall be subject to adjustment under Section 17 hereof only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code."

               1.2 Section 2(s) of the Plan is hereby amended and restated in its entirety to read as follows as of the date of this Amendment:

                    "(s)  "Fair  Market  Value"  means,  unless  the  Committee determines otherwise, as of any date, the closing sales price for the Common Stock on such date (or if no sale was reported on such date, the closing price on the last preceding day on which a sale was reported), as reported in such source as the Committee shall determine."

     2.     LIMITED  AMENDMENT.

     Except as expressly amended by this Amendment, the Plan shall remain in full force and effect in accordance with the terms and conditions thereof, and this Amendment shall be incorporated into, and become a part of, the Plan.

     3.     GOVERNING  LAW.

     This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado applicable to contracts negotiated, executed and to be performed entirely within such State.

                                 PAGE D-2     Amendment to Equity Incentive Plan

IN WITNESS WHEREOF, this Amendment was duly approved and adopted as of the date first written above.

                                               By:     /s/  Richard  B.  Slansky
                                                    ----------------------------
                                                            Richard  B.  Slansky
                                                                       Secretary

                                 PAGE D-3     Amendment to Equity Incentive Plan



                                                                        ANNEX  E

Document  processing  fee
     If  document  is  filed  on  paper               $125.00
     If  document  is  filed  electronically          $  50.00
Fees  &  forms/cover  sheets
     are  subject  to  change
To  file  electronically,  access  instructions
     For  this  form/cover  sheet  and  other
     information  or  print  copies  of  filed
     documents,  visit  www.sos.state.co.us
     and  select  Business  Center.
Paper  documents  must  be  typewritten  or machine printed.     ABOVE SPACE FOR
                                                               OFFICE  USE  ONLY
                              ARTICLES OF AMENDMENT
     filed pursuant to Sec.7-90-301, et seq. and Sec.7-110-106 of the Colorado
                            Revised Statutes (C.R.S.)

ID  number:                         19961166285

1.  Entity  name:                  SpaceDev,  Inc.
                              --------------------------
               (If changing the name of the corporation, indicate name
                                BEFORE  the  name  change)

2.  New  entity  name:
(if  applicable)




3.  Use  of  Restricted  Words (IF ANY OF THESE
TERMS ARE CONTAINED IN AN ENTITY NAME,  TRUE  NAME
OF AN ENTITY, TRADE NAME OR TRADEMARK STATED IN
THIS DOCUMENT, MARK  THE  APPLICABLEBOX):

   [ ]   "bank"  or  "trust"  or  any  derivative  thereof
   [ ]   "credit  union"  [ ] "savings  and  loan"
   [ ]   "insurance",  "casualty",  "mutual", or "surety"

4.  Other  amendments,  if  any,  are  attached.     See  attachment  A.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
                                                              ------------------
                                                                    (mm/dd/yyyy)
OR

If  the corporation's period of duration as amended is perpetual, mark this box:

7.  (Optional)  Delayed  effective  date:
                                                              ------------------
                                                                    (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity


                                 PAGE E-1                  Articles of Amendment

with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document is one who has caused it to be delivered.

8.  Name(s)  and address(es) of the   individual(s) causing the document   to be
delivered  for  filing:

     -----------   ---------------   ----------------  -------------
     (Last)        (First)            (Middle)         (Suffix)
     ----------------------------------------------------------
                 (Street name and number or Post Office information)

                 ---------------------------------------------------

     -----------------   --------   ----------------------
     (City)              (State)    (Postal/Zip  Code)

     -----------------------------    -----------------------------
     (Province  -  if  applicable)    (Country  -  if  not  US)

 (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of  any  additional individuals causing the document to be delivered for filing,
mark  this  box   and  include  an  attachment  stating  the
name  and  address  of  such  individuals.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


                                 PAGE E-2                  Articles of Amendment

                                 ATTACHMENT A to

              Articles of Amendment of Articles of Incorporation of

                                 SpaceDev, Inc.

                                   ARTICLE III

     Article III of the Articles of Incorporation of the corporation is hereby amended by deleting the opening paragraph thereof and replacing it with the following paragraph:

     "The aggregate number of shares which the corporation shall have authority to issue is 110,000,000 of which 10,000,000 shall be shares of preferred stock, $.001 par value per share, and 100,000,000 shall be shares of common stock, $.0001 par value per share. The designations, voting powers, preferences, limitations, restrictions and relative rights of the shares of each class shall be set forth below in this Article III or in certificates of designation filed by the Board of Directors of the corporation pursuant to authority conferred upon the Board by this Article III."


                                                                 SPACEDEV,  INC.
Date:  ----------------,  2006                            By:
                                                          ----------------------
                                                            Richard  B.  Slansky
                                       President  and  Chief  Financial  Officer

                                 PAGE E-3                  Articles of Amendment

                                                                        ANNEX  F

                               TRANSMITTAL LETTER

                                 SPACEDEV, INC.

Return this form with your original stock certificate(s) in Starsys Research Corporation in the enclosed envelope to Continental Stock Transfer & Trust Co.,
Attn:  Reorganization  Department,  to  17  Battery  Place, New York, NY  10004.

                        DO NOT MAIL THIS ELECTION FORM TO
                 STARSYS RESEARCH CORPORATION OR SPACEDEV, INC.

                             DIRECT ANY QUESTIONS TO
            CONTINENTAL STOCK TRANSFER & TRUST CO. AT (212) 509-4000.

TO:  CONTINENTAL  STOCK  TRANSFER  &  TRUST  CO.,  AS  EXCHANGE  AGENT

RE: MERGER OF STARSYS RESEARCH CORPORATION, A COLORADO CORPORATION ("STARSYS"), WITH AND INTO MONOCEROS ACQUISITION CORP., A COLORADO CORPORATION ("MONOCEROS") AND WHOLLY-OWNED SUBSIDIARY OF SPACEDEV, INC., A COLORADO CORPORATION ("SPACEDEV")

The undersigned is the holder of record of the number of shares of common stock, par value $.001, of Starsys ("EXCHANGEABLE SHARES"), which shares are represented by the certificate(s), described below:

CERTIFICATE  NUMBER     NUMBER  OF  SHARES     REGISTERED  IN  THE  NAME  OF(1)

-------------------     ------------------     Full  name:

-------------------     ------------------     Mailing  Address:

-------------------     ------------------     City,  State,  Zip:

-------------------     ------------------     Email  address:

-----------------------------------------------TOTAL  NUMBER  OF  EXCHANGEABLE
                                               SHARES  ENCLOSED

(1) Indicate the full name as set forth on the stock certificates. Include your mailing address, with city, state and zip code, and e-mail address.

SpaceDev, Monoceros, Starsys and certain other parties have as of October 24, 2005 made and entered into that certain Agreement and Plan of Merger and Reorganization (as amended, modified or supplemented from time to time, the "MERGER AGREEMENT"), and Starsys has provided to the undersigned a Prospectus
Dated   December 29, 2005 ,  2005 (the "Proxy Statement") relating to the
Merger Agreement  and  the  merger  contemplated  thereby.

The undersigned is delivering this letter of transmittal (this "LETTER") to Continental Stock Transfer & Trust Co., as exchange agent ("EXCHANGE AGENT"), and encloses with this Letter (i) the above-described certificate(s), to the extent the same is or are in the possession of the undersigned, or (ii) the affidavit by the undersigned in paragraph 0 below certifying the fact that such certificate(s) have been lost, stolen, or destroyed, and, upon request of SpaceDev; in either case to be exchanged for the consideration described in the Merger Agreement (the "DISTRIBUTED CONSIDERATION") upon the closing (the "CLOSING") of the merger described in the Merger Agreement and the Proxy Statement (the "MERGER"). The Distributed Consideration is described in detail in the Proxy Statement. The date of the Closing is referred to in this Letter as the Closing Date.


                                 PAGE F-1                  Letter of Transmittal


The undersigned understands that execution and delivery of this Letter is a condition to the obligation of SpaceDev and Monoceros to close the Merger. The undersigned also understands that SpaceDev and Monoceros will rely on this Letter, including the provisions below regarding the release and affidavit of lost stock certificates, in closing the Merger.

By executing this Letter, the undersigned represents that it (1) has read the Proxy Statement and the Merger Agreement (which is included with the Proxy Statement), including but not limited to the sections of the Proxy Statement entitled "[The Merger Agreement - Merger Considerations]" and "[The Merger Agreement - Indemnification]," and (2) has good title to the Exchangeable Shares free and clear of all liens, charges and encumbrances, and has full power and authority to surrender such shares upon the Closing.

The above-listed certificate(s), or appropriate affidavits and, upon request, bonds in lieu thereof, will be surrendered to the Exchange Agent upon the Closing, or if no Closing occurs, will be returned to the undersigned. All Exchangeable Shares, whether or not represented by a certificate, will be cancelled by operation of law upon the Closing.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, and intending to be legally bound, in order to induce SpaceDev and Monoceros to consummate the Merger pursuant to the Merger Agreement, the undersigned hereby agrees as follows:

1.     RELEASE

     a. Release. Upon the Closing, the undersigned, on behalf of myself and each member of my Immediate Family (as defined below), and each of our respective successors and assigns, hereby irrevocably and forever releases and discharges (i) SpaceDev, (ii) Monoceros, and (iii) Starsys; and each of their respective individual, joint or mutual, past, present and future shareholders, affiliates, controlling persons, directors, officers, managers, employees, consultants, contractors, agents, financial, banking and legal advisors and other representatives, and each of their respective successors and assigns, (individually, a "RELEASEE" and, collectively, the "RELEASEES") from any and all claims, demands, actions, orders, obligations, contracts, debts and liabilities whatsoever, whether absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, both at law and in equity, (collectively, the "CLAIMS") which the undersigned and my successors and assigns now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring, in my capacity as a direct or indirect shareholder of Starsys or as a beneficial owner or record holder of any shares of capital stock of Starsys, contemporaneously with or prior to the Closing Date, including, without limitation, (a) any dissenter's rights under applicable law, (b) any rights to bring any lawsuit action against any person or entity in the name or on behalf of Starsys or Monoceros, and (c) any rights to indemnification or reimbursement from Starsys or Monoceros, whether pursuant to their respective organizational documents, contracts, applicable law or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of SpaceDev or Monoceros arising under the Merger Agreement or any Related Agreements (as defined in the Merger Agreement). "IMMEDIATE FAMILY" means my (i) children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, or current or former mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including in each case by adoption, and (ii) any individual sharing my household (other than a tenant or employee).

     b. No Actions. Upon the Closing, the undersigned irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action or other proceeding of any kind against any Releasee, based upon any matter purported to be released by paragraph 0 next above. Without limiting the generality of the foregoing, the undersigned hereby agrees not to bring any action or make any claim for indemnification against Starsys or Monoceros or any other Releasee by reason of the fact that the undersigned was a director, officer, manager, employee, consultant, agent or other representative of Starsys or Monoceros or any of their subsidiaries or was serving at the request of Starsys or Monoceros as a partner, member, manager, trustee, director, officer, manager, employee, consultant, agent or other representative of another entity (whether such claim or action is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any law, organizational document, contract or otherwise) with respect to any action brought by SpaceDev or Monoceros against the undersigned or my successors or assigns (whether such action is pursuant to the Merger Agreement, applicable law or otherwise).


                                 PAGE F-2                  Letter of Transmittal


     c. Indemnity. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the undersigned shall indemnify and hold harmless each Releasee from and against all losses, liabilities, Claims, damages (including without limitation incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the undersigned or any of my Immediate Family or our respective successors and assigns of any claim or other matter sought to be released pursuant to paragraph 0 next above, and
(ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the undersigned or any of my Immediate Family or our respective successors and assigns against such third party of any claims or other matters sought to be released pursuant to paragraph 0 next above.


     d. Unknown Claims. It is the intention of the parties hereto that the release provisions in paragraph 0 next above shall be effective as a bar to each and every claim, demand and action specified in paragraph 0 next above. In furtherance of this intention, the undersigned waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, and any and all statutes of other jurisdictions to the same or similar effect. Section 1542 of the Civil Code of the State of California provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his or her settlement with the debtor.

The undersigned acknowledge that it may, after execution of this letter, discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands or action, and agrees that the release provisions in paragraph 0 next above shall be and remain in full force and effective in all respects notwithstanding any such differences or additional facts.

2.     AFFIDAVIT  OF  LOST  STOCK  CERTIFICATE(S)

If the undersigned has not enclosed with this Letter one or more certificate(s) for the Exchangeable Shares, the undersigned certifies, represents and warrants that the following is true and correct with respect to any and all certificates that may have been issued for Exchangeable Shares not represented by certificates enclosed with this letter (collectively, the "LOST CERTIFICATE(S)"), to the best of its knowledge:

     a. The Lost Certificate(s) have been stolen or, despite a diligent search that I have conducted to locate the Lost Certificate(s), it or they remain lost or missing.

     b. Neither the Exchangeable Shares evidenced by the Lost Certificate(s), nor any interest therein, has been directly or indirectly sold, assigned, devised, pledged or otherwise transferred, whether or not for consideration.

     c. In the event that the Lost Certificate(s) are located by the undersigned, the undersigned agrees to surrender them promptly to the Exchange Agent.

3.     DIRECTION  TO  EXCHANGE  AGENT.

Please forward the Distributed Consideration to be issued in exchange for the Exchangeable Shares, as the case may be, as follows:

Name:
      -----------------------------------------
          (please  print)


                                 PAGE F-3                  Letter of Transmittal


Address:
      -----------------------------------------
          (address)

      -----------------------------------------
          (city,  state,  zip  code)



4.  REQUIRED  SIGNATURES

All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears to the right (if any) must also sign the W-9 Certification.

X
---------------------------------------
Signature  of  Shareholder         Date


X
------------------------------------------------------
Signature  of Shareholder (if joint account)      Date

(    )           -
------ ---------- ------------------------------------
Daytime telephone number, including area code

                            Social Security Number or Tax
                                Identification Number
                                ---------------------

                                  W-9 CERTIFICATION

I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of 30% of any payment made to me.

Dated:
      -----------------------------

X
-----------------------------------
SIGNATURE OF SHAREHOLDER WHOSE
SOCIAL  SECURITY  NUMBER  OR  TAX  IDENTIFICATION  NUMBER  IS  SHOWN  ABOVE


                                 PAGE F-4                  Letter of Transmittal


              INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.     USE  OF  LETTER  OF  TRANSMITTAL

     a. You are requested to send or deliver this Letter duly completed, signed and dated together with the stock certificate(s) described herein to the Exchange Agent at the office listed below. Please use the enclosed, pre-paid courier envelope for this purpose.

     b. Stock certificate(s) registered in the name of the person by whom (or on whose behalf) this Letter is signed need not be endorsed or accompanied by any share transfer power of attorney.

     c. Stock certificate(s) not registered in the name of the person by whom (or on whose behalf) the Letter signed must be endorsed by the registered holder thereof or deposited together with a share transfer power of attorney properly completed by the registered holder. Such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Exchange Agent.

          "ELIGIBLE INSTITUTION" means a Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program
          (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in the United States, members of the National Association of Securities Dealers or banks and trust companies in the United States.

          PLEASE CONTACT THE EXCHANGE AGENT IF YOU HAVE QUESTIONS CONCERNING THIS PROCEDURE.

     d. Where this Letter is executed on behalf of a corporation, partnership or association, or by an agent, executor, administrator, trustee, guardian or any person acting in a representative capacity, this Letter must be accompanied by satisfactory evidence of the representative's authority to act.

     e. SpaceDev and Monoceros reserve the right, if they so elect in their absolute discretion, to instruct Exchange Agent to waive any defect or irregularity contained in this Letter.

2.     BACKUP  WITHHOLDING

     In order to avoid backup withholding of United States federal income tax on payments of cash pursuant to the stockholder whose Exchangeable Shares are accepted pursuant to the exchange must, unless an exemption applies, provide Exchange Agent (as payer) with such U.S. Stockholder's correct Taxpayer Identification Number ("TIN") on the enclosed Form W-9, which in the case of a stockholder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, the stockholder may be subject to a US $50 penalty imposed by the Internal Revenue Service. In addition, delivery to such Exchangeable Shares may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the United States federal income tax liability of the individual subject to the backup withholding, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained.

     Certain holders of Exchangeable Shares (including, among others, all corporations and certain foreign individuals and entities) are not subject to United States backup withholding. Non-corporate foreign holders of Exchangeable Shares should complete and sign the main signature form and a Form W-8BEN, Certificate of Foreign Status, a copy of which may be obtained from Exchange Agent, in order to avoid backup withholding. See the enclosed Guidelines of Certification of Taxpayer Identification Number on Form W-9 (the "GUIDELINES") for additional instructions.

To prevent backup withholding, a stockholder must provide the correct TIN by completing the Form W-9, certifying that the TIN provided is correct (or that stockholder is awaiting a TIN); that (i) the stockholder is exempt from backup withholding, or (ii) the stockholder has not been notified by the Internal
Revenue  Service  that  such


                                 PAGE F-5                  Letter of Transmittal


stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the stockholder that said stockholder is no longer subject to backup withholding and that the stockholder is a U.S. person. If the Exchangeable Shares are in more than one name or are not in the name of the actual owner, the stockholder should consult the Guidelines for information on which TIN to report. If the stockholder does not have a TIN, the stockholder should consult the Guidelines for instructions on applying for a TIN. Holders of Exchangeable Shares should consult their tax advisors for guidance in completing the enclosed Form W-9.

3.     MISCELLANEOUS

     Additional copies of this Letter may be obtained from Exchange Agent at the office listed below.

By  Mail
--------

Continental  Stock  Transfer  and  Trust  Company
17  Battery  Place
New  York,  NY  10004
Attention:  Reorganization  Department
Telephone  212.509.4000

Any  questions  may  also be directed to Investor Relations at SpaceDev, Inc. at
(858)  375-2026.


                                 PAGE F-6                  Letter of Transmittal


                                    FORM W-9

                                   (Attached)



                                 PAGE F-7                  Letter of Transmittal


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     SpaceDev, Inc. is a Colorado corporation. The Colorado Business Corporation Act (referred to as the CBCA), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs SpaceDev's obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. Articles 101 to 117 of the CBCA provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of fact that such person is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at its request in a similar capacity for another entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection therewith if the person acted in good faith in a manner the person reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

     The CBCA also provides that a corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     SpaceDev is also governed by provisions of its articles of incorporation and bylaws that set forth the circumstances under which it is required to indemnify its officers and directors under applicable law.

     Article VII of SpaceDev's articles of incorporation generally provides that the personal liability of its directors and officers will be limited or eliminated to the fullest extent allowed by applicable law, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that, the court in which action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. In addition, to the extent that a director, officer, employee or agent of SpaceDev has been successful on the merits or otherwise in defense of any proceeding in which the person was a party because the person is or was a director, SpaceDev will indemnify the person against expenses actually and reasonably incurred by the person in connection therewith. The board of directors may exercise SpaceDev's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SpaceDev, or is servicing at the request of SpaceDev as a director, officer, employee or agent of another enterprise.

     In addition, Article X of SpaceDev's bylaws provides that SpaceDev shall indemnify to the extent set forth in the articles of incorporation any director, officer, employee or agent of SpaceDev or any person serving at the request of SpaceDev as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by applicable Colorado law.

ITEM  21.          EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

          (a)  Exhibits.  See  Index  to  Exhibits.

          (b) Schedules. Schedules have been omitted since the information required is not applicable.

ITEM  22.     UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a


                                    PAGE II-1


claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                    PAGE II-2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-4 and has duly caused this registration statement to be signed on its behalf by the
undersigned,  thereunto  duly  authorized,  in  the   city  of  Poway,  state
of California,  on  December  28,  2005.

                                                                 SPACEDEV,  INC.
                                                       By:/s/  James  W.  Benson
                                                          ----------------------
                                                               James  W.  Benson
                                                       Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.






Name. . . . . . . . . . .  Title
-------------------------  -------------------------------------------------------       --------------------
 /s/ James W. Benson                                                                        December 28, 2005
-------------------------   Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)
James W. Benson . . . . .   and Chairman of the Board (DIRECTOR)
-------------------------  -------------------------------------------------------       --------------------

 /s/ Richard B. Slansky                                                                     December 28, 2005
-------------------------   President, Chief Financial Officer (PRINCIPAL
Richard B. Slansky. . . .   FINANCIAL OFFICER), DIRECTOR and Corporate Secretary
-------------------------  -------------------------------------------------------       --------------------

 /s/ Susan C. Benson                                                                        December 28, 2005
-------------------------
Susan C. Benson . . . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Curt Dean Blake                                                                        December 28, 2005
-------------------------
Curt Dean Blake . . . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Howell M. Estes, III                                                                   December 28, 2005
-------------------------
Howell M. Estes, III. . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Wesley T. Huntress                                                                     December 28, 2005
-------------------------
Wesley T. Huntress. . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Scott McClendon                                                                        December 28, 2005
-------------------------
Scott McClendon . . . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Stuart E. Schaffer                                                                     December 28, 2005
-------------------------
Stuart E. Schaffer. . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Robert S. Walker                                                                       December 28, 2005
-------------------------
Robert S. Walker. . . . .  DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*By: /s/ James W. Benson
James W. Benson
Attorney-In-Fact


                                    PAGE II-3


                                                   INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
2.1 . . . .  Agreement and Plan of Merger
             and Reorganization dated as of
             October 24, 2005                                               X             8-K    Oct. 26, 2005      2.1
             ----------------------------------                        ------------  --------  ---------------  -------
2.2 . . . .  Amendment No. 1 to the
             Agreement and Plan of Merger
             and Reorganization dated
             December 7, 2005                                               X             8-K    Dec. 13, 2005      2.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.1 . . . .  Articles of Incorporation dated
             December 20, 1996                                              X           10-SB    Jan. 18, 2000      2.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.2 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             November 4, 1997                                               X           10-SB    Jan. 18, 2000      2.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.3 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             December 17, 1997                                              X           10-SB    Jan. 18, 2000      2.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.4 . . . .  Amended and Restated Bylaws                                    X             8-K    Dec. 23, 2005      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.5 . . . .  Certificate of Designation of
             Series C Convertible Preferred
             Stock                                                          X             8-K    Aug. 30, 2004      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.6 . . . .  Form of Warrant issued to Laurus
             Master Fund August 25, 2004                                    X             8-K    Aug. 30, 2004      4.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
4.1 . . . .  Form of Common Stock
             Certificate                                                    X           10-SB    Jan. 18, 2005      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
5.1 . . . .  Opinion of Sheppard, Mullin,
             Richter & Hampton LLP
             regarding legality                                X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
8.1 . . . .  Opinion of Sheppard, Mullin,
             Richter & Hampton LLP
             regarding certain tax matters                     X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.1. . . .  Secured Loan Agreement with
             Starsys Research Corporation
             dated September 8, 2005                                        X          10-QSB    Nov. 14, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.2. . . .  Promissory Note with Starsys
             Research Corporation dated
             September 8, 2005                                              X          10-QSB    Nov. 14, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.3. . . .  Subcontract Agreement with
             Andrews Space, Inc. awarded
             June 27, 2005                                                  X        10-QSB/A    Dec. 22, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.4. . . .  Sublease between Gateway and
             SpaceDev dated March 31, 2005                                  X             8-K   April 15, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.5. . . .  Consent to Sublease between
             Gateway and SpaceDev dated
             April 1, 2005                                                  X             8-K   April 15, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.6. . . .  AFRL Contract with SpaceDev
             dated as of August 23, 2004                                    X             8-K    Sept. 1, 2004     10.1
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-4


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.7. . . .  AFRL Statement of Work dated
             August 23, 2004*                                               X             8-K    Sept. 1, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.8. . . .  AFRL SBIR "mini-mo" Contract
             extension with SpaceDev dated
             August 20, 2004 *                                        X          10-QSB    Nov. 15, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.9. . . .  AFRL SBIR Small Satellite Bus
             Contract with SpaceDev dated
             September 28, 2004                                             X          10-QSB    Nov. 15, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.10 . . .  AFRL SBIR Phase II Small
             Launch Vehicle Contract with
             SpaceDev dated September 29,
             2004                                                           X          10-QSB    Nov. 15, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.11 . . .  MDA Second Task Order with
             SpaceDev dated October 20,
             2004*                                                          X          10-QSB    Nov. 15, 2004     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.12 . . .  Separation Agreement and
             General Release between
             SpaceDev and Jeffrey Janicik
             dated July 22, 2004                                            X          10-QSB      Aug 9, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.13 . . .  Modification  to Small Shuttle
             Compatible Propulsion Module
             contract with AFRL dated July 7,
             2004                                                           X          10-QSB     Aug. 9, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.14 . . .  Lunar  Dish Observatory
             Contract between SpaceDev and
             Lunar Enterprises Corporation
             dated July 20, 2004                                            X          10-QSB     Aug. 9, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.15 . . .  Employment Offer by SpaceDev
             to Dario Emanuel DaPra dated
             November 17, 2003                                              X           10KSB    April 6, 2004    10.37
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.16 . . .  Employment Offer by SpaceDev
             to Randall K. Simpson dated
             January 16, 2004                                               X          10-KSB    April 6, 2004    10.38
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.17 . . .  Confidential Separation
             Agreement and General Release
             of Claims with Dario Emanuel
             DaPra dated March 18, 2004                                     X          10-KSB    April 6, 2004    10.39
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.18 . . .  Missile Defense Agency Contract
             with SpaceDev dated March 31,
             2004                                                           X          10-KSB    April 6, 2004    10.40
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.19 . . .  Amendment No. 1 to Note issued
             to Laurus Master Fund, dated
             March 31, 2004                                                 X          10-KSB    April 6, 2004    10.41
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.20 . . .  Waiver Letter from Laurus
             Master Fund dated March 31,
             2004                                                           X          10-KSB    April 6, 2004    10.42
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.21 . . .  First Task Order Under Missile
             Defense Agency Contract with
             SpaceDev dated April 1, 2004                                   X          10-KSB    April 6, 2004    10.43
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-5


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.22 . . .  AFRL Small Vehicle Launch
             Technology SBIR Contract dated
             July 9, 2003                                                   X          10-QSB    Nov. 12, 2003     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.23 . . .  AFRL Small Satellite Bus
             Technologies SBIR Contract
             dated July 9, 2003                                             X          10-QSB    Nov. 12, 2003     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.24 . . .  AFRL Small Shuttle Compatible
             Propulsion Module Contract
             effective March 28, 2003                                       X          10-QSB    Nov. 12, 2003     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.25 . . .  MDA Advanced Systems
             Deputate for the Micro Satellite
             Experiment dated July 9, 2003                                  X          10-QSB    Nov. 12, 2003     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.26 . . .  MDA Advanced Systems
             Deputate for the Micro Satellite
             Experiment (Modification) dated
             July 9, 2003                                                   X          10-QSB    Nov. 12, 2003     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.27 . . .  Lunar Dish Observatory Contract
             between SpaceDev and Lunar
             Enterprises Corporation dated
             July 24, 2003                                                  X          10-QSB    Nov. 12, 2003     10.6
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.28 . . .  Hybrid Rocket Motor Systems
             and Components Contract dated
             September 23, 2003*                                            X          10-QSB    Nov. 12, 2003     10.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.29 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 14, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003     10.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.30 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 21, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003     10.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.31 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 28, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.32 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             November 14, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.33 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to Emery Skarupa on
             October 29, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.12
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-6


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.34 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to Stuart Schaffer on
             October 29, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.35 . . .  Security  Agreement between
             SpaceDev and Laurus Master
             Fund, Ltd. dated June 3, 2003                                  X             8-K    June 18, 2003     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.36 . . .  Secured  Convertible Note issued
             June 3, 2003 by SpaceDev to
             Laurus Master Fund, Ltd.                                       X             8-K    June 18, 2003     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.37 . . .  Common Stock Purchase
             Warrant  issued June 3, 2003 by
             SpaceDev to Laurus Master
             Fund, Ltd.                                                     X             8-K    June 18, 2003     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.38 . . .  Registration Rights Agreement
             between SpaceDev and Laurus
             Master Fund, Ltd. dated as of
             June 3, 2003                                                   X             8-K    June 18, 2003     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.39 . . .  Waiver Letter between SpaceDev
             and Laurus Master Fund, Ltd.
             dated June 3, 2003                                             X             8-K    June 18, 2003     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.40 . . .  Securities Purchase Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                                          X             8-K    Aug. 30, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.41 . . .  Registration Rights Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                                          X             8-K    Aug. 30, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.42 . . .  Letter Agreement with Laurus
             Master Fund Ltd. dated August
             25, 2004                                                       X             8-K    Aug. 30, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.43 . . .  Employment Agreement between
             SpaceDev and Stuart Schaffer
             dated May 17, 2002                                             X          10-KSB    Mar. 28, 2003    10.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.44 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Stuart Schaffer dated June
             11, 2002                                                       X          10-KSB    Mar. 28, 2003    10.12
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.45 . . .  Employment Agreement between
             SpaceDev and Emery Skarupa
             dated May 24, 2002                                             X          10-KSB    Mar. 28, 2003    10.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.46 . . .  Confidential Separation
             Agreement and General Release
             of Claims between SpaceDev and
             Charles H. Lloyd dated May 31,
             2002                                                           X          10-KSB    Mar. 28, 2003    10.14
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.47 . . .  Employment Agreement between
             SpaceDev and Richard B.
             Slansky dated February 10, 2003                                X          10-KSB    Mar. 28, 2003    10.16
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-7


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.48 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 14, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.17
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.49 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W/ Benson on
             October 21, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.18
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.50 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 28, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.19
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.51 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             November 14, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.20
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.52 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to Emery Skarupa on
             October 29, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.21
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.53 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to Stuart Schaffer on
             October 29, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.22
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.54 . . .  Heads of Agreement between
             SpaceDev and Space Projects
             Australia dated January 22, 2001                               X             8-K    Feb. 28, 2001     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.55 . . .  Deed of Counter-Indemnity
             between SpaceDev and Technical
             & General Guaranty Company
             Limited dated August 28, 1999                                  X             8-K   Sept. 20, 2000     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.56 . . .  Employment Agreement between
             James W. Benson and SpaceDev
             dated July 16, 2000                                            X          10-QSB    Aug. 10, 2000     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.57 . . .  Separation and Release
             Agreement between Philip E.
             Smith and ISS dated February 5,
             2000                                                           X         10-SB/A    Mar. 27, 2000     6.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.58 . . .  First Amendment to Employment
             Agreement between ISS and
             Thomas W. Brown dated March
             15, 2000                                                       X         10-SB/A    Mar. 27, 2000     6.14
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.59 . . .  Employment Agreement between
             SpaceDev and Stan Dubyn dated
             January 16, 2000                                               X         10-SB/A    Mar. 27, 2000     6.15
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-8


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.60 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and James W. Benson effective
             January 21, 2000                                               X         10-SB/A    Mar. 27, 2000     6.16
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.61 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Jan A. King , effective
             January 20, 2000                                               X         10-SB/A    Mar. 27, 2000     6.17
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.62 . . .  Launch and Integration Services
             Agreement between SpaceDev
             and Dojin Limited dated July 14,
             1999                                                           X         10-SB/A    Mar. 27, 2000     6.18
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.63 . . .  Integration Support Services
             Agreement between ISS and
             Lockheed Martin dated January
             1, 1999                                                        X         10-SB/A    Mar. 27, 2000     6.19
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.64 . . .  Engineering Services Contract
             between SpaceDev and Lockheed
             Martin Contract dated October
             18, 1996                                                       X         10-SB/A    Mar. 27, 2000     6.20
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.65 . . .  Collaborative Agreement
             between SpaceDev and
             University of Arizona dated
             February 15, 2000                                              X         10-SB/A    Mar. 27, 2000     6.21
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.66 . . .  SPOTV Contract between
             SpaceDev and National
             Reconnaissance Office of Space
             Launch dated August 16, 1999                                   X         10-SB/A    Mar. 27, 2000     6.22
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.67 . . .  Common Stock Exchange
             Agreement between SpaceDev
             and SIL dated October 1, 1998                                  X           10-SB    Jan. 18, 2000      6.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.68 . . .  Mutual Rescission and Release of
             Share Acquisition Agreement
             between SpaceDev and SIL dated
             December 17, 1999                                              X           10-SB    Jan. 18, 2000      6.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.69 . . .  Share Acquisition Agreement
             between  SpaceDev and ISS
             dated February 7, 1998                                         X           10-SB    Jan. 18, 2000      6.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.70 . . .  Agreement of License and
             Purchase of Technology between
             SpaceDev and AMROC dated
             August 1998                                                    X           10-SB    Jan. 18, 2000      6.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.71 . . .  Firm Fixed Price Agreement
             Number between SpaceDev and
             Regents of the University of
             California dated November 9,
             1999                                                           X           10-SB    Jan. 18, 2000      6.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.72 . . .  1999 Stock Option Plan                                         X            SB-2    July 25, 2003      4.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.73 . . .  First Amendment to 1999 Stock
             Option Plan                                                    X            SB-2    July 25, 2003     4.14
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-9


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.74 . . .  1999 Employee Stock Purchase
             Plan                                                           X           10-SB    Jan. 18, 2000      6.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.75 . . .  2004 Equity Incentive Plan                                     X          S-8    Mar. 29, 2005     99.1

-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.76 . . .  Employment Agreement between
             SpaceDev and James W. Benson
             dated November 24, 1997                                        X           10-SB    Jan. 18, 2000      6.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.77 . . .  Employment Agreement between
             ISS and Thomas W. Brown dated
             February 7, 1998                                               X           10-SB    Jan. 18, 2000      6.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.78 . . .  Employment Agreement between
             ISS and Philip E. Smith dated
             February 7, 1998                                               X           10-SB    Jan. 18, 2000     6.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.79 . . .  Employment Agreement between
             SpaceDev and Jan A. King dated
             August 3, 1998                                                 X           10-SB    Jan. 18, 2000     6.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.80 . . .  Employment Agreement between
             ISS and Charles H. Lloyd dated
             November 2, 1999                                               X           10-SB    Jan. 18, 2000     6.12
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.81 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and James W. Benson dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.82 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and Mark Sirangelo dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.83 . . .  Amended and Restated Executive
             Employment Agreement between
             SpaceDev, Inc.,  and Richard B.
             Slansky dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.84 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 950,000 shares)
             dated December 20, 2005                                        X             8-K    Dec. 23, 2005     10.6
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.85 . . .  Non-Plan Stock Option
             Agreement with Mark N.
             Sirangelo dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.86 . . .  Non-Plan Stock Option
             Agreement with Richard B.
             Slansky dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------

10.87 . . .  Falcon Launch Services
             Agreement with Space
             Exploration Technologies
             Corporation dated November 15,
             2005 *                                                         X           8-K/A    Dec. 28, 2005     10.1
-----------------------------------------------------------------------------------------------------------------------


                                   PAGE II-10


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.88 . . .  Amendment No. 1 to the Secured
             Promissory Note with Starsys
             Research Corporation, dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005    10.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.89 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 150,000 shares)
             dated December 20, 2005                                        X             8-K    Dec. 23, 2005     10.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.90 . . .  Inventions and Proprietary
             Information Agreement dated
             December 20, 2005 with James
             W. Benson                                                      X             8-K    Dec. 23, 2005    10.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.91 . . .  Inventions and Proprietary
             Information Agreement  dated
             December 20, 2005 with Mark N.
             Sirangelo                                                      X             8-K    Dec. 23, 2005     10.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.92 . . .  Inventions and Proprietary
             Information Agreement dated
             December 20, 2005 with Richard
             B. Slansky                                                     X             8-K    Dec. 23, 2005     10.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.93 . . .  Statement of Work with Andrews
             Space, Inc. awarded June 27,
             2005                                                           X        10-QSB/A    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------

23.1. . . .  Consent of PKF                                    X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
23.2. . . .  Consent of Clifton Gunderson                      X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
23.3. . . .  Consent of Sheppard, Mullin,
             Richter & Hampton, LLP.
             Reference is made to Exhibits 5.1
             and 8.1                                           X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
24.1. . . .  Power of Attorney                                 X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
99.1. . . .  Form of Proxy - SpaceDev                          X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
99.2. . . .  Form of Proxy - Starsys
             Research Corporation                              X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
99.3. . . .  Consent of Scott Tibbitts to Be
             Named as Prospective Director                     X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
99.4. . . .  Consent of Mark N. Sirangelo to
             Be Named as Prospective
             Director                                          X
-----------------------------------------------------------------------------------------------------------------------

* Confidential treatment requested.


                                   PAGE II-11